FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-257991-12

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated August 12, 2024, may be amended or completed prior to time of sale.

$652,381,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2024-C63
(Central Index Key Number 0002029929)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)
Argentic Real Estate Finance 2 LLC
(Central Index Key Number 0001968416)
JPMorgan Chase Bank, National Association
(Central Index Key Number 0000835271)
National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)
Goldman Sachs Mortgage Company
(Central Index Key Number 0001541502)
Societe Generale Financial Corporation
(Central Index Key Number 0001755531)
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2024-C63

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2024-C63 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2024-C63. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in September 2024. The rated final distribution date for the certificates is the distribution date in August 2057.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description
Class A-1	$9,518,000%		(6)
Class A-3	$65,000,000%		(6)
Class A-SB	$15,597,000%		(6)
Class A-4	(7)%		(6)
Class A-5	(7)%		(6)
Class X-A	$499,772,000	(8)%	Variable(9)
Class X-B	$152,609,000	(10)%	Variable(11)
Class A-S	$101,739,000%		(6)
Class B	$32,128,000%		(6)
Class C	$18,742,000%		(6)

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 67 and page 69, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or priva3te issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, SG Americas Securities, LLC, J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 72.1% of each class of offered certificates, J.P. Morgan Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 17.8% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as co-lead manager and joint bookrunner with respect to approximately 7.0% of each class of offered certificates and SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 3.1% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about August 29, 2024. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately % of the aggregate certificate balance of the offered certificates, plus accrued interest from August 1, 2024, before deducting expenses payable by the depositor.

Wells Fargo Securities	Goldman Sachs & Co. LLC	J.P. Morgan	Société Générale
Co-Lead Managers and Joint Bookrunners
Academy Securities	Drexel Hamilton	Siebert Williams Shank
Co-Managers

August [_], 2024

WFCM 2024-C63

Commercial Mortgage Pass-Through Certificates, Series WFCM 2024-C63
Geographic Overview of Mortgage Pool

Illinois
1 property
$20,000,000
2.8% of total
Wisconsin
2 properties
$22,055,000
3.1% of total
Michigan
1 property
$8,400,000
1.2% of total
Pennsylvania
1 property
$9,992,248
1.4% of total
New York
13 properties
$208,410,742
29.2% of total
New Hampshire
1 property
$15,000,000
2.1% of total
Maryland
1 property
$53,000,000
7.4% of total
South Carolina
1 property
$59,952,149
8.4% of total
Florida
1 property
$46,000,000
6.4% of total
California
2 properties
$120,000,000
16.8% of total
Arizona
3 properties
$62,750,000
8.8% of total
Texas
3 properties
$88,400,000
12.4% of total
Mortgaged Properties by Property Type
Mixed Use 5.9%
Self Storage 1.6%
Industrial 9.1%
Retail 26.9%
Office 16.5%
Multifamily 16.8%
Hospitality 23.2%
% of Cut-Off Date Balance
< 3.0%
3.0% – 10.0%
> 10.0%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
A-1	$9,518,000		$9,171,000		$347,000		30.000%	%	(6)	August 2029	2.68	09/24 - 08/29
A-3	$65,000,000		$62,627,000		$2,373,000		30.000%	%	(6)	July 2031	6.88	07/31 - 07/31
A-SB	$15,597,000		$15,028,000		$569,000		30.000%	%	(6)	June 2034	7.51	08/29 - 06/34
A-4	(7)		(7)		(7)		30.000%	%	(6)	(7)	(7)	(7)
A-5	(7)		(7)		(7)		30.000%	%	(6)	(7)	(7)	(7)
X-A	$499,772,000	(8)	$481,530,000	(8)	$18,242,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
X-B	$152,609,000	(10)	$147,039,000	(10)	$5,570,000	(10)	NAP	%	Variable(11)	NAP	NAP	NAP
A-S	$101,739,000		$98,026,000		$3,713,000		15.750%	%	(6)	August 2034	9.96	08/34 - 08/34
B	$32,128,000		$30,955,000		$1,173,000		11.250%	%	(6)	August 2034	9.96	08/34 - 08/34
C	$18,742,000		$18,058,000		$684,000		8.625%	%	(6)	August 2034	9.96	08/34 - 08/34
Non-Offered Certificates
X-D	$18,741,000	(12)	$18,057,000	(12)	$684,000	(12)	NAP	%	Variable(13)	NAP	NAP	NAP
X-F	$13,387,000	(14)	$12,898,000	(14)	$489,000	(14)	NAP	%	Variable(15)	NAP	NAP	NAP
D	$11,601,000		$11,178,000		$423,000		7.000%	%	(6)	August 2034	9.96	08/34 - 08/34
E	$7,140,000		$6,879,000		$261,000		6.000%	%	(6)	August 2034	9.96	08/34 - 08/34
F	$13,387,000		$12,898,000		$489,000		4.125%	%	(6)	August 2034	9.96	08/34 - 08/34
G-RR	$8,924,000		$8,598,000		$326,000		2.875%	%	(6)	August 2034	9.96	08/34 - 08/34
J-RR	$20,527,138		$19,778,138		$749,000		0.000%	%	(6)	August 2034	9.96	08/34 - 08/34
R(16)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. The actual initial Certificate Balances and Notional Amounts may be larger or smaller in connection with any variation in the Certificate Balance of the VRR Interest and/or the Horizontal Risk Retention Certificates following the calculation of the actual fair value of all of the ABS interests (as such term is defined in the Credit Risk Retention Rules) issued by the issuing entity, as described under “Credit Risk Retention” in the Preliminary Prospectus. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D and Class X-F certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	On the closing date, Argentic Real Estate Finance 2 LLC (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters and the initial purchasers the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” and as further described in “Credit Risk Retention—General”.
(3)	The approximate initial credit support set forth for the certificates are approximate and, for the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(6)	The pass-through rates for the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(7)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of the certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $409,657,000, subject to a variance of plus or minus 5%. In the event that the Class A-5 certificates are issued with an initial certificate balance of $409,657,000, the Class A-4 certificates will not be issued.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$0 – $200,000,000	NAP – July 2034	NAP – 9.83	NAP / 06/34 - 07/34
Class A-5	$209,657,000 – $409,657,000	August 2034 – August 2034	9.85 – 9.88	06/34 - 08/34 / 07/34 - 08/34
3

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.
(15)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(16)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	28
Summary of Risk Factors	67
Risk Factors	69
Risks Related to Market Conditions and Other External Factors	69
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	69
Risks Relating to the Mortgage Loans	70
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	70
Risks of Commercial and Multifamily Lending Generally	71
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	72
General	72
A Tenant Concentration May Result in Increased Losses	73
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	74
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	74
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	75
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	75
Early Lease Termination Options May Reduce Cash Flow	76
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	77
Retail Properties Have Special Risks	77
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	78
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	79
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	79
Hospitality Properties Have Special Risks	81
Risks Relating to Affiliation with a Franchise or Hotel Management Company	82
Multifamily Properties Have Special Risks	83
Residential Cooperative Properties Have Special Risks	87
Office Properties Have Special Risks	91
Industrial Properties Have Special Risks	93
Mixed Use Properties Have Special Risks	94
Self Storage Properties Have Special Risks	95
Condominium Ownership May Limit Use and Improvements	96
Leased Fee Properties Have Special Risks	97
Mortgaged Properties Leased to Government Tenants Have Special Risks	98
Golf Courses Have Special Risks	98
Water Parks Have Special Risks	99
Cold Storage Properties Have Special Risks	100
Parking Properties Have Special Risks	101
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	102
5

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	103
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	104
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	105
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	106
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	107
Risks Related to Zoning Non-Compliance and Use Restrictions	110
Risks Relating to Inspections of Properties	111
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	112
Insurance May Not Be Available or Adequate	112
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	113
Terrorism Insurance May Not Be Available for All Mortgaged Properties	114
Risks Associated with Blanket Insurance Policies or Self-Insurance	115
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	115
Limited Information Causes Uncertainty	116
Historical Information	116
Ongoing Information	116
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	117
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	118
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	119
Static Pool Data Would Not Be Indicative of the Performance of this Pool	119
Appraisals May Not Reflect Current or Future Market Value of Each Property	120
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	123
The Borrower’s Form of Entity May Cause Special Risks	123
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	126
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	127
Other Financings or Ability to Incur Other Indebtedness Entails Risk	128
Tenancies-in-Common May Hinder Recovery	130
Risks Relating to Enforceability of Cross-Collateralization	131
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	131
Risks Associated with One Action Rules	131
State Law Limitations on Assignments of Leases and Rents May Entail Risks	132
Various Other Laws Could Affect the Exercise of Lender’s Rights	132
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	133
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	134
6

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	134
Risks Related to Ground Leases and Other Leasehold Interests	135
Increases in Real Estate Taxes May Reduce Available Funds	137
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	137
Risks Related to Conflicts of Interest	138
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	138
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	141
Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer	142
Potential Conflicts of Interest of the Operating Advisor	146
Potential Conflicts of Interest of the Asset Representations Reviewer	146
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	147
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	149
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan	151
Other Potential Conflicts of Interest May Affect Your Investment	151
Other Risks Relating to the Certificates	152
EU Securitization Regulation and UK Securitization Regulation	152
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	155
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	158
General	158
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	159
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	161
Losses and Shortfalls May Change Your Anticipated Yield	161
Risk of Early Termination	162
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	162
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	163
You Have Limited Voting Rights	163
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	164
You Have Limited Rights to Replace each Applicable Master Servicer, each Applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	166
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	167
Risks Relating to Modifications of the Mortgage Loans	168
7

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	169
Risks Relating to Interest on Advances and Special Servicing Compensation	171
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	171
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	171
The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	173
Each Applicable Master Servicer, any Sub-Servicer, Each Applicable Special Servicer, the Trustee, the Certificate Administrator, the NCB Back-Up Advancing Agent or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	173
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	173
Tax Considerations Relating to Foreclosure	173
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	174
REMIC Status	175
Material Federal Tax Considerations Regarding Original Issue Discount	175
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules	175
General Risks	177
The Certificates May Not Be a Suitable Investment for You	177
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	177
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	178
Other Events May Affect the Value and Liquidity of Your Investment	178
The Certificates Are Limited Obligations	178
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	179
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	179
Description of the Mortgage Pool	181
General	181
Co-Originated Whole Loans and Third-Party Originated Mortgage Loans	183
Certain Calculations and Definitions	184
Definitions	185
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	197
Mortgage Pool Characteristics	200
Overview	200
Property Types	201
Retail Properties	202
Hospitality Properties	202
Multifamily Properties	203
Office Properties	204
Industrial Properties	205
Mixed Use Properties	205
8

Self Storage Properties	205
Specialty Use Concentrations	205
Significant Obligors	206
Mortgage Loan Concentrations	206
Top Fifteen Mortgage Loans	206
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	207
Geographic Concentrations	208
Mortgaged Properties with Limited Prior Operating History	209
Tenancies-in-Common or Diversified Ownership	209
Condominium and Other Shared Interests	209
Residential Cooperatives	211
Fee & Leasehold Estates; Ground Leases	211
Environmental Considerations	213
Redevelopment, Renovation and Expansion	215
Assessment of Property Value and Condition	216
Litigation and Other Considerations	216
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	218
Tenant Issues	220
Tenant Concentrations	220
Lease Expirations and Terminations	220
Expirations	220
Terminations	221
Other	223
Purchase Options and Rights of First Refusal	223
Affiliated Leases	224
Competition from Certain Nearby Properties	224
Insurance Considerations	225
Use Restrictions	226
Appraised Value	227
Non-Recourse Carveout Limitations	228
Real Estate and Other Tax Considerations	229
Delinquency Information	230
Certain Terms of the Mortgage Loans	231
Amortization of Principal	231
Payment Due Dates; Interest Rates; Calculations of Interest	231
Single Purpose Entity Covenants	232
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	232
Voluntary Prepayments	234
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	235
Defeasance	236
Releases; Partial Releases	237
Escrows	238
Mortgaged Property Accounts	239
Exceptions to Underwriting Guidelines	240
Additional Indebtedness	242
General	242
Whole Loans	242
Mezzanine Indebtedness	243
Other Secured Indebtedness	244
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.	244
Preferred Equity	246
9

Other Unsecured Indebtedness	247
The Whole Loans	248
General	248
The Serviced Pari Passu Whole Loans	252
Intercreditor Agreement	253
Control Rights with respect to Serviced Pari Passu Whole Loans	253
Certain Rights of each Non-Controlling Holder	254
Sale of Defaulted Mortgage Loan	255
The Non-Serviced Pari Passu Whole Loans	255
Intercreditor Agreement	255
Control Rights	256
Certain Rights of each Non-Controlling Holder	256
Custody of the Mortgage File	258
Sale of Defaulted Mortgage Loan	258
The Non-Serviced AB Whole Loan	258
Additional Information	268
Transaction Parties	268
The Sponsors and Mortgage Loan Sellers	268
Wells Fargo Bank, National Association	268
General	268
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	269
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	270
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	275
Compliance with Rule 15Ga-1 under the Exchange Act	277
Retained Interests in This Securitization	281
Argentic Real Estate Finance 2 LLC	281
General	281
Argentic’s Securitization Program	281
Argentic’s Underwriting Standards and Processes	282
Review of Mortgage Loans for Which Argentic is the Sponsor	287
Compliance with Rule 15Ga-1 under the Exchange Act	289
Retained Interests in This Securitization	289
JPMorgan Chase Bank, National Association	289
General	289
JPMCB’s Securitization Program	290
Review of JPMCB Mortgage Loans	291
JPMCB’s Underwriting Standards and Processes	293
Compliance with Rule 15Ga-1 under the Exchange Act	298
Retained Interests in This Securitization	301
National Cooperative Bank, N.A.	301
General	301
Goldman Sachs Mortgage Company	309
General	309
GSMC’s Commercial Mortgage Securitization Program	310
Review of GSMC Mortgage Loans	310
The Goldman Originator	312
Goldman Originator’s Underwriting Guidelines and Processes	313
Servicing	319
Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines	319
Compliance with Rule 15Ga-1 under the Exchange Act	320
Retained Interests in This Securitization	320
Societe Generale Financial Corporation	320
10

General	320
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	320
Societe Generale Financial Corporation’s Underwriting Standards	322
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	326
Compliance with Rule 15Ga-1 under the Exchange Act	328
Retained Interests in This Securitization	328
The Depositor	329
The Issuing Entity	329
The Certificate Administrator and Trustee	330
The Master Servicers	333
Wells Fargo Bank, National Association	333
National Cooperative Bank, N.A.	338
The NCB Back-Up Advancing Agent	342
The Special Servicers	347
Argentic Services Company LP	347
National Cooperative Bank, N.A.	350
The Operating Advisor and Asset Representations Reviewer	353
Credit Risk Retention	355
General	355
Qualifying CRE Loans; Required Credit Risk Retention Percentage	357
Material Terms of the Eligible Vertical Interest	357
Material Terms of the Eligible Horizontal Residual Interest	357
The Retaining Party	359
Determination of Amount of Required Horizontal Credit Risk Retention	359
General	359
Treasury-Priced Principal Balance Certificates	360
Treasury Yield Curve	360
Credit Spread Determination for Treasury-Priced Principal Balance Certificates	360
Discount Yield Determination for Treasury-Priced Principal Balance Certificates	361
Determination of Class Sizes for Treasury-Priced Principal Balance Certificates	362
Target Price or Target Coupon Determination for Treasury-Priced Principal Balance Certificates	362
Determination of Assumed Certificate Coupon for Treasury-Priced Principal Balance Certificates	363
Determination of Expected Price for Treasury-Priced Principal Balance Certificates	363
Treasury Priced Class X Certificates	364
Determination of Treasury Yield Curve for Treasury Priced Class X Certificates	364
Credit Spread Determination for Treasury Priced Class X Certificates	365
Discount Yield Determination for Treasury Priced Class X Certificates	365
Determination of Scheduled Certificate Interest Payments for Treasury Priced Class X Certificates	365
Determination of Interest-Only Expected Price	366
Yield Priced Certificates	366
Determination of Class Sizes of the Yield Priced Certificates	366
Weighted Average Life of Certificates	366
Calculation of Fair Value of All ABS Interests	366
Hedging, Transfer and Financing Restrictions	367
Operating Advisor	368
Representations and Warranties	370
Description of the Certificates	372
11

General	372
Distributions	374
Method, Timing and Amount	374
Available Funds	375
Priority of Distributions	376
Pass-Through Rates	380
Interest Distribution Amount	381
Principal Distribution Amount	382
Certain Calculations with Respect to Individual Mortgage Loans	384
Application Priority of Mortgage Loan Collections or Whole Loan Collections	385
Allocation of Yield Maintenance Charges and Prepayment Premiums	388
Assumed Final Distribution Date; Rated Final Distribution Date	390
Prepayment Interest Shortfalls	391
Subordination; Allocation of Realized Losses	393
Reports to Certificateholders; Certain Available Information	395
Certificate Administrator Reports	395
Information to be Provided to Risk Retention Consultation Party	402
Information Available Electronically	402
Voting Rights	408
Delivery, Form, Transfer and Denomination	408
Book-Entry Registration	409
Definitive Certificates	412
Certificateholder Communication	412
Access to Certificateholders’ Names and Addresses	412
Requests to Communicate	412
List of Certificateholders	413
Description of the Mortgage Loan Purchase Agreements	414
General	414
Dispute Resolution Provisions	424
Asset Review Obligations	425
Pooling and Servicing Agreement	425
General	425
Assignment of the Mortgage Loans	425
Servicing Standard	426
Subservicing	428
Advances	429
P&I Advances	429
Servicing Advances	430
Nonrecoverable Advances	431
Recovery of Advances	432
Accounts	434
Withdrawals from Each Applicable Collection Account	436
Servicing and Other Compensation and Payment of Expenses	439
General	439
Master Servicing Compensation	444
Special Servicing Compensation	447
Disclosable Special Servicer Fees	452
Certificate Administrator and Trustee Compensation	453
Operating Advisor Compensation	453
Asset Representations Reviewer Compensation	454
CREFC® Intellectual Property Royalty License Fee	455
Appraisal Reduction Amounts	455
Maintenance of Insurance	463
12

Modifications, Waivers and Amendments	466
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	473
Inspections	476
Collection of Operating Information	477
Special Servicing Transfer Event	477
Asset Status Report	481
Realization Upon Mortgage Loans	485
Sale of Defaulted Loans and REO Properties	487
The Directing Certificateholder	490
General	490
Major Decisions	492
Asset Status Report	497
Replacement of a Special Servicer	497
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	497
Servicing Override	500
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	501
Rights of the Holders of Serviced Pari Passu Companion Loans	501
Limitation on Liability of Directing Certificateholder	501
The Risk Retention Consultation Party	502
General	502
Limitation on Liability of Risk Retention Consultation Party	503
The Operating Advisor	503
General	503
Duties of Operating Advisor at All Times	504
Annual Report	506
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	507
Recommendation of the Replacement of a Special Servicer	507
Eligibility of Operating Advisor	508
Other Obligations of Operating Advisor	509
Delegation of Operating Advisor’s Duties	510
Termination of the Operating Advisor With Cause	510
Rights Upon Operating Advisor Termination Event	511
Waiver of Operating Advisor Termination Event	511
Termination of the Operating Advisor Without Cause	512
Resignation of the Operating Advisor	512
Operating Advisor Compensation	512
The Asset Representations Reviewer	513
Asset Review	513
Asset Review Trigger	513
Asset Review Vote	514
Review Materials	515
Asset Review	516
Eligibility of Asset Representations Reviewer	518
Other Obligations of Asset Representations Reviewer	518
Delegation of Asset Representations Reviewer’s Duties	519
Asset Representations Reviewer Termination Events	519
Rights Upon Asset Representations Reviewer Termination Event	520
Termination of the Asset Representations Reviewer Without Cause	520
Resignation of Asset Representations Reviewer	521
Asset Representations Reviewer Compensation	521
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Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party	521
Replacement of a Special Servicer Without Cause	522
Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote	524
Resignation of a Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	526
Termination of a Master Servicer or Special Servicer for Cause	526
Servicer Termination Events	526
Rights Upon Servicer Termination Event	528
Waiver of Servicer Termination Event	529
Resignation of a Master Servicer or Special Servicer	530
Limitation on Liability; Indemnification	530
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	534
Dispute Resolution Provisions	534
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	534
Repurchase Request Delivered by a Party to the PSA	535
Resolution of a Repurchase Request	535
Mediation and Arbitration Provisions	538
Servicing of the Non-Serviced Mortgage Loans	540
General	540
Servicing of the Bridge Point Rancho Cucamonga Mortgage Loan	543
Servicing of the St. Johns Town Center Mortgage Loan, the Arizona Grand Resort and Spa Mortgage Loan and the 900 North Michigan Mortgage Loan	544
Servicing of the 680 Madison Avenue Mortgage Loan	544
Servicing of the Dallas Market Center Mortgage Loan	545
Rating Agency Confirmations	545
Evidence as to Compliance	548
Limitation on Rights of Certificateholders to Institute a Proceeding	549
Termination; Retirement of Certificates	549
Amendment	551
Resignation and Removal of the Trustee, the Certificate Administrator and the NCB Back-Up Advancing Agent	554
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	556
Certain Legal Aspects of Mortgage Loans	556
General	558
Types of Mortgage Instruments	558
Leases and Rents	558
Personalty	559
Foreclosure	559
General	559
Foreclosure Procedures Vary from State to State	559
Judicial Foreclosure	560
Equitable and Other Limitations on Enforceability of Certain Provisions	560
Nonjudicial Foreclosure/Power of Sale	560
Public Sale	561
Rights of Redemption	562
Anti-Deficiency Legislation	562
Leasehold Considerations	563
Cooperative Shares	563
Bankruptcy Laws	564
14

Environmental Considerations	571
General	571
Superlien Laws	571
CERCLA	571
Certain Other Federal and State Laws	572
Additional Considerations	573
Due-on-Sale and Due-on-Encumbrance Provisions	573
Subordinate Financing	573
Default Interest and Limitations on Prepayments	574
Applicability of Usury Laws	574
Americans with Disabilities Act	574
Servicemembers Civil Relief Act	575
Anti-Money Laundering, Economic Sanctions and Bribery	575
Potential Forfeiture of Assets	575
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	576
Pending Legal Proceedings Involving Transaction Parties	579
Use of Proceeds	579
Yield and Maturity Considerations	579
Yield Considerations	579
General	579
Rate and Timing of Principal Payments	580
Losses and Shortfalls	581
Certain Relevant Factors Affecting Loan Payments and Defaults	582
Delay in Payment of Distributions	583
Yield on the Certificates with Notional Amounts	583
Weighted Average Life	583
Pre-Tax Yield to Maturity Tables	588
Material Federal Income Tax Considerations	592
General	592
Qualification as a REMIC	592
Status of Offered Certificates	594
Taxation of Regular Interests	595
General	595
Original Issue Discount	595
Acquisition Premium	597
Market Discount	598
Premium	599
Election To Treat All Interest Under the Constant Yield Method	599
Treatment of Losses	600
Yield Maintenance Charges and Prepayment Premiums	600
Sale or Exchange of Regular Interests	601
Taxes That May Be Imposed on a REMIC	601
Prohibited Transactions	601
Contributions to a REMIC After the Startup Day	602
Net Income from Foreclosure Property	602
REMIC Partnership Representative	602
Taxation of Certain Foreign Investors	603
FATCA	604
Backup Withholding	604
Information Reporting	604
3.8% Medicare Tax on “Net Investment Income”	605
Reporting Requirements	605
15

Certain State and Local Tax Considerations	605
Method of Distribution (Conflicts of Interest)	606
Incorporation of Certain Information by Reference	609
Where You Can Find More Information	610
Financial Information	610
Certain ERISA Considerations	610
General	610
Plan Asset Regulations	611
Administrative Exemptions	612
Insurance Company General Accounts	614
Legal Investment	615
Legal Matters	616
Ratings	616
Index of Defined Terms	619

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1]

16

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, ANY MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE NCB BACK-UP ADVANCING AGENT, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES

17

GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex-A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
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●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the WFCM 2024-C63 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN

19

EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING

20

THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE

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INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN

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A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (AS AMENDED, THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY POTENTIAL INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

IN ADDITION, NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS, AT ANY TIME, TO TAKE ANY ACTION IN RESPECT OF THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES FOR PURPOSES OF, OR IN CONNECTION WITH, ANY PERSON’S COMPLIANCE WITH ANY FUTURE UK SECURITIZATION RULES (AS DEFINED BELOW).

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN

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REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE

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AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL

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NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “Japanese Retention Requirement”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S

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PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2024-C63.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202–0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.
Issuing Entity	Wells Fargo Commercial Mortgage Trust 2024-C63, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	JPMorgan Chase Bank, National Association, a national banking association
●	National Cooperative Bank, N.A., a national banking association
●	Goldman Sachs Mortgage Company, a New York limited partnership
●	Societe Generale Financial Corporation, a Delaware corporation
These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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The originators of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	JPMorgan Chase Bank, National Association, a national banking association
●	National Cooperative Bank, N.A., a national banking association
●	Goldman Sachs Bank USA, a national banking association
●	Societe Generale Financial Corporation, a Delaware corporation
●	National Consumer Cooperative Bank, a federally chartered corporation
The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:
Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association(2)(3)(4)		3	$174,952,149	24.5%
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	4	144,150,000	20.2
Argentic Real Estate Finance 2 LLC	Argentic Real Estate Finance 2 LLC	7	137,550,000	19.3
National Cooperative Bank, N.A.	National Consumer Cooperative Bank or National Cooperative Bank, N.A.(5)	9	85,252,990	11.9
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	2	70,000,000	9.8
Goldman Sachs Mortgage Company	Goldman Sachs Bank USA	2	42,000,000	5.9
Wells Fargo Bank, National Association / Goldman Sachs Mortgage Company(6)		1	38,000,000	5.3
Societe Generale Financial Corporation	Societe Generale Financial Corporation	2	22,055,000	3.1
Total		30	$713,960,139	100.0%

(1)                                         Certain of the mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.

(2)                                         The Grapevine Mills mortgage loan (8.4%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association and JPMorgan

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Chase Bank, National Association. The Grapevine Mills mortgage loan is evidenced by two (2) promissory notes: (i) note A-1-1 with an outstanding principal balance of $40,000,000 as of the cut-off date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller and (ii) note A-2-2 with an outstanding principal balance of $20,000,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.

(3)                                         The Marriott Myrtle Beach Grande Dunes Resort mortgage loan (8.4%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. The Marriott Myrtle Beach Grande Dunes Resort mortgage loan is evidenced by two (2) promissory notes: (i) note A-1 with an outstanding principal balance of $44,964,112 as of the cut-off date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller; and (ii) note A-2 with an outstanding principal balance of $14,988,037 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.

(4)                                         The 610 Newport Center mortgage loan (7.7%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. The 610 Newport Center mortgage loan is evidenced by four (4) promissory notes: (i) note A-1 and note A-2-2 with an aggregate outstanding principal balance of $33,000,000 as of the cut-off date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller; and (ii) note A-3 and note A-4-2 with an aggregate outstanding principal balance of $22,000,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.

(5)                                         With respect to the mortgage loans to be contributed by National Cooperative Bank, N.A., eight (8) of such mortgage loans (10.5%) were originated by National Consumer Cooperative Bank and one (1) such mortgage loan (1.4%) was originated by National Cooperative Bank, N.A.

(6)                                         The Arizona Grand Resort and Spa mortgage loan (5.3%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association and Goldman Sachs Mortgage Company. The Arizona Grand Resort and Spa mortgage loan is evidenced by two (2) promissory notes: (i) note A-2-2 with an outstanding principal balance of $8,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller; and (ii) note A-3 with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
Master Servicers	Wells Fargo Bank, National Association is expected to act as the master servicer under the pooling and servicing agreement with respect to twenty-one (21) of the mortgage loans (88.1%). National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to nine (9) of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.) (11.9%). Each master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”
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below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.
The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Special Servicers	Argentic Services Company LP, a Delaware limited partnership, is expected to be the general special servicer with respect to the mortgage loans (other than any excluded special servicer loans) with respect to twenty-one (21) of the mortgage loans (88.1%). National Cooperative Bank, N.A. will act as the special servicer with respect to nine (9) of the mortgage loans (11.9%) (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.). Argentic Services Company LP and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The applicable special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain special servicer decisions and major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of Argentic Services Company LP
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are located at 500 North Central Expressway, Suite 261, Plano, Texas 75074. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.
If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer with respect to such excluded special servicer loan will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
Argentic Services Company LP is expected to be appointed as the general special servicer by Argentic Securities Income USA 2 LLC, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. Argentic Securities Income USA 2 LLC is also expected to consent to the
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appointment of National Cooperative Bank, N.A. as special servicer with respect to the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Trustee	Computershare Trust Company, N.A. will act as trustee. The corporate trust offices of Computershare Trust Company, N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, N.A. will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices), and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

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The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
NCB Back-Up Advancing Agent	Deutsche Bank National Trust Company, a national banking association will be the NCB back-up advancing agent. In the event that the NCB master servicer fails to make any required advance, the NCB back-up advancing agent will be obligated to make such advance unless the NCB back-up advancing agent determines that such advance would be nonrecoverable. See “Transaction Parties—The NCB Back-Up Advancing Agent” and “Pooling and Servicing Agreement—Advances”.
Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans and (ii) any excluded loan
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as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”. To the extent permitted by the related co-lender agreements, the directing certificateholder will also have certain consultation rights in certain circumstances with respect to non-serviced mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.
The controlling class will be, as of any date of determination, the most subordinate class of the Class G-RR and Class J-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class J-RR certificates.

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It is expected that on the closing date (i) Argentic Securities Holdings 2 Cayman Limited, an affiliate of Argentic Real Estate Finance 2 LLC and Argentic Services Company LP, will be the holder of the “eligible vertical interest” (referred to herein as the “VRR Interest”), and the holder of the “eligible horizontal residual interest”, which will be comprised of the Class G-RR and Class J-RR certificates (other than the portion that comprises the VRR Interest as described in “Credit Risk Retention”), (ii) Argentic Securities Income USA 2 LLC or an affiliate is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loans, or (b) any excluded loan with respect to the directing certificateholder) and (iii) Argentic CMBS Holdings II Limited is expected to purchase the Class X-F and Class F certificates.
Each entity identified as an “Initial Directing Party” in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the non-serviced mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. Argentic Real Estate Finance 2 LLC will retain the right to appoint a risk retention consultation party but will not be appointing a risk retention consultation party on the closing date. For the avoidance of doubt, as of the closing date there will be no risk retention consultation party; provided that if Argentic Services Company LP or an affiliate thereof is appointed as the risk retention
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consultation party and Argentic Services Company LP, as General Special Servicer, is processing any action that requires consultation with the risk retention consultation party, Argentic Services Company LP, as General Special Servicer, will not be required to consult with the risk retention consultation party.
With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party (or the holder of the VRR Interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of the mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in August 2024 (or, in the case of any mortgage loan that has its first payment due date in September 2024, the date that would have been its payment due date in August 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about August 29, 2024.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in September 2024.

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Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Maryland, North Carolina, Ohio, Kansas, Pennsylvania, Texas, or any of the jurisdictions in which the respective primary servicing offices of any master servicer or special servicer or the corporate trust offices of any of the certificate administrator, the trustee or the NCB back-up advancing agent are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date; Rated Final Distribution

Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the

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Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	August 2029
Class A-3	July 2031
Class A-SB	June 2034
Class A-4	NAP – July 2034(1)(2)
Class A-5	August 2034 – August 2034(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	August 2034
Class B	August 2034
Class C	August 2034

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-4 certificates ranging from $0 to $200,000,000.
(2)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-5 certificates ranging from $209,657,000 to $409,657,000. In the event that the Class A-5 certificates are issued with an initial certificate balance of $409,657,000, the Class A-4 certificates will not be issued.
The rated final distribution date will be the distribution date in August 2057.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the NCB back-up advancing agent, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2024-C63:
●	Class A-1
●	Class A-3
●	Class A-SB
●	Class A-4
●	Class A-5
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C
The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount(1)	Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(3)
Class A-1	$9,518,000	$9,171,000	$347,000	1.333%	30.000%
Class A-3	$65,000,000	$62,627,000	$2,373,000	9.104%	30.000%
Class A-SB	$15,597,000	$15,028,000	$569,000	2.185%	30.000%
Class A-4	(4)	(4)	(4)	(4)	30.000%
Class A-5	(4)	(4)	(4)	(4)	30.000%
Class X-A	$499,772,000	$481,530,000	$18,242,000	NAP	NAP
Class X-B	$152,609,000	$147,039,000	$5,570,000	NAP	NAP
Class A-S	$101,739,000	$98,026,000	$3,713,000	14.250%	15.750%
Class B	$32,128,000	$30,955,000	$1,173,000	4.500%	11.250%
Class C	$18,742,000	$18,058,000	$684,000	2.625%	8.625%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	On the closing date, Argentic Real Estate Finance 2 LLC (a sponsor and an affiliate of the special servicer) will cause a majority owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Initial Retained Certificate Balance or Notional Amount” as described in “Credit Risk Retention”.
(3)	The approximate initial credit support with respect to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates in the aggregate.

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(4)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balance of the Class A-4 certificates is expected to be within the range of $0 - $200,000,000 (0.000% - 28.013% of the Initial Pool Balance) and the initial certificate balance of the Class A-5 certificates is expected to be within the range of $209,657,000 - $409,657,000 (29.365% - 57.378% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $409,657,000 subject to a variance of plus or minus 5%. In the event that the Class A-5 certificates are issued with an initial certificate balance of $409,657,000, the Class A-4 certificates will not be issued.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1%
Class A-3%
Class A-SB	%
Class A-4%
Class A-5%
Class X-A	%
Class X-B	%
Class A-S	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class
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of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by any special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each applicable master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to (1) with respect to each serviced mortgage loan (other than any mortgage loan sold to the depositor by National Cooperative Bank, N.A.), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate equal to 0.00250% per annum, (2) with respect to each mortgage loan sold to the depositor by National Cooperative Bank, N.A., a master servicing fee rate equal to 0.08000% per annum and a primary servicing fee rate equal to 0.00000% per annum, (3) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00250% per annum, plus the

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primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (4) with respect to each serviced companion loan, a primary servicing fee rate equal to 0.00250% per annum.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to (a) with respect to Argentic Services Company LP, the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of $2,500. No special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by applicable master servicer or special servicer, respectively, out of the fees described above.
Each applicable master servicer and special servicer is also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01348%. The trustee fee and the NCB back-up advancing agent fee are each payable by the certificate administrator from the certificate administrator fee.
The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan but excluding any related companion loan) at a per annum
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rate equal to 0.00172%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00035%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of a Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement,
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as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
NON-SERVICED MORTGAGE LOANS
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Bridge Point Rancho Cucamonga	0.00375% per annum	0.25% per annum
St. Johns Town Center	0.00125% per annum	0.25% per annum(2)
680 Madison Avenue	0.00125% per annum	0.25% per annum(2)
Arizona Grand Resort and Spa	0.00125% per annum	0.25% per annum(2)
Dallas Market Center	0.00250% per annum	0.25% per annum(3)
900 North Michigan	0.00125% per annum	0.25% per annum(2)
(1)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the Servicing Fee Rate.
(2)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.
(3)	Such fee rate is subject to a minimum amount equal to $5,000 for any month in which such fee is payable.

Distributions

A. Amount and Order of

Distributions on

Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates;

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Second, to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (d) fourth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (e) fifth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates remaining outstanding, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;
Third, to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, to reimburse the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class;
Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates, first, in an amount equal to any previously unreimbursed losses on the mortgage loans

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allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fifth, to the Class B certificates, as follows: (a) to interest on the Class B certificates, up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Sixth, to the Class C certificates, as follows: (a) to interest on the Class C certificates, up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Seventh, to the non-offered certificates (other than the Class X-D, Class X-F and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
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A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates and, therefore, the amount of interest they accrue.
Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A(1), Class X-B(1), Class X-D(1)(2) and Class X-F(1)(2) certificates

Class A-S certificates

Class B certificates

Class C certificates

Non-offered certificates(3)

(1)	The Class X-A, Class X-B, Class X-D and Class X-F certificates are interest-only certificates.
(2)	The Class X-D and Class X-F certificates are non-offered certificates.
(3)	Other than the Class X-D, Class X-F and Class R certificates.
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Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that any special servicer is entitled to receive;
●	interest on advances made by any master servicer, any special servicer, the trustee or the NCB back-up advancing agent (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

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In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by any master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be nonrecoverable. None of the master servicers, nor the trustee or NCB back-up advancing agent will be required to advance balloon payments due at maturity principal in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If the general master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If the NCB master servicer fails to make a required advance, the NCB back-up advancing agent will be required to make the advance, unless the NCB back-up advancing agent determines that the advance would be nonrecoverable. If the NCB back-up advancing agent fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the applicable master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the NCB back-up advancing

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agent, the operating advisor, the asset representations reviewer and the CREFC® license fee.
Neither master servicer nor the trustee or NCB back-up advancing agent will make, or be permitted to make, any principal or interest advance with respect to any companion loan and neither special servicer will make any principal or interest advance with respect to any mortgage loan or companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
No special servicer will have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If any special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.
If the general master servicer fails to make a required advance of this type, the trustee will be required to make this advance. If the NCB master servicer fails to make a required advance of this type, the NCB back-up advancing agent will be required to make this advance, and if the NCB back-up advancing agent fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer, special servicer or the trustee or NCB back-up advancing agent is required to advance amounts determined by such party to be nonrecoverable.

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See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable master servicer (and the trustee and NCB back-up advancing agent, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	Each applicable master servicer, special servicer, the trustee and the NCB back-up advancing agent, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the applicable master servicer nor the trustee or the NCB back-up advancing agent will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.
The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be thirty (30) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes generally secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in thirty (30) commercial, multifamily and/or residential cooperative properties. See “Description of the Mortgage Pool—General”.

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The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $713,960,139.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the thirty (30) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
Bridge Point Rancho Cucamonga	$65,000,000	9.1%	$202,610,000	$162,390,000	34.5%	55.4%	2.73x	1.61x
Grapevine Mills	$60,000,000	8.4%	$190,000,000	N/A	45.6%	45.6%	2.68x	2.68x
Marriott Myrtle Beach Grande Dunes Resort	$59,952,149	8.4%	$39,968,099	N/A	44.8%	44.8%	2.69x	2.69x
610 Newport Center	$55,000,000	7.7%	$30,000,000	N/A	44.5%	44.5%	2.92x	2.92x
St. Johns Town Center	$46,000,000	6.4%	$314,000,000	N/A	47.8%	47.8%	2.09x	2.09x
680 Madison Avenue	$40,000,000	5.6%	$80,000,000	N/A	64.9%	64.9%	1.84x	1.84x
Arizona Grand Resort and Spa	$38,000,000	5.3%	$87,000,000	N/A	39.2%	39.2%	3.76x	3.76x
Dallas Market Center	$22,000,000	3.1%	$215,000,000	N/A	37.2%	37.2%	2.46x	2.46x
900 North Michigan	$20,000,000	2.8%	$160,000,000	N/A	57.1%	57.1%	1.77x	1.77x

(1)	Any unsecuritized pari passu companion loan may be further split.
(2)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loans (or other subordinate debt) or related mezzanine debt.
(3)	Calculated including any related pari passu companion loans and any related subordinate companion loans but excluding any related mezzanine debt.
Each of the Grapevine Mills whole loan, the Marriott Myrtle Beach Grande Dunes Resort whole loan and the 610 Newport Center whole loan will be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. Any information regarding the servicing and administration of such “serviced whole loans”, and related “serviced mortgage loans” and “serviced companion loans” that constitute parts of such serviced whole loans, is presented solely to enhance your understanding of the servicing and administration of the non-serviced whole loans.

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Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Bridge Point Rancho Cucamonga	WFCM 2024-BPRC	9.1%	Wells Fargo Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
St. Johns Town Center	BBCMS 2024-C28(3)	6.4%	Wells Fargo Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
680 Madison Avenue	BMO 2024-C9	5.6%	Midland Loan Services, a Division of PNC Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
Arizona Grand Resort and Spa	BBCMS 2024-C28(3)	5.3%	Wells Fargo Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Dallas Market Center	BANK 2024-BNK47	3.1%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
900 North Michigan	BBCMS 2024-C28(3)	2.8%	Wells Fargo Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party(2)
Bridge Point Rancho Cucamonga	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	BlackRock Strategic Income Opportunities Portfolio
St. Johns Town Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	CMBS 4 Sub 2, LLC
680 Madison Avenue	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA 2 LLC
Arizona Grand Resort and Spa	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	CMBS 4 Sub 2, LLC
Dallas Market Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	RREF V – D AIV RR H, LLC
900 North Michigan	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	CMBS 4 Sub 2, LLC

(1)	Information in this tables is presented as of the closing date of the related securitization or, if such securitizations has not yet closed, reflects information regarding the expected parties to such securitization.
(2)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.
(3)	The BBCMS 2024-C28 securitization transaction is expected to close on or about August 29, 2024.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property) or any related mezzanine debt or preferred equity.
In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of

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the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.
The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$713,960,139
Number of mortgage loans	30
Number of mortgaged properties	30
Range of Cut-off Date Balances	$1,000,000 to $65,000,000
Average Cut-off Date Balance per mortgage loan	$23,798,671
Range of Interest Rates	5.5500% to 7.1000%
Weighted average Interest Rate	6.3267%
Range of original terms to maturity	84 months to 120 months
Weighted average original term to maturity	117 months
Range of remaining terms to maturity	83 months to 120 months
Weighted average remaining term to maturity	116 months
Range of original amortization terms(2)	360 months to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	359 months to 360 months
Weighted average remaining amortization term(2)	360 months
Range of Cut-off Date LTV Ratios(3)(4)(6)	4.6% to 64.9%
Weighted average Cut-off Date LTV Ratio(3)(4)(6)	45.7%
Range of LTV Ratios as of the maturity date(3)(4)(6)	4.0% to 64.9%
Weighted average LTV Ratio as of the maturity date(3)(4)(6)	43.9%
Range of U/W NCF DSCRs(4)(5)(6)	1.27x to 21.45x
Weighted average U/W NCF DSCR(4)(5)(6)	2.52x
Range of U/W NOI Debt Yields(4)(6)	8.7% to 168.1%
Weighted average U/W NOI Debt Yield (4)(6)	17.4%
Percentage of Initial Pool Balance consisting of:
Interest Only	68.4%
Amortizing Balloon	22.4%
Interest Only, Amortizing Balloon	9.2%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes eighteen (18) mortgage loans (68.4%) that are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such mortgage
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loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(4)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s), but excluding any related subordinate companion loan. With respect to the Bridge Point Rancho Cucamonga mortgage loan (9.1%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan. The loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loan are 55.4%, 55.4%, 1.61x and 10.1%, respectively. With respect to the Drum Hill mortgage loan (1.8%), the loan-to-value ratio, debt yield and debt service coverage ratio exclude the related subordinate financing. The loan-to-value ratio as of the cut-off date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate financing are 58.1%, 1.57x and 12.6%, respectively. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness.”
(5)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.
(6)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, one (1) mortgage loan (5.6%) was modified due to a delinquency or were a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan, as set forth below.
With respect to the 680 Madison Avenue mortgage loan (5.6%), the prior loan secured by the related mortgaged
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property went into default in 2021, the prior lenders assumed control of the mortgaged property from the prior owner (who was unaffiliated with the current borrower sponsor) and such prior lenders directed the sale of the mortgaged property to the current borrower. Proceeds from the mortgage loan provided acquisition financing for the borrower’s purchase of the mortgaged property.
See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	With respect to one (1) of the mortgaged properties (9.1%), such mortgaged property (i) was constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) has a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) is a single tenant property subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
With respect to three (3) mortgage loans (19.6%), there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio,
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underwritten management fees, underwritten vacancies, underwritten occupancy, single purpose entity covenants, etc.).
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”.
Additional Aspects of Certificates
Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.

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Credit Risk Retention	Argentic Real Estate Finance 2 LLC, the retaining sponsor, intends to cause Argentic Securities Holdings 2 Cayman Limited, a majority-owned affiliate, to retain (i) an “eligible vertical interest”, in the form of certificates representing approximately 3.65% of the certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) and (ii) an “eligible horizontal residual interest”, in the form of certificates representing approximately 1.40% of the fair value of all of the ABS interests issued, which will be comprised of the Class G-RR and Class J-RR certificates (other than the portion that comprises the VRR Interest) in a manner that satisfies the U.S. credit risk retention requirements. For additional information, see “Credit Risk Retention”.
While Argentic Real Estate Finance 2 LLC will initially satisfy its risk retention requirements in part through the purchase by the retaining party of the vertical risk retention certificates and the horizontal risk retention certificates, the retaining sponsor is permitted under the credit risk retention rules under certain circumstances to transfer the vertical risk retention certificates and the horizontal risk retention certificates to a “third-party purchaser” (as defined in the credit risk retention rules) at any time on or after August 29, 2029. Any such transfer will be subject to the satisfaction of all applicable provisions under the credit risk retention rules.

EU Securitization Regulation and UK

Securitization Regulation	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation.

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In addition, none of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends, at any time, to take any action in respect of the securitization constituted by the issue of the certificates for purposes of, or in connection with, any person’s compliance with any Future UK Securitization Rules.
See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, Thomson Reuters Corporation and RealINSIGHT;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The applicable master servicer’s website initially located at www.wellsfargo.com/com/comintro (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

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The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity; provided that (i) the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) each applicable master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or Substitutions of
Mortgage Loans; Loss

of Value Payment	Under certain circumstances, the related mortgage loan seller (or Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to each mortgage loan that is comprised of multiple promissory notes contributed to this securitization by multiple mortgage loan sellers, including the Grapevine Mills mortgage loan, the Marriott Myrtle Beach Grande Dunes Resort mortgage loan, the 610 Newport Center mortgage loan and the Arizona Grand Resort and Spa mortgage loan, each related mortgage loan seller will be obligated to take the above remediation actions as described under “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of

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Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s), and, in certain cases, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine

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indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will represent one or more REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [__] and Class [__] certificates will represent regular interests issued with original issue discount and that the Class [__] certificates will represent regular interests issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the
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certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans (other than the residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower) are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, hospitality, multifamily, office, industrial, mixed use, self-storage, leased fee and parking) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial, multifamily or manufactured housing mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to
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interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicers, the special servicers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicers, the special servicers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicers, the special servicers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicers, the special servicers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicers, the special servicers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the

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sponsors’, each master servicer’s, each special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise, unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the mortgage loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full, or that the recourse liability of the carveout guarantor will not apply to any action, event or condition arising after the foreclosure of the mortgaged property or similar action by a mortgage lender or an equity foreclosure by a mezzanine lender.

Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. In addition, all residential cooperative mortgage loans do not have separate guarantors for non-recourse carveouts. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the

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borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
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●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur;
●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments

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when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to

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interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it

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would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hospitality Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a

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successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
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●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail

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Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by the tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

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Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property or strip center, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or

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another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. Anchor tenants frequently have the right to go dark (i.e. cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the cotenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

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Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces, pools, swimming facilities and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is

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particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower including, but not limited to, certain tax liabilities related to a REIT borrower structure that is commonly utilized in connection with hospitality properties. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. In addition, the operating advisor may also be an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

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●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

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●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, student tenants having a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	certain properties may be master leased in whole or part and be subject to concentrated vacancy risk in the event of the termination or non-renewal of the related master lease;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.
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Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and
●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be

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less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a(16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a(16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the multifamily properties may be operated as residential cooperative properties whereby, generally, a non-profit residential cooperative corporation owns or leases and operates such property. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks.”

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Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;
●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;
●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;
●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and
●	that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may be subject to rent regulation, rent stabilization or rent control laws as described in “—Multifamily Properties Have Special Risks” above. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property will generally be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the

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tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such

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capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. However, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in calculating underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative

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corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (N/A). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. In addition, each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of Each Applicable Master Servicers and Each Applicable Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the

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condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, as noted above, certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
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●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property;
●	office space used as lab and/or research and development may rely on funds for research and development from government and/or private sources of funding, which may become unavailable; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, the COVID-19 pandemic has resulted in lower than normal utilization levels with respect to office properties and it is uncertain how utilization levels will be impacted over time. In the event that office tenants continue to implement full or partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time after the pandemic ends, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

In addition, WeWork, which filed for Chapter 11 bankruptcy on November 6, 2023, may cancel leases in certain locations in which they had been operating, which cancellations could in turn produce downward pressure on office rents in those locations.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

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Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse

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property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

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Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space. In addition, in certain cases, self-storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws

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applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the

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rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Golf Courses Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a golf course. The successful operation of a golf course is dependent upon maintaining the proper condition of the grass on the golf course, which requires access to a sufficient water supply. The ability of an owner of a golf course to irrigate its course could be adversely impacted due to a drought or other water shortage. A drought of extensive duration could

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adversely affect the operator of a golf course and, accordingly, the ability of the related borrower to perform under the related mortgage loan. We cannot assure you that there will be a sufficient supply of water for the operation of any golf course. In addition, the rights related to water usage are typically governed by state law. Thus, even if the golf course is located in an area with an ample water supply, we cannot assure you that the golf course will have rights to use the water necessary to maintain the course. Furthermore, other natural or man-made conditions may arise that could damage the conditions of the grass on any golf course. In addition, the operations of golf courses may be adversely affected due to adverse weather conditions.

Golf is a recreational activity and therefore subject to discretionary spending on the part of consumers. An adverse change in economic conditions in the United States or in the immediate geographic area or a decrease in consumer confidence as a result of anticipated adverse changes could cause a reduction in the amounts spent at golf courses.

A golf course’s age, condition, design, access to transportation and ability to offer certain amenities to its customers, including equipment rental and dining facilities, all affect the ability of a golf course to compete against other golf courses and clubs in attracting and retaining customers. Construction of competing golf courses may adversely affect revenues at a mortgaged property comprised of a golf course, and may require capital expenditures to keep such mortgaged property’s golf course competitive.

Golf courses compete for members and players based on the overall quality of their facilities (including the quality of customer service), the maintenance of their facilities, available amenities, location and overall value. The number and quality of golf courses in a particular area could have a material effect on the revenue from the membership programs at the related mortgaged property, which could in turn affect the financial performance and results of operations of the related borrower.

The effective management and operation of a golf course is a significant factor affecting the revenues, expenses and value of a golf course. Management of the related mortgaged property will be responsible for, among other things, responding to changes in the local market; insuring that the golf course is well maintained; attracting new members/golf players; promoting the golf course facilities (including scheduling golfing events and tournaments); establishing membership dues, guest fees, green fees and golf cart rentals; overseeing food, beverage and merchandise sales; insuring compliance with local ordinance and regulations applicable to the golf course, and insuring that capital improvements and planned renovations are carried out in a timely fashion.

Repairs, replacements and other expenses to maintain ground conditions and irrigation systems may temporarily suspend the operations, or increase the costs of operating, a golf course.

Water Parks Have Special Risks

Certain of the mortgaged properties are comprised in part, or contain, a water park. Properties with water parks can have higher fixed costs than other hospitality properties or amusement properties in connection with the operation, use and management of the water park facilities. In addition, the success of properties with water parks and the franchise and management business of any related borrowers depends in part upon the ability to attract, motivate and retain a sufficient number of qualified employees, including lifeguards and waterpark maintenance professionals.

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There are inherent risks of accidents or injuries at waterparks, particularly for young children. Potential waterpark accidents and injuries include falls, cuts or other abrasions, concussions and other head injuries, sickness from contaminated water, chlorine-related irritation, injuries resulting from equipment malfunctions and drownings. One or more accidents, injuries or incidents of sicknesses at any waterpark could adversely affect such borrower’s safety reputation among potential customers, decrease overall frequency of visits, increase the cost of or make unavailable the appropriate liability insurance policies and increase operating costs by requiring additional measures to make safety precautions even more visible and effective. If accidents, injuries or sicknesses occur at any such mortgaged property, such borrower may be held liable for costs related to the injuries. In addition, many jurisdictions do not insure against punitive damages, and such borrowers would not be covered if they experienced a judgment including punitive damages. Such borrower’s business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries.

Depending on the location of a water park, occupancy and collections may be highly seasonal. For example, an outdoor water park may only attract customers in the summer months. Demand for water parks may be subject to other market trends and changing consumer preferences.

In addition, because of the unique construction requirements of water parks, the space at those hospitality properties may not be easily converted to other uses. See “—Hospitality Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Cold Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties that operate as refrigerated distribution/warehouse facilities, which we refer to as “cold storage properties”.

Cold storage properties are part of the supply chain linking producers, distributors and retailers of refrigerated, frozen and perishable food products. These temperature controlled warehouses are generally production facilities, distribution centers, “public” or port warehouses. Production warehouses typically serve one or a small number of tenants and customers and are generally used by food processors located nearby. The production warehouse tenants and customers store large quantities of ingredients or partially processed or finished products in the warehouses until they are shipped to the next stage of production or distributed to end markets. Distribution center warehouses primarily store a wide variety of tenants’ and customers’ finished products until future shipment to end users. Each distribution center is typically located in a key distribution hub that services the surrounding regional market. Distribution centers also include “retail” warehouses, which generally store finished products specifically for distribution to one or a small number of local or regional retailers. Public warehouses generally serve the needs of local and regional warehouse tenants and customers. Food manufacturers, processors and retailers use these warehouses to store capacity overflow from their production warehouses or to facilitate cost effective distribution. Port warehouses primarily store goods that are being imported and exported.

Significant factors determining the value of cold storage properties include the quality and mix of customers, the location of the property, availability of labor sources, the age, design and construction quality of the facilities, energy costs, proximity to customers and accessibility

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of rail lines, major roadways and other distribution channels. Site characteristics which are valuable to such a property include high ceiling clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility. Warehousing sales can be seasonal, depending on the timing and availability of livestock, seafood and crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage property’s revenues and operating expenses.

The food industry may be affected by outbreaks of diseases among crops or livestock that could have a negative effect on the supply of the affected products. Livestock diseases such as Asian bird flu may adversely affect consumer demand for related products. Declines in domestic consumption or foreign exports of various foods could lead to a reduced demand for cold storage facilities and negatively impact the related mortgaged properties.

The operator of the cold storage facilities has different arrangements with different customers, many of which do not require the customers to utilize any fixed amount of space at any particular time. However, certain customers agree to utilize a certain amount of space even if it is not fully used during a particular period. All of these agreements tend to be rolling arrangements with their consistent customer base. Although there can be no assurances that customers will continue to enter into their cold storage arrangements from one period to the next, in many cases a customer’s current cold storage provider has a competitive advantage due to the proximity to customer processing plants and familiarity with the logistical requirements for storing and transporting the customer’s products.

An interruption or reduction in demand for a customer’s products or a decline in a particular industry segment could result in a decrease of sales and overall profitability at a cold storage facility. A facility that suited the needs of its original customer may be difficult to relet to another customer, or may become functionally obsolete relative to newer properties. In addition, in certain locations, customers depend upon shipping products in pooled shipments with products of other customers going to the same markets. In these cases, the mix of customers in a cold storage property can significantly influence the cost of delivering products to markets.

Cold storage properties, in particular production facilities dedicated to a single customer, may not be easily convertible to an alternate use and if not used as a cold storage facility, the actual market value of such properties may be substantially lower than its current appraised value.

Cold storage properties are also subject to certain risks specific to industrial and logistics properties. See “—Industrial Properties Have Special Risks”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
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●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

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Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, hospitality, multifamily, office, industrial and mixed use. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more (in the aggregate) of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount)

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are located in New York, California, Texas, Arizona, South Carolina, Maryland and Florida. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s, the trustee’s and the NCB back-up advancing agent’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example:

●	New York City Local Law 97 of 2019 (“Local Law 97”) generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in
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2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.

Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
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●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks (“USTs”)).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse

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effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

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For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling

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heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional

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construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.
Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available

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records, do not customarily involve any contemporaneous site inspection. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls,

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roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any

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difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2024. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

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Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

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Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The

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occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

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Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service

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coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for any master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

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The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

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While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property

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basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically

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applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above, and assumes that such property is operated as a residential cooperative. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws, in particular, but not limited to, any units at a residential cooperative mortgaged property that

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were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative. However, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such

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requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

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Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as tenants-in-common. Tenants-in-common may be restricted in their ability to actively operate a property, and there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor

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group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

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Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the

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related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

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●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 9 on Annex D-1 and the matters scheduled on Annex D-2-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other

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Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of Each Applicable Master Servicers and Each Applicable Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

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Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in

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multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or another similar structure, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you

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that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”).  To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you as to whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents (other than the mortgage loans originated by National Cooperative Bank, N.A.), all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

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The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
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●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties” in this prospectus.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits each applicable special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the applicable master servicer nor the applicable special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest

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in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale

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under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions to representation and warranty no. 36 on Annex D-1 (as indicated on Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate and other tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.

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Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator and a master servicer, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the sponsors’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the interest rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the sponsors’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase

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the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees or affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees or affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, or its majority-owned affiliate is expected to retain the VRR Interest as described in “Credit Risk Retention”, and upon the occurrence of certain conditions as described under “Pooling and Servicing Agreement—Limitation on Liability of Risk Retention Consultation Party”, will have the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, Argentic Real Estate Finance 2 LLC is affiliated with the b-piece buyer and special servicer. While the risk retention consultation party only has consultation rights, the b-piece buyer and special servicer have rights which are not merely consultive. The risk

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retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any such party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, in the event that Argentic Securities Holdings 2 Cayman Limited or its majority-owned affiliates (as holder of the VRR Interest and the “eligible horizontal residual interest”) are a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that Argentic Securities Holdings 2 Cayman Limited or its majority-owned affiliates (as holder of the VRR Interest and “eligible horizontal residual interest”) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, is an affiliate of (i) Argentic Services Company LP, an expected special servicer, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the holder of the “eligible horizontal residual interest”, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this

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securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

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If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth

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in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

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In order to minimize the effect of certain of these conflicts of interest as they relate to each applicable special servicer, for so long as any special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the WFCM 2024-C63 non-offered certificates.

Each applicable master servicer and special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of each applicable master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing

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agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or special servicer, as the case may be, with an economic disincentive to comply with this standard.

It is expected that Argentic Securities Income USA 2 LLC or another affiliate of Argentic Services Company LP will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). Argentic Services Company LP is expected to be appointed by Argentic Securities Income USA 2 LLC (or another affiliate of Argentic Services Company LP) to act as the special servicer.

Additionally, Argentic Services Company LP, the special servicer under the pooling and servicing agreement, is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, (ii) Argentic Securities Income USA 2 LLC, the entity expected to be the initial directing certificateholder, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the holder of the “eligible horizontal residual interest”.

Similarly, it is expected that Wells Fargo Bank, National Association, a sponsor, an originator and a mortgage loan seller, and the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, is also the master servicer under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) the servicer under the WFCM 2024-BPRC trust and servicing agreement, pursuant to which the Bridge Point Rancho Cucamonga whole loan is serviced, (ii) the expected master servicer under the BBCMS 2024-C28 pooling and servicing agreement, pursuant to which the St. Johns Town Center whole loan, the Arizona Grand Resort and Spa whole loan and the 900 North Michigan whole loan are serviced and (iii) the

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general master servicer under the BANK 2024-BNK47 pooling and servicing agreement, pursuant to which the Dallas Market Center whole loan is serviced.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the NCB back-up advancing agent, any master servicer, any special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating

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Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the NCB back-up advancing agent, any master servicer, any special servicer or the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Argentic Securities Income USA 2 LLC will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of any non-serviced whole loan, prior to the securitization of the related controlling companion loan, if applicable or (iii) the directing certificateholder

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(or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer under the pooling and servicing agreement or the applicable special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, any special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to each serviced whole loans, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage

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Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the applicable special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the applicable special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class G-RR and Class J-RR certificates (other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”), which is referred to in this prospectus as the “b-piece buyer” (see

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“Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is expected that Argentic Securities Income USA 2 LLC, or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan and (ii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with each special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Argentic Services Company LP, an expected special servicer for this transaction, is an affiliate of (a) Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, (b) Argentic Securities Holdings 2 Cayman Limited, which is expected to purchase the VRR Interest and the holder of the “eligible horizontal residual interest” (and may purchase certain other classes of certificates), (c) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) and (d) Argentic Securities Income USA 2 LLC or its affiliate, which

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is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan or any excluded loan with respect to the directing certificateholder).

Argentic Services Company LP is expected to act as a special servicer and it or an affiliate assisted Argentic Securities Income USA 2 LLC and/or one or more of its affiliates with its due diligence of certain of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, with respect to a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this

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transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carveout and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations (as defined in the relevant legislation) imposed:

(a)    in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together with the EU Securitization Regulation, the “EU SR Rules”);

(b)    in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c)    in the United Kingdom (“UK”), pursuant to Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and certain related technical standards and official guidance (together with the UK Securitization Regulation, the “UK SR Rules”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain conditions and exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK SR Rules impose certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their

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main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) CRR firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) FCA investment firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations” (and references to “each Securitization Regulation”, “either Securitization Regulation” or “the relevant Securitization Regulation” shall be construed accordingly); (b) the EU SR Rules and the UK SR Rules are referred to together as the “SR Rules”; (c) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (d) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (e) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK SR Rules, a country other than the UK. A reference to the “applicable” Securitization Regulation, SR Rules or SR Investor Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation, the SR Rules or the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the applicable SR Rules) only if, amongst other things:

(i)                    where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than 5% in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation and discloses the risk retention in accordance with the applicable SR Rules;

(ii)                 in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article;

(iii)              in the case of a UK Institutional Investor, it has verified that, where the originator, sponsor or securitization special purpose entity is established in a third country, the relevant entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(iv)               where the originator or original lender is established in a third country, the SR Institutional Investor has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-

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defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting to its management body; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the applicable SR Rules.

It remains unclear, in certain respects, what is and will be required for SR Institutional Investors to demonstrate compliance with the applicable SR Investor Requirements.

Failure to comply with one or more applicable SR Investor Requirements may result in various sanctions, including, in the case of those SR Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitization position acquired by the relevant SR Institutional Investor, or, in certain other cases, a requirement to take corrective action.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the SR Rules. In particular, no such person undertakes to take any action which may be required by any SR Institutional Investor for the purposes of its compliance with any applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any SR Institutional Investor with any SR Investor Requirements.

Consequently, the certificates may not be a suitable investment for any SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

It is expected that, with effect from November 1, 2024, the UK Securitization Regulation and certain related measures will be repealed, and certain new laws, rules and guidance (the “Future UK Securitization Rules”) will be implemented. The scope and requirements of the Future UK Securitization Rules will be broadly similar to those of the UK Securitization Regulation and such related measures, but there will be differences between the two regimes, some of which may be significant for affected parties. The Future UK Securitization Rules will (amongst other things) make provision with regard to the “grandfathering” of any securitization in respect of which the securities were issued during the period from January 1, 2019 to October 31, 2024 (inclusive), such that, to the extent (and subject to the

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conditions) specified in the Future UK Securitization Rules, the relevant securitization will continue to be subject to the UK Securitization Regulation and the applicable related measures, notwithstanding their repeal.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends, at any time, to take any action in respect of the securitization constituted by the issue of the certificates for purposes of, or in connection with, any person’s compliance with any Future UK Securitization Rules.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority, and to make their own assessment, regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the SR Rules and any equivalent or similar requirements (including the Future UK Securitization Rules) and their compliance (where applicable) with the SR Rules or any such other requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the

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assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an

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enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

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Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator, the trustee and the NCB back-up advancing agent are required to maintain certain minimum credit ratings. Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator, the trustee and/or the NCB back-up advancing agent were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the applicable master servicer, the applicable special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, that may include minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement no longer meets such eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator, the trustee and/or the NCB back-up advancing agent or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal

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distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special

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servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

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Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if any master servicer, any special servicer, the trustee or the NCB back-up advancing agent reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made

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from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates (other than the Class R Certificates)as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if a master servicer, the trustee or the NCB back-up advancing agent reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates (other than the Class R Certificates) on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class J-RR certificates, then the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates, and, then, pro rata, the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-3, Class A-SB, Class A-4 or Class A-5 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the certificates will generally be subordinated to those of the holders of the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D and Class X-F certificates, and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See

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“Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or any related controlling companion loan holder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the applicable special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

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The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace each special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although any special servicer under the pooling and servicing agreement or special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan

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documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)            may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)         may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may act solely in its own best interests);

(iii)        does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or in the case of the risk retention consultation party, the holders of the VRR Interest that appointed such risk retention consultation party do not have any duties to any other person);

(iv)      may take actions that favor the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)         will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party for this securitization or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of a Special

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Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the applicable special servicer or the applicable master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace each Applicable Master Servicer, each Applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an

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aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate a master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace any master servicer, any special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of

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default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications

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of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the interest rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by each applicable special servicer may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of each applicable special servicer in maximizing collections for the transaction and the impediments each applicable special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates each applicable special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the applicable special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any

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payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. Notwithstanding the foregoing, pursuant to the related mortgage loan purchase agreement, Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation. We cannot assure you that the sponsors, notwithstanding the existence of any payment guaranty, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the Grapevine Mills mortgage loan, the Marriott Myrtle Beach Grande Dunes Resort mortgage loan, the 610 Newport Center mortgage loan and the Arizona Grand Resort and Spa mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory notes sold by it to the depositor as if the notes contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. It is also possible, that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect. A financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the Trust’s enforcement of the mortgage loan seller’s obligation to repurchase, cure or indemnify.

Each sponsor (or in the case of mortgage loans sold by Societe Generale Financial Corporation, each of that sponsor and Société Générale) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by Societe Generale Financial Corporation, each of that sponsor and Société Générale) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

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Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer, the trustee and the NCB back-up advancing agent will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency, conservatorship or receivership of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not

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successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors to the depositor in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

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The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Each Applicable Master Servicer, any Sub-Servicer, Each Applicable Special Servicer, the Trustee, the Certificate Administrator, the NCB Back-Up Advancing Agent or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of each applicable master servicer, any sub-servicer, each applicable special servicer, the trustee, the certificate administrator, the NCB back-up advancing agent and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect each applicable master servicer’s, any sub-servicer’s or each applicable special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator, the NCB back-up advancing agent and the custodian to perform their respective duties, including the duty of the trustee and the NCB back-up advancing agent to make P&I Advances in the event that the applicable master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types

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of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions of the Code. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the United States Internal Revenue Service Code of 1986, as amended (the “Code”) that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that

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is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the Code.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Argentic Securities Holdings  2 Cayman Limited or any other applicable majority-owned affiliate of Argentic Real Estate Finance 2 LLC (each, an “AREF Repo Seller”), in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between an AREF Repo Seller and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Argentic Real Estate Finance 2 LLC (“Argentic”), Argentic Securities Holdings 2 Cayman Limited or such other AREF Repo Seller to finance a portion of the purchase price of the VRR Interest to be acquired by Argentic Securities Holdings 2 Cayman

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Limited. The VRR Interest will be purchased in order for Argentic to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause Argentic, in its capacity as retaining sponsor, or such applicable AREF Repo Seller, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicers, the special servicers, the certificate administrator, the trustee, the NCB back-up advancing agent, the operating advisor, the asset representations reviewer, Wells Fargo Bank, National Association, Goldman Sachs Mortgage Company or Societe Generale Financial Corporation, makes any representation as to the compliance of Argentic or Argentic Securities Holdings 2 Cayman Limited in any respect with the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which Argentic is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Argentic Securities Holdings 2 Cayman Limited or any other applicable AREF Repo Seller is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause AREF to fail to comply with the Credit Risk Retention Rules.

In connection with the repurchase financing transaction, the AREF Repo Seller and the repurchase counterparty will acknowledge and agree that the applicable AREF Repo Seller’s obligations under the repurchase financing facility are full recourse to it. The applicable AREF Repo Seller will also represent and warrant to the repurchase counterparty that it and Argentic are in compliance with the Credit Risk Retention Rules. In addition, the obligations of such AREF Repo Seller will be secured by the VRR Interest and may be secured by additional CMBS collateral from one or more other transactions or other collateral. Unless accelerated by the repurchase counterparty or terminated early by the applicable AREF Repo Seller, Argentic Securities Holdings 2 Cayman Limited, the end of the term of each repurchase transaction would be on or prior to the assumed final distribution date of the VRR Interest. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral or demand such payments from the applicable AREF Repo Seller. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from the applicable AREF Repo Seller failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of such AREF Repo Seller and not transferring legal title to the VRR Interest back to such Argentic Repo Seller. In addition, such AREF Repo Seller’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility could result in an event of default for all such repurchase finance facilities. Although, under the terms of any repurchase finance facility, the repurchase counterparty will generally agree to not foreclose on the VRR interest (other than defaults related to insolvency, material misrepresentation and fraud) during the period when the VRR Interest is subject to the Credit

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Risk Retention Rules, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in Argentic, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Argentic Securities Holdings 2 Cayman Limited, Argentic or any other AREF Repo Seller upon payment in full of the obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Argentic Securities Holdings 2 Cayman Limited, Argentic or the applicable AREF Repo Seller when due would likely cause the applicable regulatory authority to view Argentic as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or Argentic); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more

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than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity

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will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and

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securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of thirty (30) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $713,960,139 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in August 2024 (or, in the case of any Mortgage Loan that has its first payment due date in September 2024, the date that would have been its payment due date in August 2024 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Nine (9) Mortgage Loans (56.9%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of

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payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association(2)(3)(4)		3	3	$174,952,149	24.5%
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	4	4	144,150,000	20.2
Argentic Real Estate Finance 2 LLC	Argentic Real Estate Finance 2 LLC	7	7	137,550,000	19.3
National Cooperative Bank, N.A.	National Consumer Cooperative Bank or National Cooperative Bank, N.A.(5)	9	9	85,252,990	11.9
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	2	2	70,000,000	9.8
Goldman Sachs Mortgage Company	Goldman Sachs Bank USA	2	2	42,000,000	5.9
Wells Fargo Bank, National Association / Goldman Sachs Mortgage Company(6)		1	1	38,000,000	5.3
Societe Generale Financial Corporation	Societe Generale Financial Corporation	2	2	22,055,000	3.1
Total		30	30	$ 713,960,139	100.0%

(1)	Certain of the Mortgage Loans were co-originated or are part of Whole Loans that were co-originated by the related Mortgage Loan Seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the Mortgage Loan Seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	The Grapevine Mills Mortgage Loan (8.4%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. The Grapevine Mills Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-1-1 with an outstanding principal balance of $40,000,000 as of the Cut-off Date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller and (ii) note A-2-2 with an outstanding principal balance of $20,000,000 as of the Cut-off Date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.
(3)	The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (8.4%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-1 with an outstanding principal balance of
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$44,964,112 as of the Cut-off Date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller; and (ii) note A-2 with an outstanding principal balance of $14,988,037 as of the Cut-off Date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.

(4)	The 610 Newport Center Mortgage Loan (7.7%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. The 610 Newport Center Mortgage Loan is evidenced by four (4) promissory notes: (i) note A-1 and note A-2-2 with an aggregate outstanding principal balance of $33,000,000 as of the Cut-off Date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller; and (ii) note A-3 and note A-4-2 with an aggregate outstanding principal balance of $22,000,000 as of the Cut-off Date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.
(5)	With respect to the Mortgage Loans to be contributed by National Cooperative Bank, N.A., eight (8) of such Mortgage Loans (10.5%) were originated by National Consumer Cooperative Bank and one (1) such Mortgage Loan (1.4%) was originated by National Cooperative Bank, N.A.
(6)	The Arizona Grand Resort and Spa Mortgage Loan (5.3%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association and Goldman Sachs Mortgage Company. The Arizona Grand Resort and Spa Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-2-2 with an outstanding principal balance of $8,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller; and (ii) note A-3 with an outstanding principal balance of $30,000,000 as of the Cut-Off Date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or residential cooperative real properties (each, a “Mortgaged Property”), subject to permitted exceptions reflected in the title insurance policy. See “—Real Estate and Other Tax Considerations” below. For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated Whole Loans and Third-Party Originated Mortgage Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Grapevine Mills Mortgage Loan (8.4%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Bank of Montreal.
●	The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (8.4%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association.
●	The 610 Newport Center Mortgage Loan (7.7%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association.
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●	The St. Johns Town Center Mortgage Loan (6.4%) is part of a Whole loan that was co-originated by JPMorgan Chase Bank, National Association, Barclays Capital Real Estate Inc., Goldman Sachs Bank USA and Societe Generale Financial Corporation.
●	The 680 Madison Avenue Mortgage Loan (5.6%), for which Argentic Real Estate Finance 2 LLC is a Mortgage Loan Seller, is part of a Whole Loan that was originated by Goldman Sachs Bank USA. Such Mortgage Loan was subsequently acquired by Argentic Real Estate Finance 2 LLC and re-underwritten pursuant to Argentic Real Estate Finance 2 LLC’s underwriting guidelines.
●	The Arizona Grand Resort and Spa Mortgage Loan (5.3%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, German American Capital Corporation and Goldman Sachs Bank USA.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on August 29, 2024 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Bridge Point Rancho Cucamonga Mortgage Loan or the Bridge Point Rancho Cucamonga Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the Bridge Point Rancho Cucamonga Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Bridge Point Rancho Cucamonga Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

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Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below (with respect to residential cooperative properties, the following is supplemented and modified as provided in “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below, and in the footnotes to Annex A-1). In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan(s)). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio

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of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. Furthermore, the appraised value of certain Mortgaged Properties reflects assumptions regarding the benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and

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other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Marriott Myrtle Beach Grande Dunes Resort(1)	8.4%	44.8%	38.3%	$ 223,000,000	47.8%	40.8%	$ 209,000,000

(1)       With respect to the Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (8.4%), the Appraised Value (Other Than “As-Is”) represents the “as-complete” value of the Marriott Myrtle Beach Grande Dunes Resort Mortgaged Property as of April 25, 2025, which assumes completion of property improvement plan work and partial stabilization (as of year 2 after completion of the property improvement plan), but prior to full stabilization in year 3 following completion of the property improvement plan.

The LTV Ratio as of the related maturity date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date, assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

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In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan(s)) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan(s)).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to

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expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan(s), unless otherwise indicated.

“LTV Ratio at Maturity”, “LTV Ratio at Maturity”, and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan(s).

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the payment of principal referenced in the immediately preceding sentence

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will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which
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prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“DorYM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“DorYM@”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties (other than residential cooperative properties), the percentage of rental units, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12 month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting and (v) in the case of residential cooperative properties, the property vacancy/collection loss assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value”

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reflected in Annex A-1); such vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re leasing of certain space at the subject Mortgaged Property; and certain additional lease up assumptions as may be described in the footnotes to Annex A 1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A 3.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” and “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality

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property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type and except for certain single tenant properties with an investment-grade tenant) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero).

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In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

With respect to Mortgage Loans secured by residential cooperative properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of Underwritten Net Cash Flow for the related Mortgaged Property.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan(s)).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan(s)). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan(s)).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each

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mortgage loan seller as described under the definition of “Underwritten Net Operating Income” and “Underwritten Net Cash Flow” above.

“Units”, “Rooms” or “Pads” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units, or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds leased to students.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Interest Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3 for certain information regarding each of the 15 largest Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same

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source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-

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Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws, in particular, but not limited to, any units at a residential cooperative mortgaged property that were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative. However, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “U/W Net Operating Income”, “U/W NOI” or “Underwritten NOI” for a residential cooperative property, in each case as and to the extent set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but generally taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in calculating “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, “Underwritten EGI”, “Underwritten Expenses”, “Underwritten Net Operating Income”, “Underwritten Replacement/FF&E Reserve” and “Underwritten Net Cash Flow”, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

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With respect to information presented in Annex A-1 with respect to National Cooperative Bank, N.A. mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the “Subordinate Companion Loan Cut-off Date Balance” indicates the balance of the Subordinate LOC as of July 31, 2024, (2) the “Whole Loan Cut-off Date LTV Ratio” and the “Whole Loan Underwritten NOI Debt Yield” are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of July 31, 2024, (3) the “Whole Loan Underwritten NCF DSCR” is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of July 31, 2024, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using the Prime Rate in effect as of July 31, 2024 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned or leased by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor or Non-Recourse Carveout Guarantor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by

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residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$713,960,139
Number of Mortgage Loans	30
Number of Mortgaged Properties	30
Range of Cut-off Date Balances	$1,000,000 to $65,000,000
Average Cut-off Date Balance	$23,798,671
Range of Interest Rates	5.5500% to 7.1000%
Weighted average Interest Rate	6.3267%
Range of original terms to maturity	84 months to 120 months
Weighted average original term to maturity	117 months
Range of remaining terms to maturity	83 months to 120 months
Weighted average remaining term to maturity	116 months
Range of original amortization terms(2)	360 months to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	359 months to 360 months
Weighted average remaining amortization term(2)	360 months
Range of Cut-off Date LTV Ratios(3)(4)(6)	4.6% to 64.9%
Weighted average Cut-off Date LTV Ratio(3)(4)(6)	45.7%
Range of LTV Ratios at Maturity(3)(4)(6)	4.0% to 64.9%
Weighted average LTV Ratio at Maturity (3)(4)(6)	43.9%
Range of U/W NCF DSCRs(4)(5)(6)	1.27x to 21.45x
Weighted average U/W NCF DSCR(4)(5)(6)	2.52x
Range of U/W NOI Debt Yields(4)(6)	8.7% to 168.1%
Weighted average U/W NOI Debt Yield(4)(6)	17.4%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	68.4%
Amortizing Balloon	22.4%
Interest-only, Amortizing Balloon	9.2%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes eighteen (18) Mortgage Loans (68.4%) that are interest-only for the entire term.
(3)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(4)	In the case of Mortgage Loans that have one or more Pari Passu Companion loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Bridge Point Rancho Cucamonga Mortgage Loan (9.1%), the loan-to-value ratio, debt yield and debt service coverage ratio include any Pari Passu Companion Loan(s), as applicable, but exclude the related Subordinate Companion Loan. The Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield including the related Subordinate Companion Loan are 55.4%, 55.4%, 1.61x and 10.1%, respectively. With respect to the Drum Hill Mortgage Loan (1.8%), the LTV Ratio, debt yield and debt service coverage ratio exclude the related subordinate financing. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield including the related subordinate financing are 58.1%, 1.57x and 12.6%, respectively. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness.”
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(5)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.
(6)	For Mortgage Loans secured by residential cooperative properties, the DSCR and Debt Yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The issuing entity will include four (4) Mortgage Loans (18.9%) that each represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the subject Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	6	$192,000,000	26.9%
Super Regional Mall	2	106,000,000	14.8
Anchored	4	86,000,000	12.0
Hospitality	4	$165,952,149	23.2%
Full Service	3	150,952,149	21.1
Limited Service	1	15,000,000	2.1
Multifamily	12	$120,057,990	16.8%
Cooperative	9	85,252,990	11.9
Garden	2	22,055,000	3.1
Independent Living	1	12,750,000	1.8
Office	4	$117,800,000	16.5%
Suburban	2	61,400,000	8.6
CBD	2	56,400,000	7.9
Industrial	1	$65,000,000	9.1%
Warehouse/Distribution	1	65,000,000	9.1
Mixed Use	2	$42,000,000	5.9%
Merchandise Mart/Retail	1	22,000,000	3.1
Retail/Office	1	20,000,000	2.8
Self Storage	1	$11,150,000	1.6%
Self Storage	1	11,150,000	1.6
Total	30	$713,960,139	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to) government-mandated moratoriums on evictions and local officials refusing to enforce eviction orders. We cannot assure you that

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borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the COVID-19 pandemic or otherwise.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to the Marriott Myrtle Beach Grande Dunes Resort Mortgaged Property (8.4%), 29.4% of the revenue of such Mortgaged Property is derived from food and beverage operations.
●	The Arizona Grand Resort and Spa Mortgaged Property (5.3%) is an unflagged full service resort hotel property.
●	With respect to the Arizona Grand Resort and Spa Mortgaged Property (5.3%), 38.0% of the revenue of such Mortgaged Property is derived from food and beverage operations. In addition to revenue from food and beverage operations as described above, 4.3% of underwritten revenue is derived from the golf course, 5.9% of underwritten revenue is derived from the water park and 13.8% of the underwritten revenue at the Mortgaged Property is derived from other departments revenue. See “Risk Factors—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Tax Considerations Relating to Foreclosure”.
●	With respect to the Arizona Grand Resort and Spa Mortgage Loan (5.3%), the borrower and certain condominium owners of villas located adjacent to the Mortgaged Property (such villa owners, the “Participating Owners”) participate in a rental pool program, whereby the borrower rents certain villas (the “Villa Rental Pool Rooms”) as hotel rooms on behalf of the Participating Owners. The Villa Rental Pool Rooms are not part of the Mortgage Loan collateral. However, the rental pool program is evidenced by the rental pool agreements and related documentation, which have been collaterally assigned to the lender. Pursuant to the rental pool program, the borrower receives management fees in connection with the rental of the Villa Rental Pool Rooms. Such management fees comprise a portion of the collateral for the Mortgage Loan. Because the management fees likely will not qualify as interests in real property or as personal property incidental to real property for federal income tax purposes, upon a foreclosure, the REMIC regulations likely will restrict the issuing entity from taking title to such management fees. Therefore, upon the occurrence of an event of default under the related Mortgage Loan and an ensuing foreclosure with respect to such Mortgage Loan, the pooling and servicing agreement will not permit the issuing entity to take title to any of these management fees (unless an opinion of counsel is provided indicating otherwise), but rather will require the issuing entity to either (i) exercise the legal remedies available to it under applicable law to continue to receive the income from the management fees, or (ii) sell the interest in such management fees and apply the proceeds toward the repayment of the Mortgage Loan. Depending on market conditions, the proceeds from the sale of the interest in such management fees could
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be less than the proceeds that would be received if the special servicer had foreclosed on such management fees and sold them at a later date. See “Risk Factors—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investments—Tax Considerations Relating to Foreclosure”.

For more information regarding the 15 largest Mortgage Loans secured by hospitality properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Marriott Myrtle Beach Grande Dunes Resort	$ 59,952,149	8.4%	08/06/2044	7/11/2034
Holiday Inn & Suites Ocean City	$ 53,000,000	7.4%	06/01/2041	7/11/2034
Hampton Inn & Suites Exeter - NH	$ 15,000,000	2.1%	07/31/2031	6/11/2034

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Atkinson Portfolio Mortgage Loan (2.0%) and the Wells & Carmen Mortgage Loan (1.1%), all of the multifamily units at the related Mortgaged Properties are leased on a month-to-month basis.
●	With respect to the Drum Hill Mortgage Loan (1.8%), the Mortgaged Property is age-restricted for tenants at least 62 years of age. In addition, the Mortgaged Property is subject to:

(a)              a payment-in-lieu of taxes agreement dated September 1, 1998, as amended (the “Drum Hill PILOT Agreement”), between the borrower and the City of Peekskill Industrial Development Agency (the “Peekskill IDA”), which is scheduled to expire on October 1, 2028. See “—Real Estate and Other Tax Considerations.”

(b)              a regulatory agreement in favor of the New York State Division of Housing and Community Renewal made in connection with the allocation of federal low-income housing tax credits. The regulatory agreement generally require that (i) 24 of the units be reserved for tenants earning no more than 50% of the area median income (“AMI”) and (ii) the remainder of the units (excluding one unit set aside for the superintendent) must be occupied by tenants having incomes of 95% or less of the AMI, subject to certain rent restrictions. The borrower sponsor reported that the agreement is scheduled to expire on March 1, 2030.

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(c)              a declaration of restrictive covenants made in connection with the HOME Loans (as defined below) and the CDBG Loans (as defined below). Pursuant to the declaration, (i) 11 of the units must be reserved for tenants earning no more than 50% of the AMI (the “Drum Hill HOME Affordable Units”), (ii) 37 of the units must be reserved for tenants earning between 50% and 60% of the AMI and (iii) 72 of the units must be reserved for tenants earning no more than 95% of the area median income (the units under the foregoing subclauses (i)-(iii), collectively, the “Drum Hill Affordable Units”), subject to certain rent restrictions. All Drum Hill Affordable Units must remain affordable units until December 31, 2030, and the Drum Hill HOME Affordable Units must remain affordable units until December 31, 2040. See “—Additional Indebtedness—Other Secured Indebtedness.”

●	With respect to the Warminster Heights Home Ownership Association, Inc. Mortgage Loan (1.4%), the related Mortgaged Property receives project-based Section 8 subsidies with respect to certain of the residential cooperative units.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

●	Certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” and “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). See also representation and warranty No. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Office Properties

In the case of the office properties set forth in the above chart, we note the following:

●	With respect to the 57 Willoughby Mortgage Loan (4.4%), as of origination, the Mortgaged Property has received a temporary certificate of occupancy (“TCO”) but has not yet received a final certificate of occupancy (“CO”) as certain outstanding fire code violations were cured but remain pending the fire department’s inspection. As a result, even though the Mortgaged Property was approved for a 25-year ICAP tax abatement (the “57 Willoughby ICAP Tax Abatement”), the tax abatement has not yet been granted and is not yet in place due to the pending status of the final CO for the Mortgaged Property. See “—Real Estate and Other Tax Considerations.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the Bridge Point Rancho Cucamonga Mortgage Loan (9.1%), 38% of the net rentable area for Chedraui USA, the largest tenant, is used for cold storage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	With respect to the Dallas Market Center Mortgage Loan (3.1%), the related Mortgaged Property consists of (i) 2,746,550 square feet of permanent show room space (representing approximately 79.8% of the aggregate rentable square footage at the Mortgaged Property) typically leased to tenants under short term leases (typically three to five years), and (ii) approximately 696,823 square feet of temporary space (representing approximately 20.2% of the aggregate rentable square footage at the Mortgaged Property) designed for temporary trade show exhibition booths, where tenants typically lease space for four to five days in order to display and sell products from such booths, among other temporary uses.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Self Storage Properties

In the case of the self storage properties and multifamily properties with self storage components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Movie Theater/Entertainment Venue	1	8.4%
Bank Branch	1	7.7%
Gym, fitness center, spa or a health club	3	7.3%
Restaurant/Brewery/Bakery	1	4.4%
Grocery store	1	1.9%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	1	0.9%
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In addition, with respect to the Gila Valley Shopping Center Mortgaged Property and the Crossroads Plaza Mortgaged Property (collectively, 3.1%), each such Mortgaged Property includes one or more tenants that operate an on-site automotive repair center.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, laboratories, television studios, arcades, restaurants and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/SF(1)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)	Property Type
Bridge Point Rancho Cucamonga	$65,000,000	9.1%	$123	2.73x	34.5%	Industrial
Grapevine Mills	$60,000,000	8.4%	$154	2.68x	45.6%	Retail
Marriott Myrtle Beach Grande Dunes Resort	$59,952,149	8.4%	$246,717	2.69x	44.8%	Hospitality
610 Newport Center	$55,000,000	7.7%	$298	2.92x	44.5%	Office
Holiday Inn & Suites Ocean City	$53,000,000	7.4%	$252,381	1.55x	59.8%	Hospitality
St. Johns Town Center	$46,000,000	6.4%	$352	2.09x	47.8%	Retail
Mercer Square Owners Corp.	$43,000,000	6.0%	$166,667	4.00x	12.6%	Multifamily
680 Madison Avenue	$40,000,000	5.6%	$3,499	1.84x	64.9%	Retail
Arizona Grand Resort and Spa	$38,000,000	5.3%	$168,011	3.76x	39.2%	Hospitality
57 Willoughby	$31,200,000	4.4%	$250	1.43x	56.6%	Office
Brooklyn Renaissance Plaza	$25,200,000	3.5%	$181	1.34x	60.1%	Office
30 E 85th St	$24,000,000	3.4%	$959	1.43x	49.0%	Retail
Dallas Market Center	$22,000,000	3.1%	$86	2.46x	37.2%	Mixed Use
Forest Green Apt. Corp.	$20,400,000	2.9%	$80,632	3.33x	28.1%	Multifamily
900 North Michigan	$20,000,000	2.8%	$217	1.77x	57.1%	Mixed Use
Top 3 Total/Weighted Average	$184,952,149	25.9%		2.70x	41.4%
Top 5 Total/Weighted Average	$292,952,149	41.0%		2.53x	45.3%
Top 15 Total/Weighted Average	$602,752,149	84.4%		2.48x	45.0%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit/SF, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate.
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(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Bridge Point Rancho Cucamonga Mortgage Loan based on the combined senior notes and subordinate notes are 1.61x and 55.4%, respectively.
(3)	With respect to the Mortgage Loans secured by the residential cooperative property identified on Annex A-1 to this prospectus as Mercer Square Owners Corp. and Forest Green Apt. Corp., the U/W NCF DSCR is calculated using Underwritten Net Cash Flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and, in general, equals the projected operating income at the related Mortgaged Property assuming such Mortgaged Property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser and the Cut-off Date LTV Ratio is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.1% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers. For example, with respect to the Holiday Inn & Suites Ocean City, Atkinson Portfolio and Wells & Carmen Mortgaged Properties (collectively, 10.5%), each such Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Three (3) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” (21.0%) are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

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Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Grapevine Mills	1	$60,000,000	8.4%
St. Johns Town Center	1	46,000,000	6.4
Total for Group 1:	2	$106,000,000	14.8%
Group 2:
Atkinson Portfolio	1	$14,220,000	2.0%
Wells & Carmen	1	7,835,000	1.1
Total for Group 2:	2	$22,055,000	3.1%
Group 3:
Gila Valley Shopping Center	1	$13,600,000	1.9%
Crossroads Plaza	1	8,400,000	1.2
Total for Group 3:	2	$22,000,000	3.1%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 42 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	13	$208,410,742	29.2%
California	2	$120,000,000	16.8%
Texas	3	$88,400,000	12.4%
Arizona	3	$62,750,000	8.8%
South Carolina	1	$59,952,149	8.4%
Maryland	1	$53,000,000	7.4%
Florida	1	$46,000,000	6.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout five (5) other states, with no more than 3.1% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

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In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Two (2) Mortgaged Properties (16.8%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 12.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).
●	The two (2) Mortgaged Properties identified on Annex A-1 to this prospectus as Marriott Myrtle Beach Grande Dunes Resort and St. Johns Town Center (14.8%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Mortgaged Properties located in California, Texas, Florida, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties with Limited Prior Operating History

One (1) of the Mortgaged Properties (9.1%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

The 57 Willoughby Mortgage Loan (4.4%) has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

The Mercer Square Owners Corp., Arizona Grand Resort and Spa, Brooklyn Renaissance Plaza and 30 E 85th St Mortgage Loans (collectively, 18.2%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the

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condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

With respect to the Mercer Square Owners Corp. Mortgage Loan (6.0%), the related Mortgaged Property consists of one condominium unit in a mixed-use building that is comprised of two condominium units. The residential condominium unit, which comprises the Mortgaged Property, consists of 258 residential apartment units with allocated cooperative shares. The commercial condominium unit, which is owned separately and is not a part of the Mortgaged Property, may be used for any purpose permitted by law. Each condominium unit is taxed separately. The ordinary affairs of the condominium are governed by the condominium board of managers which is comprised of five members appointed by the related borrower and two members appointed by the commercial unit condominium owner. While the related borrower controls the condominium board of managers, thereby controlling the day-to-day operation of the condominium, certain specified decisions require the consent of all condominium board members and, accordingly, with respect to such decisions the consent of the condominium board members appointed by the commercial unit owner may be required.

With respect to the Brooklyn Renaissance Plaza Mortgage Loan (3.5%), the Mortgaged Property comprises, in whole or in part, one of the units in a five-unit condominium. The borrower’s percentage interest in the condominium’s common elements is 9.2404% and the borrower is entitled to elect one of the managers to the condominium’s five-member board of managers. Although the borrower does not control the condominium’s board, pursuant to an estoppel certificate provided by such board, the condominium’s board agreed that it will not amend, supplement, terminate or modify either of the condominium’s declaration or by-laws in a way that materially changes the rights of the borrower or the lender without the written consent of the borrower or the lender. Additionally, the Mortgage Loan documents provide full recourse to the borrower and the guarantor in the event that (a) either of the condominium’s declaration or bylaws expire, are terminated or otherwise cease to exist or cease to remain in full force and effect, or are amended or otherwise modified in any respect, in each case without the lender’s prior written consent; and/or (b) the Mortgaged Property or any portion thereof is withdrawn from the condominium, or the Mortgaged Property otherwise fails to be a condominium under the New York State Condominium Act. No annual common charges are allocated to the Mortgaged Property, but the condominium’s board charges individual items of shared expenses to each owner of a condominium unit on a quarterly basis as needed.

With respect to the 30 E 85th St Mortgage Loan (3.4%), the Mortgaged Property consists of three commercial condominium units, comprising a portion of a larger condominium structure consisting of 93 residential units, a commercial parking garage unit and two commercial retail units. Pursuant to the condominium declaration, the borrower owns three commercial units out of the 96 total units, and approximately 10.2% common share interest in the condominium. The related Mortgaged Property is responsible for certain of the annual condominium charges determined by the board of managers in accordance with the condominium documents associated with the general common elements and 100% of the annual condominium charges associated with the commercial units. The general common elements include building structure, exterior, roof and other customary general common elements. The borrower is not responsible for any expenses which relate solely to the residential units or residential common elements (e.g. residential lobby, elevators, stairwells). The condominium association is managed by a board of managers which is made up of nine managers, and the borrower, as the owner of the commercial units, has the right to appoint one manager to the board. The board of managers generally manages the condominium and has the right to, among other things, (a) operate and maintain the common elements, (b) establish the amount of common charges and collecting common charges from the unit

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owners, (c) adopt and amend the rules and regulations for the condominium, and (d) borrow money on behalf of the condominium. Although the borrower does not control the condominium’s board, pursuant to the condominium documents, certain major decisions require the consent of the commercial unit owners, including, but not limited to, any amendment to the condominium documents that would abridge, modify, suspend, eliminate or otherwise affect any right, power, easement, privilege or benefit reserved to the commercial unit owners.

In addition, the 680 Madison Avenue Mortgage Loan and the 57 Willoughby Mortgage Loan (collectively, 10.0%) permit the conversion of the related Mortgaged Property (or a portion thereof) to a condominium of shared interest structure as described below:

●	With respect to the 680 Madison Avenue Mortgage Loan (5.6%), the related Mortgaged Property is not currently subject to a condominium regime. However, the Mortgage Loan documents permit the condominiumization of the Mortgaged Property in whole or in part in connection with a tax lot split as described under “—Fee & Leasehold Estates; Ground Leases”.
●	With respect to the 57 Willoughby Mortgage Loan (4.4%), the related Mortgaged Property is not currently subject to a condominium regime. However, the Mortgage Loan documents permit the condominiumization of the Mortgaged Property in connection with the termination or expiration of the lease of the largest tenant, JCCA, provided that no event of default has occurred and is continuing, the lender receives notice at least 60 days prior to the date of the proposed condominium conversion and the borrower satisfies certain other requirements under the Mortgage Loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Residential Cooperatives

Each of the National Cooperative Bank, N.A. Mortgage Loans (collectively, 11.9%) is structured as a residential cooperative.

See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	26	$608,927,207	85.3%
Leasehold	3	67,032,932	9.4
Fee/Leasehold(3)	1	38,000,000	5.3
Total	30	$713,960,139	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
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(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	The related Mortgage creates a first lien on a combination of fee simple estates and leasehold estates in the commercial property.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

With respect to the 680 Madison Avenue Mortgage Loan (5.6%), the Mortgage Loan is secured by the borrower’s leasehold interest in the 34,298 square foot retail component (the “680 Madison Retail Component”) of a mixed-use building that includes residential units above the 680 Madison Retail Component (the “680 Madison Residential Component”). Although the borrower also holds (and the Mortgage Loan is secured by) the leasehold interest in the 680 Madison Avenue Residential Component, the borrower subleases the 680 Madison Residential Component to 21 East 61st Street Apartment Corp., an unaffiliated third party (the “680 Madison Residential Owner”). The 680 Madison Residential Owner has no obligation to pay rent to the borrower (and the borrower has no interest in the underlying revenues from the 680 Madison Residential Component), although the 680 Madison Residential Owner is responsible for a portion of certain expenses, including its pro rata share of property taxes. The Mortgage Loan documents permit the borrower to effectuate a separation of the 680 Madison Retail Component from the 680 Madison Residential Component into two separate parcels for purposes of obtaining separate tax bills (which separation may include the creation by the ground lessor of a condominium comprised of two units, the creation of a fee above a plane or any other mechanism or process pursuant to which separate tax bills are obtained) (any of the foregoing, a “Tax Lot Split”), provided that, among other conditions, (i) the borrower is required to, simultaneously with the Tax Lot Split, transfer title to the leasehold interest in the 680 Madison Residential Component to the 680 Madison Residential Owner, (ii) the borrower is required to deliver to the lender reasonably satisfactory evidence that the Tax Lot Split will not have a material adverse effect on the borrower’s operation or use of the remaining Mortgaged Property for its then current use, (iii) in the event that the Tax Lot Split includes the condominiumization of the Mortgaged Property in whole or in part, any condominium created by the borrower and the condominium documents are acceptable to the lender in its reasonable discretion, and (iv) the borrower is required to satisfy customary REMIC requirements.

With respect to the Arizona Grand Resort and Spa Mortgaged Property (5.3%), a portion of the 158 acres comprising the mortgaged property is the borrower’s leasehold interest in approximately 27 acres within the golf course at the resort, which the borrower leases from the City of Phoenix (the ground lessor). The ground lease provides for annual rent payments of $100 and expires on July 30, 2057. The ground lease generally provides that the lender’s consent is required for any amendment, modification or termination of the ground lease; however, pursuant to Section 4 of the City of Phoenix Ordinance No. S 16367, the ground lessor may rescind the ground lease without the consent of the lender if any judicial or administrative action places the ground lessor in substantial jeopardy of forfeiting title to any part of “South Mountain Park” against its will and the lessor rescinds the ordinance authorizing the lessor to enter into the ground lease, or if any judicial action or decision results in preventing either or both parties from exchanging or leasing the leased premises under the ground lease. In addition, the ground lease is silent about casualty. Further, the ground lease

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provides that the lessor will enter into a new ground lease if the ground lease is terminated due to an event of default or rejection in bankruptcy but does not include a “new lease if the ground lease is terminated for any reason” formulation.

With respect to the Brooklyn Renaissance Plaza Mortgage Loan (3.5%), the Mortgaged Property is subject to a 99-year ground lease that commenced in June 1987 and expires in June 2086, between the City of New York, as lessor, and the borrower, as lessee. The current annual rent under the ground lease is $415,818, with 34% increases every 10 years until June 2062. Beginning in July 2062 and through the expiration of the ground lease, the base rent under the ground lease will be equal to the Mortgaged Property’s allocable share in the condominium (i.e., 9.2404%) times the fair market rental value of the condominium’s land. The next rental increase is set to occur in July 2032. Additionally, there is an annual payment required under the ground lease equal to 10% of all net cash flow remaining after the borrower retains from net cash flow an amount equal to 15% of the equity contributions made by the direct and indirect members of the borrower to the borrower, all as calculated in accordance with the ground lease. Annual payments are determined on a consolidated basis with the non-collateral condominium units, other than the hotel condominium unit. As of 2023, the net cash flow threshold (inclusive of the non-collateral condominium units) for this additional payment was approximately $4.6 million. Other than a de-minimis amount paid in 2021, a net cash flow rental payment has never been made to the lessor.

With respect to the Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc. (0.3%), the ground lease requires the ground lessor to enter into a new ground lease with the Mortgagee upon termination of the ground lease, but does not specifically require the ground lessor to enter into a new lease if the ground lease is rejected in a bankruptcy proceeding.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than six (6) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

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Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Holiday Inn & Suites Ocean City Mortgage Loan (7.4%), the Phase I environmental site assessment required in connection with loan origination identified a REC associated with a 10,000-gallon heating oil UST in service since 2001 with an out-of-service monitoring system. The Phase I environmental consultant recommended a Phase II site investigation and soil sampling. The Phase I environmental consultant provided an opinion of probable cost with a 90% statistical confidence interval that the total cost for potential remediation had an upper-end limit of $750,000. In lieu of obtaining a Phase II ESA, the lender obtained a $5,000,000 pollution legal liability-type environmental insurance policy with $5,000,000 sublimit per claim from SiriusPoint Specialty Insurance Corporation with a 13-year term (three years past the loan term) and having a $25,000 deductible per claim. SiriusPoint Specialty Insurance Corporation has an S & P rating of “A-”.
●	With respect to the Mercer Square Owners Corp. Mortgage Loan (6.0%), the related Phase I ESA report disclosed the existence of an inactive above-ground fuel oil storage tank (“AST”) at the Mortgaged Property that has not been properly closed. At loan origination, the borrower executed and delivered a collateral security agreement pursuant to which the borrower deposited with the lender the sum of $47,500 to collaterally secure its obligation to cause the AST to be closed in accordance applicable law.
●	With respect to the 900 North Michigan Mortgage Loan (2.8%), the related Phase I ESA identified a CREC at the Mortgaged Property in connection with two release incidents involving an active UST. The first incident occurred in 1989 during site redevelopment when the installation of a fence post punctured the UST. A No Further Action/No Further Remediation letter was issued for this incident on March 25, 2005, which included a focused groundwater use restriction with a concrete cap barrier and worker caution in place, and requirements for a safety plan in case of any future excavation on the Mortgaged Property. The second incident occurred in 2003 when a fuel supply company mistakenly connected dispensing hoses to a monitoring well proximal to the UST and subsurface investigations identified resultant soil and groundwater impacts. A No Further Remediation letter was issued on November 9, 2011, which included the same engineering and institutional controls outlined in the 2005 No Further Action/No Further Remediation letter.
●	With respect to the Warminster Heights Home Ownership Association, Inc. Mortgage Loan (1.4%), the related Phase I ESA report disclosed that an owner of certain property adjacent to the south of the Mortgaged Property, Fisher & Porter Company (“F&P”), is the responsible party with respect to certain volatile organic compounds, specifically trichloroethylene and perchloroethylene, that were detected in local groundwater in 1979. The delineated plume area extends from the F&P property to the north and impacts/underlies the Mortgaged Property. The contamination plume is being investigated, monitored and remediated by F&P, as the responsible party, with the oversight of the United States Environmental Protection Agency (“EPA”). The EPA concluded the remedial actions implemented are protective of human health and the environment based on the following: (1) the most highly contaminated groundwater is being extracted and treated at the source area; (2) the downgradient plume is located in an area that has no current drinking water wells and that has local regulations prohibiting new drinking water wells; (3) the results from the vapor intrusion studies indicate that there is no current unacceptable exposure to airborne contaminants; and (4) surface water sampling has indicated that there is no significant
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impacts from either the treated discharge or any potential groundwater discharge. The EPA will continue to require that F&P sample the downgradient plume every five years to confirm the extent of the groundwater contamination; collect monthly samples from the extraction wells and submit the results to EPA for review in quarterly reports; and monitor the potential for vapor intrusion. The next five-year review is scheduled for 2024. Although the groundwater impacts have been identified beneath the Mortgaged Property from the adjacent F&P property as a “recognized environmental condition,” the Mortgaged Property is neither the source nor a responsible party to the contamination.

●	With respect to the 3215 Owners, Ltd. Mortgage Loan (0.2%), the related Phase I ESA report disclosed the existence of a 5,000 gallon inactive above-ground fuel oil storage tank. That storage tank was closed prior to the origination date.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hospitality properties, executing property required improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to the Marriott Myrtle Beach Grande Dunes Resort Mortgaged Property (8.4%), the property is currently subject to a PIP renovation which is expected to be completed by December 22, 2025. A PIP reserve was required at loan closing in the amount of $5,266,281 which is equal to approximately 112% of borrower’s budgeted amount for the PIP work.
●	With respect to certain of the residential cooperative mortgage Loans, the related Mortgaged Properties may be currently undergoing or be expected to undergo material development, renovation or expansion and the cost of such work may exceed 10% of the related Cut-off Date Balance of the related Mortgage Loan. In certain of those cases, in order to fund all or a portion of such work, the related borrower may have executed and delivered to the lender a collateral security agreement pursuant to which the borrower deposited with the lender a specified sum, to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the specified escrowed amount, the borrower is expected to pay such excess amounts from its own funds.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

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Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than seven (7) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Mercer Square Owners Corp. Mortgage Loan (6.0%), the borrower is a defendant in a lawsuit commenced by a resident tenant-shareholder alleging, among other claims, negligence and breach of warranty of habitability arising from alleged water leakage emanating from a radiator in her cooperative apartment unit. The borrower’s insurance carrier has assumed defense of the action, subject to a reservation of certain rights and disclaimer of certain coverage. Simultaneously with the closing of the Mortgage Loan, the borrower executed a collateral security agreement pursuant to which the borrower deposited with the lender the sum of $562,500 for the purpose of providing funds for the payment of the settlement of the suit and to fund any required remediation at the property. Pursuant to the terms of the collateral security agreement, funds on account are required to be disbursed to the borrower following the earlier to occur of (i) 36 months from the date of the note date, or (ii) within 10 business days after the borrower has obtained and delivered to the lender a stipulation of discontinuance of the litigation signed by the counsel for all
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parties, or a final non-appealable order of judgement finally determining the litigation. Upon such release, the borrower is obligated, if applicable and to the extent not otherwise covered by insurance or previously paid, to use the proceeds thereof to satisfy any judgment or settlement amount resulting from the dismissal or disposition of the matter. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any adverse effects on the borrower as a result of such adjudication.

●	With respect to the Mercer Square Owners Corp. Mortgage Loan (6.0%), the borrower is a defendant in a lawsuit commenced by a non-resident tenant-shareholder alleging, among other claims, negligence and bailment arising from the borrower’s alleged wrongful disposal of the plaintiff’s personal property from two storage units located in the building. The borrower’s insurance carrier has declined coverage based on certain provisions in its insurance policy. Simultaneously with the closing of the Mortgage Loan, the borrower executed a collateral security agreement pursuant to which the borrower deposited with the lender the sum of $93,750 for the purpose of providing funds for the payment of the settlement of the suit. Pursuant to the terms of the collateral security agreement, funds on account are required to be disbursed to the borrower following the earlier to occur of (i) 36 months from the date of the note date, or (ii) within 10 business days after the borrower has obtained and delivered to the lender a stipulation of discontinuance of the litigation signed by the counsel for all parties, or a final non-appealable order of judgement finally determining the litigation. Upon such release, the borrower is obligated, if applicable and to the extent not otherwise covered by insurance or previously paid, to use the proceeds thereof to satisfy any judgment or settlement amount resulting from the dismissal or disposition of the matter. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any adverse effects on the borrower as a result of such adjudication.
●	With respect to the Brooklyn Renaissance Plaza Mortgage Loan (3.5%), the borrower is subject to ongoing litigation, filed in 2021, for claims alleging conspiracy to defraud in connection with the deregulation of a residential unit located in New York, New York unrelated to the Mortgaged Property. The plaintiff is seeking $1 million in damages.
●	With respect to the Dallas Market Center Mortgage Loan (3.1%), Crow Holdings Capital Partners LLC, an affiliate of the borrower, and Trammell Crow Jr., a sibling of the chairman of the board of the borrower sponsor, are defendants in a lawsuit accusing them of participating in a sex trafficking and racketeering enterprise. The lawsuit was filed in November 2022 in the U.S. District Court for the Central District of California and is ongoing.
●	With respect to the Forest Green Apt. Corp. Mortgage Loan (2.9%), the borrower is a co-defendant in a lawsuit commenced by a resident tenant-shareholder alleging, among other claims, negligence and breach of warranty of habitability arising from alleged water infiltration into a crawl-space in his cooperative apartment unit. The claim is not covered by insurance. At the closing of the Mortgage Loan, the borrower entered into a subordinate line of credit mortgage loan in the amount of $500,000, of which $437,500 is specifically (and exclusively) available to the borrower for the payment of any adverse claims associated with this suit. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any adverse effects on the borrower as a result of such adjudication.
●	With respect to the Atkinson Portfolio Mortgage Loan (2.0%) and the Wells & Carmen Mortgage Loan (1.1%), the related borrower sponsor and non-recourse carveout
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guarantor and his affiliated property management company (collectively, the “Defendants”) are defendants to a civil action filed by the State of Wisconsin (the “State”) in November 2021 alleging that the Defendants regularly violated certain state trade, consumer protection and landlord-tenant laws across the portfolio of multifamily properties owned and/or managed by the Defendants (which may include the related Mortgaged Properties) through a pattern of conduct that included, among other things, (i) including prohibited provisions in their rental agreements, such as (x) requiring tenants to pay attorney fees or costs incurred by the landlord in any legal action or dispute arising under the rental agreement, (y) waiving landlord liability for property damage or negligent acts or omissions of the landlord and (z) waiving the landlord’s statutory duty to maintain appliances furnished with the related premises, (ii) failure to return security deposits or unauthorized security deposit deductions, (iii) unauthorized entry into units without giving required notice or obtaining tenant consent for the purpose of making non-emergency alterations to the related premises, (iv) constructive eviction of tenants by the way the Defendants conducted renovation projects of newly acquired buildings, including blocking tenant access to dwellings, changing locks to doors, leaving hazards in walkways and creating unreasonable noise and air pollution, (v) confiscating personal property through seizing tenant property during the related tenancy and disposing of the property without permission or agreement from the tenant, (vi) charging late fees not authorized by the related rental agreement and (vii) fraudulent representations to tenants, including telling tenants before and after the date the Defendants took over new buildings that the Defendants had purchased that the related tenants had 30 days to vacate their apartment even if they had a valid rental agreement for longer (collectively, the “Violations”). The State is seeking, among other things, that the Defendants (i) pay restitution to affected consumers suffering pecuniary losses because of the Violations, (ii) pay penalties of generally between $100 and $10,000 for each individual Violation (however, the State has not pleaded with particularity the number of individual Violations), plus all applicable penalty charges and surcharges, (iii) are enjoined from further Violations and (iv) pay the State the expenses of investigation and prosecution, including attorney’s fees, relating to enforcement of the Violations. The State has not specifically pled the amount of aggregate damages. There can be no assurance that the foregoing litigation will not have a material adverse impact on the related borrowers, the related guarantor or the related Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-five (25) Mortgage Loans (80.0%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	Three (3) Mortgage Loans (10.1%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	Two (2) Mortgage Loans (10.0%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a

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Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Grapevine Mills, Marriott Myrtle Beach Grande Dunes Resort, St. Johns Town Center, 680 Madison Avenue, Brooklyn Renaissance Plaza, 900 North Michigan, Gila Valley Shopping Center and the Crossroads Plaza Mortgage Loans (collectively, 38.3%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings, a receivership or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within approximately the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●	With respect to each of the Grapevine Mills Mortgage Loan (8.4%) and the St. Johns Town Center Mortgage Loan (6.4%), Simon Property Group, L.P., the related borrower sponsor and a guarantor, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (8.4%), the related borrower sponsor, CSC Holdings, an affiliate of Columbia Sussex Corporation, has been involved in various mortgage defaults, including (A) since 2009, 16 foreclosures, eight deeds in lieu, and four discounted payoffs, including seven COVID-impacted properties that were the subject to foreclosure or deeds-in-lieu within the last three years; (B) the maturity default of a 14-property Wyndham-branded portfolio in 2010 that resulted in a deed-in-lieu, and (C) the Chapter 11 bankruptcy filing of an affiliate, Tropicana Entertainment, in 2008 following the denial of a gaming license for an Atlantic City, New Jersey casino property.
●	With respect to the 680 Madison Avenue, Mortgage Loan (5.6%), the prior loan secured by the related Mortgaged Property went into default in 2021, the prior lenders’ assumed control of the Mortgaged Property from the prior owner (who was unaffiliated with the current borrower sponsor) and such prior lenders directed the sale of the Mortgaged Property to the current borrower. Proceeds from the Mortgage Loan provided acquisition financing for the borrower’s purchase of the Mortgaged Property.
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●	With respect to the Brooklyn Renaissance Plaza Mortgage Loan (3.5%), the borrower sponsor reported two prior loan modifications. In 2020, the interest rate on a loan secured by a hotel property in New York, New York was modified, the maturity date was extended from November 2021 to November 2028 and approximately $10 million of loan debt were converted into common equity by the related lender. Additionally, in 2023, the borrower sponsor was the guarantor to a loan secured by an office property in New York, New York that was modified to increase the interest rate, extend the maturity date by one year and provide for an additional one-year extension option. Such modifications were granted to finalize the extension of the largest tenant’s lease at the related property.
●	With respect to the 900 North Michigan Mortgage Loan (2.8%), according to the related borrower, in 1988, companies associated with the borrower sponsor acquired properties held by Amfac, Inc. and associated companies (“Amfac”), a former multi-billion dollar conglomerate of operations that then still held interests in, among other things, sugar plantations throughout Hawaii, a department store chain, and electric and plumbing suppliers, including D/C Distribution, LLC, which filed for Chapter 7 bankruptcy on July 17, 2007 which was closed on June 14, 2023. After the acquisition, most of the inherited Amfac company operations were shut down and management focused on the development of the real estate that was acquired.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 41 and no. 42 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Three (3) of the Mortgaged Properties (16.8%) have a tenant that leases over 50% (by net rentable area) of, or represents 50% or more of the underwritten revenues of, the Mortgaged Property.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus. See also the footnotes to Annex A-1.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related

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summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 680 Madison Avenue, Brooklyn Renaissance Plaza and 900 North Michigan.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations as set forth below:

●	With respect to the Bridge Point Rancho Cucamonga Mortgage Loan (9.1%), the second largest tenant, CEVA Logistics, has the one-time right to terminate its lease effective April 30, 2029 with between 12-15 months’ prior notice, together with a termination fee equal to unamortized tenant improvement/leasing costs, signage allowance and additional parking work costs, 12 months’ base rent and operating expenses, among other things.
●	With respect to the Grapevine Mills Mortgage Loan (8.4%), the fourth largest tenant, Burlington, is subject to downsizing from 101,063 square feet to 54,947 square feet pursuant to a January 16, 2024 lease amendment if the borrower obtains related governmental approvals and notifies the tenant of its exercise of recapture rights on or before July 16, 2025. If such notice has not been issued by that date, the tenant may nullify the lease amendment and revert to the January 31, 2028 lease expiration
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applicable prior to the amendment. In the event that the borrower’s recapture is effected, the tenant’s lease term is extended to the last day of February following the 10th anniversary of such recapture. The Mortgage Loan was underwritten assuming the entirety of Burlington’s space and current base rent of $625,638 with a January 2028 lease expiration.

●	With respect to the 610 Newport Center Mortgage Loan (7.7%), the second largest tenant, O’Melveny and Myers LLP, has the right to partially terminate its lease as to either suite 1600 or suite 1800 effective June 30, 2030 with 12 months’ prior notice and payment of termination fee equal to three months base rent, plus unamortized tenant improvement/leasing costs and free rent.
●	With respect to the 680 Madison Avenue Mortgage Loan (5.6%), the fourth largest tenant, Missoni, leasing approximately 3,544 square feet (10.3% of the NRA at the Mortgaged Property), has a one-time right to terminate its lease if gross sales for the period October 1, 2023 through September 30, 2024 are less than $6,000,000 with at least 365 days’ notice and payment of a termination fee.
●	With respect to the 57 Willoughby Mortgage Loan (4.4%), the largest tenant, JCCA, leasing approximately 67,679 square feet (54.3% of the NRA) at the Mortgaged Property, has the right to terminate its lease at any point after December 31, 2025, if the tenant’s government funding is materially reduced or not renewed for any reason other than the tenant’s failure to comply with the requirements of such funding, provided the tenant gives 12-months’ notice and pays a termination fee equal to the sum of all leasing costs amortized over the initial 15-year lease at an interest rate of 7.0%.
●	With respect to the Brooklyn Renaissance Plaza Mortgage Loan (3.5%), the second largest tenant, New York City Department of Ed., leasing approximately 22,486 square feet (16.2% of the NRA) at the Mortgaged Property, has the right to terminate its lease at any time, provided the tenant gives the borrower at least 90 days prior written notice of such termination.
●	With respect to the 30 E 85th St Mortgage Loan (3.4%), the fourth largest tenant, Starbucks Corp., which leases 1,820 square feet at the Mortgaged Property (representing approximately 7.3% of net rentable area), has the right to terminate its lease effective as of July 1, 2028, with at least 300 days’ prior written notice and payment of a termination fee.
●	With respect to the 900 North Michigan Mortgage Loan (2.8%), the second largest tenant, Grosvenor Capital Mgmnt, L.P., leasing approximately 8.7% of the net rentable area at the Mortgaged Property, has the right to terminate its lease in its entirety effective September 30, 2032 with notice no later than September 30, 2031.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e., such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

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Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future, or have rents that have been underwritten on a straight-lined basis.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Bridge Point Rancho Cucamonga Mortgage Loan (9.1%), the rent for the largest tenant, Chedraui USA, was underwritten on straight-line rent averaged basis.
●	With respect to the 610 Newport Center Mortgage Loan (7.7%), the largest tenant, Chipotle, is currently dark as to suite 600 (which consists of 15,876 square feet and comprises 5.6% of NRA), and is being marketed as a short-term sublease. In addition, the second largest tenant, O’Melveny and Myers LLP, has rent abatement from July 2024 through May 2025 (11 months) and July 2025 through September 2025 (three months). The lender required a rent concession reserve for the related abatement amounts.
●	With respect to the 57 Willoughby Mortgage Loan (4.4%), the largest tenant, JCCA, leasing approximately 67,679 square feet (54.3% of the NRA) at the Mortgaged Property, intends to sublease its third-floor space (6,183 square feet, 5.0% of the NRA) and its sixth-floor space (19,064 square feet, 15.3% of the NRA).

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The Bridge Point Rancho Cucamonga and Marriott Myrtle Beach Grande Dunes Resort Mortgaged Properties (collectively, 17.5%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).
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In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the Bridge Point Rancho Cucamonga Mortgage Loan (9.1%), the second largest tenant, CEVA Logistics, has a ROFO as to its leased space only (a single building comprising 745,595 square feet, or 34.4% of the 2,168,119 square feet comprising the entirety of the rentable building area of the Mortgaged Property) if the borrower decides to market the Mortgaged Property for sale. The ROFO is extinguished by foreclosure or other default-related transfers.
●	With respect to the Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (8.4%), the related franchisor (Marriott International, Inc.) has a ROFR to acquire the related property if there is transfer of hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the hotel upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed to be a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties related to the 15 largest Mortgage Loans where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the 610 Newport Center Mortgage Loan (7.7%), the loan sponsor, The Irvine Company LLC, owns 11 Class A office buildings (including the Mortgaged Property) in same submarket as subject property.
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See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Two (2) of the Mortgaged Properties (16.8%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 12.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 18 and 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance

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May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

With respect to the Bridge Point Rancho Cucamonga Mortgage Loan (9.1%), the Mortgaged Property opened in 2024. Redevelopment was approved subject to the terms of a development agreement with the City of Rancho Cucamonga, CA that, among other things, required the subject property to be operated as a “non-sort” (or primarily automation-reliant) fulfillment center.

With respect to the Crossroads Plaza Mortgage Loan (1.2%), the use of a portion of the Mortgaged Property by the tenant Performance Plus Quick Change, representing 0.8% of net rentable area, for an oil change business is a legal nonconforming use. The Mortgage Loan documents provide for recourse against the borrower and the guarantor for any legal nonconforming use, and the borrower’s insurance policy includes law and ordinance coverage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” or other similar designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the Mercer Square Owners Corp. Mortgage Loan (6.0%), the related Mortgaged Property is located in a specified historic district in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.
●	With respect to the 900 North Michigan Mortgage Loan (2.8%), the Mortgaged Property is the commercial parcel of a 5-parcel development that includes a non-collateral hotel
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parcel and two non-collateral residential parcels. Each of the residential parcels has been converted to a condominium, but each such condominium only exists within the respective residential parcel. The five parcels are subject to a Declaration of Covenants, Conditions, Restrictions, and Easements, pursuant to which none of the parcel owners may change the use of their respective parcels without the consent of the other parcel owners; provided that the owner of the commercial parcel is not restricted from changing the use of a portion of the commercial parcel to a use then-existing in another portion of the commercial parcel.

●	With respect to the Drum Hill Mortgage Loan (1.8%), the Mortgaged Property is registered in the National Registry of Historic Places as a historic landmark, subject to certain building and renovation restrictions. Alterations and conversions of the Mortgaged Property from its current use may be limited as a result of its landmark status.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

In the case of Mortgage Loans secured by residential cooperative properties, information regarding the value of such Mortgaged Properties is based upon the appraised value of such Mortgaged Property assuming such Mortgaged Property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property. Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

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Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. For example:

●	With respect to the Bridge Point Rancho Cucamonga Mortgage Loan (9.1%), the loan documents provide that only the SPE borrower is liable for the enumerated losses carve-out and springing recourse events, including environmental liability. There is no separate carve-out guarantor. The ESA obtained in connection with Mortgage Loan origination did not identify any RECs or CRECs at the Mortgaged Property.
●	With respect to the Grapevine Mills Mortgage Loan (8.4%), the loan documents provide that the SPE borrower has personal liability on a losses-only or springing recourse basis for the enumerated events; however, for so long as Simon Property Group, L.P., Simon Property Group, Inc. or an affiliate is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of then-outstanding principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. The Phase I ESA did not identify any RECs at the subject property.
●	With respect to the St. Johns Town Center Mortgage Loan (6.4%), for so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”), RREEF America II Lower REIT LLC, or an affiliate of SPG LP or Simon Inc. is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the outstanding principal balance of the Mortgage Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related mortgagee in the enforcement of the related guaranty or the preservation of such mortgagee’s rights under such guaranty. In addition, there is no separate environmental indemnity with respect to such Mortgage Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.
●	With respect to the 680 Madison Avenue Mortgage Loan (5.6%), the related guarantor provided a partial payment guaranty (the “680 Madison Payment Guaranty”) of the outstanding principal balance due under the related Whole Loan (which has an original principal balance of $120,000,000) in an amount up to $25,000,000 (the “680 Madison Guaranty Cap”), provided that from and after May 21, 2032, if the adjusted net operating income at the Mortgaged Property (as calculated under the Mortgage Loan documents) is equal to or greater than $16,000,000 (the “680 Madison Guaranty Cap Reduction Condition”), the 680 Madison Guaranty Cap will be reduced to $20,000,000 (provided further that in lieu of the 680 Madison Payment Guaranty, the borrower or guarantor may deliver to the lender, as additional collateral, a letter of credit (the “680 Madison Guaranty LOC”) in an amount equal to $17,000,000, which amount may be reduced to $13,000,000 from and after May 21, 2032 if the 680 Madison Guaranty Cap Reduction Condition is satisfied). There can be no assurance that the 680 Madison Payment Guaranty or the 680 Madison Guaranty LOC would not be considered by a
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bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liability of the borrower with those of the guarantor. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks.”

●	The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate and other tax matters relating to certain Mortgaged Properties.

With respect to the 680 Madison Avenue Mortgage Loan (5.6%), the Mortgage Loan documents permit the borrower to effectuate a tax lot split of the 680 Madison Retail Component and the 680 Madison Residential Component into two separate parcels for purposes of obtaining separate tax bills as described under “—Fee & Leasehold Estates; Ground Leases.”

With respect to the Bridge Point Rancho Cucamonga Mortgage Loan (9.1%), in connection with the obtaining the approvals required for redevelopment of the Mortgaged Property, the borrower entered into a development agreement with the City of Rancho Cucamonga, CA (the “City”) in 2021 providing for, among other things, the borrower to pay various impact-related fees (the “Community Benefit Fees”), namely, (A) $1,500,000 in total due on April 3, 2027, and (B) $3,500,000 in total due on April 3, 2029. These fees are contractual in nature, and, unlike property taxes, would not have lien priority over a prior recorded mortgage for any unpaid amounts. These fees were excluded from loan underwriting and no reserves were established with respect to these fees. In addition, the development agreement requires that the Mortgaged Property be operated for “non-sort” (or primarily automation-reliant) fulfillment center uses. Further, in the event that the borrower proposes to transfer any interest in the Mortgaged Property or in the related development agreement, the borrower must provide prior notice to the City, together with evidence of the proposed transferee’s capability, competence and financial ability to complete the development plan and comply with the terms of the development agreement. The City manager has the right to consent to any such transferee, which consent must not be unreasonably withheld. The development agreement expressly permits any mortgagee or mezzanine lender to exercise remedies including foreclosure, power of sale, assignment in lieu, or other remedies afforded by law or in equity or by the applicable security documents and to transfer or assign the title of “Developer” to any purchaser at foreclosure sale, or to the lender or its nominee or designee by an assignment in lieu of foreclosure, and to the first transferee thereafter. In connection with Mortgage Loan origination, the City provided an estoppel confirming that all obligations had been satisfied under the development agreement except for payment of Community Benefit Fees noted above.

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With respect to the 57 Willoughby Mortgage Loan (4.4%), as of origination, the Mortgaged Property has received a TCO but has not yet received a final CO as certain outstanding fire code violations were cured but remain pending the fire department’s inspection. As a result, even though the Mortgaged Property was approved for the 57 Willoughby ICAP Tax Abatement, the tax abatement has not yet been granted and is not yet in place due to the pending status of the final CO for the Mortgaged Property. Pursuant to an escrow agreement made in connection with the Mortgage Loan, a third-party escrow agent withheld (i) $1,000,000, to be released pending the receipt of a final CO for the Mortgaged Property (“PCO Holdback Reserve Funds”) and (ii) $3,000,000, to be released pending approval of the 57 Willoughby ICAP Tax Abatement (the “ICAP Holdback Reserve Funds”). Pursuant to the Mortgage Loan documents, if the final CO for the Mortgaged Property or approval for the 57 Willoughby ICAP Tax Abatement are not obtained prior to certain dates, the lender may apply all or any portion of the PCO Holdback Reserve Funds and/or the ICAP Holdback Reserve Funds towards a partial defeasance of the mortgage loan (together with any defeasance costs associated therewith). See “—Certain Terms of the Mortgage Loans—Releases; Partial Releases.”

With respect to the Drum Hill Mortgage Loan (1.8%), the Mortgaged Property is subject to a regulatory agreement in favor of the New York State Division of Housing and Community Renewal made in connection with the allocation of federal low-income housing tax credits. The regulatory agreement generally requires that (i) 24 of the units be reserved for tenants earning no more than 50% of the AMI and (ii) the remainder of the units (excluding one unit set aside for the superintendent) must be occupied by tenants having incomes of 95% or less of the AMI, subject to certain rent restrictions. The borrower sponsor reported that the agreement is scheduled to expire on March 1, 2030.

In addition, the Mortgaged Property benefits from the 30-year tax abatement pursuant to the Drum Hill PILOT Agreement, between the borrower and the Peekskill IDA, which is scheduled to expire on October 1, 2028. In connection with the Drum Hill PILOT Agreement, the borrower leases the Mortgaged Property to the Peekskill IDA pursuant to a certain company lease agreement and the Peekskill IDA subleases the Mortgaged Property back to the borrower. Each of the lease and sublease is scheduled to terminate concurrently with the Drum Hill PILOT Agreement. Pursuant to the terms of the Drum Hill PILOT Agreement and the related leases, the borrower must make an annual payment, as calculated under the Drum Hill PILOT Agreement, through the 2028 tax year, in exchange for certain exemptions from property taxes on real and personal property. The Drum Hill PILOT Agreement is secured by a subordinated mortgage on the Mortgaged Property in an amount equal to any and all unpaid and default obligations of the borrower under the Drum Hill PILOT Agreement up to a maximum amount of $1,000,000. See “—Additional Indebtedness—Other Secured Indebtedness.”

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

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Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Eighteen (18) Mortgage Loans (68.4%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Ten (10) Mortgage Loans (22.4%) require monthly payments of principal and interest for the entire term to stated maturity.

Two (2) Mortgage Loans (9.2%) provide for an initial interest-only period that expires thirty-six (36) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Interest Only	18	$488,480,000	68.4%
Amortizing Balloon	10	159,730,139	22.4
Interest Only, Amortizing Balloon	2	65,750,000	9.2
Total:	30	$713,960,139	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	14	$237,307,990	33.2%
6	10	217,550,000	30.5
11	6	259,102,149	36.3
Total:	30	$713,960,139	100.0%
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The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	19	$606,652,149	85.0%
5	2	22,055,000	3.1
10	9	85,252,990	11.9
Total:	30	$713,960,139	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. See “—Real Estate and Other Tax Considerations”. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 33 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately four to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums

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or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration. Furthermore, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the related Mortgage Loan to satisfy certain debt service coverage ratio or loan-to-value ratio conditions associated with the release of the related insurance proceeds or condemnation awards.

Certain of the Mortgage Loans may permit partial prepayment to avert debt yield or debt service coverage thresholds that would otherwise constitute cash management trigger events. Generally such prepayments will be accompanied by applicable prepayment premium and interest shortfall payments, but lockout restrictions otherwise pertaining to prepayments may not apply.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio and/or debt yield levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

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In addition, certain of the Mortgage Loans may permit the related borrower to paydown a Mortgage Loan in the event that the related loan fails to satisfy a minimum debt service requirement.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Seventeen (17) Mortgage Loans (75.2%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Nine (9) Mortgage Loans (11.9%) each permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permit the related borrower to make voluntary prepayments upon the payment of a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loans are freely prepayable.
●	One (1) Mortgage Loan (7.7%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and thereafter, to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date, as applicable (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Three (3) Mortgage Loans (5.2%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have

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expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	18	36.4%
5	1	7.7
6	3	11.6
7	8	44.3
Total	30	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.)

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provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower. In addition, with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., the master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank. N.A.”.

Defeasance

The terms of eighteen (18) Mortgage Loans (the “Defeasance Loans”) (82.9%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other

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Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 34 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

With respect to the 57 Willoughby Mortgage Loan (4.4%), as of origination, the 57 Willoughby ICAP Tax Abatement, for which the Mortgaged Property was approved, has not yet been granted and is not yet in place due to the pending status of the final CO for the Mortgaged Property resulting from certain outstanding fire code violations that were cured but remain pending the fire department’s inspection. Pursuant to the Mortgage Loan documents, if the final CO for the Mortgaged Property is not obtained on or before November 13, 2025, the PCO Holdback Reserve Funds held by a third-party escrow agent will be released by such escrow agent to the lender to be held in a subaccount. Furthermore, if the final CO is not obtained on or before November 13, 2026, the lender will have the right, but not the obligation, whether or not an event of default has occurred and is continuing, to apply all or any portion of the PCO Holdback Reserve Funds towards a partial defeasance of the Mortgage Loan (together with any defeasance costs associated therewith). If approval for the 57 Willoughby ICAP Tax Abatement is not obtained on or before November 13, 2025, the ICAP

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Holdback Reserve Funds held by a third-party escrow agent will be released by such escrow agent to the lender to be held in a subaccount. Furthermore, if the 57 Willoughby ICAP Tax Abatement is not obtained on or before November 13, 2026, the lender will have the right, but not the obligation, whether or not an event of default has occurred and is continuing, to apply all or any portion of the ICAP Holdback Reserve Funds towards a partial defeasance of the Mortgage Loan (together with any defeasance costs associated therewith). See “—Real Estate and Other Tax Considerations.”

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Ten (10) Mortgage Loans secured in whole or in part by retail, office, industrial and mixed use properties (60.2%), provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Twenty (20) Mortgage Loans (57.7%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Seventeen (17) Mortgage Loans (56.4%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Five (5) Mortgage Loans (14.8%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

The Arizona Grand Resort and Spa Mortgage Loan (5.3%) was structured with an upfront seasonality working capital reserve that was deposited in connection with the origination of such Mortgage Loan and is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged

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Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox/Cash Management Types

Type of Lockbox/Cash Management	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	14	$539,352,149	75.5%
None	9	85,252,990	11.9
Springing Cash Management	6	67,355,000	9.4
Hard/In Place Cash Management	1	22,000,000	3.1
Total:	30	$713,960,139	100.0%

The following is a description of the types of lockboxes and cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing Cash Management. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases,
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expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Certain of the Mortgage Loans permit the related borrowers to post a letter of credit, deliver a guaranty or establish a reserve to prevent a springing cash management trigger and/or the trapping of cash.

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”.

With respect to the Bridge Point Rancho Cucamonga Mortgage Loan (9.1%), (i) the underwritten vacancy is 0% of gross potential rent, which is below a blended underwritten vacancy standard of 3.7% of gross potential rent (3% vacancy for the space leased to investment grade-rated tenants and 5% vacancy for the space leased to non-rated tenants), and (ii) real estate taxes are underwritten to the borrower’s budget, which does not include adjustments for the potential effects of California Proposition 13, pursuant to which the assessed value of a property is limited to an increase no greater than 2% each year unless a change in ownership or new construction occurs. Each of clauses (i) and (ii) represent

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exceptions to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is supported by the following: (i) Chedraui USA, the largest tenant, is the U.S. subsidiary of Grupo Comercial Chedraui, which has a long-term credit rating of Fitch “AAA(mex)”; (ii) the loan metrics for the Bridge Point Rancho Cucamonga Mortgage Loan are 34.5% Cut-off Date LTV, 2.73x UW NCF DSCR, and 16.2% Debt Yield on Underwritten NOI; (iii) if the underwritten vacancy were increased to 3.7%, the Debt Yield on Underwritten NOI would be 15.6%; (iv) the Bridge Point Rancho Cucamonga Mortgaged Property opened in 2024, which would establish a new base year for Proposition 13 purposes; (v) the Bridge Point Rancho Cucamonga Mortgaged Property is 100% leased to two tenants on long term leases with a weighted average remaining lease term of 16.0 years; and (vi) each of the two tenant leases is triple net-type, such that property taxes are paid by the borrower but required by the lease terms to be fully reimbursed by the tenants. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

With respect to the Grapevine Mills Mortgage Loan (8.4%), (i) the underwritten management fee is 1.7% of effective gross income, which is below 3.0% of effective gross income, and (ii) the underwritten base rent includes two new tenants totaling 26,007 square feet (1.6% of net rentable area and 1.5% of underwritten base rent) whereby the borrower has submitted lease execution documentation for execution following discussion of deal terms, but the documentation has not yet been executed by the related tenants, each of which represents exceptions to the underwriting guidelines for Wells Fargo Bank. Wells Fargo Bank’s decision to include the Grapevine Mills Mortgage Loan Mortgage Loan notwithstanding these exceptions was based on the following: (i) the loan metrics for the Grapevine Mills Mortgage Loan are 45.6% Cut-off Date LTV, 2.68x UW NCF DSCR, and 18.0% Debt Yield on Underwritten NOI, (ii) the Grapevine Mills performance has been stable with occupancy (excluding temporary tenants) of at least 84.9% since 2014 and averaging 93.4% between 2014 and 2023, and (iii) if the management fee were increased to 3.0% and the two tenants were excluded from the base rent, the UW NCF DSCR and Debt Yield on Underwritten NOI yield would be 2.60x and 17.5%, respectively. In addition, certain characteristics of the Grapevine Mills Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved the inclusion of the Grapevine Mills Mortgage Loan into the Mortgage Pool.

With respect to the Hampton Inn & Suites Exeter- NH Mortgage Loan (2.1%), the underwritten occupancy is approximately 85.1%, which is above the 80% threshold, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the occupancy of the Hampton Inn & Suites Exeter- NH Mortgaged Property as of the trailing twelve months ended April 30, 2024 was 85.1%; (b) the loan represents a 60.5% Cut-off Date LTV and the UW NCF DSCR, based on the trailing twelve months as of April 30, 2024, is 2.04x; (c) the Hampton Inn & Suites Exeter- NH Mortgaged Property underwent a 7-year refresh cycle with the loan sponsor investing approximately $1.9 million in 2021 and 2022. Of the $1.9 million approximately $1.3 million was invested in guestroom improvements.

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Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;
●	with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”; and
●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

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Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is not aware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure; (ii) prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (iii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” below.

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Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

With respect to the Grapevine Mills Mortgage Loan (8.4%), the loan documents permit the borrower to enter into a PACE (as defined below) loan for an amount not to exceed $5,000,000, subject to the related mortgagee’s approval and delivery of rating agency confirmation from each applicable rating agency. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.

With respect to the St. Johns Town Center Mortgage Loan (6.4%), the related Mortgage Loan documents permit the borrower to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the consent of the lender and delivery of a rating agency confirmation.

With respect to the Drum Hill Mortgage Loan (1.8%), the Mortgaged Property also secures (i) a subordinate mortgage loan with an original principal balance of $500,000 and an outstanding principal balance as of the Mortgage Loan origination date of approximately $346,191 (the “$500,000 HOME Loan”) in favor of the County of Westchester (the “County”), to be repaid in monthly payments, (ii) a subordinate mortgage loan with an original principal balance of $100,000 and an outstanding principal balance as of the Mortgage Loan origination date of approximately $64,174 (the “$100,000 HOME Loan” and, together with the $500,000 HOME Loan, the “HOME Loans”) in favor of the County, to be repaid in monthly payments, (iii) a subordinate mortgage loan with an original principal balance and an outstanding principal balance as of the Mortgage Loan origination date of $200,000 (the “$200,000 CDBG Loan”) in favor of the County, to be repaid at maturity, and (iv) a subordinate mortgage loan with an original principal balance and an outstanding principal balance as of the Mortgage Loan origination date of $80,000 (the “$80,000 CDBG Loan” and, together with the $200,000 CDBG Loan, the “CDBG Loans”) in favor of the County, to be repaid at maturity. Each HOME Loan accrues interest at a rate of 3% per annum and is scheduled to mature on December 31, 2040. Each CDBG Loan accrues interest at a rate of 1% per annum and the $200,000 CDBG Loan is scheduled to mature on April 15, 2029 and the $80,000 CDBG Loan is scheduled to mature on July 26, 2030. The borrower deposited $180,000 into a subordinate debt service reserve at origination, and on each payment date up to and including July 6, 2029, the borrower is required to deposit into the subordinate debt service reserve an amount equal to one-twelfth of the debt service payable pursuant to the HOME Loans during the next twelve months, subject to a cap of $180,000. In addition, the Mortgaged Property secures a subordinated mortgage for all unpaid and default obligations of the borrower under the Drum Hill PILOT Agreement up to a maximum amount of $1,000,000. See “—Real Estate and Other Tax Considerations.” “Description of the Mortgage Pool—Additional Secured Indebtedness—Other Secured Indebtedness.”

In addition, one (1) Mortgaged Property (6.4%) is located in Florida. Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.

With respect to Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related

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Mortgage Loan and is described on Annex A-1. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 7/31/2024 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
Mercer Square Owners Corp.	43,000,000	2,900,000	0	43,000,000	45,900,000	13.4%	Greater of (A) 5.50% or (B) Prime Rate	3.65x
Forest Green Apt. Corp.	20,400,000	500,000	0	20,400,000	20,900,000	28.8%	Greater of (A) 5.00% or (B) Prime Rate	3.23x
100 Park Terrace West Owners Corp.	4,500,000	500,000	0	4,500,000	5,000,000	17.4%	Greater of (A) 5.50% or (B) Prime Rate	2.79x
Sted Tenant Owners Corp.	1,998,553	200,000	0	1,998,553	2,198,553	9.3%	Greater of (A) 5.50% or (B) Prime Rate	5.29x
3215 Owners, Ltd.	1,430,000	500,000	82,050	1,512,050	1,930,000	11.3%	Greater of (A) 5.00% or (B) Prime Rate	6.38x
406 West 46th Street Corp.	1,099,257	250,000	0	1,099,257	1,349,257	14.3%	Greater of (A) 5.50% or (B) Prime Rate	2.67x
264 W. 22 St. Owners, Inc.	1,000,000	100,000	0	1,000,000	1,100,000	11.3%	Greater of (A) 5.00% or (B) Prime Rate	4.80x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.
(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of July 31, 2024.
(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.
(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the non-trust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of July 31, 2024 and giving effect to any applicable interest rate floor) and (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt

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encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of Each Applicable Master Servicers and Each Applicable Special Servicers”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

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With respect to the 57 Willoughby Mortgage Loan (4.4%), the Mortgage Loan documents permit future preferred equity on terms that must be approved by the lender in its sole and absolute discretion and provided that certain other requirements are satisfied including, among others, that such preferred equity (a) is unsecured and not evidenced by a note, (b) is not subject to a mandatory redemption date earlier than August 6, 2037, but may be callable any time after payment in full of the mortgage loan, (c) does not require a mandatory payment of interest or other mandatory return and (d) has no enforcement rights for non-payment (including the ability for the holder thereof to assume control of the borrower or trigger a buy/sell right as a result of any breach thereunder).

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. Certain Mortgage Loans permit the borrower to incur certain other unsecured subordinate indebtedness as described below:

●	The Mortgage Loans secured by residential cooperative properties generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents.
●	With respect to the Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (8.4%), the loan documents permit the borrower to obtain a “key money” loan in the amount of $2,500,000 with Marriott International, Inc., which is payable to the borrower within 30 days of the completion of the PIP work. The loan reduces on a monthly basis for each month that the borrower performs its obligations under the related franchise agreement. If the franchise agreement is terminated before the end of its term, the franchisee must pay the unamortized portion of the key money, with some exceptions related to certain permitted transfers under the franchise agreement.
●	With respect to the Dallas Market Center Mortgage Loan (3.1%), the related borrower is permitted under the related Mortgage Loan documents to accept unsecured loans made by the borrower’s partners to the borrower in accordance with the terms of the borrower’s organizational documents and not exceeding $15,000,000 in the aggregate, provided that each loan is required to be subject to the terms of a subordination and standstill agreement in a form acceptable to the lender and to be entered into by the applicable holder in favor of the lender.

Further, certain sponsors may have applied for and received so-called PPP loans from the U.S. government that, while related to the mortgaged property, are not direct obligations of the related borrower. If the sponsor does not satisfy eligibility criteria for the forgiveness of such loans, the sponsor’s wherewithal to provide support to the mortgaged property could be impaired, and increase the risk of a borrower default.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

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Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Bridge Point Rancho Cucamonga, Grapevine Mills, Marriott Myrtle Beach Grande Dunes Resort, 610 Newport Center, St. Johns Town Center, 680 Madison Avenue, Arizona Grand Resort and Spa, Dallas Market Center and 900 North Michigan (collectively, 56.9%), is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”).

The following terms are used in reference to the Whole Loans:

“BANK 2024-BNK47 PSA” means the pooling and servicing agreement governing the servicing of the St. Johns Town Center Whole Loan and the Dallas Market Center Whole Loan.

“BBCMS 2024-C28 PSA” means the pooling and servicing agreement governing the servicing of the St. Johns Town Center Whole Loan, the Arizona Grand Resort and Spa Whole Loan and the 900 Michigan Whole Loan.

“BMO 2024-C9 PSA” means the pooling and servicing agreement governing the servicing of the 680 Madison Avenue Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means the Bridge Point Rancho Cucamonga Whole Loan.

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“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the related pooling and servicing agreement or trust and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the applicable special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced AB Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the applicable master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

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“Other Special Servicer” means with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means (i) each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan and is subordinate to the related Mortgage Loan.

“WFCM 2024-BPRC TSA” means the trust and servicing agreement governing the servicing of the Bridge Point Rancho Cucamonga Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
Bridge Point Rancho Cucamonga	Non-Serviced	Note A-1	Non-Control	$1,000,000	WFCM 2024-BPRC
		Note A-2-1	Non-Control	$65,000,000	WFCM 2024-C63
		Note A-2-2	Non-Control(2)	$10,000,000	Wells Fargo Bank, National Association
		Note A-3	Non-Control	$50,000,000	BBCMS 2024-C28
		Note A-4	Non-Control	$50,000,000	Wells Fargo Bank, National Association
		Note A-5	Non-Control	$40,000,000	Wells Fargo Bank, National Association
		Note A-6	Non-Control	$30,000,000	BBCMS 2024-C28(3)
		Note A-7	Non-Control	$21,610,000	Wells Fargo Bank, National Association
		Note B-1	Control(2)	$162,390,000	WFCM 2024-BPRC
Grapevine Mills	Serviced	Note A-1-1	Control	$40,000,000	WFCM 2024-C63
		Note A-1-1-1	Non-Control	$10,000,000	Wells Fargo Bank, National Association
		Note A-1-2	Non-Control	$40,000,000	BMO 2024-C9
		Note A-1-3	Non-Control	$11,000,000	Wells Fargo Bank, National Association
		Note A-1-4	Non-Control	$10,000,000	Wells Fargo Bank, National Association
		Note A-2-1	Non-Control	$35,000,000	JPMorgan Chase Bank, National Association
		Note A-2-2	Non-Control	$20,000,000	WFCM 2024-C63
		Note A-2-3	Non-Control	$9,500,000	JPMorgan Chase Bank, National Association
		Note A-2-4	Non-Control	$5,000,000	JPMorgan Chase Bank, National Association
		Note A-3-1	Non-Control	$54,000,000	BMO 2024-C9
		Note A-3-2	Non-Control	$6,000,000	Bank of Montreal
		Note A-3-3	Non-Control	$9,500,000	Bank of Montreal
Marriott Myrtle Beach Grande Dunes Resort	Serviced	Note A-1	Control	$45,000,000	WFCM 2024-C63
		Note A-2	Non-Control	$15,000,000	WFCM 2024-C63
		Note A-3	Non-Control	$30,000,000	Wells Fargo Bank, National Association
		Note A-4	Non-Control	$10,000,000	JPMorgan Chase Bank, National Association
610 Newport Center	Serviced	Note A-1	Control	$30,000,000	WFCM 2024-C63
		Note A-2-1	Non-Control	$18,000,000	Wells Fargo Bank, National Association
		Note A-2-2	Non-Control	$3,000,000	WFCM 2024-C63
		Note A-3	Non-Control	$20,000,000	WFCM 2024-C63
		Note A-4-1	Non-Control	$12,000,000	JPMorgan Chase Bank, National Association
		Note A-4-2	Non-Control	$2,000,000	WFCM 2024-C63
St. Johns Town Center	Non-Serviced	Note A-1-A	Control	$19,859,697	BBCMS 2024-C28(3)
		Note A-1-B, A-1-C, A-1-D	Non-Control	$25,140,303	BBCMS 2024-C28(3)
		Note A-2-A, A-2-B, A-2-C, A-2-D	Non-Control	$30,000,000	Barclays
		Note A-3-A, A-3-B, A-3-C, A-3-D	Non-Control	$25,000,000	Barclays
		Note A-4-A, A-4-B, A-4-C, A-4-D	Non-Control	$12,500,000	BBCMS 2024-C28(3)
		Note A-5-A, A-5-B, A-5-C, A-5-D	Non-Control	$7,500,000	BBCMS 2024-C28(3)
		Note A-6-A, A-6-B, A-6-C, A-6-D	Non-Control	$35,000,000	BANK 2024-BNK47
		Note A-7-A-1, A-7-B-1, A-7-C-1, A-7-D-1	Non-Control	$10,000,000	WFCM 2024-C63
		Note A-7-A-2, A-7-B-2, A-7-C-2, A-7-D-2	Non-Control	$10,000,000	BANK 2024-BNK47
		Note A-8-A, A-8-B, A-8-C, A-8-D	Non-Control	$20,000,000	WFCM 2024-C63
		Note A-9-A, A-9-B, A-9-C, A-9-D	Non-Control	$16,000,000	WFCM 2024-C63
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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
		Note A-10-A, A-10-B, A-10-C, A-10-D	Non-Control	$5,000,000	BANK 2024-BNK47
		Note A-11-A, A-11-B, A-11-C, A-11-D	Non-Control	$25,000,000	BANK 2024-BNK47
		Note A-12-A, A-12-B, A-12-C, A-12-D	Non-Control	$25,000,000	BANK 2024-BNK47
		Note A-13-A, A-13-B, A-13-C, A-13-D	Non-Control	$25,000,000	BMO 2024-C9
		Note A-14-A, A-14-B, A-14-C, A-14-D	Non-Control	$21,000,000	BMO 2024-C9
		Note A-15-A, A-15-B, A-15-C, A-15-D	Non-Control	$20,000,000	BMO 2024-C9
		Note A-16-A, A-16-B, A-16-C, A-16-D	Non-Control	$15,000,000	BMO 2024-C9
		Note A-17-A, A-17-B, A-17-C, A-17-D	Non-Control	$13,000,000	BBCMS 2024-C28
680 Madison Avenue	Non-Serviced	Note A-1	Control	$80,000,000	BMO 2024-C9
		Note A-2	Non-Control	$40,000,000	WFCM 2024-C63
Arizona Grand Resort and Spa	Non-Serviced	Note A-1-1	Control	$48,000,000	BBCMS 2024-C28(3)
		Note A-1-2	Non-Control	$17,000,000	German American Capital Corporation
		Note A-2-1	Non-Control	$22,000,000	BBCMS 2024-C28(3)
		Note A-2-2	Non-Control	$ 8,000,000	WFCM 2024-C63
		Note A-3	Non-Control	$30,000,000	WFCM 2024-C63
Dallas Market Center	Non-Serviced	Note A-1	Control	$90,000,000	BANK 2024-BNK47
		Note A-2	Non-Control	$75,000,000	BMO 2024-C9
		Note A-3	Non-Control	$50,000,000	BBCMS 2024-C28
		Note A-4	Non-Control	$22,000,000	WFCM 2024-C63
900 North Michigan	Non-Serviced	Note A-1	Control	$80,000,000	BBCMS 2024-C28(3)
		Note A-2	Non-Control	$20,000,000	WFCM 2024-C63
		Note A-3	Non-Control	$80,000,000	Goldman Sachs Bank USA

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.
(2)	The initial controlling note is Note B-1, but if a Bridge Point Rancho Cucamonga Control Appraisal Period is continuing, then the controlling note will be Note A-2-2. See “—The Non-Serviced AB Whole Loan—The Bridge Point Rancho Cucamonga Pari Passu AB Whole Loan”.
(3)	The BBCMS 2024-C28 securitization transaction is expected to close on or about August 29, 2024.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of any master servicer, any special servicer, the trustee or the NCB back-up advancing agent will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer, the trustee or the NCB back-up advancing agent, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

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Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

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Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

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Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer, the trustee or the NCB back-up advancing agent, as applicable, to the extent provided under the PSA. None of any master servicer, any special servicer, the trustee or the NCB back-up advancing agent will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain
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payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following

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the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-

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Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loan

The Bridge Point Rancho Cucamonga Pari Passu AB Whole Loan

General

The Bridge Point Rancho Cucamonga Mortgage Loan (9.1%) is part of a split loan structure comprised of nine notes (the “Bridge Point Rancho Cucamonga Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Bridge Point Rancho Cucamonga Whole Loan (as defined below), in the initial aggregate principal balance of $430,000,000, is evidenced by:

(i)            one senior promissory note designated as Note A-2-1 (the “Bridge Point Rancho Cucamonga Mortgage Loan”), having a Cut-off Date Balance of $65,000,000 and evidencing the Bridge Point Rancho Cucamonga Mortgage Loan, that will be deposited into the issuing entity;

(ii)          seven senior promissory notes designated as Note A-1, Note A-2-2, Note A-3, Note A-4, Note A-5, Note A-6, and Note A-7, having an aggregate Cut-off Date Balance of $202,610,000 (collectively, the “Bridge Point Rancho Cucamonga Pari Passu Companion Loans” and, together with the Bridge Point Rancho Cucamonga Mortgage Loan, the “Bridge Point Rancho Cucamonga Senior Notes” or the “Bridge Point Rancho Cucamonga A Notes” and the holders of such Bridge Point Rancho Cucamonga Senior Notes, the “Bridge Point Rancho Cucamonga Note A Holders” and, each holder, a “Bridge Point Rancho Cucamonga Note A Holder”); and

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(iii)       a promissory note designated as Note B-1 having a Cut-off Date Balance of $162,390,000 (the “Bridge Point Rancho Cucamonga B Note”, or, the “Bridge Point Rancho Cucamonga Subordinate Companion Loan” and the holder of such Bridge Point Rancho Cucamonga B Note, the “Bridge Point Rancho Cucamonga Note B Holder”).

The holders of the Bridge Point Rancho Cucamonga Pari Passu Companion Loans are referred to as the “Bridge Point Rancho Cucamonga Pari Passu Companion Loan Holders”, and the holder of the Bridge Point Rancho Cucamonga Subordinate Companion Loan is referred to as “Bridge Point Rancho Cucamonga Note B Holder” or as the context may require, a “Bridge Point Rancho Cucamonga Subordinate Companion Loan Holder”.

The Bridge Point Rancho Cucamonga Mortgage Loan, the Bridge Point Rancho Cucamonga Pari Passu Companion Loans and the Bridge Point Rancho Cucamonga Subordinate Companion Loan are collectively referred to in this prospectus as the “Bridge Point Rancho Cucamonga Whole Loan”.

The rights of the issuing entity as the holder of the Bridge Point Rancho Cucamonga Mortgage Loan and the rights of the Bridge Point Rancho Cucamonga Pari Passu Companion Loan Holders and the Bridge Point Rancho Cucamonga Subordinate Companion Loan Holders are subject to a Co-Lender Agreement (the “Bridge Point Rancho Cucamonga Co-Lender Agreement”). The following summaries describe certain provisions of the Bridge Point Rancho Cucamonga Co-Lender Agreement. The Bridge Point Rancho Cucamonga Co-Lender Agreement provides that to the extent that there is a conflict between the Bridge Point Rancho Cucamonga Co-Lender Agreement and the related Non-Serviced PSA, the terms of the Bridge Point Rancho Cucamonga Co-Lender Agreement will govern.

Servicing

The Bridge Point Rancho Cucamonga Whole Loan is being serviced pursuant to the related Non-Serviced PSA and the Bridge Point Rancho Cucamonga Co-Lender Agreement. Amounts payable to the issuing entity as holder of the Bridge Point Rancho Cucamonga Mortgage Loan pursuant to the Bridge Point Rancho Cucamonga Co-Lender Agreement will be included in the Available Funds for the related distribution date to the extent described in this prospectus.

Clean-Up Call Option

After the TPP Lock-out Period and after satisfying the Specified Notice Period, the holder of the risk retention certificates under the Non-Serviced PSA (the “WFCM 2024-BPRC TPP”) will have the right to purchase the portion of the Bridge Point Rancho Cucamonga Whole Loan contributed to the WFCM 2024-BPRC securitization (such right, the “TPP Clean-up Call Option”), subject to certain conditions in the Non-Serviced PSA. The WFCM 2024-BPRC TPP may exercise the TPP Clean-up Call Option on any distribution date under the Non-Serviced PSA by delivering written notice to the trustee, certificate administrator, servicer and special servicer under the Non-Serviced PSA at least 15 Business Days prior to the calendar month in which the exercise of such TPP Clean-up Call Option is to be consummated, which notice must specify the date on which the TPP Clean-up Call Option is to be consummated (which date must be a distribution date under the Non-Serviced PSA (any such date, a “TPP Clean-up Call Option Closing Date”)) and by remitting the applicable TPP Clean-up Call Option Price to the servicer under the Non-Serviced PSA two Business Days prior to the TPP Clean-up Call Option Closing Date.

In the event a TPP Clean-Up Call Option is consummated, from and after the TPP Clean-Up Call Option Closing Date, the Bridge Point Rancho Cucamonga Whole Loan, will be serviced pursuant to the securitization trust in which Note A-2-2 has been securitized.

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“WFCM 2024-BPRC TPP” means the holder ofthe risk retention cerificates under the Non-Serviced PSA.

“TPP Lock-out Period” means a period of 180 days from July 15, 2024.

“Specified Notice Period” means, if the exercise of the TPP Clean-up Call Option is to occur (a) from July 15, 2024 to (but excluding) the date on the first anniversary thereof, 90 days, and (b) from and after the date of the first anniversary of July 15, 2024, 30 days.

“TPP Clean-up Call Option Price” means an amount equal to the then-outstanding certificate balance for each regular certificate under the Non-Serviced PSA plus a required yield maintenance premium.

Application of Payments

The Bridge Point Rancho Cucamonga Co-Lender Agreement sets forth the respective rights of the holders of the Bridge Point Rancho Cucamonga Mortgage Loan, the Bridge Point Rancho Cucamonga Pari Passu Companion Loans and the Bridge Point Rancho Cucamonga Subordinate Companion Loan with respect to distributions of funds received in respect of the Bridge Point Rancho Cucamonga Whole Loan, and provides, in general, that so long as no event of default under the Bridge Point Rancho Cucamonga Mortgage Loan documents has occurred and is continuing, any collections received in respect of the Bridge Point Rancho Cucamonga Whole Loan will be applied to the Bridge Point Rancho Cucamonga Mortgage Loan and the Bridge Point Rancho Cucamonga Companion Loans in accordance with the applicable loan agreement and the WFCM 2024-BPRC TSA.

Any Bridge Point Rancho Cucamonga Whole Loan monthly payment made, will be applied first among each of the Bridge Point Rancho Cucamonga A Notes on a pro rata and pari passu basis, and then to the Bridge Point Rancho Cucamonga Subordinate Companion Loan.

If an event of default under the Bridge Point Rancho Cucamonga Mortgage Loan documents has occurred and is continuing, all amounts collected by or on behalf of the Bridge Point Rancho Cucamonga Mortgage Loan and the Bridge Point Rancho Cucamonga Companion Loan Holders in respect of the Bridge Point Rancho Cucamonga Whole Loan, including without limitation, liquidation proceeds, condemnation proceeds or insurance proceeds will be applied in the following order of priority:

(i)                       first, to reimburse the Non-Serviced Master Servicer and the Non-Serviced Trustee for any unreimbursed Nonrecoverable Advances that are property protection advances and administrative advances relating to the Bridge Point Rancho Cucamonga Whole Loan and the Bridge Point Rancho Cucamonga Mortgaged Property and interest thereon;

(ii)                   second, to first reimburse the Bridge Point Rancho Cucamonga A Note Holders (or any related servicer or trustee, as applicable) for any unreimbursed Nonrecoverable Advances that are Bridge Point Rancho Cucamonga P&I Advances on the Bridge Point Rancho Cucamonga A Notes and interest thereon, on a pro rata and pari passu basis, then to reimburse the Non-Serviced Master Servicer for any unreimbursed Nonrecoverable Advances that are Bridge Point Rancho Cucamonga P&I Advances on the Bridge Point Rancho Cucamonga B Note and interest thereon;

(iii)                 third, to reimburse or pay to the Non-Serviced Master Servicer and the Non-Serviced Trustee for any unreimbursed property protection advances and administrative advances relating to the Bridge Point Rancho Cucamonga Whole Loan and the Bridge Point Rancho Cucamonga Mortgaged Property plus interest accrued

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thereon and any trust fund expenses, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Work-out Fees relating to the Bridge Point Rancho Cucamonga Whole Loan;

(iv)                  fourth, to pay to the Bridge Point Rancho Cucamonga A Note Holders accrued and unpaid interest on the Bridge Point Rancho Cucamonga A Notes (other than Default Interest) that was not included in the amount of Bridge Point Rancho Cucamonga P&I Advances on the Bridge Point Rancho Cucamonga A Notes reimbursed pursuant to clause (ii) above, on a pro rata and pari passu basis;

(v)                     fifth, to pay to the Bridge Point Rancho Cucamonga A Note Holders (or any related servicer or trustee, as applicable) any interest accrued on Bridge Point Rancho Cucamonga P&I Advances on the Bridge Point Rancho Cucamonga A Notes on a pro rata and pari passu basis;

(vi)                sixth, to pay to the Bridge Point Rancho Cucamonga B Note Holders accrued and unpaid interest on the Bridge Point Rancho Cucamonga B Note (other than Default Interest) that was not included in the amount of Bridge Point Rancho Cucamonga P&I Advances on the Bridge Point Rancho Cucamonga B Note reimbursed pursuant to clause (ii) above;

(vii)               seventh, to pay to the Non-Serviced Master Servicer and the Non-Serviced Trustee any interest accrued on Bridge Point Rancho Cucamonga P&I Advances on the Bridge Point Rancho Cucamonga B Note;

(viii)            eighth, to pay to the Bridge Point Rancho Cucamonga A Note Holders, the Note Principal Balance of the Bridge Point Rancho Cucamonga A Notes due and payable on a pro rata and pari passu basis until their Note Principal Balances have been reduced to zero;

(ix)                 ninth, to pay to the Bridge Point Rancho Cucamonga B Note Holder the Note Principal Balance of the Bridge Point Rancho Cucamonga B Note due and payable until its Note Principal Balance has been reduced to zero;

(x)                   tenth, to pay the Non-Serviced Master Servicer or the Non-Serviced Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

(xi)                eleventh, to fund any other reserves to the extent then required to be held in escrow;

(xii)             twelfth, to pay to the Bridge Point Rancho Cucamonga A Note Holders any yield maintenance default premium then due and payable in respect of the Bridge Point Rancho Cucamonga A Notes, on a pro rata and pari passu basis, then to the Bridge Point Rancho Cucamonga B Note Holder any yield maintenance default premium then due and payable in respect of the Bridge Point Rancho Cucamonga B Note;

(xiii)          thirteenth, to pay the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, Default Interest and late payment charges then due and owing under the Bridge Point Rancho Cucamonga Whole Loan, all of which will be applied in accordance with the WFCM 2024-BPRC TSA;

(xiv)            fourteenth, to pay the Non-Serviced Master Servicer or the Non-Serviced Special Servicer any additional servicing compensation that the Non-Serviced Master

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Servicer or the Non-Serviced Special Servicer is entitled receive under the WFCM 2024-BPRC TSA; and

(xv)               fifteenth, to pay any other amounts then due and payable under the Bridge Point Rancho Cucamonga loan agreement;

provided that the priority of payment set forth above is solely for purposes of allocating collections on the Bridge Point Rancho Cucamonga Whole Loan or the Bridge Point Rancho Cucamonga Mortgaged Property (net of any reimbursement or payment of advances or trust fund expenses relating to the Bridge Point Rancho Cucamonga Whole Loan or Bridge Point Rancho Cucamonga Mortgaged Property to the extent provided above) to each Bridge Point Rancho Cucamonga Note and that any amounts payable to or allocable to the Bridge Point Rancho Cucamonga Mortgage Loan in respect of interest, principal, Default Interest and interest on Bridge Point Rancho Cucamonga P&I Advances will be subject to the terms of the Pooling and Servicing Agreement and the other applicable provisions of the Pooling and Servicing Agreement and will not otherwise affect the reimbursement rights of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator thereunder.

Notwithstanding anything to the contrary herein, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of the Bridge Point Rancho Cucamonga Mortgaged Property (including following a condemnation) from the lien of the mortgage loan and Mortgage Loan documents must be allocated to reduce the principal balance of the Bridge Point Rancho Cucamonga Whole Loan in the manner permitted by such REMIC provisions if, immediately following such release, the loan-to value ratio of the Bridge Point Rancho Cucamonga Whole Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

“Default Interest” means, with respect to any payment date and any Bridge Point Rancho Cucamonga Note, as applicable, upon the occurrence and continuance of an event of default under the Bridge Point Rancho Cucamonga Mortgage Loan documents, interest accrued on such Bridge Point Rancho Cucamonga Note, at the excess of the default rate over the Bridge Point Rancho Cucamonga Note Rate, during the related Bridge Point Rancho Cucamonga Whole Loan Interest Accrual Period on the outstanding principal balance of such Bridge Point Rancho Cucamonga Note, and, to the extent permitted by law, all accrued and unpaid interest in respect of such Bridge Point Rancho Cucamonga Note, and any other amounts then due pursuant to the Bridge Point Rancho Cucamonga loan documents, calculated from the date such payment was due without regard to any grace or cure periods.

“Bridge Point Rancho Cucamonga Note Principal Balance” or “Note Principal Balance” means, with respect to each Bridge Point Rancho Cucamonga Note, at any time of determination, the original principal balance of such Bridge Point Rancho Cucamonga Note, less any payments of principal thereon (or any new notes issued in substitution thereof) received by (or allocated to) the related Bridge Point Rancho Cucamonga Note Holder (or any holders of new notes in substitution thereof) or reductions in such amount as described above and under “—Workout” below.

“Bridge Point Rancho Cucamonga P&I Advances” means (i) with respect to the Bridge Point Rancho Cucamonga Mortgage Loan, monthly payment advances and (ii) with respect to any Bridge Point Rancho Cucamonga Companion Loan, an advance made by the master servicer or trustee an Other PSA relating to such Companion Loan in respect of a monthly interest payment on such Companion Loan.

“WFCM 2024-BPRC TSA” means the trust and servicing agreement under which the Bridge Point Rancho Cucamonga Mortgage Loan is serviced, dated as of July 15, 2024, among Wells

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Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as servicer, Argentic Services Company LP, as special servicer, Computershare Trust Company, National Association, as certificate administrator and as trustee, and BellOak, LLC, as operating advisor.

Each Bridge Point Rancho Cucamonga Pari Passu Companion Loan Holder and Bridge Point Rancho Cucamonga Subordinate Companion Loan Holder agrees to pay its pro rata share of (i) any property protection advances or administrative advances and any interest accrued and payable on such advances and (ii) any trust fund expenses and any other fees, costs or expenses incurred in connection with the servicing and administration of the Bridge Point Rancho Cucamonga Whole Loan (including, without, limitation, any indemnification amounts and any costs, fees and expenses related to obtaining any Rating Agency Confirmation) in accordance with the WFCM 2024-BPRC TSA and the Bridge Point Rancho Cucamonga Co-Lender Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the Borrower for payment of such amounts.

Following a securitization of a Bridge Point Rancho Cucamonga Companion Loan, in the event that (A) the Non-Serviced Master Servicer or the Non-Serviced Special Servicer has determined that there has been a receipt of all insurance proceeds, condemnation proceeds and liquidation proceeds in respect of the Bridge Point Rancho Cucamonga Whole Loan or the Bridge Point Rancho Cucamonga Mortgaged Property after the final liquidation or disposition of the Bridge Point Rancho Cucamonga Whole Loan or the Bridge Point Rancho Cucamonga Mortgaged Property and (B) such insurance proceeds, condemnation proceeds and liquidation proceeds are insufficient for reimbursement of (i) any property protection advances or administrative advances and any interest accrued and payable on such advances, (ii) any indemnification amounts and (iii) any other trust fund expenses and any other fees, costs or expenses incurred in connection with the servicing and administration of the Bridge Point Rancho Cucamonga Whole Loan (including, without, limitation, any fees, costs and expenses related to obtaining any Rating Agency Confirmation), such Bridge Point Rancho Cucamonga Companion Loan Holder will be required to, promptly following notice from the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, pay the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Certificate Administrator, the Non-Serviced Trustee, or the Non-Serviced Trust, as applicable, such Bridge Point Rancho Cucamonga Companion Loan Holder’s pro rata share of the insufficiency (which will be determined based on the original principal balance of each Bridge Point Rancho Cucamonga Note and after allocating such property protection advances, administrative advances, interest accrued and payable on such advances, trust fund expenses, and/or other fees, costs or expenses incurred in connection with the servicing and administration of the Whole Loan, as the case may be, first to the Bridge Point Rancho Cucamonga B Note and then to the Bridge Point Rancho Cucamonga A Notes) from general collections on the other mortgage loans in the other securitization trust.

Workout

Subject to the terms and conditions of the WFCM 2024-BPRC TSA, and the obligation to act in accordance with the servicing standard in the WFCM 2024-BPRC TSA, if the Non-Serviced Special Servicer, in connection with a workout or proposed workout of the Bridge Point Rancho Cucamonga Whole Loan, modifies the terms thereof such that (i) the principal balance of the Bridge Point Rancho Cucamonga Whole Loan is decreased, (ii) the Bridge Point Rancho Cucamonga Note Rate is reduced, (iii) payments of interest or principal on any Bridge Point Rancho Cucamonga Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Bridge Point Rancho Cucamonga Whole Loan, such modification will not alter, and any modification of the Bridge Point Rancho Cucamonga loan documents will be structured to preserve the sequential order of payment of the Bridge

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Point Rancho Cucamonga Notes as set forth in the Bridge Point Rancho Cucamonga loan agreement and the priority of payment described under “—Application of Payments” above, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Bridge Point Rancho Cucamonga Whole Loan attributable to such workout will be borne, first, by the holders of the Bridge Point Rancho Cucamonga B Note (up to its respective balance, together with accrued interest thereon at the applicable interest rate and any other amounts due to the Bridge Point Rancho Cucamonga B Note Holder), and then, by the Bridge Point Rancho Cucamonga A Note Holders, on a pro rata and pari passu basis (up to their respective Bridge Point Rancho Cucamonga Note Principal Balances, together with accrued interest thereon at the Bridge Point Rancho Cucamonga Note Rate and any other amounts due to such Bridge Point Rancho Cucamonga Note A Holders).

Sale of Specially Serviced Whole Loan

Upon the Bridge Point Rancho Cucamonga Whole Loan becoming a specially serviced loan under the WFCM 2024-BPRC TSA, the Non-Serviced Special Servicer may sell the Bridge Point Rancho Cucamonga Companion Notes, including the Bridge Point Rancho Cucamonga Mortgage Loan, together with the Bridge Point Rancho Cucamonga Note A-1 and Bridge Point Rancho Cucamonga Note B, which have been contributed to the WFCM 2024-BPRC securitization evidencing one whole loan in accordance with the terms of the WFCM 2024-BPRC TSA.

Notwithstanding the foregoing, the Non-Serviced Special Servicer will not be permitted to sell the Bridge Point Rancho Cucamonga Whole Loan without the written consent of each Bridge Point Rancho Cucamonga Companion Loan Holder (provided that such consent is not required if such Bridge Point Rancho Cucamonga Companion Loan Holder is an affiliate of the mortgage loan borrower) unless the Non-Serviced Special Servicer has delivered to each Bridge Point Rancho Cucamonga Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Bridge Point Rancho Cucamonga Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Bridge Point Rancho Cucamonga Whole Loan, and any documents in the servicing file reasonably requested by such Bridge Point Rancho Cucamonga Companion Loan Holder that are material to the price of the Bridge Point Rancho Cucamonga Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Non-Serviced Master Servicer or the Non-Serviced Special Servicer in connection with the proposed sale; provided that a Bridge Point Rancho Cucamonga Companion Loan Holder may waive any of the delivery or timing requirements described in this sentence.

Control and Consultation Rights of the Bridge Point Rancho Cucamonga Directing Holder

The Bridge Point Rancho Cucamonga Co-Lender Agreement provides that the Bridge Point Rancho Cucamonga Directing Holder or any other party assigned the right to exercise the rights of the “Controlling Note Holder” under the Bridge Point Rancho Cucamonga Co-Lender Agreement will have certain control rights set forth in the WFCM 2024-BPRC TSA.

Pursuant to the terms of the Bridge Point Rancho Cucamonga Co-Lender Agreement, no Bridge Point Rancho Cucamonga Companion Loan Holder (or its representative) will have any liability to the other Bridge Point Rancho Cucamonga Note Holders or any other person for any action taken, or for refraining from the taking of any action or the giving of any consent

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or the failure to give any consent pursuant to the Bridge Point Rancho Cucamonga Co-Lender Agreement or the WFCM 2024-BPRC TSA, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence.

Neither the WFCM 2024-BPRC Trust nor the Bridge Point Rancho Cucamonga Directing Holder will have any liability to the other Bridge Point Rancho Cucamonga Note Holders or any other person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to the Bridge Point Rancho Cucamonga Co-Lender Agreement or the WFCM 2024-BPRC TSA, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence.

The “Bridge Point Rancho Cucamonga Directing Holder” will be (i) for so long as no Bridge Point Rancho Cucamonga Control Shift Event is continuing, the Bridge Point Rancho Cucamonga Controlling Class Representative and (ii) during the continuance of a Bridge Point Rancho Cucamonga Control Shift Event, the holder of Bridge Point Rancho Cucamonga Note A-2-2 (or a “directing certificateholder”, “controlling class representative” or any analogous party for the Bridge Point Rancho Cucamonga Note A-2-2 Securitization). No borrower affiliate may act as the Bridge Point Rancho Cucamonga Directing Holder.

A “Bridge Point Rancho Cucamonga Control Shift Event” will exist at any time that (i) the Class B certificates under the WFCM 2024-BPRC TSA have an outstanding certificate balance (as notionally reduced by any appraisal reduction amounts allocable to such class) that is 25% or less of the initial certificate balance of that class of certificates or (ii) the Bridge Point Rancho Cucamonga Controlling Class Representative or a majority of the Bridge Point Rancho Cucamonga Controlling Class Certificateholders (by certificate balance) is a borrower affiliate.

The “Bridge Point Rancho Cucamonga Note A-2-2 Securitization” means the securitization transaction, if any, that includes Bridge Point Rancho Cucamonga Note A-2-2.

The “Bridge Point Rancho Cucamonga Controlling Class Representative” will be the Bridge Point Rancho Cucamonga Controlling Class Certificateholder (or its representative) selected by holders of more than 50% of the Bridge Point Rancho Cucamonga Controlling Class by certificate balance, as determined by the certificate registrar from time to time as provided for in the WFCM 2024-BPRC TSA.

The “Bridge Point Rancho Cucamonga Controlling Class” will be as of any time of determination the most subordinate class of control eligible certificates issued pursuant to the WFCM 2024-BPRC TSA then outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reduction amounts allocable to such class, that is at least equal to 25% of the initial certificate balance of that class or, if no class of control eligible certificates meets the preceding requirement, the Class D certificates issued pursuant to the WFCM 2024-BPRC TSA until the Class D certificates have been reduced, at which point no class will act as the Bridge Point Rancho Cucamonga Controlling Class.

Consultation Rights of the Companion Loan Holders

Pursuant to the terms of the Bridge Point Rancho Cucamonga Co-Lender Agreement, the Non-Serviced Special Servicer will be required (i) to provide copies of any notice, information and report that it is required to provide to the Bridge Point Rancho Cucamonga Directing Holder pursuant to the WFCM 2024-BPRC TSA (for this purpose, without regard to whether such items are actually required to be provided to the Bridge Point Rancho Cucamonga Directing Holder under the WFCM 2024-BPRC TSA due to the occurrence of a Bridge Point Rancho Cucamonga Whole Loan Control Event or a Bridge Point Rancho Cucamonga Whole

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Loan Consultation Termination Event) with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Bridge Point Rancho Cucamonga Whole Loan to each Bridge Point Rancho Cucamonga Companion Loan Holder (or its representative) and (ii) to consult with the Bridge Point Rancho Cucamonga Companion Loan Holder (or its representative) on a strictly non-binding basis if such Bridge Point Rancho Cucamonga Companion Loan Holder (or its representative) requests consultation with respect to any Major Decision or the implementation of any recommended actions in the summary of the Asset Status Report relating to the Bridge Point Rancho Cucamonga Whole Loan, and consider alternative actions recommended by the related Bridge Point Rancho Cucamonga Companion Loan Holder (or its representative).

Notwithstanding the foregoing, after the expiration of a period of 10 Business Days from the delivery to a Bridge Point Rancho Cucamonga Companion Loan Holder (or its related representative) by the Special Servicer of written notice of a proposed action, together with copies of the notice, information and report required to be provided to such Bridge Point Rancho Cucamonga Companion Loan Holder, the Non-Serviced Special Servicer will no longer be obligated to consult with such Bridge Point Rancho Cucamonga Companion Loan Holder (or its representative) whether or not such Bridge Point Rancho Cucamonga Companion Loan Holder (or its representative) has responded within such 10 Business Day period (unless the Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 Business Day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

Notwithstanding the consultation rights of any Bridge Point Rancho Cucamonga Companion Loan Holder (or its representative) set forth in the immediately preceding paragraph, the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned 10 Business Day period if the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, determines that immediate action with respect thereto is necessary to protect the interests of the Bridge Point Rancho Cucamonga Note Holders. In no event will the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, be obligated at any time to follow or take any alternative actions recommended by any Bridge Point Rancho Cucamonga Companion Loan Holder (or its representative).

In addition to the consultation rights of each Bridge Point Rancho Cucamonga Companion Loan Holder (or its representative) described above, each Bridge Point Rancho Cucamonga Companion Loan Holder will have the right to attend annual meetings (either telephonically or in person, at the discretion of the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable) at the offices of the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Bridge Point Rancho Cucamonga Whole Loan are discussed; provided that each Bridge Point Rancho Cucamonga Companion Loan Holder, at the request of the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, will be required to execute a confidentiality agreement in form and substance satisfactory to the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, if requested.

No objection, direction or advice of the Bridge Point Rancho Cucamonga Directing Holder will require or cause the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, to violate any provision of the Bridge Point Rancho Cucamonga loan documents, applicable laws, the WFCM 2024 TSA, the Bridge Point Rancho Cucamonga Co-Lender

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Agreement, the REMIC provisions or the Non-Serviced Master Servicer or Non-Serviced Special Servicer’s obligation to act in accordance with the servicing standard under the WFCM 2024-BPRC TSA.

In the event that the Non-Serviced Special Servicer or the Non-Serviced Master Servicer (in the event the Non-Serviced Master Servicer is otherwise authorized by the WFCM 2024-BPRC TSA to take such action), as applicable, determines that immediate action, with respect to any matter requiring consent of the Bridge Point Rancho Cucamonga Directing Holder is necessary to protect the interests of the Bridge Point Rancho Cucamonga Note Holders (as a collective whole) and the Non-Serviced Special Servicer has made a reasonable effort to contact the Bridge Point Rancho Cucamonga Directing Holder, the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as the case may be, will be permitted to take any such action without waiting for the Bridge Point Rancho Cucamonga Directing Holder’s response.

Special Servicer Appointment Rights

The Bridge Point Rancho Cucamonga Co-Lender Agreement provides that the Bridge Point Rancho Cucamonga Directing Holder will have the right, with or without cause, to replace the Non-Serviced Special Servicer then acting with respect to the Bridge Point Rancho Cucamonga Whole Loan and appoint a replacement special servicer, in accordance with the terms of the WFCM 2024-BPRC TSA.

Any designation by the Bridge Point Rancho Cucamonga Directing Holder of a person to serve as special servicer will be made by delivering to the Bridge Point Rancho Cucamonga Companion Loan Holders, the Non-Serviced Master Servicer, the then existing Non-Serviced Special Servicer and other parties to the WFCM 2024-BPRC TSA written notice stating such designation and satisfying the other conditions to such replacement as set forth in the WFCM 2024-BPRC TSA (including, without limitation, a Rating Agency Confirmation). The Bridge Point Rancho Cucamonga Directing Holder is required to notify the Bridge Point Rancho Cucamonga Companion Loan Holders of its termination of the then currently serving Non-Serviced Special Servicer and its appointment of a replacement special servicer in accordance with the Bridge Point Rancho Cucamonga Co-Lender Agreement and promptly deliver all information necessary for any other securitization trust to comply with any applicable reporting requirements under the Securities Exchange Act of 1934, as amended. Any such appointment of a replacement special servicer will not become effective unless all such information has been delivered to the applicable Bridge Point Rancho Cucamonga Companion Loan Holders. The Bridge Point Rancho Cucamonga Directing Holder will be solely responsible for any expenses incurred in connection with any such replacement without cause.

If a Servicer Termination Event on the part of the Non-Serviced Special Servicer has occurred that affects a Bridge Point Rancho Cucamonga Companion Loan Holder, such Bridge Point Rancho Cucamonga Companion Loan Holder will have the right to direct the Non-Serviced Trustee to terminate the Non-Serviced Special Servicer under the WFCM 2024-BPRC TSA pursuant to and in accordance with the terms of the WFCM 2024-BPRC TSA. Any successor special servicer appointed to replace the Non-Serviced Special Servicer with respect to the Bridge Point Rancho Cucamonga Whole Loan that was terminated for cause at any Bridge Point Rancho Cucamonga Companion Loan Holder’s direction cannot at any time be the person (or an affiliate thereof) that was so terminated without the prior written consent of such Bridge Point Rancho Cucamonga Companion Loan Holder. The applicable Bridge Point Rancho Cucamonga Companion Loan Holder will be solely responsible for reimbursing the Non-Serviced Trustee’s or the Bridge Point Rancho Cucamonga Directing Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the Non-Serviced Trustee, that would otherwise be reimbursed to

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the Non-Serviced Trustee from amounts on deposit in the WFCM 2024-BPRC collection account or companion loan distribution account.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in July 2024 and ending on the hypothetical Determination Date in August 2024. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Argentic Real Estate Finance 2 LLC, JPMorgan Chase Bank, National Association, National Consumer Cooperative Bank, National Cooperative Bank, N.A., Goldman Sachs Bank USA, and Societe Generale Financial Corporation are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Argentic Real Estate Finance 2 LLC, JPMorgan Chase Bank, National Association, National Cooperative Bank, N.A., Goldman Sachs Mortgage Company and Societe Generale Financial Corporation, on or about August 29, 2024 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The

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principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2023, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.2 billion. Since the beginning of 2010 through July 31, 2024, Wells Fargo Bank originated approximately 2,875 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $67.1 billion, which were included in 223 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

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In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may

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also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that

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Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage

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based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
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●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization

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trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Grapevine Mills Mortgage Loan (8.4%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, JPMorgan Chase Bank, National Association, and Bank of Montreal. The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (8.4%) is part of a Whole Loan that was co-originated by Wells Fargo Bank and JPMorgan Chase Bank, National Association. The 610 Newport Center Mortgage Loan (7.7%) is part of a Whole Loan that was co-originated by Wells Fargo Bank and JPMorgan Chase Bank, National Association. The Arizona Grand Resort and Spa Mortgage Loan (5.3%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, German American Capital Corporation and Goldman Sachs Bank USA.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent

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rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan;

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(iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from July 1, 2021 to June 30, 2024 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	I	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

Wells Fargo Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK# 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	0	6,758,227.92	1.09	0.00	0.00	0.00	0	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	0	6,758,227.92	1.09	0.00	0.00	0.00	0	6,758,227.92	1.09

Wells Fargo Commercia l Mortgage Trust 2015-C26, Commercia l Mortgage Pass-Throu gh Certificates , Series 2015-C26	x	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance 2 LLC (12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.87	0	0.00	0.00	1	30,761,712.00	3.87

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,1 00,0 00.0 0	5.00	0	32,100,000.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal		BSPRT CMBS Finance, LLC	12	606,820,955.35	17.77	1	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	1	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00		0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00		0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,1 00,0 00.0 0	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,9 88,4 16.0 0	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,9 88,4 16.0 0	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31		Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.81	0	0.00	0.00	4	7,228,000.00	1.81
		Morgan Stanley Mortgage Capital Holdings LLC(16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,50 0,00 0.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,50 0,00 0.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,9 88,4 16.0 0		2	36,6 00,0 00.0 0		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
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(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria”, located at 5415 Westheimer Road, Houston, TX 77056) (“Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request because a Material Document Defect can be addressed by curing (as set forth in Section 5(a) of the applicable Mortgage Loan Purchase Agreement), and even if the deficiency described in the Repurchase Request were a Material Document Defect, it has already been cured, by virtue of the existence and effectiveness of an Interim Franchise Agreement that was executed on July 13, 2020. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic plans to appeal this judgement.
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022, that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2024 through June 30, 2024 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on August 8, 2024, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 8, 2024, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Argentic Real Estate Finance 2 LLC

General

Argentic Real Estate Finance 2 LLC (“Argentic”) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2023, Argentic has securitized approximately 54 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $1.8 billion.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction

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to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic. The

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committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an
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environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein,
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and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily community mortgage loan may be required to fund various escrows for taxes, insurance,

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replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including,
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but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above. For any material exceptions to Argentic’s underwriting guidelines described above in respect of the Argentic Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

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Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Argentic, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination

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counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on January 24, 2024. Argentic’s Central Index Key is 0001968416. With respect to the period from and including April 27, 2023 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including March 31, 2024, Argentic does not have any activity to report, as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Argentic is an affiliate of (i) Argentic Services Company LP, the expected special servicer, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest and the holder of the “eligible horizontal residual interest”, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder.

The information set forth under “—Argentic Real Estate Finance 2 LLC” has been provided by Argentic Real Estate Finance 2 LLC.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its

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business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2023, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2023 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMCB files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing community and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2023, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $184 billion. Of that amount, approximately $145 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2023, JPMCB originated and securitized approximately $2 billion of commercial mortgage loans, of which approximately $372 million were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing

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entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

With respect to each of the Grapevine Mills Whole Loan, the Marriott Myrtle Beach Grande Dunes Resort Whole Loan and the 610 Newport Center Whole Loan, each of which was co-originated by Wells Fargo Bank and JPMCB, portions of each of which are being sold by Wells

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Fargo Bank and JPMCB, the Wells Fargo Bank Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under

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“—JPMCB’s Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Standards and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the

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property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or

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hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive

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such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged
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Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation;
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(ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Standards and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on May 3, 2024, and JPMCB’s most recently filed Form ABS-15G for this asset class was filed with the SEC on February 9, 2024. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from July 1, 2021 to June 30, 2024 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
Total by Asset Class			3	$908,500,000		3	$644,337,344		0	0.00		0	0.00		3	$644,337,344		0	0.00		0	0

(1)	In connection with the preparation of this table, JPMorgan Chase Bank, National Association undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those
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representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in the table above has not been verified by any third party.

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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management did not change as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates intends to insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

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A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association pursuant to which Wells Fargo Bank, National Association has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to certain interest rate swaps or other interest rate hedging arrangements with Wells Fargo Bank, National Association (or an affiliate of Wells Fargo Bank, National Association) with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 86th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on June 30, 2024, National Cooperative Bank, N.A. and its affiliates sold approximately $8.0 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998 through June 30, 2024, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $4.6 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Eight (8) of the nine (9) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor, representing approximately 10.5% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which

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includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title

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insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There

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is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may

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require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

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Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

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Data Comparisons and Recalculation. National Cooperative Bank, N.A. engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

•	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;
•	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and
•	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

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Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 1, 2024. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including July 1, 2021 to June 30, 2024, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of the depositor, GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter.

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GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See “Description of the Mortgage Pool—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans” for additional information.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2023, GSMC originated or acquired approximately 3,325 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $165.7 billion. As of December 31, 2023, GSMC had acted as a sponsor and mortgage loan seller on approximately 438 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion, $8.548 billion, $9.960 billion, $6.823 billion, $14.906 billion, $7.173 billion and $5.857 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior

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paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

With respect to the Arizona Grand Resort and Spa Whole Loan, which was co-originated by Wells Fargo Bank, National Association, GS Bank and German American Capital Corporation, portions of which are being sold by Wells Fargo Bank, National Association and GSMC, the Wells Fargo Bank, National Association Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” on Annex A-3. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

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Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

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Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2023	$4.2 billion	$3.8 billion
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2023	$2.1 billion	$2.1 billion
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the

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underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have

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reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

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●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material

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adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

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Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
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●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.
●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

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The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 14, 2024. GSMC’s Central Index Key is 0001541502. With respect to the period from and including April 1, 2021 to and including March 31, 2024, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of princi-pal balance (i)	# (j)	$ (k)	% of princi-pal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of princi-pal balance (r)	# (s)	$ (t)	% of princi-pal balance (u)	# (v)	$ (w)	% of princi- pal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may acquire in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor, a mortgage loan seller and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January

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2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through June 30, 2024, Societe Generale Financial Corporation securitized 199 fixed

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rate commercial mortgage loans with an aggregate original principal balance of approximately $8 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage

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loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where
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there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

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Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

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Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
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●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations

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from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 9, 2024. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including June 30, 2024 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 9, 2024. SGNY’ s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including June 30, 2024, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

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The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, a master servicer, and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator, the trustee and the NCB back-up advancing agent with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2024-C63 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the applicable master servicer, the trustee and the NCB back-up advancing agent may make Advances of delinquent monthly

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debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the NCB back-up advancing agent, each master servicer and each special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Certificate Administrator and Trustee”, “—The NCB Back-Up Advancing Agent”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the NCB back-up advancing agent, the depositor, each master servicer, each special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator (in such capacity, the “Certificate Administrator”), certificate registrar, trustee (in such capacity, the “Trustee”) and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.1 billion (USD) in assets as of December 31, 2023. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (and together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust

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Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2023, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 500 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $274 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2023, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,237 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $706 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian (the “Custodian”) of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each

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mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2023, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 427,700 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2023 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2023 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed that certain classes were underpaid and other classes overpaid for two consecutive months. The payment error was caused by an administrative error relating to the reimbursement of non-recoverable advances. Computershare Trust Company corrected the error in the next month.

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the servicer’s report where funds received in connection with a principal adjustment on a liquidated loan were not distributed to holders resulting in an underpayment to one class. Computershare Trust Company revised the distribution to correct the payment error three months after the payment error occurred.

For each of the two CMBS transactions, the related Subject 2023 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the

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transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, Computershare Trust Company and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee, the Certificate Administrator and the NCB Back-Up Advancing Agent” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank is expected to act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity other than the National Cooperative Bank, N.A. Mortgage Loans and as the primary servicer for the Serviced Companion Loans (in such capacity, the “General Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-23A, 550 South Tryon Street, 23rd Floor, Charlotte, North Carolina 28202.

Wells Fargo Bank is also (i) the Retaining Sponsor, (ii) a sponsor, an originator and a mortgage loan seller, (iii) an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter, (iv) the general master servicer under the BANK 2024-BNK47 PSA, pursuant to which the Dallas Market Center Whole Loan is serviced, (v) expected to be the master servicer under the BBCMS 2024-C28 PSA, pursuant to which each of the 900 North Michigan Whole Loan, Arizona Grand Resort and Spa Whole Loan and St. Johns Town Center Whole Loan are expected to be serviced, (vi) the servicer under the WFCM 2024-BPRC TSA, pursuant to which the Bridge Point Ranch Cucamonga Whole Loan is serviced, and (vii) the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees

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and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2021	As of 12/31/2022	As of 12/31/2023	As of 6/30/2024
By Approximate Number:	29,704	27,480	25,184	24,552
By Approximate Aggregate Unpaid Principal Balance (in billions):	$619.35	$599.96	$569.60	$564.13

Within this portfolio, as of June 30, 2024, are approximately 19,129 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $448.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of March 31, 2024, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2021	$461,645,275,707	$1,395,817,923	0.30%
Calendar Year 2022	$447,783,265,998	$1,178,103,154	0.26%
Calendar Year 2023	$417,536,836,151	$951,214,812	0.23%
YTD Q2 2024	$415,484,757,684	$951,597,104	0.23%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS, Inc. (“Morningstar DBRS ”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

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US Servicer Ratings	Fitch	S&P	Morningstar DBRS
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until March 14, 2022. Personnel returned to their offices on March 14 on a hybrid flexible model that allows for some remote work. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the General Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
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●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing & tracking;
●	credit investigation & background checks; and
●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the General Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The General Master Servicer will enter into one or more agreements with the mortgage loan sellers (other than National Cooperative Bank, N.A.) (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Wells Fargo is the purchaser under a repurchase agreement with Argentic or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Argentic or certain of its affiliates. Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Argentic, a sponsor, an originator and a

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mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Argentic from time to time, which may include, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Argentic will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by Argentic that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and SocGen, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of SocGen, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the SocGen Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any SocGen Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and GSMC, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of GSMC, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by GSMC and such affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the GSMC Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any GSMC Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

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Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to nine (9) of the Mortgage Loans, representing approximately 11.9% of the Initial Pool Balance. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of June 30, 2024, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $4.76 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of June 30, 2024, National Cooperative Bank, N.A. had total assets of $3,687.1 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.49%. For the six months ended June 30, 2024, National Cooperative Bank, N.A. reported net income of $13.4 million (unaudited). As of December 31, 2023, National Cooperative Bank, N.A. had total assets of $3,453.5 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.20%. For the year ended December 31, 2023, National Cooperative Bank, N.A. reported net income of $15.8 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

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National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2021(1)	2022(1)	2023(1)	2024(2)
By Approximate Number:	3,511	3,509	3,596	3,608
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.7 billion	$5.8 billion	$5.9 billion	$6.2 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of June 30, 2024.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of June 30, 2024, are approximately 1,307 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.76 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of June 30, 2024, were located in 33 states and the District of Columbia and include retail, office, multifamily (including residential cooperative properties), industrial and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae. At the end of the COVID-19 pandemic, NCB returned to a 2-day per week in-office work schedule with 3-days per week remote which has not resulted in an adverse impact on daily operations. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced

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commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB*
Calendar Year 2021	$2,945,929,361	$241,906.63	0.008%
Calendar Year 2022	$3,115,144,567	$900,020.02	0.029%
Calendar Year 2023	$2,997,811,633	$1,263,458.00	0.042%
Calendar Year 2024**	$3,262,301,899	$2,464,607,42	0.076%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.
**	As of June 30, 2024.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;
●	tracking and reporting of flood zone changes;
●	legal representation;
●	performance of ongoing property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and
●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as

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master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans as to which it is acting as master servicer or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

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National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The NCB Back-Up Advancing Agent

Deutsche Bank National Trust Company, a national banking association (“DBNTC”), will act as NCB back-up advancing agent under the Pooling and Servicing Agreement. DBNTC is a national banking association with its offices for notices under the Pooling and Servicing Agreement located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration— WFCM 2024-C63, and its telephone number is (714) 247-6000.

DBNTC and its affiliates have provided corporate trust services since 1991. DBNTC and its affiliates have previously been appointed to the role of trustee or certificate administrator for over 1,900 mortgage-backed transactions and have significant experience in this area.

In its capacity as trustee or back-up advancing agent on commercial mortgage securitizations, DBNTC is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, DBNTC, in its capacity as trustee or back-up advancing agent, has not been required to make an advance on a domestic CMBS transaction.

Deutsche Bank National Trust Company (“DBNTC”) and Deutsche Bank Trust Company Americas (“DBTCA”) have been sued by investors in civil litigation concerning their role as trustees of certain residential mortgage-backed securities (“RMBS”) trusts.

On June 18, 2014, a group of investors, including funds managed by BlackRock Advisors, LLC, PIMCO-Advisors, L.P., and others, filed an action against DBNTC and DBTCA in New York State Supreme Court alleging that DBNTC and DBTCA failed to perform purported duties, as trustees for 544 private-label RMBS trusts, to enforce breaches of representations and warranties as to mortgage loans held by the trusts and to enforce breaches by servicers of their mortgage loan servicing obligations for the trusts. During the course of the litigation, plaintiffs dismissed the case from New York State Supreme Court and refiled two separate cases, one in the U.S. District Court for the Southern District of New York (the “BlackRock SDNY Case”) and the other in the Superior Court of California, Orange County (the “BlackRock California Case”). Pursuant to a settlement among the parties, the BlackRock SDNY Case was dismissed on December 6, 2018, and the BlackRock California Case was dismissed on January 11, 2019.

On June 18, 2014, Royal Park Investments SA/NV filed a class and derivative action complaint on behalf of investors in ten RMBS trusts against DBNTC in the U.S. District Court for the Southern District of New York asserting claims for alleged violations of the U.S. Trust Indenture Act of 1939 (“TIA”), breach of contract and breach of trust based on DBNTC’s

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alleged failure to perform its duties as trustee for the trusts. During the course of the litigation, the court dismissed plaintiff’s TIA claim and its derivative theory. On August 4, 2017, Royal Park filed a separate, additional class action complaint against DBNTC in the U.S. District Court for the Southern District of New York asserting claims for breach of contract, unjust enrichment, conversion, breach of trust, equitable accounting and declaratory and injunctive relief arising out of the payment from trust funds of DBNTC’s legal fees and expenses in the other, ongoing Royal Park litigation. Pursuant to a settlement between the parties, both cases were dismissed on June 10, 2019.

On November 7, 2014, the National Credit Union Administration Board (“NCUA”), as an investor in 121 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of those trusts, alleging violations of the TIA and the New York Streit Act for DBNTC’s alleged failure to perform certain purported statutory and contractual duties. On March 5, 2015, NCUA amended its complaint to assert claims as an investor in 97 of the 121 RMBS trusts that were the subject of its first complaint. The amended complaint alleges violations of the TIA and Streit Act, as well as breach of contract, breach of fiduciary duty, negligence, gross negligence, negligent misrepresentation, and breach of the covenant of good faith. NCUA’s complaint alleges that the trusts at issue have suffered total realized collateral losses of U.S. $17.2 billion, but the complaint does not include a demand for money damages in a sum certain. On May 1, 2015, DBNTC filed a motion to dismiss the amended complaint. On July 31, 2018, the court issued an order that, among other things, denied DBNTC’s motion to dismiss without prejudice to its renewal. On August 31, 2018, NCUA filed a letter informing the court that it intends to: (i) drop all of its claims as to 60 of the 97 trusts at issue; (ii) drop its claims as to certain, but not all, certificates for 3 additional trusts; and (iii) move for leave to file an amended complaint bringing claims as to the remaining 37 trusts at issue. On October 5, 2018, NCUA filed a motion for leave to file a second amended complaint that asserts claims as to only 37 of the 97 trusts that were originally at issue, and adds new claims for a declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses in NCUA’s action and in other actions brought by investors against DBNTC for alleged breaches of its duties as an RMBS trustee. On November 5, 2018, DBNTC filed a motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. On October 15, 2019, the court: (i) granted in part NCUA’s motion for leave to file a second amended complaint; and (ii) granted DBNTC’s motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. The court permitted NCUA to file a second amended complaint asserting claims for: (i) breach of contract arising out of DBNTC’s alleged failure to perform certain purported statutory and contractual duties; and (ii) declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses. The court denied NCUA’s request to assert additional claims for: (i) negligence and gross negligence; and (ii) breach of fiduciary duty. On October 21, 2019, NCUA filed a second amended complaint. On November 15, 2019, DBNTC filed an answer to the second amended complaint. On June 11, 2021, NCUA filed a third amended complaint, the substance of which was unchanged from the second amended complaint. On July 1, 2021, DBNTC filed an answer to the third amended complaint. On October 5, 2021, NCUA filed a fourth amended complaint, the substance of which was unchanged from the third amended complaint. On October 25, 2021, DBNTC filed an answer to the fourth amended complaint. On February 4, 2022, the parties filed a stipulation in which NCUA agreed to voluntarily dismiss with prejudice all claims as to 19 trusts. On February 28, 2022, both parties filed motions for partial summary judgment, which have been fully briefed. Discovery is ongoing.

On December 23, 2014, certain special purpose entities including Phoenix Light SF Limited that held RMBS certificates issued by 21 RMBS trusts filed a complaint in the U.S. District

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Court for the Southern District of New York against DBNTC as trustee of the trusts, asserting claims for violation of the TIA and the Streit Act, breach of contract, breach of fiduciary duty, negligence, gross negligence, and negligent misrepresentation, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. On April 10, 2015, plaintiffs filed an amended complaint relating to an additional 34 trusts (for a total of 55 trusts) and amended their complaint for a second time on July 15, 2015 to include additional allegations and to drop their claim for negligent misrepresentation. In that complaint, plaintiffs alleged damages of over U.S. $527 million. On February 2, 2016, the court entered a stipulation signed by the parties to dismiss with prejudice claims relating to four of the 55 trusts, leaving 51 trusts at issue. DBNTC filed a motion to dismiss. On March 29, 2016, the court granted in part and denied in part DBNTC’s motion to dismiss. The court allowed the majority of plaintiffs’ breach of contract claims to proceed. The court denied DBNTC’s motion to dismiss breach of fiduciary duty claims. The court granted the motion to dismiss to the extent that negligence claims were duplicative of breach of contract claims but denied the motion to dismiss to the extent plaintiffs alleged DBNTC violated extra-contractual duties. In addition, the court dismissed breach of the implied covenant of good faith and fair dealing claims. The court also denied the motion to dismiss claims for alleged violations of Sections 315(b) and 315(c) of the TIA, but dismissed claims under 316(b). Finally, the court dismissed plaintiffs’ Streit Act claim. Following the court’s decision on the motion to dismiss, 46 trusts remained at issue. On May 13, 2016, DBNTC filed an answer to the amended complaint. On December 20, 2016, the court ordered the parties’ stipulation dismissing plaintiffs’ claims relating to three trusts, leaving 43 trusts at issue. On September 27, 2017, plaintiffs filed a third amended complaint that names DBTCA as a defendant in addition to DBNTC. DBTCA serves as trustee for one of the 43 trusts at issue. DBNTC serves as trustee for the other 42 trusts at issue. Plaintiffs’ third amended complaint brings claims for violation of the TIA; breach of contract; breach of fiduciary duty; negligence and gross negligence; violation of the Streit Act; and breach of the covenant of good faith. However, in the third amended complaint, plaintiffs acknowledge that the court previously dismissed plaintiffs’ TIA Act claims, negligence and gross negligence claims, Streit Act claims, claims for breach of the covenant of good faith, and certain theories of plaintiffs’ breach of contract claims, and plaintiffs only include these claims to preserve any rights on appeal. Plaintiffs allege damages of “hundreds of millions of dollars.” On November 13, 2017, DBNTC and DBTCA filed an answer to the third amended complaint. On December 7, 2018, DBNTC and DBTCA filed a motion for summary judgment. Also on December 7, 2018, plaintiffs, jointly with Commerzbank AG (see description of Commerzbank case below), filed a motion for partial summary judgment. On October 27, 2021, DBNTC and DBTCA filed a supplemental motion for summary judgment relating to plaintiffs’ standing. On February 8, 2022, the court issued an order in which it granted DBNTC and DBTCA’s supplemental motion for summary judgment, granted in part DBNTC and DBTCA’s initial motion for summary judgment, and denied plaintiffs’ motion for partial summary judgment. As a result of that order, all of plaintiffs’ claims were dismissed with prejudice. On April 26, 2023, the United States Court of Appeals for the Second Circuit affirmed the court’s summary judgment order.

On March 24, 2015, the Western and Southern Life Insurance Company and five related entities (collectively “Western & Southern”), as investors in 18 RMBS trusts, filed a complaint in the Court of Common Pleas, Hamilton County, Ohio, against DBNTC as trustee for 12 of those trusts, asserting claims for violation of the TIA and the Streit Act, breach of contract, breach of fiduciary duty, negligence, gross negligence, negligent misrepresentation, and breach of the covenant of good faith and fair dealing, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. DBNTC filed a motion to dismiss based upon lack of personal jurisdiction and forum non conveniens; a motion to stay the case pending the resolution of similar actions in New York against DBNTC; and a motion to sever the claims against DBNTC from those against its co-defendant. On November 5, 2015, the court denied DBNTC’s motion to dismiss and motion to stay the case but granted DBNTC’s motion to sever.

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After DBNTC’s first motion to dismiss was decided, DBNTC filed another motion to dismiss, this time for failure to state a claim. On June 24, 2016, the court granted in part and denied in part DBNTC’s motion to dismiss. The court allowed the majority of plaintiffs’ breach of contract claims to proceed. The court granted the motion to dismiss most negligence claims as duplicative breach of contract claims, but denied the motion to dismiss negligence/breach of fiduciary duty claims insofar as those claims relate to alleged conflicts of interest. In addition, the court dismissed claims alleging: (a) breach of the implied covenant of good faith and fair dealing, (b) negligent misrepresentation, (c) breach of the TIA, (d) any breach of alleged duties relating to the misconduct of IndyMac Bank fsb, the sponsor of 9 of the 12 trusts at issue, (e) any breaches relating to one resecuritization trust at issue, as to which the court found plaintiffs had alleged no breaches by DBNTC, and (f) breach of the Streit Act. On July 25, 2016, DBNTC filed an answer to the complaint. On October 14, 2016, Western & Southern filed an amended complaint, asserting claims for violation of the TIA and the Streit Act, breach of contract, breach of fiduciary duty, negligence, gross negligence, negligent misrepresentation, and breach of the covenant of good faith and fair dealing. In the amended complaint, Western & Southern alleged that it purchased certificates of the trusts with a face value of more than U.S. $168 million and that the trusts at issue suffered total realized collateral losses of U.S. $1 billion, but the amended complaint did not include a demand for money damages in a sum certain. On November 18, 2016, DBNTC filed an answer to the amended complaint. On September 28, 2017, Western & Southern voluntarily dismissed its case without prejudice.

On December 23, 2015, Commerzbank AG (“Commerzbank”), as an investor in 50 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of the trusts, asserting claims for violations of the TIA and New York’s Streit Act, breach of contract, breach of fiduciary duty, negligence, and breach of the covenant of good faith, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. Commerzbank alleges that DBNTC caused it to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain. On April 29, 2016, Commerzbank filed an amended complaint. The amended complaint asserts the same claims as did the original complaint, and, like the original complaint, alleges that DBNTC caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but does not include a demand for money damages in a sum certain. On May 27, 2016, DBNTC filed a motion to dismiss the amended complaint. On February 10, 2017, the court granted in part and denied in part DBNTC’s motion to dismiss. The court granted the motion to dismiss with respect to Commerzbank’s claim for breach of the covenant of good faith and claim under the Streit Act, dismissing those claims with prejudice. The court also granted the motion to dismiss with respect to Commerzbank’s claim under the TIA as to the 46 trusts at issue governed by pooling and servicing agreements, dismissing that claim with prejudice as to those 46 trusts. The court also granted the motion to dismiss, without prejudice, with respect to Commerzbank’s breach of contract claim as to ten trusts whose governing agreements limit the right to file suit under the governing agreements to certain specified parties, including the registered holder of a certificate issued by the trust. The court held that, although Commerzbank has not received authorization from the registered holder of the certificates at issue to file suit, it may still obtain that authorization from the registered holder. The court denied the remainder of the motion to dismiss. Therefore, with the exception of the claims relating to the ten trusts for which Commerzbank has not received authorization to file suit, Commerzbank’s claims for breach of contract, breach of fiduciary duty, and negligence will proceed. Commerzbank’s claim under the TIA as to the four trusts governed by agreements other than pooling and servicing agreements will also proceed. On May 1, 2017, DBNTC filed an answer to the amended complaint. On November 30, 2017, Commerzbank filed a second amended complaint that names DBTCA as a defendant in addition to DBNTC. DBTCA serves as trustee for 1 of the 50 trusts at issue. DBNTC serves as trustee for the other 49 trusts at

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issue. Commerzbank’s second amended complaint brings claims for violation of the TIA; breach of contract; breach of fiduciary duty; negligence; violation of the Streit Act; and breach of the covenant of good faith. However, in the second amended complaint, Commerzbank acknowledges that the court previously dismissed its TIA claims for the trusts governed by pooling and servicing agreements, as well as its Streit Act claims and claims for breach of the covenant of good faith, and Commerzbank only includes these claims to preserve any rights on appeal. The second amended complaint alleges that DBNTC and DBTCA caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain. On January 29, 2018, DBNTC and DBTCA filed an answer to the second amended complaint. On December 7, 2018, DBNTC and DBTCA filed a motion for summary judgment. Also on December 7, 2018, Commerzbank, jointly with the Phoenix Light plaintiffs, filed a motion for partial summary judgment. On February 8, 2022, the court issued an order in which it granted in part DBNTC and DBTCA’s motion for summary judgment and denied plaintiffs’ motion for partial summary judgment. As a result of that order, many of plaintiffs’ claims and theories were dismissed with prejudice. Discovery is ongoing.

On December 30, 2015, IKB International, S.A. in Liquidation and IKB Deutsche Industriebank A.G. (collectively, “IKB”), as an investor in 37 RMBS trusts, filed a summons with notice in the Supreme Court of the State of New York, New York County, against DBNTC and DBTCA as trustees of the trusts. On May 27, 2016, IKB served its complaint asserting claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, violation of the Streit Act, violation of the TIA, violation of Regulation AB, and violation of Section 9 of the Uniform Commercial Code. IKB alleges that DBNTC and DBTCA are liable for over U.S. $268 million in damages. On October 5, 2016, DBNTC and DBTCA, together with several other trustees defending lawsuits by IKB, filed a joint motion to dismiss. On January 6, 2017, IKB filed a notice of discontinuance, voluntarily dismissing with prejudice all claims as to three trusts. On June 20, 2017, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to four additional trusts. On January 27, 2021, the court granted in part and denied in part DBNTC and DBTCA’s motion to dismiss. The court granted the motion to dismiss with respect to IKB’s claims for violations of the Streit Act, Regulation AB, and Section 9 of the Uniform Commercial Code, as well as certain aspects of IKB’s claims for breach of contract, breach of fiduciary duty, and violation of the TIA. The court denied the remainder of the motion to dismiss. IKB’s remaining claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, and violation of the TIA will proceed. On May 10, 2021, DBNTC and DBTCA filed a notice of appeal with the New York Supreme Court Appellate Division, First Department, regarding certain aspects of the court’s order on the motion to dismiss. On May 20, 2021, IKB filed a notice of cross appeal with respect to other aspects of that order. On August 30, 2022, the New York Supreme Court, Appellate Division, First Department affirmed in part and reversed in part the court’s order on the motion to dismiss. After DBNTC and DBTCA appealed the First Department’s decision, on June 15, 2023, the New York Court of Appeals reversed the First Department’s decision in part, dismissing certain additional contract claims, as well as IKB’s claims for breach of fiduciary duty and breach of duty to avoid conflicts of interest. On June 2, 2021, IKB filed a motion for re-argument regarding certain aspects of the court’s order on the motion to dismiss, which the court denied on August 3, 2021. On May 13, 2021, DBNTC and DBTCA filed an answer to the complaint. On October 28, 2021, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to seven additional trusts. On December 29, 2021, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to one additional trust. On April 22, 2022, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to 17 certificates at issue, including all claims as to 5 trusts. On February 28, 2023, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to two trusts, leaving 15 trusts at issue. On November 21, 2023, the

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parties filed a stipulation, voluntarily dismissing with prejudice all claims as to three trusts, leaving 12 trusts at issue. Discovery is ongoing.

It is DBNTC’s belief that it has no pending legal proceedings (including, based on DBNTC’s current evaluation, the litigation disclosed in the foregoing paragraphs) that would materially affect its ability to perform its duties as NCB back-up advancing agent under the Pooling and Servicing Agreement for this transaction.

The information set forth above under “—The NCB Back-Up Advancing Agent” has been provided by DBNTC. Other than as set forth in the above paragraphs, DBNTC has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The Special Servicers

Argentic Services Company LP

Argentic Services Company LP, a Delaware limited partnership (“ASC”) and will act as the general special servicer (in such capacity, the “General Special Servicer”)under the pooling and servicing agreement (the “PSA”). ASC will be responsible for special servicing and administration if such loans were to become a “specially serviced loan” or “REO property” pursuant to the PSA. ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer rating of “Average” by S&P and a DBRS Morningstar Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of December 31, 2023, Elliott manages approximately $65.5 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the mortgage loan seller, originator, sponsor and the retaining sponsor, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest and the Horizontal Risk Retention Certificates, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention” in this prospectus) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loans or any Excluded Loan). ASC will also act as the special servicer with respect to (i) the Bridge Point Rancho Cucamonga Whole Loan, which is serviced under the WFCM 2024-BPRC trust and servicing agreement, and (ii) the 680 Madison Whole loan, which is serviced under the BMO 2024-C9 pooling and servicing agreement.

Except as disclosed in the previous paragraph, neither ASC nor any of its affiliates intends to retain any other certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may retain or own in the future, after the Closing Date, certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the portion of the risk retention interest) at any time. Argentic Securities Holdings 2 Cayman Limited will be required to retain its portion of

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the risk retention risk for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

The following table sets forth information about ASC’s total portfolio of named special servicing for commercial and multifamily mortgage loans as of the dates indicated:

Named Special Servicing	December 31, 2021	December 31, 2022	December 31, 2023
By Approximate Number:	1,065	1,206	1,346
By Approximate Aggregate Unpaid Principal Balance (in billions):	$24.353	$24.508	$31.507

As of June 30, 2024, ASC had twenty two (22) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging 35 years of industry experience. ASC was named special servicer on 57 securitized pools (52 commercial mortgage-backed securities pools and 5 collateralized loan obligation pools) including 1,347 loans secured by 2,006 properties with an unpaid balance of approximately $33.12 billion as of June 30, 2024. As of June 30, 2024, ASC was actively managing 32 commercial mortgage-backed securities loans, secured by 46 properties (including 4 REO properties) with an approximate unpaid balance of $1.192 billion.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act;

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(ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the applicable pooling and servicing agreement and, accordingly, will not have any material impact on the performance of the mortgage loans or the certificates.

ASC, in its role as a General Special Servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as General Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the loan, but may from time to time have custody of certain of such documents as necessary for enforcement actions or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the PSA.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificate holders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable directing certificate holder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the General Special Servicer and to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as General Special Servicer under the PSA and any related intercreditor agreement and limitations on such person’s right to replace the General Special Servicer.

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National Cooperative Bank, N.A.

National Cooperative Bank, N.A. (“NCB”), a national banking association regulated by the Office of the Comptroller of the Currency, will initially be responsible for the servicing and administration of nine (9) Mortgage Loans (11.9%) if they become Specially Serviced Loans and any related REO Properties and, with respect to the applicable mortgage loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of June 30, 2024, National Cooperative Bank, N.A. had total assets of $3,687.1 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.49%.  For the six months ended June 30, 2024, National Cooperative Bank, N.A. reported net income of $13.4 million (unaudited). As of December 31, 2023, National Cooperative Bank, N.A. had total assets of $3,453.5 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.20%. For the year ended December 31, 2023, National Cooperative Bank, N.A. reported net income of $15.8 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2021(1)	2022(1)	2023(1)	2024(2)
By Approximate Number:	3,511	3,509	3,596	3,608
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.7 billion	$5.8 billion	$5.9 billion	$6.2 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of June 30, 2024.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of June 30, 2024, are approximately 1,307 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.76 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of June 30, 2024, were located in 33 states and the District of Columbia and include retail, office, multifamily (including residential cooperative properties), industrial and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of June 30, 2024, National Cooperative Bank, N.A. was named the special servicer in approximately 55 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of

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approximately $3.26 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2021 to June 30, 2024.

Portfolio Size – CMBS Special Servicing	2021(1)	2022(1)	2023(1)	2024(2)
Total	$3,166,072	$2,965,465	$2,950,819	$3,216,153

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.
(2)	As of June 30, 2024.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, National Cooperative Bank, N.A. instituted temporary requirements that, subject to certain exceptions, its personnel, including those in the commercial mortgage servicing group, worked remotely. At the end of the COVID-19 pandemic, NCB returned to a 2-day per week in-office work schedule with 3-days per week remote which has not resulted in an adverse impact on daily operations. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

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No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

National Cooperative Bank, N.A. may be terminated, with respect to the National Cooperative Bank, N.A. Mortgage Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

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National Cooperative Bank, N.A. may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of National Cooperative Bank, N.A. as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts” in this prospectus. National Cooperative Bank, N.A.’s ability to waive or modify any terms, fees, penalties or payments on the National Cooperative Bank, N.A. Mortgage Loans and the potential effect of that ability on the potential cash flows from the National Cooperative Bank, N.A. Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

National Cooperative Bank, N.A. and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by National Cooperative Bank, N.A. as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A. will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding National Cooperative Bank, N.A.’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. National Cooperative Bank, N.A.’s rights and obligations with respect to indemnification, and certain limitations on National Cooperative Bank, N.A.’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The foregoing information regarding National Cooperative Bank, N.A. set forth in this section entitled “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A. None of the depositor, the underwriters, the master servicer, the general special servicer, the operating advisor, the asset representations reviewer, the trustee, the NCB back-up advancing agent, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

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Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2024, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial unpaid principal balance of $379.0 billion issued in 440 transactions.

As of June 30, 2024, Park Bridge Lender Services was acting as asset representations reviewer for 187 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial unpaid principal balance of $167.0 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA; (c) is not (and is neither affiliated nor Risk Retention Affiliated with) the depositor, the trustee, the NCB back-up advancing agent, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates or Risk Retention Affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Pursuant to Section 15G of the Exchange Act as added by Section 931 of the Dodd-Frank Act and implemented by Regulation RR (15 U.S.C. §78o-11) (the “Credit Risk Retention Rules”), a sponsor of certain types of asset-backed securities is required, either directly or through one or more majority-owned affiliates, to retain a portion of the credit risk of the asset-backed securities transaction. As a consequence of the Credit Risk Retention Rules, Argentic Real Estate Finance 2 LLC, one of the sponsors of this transaction (and an affiliate of Argentic Services Company LP, the special servicer) has agreed to act as the retaining sponsor (in such capacity, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules (but only for so long as such rules remain in effect). The Retaining Sponsor intends to satisfy its risk retention requirements through a combination of the following on the Closing Date:

●	the purchase by its MOA, which is expected to be Argentic Securities Holdings 2 Cayman Limited (the “Retaining Party”), of an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules), in the form of certificates representing approximately 1.40% of the fair value, as of the Closing Date, of all of the ABS interests issued, which will be comprised of the Class G-RR and Class J-RR certificates (other than the portion that comprises the VRR Interest), determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and
●	the purchase by its MOA, which is expected to be the Retaining Party, of an “eligible vertical interest” (as defined in the Credit Risk Retention Rules, the “VRR Interest”) comprised of approximately 3.65% of the Certificate Balance, the Notional Amount or Percentage Interest, as applicable, as of the Closing Date, of each class of certificates (other than the Class R certificates) in such amounts as set forth below:

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Class	Approx. Initial Certificate Balance/Notional Amount/Percentage Interest to be Retained(1)
Class A-1	$347,000
Class A-3	$2,373,000
Class A-SB	$569,000
Class A-4	(2)
Class A-5	(2)
Class X-A	$18,242,000
Class X-B	$5,570,000
Class A-S	$3,713,000
Class B	$1,173,000
Class C	$684,000
Class X-D	$684,000
Class X-F	$489,000
Class D	$423,000
Class E	$261,000
Class F	$489,000
Class G-RR	$326,000
Class J-RR	$749,000

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the issuing entity.
(2)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the retained interests are expected to be $5,475,000 with respect to Class A-4 and $9,477,000 with respect to Class A-5.

The certificates described above are referred to in this prospectus collectively as the “VRR Interest”. The VRR Interest is intended to meet the definition of an “eligible vertical interest,” as such term is defined in the Credit Risk Retention Rules.

The Class G-RR and Class J-RR certificates (other than the portion that comprises the VRR Interest) are referred to in this prospectus collectively as the “Horizontal Risk Retention Certificates”. The Horizontal Risk Retention Certificates are intended to meet the definition of an “eligible horizontal residual interest,” as such term is defined in the Credit Risk Retention Rules.

Argentic Real Estate Finance 2 LLC will acquire and contribute Mortgage Loans with a principal balance of approximately 19.3% of the aggregate Initial Pool Balance.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Retaining Party of the Horizontal Risk Retention Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in the Credit Risk Retention Rules) (for so long as it holds such Horizontal Risk Retention Certificates, a “Subsequent Third Party Purchaser”) at any time on or after the date that is 5 years after the Closing Date. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion

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thereof) are modified, repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates” and “Pooling and Servicing Agreement—The Risk Retention Consultation Party”. You are strongly urged to review this prospectus in its entirety.

Material Terms of the Eligible Horizontal Residual Interest

CMBS such as the certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class X-F, Class F, Class G-RR and Class J-RR certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield. The sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Yield Priced Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D certificates (collectively, the “Treasury-Priced Class X Certificates”) are typically priced relative to the treasury yield curve. The sponsors made a determination of the fair value of the Treasury-Priced Principal Balance Certificates, Yield Priced Certificates and the Treasury-Priced Class X Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided. Argentic Securities Holdings 2

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Cayman Limited is expected to purchase the certificates identified in the table below that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Horizontal Risk Retention Certificates	Expected Initial Certificate Balance of Horizontal Risk Retention Certificates	Expected Initial Available Certificate Balance of Horizontal Risk Retention Certificates(1)	Estimated Fair Value of Horizontal Risk Retention Certificates (in % and $)(2)(3)	Expected Purchase Price(4)
Class G-RR	$8,924,000	$8,598,000	0.42%/$3,147,441	36.6067%
Class J-RR	$20,527,138	$19,778,138	0.97%/$7,240,116	36.6067%

(1)	This amount does not include the expected initial Certificate Balance of the Class G-RR and Class J-RR certificates that are a part of the VRR Interest.
(2)	The estimated fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the certificates issued by the issuing entity and as a dollar amount. For a description of the manner in which the sponsors determined the estimated fair value of the certificates, see “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(3)	The fair value dollar amounts of the Class G-RR and Class J-RR certificates are not subject to a range, but are based on a targeted discount yield, and have been determined as described under “Determination of Amount of Required Horizontal Credit Risk Retention—Yield Priced Certificates”. The fair value of the other Regular Certificates is unknown and has been determined by the Retaining Sponsor as described under “—Treasury-Priced Principal Balance Certificates—Determination of Expected Price for Treasury-Priced Principal Balance Certificates” below.
(4)	Expressed as a percentage of the expected initial Certificate Balance of the Class G-RR and Class J-RR certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by Argentic Securities Holdings 2 Cayman Limited is approximately $10,387,557, excluding accrued interest.

The aggregate fair value of the Horizontal Risk Retention Certificates is expected to be equal to or above 1.40% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates); however, such percentage is subject to change based upon actual final pricing terms.

The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, the Retaining Sponsor would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $37,158,364 representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the Classes of Regular Certificates, excluding accrued interest.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Retaining Sponsor based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

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On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D and Class X-F certificates, in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”). On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class J-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Classes of Yield-Priced Certificates identified in the table above in “—General”, see “Description of the Certificates”.

The Retaining Party

It is anticipated that on the Closing Date, Argentic Securities Holdings 2 Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability (“ASH 2”) and a majority-owned affiliate of the Retaining Sponsor will purchase for cash the VRR Interest and the remaining Class G-RR and Class J-RR certificates. Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-F and Class F Certificates, and Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loan), are affiliates of ASH 2.

ASH 2 was formed primarily to invest in junior tranches of commercial mortgage backed securities (“CMBS B-piece Securities”). As of July 31, 2024, ASH 2 has purchased seven CMBS B-piece Securities, however, affiliates of ASH2 have made over 25 purchases of CMBS B-piece Securities.

ASH 2 is managed by Argentic Investment Management LLC (“Argentic Investment Management”). Certain senior members of Argentic Investment Management’s real estate credit team have over 20 years of CMBS experience as of July 31, 2024. Investment vehicles managed by Argentic Investment Management have made investments in fixed and floating rate whole loans, subordinate debt, preferred equity and commercial mortgage-backed securities.

ASH and Argentic Investment Management are affiliates of Argentic Services Company LP, a Special Servicer and the Retaining Sponsor, which is a sponsor, a mortgage loan seller and an originator.

Determination of Amount of Required Horizontal Credit Risk Retention

General

A number of inputs, including, but not limited to anticipated treasury yields, rating agency feedback, observed market pricing of similar certificates and the Structuring Assumptions, factored into the sponsors’ determination of the range of estimated fair values of the classes of certificates presented above. The sponsors computed the range of estimated fair values

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for the Treasury-Priced Principal Balance Certificates and the Class X-A, Class X-B and Class X-D certificates and the fair value of the Yield-Priced Certificates in the manner described below for the applicable class of certificates.

Treasury-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% CPR prepayment rate, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve

For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2Y	3.4131%	4.0442%	4.4491%
3Y	3.3035%	3.8836%	4.3232%
5Y	3.2846%	3.8345%	4.2536%
7Y	3.3759%	3.8901%	4.3046%
10Y	3.5351%	3.9992%	4.3854%

Based on the treasury yield curve, the Retaining Sponsor will determine for each Class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Treasury Curve Interpolated Yield”) that corresponds to that class’s weighted average life by using a linear straight-line interpolation (using the treasury yield curve with 2, 3, 5, 7 and 10 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury-Priced Principal Balance Certificates

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the

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date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.85%	0.95%	1.05%
Class A-3	1.25%	1.35%	1.45%
Class A-SB	0.95%	1.05%	1.15%
Class A-4	0.98%	1.08%	1.18%
Class A-5	1.00%	1.10%	1.20%
Class A-S	1.40%	1.50%	1.60%
Class B	1.85%	1.95%	2.05%
Class C	2.20%	2.35%	2.50%
Class D	3.60%	3.85%	4.25%
Class E	5.10%	5.35%	5.60%

Discount Yield Determination for Treasury-Priced Principal Balance Certificates

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Treasury Curve Interpolated Yield for such class and the related credit spread established at pricing. The actual Discount Yield for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current Discount Yield demanded by investors for similar CMBS will ultimately result in higher or lower fair values.

For an expected range of values for each class of Treasury-Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	4.1883%	4.8846%	5.4132%
Class A-3	4.6203%	5.2367%	5.7515%
Class A-SB	4.3529%	4.9586%	5.4683%
Class A-4	4.5049%	5.0722%	5.5602%
Class A-5	4.5287%	5.0948%	5.5822%
Class A-S	4.9330%	5.4978%	5.9844%
Class B	5.3830%	5.9478%	6.4344%
Class C	5.7330%	6.3478%	6.8844%
Class D	7.1330%	7.8478%	8.6344%
Class E	8.6330%	9.3478%	9.9844%
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Determination of Class Sizes for Treasury-Priced Principal Balance Certificates

The Retaining Sponsor was provided credit support levels for each class of Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate Certificate Balance of Treasury-Priced Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies or a stipulation by the b-piece buyer, if applicable, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Principal Balance Certificates (the “Constraining Level”). In certain circumstances the depositor, the sponsors or affiliates thereof may have elected not to engage an NRSRO for particular Classes of Principal Balance Certificates, based in part on the credit support levels provided by that NRSRO. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The aggregate Certificate Balance for the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus 0.3. The Certificate Balance for the Class A-S certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level, minus the percentage of the Initial Pool Balance represented by the aggregate Certificate Balance of the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates. For each other subordinate class of Treasury-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the Constraining Level for the immediately senior class of Treasury-Priced Principal Balance Certificates and such subordinate class’s Constraining Level.
Target Price or Target Coupon Determination for Treasury-Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price”) or target coupon (the “Target Coupon”) for each class of Treasury-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions or, with respect to a Target Coupon, on the basis of the coupon associated with similar CMBS with similar credit ratings, cash flow profiles and prepayment risk in recent securitization transactions. The Target Price or Target Coupon, as applicable, that was utilized for each class of Treasury-Priced Principal Balance Certificates is set forth in the table below. The Target Prices and Target Coupons utilized by the Retaining Sponsor have not changed materially during the prior year.

Target Prices for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Target Price(1)
Class A-1	100%
Class A-3	103%
Class A-SB	103%
Class A-4	101%
Class A-5	103%
Class A-S	103%
Class B	103%
Class C	103%

(1)	The Target Price may not be realized with respect to all certificates in all scenarios.
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Target Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Target Coupon
Class D	4.00%
Class E	4.00%

Determination of Assumed Certificate Coupon for Treasury-Priced Principal Balance Certificates

With respect to each class of Treasury-Priced Principal Balance Certificates (other than the Class D and Class E certificates), based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon with respect to each class of the Class D and Class E certificates is equal to the related Target Coupon. The Assumed Certificate Coupon for each class of certificates and range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	4.218%	4.913%	5.439%
Class A-3	5.119%	5.738%	6.254%
Class A-SB	4.813%	5.422%	5.934%
Class A-4	4.611%	5.174%	5.658%
Class A-5	4.886%	5.455%	5.943%
Class A-S	5.290%	5.856%	6.452%(1)
Class B	5.741%	6.416%(1)	6.506%(2)
Class C	6.091%	6.506%(2)	6.506%(2)
Class D	4.000%	4.000%	4.000%
Class E	4.000%	4.000%	4.000%

(1)	Based on the WAC Rate minus a specified percentage.
(2)	Based on the WAC Rate.

Determination of Expected Price for Treasury-Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the Certificate Balance of that Class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The Retaining Sponsor determined the Treasury-Priced Expected Price for each class of Treasury-Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of certificates

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will be, therefore, the low range of fair values of the Treasury-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair values of the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Treasury Priced Class X Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Treasury Priced Class X Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Treasury Priced Class X Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Treasury Priced Class X Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Treasury Priced Class X Certificates.

Determination of Treasury Yield Curve for Treasury Priced Class X Certificates

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury Priced Class X Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury Priced Class X Certificates is not known at this time, and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury Priced Class X Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7Y	3.3759%	3.8901%	4.3046%
10Y	3.5351%	3.9992%	4.3854%

For each class of Treasury Priced Class X Certificates, the Retaining Sponsor determined the yield reflected on the treasury yield curve (the “Yield Curve Interpolated Yield”) that corresponds to the weighted average life of the Notional Amount of such class of Treasury Priced Class X Certificates by using a straight-line interpolation (using the treasury yield curve with 7 and 10 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury Priced Class X Certificates

The Retaining Sponsor determined the credit spread for each class of Treasury Priced Class X Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class

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of Treasury Priced Class X Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury Priced Class X Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates.

Range of Credit Spreads for the Treasury Priced Class X Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.00%	1.50%	2.00%
Class X-B	1.00%	1.50%	2.00%
Class X-D	1.50%	2.00%	2.50%

Discount Yield Determination for Treasury Priced Class X Certificates

The Discount Yield for each class of Treasury Priced Class X Certificates is the sum of the Yield Curve Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Treasury Priced Class X Certificates, see the table below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury Priced Class X Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Treasury Priced Class X Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	4.4724%	5.4562%	6.3536%
Class X-B	4.5144%	5.4850%	6.3749%
Class X-D	5.0198%	5.9887%	6.8776%

Determination of Scheduled Certificate Interest Payments for Treasury Priced Class X Certificates

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Treasury Priced Class X Certificates based on difference between the WAC Rate in effect from time to time, over the Pass-Through Rate or the weighted average of the Pass-Through Rate(s), as applicable, of the Underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such class of Treasury Priced Class X Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Treasury Priced Class X Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such Class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Treasury Priced Class X Certificates based on the low estimate

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and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Treasury Priced Class X Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Treasury Priced Class X Certificates and therefore a higher Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Treasury Priced Class X Certificates and therefore a lower Interest-Only Expected Price.

Yield Priced Certificates

The Yield Priced Certificates include the Class X-F, Class F, Class G-RR and Class J-RR certificates, and the valuation of each such class of Yield Priced Certificates was based on the price (based on (a) a targeted discount yield of (i) 14.0000% for the Class X-F and Class F certificates and (ii) 23.1857% for the Class G-RR and Class J-RR certificates, (b) a targeted coupon equal to (x) 5.000% with respect to the Class F certificates, (y) the WAC Rate minus 5.000% with respect to the Class X-F certificates and (z) the WAC Rate with respect to the Class G-RR and Class J-RR certificates, (c) the Structuring Assumptions and (d) 0% CPR for the Class X-F, Class F, Class G-RR and Class J-RR certificates) each as agreed to between the sponsors and the Retaining Party, as set forth under “—Material Terms of the Eligible Horizontal Residual Interest” above (the “Yield Priced Expected Price” and, together with the Treasury-Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices”), expressed as a percentage of the Certificate Balance or Notional Amount of that class.

Determination of Class Sizes of the Yield Priced Certificates

The Retaining Sponsor determined the Certificate Balance or Notional Amount of each class of Yield Priced Certificates in the same manner described above in “—Determination of Class Sizes for Treasury-Priced Principal Balance Certificates”.

Weighted Average Life of Certificates

On the basis of the Scheduled Certificate Principal Payments and corresponding Certificate Balances or Notional Amounts, as applicable, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates (based on 0% CPR), Treasury Priced Class X Certificates (based on 100% CPY) and Yield Priced Certificates (based on 0% CPR).

Calculation of Fair Value of All ABS Interests

Fair Value of the Certificates (other than the Class R Certificates)

Based on the Expected Prices, the Retaining Sponsor determined the fair value of each class of certificates (other than the Class R certificates) by multiplying the Expected Price by the related Certificate Balance or Notional Amount.

Range of Fair Values

Based on the Expected Prices, the Retaining Sponsor determined the fair value or range of fair values set forth in the table below for each class of certificates (other than the Class R certificates). For the “Base Case Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “High Estimate of Fair Value”, the Retaining Sponsor determined the fair value for the related class of

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certificates by multiplying the relevant Expected Price by the high estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “Low Estimate of Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the low estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. In each of the preceding cases, the Certificate Balance or Notional Amount used for such calculation is the amount shown under “Summary of Certificates” in this prospectus, subject to the assumptions set forth under “—Determination of Class Sizes for Treasury-Priced Principal Balance Certificates” above.

Range of Fair Values

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Estimate of Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$9,517,826	$9,517,957	$9,517,994
Class A-3	$66,947,720	$66,947,827	$66,947,910
Class A-SB	$16,064,502	$16,064,037	$16,063,991
Class A-4(1)	$151,498,545	$151,490,760	$151,489,102
Class A-5(1)	$267,439,683	$267,445,393	$267,427,905
Class X-A	$17,266,102	$35,117,969	$57,539,650
Class X-B	$392,171	$4,328,840	$10,883,374
Class A-S	$104,780,222	$104,789,262	$104,789,785
Class B	$32,156,238	$33,089,786	$33,091,081
Class C	$18,163,955	$18,875,663	$19,303,192
Class X-D	$3,183,073	$3,307,947	$3,452,578
Class X-F	$1,006,332	$1,006,332	$1,006,332
Class D	$8,093,500	$8,588,421	$9,070,706
Class E	$4,507,397	$4,723,515	$4,981,751
Class F	$7,092,496	$7,092,496	$7,092,496
Class G-RR	$3,266,779	$3,266,779	$3,266,779
Class J-RR	$7,514,300	$7,514,300	$7,514,300
Total:	$718,890,841	$743,167,284	$773,438,923

(1)	The exact initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of the certificates. However, the initial Certificate Balance of the Class A-4 certificates is expected to be within the range of $0 to $200,000,000 and the initial Certificate Balance of the Class A-5 certificates is expected to be within the range of $209,657,000 to $409,657,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $409,657,000 subject to a variance of plus or minus 5%. In the event that the Class A-5 certificates are issued with an initial Certificate Balance of $409,657,000, the Class A-4 certificates will not be issued. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-4 certificates is assumed to be $150,000,000 and the Certificate Balance of the Class A-5 certificates is assumed to be $259,657,000.

The estimated range of fair values for all the certificates (other than the Class R certificates) is approximately $718,890,841 to $773,438,923.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in the Credit Risk Retention Rules) and to hold or cause the VRR Interest and the Horizontal Risk Retention Certificates to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the Horizontal Risk Retention Certificates. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules) and may transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in, and in accordance with the Credit Risk Retention Rules) or another “majority-owned affiliate”, (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions (except

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as permitted pursuant to the Credit Risk Retention Rules) if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the Horizontal Risk Retention Certificates as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules”.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §43.7(b)(8)(i) of the Credit Risk Retention Rules and (C) any date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules (such period, the “Transfer Restriction Period”).

Operating Advisor

The operating advisor for the transaction is Park Bridge Lender Services. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans, to the extent set forth in the PSA;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan (other than a non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the Operating Advisor was entitled to consult with the Special Servicer with respect to any Major Decision during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.
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In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of a Special Servicer” and “—Termination of a Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balance of the Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is reduced to 25% or less of the initial Certificate Balance of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the applicable master servicer and the applicable special servicer within 10 business days of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of the experience and independence of Park Bridge Lender Services as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Park Bridge Lender Services under the PSA and satisfaction that no payments have been made by any special servicer to Park Bridge Lender Services of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Park Bridge Lender Services qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

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The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Wells Fargo Bank, Argentic, JPMCB, NCB, GSMC and Societe Generale Financial Corporation will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to such representations and warranties set forth on Annex D-2 (the “Exception Schedules”).

At the time the decision to include its Mortgage Loans in this transaction, each of Wells Fargo Bank and Argentic determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However, there can be no assurance that the compensating factors or other circumstances upon which each of Wells Fargo Bank and Argentic based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of JPMCB’s decision to include each of its Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by JPMCB that the circumstances that

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gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of the decision to include its Mortgage Loans in this transaction, GSMC determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GSMC, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GSMC, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of GSMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the NCB Mortgage Loans in this transaction, NCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, a determination by NCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which NCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

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At the time of its decision to include its Mortgage Loans in this transaction, SGFC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the borrower sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SGFC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SGFC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SGFC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the NCB back-up advancing agent, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor; and (6) the “regular interests” in the Lower-Tier REMIC.

The Commercial Mortgage Pass-Through Certificates, Series 2024-C63 will consist of the following classes: the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates (collectively with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class

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X-B, Class A-S, Class B, Class C, Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R certificates.

The Class X-A, Class X-B, Class X-D and Class X-F certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D and Class X-F certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Class G-RR and Class J-RR certificates are also referred to in this prospectus as the “Horizontal Risk Retention Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, set forth in the table under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $499,772,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $152,609,000. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $18,741,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $13,387,000.

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The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in September 2024.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

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(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by any master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by any master servicer, the trustee or the NCB back-up advancing agent, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)  the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution

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Amount for each class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)       prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have

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been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(d)  to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(e)  to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date until the Certificate Balance of the Class A-5 certificates is reduced to zero;

(f)   to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)       on or after the Cross-Over Date, to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates remaining outstanding, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-3, Class A-SB, Class A-4, and Class A-5 certificates are reduced to zero;

Third, to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amounts of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates have been reduced to zero to the Class A-S certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal the Interest Distribution Amounts of such class;

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Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amounts of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-

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Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class J-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

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Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will be equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Interest Rates of the Mortgage Loans (including any Non-Serviced Mortgage

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Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Interest Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Interest Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Interest Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Interest Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Interest Rate; provided, however, that with respect to each Actual/360 Loan, the Net Interest Rate for the one-month period (1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Interest Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

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An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date,

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related

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P&I Advance Date) or advanced by the applicable master servicer, the trustee or the NCB back-up advancing agent, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer, the trustee or the NCB back-up advancing agent, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by any master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E.

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We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)               the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)           all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

(iii)         the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv)         any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)               the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)            the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the

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predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Interest Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee or the NCB back-up advancing agent, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to any master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid

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additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Interest Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Interest Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

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Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not

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advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Interest Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Interest Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(1) to each class of the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date,

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(2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates as described above;

(3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above; and

(4) to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will be required to pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium:

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●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as shown in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

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In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in August 2057. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced Pari Passu Whole Loan will generally be allocated to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)               the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii)            the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for

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which such Servicing Fees are being paid to such master servicer with respect to the related Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by each applicable master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Certificates (other than the Class R Certificates) will be subordinated, to the extent described in this prospectus, to the

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rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G-RR and Class J-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates (other than the Class R certificates) that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

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The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each applicable master servicer, each applicable special servicer, the trustee or the NCB back-up advancing agent from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates;

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to each applicable special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

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Losses on each Whole Loan that does not have a related Subordinate Companion Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first, to any related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s) (if any), based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by each applicable master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the

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“CREFC® Reports”) prepared by any master servicer, the certificate administrator or any special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)        a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)        a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)        a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)        a CREFC® advance recovery report;

(5)        a CREFC® total loan report;

(6)        a CREFC® operating statement analysis report;

(7)        a CREFC® comparative financial status report;

(8)        a CREFC® net operating income adjustment worksheet;

(9)        a CREFC® real estate owned status report;

(10)        a CREFC® servicer watch list;

(11)        a CREFC® loan level reserve and letter of credit report;

(12)        a CREFC® property file;

(13)        a CREFC® financial file;

(14)        a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)        a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, no master servicer or special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
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●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file;
●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer); and
●	a CREFC® Schedule AL file (with respect to the General Master Servicer).

In addition, each master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2025, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules) (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2025, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates

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are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, the NCB back-up advancing agent any additional servicer designated by any master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or the Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the applicable master servicer nor a certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of

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(including the identity and contact information for) a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the closing date, there will be no Risk Retention Consultation Party.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the NCB back-up advancing agent, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding and any Class X-F, Class F, Class G-RR or Class J-RR certificate registered in the name of or beneficially owned by the holder of the VRR Interest will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the NCB back-up advancing agent, the depositor, any mortgage loan

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seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of any special servicer’s, any master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, any master servicer, any special servicer, the trustee, the certificate administrator or the NCB back-up advancing agent that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made

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available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, Thomson Reuters Corporation and RealINSIGHT, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to

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the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that, with respect to a Specially Serviced Loan, for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the operating advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information related to an Excluded Loan as to such party).

The information provided to the Risk Retention Consultation Party with respect to an Excluded Loan as to such party for which it has become a Borrower Party will be limited as described under “—Information Available Electronically” and “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system; and
●	any notice delivered to the certificate administrator by the depositor relating to the filing of a Form 8-K/A;
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●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files; and
●	the CREFC® Reports, other than the CREFC® loan setup file and the special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report;
●	any CREFC® appraisal reduction template received by the certificate administrator;
●	any annual reports as provided by the operating advisor; and
●	any notice or documents provided to the certificate administrator by the depositor, master servicer or the special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;
●	any notice of resignation or termination of a master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;
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●	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	any notice of termination of a sub-servicer by a successor master servicer or trustee;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any notice or documents provided to the certificate administrator by the depositor or any applicable master servicer directing the certificate administrator to post to the “Special Notices” tab;
●	any Attestation Reports delivered to the certificate administrator; and
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
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●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and the certificate administrator will, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide email notification to any Privileged Person (other than market data providers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that the Retaining Sponsor determines that the Retaining Parties or a Subsequent Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the certificate administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with the terms of the PSA, and the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing

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entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) any master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by any special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA;

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provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or

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similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

The certificate administrator will be required to notify the master servicers, the operating advisor and the special servicers within 10 business days of the existence or cessation of any Control Termination Event, Operating Advisor Consultation Event or any Consultation Termination Event.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)        2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)        in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum

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denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

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Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the applicable special servicer or the applicable master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—Certificateholder Communication—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners

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have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).

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The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the NCB back-up advancing agent, any master servicer, any special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a

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statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – WFCM 2024-C63

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator, based on information in its possession, is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

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Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, each of the Grapevine Mills Mortgage Loan, the Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan, the 610 Newport Center Mortgage Loan and the Arizona Grand Resort and Spa Mortgage Loan (each, a “Joint Seller Mortgage Loan”) will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                  the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                    an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                  the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

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(vii)              originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)            the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)               any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                  an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)             the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)         the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)          other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)              the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)          the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)         the original or a copy of any related mezzanine intercreditor agreement;

(xviii)     the original or a copy of all related environmental insurance policies; and

(xix)        a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

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provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Notwithstanding anything to the contrary contained herein, with respect to each of the Joint Seller Mortgage Loans, the obligation of each of the applicable mortgage loan sellers to deliver Mortgage Notes as part of the related Mortgage File will be limited to delivery of only the Mortgage Notes held by such party. In addition, with respect to each such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)                       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                 all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                     the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                 any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

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(vii)              any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)           any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)               any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                  other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)               any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)             any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)         all related environmental reports; and

(xiv)          all related environmental insurance policies;

(b)  a copy of any engineering reports or property condition reports;

(c)  other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property) or a residential cooperative property, a copy of a rent roll;

(d)  for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)  a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)   a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)  a copy of the appraisal for the related Mortgaged Property(ies);

(h) for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)   a copy of the applicable mortgage loan seller’s asset summary;

(j)   a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

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(k)  a copy of all zoning reports;

(l)   a copy of financial statements of the related mortgagor;

(m)        a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n) a copy of all UCC searches;

(o)  a copy of all litigation searches;

(p)  a copy of all bankruptcy searches;

(q)  a copy of any origination settlement statement;

(r)  a copy of the insurance summary report;

(s)  a copy of organizational documents of the related mortgagor and any guarantor;

(t)   a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u) a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)  a copy of any closure letter (environmental); and

(w) a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either

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case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be required to, no later than 90 days following:

(a)  such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)  in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure

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period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such Material Defect (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will not be obligated to repurchase the Mortgage Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) and the master servicer or the special servicer, as applicable (in either case, with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or, in the case of Societe Generale

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Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or, in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller (or, in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller (or Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Interest Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator, the NCB back-up advancing agent, or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during

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the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to a Joint Seller Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b)  have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

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(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)        not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee, the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that

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if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. If the applicable mortgage loan seller (or Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) elects to cure such breach, then such mortgage loan seller (or Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be required to remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Societe Generale Financial Corporation) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to a Joint Seller Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those

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provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” above and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights

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and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent,

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institutional commercial and multifamily mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the applicable master servicer to make advances;

(D) the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the applicable master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect

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to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, any master servicer or special servicer. Notwithstanding the foregoing, no special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan that is an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the payment due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

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Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)        all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)        in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, each master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Payment Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Remittance Date. To the extent that the general master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA. To the extent that the NCB master servicer fails to make a P&I Advance that it is required to make under the PSA, the NCB back-up advancing agent will be required to make the required P&I Advance in accordance with the terms of the PSA, and to the extent that the NCB back-up advancing agent fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this

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sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

None of the master servicers, the trustee or the NCB back-up advancing agent will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

No special servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the general master servicer fails to make a Servicing Advance that it is required to make under the PSA and a responsible officer of the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA. To the extent that the NCB master servicer fails to make a Servicing Advance that it is required to make under the PSA and a responsible officer of the NCB back-up advancing agent has received notice or otherwise has actual knowledge of this failure, the NCB back-up advancing agent will be required to make the required Servicing Advance in accordance with the terms of the PSA, and to the extent that the NCB back-up advancing agent fails to make a Servicing Advance that it is required to make under the PSA and a responsible officer of the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, no master servicer, special servicer, the trustee or the NCB back-up advancing agent will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

No special servicer will have an obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer, in its sole discretion, may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on

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that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of any master servicer, the trustee or the NCB back-up advancing agent to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, no master servicer, special servicer, NCB back-up advancing agent or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the NCB back-up advancing agent or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance, is or, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the NCB back-up advancing agent, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the applicable master servicer, the NCB back-up advancing agent and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such decision will remain with the applicable master servicer, the NCB back-up advancing agent or the trustee, as applicable. If any special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the applicable master servicer, the NCB back-up advancing agent and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

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In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer, the NCB back-up advancing agent or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer, the NCB back-up advancing agent and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the applicable master servicer, the NCB back-up advancing agent and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer, the NCB back-up advancing agent and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer, the NCB back-up advancing agent and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to

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the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or the NCB back-up advancing agent or the trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer, the NCB back-up advancing agent or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the applicable master servicer, the applicable special servicer, the NCB back-up advancing agent or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account.

If the funds in each applicable Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by any master servicer, the NCB back-up advancing agent or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer, the NCB back-up advancing agent or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer, the NCB back-up advancing agent or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in each applicable Collection Account for such Distribution Date, then such master servicer, the NCB back-up advancing agent or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer or the NCB back-up advancing agent, it has not timely received from the trustee information required by such master servicer or the NCB back-up advancing agent, as applicable, to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer, the NCB back-up advancing agent or the trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as

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soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s, the NCB back-up advancing agent’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer, the NCB back-up advancing agent and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in each applicable Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer, the NCB back-up advancing agent and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in each applicable Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. None of the applicable master servicer, the NCB back-up advancing agent or the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

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The applicable master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect to the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by each applicable master servicer from the applicable Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by each applicable master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Interest Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent

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that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

Each applicable Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by any master servicer, the certificate administrator or any special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from Each Applicable Collection Account

Any master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                        to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date;

(ii)                     to pay or reimburse the applicable master servicer, the applicable special servicer, the NCB back-up advancing agent and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, such special servicer’s, the NCB back-up advancing agent’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

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(iii)                  to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                   to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                      to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                   to reimburse the trustee, the NCB back-up advancing agent, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)                to reimburse the applicable master servicer, the applicable special servicer, the NCB back-up advancing agent or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)             to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                 to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                    to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain Penalty Charges and default interest;

(xi)                 to recoup any amounts deposited in its Collection Account in error;

(xii)              to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)           to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)            to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of any master servicer, any special servicer, the certificate administrator or the trustee is liable under the PSA;

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(xv)               to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)            to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)         to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)      to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)          to reimburse the operating advisor for any Operating Advisor Expenses incurred by and reimbursable to it by the issuing entity pursuant to the PSA;

(xx)             in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xix) above;

(xxi)          to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxii)       to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xx) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced

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Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from	Monthly
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.
Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicers(2)	With respect to (a) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the applicable special servicer is the enforcing servicer for which such special servicer obtains (i) a full, partial or discounted payoff or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable), or (b) Loss of Value Payments or Purchase Price paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Certificate Administrator /	With respect to each Distribution Date, an amount equal to the monthly portion of the annual	Out of general collections with respect to Mortgage Loans on deposit in each applicable	Monthly
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Trustee Fee / Trustee	Certificate Administrator/Trustee Fee.	Collection Account or the Distribution Account.
Certificate Administrator / Trustee Fee / NCB Back-Up Advancing Agent	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in each applicable Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in each applicable Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For (a) each Delinquent Loan, identified on Annex A-1 as not being secured by a residential cooperative property, the sum of: (i) $21,150 multiplied by the number of Subject Loans, plus (ii) $2,125 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,800 per Mortgaged Property relating to a	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in each applicable Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Subject Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review; and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.
Servicing Advances / Master Servicers, Special Servicers, NCB Back-Up Advancing Agent or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicers, Special Servicers, NCB Back-Up Advancing Agent or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicers, NCB Back-Up Advancing Agent and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in each applicable Collection Account.	Time to time
Interest on P&I Advances / Master Servicers, NCB Back-Up Advancing Agent and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, NCB Back-Up Advancing Agent, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in each applicable Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and the applicable special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.
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Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to each Serviced Mortgage Loan (other than a Serviced Mortgage Loan sold to the depositor by National Cooperative Bank, N.A.) (and any successor REO Loan), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate equal to 0.00250% per annum, (ii) with respect to each mortgage loan sold to the depositor by National Cooperative Bank, N.A. (and any successor REO Loan), a master servicing fee rate equal to 0.08000% per annum and a primary servicing fee rate equal to 0.00000% per annum, (iii) with respect to each Non-Serviced Mortgage Loan (and any successor REO Loan), a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (iv) with respect to each Serviced Companion Loan (and any successor REO Loan), a primary servicing fee rate equal to 0.00250% per annum. The Servicing Fee payable to each applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan
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which matter involves a Major Decision or a Special Servicer Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	100% of charges by such master servicer collected for checks returned for insufficient funds with respect to accounts held by the master servicer;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demands are prepared by such master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan; and
●	late payment charges, demand charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges, demand charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request processed by the master servicer or the special servicer, as applicable, to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof (other than a split fee with respect to Penalty Charges), the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee (other than with respect to Penalty Charges), the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee, and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee (other than with respect to Penalty Charges), the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee, and such special servicer will not be entitled to any portion of such fee charged by such master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payments as

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compensation; provided that any collections in respect of such Penalty Charges will be shared pro rata between the applicable master servicer and the applicable special servicer based on the respective portions of such Penalty Charges to which each would otherwise have been entitled.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

“Penalty Charges”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loan (or any successor REO Loan), any amounts actually collected thereon (or, in the case of a Serviced Companion Loan (or any successor REO Loan thereto) that is part of a Serviced Whole Loan, actually collected on such Serviced Whole Loan, and allocated and paid on such Serviced Companion Loan (or any successor REO Loan), as applicable, in accordance with the related Intercreditor Agreement) that represent late payment charges or default interest, other than a Prepayment Premium, a Yield Maintenance Charge.

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

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The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Interest Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the applicable master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to the master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects, as described in the pooling and servicing agreement.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms—Offered Certificates—Pass-Through Rates—C. Servicing and Administration Fees”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to (i) with respect to amounts due to the general special servicer, the greater of (1) a per annum rate of 0.25% and (2) the per annum rate that would result in a special servicing fee of $5,000 for the related month; and (ii) with respect to National Cooperative Bank, N.A., the greater of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of $2,500 (the “Special Servicing Fee Rate”), calculated on the basis of

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the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than Penalty Charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The special servicer will not be entitled to any Workout Fee with respect to a Non-Serviced Mortgage Loan.

If any special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except

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that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If any special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer obtains (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds including with respect to the related Companion Loan, if applicable or (b) Loss of Value Payments or Purchase Price paid by a Mortgage Loan Seller with respect to any Mortgage Loan (except as such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach of document defect within the 90-day initial cure period or, if applicable, with the subsequent 90-day extended cure period (including with respect to the related Companion Loan, if applicable)).

A “Liquidation Fee”, with respect to each Specially Serviced Loan (and each related Serviced Companion Loan) or an REO Property or Loss of Value Payment or Purchase Price will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the applicable special servicer or the applicable master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)    the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

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(iii)    the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)    (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)    if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan for which it acts as special servicer in the form of:

(i)                      100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)                   100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction;

(iii)                100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

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(iv)                 100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans;

(v)                     50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision regardless as to who processes such request;

(vi)                   with respect to the accounts held by such special servicer, 100% of charges by such special servicer collected for checks returned for insufficient funds; and

(vii)              100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by special servicer.

The applicable special servicer will also be entitled to late payment charges, demand charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof (other than a split fee with respect to Penalty Charges), the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee (other than with respect to Penalty Charges), the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly if the applicable special servicer decides not to charge any fee (other than with respect to Penalty Charges), the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer. For the avoidance of doubt, the applicable special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the applicable

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master servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such Penalty Charges shall be shared pro rata between the applicable master servicer and the applicable special servicer based on the respective portions of such Penalty Charges to which each would otherwise have been entitled.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as a special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two (2) business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) fees and/or other fees, insurance commissions or fees and appraisal review fees

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received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes (i) the trustee fee, and the certificate administrator will pay the trustee fee to the trustee and (ii) the NCB back-up advancing agent fee, and the certificate administrator will pay the NCB back-up advancing agent fee to the NCB back-up advancing agent. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01348% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00172% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from Each Applicable Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as

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applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fee not specified in the Mortgage Loan documents owed to it, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00035% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $21,150 multiplied by the number of Subject Loans, plus (ii) $2,125 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,800 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end Consumer Price Index for All Urban Consumers, or other similar index if the “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review, and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from Each Applicable Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan

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will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)        120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)        the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a

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modification of the related Mortgage Loan or Companion Loan, as applicable, by any special servicer;

(3)        30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)        30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)        60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)        90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)        immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.       the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an

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outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.       the sum as of the Payment Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the applicable master servicer, the NCB back-up advancing agent or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer, the NCB back-up advancing agent or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated, pro rata, between

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the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the applicable special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the NCB back-up advancing agent, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the applicable special servicer from the master servicer that is in the possession of the applicable master servicer or reasonably obtainable by the applicable master servicer necessary to calculate the Appraisal Reduction Amount.

Each such report of the Appraisal Reduction Amount will also be forwarded by the special servicer to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following applicable master servicer’s receipt from applicable special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the applicable special servicer.

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the applicable master servicer necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. No master servicer will calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the

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Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of each applicable Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the NCB back-up advancing agent, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the applicable special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion

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Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, pro rata, based on their respective interest entitlements, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The applicable master servicer will be required to provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable special servicer thereof. None of the applicable master servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB

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Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates).

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and

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continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer will be required to promptly notify the applicable master servicer and such master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The applicable special servicer will use commercially reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the applicable master servicer and reasonably requested by the applicable special servicer from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See

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“Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time-period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection

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with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, each applicable master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that each applicable master servicer and special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master

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servicer and the applicable master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans), the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The applicable master servicer (at its own expense) and the applicable special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer

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(prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder) (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by any master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and each applicable special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer, the NCB back-up advancing agent or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by any special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or consultation with the Risk Retention Consultation Party or the

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consent or approval of the applicable special servicer. The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions or Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the applicable special servicer nor the applicable master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or related Serviced Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or cause any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the applicable special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or holder of a Subordinate Companion Loan, as applicable, and such objection is communicated to the applicable special servicer) within 10 business days plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the applicable special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision or a Special Servicer Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision or Special Servicer Decision. The applicable master servicer will deliver to the special servicer any additional information in such master servicer’s possession reasonably requested by such special servicer relating to such Major Decision or Special Servicer Decision. Unless the applicable master servicer and special servicer mutually agree that such master servicer will process such request with respect to a Non-Specially Serviced Loan, such master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision or Special Servicer Decision. If the applicable master servicer and special servicer mutually agree that such master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, such master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

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In connection with the processing by the applicable master servicer of any matter described in the first paragraph of this section that constitutes a Major Decision or Special Servicer Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan), such master servicer will deliver notice thereof to such special servicer after completion (and the special servicer will promptly, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder (except to the extent that such special servicer or the Directing Certificateholder, as applicable, notifies such master servicer that such special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items)).

With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer or the Risk Retention Consultation Party: (i) grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements) (except, that, other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. or with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant timing waivers of more than 3 consecutive late deliveries of financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if the applicable master servicer has determined that such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant subordination, non-disturbance and attornment agreements and consents involving leasing activities (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet, including approval of new leases and amendments to current leases); (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property if such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due; (vi) consent to a change in property management relating to any Mortgage Loan if the replacement property manager is not a Borrower Party and, other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., the Mortgage Loan has an outstanding principal balance less than $10,000,000; (vii) approve annual operating budgets for Mortgage

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Loans; (viii) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (ix) any non-material modification, amendment, consent to a non-material modification or waiver of any term of any Intercreditor Agreement, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Holder related to a Mortgage Loan or Whole Loan if the applicable master servicer has determined that such modification, amendment or consent is administrative in nature, provided, that if any such modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness; (x) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xi) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xii) [reserved], (xiii) any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; (xiv) to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (ix) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, or in the case of any Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., any other escrow funds, reserve funds or other additional collateral with respect to such Mortgage Loan, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the applicable master servicer and the applicable special servicer; provided, however, that in the case of any Mortgage Loan (other than a Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A.) whose escrows, reserves, holdbacks and related letters of credit (for the avoidance of doubt, any such escrows, reserves and letters of credit subject to this proviso are not required to be held for “performance” or “earn-out” purposes) exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due; and (xv) with respect to a Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., consent to the related borrower incurring

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subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and (xvi) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

In connection with the processing by the master servicer of the matters described in the two preceding paragraphs which expressly require the consent of or consultation with the Directing Certificateholder, the master servicer will deliver notice thereof to the special servicer after completion (and the special servicer will promptly, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, deliver notice thereof to the Directing Certificateholder), except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, and with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with

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respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The applicable special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a Specially Serviced Loan prior to the Rated Final Distribution Date. The applicable special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)        extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)        provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

If a special servicer gives notice of any modification, waiver or amendment of any term of any Specially Serviced Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention

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Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If a master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer (and the applicable special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the applicable master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and special servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)                       other than with respect to residential cooperative mortgage loans secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(ii)                    consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(iii)                 other than with respect to a Non-Specially Serviced Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related

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criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the applicable master servicer and the applicable special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan (other than with respect to a Non-Specially Serviced Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.) whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan)); and

(iv)                  other than any request with respect to a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A. that constitutes a Master Servicer Decision pursuant to clause (xv) of the definition thereof, requests to incur additional debt in accordance with the terms of the Mortgage Loan documents.

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process any of the foregoing matters with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

Except as otherwise described under “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will only be permitted to take the Special Servicer Decision in clause (iv) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action).

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold the lender’s consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights; provided, however, that with respect to such consent or waiver of rights that is a Major Decision, (i)(x) prior to the occurrence and

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continuance of any Control Termination Event and other than with respect to an applicable Excluded Loan with respect to the Directing Certificateholder, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an applicable Excluded Loan with respect to the Directing Certificateholder, the special servicer has consulted with the Directing Certificateholder), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to such special servicer with respect to such proposed waiver or proposed granting of consent, and (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

For the avoidance of doubt, with respect to any “due-on-sale” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, Specially Serviced Loans; and (ii) following the occurrence and during the continuance of a Consultation Termination Event, all Mortgage Loans, within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clauses (xiii), (xv) or (xvi) of the definition thereof), the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold the lender’s consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clauses (xiii), (xv) or (xvi) of the definition thereof (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available

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to the applicable special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

For the avoidance of doubt, with respect to any “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, Specially Serviced Loans; and (ii) following the occurrence and during the continuance of a Consultation Termination Event, all Mortgage Loans, within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Upon receiving a request for any matter described in the first and third paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clauses (xiii), (xv) or (xvi) of the definition thereof, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the related master servicer will have no further obligation with respect to such request or such waiver of “due-on-sale” or “due-on-encumbrance” clause. The applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in such master servicer’s possession to such special servicer requested by such special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the applicable master servicer and special servicer mutually agree that such master servicer will process such request with respect to a non-Specially Serviced Loan, such master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clauses (xiii), (xv) or (xvi) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

If the applicable master servicer and special servicer mutually agree that such master servicer will process a consent or waiver relating to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan (other than any transfers provided for in clause (xiii) of the definition of Master Servicer Decision and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clauses (xiii), (xv) or (xvi) of the definition thereof), such master

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servicer will be required to obtain such special servicer’s prior consent (or deemed consent) to process such consent or waiver.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2025 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2026) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from each applicable Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has

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knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2025 and the calendar year ending on December 31, 2025. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by any special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)        the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or special servicer (and such master servicer or special servicer, as applicable will be required to promptly forward such documentation to the applicable special servicer or master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property

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will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such a refinancing or sale, a special servicing transfer event will occur immediately);

(2)        the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)        (A) the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard) and (i) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or (B) the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (i) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master

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servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, or (C) the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (i) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) such refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)        a default has occurred (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)        the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

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(7)        the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)        the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)        the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. No master servicer or special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no other special servicing transfer event has occurred with respect to such Mortgage Loan or Companion Loan during such preceding three months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no

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other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

With respect to a Mortgage Loan as to which the Directing Certificateholder or the Risk Retention Consultation Party has become a Borrower Party, the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, (i) will not be entitled to exercise any control or consultation rights and (ii) will be limited as to the information that it will be entitled to receive from the master servicer and the special servicer, as described under “—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each applicable Specially Serviced Loan (other than a Non-Serviced Mortgage Loan for which it acts as special servicer) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the applicable master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

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An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;
●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and
●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.
●	With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer
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with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if (i) the Directing Certificateholder or the holder of the related Subordinate Companion Loan, if applicable has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, or (ii) if the Directing Certificateholder’s direction or the holder of the related Subordinate Companion Loan’s direction, if applicable, would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Risk Retention Consultation Party that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified as being final.

Prior to an Operating Advisor Consultation Event, the applicable special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following completion of the Directing Holder Approval Process. See “—The Directing Certificateholder” and “—Major Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report. If an Operating Advisor Consultation Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as

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to such party and for so long as no Consultation Termination Event has occurred). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)) Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that such special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult on a non-binding basis with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-

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Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a

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qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the federal corporate rate (which, currently, is 21%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are

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already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the applicable special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan) and such special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the applicable special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement, the applicable special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses

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and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or special servicer with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

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Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan)). In addition, such special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan)). Each applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the NCB back-up advancing agent, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the applicable special servicer (or any independent contractor engaged by the applicable special servicer), or the trustee for the securitization of a

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Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to such special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the NCB back-up advancing agent, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer, the NCB back-up advancing agent or the trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with

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respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer, with respect to all Major Decisions for all Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), (2) the applicable special servicer, with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), as to the Special Servicer Decision described in clause (iv) of the definition of “Special Servicer Decision” and (3) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the applicable special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be, with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loan as to the Directing Certificateholder) is expected to be Argentic Securities Income USA 2 LLC or another affiliate of Argentic Services Company LP.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative

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Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR certificates.

The “Control Eligible Certificates” will be any of the Class G-RR and Class J-RR certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, each applicable master servicer, each applicable special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or the Risk Retention Consultation Party, as applicable, has been appointed or identified to any master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or the Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or the Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, is received within ten (10) business days after the receipt of the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, of written request for input on any required consent or consultation and receipt of all reasonably requested information on any required consent or consultation, the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the applicable special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer in order to grant or withhold such consent (provided that if

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such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action). Upon request, the special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest (except to the extent set forth above in “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision (1) prior to the occurrence and continuance of a Consultation Termination Event, in respect of a Specially Serviced Loan, and (2) after the occurrence and during the continuance of a Consultation Termination Event, in respect of any Mortgage Loan.

Each of the following is a “Major Decision”:

(i)                      any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)                    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of “Master Servicer Decision”;

(iii)                  following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                  any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)                     any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)                   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any such transfer or incurrence of debt as described under clauses (xiii), (xv) or (xvi) of the definition of “Master Servicer Decision” or, solely with regard to Specially Serviced Loans, as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion; or (B) solely with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of

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the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(vii)                other than in the case of a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., any property management company changes with respect to a Mortgage Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party;

(viii)            any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(ix)                other than in the case of any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents or a Serviced Whole Loan (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(x)                   any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)                agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xii)              other than with respect to a non-Specially Serviced Loan, any determination of Acceptable Insurance Default;

(xiii)          any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, other than with respect to a Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., as to which certain parameters set forth in the PSA

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and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” have been satisfied;

(xiv)            other than in the case of a non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xv)              other than in the case of a non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, that any such modification or amendment that would adversely impact a master servicer will additionally require the consent of such master servicer as a condition to its effectiveness; provided, further, than any amendment to split notes or re-allocate note balances of Pari Passu Companion Loans effected in accordance with the terms of the related Intercreditor Agreement will not constitute a “Major Decision”;

(xvi)            requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (ix) of this definition or clause (xiv) of the definition of Master Servicer Decision;

(xvii)        other than in the case of a non-Specially Serviced Loan, any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan or subordination of the lien of the Mortgage Loan to such easement or right of way;

(xviii)     determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease; and

(xix)          the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

Subject to the terms and conditions of this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan. Further, upon receiving a request for any matter described in this section that constitutes a Major

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Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the applicable master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in such master servicer’s possession to such special servicer requested by such special servicer relating to such Major Decision. Unless the applicable master servicer and special servicer mutually agree that such master servicer will process such request, such master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease are required to be paid by the applicable master servicer as a Servicing Advance.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

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“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended, which may, in the case of a Major Decision processed by the special servicer, at the special servicer’s discretion take the form of an Asset Status Report.

Asset Status Report

With respect to any Specially Serviced Loan other than an applicable Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace any special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the

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Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. Each applicable special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the applicable special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the applicable special servicer to the operating advisor, such special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether

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an Operating Advisor Consultation Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to Asset Status Reports or material special servicer actions.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans

A “Control Termination Event” will occur when (i) the Class G-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class G-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

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The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer within 10 business days of the commencement or cessation of any Operating Advisor Consultation Event.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class G-RR certificates and the Class G-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time that such waivers have been made, (i) the master servicer will no longer be obligated to consult with the Directing Certificateholder and (ii) the special servicer will be required to consult with only the operating advisor in connection with Asset Status Reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to Asset Status Reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class G-RR certificates, the successor Class G-RR certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class G-RR certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class G-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class G-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class G-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision, Major Decision or Special Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party

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or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity, the NCB back-up advancing agent or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for

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errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the Closing Date, there will be no Risk Retention Consultation Party.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

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Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the Retaining Sponsor or the holders of the VRR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest that appointed the Risk Retention Consultation Party;

(d)  may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to each applicable special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating

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advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a broker or dealer within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. In addition, the operating advisors or equivalent parties under the Non-Serviced PSAs have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the applicable master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the applicable special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the applicable special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts or Collateral Deficiency Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)  preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision during the prior calendar year) generally in the form attached as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

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(i)             after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the applicable special servicer), the applicable special servicer will be required to deliver the foregoing calculations together with information and support materials that is either in such special servicer’s possession or reasonably obtainable by such special servicer and necessary in support thereof (reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)            if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)         if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the applicable special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the Operating Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

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Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the applicable special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or any approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor (a) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (b) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision, prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the applicable special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the applicable special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution or liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the applicable special servicer (other than any communications between the Directing Certificateholder and such special servicer that would be Privileged Information) pursuant to the PSA.

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The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each Operating Advisor Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to provide or obtain a legal opinion, legal review, or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the applicable special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the applicable special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by such special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the applicable special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of a Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the applicable special servicer is not performing its duties as required under

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the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the applicable special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)               that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the applicable special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)            that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)         that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Subsequent Third Party Purchaser, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)          that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer;

(v)             that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)          that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules.

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Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from a special servicer or the Directing Certificateholder or the Risk Retention Consultation Party in connection with the Directing Certificateholder’s or the Risk Retention Consultation Party’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, information contained within an Asset Status Report or Final Asset Status Report) that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by the special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the Risk Retention Consultation Party), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s

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investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

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(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to each applicable special servicer, each applicable master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

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Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

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The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)  (A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the applicable special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to such special servicer, such special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that such special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of

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an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after July 1, 2015, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between July 2019 and June 2024 was 30.2%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

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An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)              a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)           a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)        a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)         copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)            a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)         a copy of any notice previously delivered by the applicable master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)      copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to

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the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans), the applicable special servicer (with

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respect to Specially Serviced Loans) to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer

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will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify each applicable master servicer, each applicable special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch, Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the NCB back-up advancing agent, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review

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of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)              any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)           any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice

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of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)        any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)             the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)          the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations

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Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party

The Directing Certificateholder or majority Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of any Excluded Loan with respect to such party, and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan with respect to such party.

If the Directing Certificateholder or the majority Controlling Class Certificateholder, as applicable, becomes aware that it is a Borrower Party, such holder will be required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant

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to the PSA and will not be entitled to access any Excluded Information (and with respect to a loan-by-loan segregation that is later performed by the certificate administrator, such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

If the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan, the Risk Retention Consultation Party will not have any consultation rights with respect to such Excluded Loan.

The Directing Certificateholder and the Risk Retention Consultation Party will not be entitled to receive a Final Asset Status Report with respect to any Excluded Loan for which it is a Borrower Party.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, any special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite

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affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related

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Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to a special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace a special servicer as described in “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless such fee is expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding a commercial mortgage-backed securities rated by Moody’s), and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the applicable special servicer would be in the best interest of the certificateholders as a

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collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other. In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the applicable special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.
In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the applicable special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

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No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of a Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of a master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the applicable master servicer, the certificate administrator, the NCB back-up advancing agent or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Subsequent Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Subsequent Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Subsequent Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to any master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to

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remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal and, in the case of clause (i) or (ii), such rating action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency), within 60 days of such rating action and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

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(g)  such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage

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Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under

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clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits each applicable master servicer and each applicable special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing

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entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of any master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for which determination, the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that each applicable master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), each applicable special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), none of the trustee, the NCB back-up advancing agent or the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee, the NCB back-up advancing agent or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator, the NCB back-up advancing agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures,

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legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each applicable master servicer, each applicable special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the

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PSA. Each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee, the NCB back-up advancing agent and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee, the certificate administrator and the NCB back-up advancing agent), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee, the certificate administrator and the NCB back-up advancing agent as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, any master servicer, any special servicer or, in the case of the trustee and the NCB back-up advancing agent, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that none of the trustee, the NCB back-up advancing agent or the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee, the NCB back-up advancing agent or the certificate administrator, unless it is proven that the trustee, the NCB back-up advancing agent or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, none of the trustee, the NCB back-up advancing agent or the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, the NCB back-up advancing agent and the certificate administrator, or exercising any trust or power conferred upon the trustee, the NCB back-up advancing agent and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee, the NCB back-up advancing agent and the certificate administrator and any director, officer, employee, representative or agent of the trustee, the NCB back-up advancing agent and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in each applicable Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee, the NCB back-up advancing agent or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee, the NCB back-up advancing agent and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee, the NCB back-up advancing agent or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or

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duties, or as may arise from a breach of any representation or warranty of the trustee, the NCB back-up advancing agent or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA and to the NCB back-up advancing agent.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and applicable special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable

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master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the applicable special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting

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Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating

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its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after

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delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates (other than the special servicer or a Controlling Class Certificateholder) will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

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In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

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Servicing of the Non-Serviced Mortgage Loans

Each applicable master servicer, each applicable special servicer, the certificate administrator, the NCB back-up advancing agent and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the WFCM 2024-C63 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to any master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in
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proportions that may be different than the allocation of similar fees under the PSA between each applicable master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace each applicable special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to each applicable master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less).
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●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While each applicable special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the WFCM 2024-C63 mortgage pool, if necessary).
●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	With respect to each Non-Serviced Mortgage Loan as to which the related securitization that includes the Control Note involves the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may provide for one or more “risk retention consultation parties” with certain consultation rights.
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●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator, the NCB back-up advancing agent and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Servicing of the Bridge Point Rancho Cucamonga Mortgage Loan

The Bridge Point Rancho Cucamonga Mortgage Loan is being serviced pursuant to the WFCM 2024-BPRC TSA. The servicing terms of the WFCM 2024-BPRC TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the WFCM 2024-BPRC trust and servicing agreement earns a primary servicing fee with respect to the Bridge Point Rancho Cucamonga Mortgage Loan equal to 0.00375% per annum.
●	Upon the Bridge Point Rancho Cucamonga Mortgage Loan becoming a specially serviced loan under the WFCM 2024-BPRC trust and servicing agreement, the related Non-Serviced Special Servicer under the WFCM 2024-BPRC trust and servicing agreement will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25%.
●	The related Non-Serviced Special Servicer under the WFCM 2024-BPRC trust and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.
●	The related Non-Serviced Special Servicer under the WFCM 2024-BPRC trust and servicing agreement will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Bridge Point Rancho Cucamonga Pari Passu AB Whole Loan” in this prospectus.

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Servicing of the St. Johns Town Center Mortgage Loan, the Arizona Grand Resort and Spa Mortgage Loan and the 900 North Michigan Mortgage Loan

The St. Johns Town Center Mortgage Loan, the Arizona Grand Resort and Spa Mortgage Loan and the 900 North Michigan Mortgage Loan are each expected to be serviced pursuant to the BBCMS 2024-C28 PSA. The servicing terms of the BBCMS 2024-C28 PSA will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the St. Johns Town Center Mortgage Loan, the Arizona Grand Resort and Spa Mortgage Loan and the 900 North Michigan Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon any of the St. Johns Town Center Whole Loan, the Arizona Grand Resort and Spa Whole Loan and the 900 North Michigan Whole Loan becoming a specially serviced loan under the BBCMS 2024-C28 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25000% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of the St. Johns Town Center Whole Loan, the Arizona Grand Resort and Spa Whole Loan and the 900 North Michigan Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.

Prospective investors are encouraged to review the full provisions of the BBCMS 2024-C28 PSA, which is available via request from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the 680 Madison Avenue Mortgage Loan

The 680 Madison Avenue Mortgage Loan is being serviced pursuant to the BMO 2024-C9 PSA. The servicing terms of the BMO 2024-C9 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BMO 2024-C9 PSA earns a primary servicing fee with respect to the 680 Madison Avenue Mortgage Loan equal to 0.00125% per annum.
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●	Upon the 680 Madison Avenue Whole Loan becoming a specially serviced loan under the BMO 2024-C9 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the 680 Madison Avenue Whole Loan accruing at a rate equal to 0.25000% per annum, subject to a monthly minimum fee of $3,500.
●	The related Non-Serviced Special Servicer under the BMO 2024-C9 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.
●	The related Non-Serviced Special Servicer under the BMO 2024-C9 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Dallas Market Center Mortgage Loan

The Dallas Market Center Mortgage Loan is being serviced pursuant to the BANK 2024-BNK47 PSA. The servicing terms of the BANK 2024-BNK47 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BANK 2024-BNK47 PSA will earn a primary servicing fee with respect to the Dallas Market Center Mortgage Loan equal to 0.00250% per annum.
●	Upon the Dallas Market Center Mortgage Loan becoming a specially serviced loan under the BANK 2024-BNK47 PSA, the related Non-Serviced Special Servicer under the BANK 2024-BNK47 PSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum.
●	The related Non-Serviced Special Servicer under the BANK 2024-BNK47 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00% per annum.
●	The related Non-Serviced Special Servicer under the BANK 2024-BNK47 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.00%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied

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to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of any master servicer or the applicable special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or replacement special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not

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downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, the NCB back-up advancing agent or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator, the NCB back-up advancing agent and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating

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agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee, the NCB back-up advancing agent (provided, however, that neither the trustee nor the NCB back-up advancing agent will be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the NCB back-up advancing agent (but only if an advance was made by the NCB back-up advancing agent in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to any special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
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●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding

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certificates (other than the Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding Certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of each applicable assets of the issuing entity as described below by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or special servicer, as applicable, is the purchaser less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the applicable special servicer, the applicable master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3) if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option,

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National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in each applicable Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in each applicable Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

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(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, each applicable master servicer, the NCB back-up advancing agent, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give

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notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the NCB back-up advancing agent, each applicable master servicer, each applicable special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to each

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applicable master servicer, each applicable special servicer, the depositor, the certificate administrator, the trustee, the NCB back-up advancing agent, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee, the Certificate Administrator and the NCB Back-Up Advancing Agent

Each of the trustee, the certificate administrator and the NCB back-up advancing agent will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of any master servicer or any special servicer (except during any period when the trustee is acting as, or has become successor to, such master servicer or such special servicer, as the case may be), (ii) in the case of the trustee and the NCB back-up advancing agent, an institution whose long-term senior unsecured debt rating or issuer rating is at least (A) “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s if each of the general master servicer and the NCB master servicer maintains a long-term senior unsecured debt rating of at least “A2” by Moody’s or a long term counterparty risk assessment of at least “A2(cr)” by Moody’s, and provided, further, that if the NCB master servicer does not meet such rating requirements, it will be deemed to meet such requirement for the purposes of this clause (ii) if the NCB back-up advancing agent maintains a long-term senior unsecured debt or issuer rating of at least “A2” by Moody’s or a long term counterparty risk assessment of at least “A2(cr)” by Moody’s), (B) whose long-term senior unsecured debt or issuer rating is rated at least “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as either (1) the general master servicer has a rating on its long-term senior unsecured debt of at least “A” by Fitch or has a short-term rating of at least “F1” by Fitch, or (2) the trustee maintains an agreement with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer credit rating by Fitch or a short-term rating of “F1” by Fitch which agreement provides for such national banking association to make advances if the trustee, in its capacity as backup advancing party, is unwilling or unable to do so; provided, further, that the trustee will notify Fitch within thirty (30) days in the event there is a downgrade of such banking association’s Fitch rating, the agreement is terminated, or any other changes that may limit the agreement) and (C) if rated by KBRA, a long term senior unsecured debt rating or an issuer credit rating of at least “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt rating or issuer credit rating is rated at least “Baa3” by Moody’s or (iv) in the case of each of clause (ii) and (iii), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee, the certificate administrator and the NCB back-up advancing agent will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator or the NCB back-up advancing agent, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-

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5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee, NCB back-up advancing agent or certificate administrator acceptable to each applicable master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee, NCB back-up advancing agent or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee, certificate administrator or NCB back-up advancing agent, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee, NCB back-up advancing agent or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or any master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to each applicable master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee, NCB back-up advancing agent (if there are any National Cooperative Bank, N.A. Mortgage Loans outstanding) or certificate administrator and appointment of a successor trustee, NCB back-up advancing agent (if there are any National Cooperative Bank, N.A. Mortgage Loans outstanding) or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee, NCB back-up advancing agent or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee, NCB back-up advancing agent (if there are any National Cooperative Bank, N.A. Mortgage Loans outstanding) or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The NCB back-up advancing agent will be deemed to have automatically resigned at any point there are no National Cooperative Bank, N.A. Mortgage Loans outstanding and no successor NCB back-up advancing agent will need to be appointed.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

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Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment

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(if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

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General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect

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its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

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Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.

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The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is

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acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security

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afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among

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other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder

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of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on

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so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

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Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

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Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and

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liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed, or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

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A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

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A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing such claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility,

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holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and USTs under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

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Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations,

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and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, is also a master servicer under this securitization and the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (or is expected to be) a master servicer under (i) the WFCM 2024-BPRC TSA, pursuant to which the Bridge Point Rancho Cucamonga Whole Loan is serviced, (ii) the BBCMS 2024-C28 PSA, pursuant to which the St. Johns Town Center Whole Loan, the Arizona Grand Resort and Spa Whole Loan and the 900 North Michigan Whole Loan are expected to be serviced and (iii) the BANK 2024-BNK47 PSA, which governs the servicing and administration of the Dallas Market Center Whole Loan.

Argentic, the retaining sponsor, a mortgage loan seller and an originator, is affiliated with (i) Argentic Services Company LP, a special servicer under the PSA, (ii) Argentic Securities Income USA 2 LLC, the entity which is expected to be appointed as the initial Directing Certificateholder, (iii) Argentic Securities Holdings 2 Cayman Limited, the entity which is expected to be the holder of the VRR Interest and the Horizontal Risk Retention Certificates on the Closing Date, and (iv) Argentic CMBS Holdings II Limited, the entity which is expected to purchase the Class X-F and Class F certificates.

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Securities LLC, an underwriter, is an affiliate of JPMCB, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

GSMC and its affiliates are playing several roles in this transaction. Goldman Sachs & Co. LLC, an underwriter, is an affiliate of GS Bank, an originator, and GSMC, a mortgage loan seller, a sponsor and the holder of the companion loans for which the noteholder is identified as “GSMC” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

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SGFC and its affiliates are playing several roles in this transaction. SG Americas Securities, LLC, an underwriter, is an affiliate of SGFC, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “SGFC” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower. In addition, National Cooperative Bank, N.A. is a master servicer and special servicer under the BANK 2024-BNK47 PSA, which governs the servicing and administration of the Dallas Market Center Whole Loan, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. in connection with each such securitization transaction; provided, however, that National Cooperative Bank, N.A. does not act as the master servicer or the special servicer with respect to the Dallas Market Center Whole Loan.

Wells Fargo Bank is the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to certain interest rate swaps or other interest rate hedging arrangements with Wells Fargo Bank, National Association (or an affiliate of Wells Fargo Bank, National Association) with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

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In addition, Wells Fargo Bank is the purchaser under separate repurchase agreements with Argentic or with wholly-owned subsidiaries or other affiliates thereof, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Argentic or by its subsidiaries or other affiliates.

In the case of the repurchase facilities provided to Argentic, Wells Fargo Bank has agreed to purchase mortgage loans from Argentic’s subsidiaries on a revolving basis. Argentic guarantees the performance by its wholly-owned subsidiaries of certain obligations under the repurchase facilities. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to these repurchase facilities is projected to equal approximately $31,200,000. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiaries, from Wells Fargo Bank, each of the Argentic Mortgage Loans subject to such repurchase facilities, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Argentic, each a sponsor, an originator and a mortgage loan seller, and certain affiliates of Argentic, on the other hand, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Argentic and/or such affiliates of Argentic, including, prior to their inclusion in the issuing entity, some or all of the Argentic Mortgage Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Wells Fargo Bank Mortgage Loans.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

In the case of certain Mortgage Loans, pari passu loan and/or a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Argentic Services Company LP, the special servicer, is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the Retaining Sponsor and a Mortgage Loan Seller, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest, the holder of the “eligible horizontal residual interest” and the holder of the certificates, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder.

Computershare Trust Company, which is acting as agent for Wells Fargo Bank which is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Argentic Mortgage Loans and some or all of the JPMCB Mortgage Loans.

Computershare Trust Company, the trustee, certificate administrator and custodian, is the trustee, certificate administrator and custodian under (i) the WFCM 2024-BPRC TSA, which governs the servicing and administration of the Bridge Point Rancho Cucamonga Whole Loan,

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(ii) the BBCMS 2024-C28 PSA, which is expected to govern the servicing and administration of the St. Johns Town Center Whole Loan, the Arizona Grand Resort and Spa Whole Loan and the 900 North Michigan Whole Loan, (iii) the BMO 2024-C9 PSA, which governs the servicing and administration of the 680 Madison Avenue Whole Loan and (iv) the BANK 2024-BNK47 PSA, which governs the servicing and administration of the Dallas Market Center Whole Loan.

Park Bridge Lender Services, the operating advisor and the asset representations reviewer, is also the operating advisor and asset representations reviewer under (i) the BMO 2024-C9 PSA, which governs the servicing and administration of the 680 Madison Avenue Whole Loan and (ii) the BANK 2024-BNK47 PSA, which governs the servicing and administration of the Dallas Market Center Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of Each Applicable Master Servicers and Each Applicable Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional

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Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the certificates than they were when the Class A-1, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the

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Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A, Class X-B, Class X-D or Class X-F certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer, the NCB back-up advancing agent or the trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	Class A-S, Class B and Class C certificates
Class X-D	Class D and Class E certificates
Class X-F	Class F certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a

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permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

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Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	Class A-S, Class B and Class C certificates
Class X-D	Class D and Class E certificates
Class X-F	Class F certificates

Any optional termination by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which

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defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-4 and Class A-5 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor Fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
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●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in September 2024; and
●	the Offered Certificates are settled with investors on August 29, 2024.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

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Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2025	83%	83%	83%	83%	83%
August 2026	65%	65%	65%	65%	65%
August 2027	45%	45%	45%	45%	45%
August 2028	24%	24%	24%	24%	24%
August 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.6	8	2.6	8	2.6	8	2.6	8	2.6	8

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.8	8	6.8	4	6.7	9	6.7	2	6.3	8

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	81%	81%	81%	81%	81%
August 2031	62%	62%	62%	62%	62%
August 2032	41%	41%	41%	41%	41%
August 2033	18%	18%	18%	18%	18%
August 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.5	1	7.5	1	7.5	1	7.5	1	7.5	1

Percent of the Maximum Initial Certificate Balance ($200,000,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.8	3	9.7	5	9.6	7	9.5	7	9.3	5
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(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($409,657,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.8	5	9.8	2	9.7	7	9.7	1	9.4	3

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($209,657,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.8	8	9.8	8	9.8	7	9.8	4	9.5	0

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

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Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.9	6	9.9	5	9.9	3	9.9	0	9.6	5

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.9	6	9.9	6	9.9	6	9.9	6	9.7	1

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.9	6	9.9	6	9.9	6	9.9	6	9.7	1

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from August 1, 2024 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such

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assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation can apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class X-A, Class X-B, Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR and Class J-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than

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“qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the

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release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount or “OID”) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning

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of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twelve (12) of the Mortgaged Properties securing twelve (12) Mortgage Loans representing approximately 16.8% of the Initial Pool Balance, are multifamily properties or mixed use properties with respect to which over 80% of the related Mortgaged Property is multifamily. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered

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unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors on the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with OID for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B, certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A, or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage

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Loans used in pricing the transaction, namely, 0% CPP (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A, Class X-B, Class X-D or Class X-F certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the X-A, Class X-B, Class X-D or Class X-F certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such

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acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal

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payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, or market discount bonds acquired by the holder as of the first day of the taxable year for which the election is made, and for all taxable premium bonds or market discount bonds acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

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Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment

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Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts (other than qualified stated interest) previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the

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Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its

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actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than any Trust REMIC itself, will be liable for any taxes arising from audit adjustments to any such Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

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If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments, made to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the Offered Certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is (1) a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (2) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates are refundable by the IRS or allowable as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets.

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We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate Certificateholders that are U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. Certificateholders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be reported annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the related Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

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It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Wells Fargo Bank and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-3	Class A-SB	Class A-4
Wells Fargo Securities, LLC	$	$	$	$
Goldman Sachs & Co. LLC	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
J.P. Morgan Securities LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$
Underwriter	Class A-5	Class X-A	Class X-B	Class A-S
Wells Fargo Securities, LLC	$	$	$	$
Goldman Sachs & Co. LLC	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
J.P. Morgan Securities LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$
Underwriter	Class B	Class C
Wells Fargo Securities, LLC	$	$
Goldman Sachs & Co. LLC	$	$
SG Americas Securities, LLC	$	$
J.P. Morgan Securities LLC	$	$
Academy Securities, Inc.	$	$
Drexel Hamilton, LLC	$	$
Siebert Williams Shank & Co., LLC	$	$
Total	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter,

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the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2024, before deducting expenses payable by the depositor (such expenses estimated at $[__], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in any regulatory requirements applicable to the marketing, holding and selling of, and issuing quotations with respect to, the Offered Certificates or CMBS generally. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in one (1) business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

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Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller and the master servicer under this securitization. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GSMC, which is a sponsor and a mortgage loan seller, and GS Bank, which is an originator. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB, which is a sponsor, an originator and a mortgage loan seller. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator and a mortgage loan seller. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” and as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Goldman Sachs & Co. LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of J.P. Morgan Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering and affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)        the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Wells Fargo Bank Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the Grapevine Mills Mortgage Loan, the Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan, the 610 Newport Center Mortgage Loan and the Arizona Grand Resort and Spa Mortgage Loan, the portion thereof allocable to Wells Fargo Bank);

(2)        the payment by the depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by GSMC (or, with respect to the Arizona Grand Resort and Spa Mortgage Loan, the portion thereof allocable to GSMC;

(3)        the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB (or, with respect to the Grapevine Mills Mortgage Loan, the Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan and the 610 Newport Center Mortgage Loan, the portion thereof allocable to JPMCB);

(4)        the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans to be sold to the depositor by Societe Generale Financial Corporation;

(5)        the payment by each of NCB and Argentic (if applicable) or, in each case, an affiliate thereof, to Wells Fargo Bank, an affiliate of Wells Fargo

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Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with the subject mortgage loan seller or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by the subject mortgage loan seller, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to the subject mortgage loan seller in connection with the sale of those Mortgage Loans to the depositor by the subject mortgage loan seller.

As a result of the circumstances described above, each of Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and SG Americas Securities, LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of the SIPC and the New York Stock Exchange.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the Issuing Entity (file number 333-257991-12)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the

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Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257991) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in

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Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Prospective investors should note that the Teacher Retirement System of Texas (“TRST”), which is a governmental plan, as of loan origination, has an indirect controlling interest in the managing member of the borrower under the Bridge Point Rancho Cucamonga Mortgage Loan (9.1%) and an indirect 99.9% ownership interest in the borrower. Persons who have an ongoing relationship with the TRST should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the

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issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), and to Goldman Sachs & Co. LLC, PTE 89-88, 54 Fed. Reg. 42582 (October 17, 1989), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each applicable master servicer, each applicable special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating

612

Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, any master servicer, any special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

613

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the Trust, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicers, the special servicers, or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the NCB back-up advancing agent, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

614

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the

615

Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) NRSROs engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the

616

Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in August 2057. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments,

617

whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five (5) NRSROs. Based on preliminary feedback from those five (5) NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two (2) NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

618

Index of Defined Terms

$
$100,000 HOME Loan	244
$200,000 CDBG Loan	244
$500,000 HOME Loan	244
@
@%(#)	190
1
17g-5 Information Provider	407
1986 Act	594
1996 Act	572
3
30/360 Basis	447
4
401(c) Regulations	615
6
680 Madison Guaranty Cap	228
680 Madison Guaranty Cap Reduction Condition	228
680 Madison Guaranty LOC	228
680 Madison Payment Guaranty	228
680 Madison Residential Component	212
680 Madison Residential Owner	212
680 Madison Retail Component	212
A
AB Modified Loan	461
Accelerated Mezzanine Loan Lender	399
Acceptable Insurance Default	465
Acting General Counsel’s Letter	172
Actual/360 Basis	232
Actual/360 Loans	435
ADA	574
Additional Exclusions	464
Administrative Cost Rate	381
ADR	185
Advances	430
Affirmative Asset Review Vote	514
AIM	347

ALTA	325
Amfac	220
AMI	203
Annual Debt Service	185
Appraisal Institute	272
Appraisal Reduction Amount	456
Appraisal Reduction Event	455
Appraised Value	185
Appraised-Out Class	462
AREF	175
AREF Repo Seller	175
Argentic	281
Argentic Data Tape	288
Argentic Mortgage Loans	281
Argentic Review Team	287
ASC	347
ASR Consultation Process	484
Assessment of Compliance	548
Asset Representations Reviewer Asset Review Fee	454
Asset Representations Reviewer Fee	454
Asset Representations Reviewer Fee Rate	454
Asset Representations Reviewer Termination Event	519
Asset Representations Reviewer Upfront Fee	454
Asset Review	516
Asset Review Notice	515
Asset Review Quorum	515
Asset Review Report	517
Asset Review Report Summary	517
Asset Review Standard	516
Asset Review Trigger	513
Asset Review Vote Election	514
Asset Status Report	481
Assumed Certificate Coupon	363
Assumed Final Distribution Date	390
Assumed Scheduled Payment	383
AST	214
Attestation Report	549
Available Funds	375
B
Balloon LTV Ratio	189
Balloon Payment	189
BANK 2024-BNK47 PSA	248
Bankruptcy Code	75, 564

619

Base Interest Fraction	389
BBCMS 2024-C28 PSA	248
Beds	196
BlackRock California Case	342
BlackRock SDNY Case	342
BMO 2024-C9 PSA	248
Borrower Party	399
Borrower Party Affiliate	399
Breach Notice	419
Bridge Bank	133
Bridge Point Rancho Cucamonga A Notes	258
Bridge Point Rancho Cucamonga B Note	259
Bridge Point Rancho Cucamonga Co-Lender Agreement	259
Bridge Point Rancho Cucamonga Control Shift Event	265
Bridge Point Rancho Cucamonga Controlling Class	265
Bridge Point Rancho Cucamonga Controlling Class Representative	265
Bridge Point Rancho Cucamonga Directing Holder	265
Bridge Point Rancho Cucamonga Mortgage Loan	258
Bridge Point Rancho Cucamonga Note A Holder	258
Bridge Point Rancho Cucamonga Note A Holders	258
Bridge Point Rancho Cucamonga Note A-2-2 Securitization	265
Bridge Point Rancho Cucamonga Note B Holder	259
Bridge Point Rancho Cucamonga Note Principal Balance	262
Bridge Point Rancho Cucamonga Notes	258
Bridge Point Rancho Cucamonga P&I Advances	262
Bridge Point Rancho Cucamonga Pari Passu Companion Loan Holders	259
Bridge Point Rancho Cucamonga Pari Passu Companion Loans	258
Bridge Point Rancho Cucamonga Senior Notes	258
Bridge Point Rancho Cucamonga Subordinate Companion Loan	259
Bridge Point Rancho Cucamonga Subordinate Companion Loan Holder	259

Bridge Point Rancho Cucamonga Whole Loan	259
BSCMI	290
C
C(WUMP)O	24
Cash Flow Analysis	186
CDBG Loans	244
CERCLA	571
Certificate Administrator	330
Certificate Administrator/Trustee Fee	453
Certificate Administrator/Trustee Fee Rate	453
Certificate Balance	373
Certificate Owners	410
Certificateholder	399
Certificateholder Quorum	523
Certificateholder Repurchase Request	534
Certifying Certificateholder	412
City	229
Class A Certificates	373
Class A-SB Planned Principal Balance	384
Class X Certificates	373
Clearstream	409
Clearstream Participants	411
Closing Date	184, 268
CMBS	178
Code	174, 592
Collateral Deficiency Amount	461
Collection Account	434
Collection Period	376
Commerzbank	345
Communication Request	413
Community Benefit Fees	229
Companion Distribution Account	435
Companion Holder	248
Companion Holders	248
Companion Loan Rating Agency	248
Companion Loans	182
Compensating Interest Payment	391
Computershare	331
Computershare Limited	330
Computershare Trust Company	330
Constant Prepayment Rate	583
Constraining Level	362
Consultation Termination Event	499
Control Eligible Certificates	492
Control Note	248
Control Termination Event	499

620

Controlling Class	491
Controlling Class Certificateholder	491
Controlling Holder	248
Controlling Note Holder	264
Corrected Loan	481
County	244
CPP	584
CPR	583
CPY	583
CRE Loans	277
Credit Risk Retention Rules	355
CREFC®	396
CREFC® Intellectual Property Royalty License Fee	455
CREFC® Intellectual Property Royalty License Fee Rate	455
CREFC® Reports	396
Cross-Over Date	380
CTS	330
Cumulative Appraisal Reduction Amount	460
Cure/Contest Period	517
Custodian	331
Cut-off Date	181
Cut-off Date Balance	187
Cut-off Date Loan-to-Value Ratio	188
Cut-off Date LTV Ratio	188
D
D or @%(#)	191
D(#)	190
DBNTC	342
DBRS Morningstar	518
DBTCA	342
Debt Service Coverage Ratio	188
Default Interest	262
Defaulted Loan	488
Defeasance Deposit	237
Defeasance Loans	236
Defeasance Lock-Out Period	236
Defeasance Option	236
Defendants	218
Definitive Certificate	409
Delegated Directive	20
Delinquent Loan	514
Depositories	409
Determination Date	374
Diligence File	416
Directing Certificateholder	491
Directing Holder Approval Process	483
Disclosable Special Servicer Fees	452
Discount Rate	390

Discount Yield	361
Dispute Resolution Consultation	537
Dispute Resolution Cut-off Date	536
Distribution Accounts	435
Distribution Date	374
Distribution Date Statement	396
Dodd-Frank Act	180
DOL	611
DorYM(#)	191
DorYM@	191
Drum Hill Affordable Units	204
Drum Hill HOME Affordable Units	204
Drum Hill PILOT Agreement	203
DSCR	188
DTC	409
DTC Participants	409
DTC Rules	410
E
EDGAR	610
EEA	19
Effective Gross Income	186
Eligible Asset Representations Reviewer	518
Eligible Operating Advisor	508
Elliott	347
Enforcing Party	535
Enforcing Servicer	535
EPA	214
ESA	213, 295
Escrow/Reserve Mitigating Circumstances	298
EU	152
EU Institutional Investor	152
EU Investor Requirements	152
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Regulation	152
EU SR Rules	152
Euroclear	409
Euroclear Operator	411
Euroclear Participants	411
EUWA	20, 152
Exception Schedules	370
Excess Modification Fee Amount	448
Excess Modification Fees	446
Excess Prepayment Interest Shortfall	392
Exchange Act	156, 268
Excluded Controlling Class Holder	398

621

Excluded Controlling Class Loan	400
Excluded Information	400
Excluded Loan	400
Excluded Plan	613
Excluded Special Servicer	523
Excluded Special Servicer Loan	523
Exemption	612
Exemption Rating Agency	612
Expected Prices	366
F
F&P	214
FATCA	604
FDIA	171
FDIC	133, 172
FIEL	25
Final Asset Status Report	483
Final Dispute Resolution Election Notice	537
Financial Promotion Order	21
FINRA	609
FIRREA	173, 294
Fitch	547
Flagstar	133
FPO Persons	21
FSMA	20, 152
Future UK Securitization Rules	154
G
GAAP	355
Gain-on-Sale Entitlement Amount	376
Gain-on-Sale Remittance Amount	376
Gain-on-Sale Reserve Account	435
Garn Act	573
General Master Servicer	333
General Special Servicer	347
GLA	189
Goldman Originator	312
Government Securities	234
GS Bank	309
GSMC	309
GSMC Data Tape	310
GSMC Deal Team	310
GSMC Mortgage Loans	309
H
HOME Loans	244
Horizontal Risk Retention Certificates	356, 373
HSTP Act	86

I
ICAP Holdback Reserve Funds	230
IKB	346
Impermissible Risk Retention Affiliate	526
Impermissible TPP Affiliate	526
Indirect Participants	409
Initial Delivery Date	481
Initial Pool Balance	181
Initial Requesting Certificateholder	535
In-Place Cash Management	189
Institutional Investor	24
Insurance and Condemnation Proceeds	434
Intercreditor Agreement	248
Interest Accrual Amount	382
Interest Accrual Period	382
Interest Distribution Amount	381
Interest Rate	381
Interest Reserve Account	435
Interest Shortfall	382
Interested Person	489
Interest-Only Expected Price	366
Investor Certification	400
IRS	174
J
Japanese Retention Requirement	26
JFSA	26
Joint Seller Mortgage Loan	414
JPMC	289
JPMCB	289
JPMCB Data Tape	291
JPMCB Deal Team	291
JPMCB Mortgage Loans	291
JPMCB’s Qualification Criteria	293
JPMCCMSC	290
JRR Rule	26
K
KBRA	518, 547
L
L(#)	190
Liquidation Fee	449
Liquidation Fee Rate	449
Liquidation Proceeds	434
Loan Per Unit	189
Local Law 97	104
Lock-out Period	234

622

Loss of Value Payment	421
Lower-Tier Regular Interests	592
Lower-Tier REMIC	374
LTV Ratio	187
LTV Ratio at Maturity	189
M
MAI	422
Major Decision	493
Major Decision Reporting Package	497
MAS	24
Master Servicer Decision	468
Material Defect	419
Maturity Date Balloon Payment	189
MIFID II	19
MLPA	414
MOA	357
Modification Fees	446
Moody’s	335, 547
Morningstar DBRS	334
Mortgage	183
Mortgage File	414
Mortgage Loans	181
Mortgage Note	183
Mortgage Pool	181
Mortgaged Property	183
N
National Cooperative Bank, N.A. Data Tape	307
National Cooperative Bank, N.A. Deal Team	307
National Cooperative Bank, N.A. Mortgage Loans	302
NCB	350
NCUA	343
Net Interest Rate	381
Net Operating Income	190
NFA	609
NFIP	113
NI 33-105	27
Non-Control Note	248
Non-Controlling Holder	248
Nonrecoverable Advance	431
Non-Serviced AB Whole Loan	248
Non-Serviced Certificate Administrator	249
Non-Serviced Companion Loan	249
Non-Serviced Custodian	249
Non-Serviced Directing Certificateholder	249

Non-Serviced Master Servicer	249
Non-Serviced Mortgage Loan	249
Non-Serviced Pari Passu Companion Loan	249
Non-Serviced Pari Passu Mortgage Loan	249
Non-Serviced Pari Passu Whole Loan	249
Non-Serviced PSA	249
Non-Serviced Special Servicer	249
Non-Serviced Trustee	249
Non-Serviced Whole Loan	249
Non-U.S. Person	604
Note Principal Balance	262
Notional Amount	373
NRA	190
NRSRO	398
NRSRO Certification	401
O
O(#)	190
OCC	269
Occupancy As Of Date	190
Offer	20
Offered Certificates	373
OID	594
OID Regulations	595
OLA	172
Operating Advisor Annual Report	506
Operating Advisor Consultation Event	369
Operating Advisor Consulting Fee	453
Operating Advisor Expenses	454
Operating Advisor Fee	453
Operating Advisor Fee Rate	453
Operating Advisor Standard	505
Operating Advisor Termination Event	510
Operating Advisor Upfront Fee	453
Other Master Servicer	249
Other PSA	249
Other Special Servicer	250
P
P&I	340
P&I Advance	429
P&I Advance Date	429
PACE	244
PAR	295
Par Purchase Price	488
Pari Passu Companion Loans	182

623

Pari Passu Mortgage Loan	250
Park Bridge Financial	353
Park Bridge Lender Services	353
Participants	409
Participating Owners	202
Parties in Interest	611
Pass-Through Rate	380
Patriot Act	575
Payment Due Date	231, 376
PCO Holdback Reserve Funds	230
PCR	319, 325
Peekskill IDA	203
Penalty Charges	446
Percentage Interest	374
Periodic Payments	375
Permitted Affiliates	12
Permitted Investments	374, 436
Permitted Special Servicer/Affiliate Fees	452
PIPs	215
PL	273
Plans	610
PML	273, 319
PRC	23
Preliminary Dispute Resolution Election Notice	536
Prepayment Assumption	597
Prepayment Interest Excess	391
Prepayment Interest Shortfall	391
Prepayment Premium	390
Prepayment Provisions	190
Prime Rate	434
Principal Balance Certificates	373
Principal Distribution Amount	382
Principal Shortfall	383
Privileged Information	509
Privileged Information Exception	509
Privileged Person	398
Professional Investors	24
Prohibited Prepayment	392
Promotion of Collective Investment Schemes Exemptions Order	22
Proposed Course of Action	536
Proposed Course of Action Notice	536
Prospectus	24
PSA	347, 372
PSA Party Repurchase Request	535
PTCE	614
Purchase Price	421
Q
Qualification Criteria	277, 328

Qualified Replacement Special Servicer	524
Qualified Substitute Mortgage Loan	422
Qualifying CRE Loan Percentage	357
R
RAC No-Response Scenario	546
Rated Final Distribution Date	391
Rating Agencies	547
Rating Agency Confirmation	547
REA	80
RealINSIGHT	348
Realized Loss	394
REC	213
Record Date	374
Registration Statement	610
Regular Certificates	373
Regular Interestholder	595
Regular Interests	592
Regulation AB	549
Reimbursement Rate	434
Related Proceeds	432
Release Date	236
Relevant Investor	25
Relevant Persons	22
Relief Act	575
Remaining Term to Maturity	191
REMIC	592
REO Account	436
REO Loan	385
REO Property	480
Repurchase Request	535
Requesting Certificateholder	537
Requesting Holders	462
Requesting Investor	413
Requesting Party	545
Required Credit Risk Retention Percentage	357
Required Deductible	10
Requirements	575
Residual Certificates	373
Resolution Failure	535
Resolved	535
Restricted Group	612
Restricted Party	509
Retaining Party	355
Retaining Sponsor	355
Review Materials	515
RevPAR	191
Risk Retention Affiliate	508
Risk Retention Affiliated	508
Risk Retention Consultation Party	399, 502

624

RMBS	342
ROFO	223
ROFR	223, 9
Rooms	196
Routine Disbursements	469
Rule 15Ga-1 Reporting Period	277, 298
Rule 17g-5	401
S
S&P	518
Scheduled Certificate Interest Payments	364
Scheduled Certificate Principal Payments	357
Scheduled Principal Distribution Amount	382
SEC	268
Securities Act	548
Securitization Accounts	372, 436
Securitization Regulations	153
SEL	273, 319
Senior Certificates	373
Serviced Companion Loan	250
Serviced Companion Loans	53
Serviced Mortgage Loan	250
Serviced Mortgage Loans	53
Serviced Pari Passu Companion Loan	250
Serviced Pari Passu Companion Loan Securities	528
Serviced Pari Passu Mortgage Loan	250
Serviced Pari Passu Whole Loan	250
Serviced Whole Loan	250
Serviced Whole Loans	53
Servicer Termination Event	526
Servicing Advances	430
Servicing Fee	444
Servicing Fee Rate	444
Servicing Standard	427
SF	191
SFA	24
SFO	24
SGFC Entities	320
SGNY	321
Similar Law	611
Simon Inc.	228
SIPC	609
SMMEA	615
Société Generale	320
Societe Generale Financial Corporation	320

Societe Generale Financial Corporation Data Tape	326
Societe Generale Financial Corporation Deal Team	326
Societe Generale Mortgage Loans	322
Special Servicer Decision	472
Special Servicing Fee	447
Special Servicing Fee Rate	447
Specially Serviced Loans	477
Specified Notice Period	260
SPG LP	228
Sq. Ft.	191
Square Feet	191
SR Institutional Investors	153
SR Investor Requirements	153
SR Rules	153
Startup Day	592
State	218
Stated Principal Balance	384
Structured Product	24
Structuring Assumptions	584
Subject 2023 Computershare CMBS Annual Statement of Compliance	332
Subject Loan	454
Subordinate Certificates	373
Subordinate Companion Loan	250
Subordinate Companion Loans	182
Subordinate LOC	199
Subsequent Asset Status Report	481
Subsequent Third Party Purchaser	356
Sub-Servicing Agreement	428
SVB	133
T
T-12	191
Target Coupon	362
Target Price	362
Tax Lot Split	212
Termination Purchase Amount	550
Terms and Conditions	412
Tests	516
third country	153
TIA	342
Title V	574
Total Operating Expenses	186
TPP Clean-up Call Option	259
TPP Clean-up Call Option Closing Date	259
TPP Clean-up Call Option Price	260
TPP Lock-out Period	260
Transfer Restriction Period	368

625

Treasury Curve Interpolated Yield	360
Treasury Regulations	592
Treasury-Priced Class X Certificates	357
Treasury-Priced Expected Price	363
Treasury-Priced Principal Balance Certificates	357
TRIPRA	114
Trust	329
Trust REMICs	374, 592
Trustee	330
TTM	191
U
U.S. Person	604
U/W DSCR	188
U/W Expenses	192
U/W NCF	192
U/W NCF Debt Yield	195
U/W NCF DSCR	188
U/W Net Cash Flow	192
U/W Net Operating Income	195
U/W NOI	195
U/W NOI Debt Yield	195
U/W NOI DSCR	195
U/W Revenues	195
UCC	558
UK	20, 152
UK CRR	153
UK Institutional Investor	153
UK Investor Requirements	152
UK MIFIR Product Governance Rules	21
UK PRIIPS Regulation	20
UK Prospectus Regulation	20
UK Qualified Investor	20
UK Retail Investor	20
UK Securitization Regulation	152
UK SR Rules	152
Uncovered Amount	438
Underwriter Entities	141
Underwriting Agreement	606
Underwritten Debt Service Coverage Ratio	188
Underwritten Economic Occupancy	191
Underwritten Expenses	192
Underwritten NCF	192
Underwritten NCF Debt Yield	195
Underwritten Net Cash Flow	192
Underwritten Net Cash Flow Debt Service Coverage Ratio	188

Underwritten Net Operating Income	195
Underwritten Net Operating Income Debt Service Coverage Ratio	195
Underwritten NOI	195
Underwritten NOI Debt Yield	195
Underwritten Revenues	195
Units	196
Unscheduled Principal Distribution Amount	383
Unsolicited Information	516
UPB	340
Upper-Tier REMIC	374
USTs	106
V
Villa Rental Pool Rooms	202
Violations	218
Volcker Rule	180
Voting Rights	408
VRR Interest	36, 355, 356
W
WAC Rate	381
Wachovia Bank	269
Weighted Average Interest Rate	196
weighted averages	196
Wells Fargo	330
Wells Fargo Bank	268, 330
Wells Fargo Bank Data Tape	276
Wells Fargo Bank Deal Team	275
Western & Southern	344
WFCM 2024-BPRC TPP	259, 260
WFCM 2024-BPRC TSA	250, 262
Whole Loan	182
Withheld Amounts	435
Workout Fee	448
Workout Fee Rate	448
Workout-Delayed Reimbursement Amount	434
Y
Yield Curve Interpolated Yield	364
Yield Maintenance Charge	390
Yield Priced Expected Price	366
Yield-Priced Certificates	357
YM(#)	190
YM@(#)	191

626

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller	Related Group	Crossed Group
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	9.1%	100.0%	WFB	WFB	NAP	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	8.4%	100.0%	WFB, JPMCB	WFB, JPMCB	Group 1	NAP
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	8.4%	100.0%	WFB, JPMCB	WFB, JPMCB	NAP	NAP
4.00	Loan	5, 18, 19	1	610 Newport Center	7.7%	100.0%	WFB, JPMCB	WFB, JPMCB	NAP	NAP
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	7.4%	100.0%	WFB	WFB	NAP	NAP
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	6.4%	100.0%	JPMCB	JPMCB	Group 1	NAP
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	6.0%	100.0%	NCCB	NCB	NAP	NAP
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	5.6%	100.0%	GSBI	AREF2	NAP	NAP
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	5.3%	100.0%	WFB, GSBI	WFB, GSMC	NAP	NAP
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	4.4%	100.0%	AREF2	AREF2	NAP	NAP
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	3.5%	100.0%	AREF2	AREF2	NAP	NAP
12.00	Loan	48, 49, 50	1	30 E 85th St	3.4%	100.0%	JPMCB	JPMCB	NAP	NAP
13.00	Loan	5, 51, 52	1	Dallas Market Center	3.1%	100.0%	GSBI	GSMC	NAP	NAP
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	2.9%	100.0%	NCCB	NCB	NAP	NAP
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	2.8%	100.0%	GSBI	GSMC	NAP	NAP
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	2.1%	100.0%	WFB	WFB	NAP	NAP
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	2.0%	100.0%	SGFC	SGFC	Group 2	NAP
18.00	Loan	63, 64	1	Gila Valley Shopping Center	1.9%	100.0%	AREF2	AREF2	Group 3	NAP
19.00	Loan	65, 66	1	Drum Hill	1.8%	100.0%	AREF2	AREF2	NAP	NAP
20.00	Loan		1	Union Hills Self Storage	1.6%	100.0%	WFB	WFB	NAP	NAP
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	1.4%	100.0%	NCB	NCB	NAP	NAP
22.00	Loan		1	Crossroads Plaza	1.2%	100.0%	AREF2	AREF2	Group 3	NAP
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	1.1%	100.0%	SGFC	SGFC	Group 2	NAP
24.00	Loan	72	1	13140 Coit Road	0.9%	100.0%	AREF2	AREF2	NAP	NAP
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	0.6%	100.0%	NCCB	NCB	NAP	NAP
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	0.3%	100.0%	NCCB	NCB	NAP	NAP
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	0.3%	100.0%	NCCB	NCB	NAP	NAP
28.00	Loan	29, 30	1	3215 Owners, Ltd.	0.2%	100.0%	NCCB	NCB	NAP	NAP
29.00	Loan	29, 30	1	406 West 46th Street Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	0.1%	100.0%	NCCB	NCB	NAP	NAP

		`

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	12430 4th Street and 12415 6th Street	Rancho Cucamonga
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	3000 Grapevine Mills Parkway and 2501 Bass Pro Drive	Grapevine
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	8400 Costa Verde Drive	Myrtle Beach
4.00	Loan	5, 18, 19	1	610 Newport Center	610 Newport Center Drive	Newport Beach
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	1701 Atlantic Avenue	Ocean City
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	4663 River City Drive	Jacksonville
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	250 Mercer Street	New York
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	680 Madison Avenue	New York
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	8000 South Arizona Grand Parkway	Phoenix
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	57 Willoughby Street	Brooklyn
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	335 Adams Street	Brooklyn
12.00	Loan	48, 49, 50	1	30 E 85th St	30 East 85th Street	New York
13.00	Loan	5, 51, 52	1	Dallas Market Center	2000 North Stemmons Freeway and 2050-2100 North Stemmons Freeway	Dallas
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	2433-2453 Union Boulevard	Islip
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	900 North Michigan Avenue	Chicago
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	59 Portsmouth Avenue	Exeter
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	2801, 2901, 2020, 2021-2027, 2022-2026, 2040 and 2041 West Atkinson Avenue, 4446 North 28th Street, 4505 North 29th Street and 3880 North 18th Street	Milwaukee
18.00	Loan	63, 64	1	Gila Valley Shopping Center	2125 U.S. Route 70	Thatcher
19.00	Loan	65, 66	1	Drum Hill	90 Ringgold Street	Peekskill
20.00	Loan		1	Union Hills Self Storage	2440 East Union Hills Drive	Phoenix
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	75 Downey Drive	Warminster
22.00	Loan		1	Crossroads Plaza	1416 South Main Street	Adrian
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	1032 and 1212 North 27th Street, 2600 West Highland Avenue, 3306 West Wells Street, 3446 and 3456 North 39th Street, 3925 and 4819 West Hampton Avenue, 5856 North
					93rd Street, 5969 North 60th Street and 8834 and 8906 West Carmen Avenue	Milwaukee
24.00	Loan	72	1	13140 Coit Road	13140 Coit Road	Dallas
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	100/108 Park Terrace West a/k/a 532 West 218th Street	New York
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	1345 East 4th Street and 1350 East 5th Street	Brooklyn
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	204-15 Foothill Avenue and 87-56 Francis Lewis Boulevard	Hollis and Queens Village
28.00	Loan	29, 30	1	3215 Owners, Ltd.	3201/3215 Netherland Avenue a/k/a 551 West 232 Street	Bronx
29.00	Loan	29, 30	1	406 West 46th Street Corp.	406 West 46th Street	New York
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	264 West 22nd Street	New York

		`

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	San Bernardino	CA	91730	Industrial	Warehouse/Distribution	2024	NAP	2,168,119
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	Tarrant	TX	76051	Retail	Super Regional Mall	1997	2015	1,628,140
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	Horry	SC	29572	Hospitality	Full Service	2003	2017	405
4.00	Loan	5, 18, 19	1	610 Newport Center	Orange	CA	92660	Office	Suburban	1972	2022	285,638
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	Worcester	MD	21842	Hospitality	Full Service	2001	2021	210
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	Duval	FL	32246	Retail	Super Regional Mall	2005, 2008, 2014	NAP	1,022,042
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	New York	NY	10012	Multifamily	Cooperative	1887	1999	258
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	New York	NY	10065	Retail	Anchored	1951	2014	34,298
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	Maricopa	AZ	85044	Hospitality	Full Service	1987	2017-2019	744
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	Kings	NY	11201	Office	CBD	1929	2022	124,670
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	Kings	NY	11201	Office	CBD	1977	2001	139,216
12.00	Loan	48, 49, 50	1	30 E 85th St	New York	NY	10028	Retail	Anchored	1987	NAP	25,015
13.00	Loan	5, 51, 52	1	Dallas Market Center	Dallas	TX	75207	Mixed Use	Merchandise Mart/Retail	1957, 1958, 1974, 1979	1999, 2019	2,746,550
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	Suffolk	NY	11751	Multifamily	Cooperative	1965	2021	253
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	Cook	IL	60611	Mixed Use	Retail/Office	1988	2015-2018	831,350
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	Rockingham	NH	03833	Hospitality	Limited Service	2010	2022	111
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	Milwaukee	WI	53206, 53209	Multifamily	Garden	1928-1953	2021-2022	143
18.00	Loan	63, 64	1	Gila Valley Shopping Center	Graham	AZ	85552	Retail	Anchored	1980, 1981, 2003, 2004	NAP	119,205
19.00	Loan	65, 66	1	Drum Hill	Westchester	NY	10566	Multifamily	Independent Living	1909	2000	120
20.00	Loan		1	Union Hills Self Storage	Maricopa	AZ	85050	Self Storage	Self Storage	2018	NAP	89,635
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	Bucks	PA	18974	Multifamily	Cooperative	1943	1999	698
22.00	Loan		1	Crossroads Plaza	Lenawee	MI	49221	Retail	Anchored	1990	NAP	199,828
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	Milwaukee	WI	Various	Multifamily	Garden	1942-1977	2022	81
24.00	Loan	72	1	13140 Coit Road	Dallas	TX	75240	Office	Suburban	1979	NAP	101,977
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	New York	NY	10034	Multifamily	Cooperative	1951	2019	68
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	Kings	NY	11230	Multifamily	Cooperative	1956	2003	91
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	Queens	NY	11423 and 11427	Multifamily	Cooperative	1952	1999	197
28.00	Loan	29, 30	1	3215 Owners, Ltd.	Bronx	NY	10463	Multifamily	Cooperative	1940	2009	48
29.00	Loan	29, 30	1	406 West 46th Street Corp.	New York	NY	10036	Multifamily	Cooperative	1884	2005	15
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	New York	NY	10011	Multifamily	Cooperative	1889	2017	20

		`

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	SF	123.43	65,000,000	65,000,000	65,000,000	5.8331%	0.02230%
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	SF	153.55	60,000,000	60,000,000	60,000,000	6.2640%	0.02105%
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	Rooms	246,716.66	60,000,000	59,952,149	51,203,539	6.1450%	0.02105%
4.00	Loan	5, 18, 19	1	610 Newport Center	SF	297.58	55,000,000	55,000,000	55,000,000	5.6660%	0.02105%
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	Rooms	252,380.95	53,000,000	53,000,000	50,174,247	6.8450%	0.02105%
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	SF	352.24	46,000,000	46,000,000	46,000,000	5.9480%	0.01980%
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	Units	166,666.67	43,000,000	43,000,000	43,000,000	6.0300%	0.09605%
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	SF	3,498.75	40,000,000	40,000,000	40,000,000	6.7020%	0.01980%
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	Rooms	168,010.75	38,000,000	38,000,000	38,000,000	5.5500%	0.01980%
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	SF	250.26	31,200,000	31,200,000	27,314,943	7.0920%	0.02105%
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	SF	181.01	25,200,000	25,200,000	21,846,643	6.7210%	0.02105%
12.00	Loan	48, 49, 50	1	30 E 85th St	SF	959.42	24,000,000	24,000,000	24,000,000	6.5500%	0.02105%
13.00	Loan	5, 51, 52	1	Dallas Market Center	SF	86.29	22,000,000	22,000,000	22,000,000	6.5020%	0.02105%
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	Units	80,632.41	20,400,000	20,400,000	20,400,000	6.3900%	0.09605%
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	SF	216.52	20,000,000	20,000,000	20,000,000	6.8530%	0.01980%
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	Rooms	135,135.14	15,000,000	15,000,000	15,000,000	6.6990%	0.02105%
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	Units	99,440.56	14,220,000	14,220,000	12,380,288	6.8800%	0.02105%
18.00	Loan	63, 64	1	Gila Valley Shopping Center	SF	114.09	13,600,000	13,600,000	13,600,000	6.5000%	0.02105%
19.00	Loan	65, 66	1	Drum Hill	Units	106,250.00	12,750,000	12,750,000	11,773,253	7.1000%	0.02105%
20.00	Loan		1	Union Hills Self Storage	SF	124.39	11,150,000	11,150,000	11,150,000	6.5700%	0.02105%
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	Units	14,315.54	10,000,000	9,992,248	8,559,568	6.2500%	0.09605%
22.00	Loan		1	Crossroads Plaza	SF	42.04	8,400,000	8,400,000	8,400,000	6.9000%	0.02105%
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	Units	96,728.40	7,835,000	7,835,000	6,828,211	6.9180%	0.02105%
24.00	Loan	72	1	13140 Coit Road	SF	62.76	6,400,000	6,400,000	5,586,719	6.9800%	0.02105%
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	Units	66,176.47	4,500,000	4,500,000	4,500,000	6.7200%	0.09605%
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	Units	21,962.12	2,000,000	1,998,553	1,723,959	6.5000%	0.09605%
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	Units	9,304.22	1,834,200	1,832,932	1,588,002	6.6600%	0.09605%
28.00	Loan	29, 30	1	3215 Owners, Ltd.	Units	29,791.67	1,430,000	1,430,000	1,430,000	6.7700%	0.09605%
29.00	Loan	29, 30	1	406 West 46th Street Corp.	Units	73,283.80	1,100,000	1,099,257	954,417	6.7400%	0.09605%
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	Units	50,000.00	1,000,000	1,000,000	1,000,000	6.7100%	0.09605%

		`

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	5.81080%	NAP	320,347.91	NAP	3,844,174.92	Interest Only	No
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	6.24295%	NAP	317,550.00	NAP	3,810,600.00	Interest Only	No
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	6.12395%	365,342.69	NAP	4,384,112.28	NAP	Amortizing Balloon	No
4.00	Loan	5, 18, 19	1	610 Newport Center	5.64495%	NAP	263,298.50	NAP	3,159,582.00	Interest Only	No
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	6.82395%	347,110.51	306,519.73	4,165,326.12	3,678,236.76	Interest Only, Amortizing Balloon	No
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	5.92820%	NAP	231,173.43	NAP	2,774,081.16	Interest Only	No
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	5.93395%	NAP	219,076.04	NAP	2,628,912.48	Interest Only	No
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	6.68220%	NAP	226,502.78	NAP	2,718,033.36	Interest Only	No
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	5.53020%	NAP	178,190.97	NAP	2,138,291.64	Interest Only	No
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	7.07095%	209,505.70	NAP	2,514,068.40	NAP	Amortizing Balloon	No
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	6.69995%	162,961.24	NAP	1,955,534.88	NAP	Amortizing Balloon	No
12.00	Loan	48, 49, 50	1	30 E 85th St	6.52895%	NAP	132,819.44	NAP	1,593,833.28	Interest Only	No
13.00	Loan	5, 51, 52	1	Dallas Market Center	6.48095%	NAP	120,858.94	NAP	1,450,307.28	Interest Only	No
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	6.29395%	NAP	110,138.75	NAP	1,321,665.00	Interest Only	No
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	6.83320%	NAP	115,803.01	NAP	1,389,636.12	Interest Only	No
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	6.67795%	NAP	84,900.52	NAP	1,018,806.24	Interest Only	No
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	6.85895%	93,462.79	NAP	1,121,553.48	NAP	Amortizing Balloon	No
18.00	Loan	63, 64	1	Gila Valley Shopping Center	6.47895%	NAP	74,689.81	NAP	896,277.72	Interest Only	No
19.00	Loan	65, 66	1	Drum Hill	7.07895%	85,684.07	76,485.24	1,028,208.84	917,822.88	Interest Only, Amortizing Balloon	No
20.00	Loan		1	Union Hills Self Storage	6.54895%	NAP	61,894.11	NAP	742,729.32	Interest Only	No
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	6.15395%	61,571.72	NAP	738,860.64	NAP	Amortizing Balloon	No
22.00	Loan		1	Crossroads Plaza	6.87895%	NAP	48,970.83	NAP	587,649.96	Interest Only	No
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	6.89695%	51,695.69	NAP	620,348.28	NAP	Amortizing Balloon	No
24.00	Loan	72	1	13140 Coit Road	6.95895%	42,493.43	NAP	509,921.16	NAP	Amortizing Balloon	No
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	6.62395%	NAP	25,550.00	NAP	306,600.00	Interest Only	No
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	6.40395%	12,641.36	NAP	151,696.32	NAP	Amortizing Balloon	No
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	6.56395%	11,787.06	NAP	141,444.72	NAP	Amortizing Balloon	No
28.00	Loan	29, 30	1	3215 Owners, Ltd.	6.67395%	NAP	8,179.63	NAP	98,155.56	Interest Only	No
29.00	Loan	29, 30	1	406 West 46th Street Corp.	6.64395%	7,127.27	NAP	85,527.24	NAP	Amortizing Balloon	No
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	6.61395%	NAP	5,669.33	NAP	68,031.96	Interest Only	No

		`

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	Actual/360	84	83	84	83	0	0
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	Actual/360	120	119	120	119	0	0
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	Actual/360	0	0	120	119	360	359
4.00	Loan	5, 18, 19	1	610 Newport Center	Actual/360	120	119	120	119	0	0
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	Actual/360	60	59	120	119	360	360
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	Actual/360	120	118	120	118	0	0
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	Actual/360	120	120	120	120	0	0
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	Actual/360	120	118	120	118	0	0
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	Actual/360	120	120	120	120	0	0
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	Actual/360	0	0	120	120	360	360
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	Actual/360	0	0	120	120	360	360
12.00	Loan	48, 49, 50	1	30 E 85th St	Actual/360	120	120	120	120	0	0
13.00	Loan	5, 51, 52	1	Dallas Market Center	Actual/360	120	118	120	118	0	0
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	Actual/360	120	119	120	119	0	0
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	Actual/360	120	120	120	120	0	0
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	Actual/360	120	118	120	118	0	0
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	Actual/360	0	0	120	120	360	360
18.00	Loan	63, 64	1	Gila Valley Shopping Center	Actual/360	120	120	120	120	0	0
19.00	Loan	65, 66	1	Drum Hill	Actual/360	36	35	120	119	360	360
20.00	Loan		1	Union Hills Self Storage	Actual/360	120	119	120	119	0	0
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	Actual/360	0	0	120	119	360	359
22.00	Loan		1	Crossroads Plaza	Actual/360	120	120	120	120	0	0
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	Actual/360	0	0	120	120	360	360
24.00	Loan	72	1	13140 Coit Road	Actual/360	0	0	120	120	360	360
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	Actual/360	120	119	120	119	0	0
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	Actual/360	0	0	120	119	360	359
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	Actual/360	0	0	120	119	360	359
28.00	Loan	29, 30	1	3215 Owners, Ltd.	Actual/360	120	118	120	118	0	0
29.00	Loan	29, 30	1	406 West 46th Street Corp.	Actual/360	0	0	120	119	360	359
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	Actual/360	120	118	120	118	0	0

		`

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	6/28/2024	1	11	8/11/2024	NAP	7/11/2031	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	6/17/2024	1	1	8/1/2024	NAP	7/1/2034	NAP
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	7/2/2024	1	11	8/11/2024	8/11/2024	7/11/2034	NAP
4.00	Loan	5, 18, 19	1	610 Newport Center	7/9/2024	1	11	8/11/2024	NAP	7/11/2034	NAP
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	6/18/2024	1	11	8/11/2024	8/11/2029	7/11/2034	NAP
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	5/10/2024	2	1	7/1/2024	NAP	6/1/2034	NAP
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	7/22/2024	0	1	9/1/2024	NAP	8/1/2034	NAP
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	5/21/2024	2	6	7/6/2024	NAP	6/6/2034	NAP
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	7/26/2024	0	6	9/6/2024	NAP	8/6/2034	NAP
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	7/31/2024	0	6	9/6/2024	9/6/2024	8/6/2034	NAP
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	7/30/2024	0	6	9/6/2024	9/6/2024	8/6/2034	NAP
12.00	Loan	48, 49, 50	1	30 E 85th St	7/24/2024	0	1	9/1/2024	NAP	8/1/2034	NAP
13.00	Loan	5, 51, 52	1	Dallas Market Center	5/31/2024	2	6	7/6/2024	NAP	6/6/2034	NAP
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	6/28/2024	1	1	8/1/2024	NAP	7/1/2034	NAP
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	7/22/2024	0	6	9/6/2024	NAP	8/6/2034	NAP
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	6/6/2024	2	11	7/11/2024	NAP	6/11/2034	NAP
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	7/22/2024	0	1	9/1/2024	9/1/2024	8/1/2034	NAP
18.00	Loan	63, 64	1	Gila Valley Shopping Center	8/2/2024	0	6	9/6/2024	NAP	8/6/2034	NAP
19.00	Loan	65, 66	1	Drum Hill	6/28/2024	1	6	8/6/2024	8/6/2027	7/6/2034	NAP
20.00	Loan		1	Union Hills Self Storage	7/8/2024	1	11	8/11/2024	NAP	7/11/2034	NAP
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	6/27/2024	1	1	8/1/2024	8/1/2024	7/1/2034	NAP
22.00	Loan		1	Crossroads Plaza	8/2/2024	0	6	9/6/2024	NAP	8/6/2034	NAP
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	7/24/2024	0	1	9/1/2024	9/1/2024	8/1/2034	NAP
24.00	Loan	72	1	13140 Coit Road	7/8/2024	0	6	9/6/2024	9/6/2024	8/6/2034	NAP
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	6/28/2024	1	1	8/1/2024	NAP	7/1/2034	NAP
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	6/27/2024	1	1	8/1/2024	8/1/2024	7/1/2034	NAP
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	6/26/2024	1	1	8/1/2024	8/1/2024	7/1/2034	NAP
28.00	Loan	29, 30	1	3215 Owners, Ltd.	5/24/2024	2	1	7/1/2024	NAP	6/1/2034	NAP
29.00	Loan	29, 30	1	406 West 46th Street Corp.	6/26/2024	1	1	8/1/2024	8/1/2024	7/1/2034	NAP
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	5/30/2024	2	1	7/1/2024	NAP	6/1/2034	NAP

		`

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	0	0	L(25),D(52),O(7)	NAV	NAV	NAV	NAV	NAV
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	0	0	L(25),D(88),O(7)	57,265,658	13,528,222	43,737,436	3/31/2024	T-12
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	0	0	L(25),D(88),O(7)	43,752,709	22,449,435	21,303,274	5/31/2024	T-12
4.00	Loan	5, 18, 19	1	610 Newport Center	0	0	L(24),YM1(1),DorYM1(90),O(5)	18,471,050	5,185,996	13,285,054	5/31/2024	T-12
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	0	0	L(25),D(91),O(4)	19,191,124	12,129,506	7,061,618	5/31/2024	T-12
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	0	0	L(26),D(88),O(6)	57,541,496	15,808,735	41,732,761	12/31/2023	T-12
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	0	0	L(26),D(87),O(7)	19,571,723	5,800,442	13,771,281	12/31/2023	T-12
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	0	0	L(24),D(89),O(7)	99,370,667	69,105,823	30,264,845	4/30/2024	T-12
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	0	0	L(24),D(92),O(4)	5,294,221	2,568,709	2,725,512	6/30/2024	T-12
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	0	0	L(24),D(92),O(4)	6,409,924	4,598,509	1,811,415	3/31/2024	T-12
12.00	Loan	48, 49, 50	1	30 E 85th St	0	0	L(24),D(90),O(6)	3,111,564	1,490,450	1,621,114	6/30/2024	T-12
13.00	Loan	5, 51, 52	1	Dallas Market Center	0	0	L(26),D(87),O(7)	89,131,929	52,704,290	36,427,639	2/29/2024	T-12
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	0	0	L(24),D(89),O(7)	57,803,398	31,088,059	26,715,339	12/31/2023	T-12
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	0	0	L(24),YM1(92),O(4)	5,945,059	3,655,592	2,289,467	4/30/2024	T-12
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	5	5	L(35),YM1(81),O(4)	2,031,067	428,649	1,602,418	6/30/2024	T-12
18.00	Loan	63, 64	1	Gila Valley Shopping Center	0	0	L(24),D(92),O(4)	1,527,165	282,099	1,245,065	5/31/2024	T-12
19.00	Loan	65, 66	1	Drum Hill	0	0	L(25),D(89),O(6)	4,407,425	3,031,846	1,375,579	4/30/2024	T-12
20.00	Loan		1	Union Hills Self Storage	0	0	L(25),D(88),O(7)	1,436,768	465,446	971,322	5/31/2024	T-12
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Crossroads Plaza	0	0	L(24),D(92),O(4)	1,537,608	798,085	739,523	5/31/2024	T-12
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	5	5	L(35),YM1(81),O(4)	1,166,310	272,472	893,839	6/30/2024	T-12
24.00	Loan	72	1	13140 Coit Road	0	0	L(24),D(92),O(4)	1,386,888	786,323	600,564	5/31/2024	T-12
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
28.00	Loan	29, 30	1	3215 Owners, Ltd.	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
29.00	Loan	29, 30	1	406 West 46th Street Corp.	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP

		`

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	54,686,327	13,617,086	41,069,241	12/31/2023	T-12	55,175,531	14,530,759
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	42,367,654	21,989,878	20,377,776	12/31/2023	T-12	40,914,558	20,406,211
4.00	Loan	5, 18, 19	1	610 Newport Center	17,740,078	5,446,209	12,293,869	12/31/2023	T-12	16,905,494	4,889,567
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	19,439,763	11,969,419	7,470,344	12/31/2023	T-12	18,787,992	11,371,194
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	53,937,457	14,670,553	39,266,904	12/31/2022	T-12	49,482,581	13,527,876
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	20,058,808	5,739,516	14,319,292	12/31/2022	T-12	NAV	NAV
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	94,844,651	66,725,487	28,119,164	12/31/2023	T-12	93,704,479	62,651,235
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	3,045,763	2,468,063	577,701	12/31/2023	T-12	2,209,430	1,765,591
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	6,100,753	4,382,914	1,717,839	12/31/2023	T-12	5,560,511	3,671,361
12.00	Loan	48, 49, 50	1	30 E 85th St	2,882,153	1,568,704	1,313,449	12/31/2023	T-12	3,402,051	1,503,573
13.00	Loan	5, 51, 52	1	Dallas Market Center	84,850,749	49,758,034	35,092,715	2/28/2023	T-12	75,542,455	41,287,106
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	55,448,320	29,652,635	25,795,686	12/31/2022	T-12	54,179,102	27,476,761
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	5,891,575	3,564,953	2,326,622	12/31/2023	T-12	5,335,509	3,073,956
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	1,910,010	401,763	1,508,247	12/31/2023	T-12	NAV	NAV
18.00	Loan	63, 64	1	Gila Valley Shopping Center	1,458,665	270,440	1,188,225	12/31/2023	T-12	1,382,216	278,879
19.00	Loan	65, 66	1	Drum Hill	4,312,225	2,955,151	1,357,074	12/31/2023	T-12	4,276,627	3,010,567
20.00	Loan		1	Union Hills Self Storage	1,459,334	453,709	1,005,625	12/31/2023	T-12	1,439,262	431,289
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Crossroads Plaza	1,710,766	820,939	889,827	12/31/2023	T-12	1,744,364	781,145
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	1,125,649	258,556	867,094	12/31/2023	T-12	NAV	NAV
24.00	Loan	72	1	13140 Coit Road	1,301,140	783,953	517,187	12/31/2023	T-12	1,412,181	751,018
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	29, 30	1	3215 Owners, Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	29, 30	1	406 West 46th Street Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP

		`

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	NAV	NAV	NAV	100.0%	51,204,198	7,913,376	43,290,822
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	40,644,772	12/31/2022	T-12	97.9%	58,524,018	13,633,655	44,890,363
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	20,508,347	12/31/2022	T-12	70.1%	43,678,921	22,286,435	21,392,485
4.00	Loan	5, 18, 19	1	610 Newport Center	12,015,927	12/31/2022	T-12	94.8%	19,862,232	5,254,142	14,608,090
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	7,416,798	12/31/2022	T-12	69.6%	19,134,895	11,924,981	7,209,914
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	35,954,705	12/31/2021	T-12	92.1%	63,759,318	15,996,884	47,762,434
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	NAP	NAP	NAP	95.0%	18,026,179	7,438,270	10,587,909
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	NAV	NAV	NAV	95.0%	22,248,609	7,119,627	15,128,981
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	31,053,244	12/31/2022	T-12	63.2%	99,267,457	69,043,990	30,223,467
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	443,839	12/31/2022	T-12	95.0%	5,841,794	2,032,590	3,809,204
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	1,889,150	12/31/2022	T-12	95.9%	7,560,037	4,742,286	2,817,751
12.00	Loan	48, 49, 50	1	30 E 85th St	1,898,478	12/31/2022	T-12	95.0%	3,805,655	1,501,788	2,303,867
13.00	Loan	5, 51, 52	1	Dallas Market Center	34,255,349	2/28/2022	T-12	94.0%	93,314,164	52,910,281	40,403,884
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	NAP	NAP	NAP	94.0%	6,955,925	2,463,520	4,492,405
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	26,702,341	12/31/2021	T-12	90.8%	56,031,359	33,262,367	22,768,993
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	2,261,553	12/31/2022	T-12	85.1%	5,929,024	3,615,113	2,313,911
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	NAV	NAV	NAV	95.0%	2,003,487	547,837	1,455,649
18.00	Loan	63, 64	1	Gila Valley Shopping Center	1,103,337	12/31/2022	T-12	95.0%	1,674,492	298,064	1,376,428
19.00	Loan	65, 66	1	Drum Hill	1,266,060	12/31/2022	T-12	92.0%	4,636,042	2,947,516	1,688,526
20.00	Loan		1	Union Hills Self Storage	1,007,972	12/31/2022	T-12	87.8%	1,436,768	471,534	965,234
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	NAP	NAP	NAP	97.1%	11,548,074	5,506,994	6,041,080
22.00	Loan		1	Crossroads Plaza	963,219	12/31/2022	T-12	78.4%	1,801,501	825,935	975,565
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	NAV	NAV	NAV	95.0%	1,148,211	337,819	810,392
24.00	Loan	72	1	13140 Coit Road	661,163	12/31/2022	T-12	82.0%	1,641,217	786,736	854,481
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	NAP	NAP	NAP	98.0%	1,774,088	780,165	993,923
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	NAP	NAP	NAP	95.0%	1,772,530	850,679	921,851
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	NAP	NAP	NAP	95.0%	5,429,250	2,348,816	3,080,434
28.00	Loan	29, 30	1	3215 Owners, Ltd.	NAP	NAP	NAP	95.0%	1,535,029	618,587	916,442
29.00	Loan	29, 30	1	406 West 46th Street Corp.	NAP	NAP	NAP	95.0%	554,496	260,714	293,782
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	NAP	NAP	NAP	95.0%	632,665	254,870	377,795

		`

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	21,681	0	43,269,141	2.74	2.73	16.2%	16.2%
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	290,215	2,047,768	42,552,379	2.83	2.68	18.0%	17.0%
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	1,747,157	0	19,645,328	2.93	2.69	21.4%	19.7%
4.00	Loan	5, 18, 19	1	610 Newport Center	77,668	285,144	14,245,278	2.99	2.92	17.2%	16.8%
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	765,396	0	6,444,519	1.73	1.55	13.6%	12.2%
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	264,000	2,088,000	45,410,434	2.20	2.09	13.3%	12.6%
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	72,600	0	10,515,309	4.03	4.00	24.6%	24.5%
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	6,860	137,192	14,984,930	1.86	1.84	12.6%	12.5%
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	3,766,975	0	26,456,492	4.30	3.76	24.2%	21.2%
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	24,934	187,005	3,597,265	1.52	1.43	12.2%	11.5%
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	58,471	139,216	2,620,064	1.44	1.34	11.2%	10.4%
12.00	Loan	48, 49, 50	1	30 E 85th St	5,003	25,015	2,273,849	1.45	1.43	9.6%	9.5%
13.00	Loan	5, 51, 52	1	Dallas Market Center	631,706	1,268,250	38,503,927	2.59	2.46	17.0%	16.2%
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	88,900	0	4,403,505	3.40	3.33	22.0%	21.6%
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	224,465	441,427	22,103,101	1.82	1.77	12.6%	12.3%
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	237,161	0	2,076,750	2.27	2.04	15.4%	13.8%
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	35,750	0	1,419,899	1.30	1.27	10.2%	10.0%
18.00	Loan	63, 64	1	Gila Valley Shopping Center	17,881	69,205	1,289,343	1.54	1.44	10.1%	9.5%
19.00	Loan	65, 66	1	Drum Hill	30,000	0	1,658,526	1.64	1.61	13.2%	13.0%
20.00	Loan		1	Union Hills Self Storage	8,964	0	956,271	1.30	1.29	8.7%	8.6%
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	296,650	0	5,744,430	8.18	7.77	60.5%	57.5%
22.00	Loan		1	Crossroads Plaza	29,974	49,914	895,677	1.66	1.52	11.6%	10.7%
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	22,518	0	787,874	1.31	1.27	10.3%	10.1%
24.00	Loan	72	1	13140 Coit Road	20,395	51,186	782,899	1.68	1.54	13.4%	12.2%
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	16,750	0	977,173	3.24	3.19	22.1%	21.7%
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	27,900	0	893,951	6.08	5.89	46.1%	44.7%
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	46,300	0	3,034,134	21.78	21.45	168.1%	165.5%
28.00	Loan	29, 30	1	3215 Owners, Ltd.	15,800	0	900,642	9.34	9.18	64.1%	63.0%
29.00	Loan	29, 30	1	406 West 46th Street Corp.	7,500	0	286,282	3.43	3.35	26.7%	26.0%
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	10,000	0	367,795	5.55	5.41	37.8%	36.8%

		`

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	775,900,000	As Is	5/6/2024	34.5%	34.5%	100.0%	6/24/2024	No
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	548,000,000	As Is	5/13/2024	45.6%	45.6%	96.2%	5/9/2024	No
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	223,000,000	Upon Completion	4/25/2025	44.8%	38.3%	70.1%	5/31/2024	NAP
4.00	Loan	5, 18, 19	1	610 Newport Center	191,000,000	As Is	5/29/2024	44.5%	44.5%	92.4%	6/25/2024	No
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	88,700,000	As Is	5/6/2024	59.8%	56.6%	69.6%	5/31/2024	NAP
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	753,700,000	As Is	3/21/2024	47.8%	47.8%	93.9%	6/1/2024	No
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	342,400,000	As Is	3/8/2024	12.6%	12.6%	95.0%	3/8/2024	No
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	185,000,000	As Is	4/23/2024	64.9%	64.9%	96.5%	5/1/2024	No
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	318,800,000	As Is	6/4/2024	39.2%	39.2%	63.2%	4/30/2024	NAP
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	55,100,000	As Is	7/18/2024	56.6%	49.6%	100.0%	7/10/2024	No
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	41,900,000	As Is	4/25/2024	60.1%	52.1%	100.0%	5/28/2024	No
12.00	Loan	48, 49, 50	1	30 E 85th St	49,000,000	As Is	6/26/2024	49.0%	49.0%	100.0%	5/1/2024	No
13.00	Loan	5, 51, 52	1	Dallas Market Center	636,500,000	As Is	4/27/2024	37.2%	37.2%	91.1%	3/31/2024	No
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	72,500,000	As Is	2/5/2024	28.1%	28.1%	94.0%	2/5/2024	No
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	315,000,000	As Is	5/29/2024	57.1%	57.1%	88.8%	7/17/2024	No
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	24,800,000	As Is	4/22/2024	60.5%	60.5%	85.1%	4/30/2024	NAP
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	24,900,000	As Is	7/8/2024	57.1%	49.7%	100.0%	7/1/2024	NAP
18.00	Loan	63, 64	1	Gila Valley Shopping Center	21,000,000	As Is	5/24/2024	64.8%	64.8%	99.0%	7/17/2024	No
19.00	Loan	65, 66	1	Drum Hill	23,100,000	As Is	5/10/2024	55.2%	51.0%	90.0%	6/25/2024	NAP
20.00	Loan		1	Union Hills Self Storage	18,900,000	As Is	5/10/2024	59.0%	59.0%	89.0%	5/31/2024	NAP
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	101,000,000	As Is	2/23/2024	9.9%	8.5%	97.1%	2/23/2024	No
22.00	Loan		1	Crossroads Plaza	14,100,000	As Is	7/24/2024	59.6%	59.6%	74.4%	7/24/2024	No
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	14,000,000	As Is	7/8/2024	56.0%	48.8%	100.0%	7/1/2024	NAP
24.00	Loan	72	1	13140 Coit Road	10,300,000	As Is	6/4/2024	62.1%	54.2%	80.6%	7/1/2024	No
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	28,700,000	As Is	4/17/2024	15.7%	15.7%	98.0%	4/17/2024	No
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	23,560,000	As Is	5/17/2024	8.5%	7.3%	95.0%	5/17/2024	No
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	40,100,000	As Is	2/15/2024	4.6%	4.0%	95.0%	2/15/2024	No
28.00	Loan	29, 30	1	3215 Owners, Ltd.	17,100,000	As Is	4/5/2024	8.4%	8.4%	95.0%	4/5/2024	No
29.00	Loan	29, 30	1	406 West 46th Street Corp.	9,440,000	As Is	5/3/2024	11.6%	10.1%	95.0%	5/3/2024	No
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	9,700,000	As Is	4/16/2024	10.3%	10.3%	95.0%	4/16/2024	No

		`

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	Chedraui USA	1,422,524	65.6%	1/31/2044	CEVA Logistics	745,595
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	Bass Pro Shops Outdoor World	177,063	10.9%	3/24/2029	AMC Theatres	108,733
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 18, 19	1	610 Newport Center	Chipotle	95,278	33.4%	10/31/2029	O'Melveny and Myers LLP	45,156
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	Nordstrom	123,000	12.0%	2/28/2030	Dick's Clothing & Sporting Goods	66,000
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	Tom Ford	13,194	38.5%	6/30/2032	Oscar De La Renta	7,697
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	JCCA	67,679	54.3%	10/31/2038	Housing Works, Inc.	40,616
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	NYC Employees' Retirement System	51,508	37.0%	4/30/2035	New York City Department of Ed.	22,486
12.00	Loan	48, 49, 50	1	30 E 85th St	Equinox Holdings, Inc.	14,110	56.4%	12/31/2043	Naftali Group	5,635
13.00	Loan	5, 51, 52	1	Dallas Market Center	Goetz, Inc.	36,653	1.3%	9/30/2025	Diverse Marketing	34,747
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	Bloomingdale's	265,148	31.9%	9/30/2028	Grosvenor Capital Mgmnt, L.P.	72,738
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	63, 64	1	Gila Valley Shopping Center	Safeway	55,267	46.4%	9/14/2028	Five Below	12,200
19.00	Loan	65, 66	1	Drum Hill	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Union Hills Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Crossroads Plaza	Family Farm & Home, Inc	32,000	16.0%	3/31/2034	Staples	24,500
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	72	1	13140 Coit Road	DFW Home Health	6,095	6.0%	11/30/2025	Avazzia, Inc.	4,978
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	29, 30	1	3215 Owners, Ltd.	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	29, 30	1	406 West 46th Street Corp.	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP

		`

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	34.4%	4/30/2034	NAP	NAP	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	6.7%	12/31/2024	Fieldhouse USA	106,207	6.5%
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 18, 19	1	610 Newport Center	15.8%	6/30/2032	Canterbury Consulting Inc	15,887	5.6%
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	6.5%	1/31/2026	Restoration Hardware	48,697	4.8%
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	22.4%	5/31/2034	Brioni	6,469	18.9%
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	NAP	NAP	NAP	NAP	NAP
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	32.6%	3/31/2035	Brooklyn Autism Center	12,205	9.8%
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	16.2%	10/31/2030	City of New York (KCDA)	17,999	12.9%
12.00	Loan	48, 49, 50	1	30 E 85th St	22.5%	5/31/2026	James Perse Enterprises LLC	3,450	13.8%
13.00	Loan	5, 51, 52	1	Dallas Market Center	1.3%	10/31/2024 (10,750 SF); 9/30/2026 (2,230 SF); 10/31/2026 (21,767 SF)	K. Graves & A. Graves, Inc.	34,517	1.3%
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	NAP	NAP	NAP	NAP	NAP
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	8.7%	9/30/2037	Walton Street Capital LLC	30,304	3.6%
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	NAP	NAP	NAP	NAP	NAP
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	NAP	NAP	NAP	NAP	NAP
18.00	Loan	63, 64	1	Gila Valley Shopping Center	10.2%	6/30/2034	Dollar Tree	10,000	8.4%
19.00	Loan	65, 66	1	Drum Hill	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Union Hills Self Storage	NAP	NAP	NAP	NAP	NAP
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Crossroads Plaza	12.3%	7/31/2026	Planet Fitness	22,000	11.0%
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	NAP	NAP	NAP	NAP	NAP
24.00	Loan	72	1	13140 Coit Road	4.9%	7/31/2029	Joede Leasing	3,536	3.5%
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	NAP	NAP	NAP	NAP	NAP
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	NAP	NAP	NAP	NAP	NAP
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	NAP	NAP	NAP	NAP	NAP
28.00	Loan	29, 30	1	3215 Owners, Ltd.	NAP	NAP	NAP	NAP	NAP
29.00	Loan	29, 30	1	406 West 46th Street Corp.	NAP	NAP	NAP	NAP	NAP
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	NAP	NAP	NAP	NAP	NAP

		`

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	1/31/2027	Burlington	100,102	6.1%	1/31/2028	Round 1 Bowling and Amusement
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 18, 19	1	610 Newport Center	5/31/2028	Call and Jensen APC	11,806	4.1%	8/31/2029	RBC Capital Markets, LLC
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	1/31/2037	Jo-Ann Fabrics	35,000	3.4%	1/31/2026	Ross Dress For Less
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	1/31/2032	Missoni	3,544	10.3%	9/30/2034	Asprey
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	10/6/2028	Quality Greens Kitchen	3,059	2.5%	6/30/2038	Hot Peppers
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	8/31/2030	Metro Energy LLC	12,618	9.1%	6/30/2028	Municipal Credit Union
12.00	Loan	48, 49, 50	1	30 E 85th St	2/29/2028	Starbucks Corp.	1,820	7.3%	7/1/2033	NAP
13.00	Loan	5, 51, 52	1	Dallas Market Center	11/30/2026	OneCoast, LLC	31,764	1.2%	3/31/2031	Paul Michael Company
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	8/31/2029	Equinox	30,021	3.6%	6/30/2028	JMB Insurance Agency
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	63, 64	1	Gila Valley Shopping Center	1/31/2030	O'Reilly	8,005	6.7%	3/31/2026	Aaron's
19.00	Loan	65, 66	1	Drum Hill	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Union Hills Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Crossroads Plaza	3/31/2030	Harbor Freight Tools USA, 0628	20,000	10.0%	1/15/2026	Aaron's
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	72	1	13140 Coit Road	6/30/2027	Todd E. Tkach, P.C.	3,389	3.3%	1/31/2029	Prime Counseling
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	29, 30	1	3215 Owners, Ltd.	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	29, 30	1	406 West 46th Street Corp.	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP

		`

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	NAP	NAP	NAP	5/28/2024	NAP	5/16/2024	5/20/2024	6%
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	80,649	5.0%	1/31/2027	5/21/2024	NAP	5/21/2024	NAP	NAP
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	NAP	NAP	NAP	5/1/2024	NAP	5/1/2024	NAP	NAP
4.00	Loan	5, 18, 19	1	610 Newport Center	11,227	3.9%	3/31/2029	5/28/2024	NAP	6/3/2024	6/3/2024	12%
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	NAP	NAP	NAP	5/14/2024	NAP	5/14/2024	NAP	NAP
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	30,187	3.0%	1/31/2026	4/4/2024	NAP	4/4/2024	NAP	NAP
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	NAP	NAP	NAP	3/25/2024	NAP	3/25/2024	NAP	NAP
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	1,622	4.7%	11/30/2032	4/29/2024	NAP	4/29/2024	NAP	NAP
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	NAP	NAP	NAP	7/12/2024	NAP	6/24/2024	NAP	NAP
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	1,111	0.9%	4/30/2033	7/15/2024	NAP	7/15/2024	NAP	NAP
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	11,188	8.0%	7/31/2026	5/20/2024	NAP	5/20/2024	NAP	NAP
12.00	Loan	48, 49, 50	1	30 E 85th St	NAP	NAP	NAP	6/26/2024	NAP	6/25/2024	NAP	NAP
13.00	Loan	5, 51, 52	1	Dallas Market Center	29,480	1.1%	10/31/2025	5/15/2024	NAP	5/15/2024	NAP	NAP
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	NAP	NAP	NAP	2/23/2024	NAP	2/23/2024	NAP	NAP
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	24,246	2.9%	6/30/2037	6/7/2024	NAP	6/13/2024	NAP	NAP
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	NAP	NAP	NAP	5/3/2024	NAP	5/3/2024	NAP	NAP
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	NAP	NAP	NAP	7/11/2024	NAP	7/11/2024	NAP	NAP
18.00	Loan	63, 64	1	Gila Valley Shopping Center	6,500	5.5%	12/31/2027	7/15/2024	NAP	7/15/2024	NAP	NAP
19.00	Loan	65, 66	1	Drum Hill	NAP	NAP	NAP	5/23/2024	NAP	5/23/2024	NAP	NAP
20.00	Loan		1	Union Hills Self Storage	NAP	NAP	NAP	6/3/2024	NAP	6/3/2024	NAP	NAP
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	NAP	NAP	NAP	2/15/2024	NAP	2/16/2024	NAP	NAP
22.00	Loan		1	Crossroads Plaza	8,320	4.2%	5/31/2028	7/15/2024	NAP	7/15/2024	NAP	NAP
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	NAP	NAP	NAP	7/18/2024, 7/19/2024	NAP	7/18/2024, 7/19/2024	NAP	NAP
24.00	Loan	72	1	13140 Coit Road	2,949	2.9%	7/31/2025	6/7/2024	NAP	6/7/2024	NAP	NAP
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	NAP	NAP	NAP	4/12/2024	NAP	4/12/2024	NAP	NAP
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	NAP	NAP	NAP	5/31/2024	NAP	5/31/2024	NAP	NAP
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	NAP	NAP	NAP	3/4/2024	NAP	3/5/2024	NAP	NAP
28.00	Loan	29, 30	1	3215 Owners, Ltd.	NAP	NAP	NAP	4/23/2024	NAP	4/24/2024	NAP	NAP
29.00	Loan	29, 30	1	406 West 46th Street Corp.	NAP	NAP	NAP	5/13/2024	NAP	5/16/2024	NAP	NAP
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	NAP	NAP	NAP	5/1/2024	NAP	4/30/2024	NAP	NAP

		`

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	No	Fee	NAP	NAP	NAP	NAP	0	Springing
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	No	Fee	NAP	NAP	NAP	NAP	0	Springing
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	No	Fee	NAP	NAP	NAP	NAP	471,205	67,315
4.00	Loan	5, 18, 19	1	610 Newport Center	No	Fee	NAP	NAP	NAP	NAP	0	Springing
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	No	Fee	NAP	NAP	NAP	NAP	596,395	59,639
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	Yes - AE	Fee	NAP	NAP	NAP	NAP	0	Springing
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	No	Fee	NAP	NAP	NAP	NAP	827,250	275,750
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	No	Leasehold	6/30/2169	None	4455000.00	No	711,037	118,506
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	Yes - A	Fee/Leasehold	7/30/2057	None	100.00	No	0	Springing
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	No	Fee	NAP	NAP	NAP	NAP	297,809	99,270
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	No	Leasehold	6/19/2086	None	415,818	No	394,360	157,744
12.00	Loan	48, 49, 50	1	30 E 85th St	No	Fee	NAP	NAP	NAP	NAP	198,484	96,840
13.00	Loan	5, 51, 52	1	Dallas Market Center	Yes - AE	Fee	NAP	NAP	NAP	NAP	1,264,708	210,785
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	No	Fee	NAP	NAP	NAP	NAP	0	Springing
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	No	Fee	NAP	NAP	NAP	NAP	2,586,212	1,293,106
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	No	Fee	NAP	NAP	NAP	NAP	18,735	18,735
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	No	Fee	NAP	NAP	NAP	NAP	79,349	9,919
18.00	Loan	63, 64	1	Gila Valley Shopping Center	No	Fee	NAP	NAP	NAP	NAP	20,383	4,077
19.00	Loan	65, 66	1	Drum Hill	No	Fee	NAP	NAP	NAP	NAP	70,181	17,545
20.00	Loan		1	Union Hills Self Storage	No	Fee	NAP	NAP	NAP	NAP	31,248	10,416
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	No	Fee	NAP	NAP	NAP	NAP	0	Springing
22.00	Loan		1	Crossroads Plaza	No	Fee	NAP	NAP	NAP	NAP	15,958	31,915
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	No	Fee	NAP	NAP	NAP	NAP	55,138	6,892
24.00	Loan	72	1	13140 Coit Road	No	Fee	NAP	NAP	NAP	NAP	82,706	11,815
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	No	Fee	NAP	NAP	NAP	NAP	0	Springing
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	No	Fee	NAP	NAP	NAP	NAP	41,295	20,465
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	No	Leasehold	9/30/2051	One 99-year extension option at initial rent	6040.00	No	0	Springing
28.00	Loan	29, 30	1	3215 Owners, Ltd.	No	Fee	NAP	NAP	NAP	NAP	13,000	13,000
29.00	Loan	29, 30	1	406 West 46th Street Corp.	No	Fee	NAP	NAP	NAP	NAP	15,500	7,750
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	No	Fee	NAP	NAP	NAP	NAP	0	Springing

		`

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	0	Springing	0	0	0	0	Springing	0
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	0	Springing	0	Springing	0	0	241,846	5,804,300
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	0	Springing	0	142,701	0	0	0	0
4.00	Loan	5, 18, 19	1	610 Newport Center	0	Springing	0	Springing	0	0	Springing	0
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	0	Springing	0	64,799	0	0	0	0
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	0	Springing	0	Springing	0	0	Springing	0
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	0	Springing	0	0	0	0	0	0
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	18,068	9,034	0	715	0	0	7,145	0
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	0	Springing	0	3.0% of Gross Revenue	0	0	0	0
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	15,612	7,806	0	2,078	74,802	500,000	15,584	1,500,000
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	0	Springing	0	4,873	0	1,500,000	11,601	0
12.00	Loan	48, 49, 50	1	30 E 85th St	0	Springing	417	417	10,008	2,085	2,085	50,040
13.00	Loan	5, 51, 52	1	Dallas Market Center	0	Springing	1,000,000	Springing	1,000,000	1,500,000	Springing	1,500,000
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	0	Springing	0	0	0	0	0	0
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	0	Springing	0	18,705	831,350	5,000,000	166,667	10,000,000
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	0	Springing	0	19,764	0	0	0	0
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	0	Springing	0	2,979	0	0	0	0
18.00	Loan	63, 64	1	Gila Valley Shopping Center	29,669	4,945	0	1,490	53,641	500,000	Springing	500,000
19.00	Loan	65, 66	1	Drum Hill	45,151	11,288	300,000	2,500	0	0	0	0
20.00	Loan		1	Union Hills Self Storage	0	Springing	0	747	26,891	0	0	0
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	0	Springing	0	0	0	0	0	0
22.00	Loan		1	Crossroads Plaza	32,990	5,498	0	2,498	89,993	500,000	Springing	500,000
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	0	Springing	0	1,877	0	0	0	0
24.00	Loan	72	1	13140 Coit Road	0	Springing	0	1,700	61,186	100,000	5,099	200,000
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	0	Springing	0	0	0	0	0	0
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	0	Springing	0	0	0	0	0	0
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	0	Springing	0	0	0	0	0	0
28.00	Loan	29, 30	1	3215 Owners, Ltd.	0	Springing	0	0	0	0	0	0
29.00	Loan	29, 30	1	406 West 46th Street Corp.	0	Springing	0	0	0	0	0	0
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	0	Springing	0	0	0	0	0	0

		`

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	0	0	0	0	380,631	0
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	0	0	0	0	0	0
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	0	0	0	282,257	6,093,781	275,000
4.00	Loan	5, 18, 19	1	610 Newport Center	0	0	0	0	2,583,149	Springing
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	0	0	0	0	950,000	1,500,000
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	0	0	0	0	9,788,217	0
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	0	0	0	0	$3,000,000, $656,250, $47,500	0
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	0	0	0	0	2,404,903	371,250
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	0	0	0	0	650,000	Springing
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	0	0	0	152,950	95,450	0
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	0	0	0	0	0	50,246
12.00	Loan	48, 49, 50	1	30 E 85th St	0	0	0	0	264,059	Springing
13.00	Loan	5, 51, 52	1	Dallas Market Center	0	0	0	0	431,802	0
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	0	0	0	0	$250,000, $18,750	0
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	0	0	0	0	13,552,345	Springing
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	0	0	0	0	0	Springing
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	0	0	0	0	44,000	0
18.00	Loan	63, 64	1	Gila Valley Shopping Center	0	0	0	0	150,020	0
19.00	Loan	65, 66	1	Drum Hill	0	0	0	14,813	180,000	Springing
20.00	Loan		1	Union Hills Self Storage	0	0	0	0	0	0
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	0	0	0	0	0	0
22.00	Loan		1	Crossroads Plaza	0	0	0	189,781	0	0
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	0	0	0	0	24,000	0
24.00	Loan	72	1	13140 Coit Road	0	0	0	9,775	64,899	0
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	0	0	0	0	$1,050,000, $250,000	0
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	0	0	0	0	0	0
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	0	0	0	0	500,000	0
28.00	Loan	29, 30	1	3215 Owners, Ltd.	0	0	0	0	20,625	0
29.00	Loan	29, 30	1	406 West 46th Street Corp.	0	0	0	0	0	0
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	0	0	0	0	0	0

		`

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	Existing TI/LC Reserve
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	NAP
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	Seasonality Reserve Funds (Upfront: $825,000; Monthly: $275,000); Replacement Comfort Letter Reserve Funds ($2,500); PIP Reserve (Upfront: $5,266,281; Monthly: Springing)
4.00	Loan	5, 18, 19	1	610 Newport Center	Rent Concession Reserve ($1,046,249); Existing TI/LC Reserve ($1,536,900); Leasing Event Period Springing Reserve (Springing)
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	Seasonality Reserve Funds (Upfront: $950,000.00; Monthly: Various); New PIP Deposit Reserve (Springing)
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	Outstanding TI/LC Reserve ($8,393,631); Gap Rent Reserve ($1,394,586)
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	Collateral Security Agreement For Capital Improvements, Collateral Security Agreements For Litigations, Collateral Security Agreement For Environmental Items
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	Unfunded TI Obligations Reserve ($1,720,700.47); Ground Rent Reserve (Upfront: $371,250; Monthly: $371,250); Free Rent Reserve ($312,952.27)
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	Seasonal Working Capital Reserve (Upfront: $650,000, Monthly: Springing); Custodial Funds and Hotel Tax Reserve (Monthly: Springing); Refundable Advance Payments Reserve (Springing); PIP Reserve (Springing)
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	Outstanding TI/LC Reserve ($80,000.00); Free Rent Reserve ($15,450.00)
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	Ground Rent Reserve
12.00	Loan	48, 49, 50	1	30 E 85th St	Outstanding TI/LC Reserve ($264,058.50); Condominium Assessments Reserve (Monthly: Springing)
13.00	Loan	5, 51, 52	1	Dallas Market Center	Unfunded Obligations Reserve
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	Collateral Security Agreement Re: Maintenance Arrears, Collateral Security Agreement For Capital Improvements
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	Unfunded Obligations Reserve ($13,552,345.23); Critical Tenant Reserve (Monthly: Springing)
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	Low DSCR Reserve Funds (Springing); PIP Reserve Funds (Springing)
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	Static Insurance Reserve
18.00	Loan	63, 64	1	Gila Valley Shopping Center	Rent Abatement Reserve ($63,491.15); Outstanding TI/LC Reserve ($61,000.00); CAM Reserve ($25,528.78)
19.00	Loan	65, 66	1	Drum Hill	Subordinate Debt Service Reserve
20.00	Loan		1	Union Hills Self Storage	NAP
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	NAP
22.00	Loan		1	Crossroads Plaza	NAP
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	Static Insurance Reserve
24.00	Loan	72	1	13140 Coit Road	Free Rent Reserve
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	Collateral Security Agreement For Capital Improvements, Collateral Security Agreement Capital Improvements (Façade Repairs)
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	NAP
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	Collateral Security Agreement For Capital Improvements
28.00	Loan	29, 30	1	3215 Owners, Ltd.	Collateral Security Agreement For Capital Improvements
29.00	Loan	29, 30	1	406 West 46th Street Corp.	NAP
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	NAP

		`

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	0	0	NAP	Hard	Springing	Yes
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	0	0	NAP	Hard	Springing	Yes
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	1,650,000	0	NAP	Hard	Springing	Yes
4.00	Loan	5, 18, 19	1	610 Newport Center	0	0	NAP	Hard	Springing	Yes
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	0	0	NAP	Hard	Springing	Yes
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	0	0	NAP	Hard	Springing	Yes
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	0	0	NAP	None	None	No
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	0	0	NAP	Hard	Springing	Yes
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	Seasonal Working Capital Reserve ($3,250,000)	0	NAP	Hard	Springing	Yes
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	0	0	NAP	Hard	Springing	Yes
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	0	0	NAP	Hard	Springing	Yes
12.00	Loan	48, 49, 50	1	30 E 85th St	0	0	NAP	Hard	Springing	Yes
13.00	Loan	5, 51, 52	1	Dallas Market Center	0	0	NAP	Hard	In Place	Yes
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	0	0	NAP	None	None	No
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	0	0	NAP	Hard	Springing	Yes
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	0	0	NAP	Springing	Springing	Yes
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	0	0	NAP	Springing	Springing	Yes
18.00	Loan	63, 64	1	Gila Valley Shopping Center	0	0	NAP	Hard	Springing	Yes
19.00	Loan	65, 66	1	Drum Hill	180,000	0	NAP	Springing	Springing	Yes
20.00	Loan		1	Union Hills Self Storage	0	0	NAP	Springing	Springing	Yes
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	0	0	NAP	None	None	No
22.00	Loan		1	Crossroads Plaza	0	0	NAP	Hard	Springing	Yes
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	0	0	NAP	Springing	Springing	Yes
24.00	Loan	72	1	13140 Coit Road	0	0	NAP	Springing	Springing	Yes
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	0	0	NAP	None	None	No
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	0	0	NAP	None	None	No
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	0	0	NAP	None	None	No
28.00	Loan	29, 30	1	3215 Owners, Ltd.	0	0	NAP	None	None	No
29.00	Loan	29, 30	1	406 West 46th Street Corp.	0	0	NAP	None	None	No
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	0	0	NAP	None	None	No

		`

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	Yes	Yes	No	65,000,000	202,610,000	998,549.08	1,318,896.99
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	No	Yes	Yes	60,000,000	190,000,000	1,005,575.00	1,323,125.00
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	No	Yes	Yes	59,952,149	39,968,099	243,561.80	608,904.49
4.00	Loan	5, 18, 19	1	610 Newport Center	No	Yes	Yes	55,000,000	30,000,000	143,617.36	406,915.86
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	No	No	No	NAP	NAP	NAP	NAP
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	No	Yes	No	46,000,000	314,000,000	1,578,009.90	1,809,183.33
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	No	No	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	Yes	Yes	No	40,000,000	80,000,000	453,005.55	679,508.33
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	No	Yes	No	38,000,000	87,000,000	407,963.54	586,154.51
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	Yes	No	NAP	NAP	NAP	NAP	NAP
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	Yes	No	NAP	NAP	NAP	NAP	NAP
12.00	Loan	48, 49, 50	1	30 E 85th St	Yes	No	NAP	NAP	NAP	NAP	NAP
13.00	Loan	5, 51, 52	1	Dallas Market Center	No	Yes	No	22,000,000	215,000,000	1,181,121.41	1,301,980.35
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	No	No	NAP	NAP	NAP	NAP	NAP
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	Yes	Yes	No	20,000,000	160,000,000	926,424.07	1,042,227.08
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	No	No	No	NAP	NAP	NAP	NAP
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	No	No	NAP	NAP	NAP	NAP	NAP
18.00	Loan	63, 64	1	Gila Valley Shopping Center	Yes	No	NAP	NAP	NAP	NAP	NAP
19.00	Loan	65, 66	1	Drum Hill	No	No	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Union Hills Self Storage	No	No	NAP	NAP	NAP	NAP	NAP
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	No	No	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Crossroads Plaza	Yes	No	NAP	NAP	NAP	NAP	NAP
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	No	No	NAP	NAP	NAP	NAP	NAP
24.00	Loan	72	1	13140 Coit Road	No	No	NAP	NAP	NAP	NAP	NAP
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	No	No	NAP	NAP	NAP	NAP	NAP
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	No	No	NAP	NAP	NAP	NAP	NAP
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	No	No	NAP	NAP	NAP	NAP	NAP
28.00	Loan	29, 30	1	3215 Owners, Ltd.	No	No	NAP	NAP	NAP	NAP	NAP
29.00	Loan	29, 30	1	406 West 46th Street Corp.	No	No	NAP	NAP	NAP	NAP	NAP
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	No	No	NAP	NAP	NAP	NAP	NAP

		`

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	162,390,000	6.68010%	430,000,000	2,235,436.79	55.4%
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	NAP	NAP	250,000,000	1,323,125	45.6%
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	NAP	NAP	99,920,248	608,904	44.8%
4.00	Loan	5, 18, 19	1	610 Newport Center	NAP	NAP	85,000,000	406,916	44.5%
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	NAP	NAP	360,000,000	1,809,183.33	47.8%
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	0	Greater of (A) 5.50% or (B) Prime Rate	45,900,000	239,903.01	13.4%
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	NAP	NAP	120,000,000	679,508.33	64.9%
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	NAP	NAP	125,000,000	586,154.51	39.2%
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	NAP	NAP	NAP	NAP	NAP
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	NAP	NAP	NAP	NAP	NAP
12.00	Loan	48, 49, 50	1	30 E 85th St	NAP	NAP	NAP	NAP	NAP
13.00	Loan	5, 51, 52	1	Dallas Market Center	NAP	NAP	237,000,000	1,301,980.35	37.2%
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	0	Greater of (A) 5.00% or (B) Prime Rate	20,900,000	113,729.61	28.8%
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	NAP	NAP	180,000,000	1,042,227.08	57.1%
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	NAP	NAP	NAP	NAP	NAP
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	NAP	NAP	NAP	NAP	NAP
18.00	Loan	63, 64	1	Gila Valley Shopping Center	NAP	NAP	NAP	NAP	NAP
19.00	Loan	65, 66	1	Drum Hill	665,049	1.73694%	13,415,049	88,223.93	58.1%
20.00	Loan		1	Union Hills Self Storage	NAP	NAP	NAP	NAP	NAP
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Crossroads Plaza	NAP	NAP	NAP	NAP	NAP
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	NAP	NAP	NAP	NAP	NAP
24.00	Loan	72	1	13140 Coit Road	NAP	NAP	NAP	NAP	NAP
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	0	Greater of (A) 5.50% or (B) Prime Rate	5,000,000	29,140.86	17.4%
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	0	Greater of (A) 5.50% or (B) Prime Rate	2,198,553	14,077.70	9.3%
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	NAP	NAP	NAP	NAP	NAP
28.00	Loan	29, 30	1	3215 Owners, Ltd.	82,050	Greater of (A) 5.00% or (B) Prime Rate	1,930,000	11,770.49	11.3%
29.00	Loan	29, 30	1	406 West 46th Street Corp.	0	Greater of (A) 5.50% or (B) Prime Rate	1,349,257	8,922.70	14.3%
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	0	Greater of (A) 5.00% or (B) Prime Rate	1,100,000	6,387.50	11.3%

		`

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	1.61	10.1%	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	2.68	18.0%	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	2.69	21.4%	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 18, 19	1	610 Newport Center	2.92	17.2%	NAP	NAP	NAP	NAP	NAP
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	2.09	13.3%	NAP	NAP	NAP	NAP	NAP
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	3.65	23.1%	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	1.84	12.6%	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	3.76	24.2%	NAP	NAP	NAP	NAP	NAP
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	48, 49, 50	1	30 E 85th St	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	5, 51, 52	1	Dallas Market Center	2.46	17.0%	NAP	NAP	NAP	NAP	NAP
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	3.23	21.5%	NAP	NAP	NAP	NAP	NAP
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	1.77	12.6%	NAP	NAP	NAP	NAP	NAP
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	63, 64	1	Gila Valley Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	65, 66	1	Drum Hill	1.57	12.6%	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Union Hills Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Crossroads Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	72	1	13140 Coit Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	2.79	19.9%	NAP	NAP	NAP	NAP	NAP
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	5.29	41.9%	NAP	NAP	NAP	NAP	NAP
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	29, 30	1	3215 Owners, Ltd.	6.38	47.5%	NAP	NAP	NAP	NAP	NAP
29.00	Loan	29, 30	1	406 West 46th Street Corp.	2.67	21.8%	NAP	NAP	NAP	NAP	NAP
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	4.80	34.3%	NAP	NAP	NAP	NAP	NAP

		`

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	NAP	NAP	No	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	NAP	NAP	No	NAP
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	NAP	NAP	No	NAP
4.00	Loan	5, 18, 19	1	610 Newport Center	NAP	NAP	No	NAP
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	NAP	NAP	No	NAP
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	NAP	NAP	No	NAP
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	NAP	NAP	Yes	Unsecured
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	NAP	NAP	No	NAP
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	NAP	NAP	No	NAP
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	NAP	NAP	No	NAP
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	NAP	NAP	No	NAP
12.00	Loan	48, 49, 50	1	30 E 85th St	NAP	NAP	No	NAP
13.00	Loan	5, 51, 52	1	Dallas Market Center	NAP	NAP	Yes	Unsecured
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	NAP	NAP	Yes	Unsecured
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	NAP	NAP	No	NAP
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	NAP	NAP	No	NAP
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	NAP	NAP	No	NAP
18.00	Loan	63, 64	1	Gila Valley Shopping Center	NAP	NAP	No	NAP
19.00	Loan	65, 66	1	Drum Hill	NAP	NAP	No	NAP
20.00	Loan		1	Union Hills Self Storage	NAP	NAP	No	NAP
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	NAP	NAP	Yes	Unsecured
22.00	Loan		1	Crossroads Plaza	NAP	NAP	No	NAP
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	NAP	NAP	No	NAP
24.00	Loan	72	1	13140 Coit Road	NAP	NAP	No	NAP
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	NAP	NAP	Yes	Unsecured
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	NAP	NAP	Yes	Unsecured
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	NAP	NAP	Yes	Unsecured
28.00	Loan	29, 30	1	3215 Owners, Ltd.	NAP	NAP	Yes	Unsecured
29.00	Loan	29, 30	1	406 West 46th Street Corp.	NAP	NAP	Yes	Unsecured
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	NAP	NAP	Yes	Unsecured

		`

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	BDP Realty Holdings, L.P.
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	Simon Property Group, L.P.
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung
4.00	Loan	5, 18, 19	1	610 Newport Center	The Irvine Company LLC
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	Harrison Group Hotels, John H. Harrison and Hale Harrison Irrevocable Trust
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	Simon Property Group, L.P.
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	NAP
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	Steven Tananbaum
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	Grossman Company Properties, Inc.
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	Damien Smith and Peter Zuccarello
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	Joshua L. Muss
12.00	Loan	48, 49, 50	1	30 E 85th St	The Zucker Organization
13.00	Loan	5, 51, 52	1	Dallas Market Center	Dallas Market Center Financial, L.L.C.
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	NAP
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	JMB Realty Corporation
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	Chatham Lodging, L.P.
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	Youssef Berrada
18.00	Loan	63, 64	1	Gila Valley Shopping Center	Mark Vakili, Moshen Sharif, Albert Minoofar and the Vakili Family Trust
19.00	Loan	65, 66	1	Drum Hill	John V. Saraceno
20.00	Loan		1	Union Hills Self Storage	Stephen L. Clark, Stephen L. Clark II and Robert N. Baker
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	NAP
22.00	Loan		1	Crossroads Plaza	Mark Vakili and The Vakili Family Trust
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	Youssef Berrada
24.00	Loan	72	1	13140 Coit Road	Andrew J. Segal
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	NAP
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	NAP
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	NAP
28.00	Loan	29, 30	1	3215 Owners, Ltd.	NAP
29.00	Loan	29, 30	1	406 West 46th Street Corp.	NAP
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	NAP

		`

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	NAP	No	No	Refinance
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	Simon Property Group, L.P.	No	No	Refinance
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	CSC Holdings, LLC	No	No	Refinance
4.00	Loan	5, 18, 19	1	610 Newport Center	Irvine Core Office LLC	No	No	Recapitalization
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	John H. Harrison and Hale Harrison Irrevocable Trust	No	No	Refinance
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	Simon Property Group, L.P.	No	No	Refinance
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	NAP	No	No	Refinance
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	Steven Tananbaum	No	No	Acquisition
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	Southwest Recourse III, LLC	No	No	Refinance
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	Gary Romaniello, Damien Smith and Peter Zuccarello	No	Yes	Acquisition
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	Joshua L. Muss	No	No	Refinance
12.00	Loan	48, 49, 50	1	30 E 85th St	Donald Zucker	No	No	Refinance
13.00	Loan	5, 51, 52	1	Dallas Market Center	Dallas Market Center Financial, L.L.C.	No	No	Refinance
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	NAP	No	No	Refinance
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	JMB Realty Corporation	No	No	Refinance
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	Chatham Lodging, L.P.	No	No	Recapitalization
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	Youssef Berrada	No	No	Refinance
18.00	Loan	63, 64	1	Gila Valley Shopping Center	Mark Vakili, Moshen Sharif, Albert Minoofar and the Vakili Family Trust	No	No	Refinance
19.00	Loan	65, 66	1	Drum Hill	John V. Saraceno	No	No	Refinance
20.00	Loan		1	Union Hills Self Storage	2019 Stephen L. Clark II Irrevocable Trust, Robert N. Baker and Robert N. Baker Trust	No	No	Refinance
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	NAP	No	No	Refinance
22.00	Loan		1	Crossroads Plaza	Mark Vakili and The Vakili Family Trust	No	No	Refinance
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	Youssef Berrada	No	No	Refinance
24.00	Loan	72	1	13140 Coit Road	Andrew J. Segal	No	No	Refinance
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	NAP	No	No	Refinance
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	NAP	No	No	Refinance
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	NAP	No	No	Recapitalization
28.00	Loan	29, 30	1	3215 Owners, Ltd.	NAP	No	No	Refinance
29.00	Loan	29, 30	1	406 West 46th Street Corp.	NAP	No	No	Refinance
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	NAP	No	No	Refinance

		`

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	267,610,000	0	162,390,000	0	430,000,000	310,430,271	0
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	250,000,000	21,252,453	0	0	271,252,453	268,857,947	0
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	100,000,000	2,395,813	0	0	102,395,813	95,070,064	0
4.00	Loan	5, 18, 19	1	610 Newport Center	85,000,000	0	0	0	85,000,000	0	0
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	53,000,000	0	0	0	53,000,000	35,459,959	0
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	360,000,000	5,611,283	0	0	365,611,283	351,117,405	0
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	43,000,000	0	0	0	43,000,000	34,104,853	0
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	120,000,000	63,663,742	0	0	183,663,742	0	177,651,354
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	125,000,000	0	0	0	125,000,000	110,983,664	0
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	31,200,000	18,982,415	0	0	50,182,415	0	48,000,000
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	25,200,000	3,931,075	0	0	29,131,075	25,482,579	0
12.00	Loan	48, 49, 50	1	30 E 85th St	24,000,000.00	703,018	0	0	24,703,018	23,772,443	0
13.00	Loan	5, 51, 52	1	Dallas Market Center	237,000,000	2,270,000	0	0	239,270,000	231,913,303	0
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	20,400,000	0	0	0	20,400,000	16,240,001	0
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	180,000,000	56,362,388	0	0	236,362,388	206,807,744	0
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio
18.00	Loan	63, 64	1	Gila Valley Shopping Center
19.00	Loan	65, 66	1	Drum Hill
20.00	Loan		1	Union Hills Self Storage
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.
22.00	Loan		1	Crossroads Plaza
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen
24.00	Loan	72	1	13140 Coit Road
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.
28.00	Loan	29, 30	1	3215 Owners, Ltd.
29.00	Loan	29, 30	1	406 West 46th Street Corp.
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.

		`

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	5,478,870	380,631	113,710,228	0	430,000,000	NAP	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	2,394,506	0	0	0	271,252,453	NAP	NAP
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	478,506	6,847,243	0	0	102,395,813	8/6/2044	$259.85
4.00	Loan	5, 18, 19	1	610 Newport Center	307,838	2,583,149	82,109,013	0	85,000,000	NAP	NAP
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	714,017	1,546,395	15,279,629	0	53,000,000	6/1/2041	$315.68
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	4,705,660	9,788,217	0	0	365,611,283	NAP	NAP
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	347,514	4,531,000	0	4,016,633	43,000,000	NAP	NAP
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	2,878,380	3,134,008	0	0	183,663,742	NAP	NAP
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	2,074,466	650,000	11,291,870	0	125,000,000	NAP	$219.51
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	1,120,594	1,061,821	0	0	50,182,415	NAP	NAP
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	1,754,137	1,894,360	0	0	29,131,075	NAP	NAP
12.00	Loan	48, 49, 50	1	30 E 85th St	465,530	465,045	0	0	24,703,018	NAP	NAP
13.00	Loan	5, 51, 52	1	Dallas Market Center	3,160,187	4,196,510	0	0	239,270,000	NAP	NAP
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	431,625	268,750	0	3,459,625	20,400,000	NAP	NAP
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	8,416,086	21,138,557	0	0	236,362,388	NAP	NAP
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH						7/31/2031	$169.69
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio						NAP	NAP
18.00	Loan	63, 64	1	Gila Valley Shopping Center						NAP	NAP
19.00	Loan	65, 66	1	Drum Hill						NAP	NAP
20.00	Loan		1	Union Hills Self Storage						NAP	NAP
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.						NAP	NAP
22.00	Loan		1	Crossroads Plaza						NAP	NAP
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen						NAP	NAP
24.00	Loan	72	1	13140 Coit Road						NAP	NAP
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.						NAP	NAP
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.						NAP	NAP
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.						NAP	NAP
28.00	Loan	29, 30	1	3215 Owners, Ltd.						NAP	NAP
29.00	Loan	29, 30	1	406 West 46th Street Corp.						NAP	NAP
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.						NAP	NAP

		`

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	$182.19	70.1%	$259.85	$182.19	70.1%	$258.13	$180.23	69.8%
4.00	Loan	5, 18, 19	1	610 Newport Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	$219.88	69.6%	$315.68	$219.88	69.6%	$311.92	$224.09	71.8%
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	$138.72	63.2%	$219.51	$138.72	63.2%	$229.41	$141.85	61.8%
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	48, 49, 50	1	30 E 85th St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	5, 51, 52	1	Dallas Market Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	$144.46	85.1%	$169.69	$144.46	85.1%	$172.62	$143.45	83.1%
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	63, 64	1	Gila Valley Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	65, 66	1	Drum Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Union Hills Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Crossroads Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	72	1	13140 Coit Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	29, 30	1	3215 Owners, Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	29, 30	1	406 West 46th Street Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

		`

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.00	Loan	5, 6, 7	1	Bridge Point Rancho Cucamonga	NAP	NAP	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Grapevine Mills	NAP	NAP	NAP
3.00	Loan	5, 12, 13, 14, 15, 16, 17	1	Marriott Myrtle Beach Grande Dunes Resort	$248.29	$174.45	70.3%
4.00	Loan	5, 18, 19	1	610 Newport Center	NAP	NAP	NAP
5.00	Loan	20, 21	1	Holiday Inn & Suites Ocean City	$304.89	$215.64	70.7%
6.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	St. Johns Town Center	NAP	NAP	NAP
7.00	Loan	29, 30, 31	1	Mercer Square Owners Corp.	NAP	NAP	NAP	2,900,000	170,400,000	25.2%	0.8%	2	0	0	1,446
8.00	Loan	5, 32, 33, 34	1	680 Madison Avenue	NAP	NAP	NAP
9.00	Loan	5, 35, 36, 37, 38, 39, 40	1	Arizona Grand Resort and Spa	$230.70	$147.44	63.9%
10.00	Loan	41, 42, 43, 44	1	57 Willoughby	NAP	NAP	NAP
11.00	Loan	45, 46, 47	1	Brooklyn Renaissance Plaza	NAP	NAP	NAP
12.00	Loan	48, 49, 50	1	30 E 85th St	NAP	NAP	NAP
13.00	Loan	5, 51, 52	1	Dallas Market Center	NAP	NAP	NAP
14.00	Loan	29, 30, 31	1	Forest Green Apt. Corp.	NAP	NAP	NAP	500,000	73,400,000	27.8%	0.8%	0	2	0	NAV
15.00	Loan	5, 53, 54, 55, 56	1	900 North Michigan	NAP	NAP	NAP
16.00	Loan	57, 58	1	Hampton Inn & Suites Exeter - NH	$166.57	$129.53	77.8%
17.00	Loan	59, 60, 61, 62	1	Atkinson Portfolio	NAP	NAP	NAP
18.00	Loan	63, 64	1	Gila Valley Shopping Center	NAP	NAP	NAP
19.00	Loan	65, 66	1	Drum Hill	NAP	NAP	NAP
20.00	Loan		1	Union Hills Self Storage	NAP	NAP	NAP
21.00	Loan	29, 30	1	Warminster Heights Home Ownership Association, Inc.	NAP	NAP	NAP	NAP	96,000,000	10.4%	0.6%	0	0	4	NAP
22.00	Loan		1	Crossroads Plaza	NAP	NAP	NAP
23.00	Loan	67, 68, 69, 70, 71	1	Wells & Carmen	NAP	NAP	NAP
24.00	Loan	72	1	13140 Coit Road	NAP	NAP	NAP
25.00	Loan	29, 30	1	100 Park Terrace West Owners Corp.	NAP	NAP	NAP	500,000	17,800,000	25.3%	5.9%	4	0	0	-10,327
26.00	Loan	29, 30	1	Sted Tenant Owners Corp.	NAP	NAP	NAP	200,000	14,900,000	13.4%	19.8%	18	0	0	124,801
27.00	Loan	29, 30	1	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc.	NAP	NAP	NAP	NAP	48,500,000	3.8%	0.5%	0	0	1	NAP
28.00	Loan	29, 30	1	3215 Owners, Ltd.	NAP	NAP	NAP	500,000	13,900,000	10.3%	4.2%	2	0	0	NAV
29.00	Loan	29, 30	1	406 West 46th Street Corp.	NAP	NAP	NAP	250,000	5,000,000	22.0%	0.0%	0	0	0	NAP
30.00	Loan	29, 30	1	264 W. 22 St. Owners, Inc.	NAP	NAP	NAP	100,000	6,100,000	16.4%	40.0%	0	7	1	59,809

		`

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          FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “AREF2” denotes Argentic Real Estate Finance 2 LLC, "GSMC" denotes Goldman Sachs Mortgage Company, “JPMCB” denotes JPMorgan Chase Bank, National Association, “GSBI” denotes Goldman Sachs Bank USA, "SGFC" denotes Societe Generale Financial Corporation, “NCB” denotes National Cooperative Bank, N.A. and "NCCB" denotes National Consumer Cooperative Bank.

(2)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(3)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.

(5)	With respect to Mortgage Loan No. 1 (Bridge Point Rancho Cucamonga), Mortgage Loan No. 2 (Grapevine Mills), Mortgage Loan No. 3 (Marriott Myrtle Beach Grande Dunes Resort), Mortgage Loan No. 4 (610 Newport Center), Mortgage Loan No. 6 (St. Johns Town Center), Mortgage Loan No. 8 (680 Madison Avenue), Mortgage Loan No. 9 (Arizona Grand Resort and Spa), Mortgage Loan No. 13 (Dallas Market Center), and Mortgage Loan No. 15 (900 North Michigan), such Mortgage Loans are part of a Whole Loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 1 (Bridge Point Rancho Cucamonga), historical financial information is not available as the mortgaged property was built and completed lease up in 2024.

(7)	With respect to Mortgage Loan No. 1 (Bridge Point Rancho Cucamonga), CEVA Logistics, the second largest tenant occupying 745,595 square feet (34.4% of NRA), has a one-time termination option on April 30, 2029 with a 12-15 month notice period. If such option is

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exercised, the tenant will be subject to a termination fee equal to the sum of 12 months of base rent, 12 months of operating expenses, certain restoration costs and unamortized costs related to TI/LC and free rent, all of which would be collected by the lender.

(8)	With respect to Mortgage Loan No. 2 (Grapevine Mills), the related Mortgaged Property includes 1,451,077 square feet of owned improvements and 177,063 square feet of leased fee improvements. The Cut-off Date Loan Balance / SF, Maturity Date Loan Balance / SF, and Appraised Value / Per SF are based on the total square feet of 1,628,140. The Cut-off Date Loan Balance / SF, Maturity Date Loan Balance / SF, and Appraised Value / SF based on the Owned SF of 1,451,077 is $172.29, $172.29, and $377.65, respectively.

(9)	With respect to Mortgage Loan No. 2 (Grapevine Mills), Leased Occupancy (%) represents the occupancy excluding square footage from the leased fee space, whereby the tenant owns its improvements, Bass Pro (as defined below), and temporary tenants and is based on the Owned SF totaling 1,451,077. Occupancy including Bass Pro (and excluding temporary tenants) is 96.6% and occupancy including Bass Pro and temporary tenants is 98.4%.

(10)	With respect to Mortgage Loan No. 2 (Grapevine Mills), the largest tenant, Bass Pro Shops Outdoor World, is a leased fee tenant, which owns its improvements and ground leases the underlying land from the borrower.

(11)	With respect to Mortgage Loan No. 2 (Grapevine Mills), the Mortgage Loan is part of a whole loan that was co-originated Wells Fargo Bank, National Association, and JPMorgan Chase Bank, National Association on June 17, 2024.

(12)	With respect to Mortgage Loan No. 3 (Marriott Myrtle Beach Grande Dunes Resort), the appraised value represents the As-Complete Value, which assumes the PIP has been completed as of April 25, 2025. The loan documents required an upfront PIP Reserve equal to 110% of the estimated cost to complete the PIP work. The As-Is Value of $209,000,000 equates to an Appraised Value Per Room of $516,049, a Cut-off Date LTV Ratio of 47.8% and a Maturity Date LTV Ratio of 40.8%.

(13)	With respect to Mortgage Loan No. 3 (Marriott Myrtle Beach Grande Dunes Resort), food and beverage income accounts for approximately 29.4% of U/W Revenues and Other Revenue accounts for approximately 8.9% of U/W Revenue.

(14)	With respect to Mortgage Loan No. 3 (Marriott Myrtle Beach Grande Dunes Resort) the FF&E reserve will be equal to the greater of (i) the then-existing FF&E reserve monthly deposit or (ii) 1/12th of 4% of the underwritten revenue for the preceding fiscal year, initially estimated at $142,701.

(15)	With respect to Mortgage Loan No. 3 (Marriott Myrtle Beach Grande Dunes Resort), upon lender’s receipt of the annual operating statements for the Mortgaged Property, lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount), upon notice to the borrower, to an amount equal to the shortfall in revenue from the Mortgaged Property to cover debt service at a DSCR of 1.30x.

(16)	With respect to Mortgage Loan No. 3 (Marriott Myrtle Beach Grande Dunes Resort), the loan documents require a springing deposit, if, at any time, any additional PIP work is required by the franchisor under the franchise agreement, within 15 days after receipt of notice from the franchisor with respect to such PIP work, in an amount equal to 110% of the estimated costs to complete such additional PIP work.

(17)	With respect to Mortgage Loan No. 3 (Marriott Myrtle Beach Grande Dunes Resort), the Mortgage Loan is part of a whole loan that was co-originated Wells Fargo Bank, National Association, and JPMorgan Chase Bank, National Association on July 2, 2024.

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(18)	With respect to Mortgage Loan No. 4 (610 Newport Center), the Mortgage Loan is part of a whole loan that was co-originated Wells Fargo Bank, National Association, and JPMorgan Chase Bank, National Association on July 9, 2024.

(19)	With respect to Mortgage Loan No. 4 (610 Newport Center), O’Melveny and Myers LLP, the second largest tenant occupying 45,156 square feet (15.8% of NRA), has a one-time option to terminate its lease with respect to either suite 1600 (15,052 square feet) or suite 1800 (15,052 square feet) effective June 30, 2030 with 12 months’ notice and the payment of a termination fee in an amount equal to (i) three times the then-current monthly rent, plus (ii) the unamortized costs of the tenant improvement and construction allowances, all broker commissions, rental abatement, and reasonable attorneys’ fees, amortized at a discount factor of 8% per year over a 7 year period.

(20)	With respect to Mortgage Loan No. 5 (Holiday Inn & Suites Ocean City), the borrower deposited $950,000 at loan origination into the seasonality reserve. On each monthly payment date occurring in each month of June, the borrower will deposit $200,000, on each monthly payment date in each month of July, the borrower will deposit $750,000, on each monthly payment date in each month of August, the borrower will deposit $1,500,000, and on each monthly payment date in each month of September, the borrower will deposit $1,250,000.

(21)	With respect to Mortgage Loan No. 5 (Holiday Inn & Suites Ocean City), the FF&E reserve may be adjusted based on annual operating statements in an amount equal to 1/12th of 4% of the gross revenue for the previous calendar year. The monthly reserve amount is initially estimated at $64,799.

(22)	With respect to Mortgage Loan No. 6 (St. Johns Town Center), the Mortgage Loan is part of a whole loan that was co-originated by Barclays Capital Real Estate Inc., JPMCB, GSBI and SGFC.

(23)	With respect to Mortgage Loan No. 6 (St. Johns Town Center), the Mortgaged Property is subject to two long-term ground leases covering the phase 1 and phase 2 parcels comprising the Mortgaged Property. Each ground lease is between an affiliate of the respective borrower, St. Johns Town Center, LLC (“Fee Owner”), as fee owner, and such borrower, as tenant. The Mortgage Loan is secured by each borrower’s respective leasehold interest in the Mortgaged Property, as well the Fee Owner’s interest in the entire Mortgaged Property.

(24)	With respect to Mortgage Loan No. 6 (St. Johns Town Center), the whole loan may be (a) defeased after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) June 1, 2027 (the “Permitted Release Date”), or (b) prepaid in whole (but not in part) with the payment of an amount equal to the yield maintenance premium if the Permitted Release Date has occurred but the REMIC Prohibition Period has not occurred, provided that any portion of the St. Johns Town Center Whole Loan that has been securitized, as of such projected prepayment date, for a period of more than two years from the closing date of the REMIC trust which holds such securitized portion of the St. Johns Town Center Whole Loan is contemporaneously defeased. The assumed lockout period is based on the expected WFCM 2024-C63 closing date in August 2024. The actual lockout period may be longer.

(25)	With respect to Mortgage Loan No. 6 (St. Johns Town Center), for so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”), RREEF America II Lower REIT LLC, or an affiliate of SPG LP or Simon Inc. is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the outstanding principal balance of the related whole loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related mortgagee in the enforcement of the related guaranty or the preservation of such mortgagee’s rights under such guaranty. In addition, there is no separate environmental indemnity with respect to such Mortgage Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement

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concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.

(26)	With respect to Mortgage Loan No. 6 (St. Johns Town Center), Shops at St. Johns, LLC (“Mall Borrower”) is not jointly and severally liable with STJTC II, LLC (“Phase II Borrower”) under the Consolidated Note A-2, which evidences indebtedness in the amount of $76,653,493.87, and Phase II Borrower is not jointly and severally liable with Mall Borrower under Consolidated Note A-1, which evidences indebtedness in the amount of $158,877,573.74; however, the foregoing limitations on liability do not affect or impair the liability of: (a) Mall Borrower under the Note Guaranty Agreement (Mall Borrower), pursuant to which Mall Borrower has guaranteed Phase II Borrower’s payment of the outstanding principal balance of and performance of all of Phase II Borrower’s other obligations under the Consolidated Note A-2, or (b) Phase II Borrower under the Note Guaranty Agreement (Phase II Borrower), pursuant to which Phase II Borrower has guaranteed Mall Borrower’s payment of the outstanding principal balance of and performance of all of Mall Borrower’s other Obligations under the Consolidated Note A-1.

(27)	With respect to Mortgage Loan No. 6 (St. Johns Town Center), the Mortgage Loan proceeds, in the amount of $360,000,000, were primarily used to pay off a prior financing secured by the Mortgaged Property with a then-outstanding balance of $350,000,000. The $10,000,000 excess between Mortgage Loan proceeds and the then-outstanding balance of the prior financing was evidenced by the promissory note A-4 (Future Advance), which was fully advanced by the lender at origination. At origination, borrower fully paid documentary stamp tax owed pursuant to State of Florida tax law on this $10,000,000.00 excess.

(28)	With respect to Mortgage Loan No. 6 (St. Johns Town Center), the Mortgage Loan documents permit the borrower to provide a letter of credit in lieu of making any required deposits to the tax and insurance reserve, replacement reserve, rollover reserve, TI/LC reserve or gap rent reserve. With respect to any required deposits to the TI/LC reserve, the borrower is further permitted to provide a guaranty in accordance with the Mortgage Loan documents in lieu of making any such required deposits.

(29)	With respect to all residential cooperative Mortgage Loans sold to the trust by NCB, the borrower is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the residential cooperative Mortgage Loans sold to the trust, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the columns labeled Sponsor and Non-Recourse Carveout Guarantor or is shown same as the borrower in Annex A-1. In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to other Mortgage Loans is not presented with respect to the residential cooperative Mortgage Loans sold to the trust and is, instead, reflected as not applicable (NAP). For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 are not presented on Annex A-1 with respect to the residential cooperative Mortgage Loans sold to the trust. In addition, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of certain fields on Annex A-1, including but not limited to the Appraised Value, Coop-Rental Value, Underwritten Net Operating Income and Underwritten Net Cash Flow.

(30)	With respect to the residential cooperative Mortgage Loans sold to the trust by NCB, the information contained in the columns entitled “Subordinate Companion Loan Cut-off Date Balance” and “Subordinate Companion Loan Interest Rate” also includes relevant information regarding the subordinate lines of credit corresponding to such loans, although those subordinate lines of credit are not considered Companion Loans. See the chart column entitled “Non-Trust

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Mortgage Loan Interest Rate” under “Risk Factors — Other Secured Indebtedness — Additional Debt Secured by Residential Cooperative Properties Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in this prospectus.

(31)	With respect to Mortgage Loan No. 7 (Mercer Square Owners Corp.) and Mortgage Loan No. 14 (Forest Green Apt. Corp.), the information contained in the column entitled “Uses: Other Uses ($)” represents loan proceeds that the subject cooperative received at loan closing and were deposited into the cooperative’s general operating reserve account.

(32)	With respect to Mortgage Loan No. 8 (680 Madison Avenue), the mortgaged property is subject to a ground lease between 680 Special, L.L.C., as ground lessor, and TZ 680 Madison Owner LLC, as ground lessee, which commenced in April 1967 and expires in June 2169. The current base rent is $4.46 million with approximately 10% increases every 5 years. The next increase is in July 2029 to $4.90 million annually. Most of the retail leases at the 680 Madison Avenue Property have 3.0% contractual rent increases, which outpaces the approximately 2.0% average ground rent annual increases.

(33)	With respect to Mortgage Loan No. 8 (680 Madison Avenue), on a monthly basis, the borrower is required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the retail component that the lender reasonably estimates will be payable during the next ensuing 12 months, initially estimated to be approximately $118,506. During a tax trigger event under the mortgage loan documents, the borrower is required to deposit an amount sufficient to cover the total property tax amount due for the mortgaged property and the pro rata share of the owner of the residential condominium unit.

(34)	With respect to Mortgage Loan No. 8 (680 Madison Avenue), the fourth largest tenant, Missoni, has a one-time right to terminate its lease if gross sales for the period October 1, 2023 through September 30, 2024 are less than $6,000,000 with at least 365 days’ notice and payment of a $1,000,000 termination fee.

(35)	With respect to Mortgage Loan No. 9 (Arizona Grand Resort and Spa), the resort includes 744 rooms, of which 643 rooms are resort suites that are collateral for the Mortgage Loan and an additional 101 rentable guestrooms (the “Villa Rental Pool Rooms”) that are located in 52 luxury villas and are owned by third parties as condominiums and are not collateral for the Mortgage Loan. The owners of the Villa Rental Pool Rooms participate in a rental pool program pursuant to which the borrower rents such units as hotel rooms and receives management fees in connection with such rental. The rental pool agreements and related documents have been collaterally assigned to the lender and are collateral for the Mortgage Loan. Per Unit calculations are based on 744 rooms.

(36)	With respect to Mortgage Loan No. 9 (Arizona Grand Resort and Spa), a portion of the golf course at the Mortgaged Property is ground leased from the City of Phoenix, pursuant to a ground lease with an annual rent payment of $100 and an expiration date of July 30, 2057, with no further extension options.

(37)	With respect to Mortgage Loan No. 9 (Arizona Grand Resort and Spa), food and beverage income accounts for approximately 38.0% of U/W Revenues, Golf Operations accounts for approximately 4.3% of U/W Revenue, The Oasis Water Park accounts for approximately 5.9% of U/W Revenue, and Other Departments account for approximately 13.8% of U/W Revenue.

(38)	With respect to Mortgage Loan No. 9 (Arizona Grand Resort and Spa) the FF&E reserve will be equal to the greater of (i) 3.0% of the projected gross revenues for the Mortgaged Property (excluding revenue attributable to the villas subject to the rental pool agreement) for the prior month as set forth in the most recent approved annual budget, (ii) the then-current amount required by the management agreement and (iii) the then-current amount required by any franchise agreement, for approved capital expenditures and the repair and replacement of the FF&E.

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(39)	With respect to Mortgage Loan No. 9 (Arizona Grand Resort and Spa), the borrower deposited $650,000 at loan origination into the seasonality reserve. In the event there is insufficient cash flow from the Mortgaged Property to cover debt service at any time during the term of the related whole loan, the initial seasonality reserve deposit will be used to cover such shortfall. Upon the disbursement of any funds from the seasonal working capital reserve (the “Seasonality Reserve Trigger”), the borrower is required to deposit (a) during the first year of the loan term, on each monthly payment date in February, March, April, May, and June $650,000 and (b) during each year thereafter, on each monthly payment date in February, March, April, May, and June, an amount equal to the lesser of: (i) $650,000 and (ii) 1/5th of the positive difference determined by subtracting: (x) the aggregate gross revenue (excluding extraordinary income) received with respect to mortgaged property during the month of June, July, August and December in the immediately preceding calendar year from (y) without duplication, the aggregate of all operating expenses, debt service, deposits to the reserve funds and other amounts payable pursuant the mortgage loan documents during the month of June, July, August, and December of the immediate preceding calendar year. Provided no event of default is then ongoing, the lender must disburse the available funds from the escrow account during the months of January, July, August and September in an amount not to exceed the applicable shortfall. Notwithstanding the foregoing, in the event (i) a trigger event has occurred and a portion of the initial seasonality deposit has been disbursed, (ii) it is the first time any portion of the initial seasonality deposit has been applied and (iii) the borrower has cured such trigger event and no other trigger event is continuing, then once the balance in the seasonality reserve is at least $650,000, the borrower will not be required to make ongoing deposits to the reserve until the occurrence of another Seasonality Reserve Trigger.

(40)	With respect to Mortgage Loan No. 9 (Arizona Grand Resort and Spa), the Mortgage Loan is part of a whole loan that was co-originated Wells Fargo Bank, National Association, and Goldman Sachs Mortgage Company on July 26, 2024.

(41)	With respect to Mortgage Loan No. 10 (57 Willoughby), as of loan closing, the mortgaged property has a temporary certificate of occupancy (“TCO”) but has not yet received a final certificate of occupancy (“CO”) as certain outstanding fire code violations were cured but are pending the fire department’s inspection. As a result, even though the mortgaged property was approved for a 25-year ICAP tax abatement (the “57 Willoughby ICAP Tax Abatement”), the abatement has not yet been granted and is not yet in place due to the pending status of the final CO for the mortgaged property. Pursuant to an escrow agreement made in connection with the mortgage loan, a third-party escrow agent withheld (i) $1,000,000, to be released pending the receipt of a final CO for the mortgaged property (the “PCO Holdback Reserve Funds”) and (ii) $3,000,000, to be released pending approval of 57 Willoughby ICAP Tax Abatement (the “ICAP Holdback Reserve Funds”). If the final CO is not obtained on or before November 13, 2025, the PCO Holdback Reserve Funds will be released by the third-party escrow agent to the lender to be held in a subaccount. Furthermore, if the final CO is not obtained on or before November 13, 2026, the lender will have the right, but not the obligation, whether or not an event of default has occurred and is continuing, to apply all or any portion of the PCO Holdback Reserve Funds towards a partial defeasance of the mortgage loan (together with any defeasance costs associated therewith). If approval for the 57 Willoughby ICAP Tax Abatement is not obtained on or before November 13, 2025, the ICAP Holdback Reserve Funds will be released by the third-party escrow agent to the lender to be held in a subaccount. Furthermore, if the 57 Willoughby ICAP Tax Abatement is not obtained on or before November 13, 2026, the lender will have the right, but not the obligation, whether or not an event of default has occurred and is continuing, to apply all or any portion of the ICAP Holdback Reserve Funds towards a partial defeasance of the mortgage loan (together with any defeasance costs associated therewith).

(42)	With respect to Mortgage Loan No. 10 (57 Willoughby), the As-Is Appraised Value includes $7,500,000 in present value for the expected 57 Willoughby ICAP Tax Abatement. As of the cut-off date, the 57 Willoughby ICAP Tax Abatement has not yet been obtained due to a pending final certificate of occupancy for the mortgaged property.

(43)	With respect to Mortgage Loan No. 10 (57 Willoughby), the largest tenant, JCCA, has the right to terminate its lease at any point after December 31, 2025 if the tenant’s government funding is

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materially reduced or not renewed for any reason other than the tenant’s failure to comply with the requirements of such funding, provided the tenant gives 12-months’ notice and pays a termination fee equal to the sum of all leasing costs amortized over the initial 15-year lease at an interest rate of 7.0%. The leasing costs of JCCA’s lease totaled approximately $11.9 million. If JCCA were to terminate its lease effective January 1, 2026 (the earliest date it could terminate its lease), the termination fee would be equal to approximately $10.8 million, which fee will continue to amortize throughout the lease term if the termination option is not exercised.

(44)	With respect to Mortgage Loan No. 10 (57 Willoughby), the increase between Second Most Recent Net Operating Income, Most Recent New Operating Income and Underwritten Net Operating Income is due to the largest tenant, JCCA, becoming a new tenant in September 2023 for 67,679 square feet (54.3% of net rentable area) at the mortgaged property.

(45)	With respect to Mortgage Loan No. 11 (Brooklyn Renaissance Plaza), the second largest tenant, New York City Department of Ed., has the right to terminate its lease at any time with at least 90 days written notice.

(46)	With respect to Mortgage Loan No. 11 (Brooklyn Renaissance Plaza), the increase between Most Recent Net Operating Income and Underwritten Net Operating Income is primarily due to the third largest tenant, City of New York (KCDA), becoming a new tenant in December 2023, paying an annual base rent of $970,403, at the mortgaged property.

(47)	With respect to Mortgage Loan No. 11 (Brooklyn Renaissance Plaza), the mortgaged property is subject to a 99-year ground lease that commenced in June 1987 and expires in June 2086, between the City of New York, as lessor, and the borrower, as lessee. The current annual rent under the ground lease is $415,818, with 34% increases every 10 years until June 2062. Beginning in July 2062 and through the expiration of the ground lease, the base rent under the ground lease will be equal to the mortgaged property’s allocable share in the condominium (i.e., 9.2404%) times the fair market rental value of the condominium’s land. The next rental increase is set to occur in July 2032. Additionally, there is an annual payment required under the ground lease equal to 10% of all net cash flow remaining after the borrower retains from net cash flow an amount equal to 15% of the equity contributions made by the direct and indirect members of the borrower to the borrower, all as calculated in accordance with the ground lease. Annual payments are determined on a consolidated basis with the non-collateral condo units, other than the hotel condo unit. As of 2023, the net cash flow threshold (inclusive of the non-collateral condo units) for this additional payment was approximately $4.6 million. Other than a de-minimis amount paid in 2021, a net cash flow rental payment has never been made to the lessor.

(48)	With respect to Mortgage Loan No. 12 (30 E 85th St), once per 12-month period during the term of the loan, the Debt Service Grace Period to Call a Default will be five days.

(49)	With respect to Mortgage Loan No. 12 (30 E 85th St), the fourth largest tenant at the Mortgaged Property, Starbucks Corp., which leases 1,820 square feet at the Mortgaged Property (representing approximately 7.3% of the net rentable area) has the right to terminate its lease effective as of July 1, 2028, upon 300 days prior written notice and payment of a termination fee.

(50)	With respect to Mortgage Loan No. 12 (30 E 85th St), the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to the Naftali Group, accounting for 21.4% of underwritten rent, commencing its lease in April 2024.

(51)	With respect to Mortgage Loan No. 13 (Dallas Market Center), the Second Largest Tenant, Diverse Marketing, has various lease expiration dates, consisting of 10,750 square feet expiring on October 31, 2024, 2,230 square feet expiring on September 30, 2026 and 21,767 square feet expiring on October 31, 2026.

(52)	With respect to Mortgage Loan No. 13 (Dallas Market Center), the borrowers are permitted under the Dallas Market Center Whole Loan documents to accept unsecured loans made by the

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borrowers’ partners to the borrowers in accordance with the terms of the borrowers’ organizational documents and not exceeding $15,000,000 in the aggregate, provided that each such loan is required to be subject to the terms of a subordination and standstill agreement in a form acceptable to the lender under the Dallas Market Center Whole Loan and to be entered into by the applicable holder of such loan in favor of the lender under the Dallas Market Center Whole Loan.

(53)	With respect to Mortgage Loan No. 15 (900 North Michigan), the Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%), and Loan Per Unit ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude any mezzanine debt and, in the case of any loans structured with A/B Notes, the secured subordinate debt.

(54)	With respect to Mortgage Loan No. 15 (900 North Michigan), a Grace Period - Late Fee (Days) of five days is permitted once during any 12-month period. This does not apply to principal payment at maturity.

(55)	With respect to Mortgage Loan No. 15 (900 North Michigan), the lockout period will be at least 24 payment dates beginning with and including the first payment date in September 2024. Defeasance of the 900 North Michigan Whole Loan in whole, but not in part, is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 22, 2027. The assumed lockout period of 24 payments is based on the anticipated closing date of the WFCM 2024-C63 securitization in August 2024. The actual lockout period may be longer.

(56)	With respect to Mortgage Loan No. 15 (900 North Michigan), the Second Largest Tenant, Grosvenor Capital Mgmnt, L.P., has a one-time option to terminate its lease effective September 30, 2032, with notice to be given by September 30, 2031.

(57)	With respect to Mortgage Loan No. 16 (Hampton Inn & Suites Exeter - NH), an event of default will occur if the borrower fails to make a monthly debt service payment or a required reserve deposit on the day they are due. No more than two times during the loan term, a one business day grace period is permitted on either of these payments.

(58)	With respect to Mortgage Loan No. 16 (Hampton Inn & Suites Exeter - NH), the FF&E monthly reserve may be adjusted based on quarterly operating statements in an amount equal to 1/12th of 4% of the trailing 12-month underwritten revenue for the prior fiscal quarter. The monthly reserve amount is initially estimated at $19,764.

(59)	With respect to Mortgage Loan No. 17 (Atkinson Portfolio), a Grace Period – Default (Days) of five days does not apply to the amount due on the maturity date.

(60)	With respect to Mortgage Loan No. 17 (Atkinson Portfolio), the borrowers are not required to make monthly deposits into the tax and insurance subaccount for insurance premiums associated with any insurance coverage carried under a blanket insurance policy pursuant to the Atkinson Portfolio mortgage loan documents for so long as (i) no event of default has occurred and is continuing and (ii) the borrowers provide the lender timely evidence of payment of all such insurance premiums.

(61)	With respect to Mortgage Loan No. 17 (Atkinson Portfolio), which is structured with springing lockbox, the borrowers may suspend their obligation to cause all rents to be deposited into a clearing account during a debt service coverage ratio cash management period (provided no other cash management period is continuing) if and for so long as the following conditions are satisfied: (i) the borrowers have deposited (and maintains on deposit) with the lender cash in the amount of the difference between (A) the annual net operating income that would be required to achieve a debt service coverage ratio of 1.10x, minus (B) the then-existing annual net operating

A-1-39

income, as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount; or (ii) the borrowers have deposited (and maintains on deposit) with the lender a letter of credit in the amount of the NOI Shortfall.

(62)	With respect to Mortgage Loan No. 17 (Atkinson Portfolio), the multifamily units at the mortgaged property are leased on a month-to-month basis.

(63)	With respect to Mortgage Loan No. 18 (Gila Valley Shopping Center), the TI/LC Reserve cap will be reduced from $500,000 to $300,000 if the largest tenant, Safeway, renews or extends its lease past August 6, 2036, which is two years beyond the maturity date of the mortgage loan.

(64)	With respect to Mortgage Loan No. 18 (Gila Valley Shopping Center), the second largest tenant, Five Below, has the option to terminate its lease effective on the last day of the 60th full calendar month of the lease term, provided it notifies the borrower before the 57th full calendar month of the lease term. Upon early termination, the tenant is required to pay a one-time fee of $75,000.

(65)	With respect to Mortgage Loan No. 19 (Drum Hill), the Mortgage Loan also secures (i) a subordinate mortgage loan with an original principal balance of $500,000 and an outstanding principal balance as of the July 1, 2024 of approximately $320,874 (the “$500,000 HOME Loan”) in favor of the County of Westchester (the “County”), to be paid semi-annually, (ii) a subordinate mortgage loan with an original principal balance of $100,000 and an outstanding principal balance as of July 1, 2024 of approximately $64,174 (the “$100,000 HOME Loan” and, together with the $500,000 HOME Loan, the “HOME Loans”) in favor of the County, to be paid semi-annually, (iii) a subordinate mortgage loan with an original principal balance and an outstanding principal balance as of the Mortgage Loan origination date of $200,000 (the “$200,000 CDBG Loan”) in favor of the County, to be repaid at maturity, and (iv) a subordinate mortgage loan with an original principal balance and an outstanding principal balance as of the Mortgage Loan origination date of $80,000 (the “$80,000 CDBG Loan” and, together with the $200,000 CDBG Loan, the “CDBG Loans”) in favor of the County, to be repaid at maturity. Each HOME Loan accrues interest at a rate of 3% per annum and is scheduled to mature on December 31, 2040. Each CDBG Loan accrues interest at a rate of 1% per annum, with all interest being due at maturity. The $200,000 CDBG Loan is scheduled to mature on April 15, 2029 and the $80,000 CDBG Loan is scheduled to mature on July 26, 2030. The borrower deposited $180,000 into a subordinate debt service reserve at origination, and on each payment date up to and including July 6, 2029, the borrower is required to deposit into the subordinate debt service reserve an amount equal to one-twelfth of the debt service payable pursuant to the HOME Loans during the next twelve months, subject to a cap of $180,000.

(66)	With respect to Mortgage Loan No. 19 (Drum Hill), the mortgaged property benefits from a 30-year tax abatement pursuant to a payment-in-lieu of taxes agreement dated September 1, 1998, as amended (the “Drum Hill PILOT Agreement”), between the borrower and the City of Peekskill Industrial Development Agency (the “Peekskill IDA”), which is scheduled to expire on October 1, 2028. In connection with the Drum Hill PILOT Agreement, the borrower leases the mortgaged property to the Peekskill IDA pursuant to a certain company lease agreement and the Peekskill IDA subleases the mortgaged property back to the borrower pursuant to a certain leaseback agreement. Each of the lease and sublease is scheduled to terminate concurrently with the Drum Hill PILOT Agreement. Pursuant to the terms of the Drum Hill PILOT Agreement and the related leases, the borrower must make an annual payment, as calculated under the Drum Hill PILOT Agreement, through the 2028 tax year, in exchange for certain exemptions from property taxes on real and personal property. The appraiser concluded the present value of the payment-in-lieu of taxes to be $290,000. The Drum Hill PILOT Agreement is secured by a subordinated mortgage on the mortgaged property in an amount equal to any and all unpaid and default obligations under the Drum Hill PILOT Agreement up to a maximum amount of $1,000,000.

(67)	With respect to Mortgage Loan No. 23 (Wells & Carmen), a Grace Period – Default (Days) of five days does not apply to the amount due on the maturity date.

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(68)	With respect to Mortgage Loan No. 23 (Wells & Carmen), the zip codes for the mortgaged properties are 53208, 53209, 53233, 53216, 53218, 53225.

(69)	With respect to Mortgage Loan No. 23 (Wells & Carmen), the borrower is not required to make monthly deposits into the tax and insurance subaccount for insurance premiums associated with any insurance coverage carried under a blanket insurance policy pursuant to the Wells & Carmen mortgage loan documents for so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender timely evidence of payment of all such insurance premiums.

(70)	With respect to Mortgage Loan No. 23 (Wells & Carmen), which is structured with a springing lockbox, the borrower may suspend their obligation to cause all rents to be deposited into a clearing account during a debt service coverage ratio cash management period (provided no other cash management period is continuing) if and for so long as the following conditions are satisfied: (i) the borrower has deposited (and maintains on deposit) with the lender cash in the amount of the difference between (A) the annual net operating income that would be required to achieve a debt service coverage ratio of 1.10x, minus (B) the then-existing annual net operating income, as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount; or (ii) the borrower has deposited (and maintains on deposit) with the lender a letter of credit in the amount of the NOI Shortfall.

(71)	With respect to Mortgage Loan No. 23 (Wells & Carmen), the multifamily units at the mortgaged property are leased on a month-to-month basis.

(72)	With respect to Mortgage Loan No. 24 (13140 Coit Road), the largest tenant, DFW Home Health, has the option to terminate its lease upon 90 days written notice.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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WFCM 2024-C63

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Wells Fargo Bank National Association / JPMorgan Chase Bank, National Association	3	$174,952,149	24.5%	6.0350%	119	359	2.76	x	18.9%	17.9%	45.0%	42.8%
Wells Fargo Bank National Association	4	144,150,000	20.2	6.3520	103	360	2.11		14.6	13.9	48.4	47.2
Argentic Real Estate Finance 2 LLC	7	137,550,000	19.3	6.8360	119	360	1.56		12.0	11.5	60.8	57.0
National Cooperative Bank, N.A.	9	85,252,990	11.9	6.2320	119	359	4.75		32.5	31.8	15.8	15.6
JPMorgan Chase Bank, National Association	2	70,000,000	9.8	6.1540	119	0	1.86		12.0	11.5	48.2	48.2
Goldman Sachs Mortgage Company	2	42,000,000	5.9	6.6690	119	0	2.13		14.9	14.3	46.7	46.7
Wells Fargo Bank National Association / Goldman Sachs Mortgage Company	1	38,000,000	5.3	5.5500	120	0	3.76		24.2	21.2	39.2	39.2
Societe Generale Financial Corporation	2	22,055,000	3.1	6.8930	120	360	1.27		10.2	10.0	56.7	49.4
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	6	$192,000,000	26.9%	6.3600%	119	0	2.07	x	13.9%	13.3%	52.5%	52.5%
Super Regional Mall	2	106,000,000	14.8	6.1270	119	0	2.42		16.0	15.1	46.6	46.6
Anchored	4	86,000,000	12.0	6.6470	119	0	1.63		11.3	11.0	59.9	59.9
Hospitality	4	165,952,149	23.2	6.2820	119	359	2.51		19.0	17.1	49.7	46.4
Full Service	3	150,952,149	21.1	6.2410	119	359	2.56		19.4	17.4	48.7	45.0
Limited Service	1	15,000,000	2.1	6.6990	118	0	2.04		15.4	13.8	60.5	60.5
Multifamily	12	120,057,990	16.8	6.4460	120	360	3.78		26.4	25.8	27.5	25.5
Cooperative	9	85,252,990	11.9	6.2320	119	359	4.75		32.5	31.8	15.8	15.6
Garden	2	22,055,000	3.1	6.8930	120	360	1.27		10.2	10.0	56.7	49.4
Independent Living	1	12,750,000	1.8	7.1000	119	360	1.61		13.2	13.0	55.2	51.0
Office	4	117,800,000	16.5	6.3410	120	360	2.11		14.4	13.8	52.0	48.0
CBD	2	56,400,000	7.9	6.9260	120	360	1.39		11.8	11.0	58.2	50.7
Suburban	2	61,400,000	8.6	5.8030	119	360	2.78		16.8	16.3	46.3	45.5
Industrial	1	65,000,000	9.1	5.8330	83	0	2.73		16.2	16.2	34.5	34.5
Warehouse/Distribution	1	65,000,000	9.1	5.8330	83	0	2.73		16.2	16.2	34.5	34.5
Mixed Use	2	42,000,000	5.9	6.6690	119	0	2.13		14.9	14.3	46.7	46.7
Merchandise Mart/Retail	1	22,000,000	3.1	6.5020	118	0	2.46		17.0	16.2	37.2	37.2
Retail/Office	1	20,000,000	2.8	6.8530	120	0	1.77		12.6	12.3	57.1	57.1
Self Storage	1	11,150,000	1.6	6.5700	119	0	1.29		8.7	8.6	59.0	59.0
Self Storage	1	11,150,000	1.6	6.5700	119	0	1.29		8.7	8.6	59.0	59.0
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the     relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

WFCM 2024-C63

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
New York	13	$208,410,742	29.2%	6.5990%	119	360	2.56	x	17.9%	17.5%	43.2%	40.9%
California	2	120,000,000	16.8	5.7570	100	0	2.82		16.7	16.5	39.1	39.1
Southern California	2	120,000,000	16.8	5.7570	100	0	2.82		16.7	16.5	39.1	39.1
Texas	3	88,400,000	12.4	6.3750	119	360	2.54		17.4	16.5	44.7	44.1
Arizona	3	62,750,000	8.8	5.9370	120	0	2.82		18.4	16.4	48.3	48.3
South Carolina	1	59,952,149	8.4	6.1450	119	359	2.69		21.4	19.7	44.8	38.3
Maryland	1	53,000,000	7.4	6.8450	119	360	1.55		13.6	12.2	59.8	56.6
Florida	1	46,000,000	6.4	5.9480	118	0	2.09		13.3	12.6	47.8	47.8
Wisconsin	2	22,055,000	3.1	6.8930	120	360	1.27		10.2	10.0	56.7	49.4
Illinois	1	20,000,000	2.8	6.8530	120	0	1.77		12.6	12.3	57.1	57.1
New Hampshire	1	15,000,000	2.1	6.6990	118	0	2.04		15.4	13.8	60.5	60.5
Pennsylvania	1	9,992,248	1.4	6.2500	119	359	7.77		60.5	57.5	9.9	8.5
Michigan	1	8,400,000	1.2	6.9000	120	0	1.52		11.6	10.7	59.6	59.6
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1,000,000 - 5,000,000	6	$11,860,742	1.7%	6.6810%	119	359	7.39	x	55.5%	54.4%	11.1%	10.6%
5,000,001 - 15,000,000	9	99,347,248	13.9	6.7420	119	360	2.15		16.6	15.7	54.3	51.5
15,000,001 - 30,000,000	5	111,600,000	15.6	6.6040	119	360	2.02		14.2	13.7	46.8	45.0
30,000,001 - 50,000,000	5	198,200,000	27.8	6.2220	119	360	2.67		17.5	16.6	43.4	42.2
50,000,001 - 65,000,000	5	292,952,149	41.0	6.1370	111	359	2.53		17.4	16.5	45.3	43.4
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.27 - 1.50	7	$127,205,000	17.8%	6.7730%	120	360	1.37	x	10.6%	10.2%	57.0%	52.4%
1.51 - 2.00	6	$140,550,000	19.7	6.8380	119	360	1.67		13.0	12.3	60.5	58.6
2.01 - 2.50	3	$83,000,000	11.6	6.2310	118	0	2.18		14.7	13.8	47.3	47.3
2.51 - 3.00	4	$239,952,149	33.6	5.9800	109	359	2.75		18.2	17.4	42.1	40.5
3.01 - 3.50	3	$25,999,257	3.6	6.4620	119	359	3.31		22.2	21.8	25.3	25.2
3.51 - 4.00	2	$81,000,000	11.3	5.8050	120	0	3.89		24.4	23.0	25.1	25.1
4.01 - 14.00	4	14,420,801	2.0	6.3680	119	359	7.49		57.3	54.8	9.6	8.4
14.01 - 21.45	1	1,832,932	0.3	6.6600	119	359	21.45		168.1	165.5	4.6	4.0
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

A-2-2

WFCM 2024-C63

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.7 - 12.0	7	$104,405,000	14.6%	6.6880%	120	360	1.37	x	10.3%	9.8%	57.3%	53.8%
12.1 - 16.0	8	224,350,000	31.4	6.6790	119	360	1.75		13.2	12.4	57.4	55.2
16.1 - 20.0	4	202,000,000	28.3	5.9880	107	0	2.74		17.1	16.6	40.8	40.8
20.1 - 168.1	11	183,205,139	25.7	6.0620	119	359	3.87		27.1	25.7	30.1	27.9
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.6 - 12.0	8	$135,605,000	19.0%	6.7810%	120	360	1.38	x	10.7%	10.2%	57.1%	52.8%
12.1 - 16.0	7	193,150,000	27.1	6.6130	119	360	1.80		13.3	12.5	57.5	56.1
16.1 - 20.0	5	261,952,149	36.7	6.0240	110	359	2.73		18.1	17.3	41.7	40.2
20.1 - 165.5	10	123,252,990	17.3	6.0220	120	359	4.45		29.9	28.6	23.0	22.8
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
4.6 - 20.0	8	$64,852,990	9.1%	6.1830%	120	359	5.20	x	35.8%	35.1%	11.9%	11.6%
20.1 - 30.0	1	20,400,000	2.9	6.3900	119	0	3.33		22.0	21.6	28.1	28.1
30.1 - 40.0	3	125,000,000	17.5	5.8650	100	0	3.00		18.8	17.7	36.4	36.4
40.1 - 50.0	5	244,952,149	34.3	6.0690	119	359	2.50		16.9	16.1	45.9	44.3
50.1 - 60.0	8	158,555,000	22.2	6.9050	120	360	1.50		12.2	11.5	58.0	54.2
60.1 - 64.9	5	100,200,000	14.0	6.6970	119	360	1.67		12.4	11.7	62.8	60.3
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
4.0 - 20.0	8	$64,852,990	9.1%	6.1830%	120	359	5.20	x	35.8%	35.1%	11.9%	11.6%
20.1 - 30.0	1	20,400,000	2.9	6.3900	119	0	3.33		22.0	21.6	28.1	28.1
30.1 - 40.0	4	184,952,149	25.9	5.9560	106	359	2.90		19.6	18.4	39.1	37.0
40.1 - 50.0	7	238,255,000	33.4	6.2600	119	360	2.20		14.6	14.0	48.6	47.0
50.1 - 60.0	7	136,900,000	19.2	6.8340	119	360	1.53		12.4	11.6	59.1	55.6
60.1 - 64.9	3	68,600,000	9.6	6.6610	118	0	1.80		12.7	12.2	63.9	63.9
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

A-2-3

WFCM 2024-C63

Annex A-2: Mortgage Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
5.5500 - 5.7500	2	$93,000,000	13.0%	5.6190%	119	0	3.26	x	20.1%	18.6%	42.3%	42.3%
5.7501 - 6.0000	2	111,000,000	15.5	5.8810	98	0	2.46		15.0	14.7	40.0	40.0
6.0001 - 6.2500	3	112,944,397	15.8	6.1110	119	359	3.64		26.1	24.9	29.5	25.9
6.2501 - 6.5000	4	95,998,553	13.4	6.3290	119	359	2.71		18.3	17.5	43.8	43.8
6.5001 - 6.7500	10	145,782,189	20.4	6.6400	119	360	2.08		15.0	14.5	53.3	51.9
6.7501 - 7.0000	7	111,285,000	15.6	6.8670	119	360	1.63		13.2	12.3	58.2	54.7
7.0001 - 7.1000	2	43,950,000	6.2	7.0940	120	360	1.48		12.5	11.9	56.2	50.0
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
84	1	$65,000,000	9.1%	5.8330%	83	0	2.73	x	16.2%	16.2%	34.5%	34.5%
120	29	648,960,139	90.9	6.3760	119	360	2.50		17.6	16.7	46.8	44.9
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
83	1	$65,000,000	9.1%	5.8330%	83	0	2.73	x	16.2%	16.2%	34.5%	34.5%
118 - 120	29	648,960,139	90.9	6.3760	119	360	2.50		17.6	16.7	46.8	44.9
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	18	$488,480,000	68.4%	6.1680%	114	0	2.63	x	16.9%	16.3%	43.0%	43.0%
360	12	225,480,139	31.6	6.6710	119	360	2.27		18.5	17.3	51.6	45.9
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	18	$488,480,000	68.4%	6.1680%	114	0	2.63	x	16.9%	16.3%	43.0%	43.0%
359 - 360	12	225,480,139	31.6	6.6710	119	360	2.27		18.5	17.3	51.6	45.9
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-4

WFCM 2024-C63

Annex A-2: Mortgage Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	18	$488,480,000	68.4%	6.1680%	114	0	2.63	x	16.9%	16.3%	43.0%	43.0%
Amortizing Balloon	10	159,730,139	22.4	6.5790	120	360	2.57		20.6	19.4	48.5	42.0
Interest Only, Amortizing Balloon	2	65,750,000	9.2	6.8940	119	360	1.56		13.5	12.4	58.9	55.5
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	25	$570,927,207	80.0%	6.3110%	115	360	2.54	x	17.7%	16.8%	43.6%	41.8%
Recapitalization	3	71,832,932	10.1	5.9070	119	359	3.21		20.7	20.0	46.8	46.8
Acquisition	2	71,200,000	10.0	6.8730	119	360	1.66		12.4	12.1	61.3	58.2
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard / Springing Place Cash Management	14	$539,352,149	75.5%	6.2699%	115	360	2.29	x	15.8%	14.9%	49.2%	47.4%
None	9	85,252,990	11.9	6.2320	119	359	4.75		32.5	31.8	15.8	15.6
Springing	6	67,355,000	9.4	6.8440	119	360	1.53		12.0	11.4	58.2	54.2
Hard / In Place Cash Management	1	22,000,000	3.1	6.5020	118	0	2.46		17.0	16.2	37.2	37.2
Total/Weighted Average:	30	$713,960,139	100.0%	6.3270%	116	360	2.52	x	17.4%	16.6%	45.7%	43.9%

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing

	Number of			Number of			Number of
	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance ($)
Tax Escrow	20	$412,234,959	57.7%	20	$412,234,959	57.7%	10	$301,725,180	42.3%
Insurance Escrow	5	$105,950,000	14.8%	5	$105,950,000	14.8%	25	$608,010,139	85.2%
Replacement Reserve	3	$58,750,000	8.2%	16	$380,707,149	53.3%	4	$183,000,000	25.6%
TI/LC Reserve(1)	8	$150,800,000	36.2%	7	$206,800,000	49.6%	6	$210,000,000	50.4%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans  secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-5

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

A-3-1

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

Bridge Point Rancho Cucamonga
12430 4th Street and 12415 6th Street
Rancho Cucamonga, CA 91730
SAN GABRIEL MOUNTAINS
SAN BERNARDINO NATIONAL FOREST
Rancho Cucamonga
Upland
Ontario
Fontana
Kaiser
Jurupa Valley
Rubidoux
Eastvale
SAN BERNARDINO COUNTY
RIVERSIDE COUNTY
Foothill Fwy
Ontario Fwy
San Bernardino Fwy
Pomona Fwy
METROLINK
Los Angeles 35 miles
Riverside 5 miles
Chaffey College
Banyan St
21st St
Victoria Park Ln
Baseline Rd
16th St
W. Baseline St
Lytle Creek Rd
Duncan Cyn Rd
Citrus Ave
Sierra Ave
Sierra Lakes GC
Highland Village
East Ave
Red Hill Country Club
Terra Vista Town Center
Victoria Gardens
Citrus Shopping Center
Historic Us Hwy 66
Foothill Blvd
San Antonio Regional Hospital
Euclid Ave
Arrow Hwy
Vineyard Ave
Archibald Ave
Hermosa Ave
Haven Ave
Masi Plaza
Foothill Marketplace
Etiwanda Ave
UPLAND
8th St
RANCHO CUCAMONGA
FONTANA
Merrill Ave
Auto Club Speedway
Fontana Ave
Vineyard Plaza
4th St
The Collection Shopping Center
Toyota Arena
Ontario Mills
Ontario Gateway Ctr.
The Home Depot Distribution Center
San Bernardino Ave
Kaiser Permanente Fontana Medical Center
Valley Blvd
Ontario Museum of History & Art
Kindred Hospital Ontario
G St
Holt Blvd
Ontario Convention Center
Airport Dr
Slover Ave
Palm Court at Empire Center
ONTARIO
Mission Blvd
Ontario International Airport
Jurupa St
Jurupa Ave
Sierra Crossroads Shopping Ctr.
Bon View Ave
EAST ONTARIO
Country Village Rd
Southridge Plaza
Jurupa Hills Regional Park
Philadelphia St
Ontario Amazon
Whispering Lakes Golf Course
Riverside Dr
Oak Quarry Golf Club
Chino Ave
Glen Avon Market Shopping Ctr.
Jurupa Rd
Grove Ave
Edison Ave
Hamner Ave
Bellegrave Ave
Pedley Rd
Indian Hills Golf Club
Planes of Fame Air Museum
Eastvale Gateway
Vernola Marketplace
Limonite Ave
Bain St
JURUPA VALLEY PEDLEY
Jurupa Valley Spectrum
Jurupa Hills CC
Chino Airport
Kimball Ave
Holmes Ave
Santa Ana River Regional Park
Palmdale
Victorville
Apple Valley
Hesperia
Glendale
Pasadena
Glendora
Upland
Rancho Cucamonga
Rialto
SAN BERNARDINO
Fontana
Redlands
LOS ANGELES
Pomona
Ontario
Colton
Yucaipa
RIVERSIDE
Chino Hills
Whittier
Downey
Fullerton
Corona
Moreno Valley
ANAHEIM
Perris
Hemet
LONG BEACH
Orange
SANTA ANA
Huntington Beach
Irvine
Costa Mesa
Menifee
Newport Beach
Murrieta
Mission Viejo
Pacific Ocean
Laguna Beach
Temecula
San Clemente

A-3-2

No. 1 – Bridge Point Rancho Cucamonga
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Industrial –
					Warehouse/Distribution
	Original Principal Balance(1):	$65,000,000		Location:	Rancho Cucamonga, CA
	Cut-off Date Balance(1):	$65,000,000		Size:	2,168,119 SF
	% of Initial Pool Balance:	9.1%		Cut-off Date Balance Per SF(4):	$123.43
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(4):	$123.43
	Borrower Sponsor:	BDP Realty Holdings, L.P.		Year Built/Renovated:	2024 / NAP
	Guarantor:	NAP		Title Vesting:	Fee
	Mortgage Rate:	5.8331%		Property Manager:	BDP Services, LLC
	Note Date:	June 28, 2024		Current Occupancy (As of):	100.0% (6/24/2024)
	Seasoning:	1 month		YE 2023 Occupancy(5):	NAV
	Maturity Date:	July 11, 2031		YE 2022 Occupancy(5):	NAV
	IO Period:	84 months		YE 2021 Occupancy(5):	NAV
	Loan Term (Original):	84 months		As-Is Appraised Value:	$775,900,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$357.87
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	May 6, 2024
	Call Protection(2):	L(25),D(52),O(7)
	Lockbox Type:	Hard / Springing		Underwriting and Financial Information
	Additional Debt:	Yes		TTM NOI(5):	NAV
	Additional Debt Type (Balance):	Pari Passu / Subordinate Debt		YE 2023 NOI(5):	NAV
		($202,610,000 / $162,390,000)		YE 2022 NOI(5):	NAV
				YE 2021 NOI(5):	NAV
				U/W Revenues:	$51,204,198
				U/W Expenses:	$7,913,376
Escrows and Reserves(3)				U/W NOI:	$43,290,822
	Initial	Monthly	Cap	U/W NCF:	$43,269,141
Taxes:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(4):	2.74x/2.73x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(4):	16.2%/16.2%
Existing TI/LC:	$380,631	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(4):	16.2%/16.2%
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(4):	34.5%
				LTV Ratio at Maturity(4):	34.5%

Sources and Uses
Sources			Uses
Senior Loan(1)	$267,610,000	62.2%	Loan Payoff	$310,430,271	72.2%
Subordinate Companion Loan(1)	162,390,000	37.8	Return of Equity	113,710,228	26.4
			Closing Costs	5,478,870	1.3
			Upfront Reserves	380,631	0.1
Total Sources	$430,000,000	100.0%	Total Uses	$430,000,000	100.0%
(1)	The Bridge Point Rancho Cucamonga Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu senior promissory notes and one subordinate companion loan in the aggregate original principal balance of $430,000,000 (the “Bridge Point Rancho Cucamonga Whole Loan”). For additional information, see the “Whole Loan Summary” chart below.
(2)	Defeasance of the Bridge Point Rancho Cucamonga Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 11, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the WFCM 2024-C63 transaction in August 2024. The actual defeasance lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows” below.
(4)	The Bridge Point Rancho Cucamonga Senior Loan (as defined below) is part of the Bridge Point Rancho Cucamonga Whole Loan with an original aggregate principal balance of $430,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF and U/W Debt Yield at Maturity based on NOI/NCF figures presented above are based on the Bridge Point Rancho Cucamonga Senior Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF and U/W Debt Yield at Maturity based on NOI/NCF figures based upon the Bridge Point Rancho Cucamonga Whole Loan are $198.33, $198.33, 55.4%, 55.4%, 1.61x / 1.61x and 10.1% / 10.1%, respectively.
(5)	Historical financial information is not available because the Bridge Point Rancho Cucamonga Property (as defined below) was built in 2024.

The Mortgage Loan. The largest mortgage loan (the “Bridge Point Rancho Cucamonga Mortgage Loan”) is part of a whole loan (the “Bridge Point Rancho Cucamonga Whole Loan”) that is evidenced by eight pari passu senior promissory notes in the aggregate original principal balance of $267,610,000 (collectively, the “Bridge Point Rancho Cucamonga Senior Loan”), and one subordinate companion loan in the original principal balance of $162,390,000 (the “Bridge Point Rancho Cucamonga Subordinate Companion Loan”). The Bridge Point Rancho Cucamonga Whole Loan was originated on June 28, 2024, by Wells Fargo Bank, National Association (“WFB”). The

A-3-3

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

Bridge Point Rancho Cucamonga Whole Loan is secured by the borrower’s fee interest in two industrial warehouse/distribution facilities in Rancho Cucamonga, California totaling 2,168,119 square feet (the “Bridge Point Rancho Cucamonga Property”). The non-controlling Note A-2-1 with a balance of $65,000,000, will be included in the WFCM 2024-C63 securitization trust. The Bridge Point Rancho Cucamonga Whole Loan will be serviced pursuant to the trust and servicing agreement for the WFCM 2024-BPRC securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$1,000,000	$1,000,000	WFCM 2024-BPRC	No
A-2-1	65,000,000	65,000,000	WFCM 2024-C63	No
A-2-2(1)	10,000,000	10,000,000	Wells Fargo Bank, National Association	No
A-3	50,000,000	50,000,000	BBCMS 2024-C28(2)	No
A-4(1)	50,000,000	50,000,000	Wells Fargo Bank, National Association	No
A-5(1)	40,000,000	40,000,000	Wells Fargo Bank, National Association	No
A-6	30,000,000	30,000,000	BBCMS 2024-C28(2)	No
A-7(1)	21,610,000	21,610,000	Wells Fargo Bank, National Association	No
Total Senior Notes	$267,610,000	$267,610,000
B-1	162,390,000	162,390,000	WFCM 2024-BPRC	Yes
Total Whole Loan	$430,000,000	$430,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).
(2)	The BBCMS 2024-C28 securitization is expected to close on or about August 29, 2024.

The Borrower and Borrower Sponsor. The borrowing entity for the Bridge Point Rancho Cucamonga Whole Loan is Bridge Point Rancho Cucamonga, a Delaware limited liability company, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bridge Point Rancho Cucamonga Whole Loan. The Bridge Point Rancho Cucamonga Whole Loan documents provide that only the single purpose borrower is liable for the enumerated losses carve-out and springing recourse events (there is no separate carve-out guarantor).

The borrower sponsor is BDP Realty Holdings, L.P., a Delaware limited partnership, which is the owner of affiliates of Bridge Industrial, Teacher Retirement System of Texas and Banner Oak Capital Partners.

Bridge Industrial (“Bridge”) is a privately owned, vertically integrated real estate operating company and investment manager firm founded in 2000. Bridge’s strategic focus is on the development of Class A industrial properties for long-term ownership and cash flow, as well as on acquiring existing infill industrial properties to create value through leasing, redevelopment, and capital improvements. Bridge focuses on supply-constrained core infill industrial markets in the U.S. and U.K. Since inception, Bridge has successfully acquired and developed approximately 74 million square feet of industrial buildings/projects valued at approximately $15.8 billion. In California, Bridge has collectively developed more than 9.5 million square feet since 2015.

Teacher Retirement System of Texas (“TRS”) is a public pension plan of the State of Texas. Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges, and universities supported by the State of Texas and manages a $186.6 billion trust fund, as of August 31, 2023, established to finance member benefits. Two million public education and higher education employees and retirees participate in the system. TRS is the largest public retirement system in Texas in both membership and assets.

Banner Oak Capital Partners (“BOCP”) is a real estate investment manager focused on creating value through long-term relationships with skilled and experienced operating partners. BOCP partners with early to mid-stage real estate companies to facilitate the formation or growth of the platform through growth capital for operations, GP co-investment and LP co-investment capital for real assets. BOCP targets experienced entrepreneurial investment teams with a clear strategy who are focused on a specific property type in targeted markets. BOCP has a strong track-record of supporting the growth of its partner's platforms having invested over $1 billion of equity to capitalize investment opportunities alongside its partners.

The Property. The Bridge Point Rancho Cucamonga Property is a recently constructed Class A industrial warehouse/distribution facility containing 2,168,119 square feet of space located in Rancho Cucamonga, San Bernardino County, California. Situated on 85.04 acres, the Bridge Point Rancho Cucamonga Property features two single-story buildings constructed in 2024 with 754 parking spaces (resulting in a ratio of approximately 0.35 spaces per 1,000 square feet of net rentable area). The Bridge Point Rancho Cucamonga Property has two NNN leases to Chedraui USA and CEVA Logistics, each with 4.0% annual contractual rent increases and lease expirations in January 2044 and April 2034, respectively.

Building 1 consists of 1,422,524 square feet and is 100.0% leased to Chedraui USA. The building has 40’ clear heights, 18,783 square feet (1.3%) of office build-out, 184 dock high doors and 480 parking spaces with an overall ratio of 0.34 spaces per 1,000 square feet. Chedraui USA has substantially built out its space, inclusive of approximately 544,000 square feet of cold storage comprising 38% of the net rentable area.

Building 2 consists of 745,595 square feet and is 100.0% leased to CEVA Logistics. Building 2 has 40’ clear heights, 17,110 square feet (2.3%) of office build-out, 91 dock high doors and 274 parking spaces with an overall ratio of 0.37 spaces per 1,000 square feet.

A-3-4

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

The Bridge Point Rancho Cucamonga Property opened in 2024. Redevelopment was approved subject to the terms of a development agreement with the City of Rancho Cucamonga, CA that, among other things, required the Bridge Point Rancho Cucamonga Property to be operated as a “non-sort” (or primarily automation-reliant) fulfillment center.

Major Tenants. Chedraui USA (1,422,524 square feet; 65.6% of NRA; 63.7% of underwritten base rent): Chedraui USA is a subsidiary of Grupo Comercial Chedraui, a publicly traded company and one of Mexico’s leading retail operators. Chedraui USA is a grocery retailer with 378 stores across California, Arizona, Nevada, New Mexico and Texas. Chedraui USA banners include El Super, Fiesta Mart and Smart & Final. Chedraui USA employs more than 24,000 associates and support their stores through seven distribution centers. As of Q4 2023, nearly 60% of consolidated revenues for Grupo Comercial Chedraui come from United States operations, with the remainder from operations in Mexico. Chedraui USA executed a 20-year lease at the Bridge Point Rancho Cucamonga Property in February 2024 with an expiration date of January 31, 2044. The lease is structured as triple net with a current base rent of $17.52 per square foot and 4.0% annual rent increases. Chedraui USA has two, five-year renewal options remaining and no termination options.

CEVA Logistics (745,595 square feet; 34.4% of NRA; 36.3% of underwritten base rent): CEVA Logistics is a global logistics and supply chain company headquartered in Marseille, France. With operations spanning across more than 170 countries, CEVA Logistics provides end-to-end logistics services to industries such as automotive, consumer and retail, healthcare and e-commerce. The company reported revenue of $74.5 billion in 2022. CEVA Logistics is ultimately fully-owned by CMA CGM, a global shipping group that is one of the largest shipping/freight providers in the world. CMA CGM acquired CEVA Logistics in 2019. CEVA Logistics executed a 10.3-year lease at the Bridge Point Rancho Cucamonga Property in January 2024 with an expiration date of April 30, 2034. The lease is structured as triple net with a current base rent of $19.08 per square foot and 4.0% annual rent increases. CEVA Logistics has two, five-year renewal options remaining and a one-time termination option on April 30, 2029 with a 12-15 month notice period. If such option is exercised, CEVA Logistics is subject to a termination fee equal to the sum of 12 months of base rent, 12 months of estimated operating expenses, certain restoration costs and unamortized costs related to TI/LC and free rent, all of which would be collected by the lender.

The following table presents certain information relating to the tenancy at the Bridge Point Rancho Cucamonga Property:

Major Tenants(1)

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Chedraui USA	NR/NR/NR	1,422,524	65.6%	$18.22	$25,919,520	63.7%	1/31/2044	2, 5-year	N
CEVA Logistics(2)	NR/NR/NR	745,595	34.4%	$19.84	$14,794,992	36.3%	4/30/2034	2, 5-year	Y
Occupied Collateral Total		2,168,119	100.0%	$18.78	$40,714,512	100.0%

Vacant Space		0	0.0%

Collateral Total		2,168,119	100.0%

(1)	Based on the underwritten rent roll dated June 24, 2024 inclusive of rent steps through June 2025.
(2)	CEVA Logistics has a one-time termination option on April 30, 2029 with a 12-15 month notice period. If such option is exercised, the tenant will be subject to a termination fee equal to the sum of 12 months of base rent, 12 months of operating expenses, certain restoration costs and unamortized costs related to TI/LC and free rent, all of which would be collected by the lender.

A-3-5

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

The following table presents certain information relating to the lease rollover schedule at the Bridge Point Rancho Cucamonga Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2034	1	745,595	34.4%	745,595	34.4%	$14,794,992	36.3%	$19.84
Thereafter	1	1,422,524	65.6%	2,168,119	100.0%	$25,919,520	63.7%	$18.22
Vacant	0	0	0.0%	2,168,119	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	2,168,119	100.0%			$40,714,512	100.0%	$18.78
(1)	Based on the underwritten rent roll dated June 24, 2024 inclusive of rent steps through June 2025.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The following table presents historical occupancy percentages at the Bridge Point Rancho Cucamonga Property:

Historical Occupancy

12/31/2021(1)	12/31/2022(1)	12/31/2023(1)	6/24/2024(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancy is not available as the borrower sponsor constructed the Bridge Point Rancho Cucamonga Property in 2024.
(2)	Current Occupancy is based on the underwritten rent roll dated June 24, 2024.

A-3-6

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Bridge Point Rancho Cucamonga Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Rents in Place	$39,148,573	76.5%	$18.06
Rent Steps(3)	1,565,939	3.1	0.72
Rent Average Benefit(4)	2,576,310	5.0	1.19
Gross Potential Rent	$43,290,822	84.5%	$19.97
Total Reimbursements	7,913,376	15.5	3.65
Other Income	0	0.0	0.00
Net Rental Income	$51,204,198	100.0%	$23.62
(Vacancy & Credit Loss)	0	0.0	0
Effective Gross Income	$51,204,198	100.0%	$23.62

Total Operating Expenses(5)	$7,913,376	15.5%	$3.65

Net Operating Income	$43,290,822	84.5%	$19.97
Replacement Reserves	21,681	0.0	0.01
Net Cash Flow	$43,269,141	84.5%	$19.96

NOI DSCR Senior/Whole Loan	2.74x/1.61x
NCF DSCR Senior/Whole Loan	2.73x/1.61x
NOI Debt Yield Senior/Whole Loan	16.2%/10.1%
NCF Debt Yield Senior/Whole Loan	16.2%/10.1%
(1)	Historical cash flow is not available as the borrower sponsor constructed the Bridge Point Rancho Cucamonga Property in 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rent steps were taken through June 2025.
(4)	Straight-line average rent credit was taken for Chedraui USA through the loan term as the parent (Grupo Comercial Chedraui) has a Fitch long term credit rating in Mexico of AA+.
(5)	In connection with the obtaining the approvals required for redevelopment of the Bridge Point Rancho Cucamonga Property, the borrower entered into a development agreement with the City of Rancho Cucamonga, CA that, among other things, requires payment of various impact-related fees, as follows: (i) $1,500,000 in total on April 3, 2027, and (ii) $3,500,000 in total on April 3, 2029. These fees are contractual in nature, and, unlike property taxes, would not have lien priority over a prior recorded mortgage for any unpaid amounts. These fees were excluded from loan underwriting.

Appraisal. The appraiser concluded to an “As-is” value for the Bridge Point Rancho Cucamonga Property of $775,900,000 as of May 6, 2024.

Environmental Matters. The Phase I environmental site assessments dated May 28, 2024, there was no evidence of any recognized environmental conditions at the Bridge Point Rancho Cucamonga Property.

Market Overview and Competition. The Bridge Point Rancho Cucamonga Property is located within Rancho Cucamonga in San Bernardino County, California and forms part of the Riverside-San Bernardino-Ontario metro area (the “Riverside MSA”). Major employers in the Riverside MSA include Stater Brothers Markets, Arrowhead Regional Medical Center, U.S. Marine Corps. Air Ground Combat Center, Fort Irwin and Walmart Inc. San Bernardino County is part of the Riverside MSA, in a region known as the Inland Empire. The Inland Empire stands as a critical logistics and industrial hub in the region. Its proximity to the major ports of Los Angeles and Long Beach, coupled with extensive transportation infrastructure, including freeways, rail systems and airports, makes it a strategic base for warehousing and distribution operations.

The Bridge Point Rancho Cucamonga Property has local and regional access as it is one-half mile east of the 15 Freeway. The Bridge Point Rancho Cucamonga Property is also less than one mile north of the 10 Freeway. According to appraisal report, the estimated 2023 population within a one and one half, three- and five-mile radius of the Bridge Point Rancho Cucamonga Property was 4,118, 66,757 and 274,707, respectively. Additionally, for the same period, the average household income within the same radii was $88,946, $117,383 and $116,639, respectively.

According to the appraisal, the Bridge Point Rancho Cucamonga Property is located in the Inland Empire Industrial market within the Airport Area industrial submarket. According to the appraisal, the Airport Area industrial submarket has an inventory of approximately 242.1 million square feet and a vacancy rate of 6.6% as of the first quarter of 2024. The overall rental rate in the submarket for

A-3-7

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

industrial space is $16.78 per square foot. The appraiser concluded a market rent of $17.52 and $19.08 per square foot for warehouse space at the Bridge Point Rancho Cucamonga Property.

The following table presents certain information relating to comparable industrial leases related to the Bridge Point Rancho Cucamonga Property (Market Rent for Building 1):

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Clear Height	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF
Bridge Point Rancho Cucamonga Rancho Cucamonga, CA	2024/NAP	2,168,119(2)	100.0%(2)	Chedraui USA	40'	1,422,524(2)	Feb-24(2)	20.0 Yrs. (2)	$17.52(2)
Sierra Business Park Fontana, CA	2006/NAP	1,101,840	100.0%	Francisco Street, LP	32'	1,101,840	Jan-23	2.0 Yrs.	$16.56
Link - Space Center Jurupa Valley, CA	2023/NAP	1,379,287	100.0%	Constellation Brands	40'	1,379,287	Dec-23	10.1 Yrs.	$16.44
Agua Mansa Commerce Park Jurupa Valley, CA	2023/NAP	1,025,132	100.0%	Amazon	40'	1,025,132	Mar-24	10.0 Yrs.	$16.20
Citrus Commerce Center Fontana, CA	2017/NAP	1,003,592	100.0%	YQK/Elogistek/eFullfill Inc	36'	1,003,592	Feb-24	7.3 Yrs.	$15.84
4121 Coyote Canyon Fontana, CA	2024/NAP	1,171,788	100.0%	Amazon	40'	1,171,788	May-24	10.0 Yrs.	$15.60
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 24, 2024.

The following table presents certain information relating to comparable industrial leases related to the Bridge Point Rancho Cucamonga Property (Market Rent for Building 2):

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Clear Height	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF
Bridge Point Rancho Cucamonga Rancho Cucamonga, CA	2024/NAP	2,168,119(2)	100.0%(2)	CEVA Logistics	40'	745,595(2)	Jan-24(2)	10.3 Yrs. (2)	$19.08(2)
AMB Galleano Distribution Center Jurupa Valley, CA	2007/NAP	645,311	100.0%	Maersk Warehousing & Distribution Services USA LLC	32'	645,311	Jun-23	5.0 Yrs.	$19.80
17335 Glen Helen Parkway San Bernardino, CA	2012/NAP	604,029	100.0%	Hautelook	32'	604,029	Jan-23	5.0 Yrs.	$17.88
Empire Gateway Chino, CA	2014/NAP	779,052	100.0%	SharkNinja	32'	779,052	Jan-24	7.4 Yrs.	$17.40
Prologis Moreno Valley Logistics Center Moreno Valley, CA	2017/NAP	601,810	100.0%	Harbor Freight Tools	36'	601,810	Sep-23	5.0 Yrs.	$16.20
Nandina Distribution Center Moreno Valley, CA	2018/NAP	739,903	100.0%	DMSI	36'	739,903	Nov-23	5.0 Yrs.	$14.16
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 24, 2024.

A-3-8

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

The table below presents certain information relating to comparable sales, which pertain to all of the Bridge Point Rancho Cucamonga Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Year Built/ Renovated	Occupancy	Sale Date	Sale Price	Sale Price (PSF)	Cap Rate
Bridge Point Rancho Cucamonga	Rancho Cucamonga, CA	2,168,119(2)	2024 / NAP	100.0%(2)
Sierra Business Park	Fontana, CA	1,101,840	2006 / NAP	100.0%	Jan-23	$365,000,000	$331.26	5.00%
QVC Fulfillment Center	Ontario, CA	1,061,735	2016 / NAP	100.0%	Jun-22	$334,000,000	$314.58	N/A
3100 Milliken Avenue	Eastvale, CA	760,829	2001 / 2021	100.0%	Nov-22	$220,000,000	$289.16	N/A
SRG Perris Logistics Center	Perris, CA	579,708	2014 / NAP	100.0%	Aug-22	$158,000,000	$272.55	2.24%
400 East Ellis Avenue	Perris, CA	799,522	2024 / NAP	100.0%	Dec-23	$183,866,500	$229.97	5.10%
Beaumont Logistics Center	Beaumont, CA	600,000	2013 / NAP	100.0%	May-22	$131,000,000	$218.33	3.85%
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 24, 2024.

Escrows.

Real Estate Taxes – On a monthly basis, during a Cash Trap Event Period (as defined below), the borrower is required to escrow 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $345,782). If at any time during the continuance of a Cash Trap Event Period, the lender reasonably determines that the tax reserve funds will not be sufficient to pay the taxes, the lender will notify the borrower of such determination and the monthly deposits for taxes will be increased by the amount that the lender reasonably estimates is sufficient to make up the deficiency at least 10 days prior to the delinquency date for taxes.

Insurance – On a monthly basis, during a Cash Trap Event Period, the borrower is required to deposit into an insurance reserve, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $178,992). Monthly payments are only waived so long as no event of default has occurred and a blanket policy is in place.

Leasing Reserve – On a monthly basis, during a Cash Trap Event Period, the borrower is required to escrow $90,338 for tenant improvements and leasing commissions.

Existing TI/LC – At origination, the borrower deposited $380,631 into escrow for existing TI/LC.

Lockbox and Cash Management. The Bridge Point Rancho Cucamonga Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Trap Event Period. Revenues from the Bridge Point Rancho Cucamonga Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, as applicable, deposited within two business days of receipt. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Bridge Point Rancho Cucamonga Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Bridge Point Rancho Cucamonga Whole Loan, operating expenses and cash management bank fees) will be applied as follows, so long as no event of default has occurred and is continuing, (i) first, for the tax escrow deposit, (ii) second, for the insurance escrow deposit, (iii) third, for payment the monthly fees of the cash management bank, (iv) fourth, to pay the approved operating expenses and extraordinary expenses, (v) fifth, to pay the debt service, and any other amounts due under the Bridge Point Rancho Cucamonga Whole Loan documents, (vi) sixth, for the leasing reserve deposit, (vii) seventh, to pay any interest accruing at the default rate and late payment charges, and (viii) eighth, all amounts remaining in the cash management account after deposits for items (i) through (vii) above (“Excess Cash Flow”) are required to be deposited into the excess cash flow subaccount (the “Excess Cash Flow Subaccount”) to be disbursed to the lender and held as collateral in the excess cash flow reserve. To the extent no event of default has occurred and is continuing, upon the written request of the borrower, the lender must, or must cause the servicer to, disburse to the borrower, Excess Cash Flow from the Excess Cash Flow Subaccount no more than once per month, to the extent available, for the payment of (i) debt service, to the extent not paid in accordance with the Bridge Point Rancho Cucamonga Whole Loan documents, (ii) emergency repairs and/or life safety issues, including any capital expenditures related to the same, at the Bridge Point Rancho Cucamonga Property, (iii) required REIT distributions, not to exceed $250,000 in any calendar year, (iv) payment of shortfalls in the required deposits into the reserve funds, (v) payment of tenant improvement costs, tenant allowances, tenant relocation costs, tenant reimbursements, tenant inducement payments and leasing commission obligations or other expenditures required under leases, (vi) shortfalls in actual operating expenses that were not in the annual budget, but which have been reasonably approved by the lender and not paid in accordance with the operating expenses paid pursuant to the cash management agreement, and (vii) such other items as reasonably approved by the lender.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence of an event of default, (ii) the debt service coverage ratio (the “DSCR”) for one calendar quarter being less than 1.15x (IO) or (iii) the occurrence of a Material Tenant Trigger Event (as defined below), which such Cash Trap Event Period will expire with regard to any Cash Trap Event Period commenced in connection with (x) clause (i) above, upon the cure of such event of default, (y) clause (ii) above, upon the earlier to occur of (A)

A-3-9

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

the DSCR being equal to or greater than 1.15x (IO) for one calendar quarter or (B) the borrower has deposited cash collateral with the lender or delivered to the lender a letter of credit in an amount which, if, applied to reduce the principal balance of the Bridge Point Rancho Cucamonga Whole Loan, would result in a DSCR equal to or greater than 1.15x (IO), or (z) clause (iii) above, upon the occurrence of a Material Tenant Trigger Cure (as defined below).

A “Material Tenant Trigger Event” means the occurrence of (a) a monetary or material non-monetary default beyond any notice and cure period by either Chedraui USA or CEVA Logistics (each, a “Material Tenant”) under its respective lease that continues for more than 15 days, (b) any Material Tenant providing written notice of its intent to terminate its lease, (c) any Material Tenant has vacated or has ceased operating its business in all or substantially all of its respective space other than temporarily vacating or not operating due to any government mandates or due to damage, alterations or renovations, in accordance with its lease, or (d) the occurrence of certain bankruptcy actions related to any Material Tenant.

A “Material Tenant Trigger Cure” means with respect to the Material Tenant Trigger Event the earlier of (a)(i) clause (b) above, the Material Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed its lease in writing, (ii) clause (c) above, the Material Tenant is in actual, physical possession of all or substantially all of the space under its lease, actively using the premises for business purposes and is no longer “dark”, (iii) clause (d) above, the Material Tenant has assumed its lease in the bankruptcy proceeding and such assumption has been approved pursuant to a final, non-appealable order of the court, or (b)(i) the borrower has leased all or substantially all of the space to a replacement tenant among other conditions in accordance to the Bridge Point Rancho Cucamonga Whole Loan documents.

Property Management. The Bridge Point Rancho Cucamonga Property is managed by BDP Services, LLC, an affiliate of the borrower sponsor.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Bridge Point Rancho Cucamonga Property secures the Bridge Point Rancho Cucamonga Senior Loan, which has an aggregate Cut-off Date principal balance of $267,610,000 and the Bridge Point Rancho Cucamonga Subordinate Companion Loan, which has a Cut-off Date principal balance of $162,390,000. The Bridge Point Rancho Cucamonga Senior Loan and the Bridge Point Rancho Cucamonga Subordinate Companion Loan are coterminous. The Bridge Point Rancho Cucamonga Subordinate Companion Loan is componentized and accrues interest at the weighted average rate of the components. The Bridge Point Rancho Cucamonga Senior Loan is senior in right of payment to the Bridge Point Rancho Cucamonga Subordinate Companion Loan. The holders of the Bridge Point Rancho Cucamonga Senior Loan and the Bridge Point Rancho Cucamonga Subordinate Companion Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Bridge Point Rancho Cucamonga Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Bridge Point Rancho Cucamonga Pari Passu AB Whole Loan” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365 day extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-10

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

A-3-11

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

amc
SEALIFE
LEGOLAND
ROUND1
adidas
PLACE
Marshalls
Burlington
POLO
RALPH LAUREN
GAP
LOFT
SEPHORA
ROSS
backstage
OFF 5TH
H&M
Rainforest Cafe
OLD NAVY
ARMANI
Fieldhouse USA
Neiman Marcus
Anchor / Major
Junior Anchor
Non Anchor / In-line
Vacant

A-3-12

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

Grapevine Mills
3000 Grapevine Mills Parkway and
2501 Bass Pro Drive
Grapevine, TX 76051
Denton
Prosper
McKinney
Frisco
Allen
Lewisville
Flower Mound
Carrollton
PLANO
Coppell
Farmers Branch
Richardson
Garland
Grapevine
Keller
North Richland Hills
Bedford
Euless
Irving
DALLAS
Mesquite
FORT WORTH
ARLINGTON
Grand Prairie
Duncanville
DeSoto
Lancaster
Mansfield
Cedar Hill
Burleson
Midlothian
Alvarado
Waxahachie
Cleburne
College Pkwy
North Central Texas College - Flower Mound Campus
Garden Park
W. Main St
Orchard Village
OLD TOWN LEWISVILLE
Old Town Station
Medical City Lewisville
Fox Ave
Lewisville
Bellaire Blvd
Amazon Distribution Center
Flower Mound
DENTON COUNTY
Millennium Shopping Center
Flower Mound Rd
Round Grove Shopping Ctr.
The Pines of Flower Mound
W. Round Grove Rd
Vista Ridge Plaza
Music City Mall
Lakeside Pkwy
Mazda Training Center
Long Prairie Rd
Kubota Tractor Corp.
Sam Rayburn Tollway
Magnolia Village
Andy Brown Park
Walnut Grove Park
Grapevine Lake
Grapevine Golf Course
Meadowmere Park
W. Sandy Lake Rd
Dove Rd
Southlake
Coppell Nature Park
DALLAS COUNTY
Oak Grove Park
E. Highland St
E. Dove Rd
W. Bethel Rd
Coppell
Silver Lake Park
Northwest Pkwy
Grapevine
Southlake Town Square
Park Place
Botanical Gardens-Heritage Park
DOWNTOWN GRAPEVINE
Boeing Distribution Services Inc.
North Lake
Valley Ranch
LBJ Frwy
Park Village
Shops of Southlake
Southlake Corners
Gateway Plaza
DFW NORTH
Baylor Scott & White Medical Ctr. - Grapevine
GRAPEVINE MAIN STREET
North Lake Park
Continental Blvd
Grapevine Towne Center
PS Business Parks
MacArthur Marketplace
Timarron Country Club
TEXRail
Mustang-Panther Stadium
Mustang Dr
W. Royal Ln
John Carpenter Frwy
DART ORANGE LINE
MacArthur Park
John McCain Rd
Timberline Dr
Hackberry Creek Country Club
Parr Park
DFW
Microsoft
TARRANT COUNTY
GameStop Corp. HQ
Las Colinas Corporate Center
Hall-Johnson Rd
Town Center Colleyville
Dallas - Fort Worth Intl. Airport
National Scouting Museum
Colleyville
BELT LINE
W. Glade Rd
Shops at Vineyard Village
Glade Parks
Melrose Park
NORTH LAKE COLLEGE
International Pkwy
W. Airfield Dr
Valley View Ln
North Lake College
Tara Village Shopping Center
Mid Cities Blvd
W. Walnut Hill Ln
Cheek-Sparger Rd
Bob Eden Park
Pres. G. Bush Tpke
Cottonwood Golf Course
Bear Creek Golf Club
DFW Car Rental Center
Northgate Dr
Bedford
Irving
Harwood Rd
Euless
Irving Arts Center
Bedford Rd

A-3-13

No. 2 – Grapevine Mills
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Super Regional Mall
	Original Principal Balance(1):	$60,000,000		Location:	Grapevine, TX
	Cut-off Date Balance(1):	$60,000,000		Size(7):	1,628,140 SF
	% of Initial Pool Balance:	8.4%		Cut-off Date Balance Per SF(1)(7):	$153.55
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1)(7):	$153.55
	Borrower Sponsor(2):	Simon Property Group, L.P.		Year Built/Renovated:	1997/2015
	Guarantor:	Simon Property Group, L.P.		Title Vesting:	Fee
	Mortgage Rate:	6.2640%		Property Manager:	Simon Management Associates II, LLC (borrower related)
	Note Date:	June 17, 2024		Current Occupancy (As of)(8):	96.2% (5/9/2024)
	Seasoning:	1 month		YE 2023 Occupancy(8):	97.4%
	Maturity Date:	July 1, 2034		YE 2022 Occupancy(8):	95.0%
	IO Period:	120 months		YE 2021 Occupancy:	94.1%
	Loan Term (Original):	120 months		YE 2020 Occupancy:	93.1%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$548,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(7):	$336.58
	Call Protection(3):	L(25),D(88),O(7)		As-Is Appraisal Valuation Date:	May 13, 2024
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(1)
	Additional Debt(1)(4):	Yes		TTM NOI (3/31/2024):	$43,737,436
	Additional Debt Type (Balance)(1)(4)(5):	Pari Passu ($190,000,000)		YE 2023 NOI:	$41,069,241
				YE 2022 NOI:	$40,644,772
				YE 2021 NOI:	$38,542,814
Escrows and Reserves(6)				U/W Revenues:	$58,524,018
	Initial	Monthly	Cap	U/W Expenses:	$13,633,655
Taxes:	$0	Springing	NAP	U/W NOI:	$44,890,363
Insurance:	$0	Springing	NAP	U/W NCF:	$42,552,379
Replacement Reserve:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.83x / 2.68x
TI/LC Reserve:	$0	$241,846	$5,804,300	U/W Debt Yield based on NOI/NCF(1):	18.0% /17.0%
				U/W Debt Yield at Maturity based on NOI/NCF(1):	18.0% /17.0%
				Cut-off Date LTV Ratio(1):	45.6%
				LTV Ratio at Maturity(1):	45.6%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$250,000,000	92.2%	Loan Payoff	$268,857,947	99.1%
Borrower Sponsor Equity	21,252,453	7.8	Closing costs	2,394,506	0.9

Total Sources	$271,252,453	100.0%	Total Uses	$271,252,453	100.0%
(1)	The Grapevine Mills Mortgage Loan (as defined below) is part of a whole loan evidenced by 12 pari passu promissory notes with an aggregate original principal balance of $250,000,000 (the “Grapevine Mills Whole Loan”). The financial information presented in the chart above is based on the Grapevine Mills Whole Loan.
(2)	The borrower sponsor is also a borrower sponsor for the St. Johns Town Center Mortgage Loan in the WFCM 2024-C63 Trust.
(3)	Prepayment of the Grapevine Mills Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Grapevine Mills Whole Loan to be securitized (“REMIC Prohibition Period”), and (b) July 1, 2027 (“Permitted Prepayment Date”). If the Permitted Prepayment Date has occurred but the REMIC Prohibition Period has not occurred, (a) the borrower must prepay with yield maintenance, and (b) and provided no event of default exists, the Grapevine Mills Whole Loan may be prepaid in whole (but not in part) prior to the REMIC Prohibition Period with yield maintenance. Any portion of the Grapevine Mills Whole Loan that has been securitized, as of such prepayment date, for a period of more than two years from the “startup day” within the meaning of Section 860G(a)(9) of the Internal Revenue Code for the REMIC Trust which holds such securitized portion of the Grapevine Mills Whole Loan must be contemporaneously defeased.
(4)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(5)	The Grapevine Mills Whole Loan documents permit the borrower to enter into a property-assessed clean energy (“PACE”) loan for an amount not to exceed $5,000,000, subject to the related mortgagee’s approval and delivery of a rating agency confirmation.
(6)	See “Escrows” below for further discussion of reserve requirements.
(7)	The Grapevine Mills Property (as defined below) includes 1,451,077 square feet of borrower owned improvements and 177,063 square feet of leased fee improvements. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF are based on the total square feet of 1,628,140. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF based on the Owned SF (as defined below) of 1,451,077 is $172.29, $172.29, and $377.65, respectively.
(8)	Occupancy represents the occupancy excluding square footage from the leased fee space, whereby the tenant owns its improvements, Bass Pro (as defined below), and temporary tenants and is based on the Owned SF totaling 1,451,077. Occupancy including Bass Pro (and excluding temporary tenants) is 96.6% and occupancy including Bass Pro and temporary tenants is 98.4%.
A-3-14

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

The Mortgage Loan. The second largest mortgage loan (the “Grapevine Mills Mortgage Loan”) is part of a fixed rate whole loan evidenced by 11 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $250,000,000. The Grapevine Mills Whole Loan is secured by the borrower’s fee interest in a 1,628,140 square foot super regional mall located in Grapevine, Texas (the “Grapevine Mills Property”). The Grapevine Mills Mortgage Loan is evidenced by the controlling note A-1-1 and the non-controlling note A-2-2, with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The Grapevine Mills Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association (“JPM”), and Bank of Montreal (“BMO”) on June 17, 2024. The Grapevine Mills Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2024-C63 securitization trust. The relationship between the holders of the Grapevine Mills Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$40,000,000	$40,000,000	WFCM 2024-C63	Yes
A-1-1-1	$10,000,000	$10,000,000	WFB	No
A-1-2	$40,000,000	$40,000,000	BMO 2024-C9	No
A-1-3(1)	$11,000,000	$11,000,000	WFB	No
A-1-4(1)	$10,000,000	$10,000,000	WFB	No
A-2-1(1)	$35,000,000	$35,000,000	JPM	No
A-2-2	$20,000,000	$20,000,000	WFCM 2024-C63	No
A-2-3(1)	$9,500,000	$9,500,000	JPM	No
A-2-4(1)	$5,000,000	$5,000,000	JPM	No
A-3-1	$54,000,000	$54,000,000	BMO 2024-C9	No
A-3-2	$6,000,000	$6,000,000	BMO	No
A-3-3	$9,500,000	$9,500,000	BMO	No
Total	$250,000,000	$250,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Borrower and Borrower Sponsor. The borrower is Grapevine Mills Mall Limited Partnership, a Delaware limited partnership with two independent directors. The borrower is a joint venture between Simon Property Group, L.P. (65.6%) and Kan Am Group (34.4%). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grapevine Mills Whole Loan.

The borrower sponsor and non-recourse carveout guarantor of the Grapevine Mills Whole Loan is Simon Property Group, L.P. (“Simon”). Simon Property Group, Inc. (NYSE: SPG) is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers across 24 countries. Pursuant to the Grapevine Mills Whole Loan documents, so long as one or more of Simon Property Group, Inc. or Simon (collectively, “Simon Key Principal”) or an affiliate of Simon Key Principal is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability under the guaranty for specified carveout events is limited to 20.0% of the then outstanding principal balance of the Grapevine Mills Whole Loan (i.e., $50,000,000 subject to reduction by subsequent principal payments) in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

The Property. The Grapevine Mills Property, a 1,628,140 square foot super regional mall, which includes 1,451,077 of owned square feet (“Owned SF”) and 177,063 of leased fee square feet, whereby Bass Pro Shops Outdoor World (“Bass Pro”) ground leases the land from the borrower and owns its improvements. The Grapevine Mills Property is anchored by AMC Theatres (“AMC”), Bass Pro, which owns its improvements and ground leases the underlying land from the borrower, Burlington and Fieldhouse USA. Other major tenants include Saks Fifth Avenue Off Fifth, Macy’s Backstage, Arhaus Loft, Nike Factory Store, and Round 1 Bowling and Amusement (“Round 1”). Built in 1997 and renovated in 2015, the Grapevine Mills Property is situated on a 158.76-acre parcel and contains 8,900 parking spaces, which results in a parking ratio of 5.47 per 1,000 SF. As of May 9, 2024, the Grapevine Mills Property was 96.2% leased based on Owned SF (excluding temporary tenants) and 96.6% leased based on total square feet (excluding temporary tenants) by 182 unique tenants. The trailing 12-month in-line sales per square foot as of March 31, 2024 is $530 per square foot, representing a 28.9% increase over 2019.

Sales for Inline Tenants(1)
	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	TTM 3/31/2024 Sales PSF
Inline Sales (< 10,000 SF)	$412	$312	$488	$521	$523	$530
Occupancy Cost	14.2%	18.5%	12.8%	12.4%	13.2%	13.2%
(1)	Information obtained from the borrower.

A-3-15

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

Major Tenants.

Bass Pro Shops Outdoor World (Fitch/Moody’s/S&P: NR/NR/NR; 177,063 square feet; 10.9% of net rentable area; 4.5% of underwritten base rent; 3/24/2029 lease expiration). Founded in 1972 and headquartered in Springfield, Missouri, Bass Pro is an American sporting goods retailer that offers hunting, fishing, camping, and other related outdoor recreation equipment. Bass Pro has been a tenant at the Grapevine Mills Property since 1999. Bass Pro is a leased fee tenant, which owns its improvements and ground leases the underlying land from the borrower pursuant to a ground lease expiring March 24, 2029 with four, 5-year renewal options and no termination options.

AMC Theatres (Fitch/Moody’s/S&P: NR/Caa2/CCC+; 108,733 square feet; 6.7% of net rentable area; 3.7% of underwritten base rent; 12/31/2024 lease expiration). Founded in 1920, AMC is headquartered in Leawood, Kansas. AMC has 24 screens at the Grapevine Mills Property, where it has been a tenant since December 1997. AMC is on a lease expiring December 31, 2024 with three, 5-year renewal options. The lease provides the tenant must exercise its first 5-year renewal option on or before June 30, 2024. The borrower has indicated that it is discussing renewal terms with the tenant. AMC’s base rent was underwritten based on 15% of gross receipts for the year ending in 2023. We cannot assure you that renewal terms will be agreed upon, or, if an agreement is reached, whether the leased space or rental rate will be reduced.

Round 1 Bowling and Amusement (Fitch/Moody’s/S&P: NR/NR/NR; 80,649 square feet; 5.0% of net rentable area; 3.6% of underwritten base rent; 1/31/2027 lease expiration). Round 1 is a multi-entertainment facility offering bowling, arcade games, billiards, karaoke, ping pong, and darts. Today, the company has over 50 locations across the United States. Round 1 has been a tenant at the Grapevine Mills Property since 2016 and has a lease expiration on January 31, 2027 with two, 5-year renewal options and no termination options.

The following table presents a summary regarding the major tenants at the Grapevine Mills Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent(3)(4)	% of Total Annual U/W Rent	Annual U/W Rent PSF(3)(4)	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Anchor Tenants(leased fee)(5)
Bass Pro	NR/NR/NR	177,063	10.9%	$1,500,000	4.5%	$8.47	3/24/2029	4, 5-year	N
Total/Wtd. Avg.		177,063	10.9%	$1,500,000	4.5%	$8.47

Major Tenants
AMC Theatres	NR/Caa2/CCC+	108,733	6.7%	$1,242,798	3.7%	$11.43	12/31/2024	3, 5-year	N
Round 1	NR/NR/NR	80,649	5.0%	$1,200,000	3.6%	$14.88	1/31/2027	2, 5-year	N
Last Call Neiman Marcus	NR/NR/NR	44,752	2.7%	$1,024,723	3.1%	$22.90	4/30/2028	None	N
The Children's Place/Gymboree	NR/NR/NR	20,106	1.2%	$1,014,348	3.0%	$50.45	1/31/2026	None	N
Sun & Ski Sports	NR/NR/NR	30,127	1.9%	$759,200	2.3%	$25.20	3/31/2026	1, 5-year	N
Off Broadway Shoes	NR/NR/NR	20,130	1.2%	$728,505	2.2%	$36.19	1/31/2030	None	N
Meow Wolf	NR/NR/NR	40,340	2.5%	$665,000	2.0%	$16.48	12/31/2033	2, 5-year	N
H&M	NR/NR/BBB	23,967	1.5%	$657,078(6)	2.0%	$27.42(6)	1/31/2028	None	N
Rainforest Cafe	NR/NR/NR	22,602	1.4%	$655,464	2.0%	$29.00	12/31/2024	None	N
Burlington	NR/NR/BB+	100,102	6.1%	$625,638	1.9%	$6.25	1/31/2028	1, 5-year	N
Total/Wtd. Avg.		491,508	30.2%	$8,572,754	25.7%	$17.44

Non-Major Tenants(7)(8)		933,198	57.3%	$23,268,164	69.8%	$24.93

Occupied Collateral Total		1,601,769	98.4%(9)	$33,340,918	100.0%	$22.35(10)
Vacant Space		26,371	1.6%
Total/Wtd. Avg.		1,628,140	100.0%
(1)	Based on the underwritten rent roll dated as of May 9, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes percentage in-lieu of rents totaling $1,342,357.
(4)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes $1,051,786 of rent steps through June 2025.
(5)	Bass Pro owns its own improvements and ground leases the land from the borrower.
(6)	H&M Annual U/W Base Rent PSF and Annual U/W Base Rent represents percentage in-lieu of rent based on the tenants’ TTM 3/31/2024 sales.
(7)	Non-Major Tenants includes 2 tenants, totaling 6,720 square feet (0.4% of NRA and 0.5% of UW Base Rent), with lease start dates commencing July 2024.
(8)	Non-Major Tenants include 16 tenants totaling 74,953 square feet (4.6% of NRA and 8.4% of UW Base Rent) whereby the borrower has submitted lease execution and renewal documentation for execution following discussion of deal terms, but the renewal documentation has not yet been executed by the related tenants. The loan has been underwritten
A-3-16

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%
on the basis that all such renewal documentation is executed as submitted by the borrower.
(9)	Occupancy represents the occupancy including Bass Pro and temporary tenants. Occupancy excluding the square footage from the leased fee space, whereby the tenant owns its improvements, Bass Pro, and temporary tenants is 96.2%.
(10)	Occupied Collateral Annual U/W Base Rent PSF is based on the Owned SF and excludes Net Rentable Area (SF) and Annual U/W Base Rent from the leased fee tenant, Bass Pro.

The following table presents a summary of sales for certain tenants at the Grapevine Mills Property:

Sales Summary(1)

	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	TTM 3/31/2024 Sales (PSF)
Bass Pro Shops Outdoor World	NAV	NAV	NAV	NAV	NAV	NAV
AMC Theatres(2)	$423,334	$89,116	$164,277	$384,779	$342,006	$346,390
Round 1	$98.18	$47.20	$98.03	$131.90	$157.04	$161.13
Last Call Neiman Marcus	$276.44	$172.86	$257.54	$290.20	$421.93	$443.12
The Children's Place/Gymboree	$261.53	$202.40	$271.51	$246.41	$209.50	$201.78
Sun & Ski Sports	$207.64	$193.73	$246.49	$272.61	$257.94	$254.47
Off Broadway Shoes	$171.70	$127.87	$218.74	$249.59	$198.62	$201.71
Meow Wolf	NAV	NAV	NAV	NAV	NAV	$537.36
H&M	$242.50	$159.94	$276.05	$282.93	$303.77	$304.62
Rainforest Cafe	$322.65	$177.05	$304.93	$319.40	$369.49	$384.23
Burlington	$170.48	$115.69	$183.62	$164.02	$165.60	$167.85
(1)	Information obtained from the underwritten rent roll dated May 9, 2024.
(2)	Calculated based on a sales per screen (with 24 screens).

The following table presents certain information relating to the lease rollover schedule at the Grapevine Mills Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM & 2024	33	212,808	13.1%	212,808	13.1%	$3,882,322	11.6%	$18.24
2025	29	103,400	6.4%	316,208	19.4%	$3,619,699	10.9%	$35.01
2026	32	240,844	14.8%	557,052	34.2%	$5,994,449	18.0%	$24.89
2027	33	397,023	24.4%	954,075	58.6%	$6,828,606	20.5%	$17.20
2028	19	213,581	13.1%	1,167,656	71.7%	$4,187,064	12.6%	$19.60
2029	14	233,233	14.3%	1,400,889	86.0%	$3,724,303	11.2%	$15.97
2030	6	38,307	2.4%	1,439,196	88.4%	$1,217,456	3.7%	$31.78
2031	4	26,233	1.6%	1,465,429	90.0%	$770,525	2.3%	$29.37
2032	3	2,436	0.1%	1,467,865	90.2%	$273,967	0.8%	$112.47
2033	5	109,462	6.7%	1,577,327	96.9%	$2,046,864	6.1%	$18.70
2034	7	24,442	1.5%	1,601,769	98.4%	$795,662	2.4%	$32.55
2035 & Thereafter	0	0	0.0%	1,601,769	98.4%	$0	0.0%	$0.00
Vacant	0	26,371	1.6%	1,628,140	100.0%	$0	0.0%	$0.00
Total/Weighted Average	185	1,628,140	100.0%			$33,340,918	100.0%	$22.35
(1)	Based on the underwritten rent roll dated May 9, 2024.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Annual U/W Base Rent, % of Total Annual U/W Base Rent, and Annual U/W Base Rent PSF include percentage in-lieu of rent totaling $1,342,357 and rent steps totaling $1,051,786 of rent steps through June 2025.

The following table presents historical occupancy percentages at the Grapevine Mills Property:

Historical Occupancy(1)(2)

12/31/2020	12/31/2021	12/31/2022	12/31/2023	5/9/2024(3)
93.1%	94.1%	95.0%	94.7%	96.2%
(1)	Historical Information obtained from the borrower.
(2)	Historical and current occupancy figures exclude square footage from the leased fee tenant, Bass Pro, and temporary tenants at the Grapevine Mills Property.
(3)	Current occupancy is based on the underwritten rent roll dated as of May 9, 2024.

A-3-17

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Grapevine Mills Property:

Cash Flow Analysis

	2020	2021	2022	2023	TTM 3/31/2024(1)	U/W	%(2)	U/W $ per SF
In Place Rent	$28,883,487	$28,174,656	$28,277,280	$29,320,064	$30,013,063	$30,946,775	52.1%	$19.01
Contractual Rent Steps(3)	0	0	0	0	0	1,051,786	1.8	0.65
Rent Averaging(4)	0	0	0	0	0	66,533	0.1	0.04
Potential Income from Vacant Space	0	0	0	0	0	866,032	1.5	0.53
Percentage in Lieu(5)	1,277,755	2,307,057	2,420,811	1,935,683	1,875,542	1,342,357	2.3	0.82
Gross Potential Rent	$30,161,242	$30,481,713	$30,698,091	$31,255,747	$31,888,605	$34,273,482	57.7%	$21.05
Percentage Rent(6)	333,649	2,594,669	3,611,319	2,963,705	2,928,390	2,603,660	4.4	1.60
Temp Tenant Income	2,420,726	3,277,724	3,930,353	4,043,498	4,043,742	4,029,860	6.8	2.48
Reimbursement Revenue	16,482,905	15,362,400	15,368,277	15,678,174	16,087,908	17,424,464	29.3	10.70
Other Revenue(7)	142,264	297,646	324,806	390,587	392,797	396,298	0.7	0.24
Miscellaneous Income(8)	462,651	640,766	697,883	648,208	2,038,051	662,286	1.1	0.41
Net Rental Income	$50,003,437	$52,654,918	$54,630,729	$54,979,919	$57,379,493	$ 59,390,050	100.0%	$36.48
Less Bad Debt / Collection Loss	(5,365,360)	(532,998)	544,802	(293,592)	(113,835)	0	0.0	0.00
Less Vacancy	0	0	0	0	0	(866,032)	(2.5)(9)	(0.53)
Effective Gross Income	$44,638,077	$52,121,920	$55,175,531	$54,686,327	$57,265,658	$ 58,524,018	98.5%	$35.95

Real Estate Taxes	6,118,607	4,819,131	5,126,481	4,150,064	3,856,844	4,481,166	7.7	$2.75
Insurance	431,958	478,243	543,050	612,584	631,722	756,996	1.3	0.46
Management Fee(10)	1,880,087	2,116,338	2,268,057	2,173,530	2,187,668	1,000,000	1.7	0.61
Other Expenses	5,342,281	6,165,394	6,593,171	6,680,908	6,851,988	7,395,493	12.6	4.54
Total Expenses	$13,772,933	$13,579,106	$14,530,759	$13,617,086	$13,528,222	$13,633,655	23.3%	$8.37

Net Operating Income	$30,865,144	$38,542,814	$40,644,772	$41,069,241	$43,737,436	$44,890,363	76.7%	$27.57
TI/LC	0	0	0	0	0	2,047,768	3.5	1.26
Capital Expenditures	0	0	0	0	0	290,215	0.5	0.18
Net Cash Flow	$30,865,144	$38,542,814	$40,644,772	$41,069,241	$43,737,436	$42,552,379	72.7%	$26.14

NOI DSCR(11)	1.94x	2.43x	2.56x	2.59x	2.75x	2.83x
NCF DSCR(11)	1.94x	2.43x	2.56x	2.59x	2.75x	2.68x
NOI Debt Yield(11)	12.3%	15.4%	16.3%	16.4%	17.5%	18.0%
NCF Debt Yield(11)	12.3%	15.4%	16.3%	16.4%	17.5%	17.0%
(1)	TTM March 2024 reflects the trailing 12-month period ending March 31, 2024.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Bad Debt / Collection Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Represents rent steps through June 2025.
(4)	Represents straight-line rent averaging for nine investment grade tenants through the earlier of loan or lease maturity.
(5)	Percentage in Lieu rents are underwritten based on the tenants’ TTM 3/31/2024 sales.
(6)	Underwritten percentage rent is based on tenants’ TTM 3/31/2024 sales and is attributable to 49 tenants.
(7)	Other Revenue includes revenue from ATM, beverage case rentals and SmarteCarte stroller program revenue.
(8)	Miscellaneous Income includes telecom, local media, advertisements, storage and tenant services.
(9)	Represents the underwritten economic vacancy %. The Grapevine Mills Property was 96.2% occupied based on the Owned SF as of May 9, 2024.
(10)	Management Fee is capped at $1,000,000. The property is managed by Simon Management Associates II, LLC, an affiliate of the borrower.
(11)	DSCR and Debt Yields are based on the Grapevine Mills Whole Loan.

A-3-18

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

Appraisal. The appraiser concluded to an “As-is” value for the Grapevine Mills Property of $548,000,000 as of May 13, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 21, 2024, there was no evidence of any recognized environmental conditions at the Grapevine Mills Property.

Market Overview and Competition. The Grapevine Mills Property is located in Grapevine, Texas, approximately 23.0 miles southeast of the Dallas Central Business District and 3.0 miles northwest of Dallas Fort Worth International Airport. According to the appraisal, the neighborhood is primarily comprised of industrial, retail and hospitality uses with the Grapevine Mills Property anchoring a dominant commercial corridor. Primary access to the area is provided by State Route 121, which is adjacent to the Grapevine Mills Property. According to the appraisal, the top five employers in the surrounding area are Walmart Inc., American Airlines, Baylor Scott & White Health, Lockheed Martin and UT Southwestern Medical Center.

Within a one-, three- and five-mile radius of the Grapevine Mills Property, the 2023 average household income was approximately $97,385, $145,059 and $141,101, respectively; and within the same radii, the 2023 estimated population was 4,338, 39,827 and 172,858, respectively.

According to the appraisal, the Grapevine Mills Property is situated within the Grapevine/Colleyville retail submarket of the Dallas-Ft Worth retail market. As of the first quarter of 2024, the submarket reported total inventory of approximately 8.7 million square feet with a 5.5% vacancy rate and average rents of $21.81 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Grapevine Mills Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
0 to 1,500 SF Space	$65.00	5	3.0% annually	$40.00
1,501-2,500 SF Space	$60.00	5	3.0% annually	$40.00
2,501-4,000 SF Space	$50.00	5	3.0% annually	$40.00
4,001-6,500 SF Space	$50.00	5	3.0% annually	$40.00
6,501-10,000 SF Space	$40.00	5	3.0% annually	$40.00
Jewelry Space	$60.00	5	3.0% annually	$40.00
Restaurant Space	$35.00	5	3.0% annually	$30.00
Snack Bars Space	$80.00	5	3.0% annually	$60.00
Food Court Space	$135.00	5	3.0% annually	$60.00
Kiosk Space	$365.00	5	3.0% annually	$10.00
10,000-20,000 SF Space	$25.00	10	10.0% Mid-Term	$20.00
Cinema Space	$15.00	10	10.0% Mid-Term	$20.00
Anchor Space	$5.00	10	10.0% Mid-Term	$5.00
Large Tenants Over 20,000 SF Space	$20.00	10	10.0% Mid-Term	$15.00
(1)	Information obtained from the appraisal.

A-3-19

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

The table below presents certain information relating to comparable retail centers pertaining to the Grapevine Mills Property identified by the appraiser:

Competitive Set(1)

Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Grapevine Mills Property
Grapevine Mills	1997/2015	1,628,140	96.2%(2)	Burlington, Fieldhouse USA, Round 1 Bowling and Amusement, Bass Pro	NAP
The Shops at Willow Bend	2001/NAP	1,262,000	86.0%	Dillard's, Macy's, Neiman Marcus	10 miles
Galleria Dallas	1982/NAP	1,398,400	95.0%	Macy's, Nordstrom	10 miles
Stonebriar Centre	2000/NAP	1,094,942	94.0%	Dillard's, Macy's, Nordstrom, JCPenney	15 miles
Weighted Average			93.0%
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the Owned SF of the underwritten rent roll as of May 9, 2024. Total Occupancy based on total square feet is 96.6%.

Escrows.

Real Estate Taxes – After the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrower prior to the assessment of a penalty, or (y) upon request of the lender, the borrower fails to promptly provide evidence that property taxes have been paid prior to the assessment of a penalty, the Grapevine Mills Whole Loan documents require the borrower to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance – After the occurrence of a Control Event or during a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the Grapevine Mills Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Grapevine Mills Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – After the occurrence of a Control Event or during the Lockbox Event Period, the Grapevine Mills Whole Loan documents require springing ongoing monthly deposits of $41,114 for replacement reserves.

TI/LC Reserve – The Grapevine Mills Whole Loan documents require ongoing monthly deposits of $241,846 for tenant improvements and leasing commissions reserves, subject to a cap of $5,804,300, provided that no such cap will apply during a Lockbox Event Period.

A “Control Event” will occur upon Simon Key Principal not owning at least 50% of the direct or indirect interests in the borrower or not controlling the borrower.

Lockbox and Cash Management. The Grapevine Mills Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower each Wednesday (or more frequently if required by the borrower in accordance with the lockbox agreement). During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred weekly to a lender-controlled cash management account to be disbursed in accordance with the Grapevine Mills Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

A “Lockbox Event Period” will commence upon the earlier of the following (each of the items in clauses (i) through (iv), a “Lockbox Event”):

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrower;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrower, and provided the manager is not replaced within 60 days with a qualified manager; or
(iv)	the net operating income debt yield (“NOI DY”), based on the trailing four calendar quarter period, is below 13.75%, for two consecutive calendar quarters.

A Lockbox Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (iii), the borrower replaces the manager with a qualified manager under a replacement management

A-3-20

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

agreement within 60 days, or the bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to the property or loan; or

●	with regard to clause (iv), (a) the NOI DY being at least 13.75% or greater for two consecutive calendar quarters or (b) the borrower has either (x) partially prepaid the Grapevine Mills Whole Loan (with payment of a yield maintenance if partial prepayment occurs prior to July 1, 2027), (y) delivered cash to the lender or (z) delivered a letter of credit to the lender, in each case in an amount that if subtracted from the outstanding principal balance of the Grapevine Mills Whole Loan would cause the debt yield to equal or exceed 13.75% for two consecutive calendar quarters.

Real Estate Substitution. Not permitted.

Property Management. The Grapevine Mills Property is managed by Simon Management Associates II, LLC, an affiliate of the borrower.

Subordinate and Mezzanine Indebtedness. None.

PACE Loan. The Grapevine Mills Whole Loan documents permit the borrowers to enter into a property assessed clean energy loan for an amount not to exceed $5,000,000, subject to the consent of the lender and delivery of a rating agency confirmation.

Partial Release. Not permitted.

Ground Lease. None.

Rights of First Offer / Rights of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The Grapevine Mills Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365 day extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-21

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$59,952,149
8400 Costa Verde Drive Myrtle Beach, SC 29572	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	44.8% 2.69x 21.4%

A-3-22

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$59,952,149
8400 Costa Verde Drive Myrtle Beach, SC 29572	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	44.8% 2.69x 21.4%

Marriott Myrtle Beach
Grande Dunes Resort
8400 Costa Verde Drive
Myrtle Beach, SC 29572
North Myrtle Beach
HORRY COUNTY
Lewis Ocean Bay Natural Heritage Preserve
Conway Bypass
Carolina Bays Pkwy
Intracoastal Waterway
International Dr.
Carolina Forest Blvd.
River Oaks Dr.
Carolina Forest
Socastee Swamp
River Oaks Golf Club
Conway 9 miles
Prices Swamp
Barefoot Resort & Golf
Peter Horry Wildlife Preserve
Myrtle Beach Mall
Briarcliffe Acres
Arcadian Shores Commons
Tanger Outlets Myrtle Beach Hwy 17
Arcadian Shores GC
Arcadian Shores
Sea Watch Resort
Myrtle Beach Resort
Grand Dunes Resort Club
Grand Dunes Golf Club
Dunes Golf & Beach Club
Grand Strand Medical Center
Northwood Plaza Shopping Center
Cane Patch Driving Range
Wild Iris Dr.
Myrtlewood Golf Course
Pine Lakes Country Club
N. Kings Hwy.
N. Ocean Blvd.
Island Vista Resort
Robert M. Grissom Pkwy.
Little River Rd.
The Asher Theatre and Conference Center
Myrtle Waves Water Park
Broadway at the Beach
Waccamaw Mall
Mark Garner Hwy.
Pelicans Ballpark
Ripley's Aquarium of Myrtle Beach
Sheraton Myrtle Beach
MYRTLE BEACH
Coastal Grand Mall
Pine Island Rd.
DOWNTOWN MYRTLE BEACH
Oak St.
SkyWheel Myrtle Beach
Broadway St.
Bay View Resort Myrtle Beach
Myrtle Beach International Airport
Family Kingdom Amusement & Water Park
2nd Avenue Pier
Whispering Pines
Westgate Myrtle Beach Oceanfront Resort
Harrelson Blvd.
S. Kings Hwy.
S. Ocean Blvd.
Landmark Resort
The Market Common
Grand Atlantic Ocean Resort
Shipwreck Island Adventure Golf
Myrtle Beach State Park
Atlantic Ocean
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
CHARLOTTE
RALEIGH
FAYETTEVILLE
COLUMBIA
AUGUSTA
CHARLESTON
SAVANNAH

A-3-23

No. 3 – Marriott Myrtle Beach Grande Dunes Resort
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Hospitality – Full Service
	Original Principal Balance(1):	$60,000,000		Location:	Myrtle Beach, SC
	Cut-off Date Balance(1):	$59,952,149		Size:	405 Rooms
	% of Initial Pool Balance:	8.4%		Cut-off Date Balance Per Room(1):	$246,717
	Loan Purpose:	Refinance		Maturity Date Balance Per Room(1):	$210,714
	Borrower Sponsors:	William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung		Year Built/Renovated:	2003/2017
	Guarantor:	CSC Holdings, LLC		Title Vesting:	Fee
	Mortgage Rate:	6.1450%		Property Manager:	Crestview Management, LLC (borrower affiliate)
	Note Date:	July 2, 2024		Current Occupancy (As of):	70.1% (5/31/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	69.8%
	Maturity Date:	July 11, 2034		YE 2022 Occupancy:	70.3%
	IO Period:	0 months		YE 2021 Occupancy:	68.9%
	Loan Term (Original):	120 months		YE 2020 Occupancy:	43.7%
	Amortization Term (Original):	360 months		As-Complete Appraised Value(4):	$223,000,000
	Loan Amortization Type:	Amortizing Balloon		As-Complete Appraised Value Per Room(4):	$550,617
	Call Protection(2):	L(25),D(88),O(7)		As-Complete Appraisal Valuation Date(4):	April 25, 2025
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (5/31/2024):	$21,303,274
	Additional Debt Type (Balance) (1):	Pari Passu ($39,968,099)		YE 2023 NOI:	$20,377,776
				YE 2022 NOI :	$20,508,347
				YE 2021 NOI:	$17,490,093
				U/W Revenues:	$43,678,921
Escrows and Reserves(3)				U/W Expenses:	$22,286,435
	Initial	Monthly	Cap	U/W NOI:	$21,392,485
Taxes	$471,205	$67,315	NAP	U/W NCF:	$19,645,328
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.93x / 2.69x
Immediate Repairs	$282,257	$0	NAP	U/W Debt Yield based on NOI/NCF(1):	21.4% / 19.7%
FF&E Reserve	$0	$142,701	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	25.1% / 23.0%
PIP Reserve	$5,266,281	Springing	NAP	Cut-off Date LTV Ratio(4):	44.8%
Seasonality Reserve	$825,000	$275,000	$1,650,000	LTV Ratio at Maturity(4):	38.3%
Replacement Comfort Letter Reserve Funds	$2,500	$0	NAP

Sources and Uses
Sources			Uses
Loan Amount	$100,000,000	97.7%	Loan Payoff	$95,070,064	92.8%
Borrower Equity Contribution	2,395,813	2.3	Upfront Reserves	6,847,243	6.7
			Closing Costs	478,506	0.5

Total Sources	$102,395,813	100.0%	Total Uses	$102,395,813	100.0%
(1)	The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $100,000,000 (the “Marriott Myrtle Beach Grande Dunes Resort Whole Loan”). The financial information presented in the chart above is based on the Marriott Myrtle Beach Grande Dunes Resort Whole Loan.
(2)	Prepayment of the Marriott Myrtle Beach Grande Dunes Resort Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Marriott Myrtle Beach Grande Dunes Resort Whole Loan to be securitized and (b) July 1, 2027.
(3)	See “Escrows” section.
(4)	The Appraised Value represents the As-Complete Value, which assumes the PIP (as defined below) has been completed. The Marriott Myrtle Beach Grande Dunes Resort Whole Loan documents required an upfront PIP Reserve equal to 112% of the estimated cost to complete the PIP work. The As-Is Value of $209,000,000 equates to an Appraised Value Per Room of $516,049, a Cut-off Date LTV Ratio of 47.8% and a Maturity Date LTV Ratio of 40.8%.
A-3-24

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$59,952,149
8400 Costa Verde Drive Myrtle Beach, SC 29572	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	44.8% 2.69x 21.4%

The Mortgage Loan. The third largest mortgage loan (the “Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan”) is part of a fixed rate whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000. The Marriott Myrtle Beach Grande Dunes Resort Whole Loan is secured by the borrower’s first priority fee interest in a 405 room full-service hotel located in Myrtle Beach, South Carolina (the “Marriott Myrtle Beach Grande Dunes Resort Property”). The Marriott Myrtle Beach Grande Dunes Resort Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPMCB”) and has an original aggregate principal balance of $100,000,000. The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan is comprised of controlling note A-1 and the non-controlling Note A-2 with an aggregate principal balance of $60,000,000. The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan will be serviced under the pooling and servicing agreement for the WFCM 2024-C63 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$44,964,112	WFCM 2024-C63	Yes
A-2	$15,000,000	$14,988,037	WFCM 2024-C63	No
A-3(1)	$30,000,000	$29,976,074	WFB	No
A-4(1)	$10,000,000	$9,992,025	JPM	No
Total	$100,000,000	$99,920,248
(1)	Expected to be contributed to one or more future securitization(s).

The Borrower and Borrower Sponsors. The borrower is Columbia Properties Myrtle Beach, LLC, a single-purpose, Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Myrtle Beach Grande Dunes Resort Whole Loan.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 42 hotels across 18 states with major hospitality brands including Marriott, Hilton, and Hyatt.

CSC has had numerous foreclosures and deeds in lieu since 2010. For additional information please see “Description of the Mortgage Pool l—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The Property. The Marriott Myrtle Beach Grande Dunes Resort Property is a 405-room, full-service, beachfront hotel located in Myrtle Beach, South Carolina. The borrower sponsor developed the property in 2003 and has invested approximately $14.6 million ($36,049/room) in capital improvements over the past 10 years. If the franchise agreement is terminated, the borrower is obligated to pay the unamortized portion of Key Money. Amenities include approximately 24,162 square feet of meeting space, multiple food and beverage outlets, indoor and outdoor swimming pools, a beachfront setting, a fitness center, a business center, the Hibiscus Spa, guest laundry, a sundries shop, kids activities, a game room, and complimentary Wi-Fi. The Marriott Myrtle Beach Grande Dunes Resort Property guestroom configuration consists of 255 queen/queen rooms, 142 king rooms and 8 mixed rooms. The guestrooms feature marble bathrooms, flat-screen televisions, telephones, desks, dressers, nightstands, lamps, and lounge chair. Situated on a 10.9-acre site, the property includes surface and garage parking totaling 432 parking spaces (parking ratio of 1.1/room). The Marriott Myrtle Beach Grande Dunes Resort Property operates under a Marriott International, Inc. franchise agreement which expires in 2044.

Between 2024 and 2025, the property will undergo a relicensing Property Improvement Plan (“PIP”) for an estimated cost of $4.7 million. Within 30 days following the franchisor’s confirmation that the PIP work has been completed, the franchisor must pay $2,500,000 to the borrower (“Key Money”).

As of May 31, 2024, the Marriott Myrtle Beach Grande Dunes Resort Property had a trailing 12-month occupancy of 70.1%, ADR of $259.85 and RevPAR of $182.19. Total revenue at the Marriott Myrtle Beach Grande Dunes Resort Property is comprised of three components: rooms (61.7% of underwritten revenue), food and beverage (29.4% of underwritten revenue) and other operated departments (8.9% of underwritten revenue). According to the appraisal, the demand segmentation in 2023 for the Marriott Myrtle Beach Grande Dunes Resort Property was 70% leisure and 30% group.

A-3-25

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$59,952,149
8400 Costa Verde Drive Myrtle Beach, SC 29572	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	44.8% 2.69x 21.4%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Myrtle Beach Grande Dunes Resort Property:

Historical Occupancy, ADR, RevPAR(1)(2)
		Competitive Set			Marriott Myrtle Beach Grande Dunes Resort Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022 TTM	62.9%	$177.03	$111.27	72.0%	$247.39	$178.06	114.5%	139.7%	160.0%
12/31/2023 TTM	66.5%	$176.50	$117.30	69.8%	$254.38	$177.53	105.0%	144.1%	151.4%
3/31/2024 TTM	65.8%	$190.41	$125.28	69.9%	$258.22	$180.38	106.2%	135.6%	144.0%

(1)	Information obtained from a third-party research report.
(2)	According to a third-party research report, the competitive set includes Embassy Suites by Hilton Myrtle Beach Oceanfront Resort, Hilton Myrtle Beach Resort, Sheraton Hotel Myrtle Beach, The Breakers Resort and Marina Inn at Grande Dunes.
(3)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR at the Marriott Myrtle Beach Grande Dunes Resort Property are attributable to variances in reporting methodology and/or timing differences.

The following table presents historical occupancy percentages at Marriott Myrtle Beach Grande Dunes Resort Property:

Historical Occupancy(1)

12/31/2020	12/31/2021	12/31/2022	12/31/2023	5/31/2024
43.7%	68.9%	70.3%	69.8%	70.1%
(1)	Information obtained from the historical operating statements.

A-3-26

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$59,952,149
8400 Costa Verde Drive Myrtle Beach, SC 29572	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	44.8% 2.69x 21.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Marriott Myrtle Beach Grande Dunes Resort Property:

Cash Flow Analysis

	2021	2022	2023	TTM 5/31/2024	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	68.9%	70.3%	69.8%	70.1%	70.1%
ADR	$227.88	$248.29	$258.13	$259.85	$259.85
RevPAR	$157.09	$174.45	$180.23	$182.19	$182.19

Room Revenue	$23,222,557	$25,788,124	$26,642,174	$27,006,556	$26,932,768	61.7%	$66,501
Food & Beverage Revenue	8,450,102	11,296,408	11,766,240	12,852,163	12,852,163	29.4	31,734
Other Revenue(2)	3,350,442	3,830,026	3,959,240	3,893,990	3,893,990	8.9	9,615
Total Revenue	$35,023,101	$40,914,558	$42,367,654	$43,752,709	$43,678,921	100.0%	$107,849

Room Expense	3,821,683	4,262,086	4,341,614	4,348,115	4,336,235	16.1	10,707
Food & Beverage Expense	3,496,066	4,170,768	4,389,877	4,617,428	4,617,428	35.9	11,401
Other Department Expense	738,817	971,226	1,052,534	1,034,334	1,034,334	26.6	2,554
Total Department Expenses	$8,056,566	$9,404,079	$9,784,025	$9,999,877	$9,987,997	22.9%	$24,662
Gross Operating Income	$26,966,536	$31,510,479	$32,583,630	$33,752,832	$33,690,924	77.1%	$83,187

Total Undistributed Expenses	7,948,451	9,287,630	10,081,923	10,251,551	10,292,719	23.6	25,414
Gross Operating Profit	$19,018,085	$22,222,849	$22,501,707	$23,501,281	$23,398,204	53.6%	$57,773

Property Taxes	759,191	788,552	797,080	742,637	797,080	1.8	1,968
Insurance	768,800	925,949	1,326,851	1,455,370	1,208,639	2.8	2,984
Total Operating Expenses	$17,533,008	$20,406,211	$21,989,878	$22,449,435	$22,286,435	51.0%	$55,028

Net Operating Income	$17,490,093(3)	$20,508,347(3)	$20,377,776	$21,303,274	$21,392,485	49.0%	$52,821
FF&E	0	0	0	0	1,747,157	4.0	4,314
Net Cash Flow	$17,490,093	$20,508,347	$20,377,776	$21,303,274	$19,645,328	45.0%	$48,507

NOI DSCR	2.39x	2.81x	2.79x	2.92x	2.93x
NCF DSCR	2.39x	2.81x	2.79x	2.92x	2.69x
NOI DY	17.5%	20.5%	20.4%	21.3%	21.4%
NCF DY	17.5%	20.5%	20.4%	21.3%	19.7%
(1)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense, and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(2)	Other revenue consists primarily of spa revenue, gift shop sales, parking, resort fees, and other miscellaneous income.
(3)	The increase in NOI from 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020 and 2021, and the subsequent recovery in 2021 and 2022, as well as an increase in ADR from $228 in 2021 to $248 in 2022 and increased Food & Beverage.

Appraisal. The appraised value represents the As-Complete Value as of April 25, 2025 of $223,000,000, which assumes the PIP has been completed. The loan documents required an upfront PIP Reserve equal to 112% of the estimated cost to complete the PIP work. The As-Is Value of $209,000,000 equates to an appraised value per room of $516,049, a Cut-off Date LTV Ratio of 47.8% and a Maturity Date LTV Ratio of 40.8%.

Environmental Matters. According to the Phase I environmental site assessment dated May 1, 2024, there was no evidence of any recognized environmental conditions at the Marriott Myrtle Beach Grande Dunes Resort Property.

Market Overview and Competition. The Marriott Myrtle Beach Grande Dunes Resort Property is a beachfront hotel located along North Ocean Boulevard with frontage on the coast of Myrtle Beach, South Carolina. The property is approximately 6.7 miles northeast of the US 501 and US 17 interchange and 8.1 miles northeast of the Myrtle Beach International Airport. Additionally, the property is approximately 4.5 miles northeast of the Broadway at the Beach entertainment and shopping complex and 3.2 miles southwest of the SC 22 and Kings Highway interchange which is home to the Tanger Outlets Mall, Myrtle Beach Mall, and Arcadian Shores Commons retail center. Myrtle Beach is a coastal, beach town located roughly 23 miles south of the North Carolina state line and approximately 85-miles north of Charleston. Myrtle Beach sits at the center of what is known as “The Grand Strand”, a 60-mile arc-shaped stretch of coastline in northeastern South Carolina.

According to the appraisal, the 2023 population within a one, three- and five-mile radius of the property was 3,642, 20,633 and 41,811, respectively and the 2023 average household income within the radii was $107,332, $95,503 and $87,586, respectively.

The appraisal did not identify any new hotels under construction or planned for near term development that are expected to directly compete with the Marriott Myrtle Beach Grande Dunes Resort Property.

A-3-27

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$59,952,149
8400 Costa Verde Drive Myrtle Beach, SC 29572	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	44.8% 2.69x 21.4%

The table below presents certain information relating to comparable sales pertaining to the Marriott Myrtle Beach Grande Dunes Resort Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Sale Price / Room
Sirata Beach & Conference Center	5300 Gulf Boulevard St. Pete Beach, FL	1962	382	11/2022	$541,885
DoubleTree Resort by Hilton	3200 South Ocean Boulevard Myrtle Beach, SC	1992	491	9/2022	$185,336
Confidante Miami Beach	4041 Collins Avenue Miami Beach, FL	1957	339	5/2022	$684,366
DoubleTree by Hilton North Redington Beach	17120 Gulf Boulevard North Redington Beach, FL	1987	125	5/2022	$658,400
Postcard Inn	6300 Gulf Boulevard St. Pete Beach, FL	1957	196	2/2022	$423,469
Holiday Inn Resort	701 North Beachview Drive Jekyll Island, GA	1986	157	1/2022	$261,146
Henderson Beach Resort	200 Henderson Resort Way Destin, FL	2016	170	12/2021	$661,765
Jekyll Island Club Resort	371 Riverview Drive Jekyll Island, GA	1888 and 2017	200	7/2021	$470,000
Source: Appraisal

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $471,205 and ongoing monthly deposits of $67,315 for real estate taxes.

Insurance – The loan documents require ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) borrower provides lender with evidence of renewal of such policies and (iv) the lender is provided with paid receipts for the payment of the insurance premiums no later than 30 days after to the expiration dates of said policies.

Immediate Repairs - The loan documents require an upfront deposit of $282,257 for immediate repairs at the property.

FF&E Reserve - The loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E reserve monthly deposit or (ii) 1/12th of 4% of the underwritten revenue for the preceding fiscal year, initially estimated at $142,701.

Seasonality Reserve – The loan documents require an upfront deposit of $825,000, which may be used for disbursements for the payment of any part of the monthly debt service payments occurring in December, January, February and/or March, to the extent that there is insufficient cash flow from Marriott Myrtle Beach Grande Dunes Resort Property to make the monthly debt service payment.

On each monthly payment date occurring in May, June, July, August, September and October, the borrower is required to deposit with lender amount equal to $275,000 (the “Seasonality Reserve Deposit Amount”), capped at $1,650,000 (the “Seasonality Reserve Required Annual Balance”).

Upon receipt of the annual operating statements for the property, lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount), upon notice to borrower, to an amount equal to the shortfall in revenue from the property to cover debt service at a DSCR of 1.30x.

PIP Reserve - The loan documents require an upfront deposit of $5,266,281, if at any time, PIP work is required under the franchise agreement, the borrower is required to deposit, within 15 days after receipt of notice from the franchisor, an amount equal to 110% of the estimated cost to complete the PIP work.

Replacement Comfort Letter Reserve - The loan documents require an upfront deposit of $2,500 to obtain a replacement or reissued franchisor comfort letter in connection with any secondary market transaction.

Lockbox and Cash Management. The Marriott Myrtle Beach Grande Dunes Resort Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower and

A-3-28

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$59,952,149
8400 Costa Verde Drive Myrtle Beach, SC 29572	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	44.8% 2.69x 21.4%

property manager are required to deposit all revenue generated by the Marriott Myrtle Beach Grande Dunes Resort Property into the lender-controlled lockbox account within three business days of receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Myrtle Beach Grande Dunes Resort documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Myrtle Beach Grande Dunes Resort documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott Myrtle Beach Grande Dunes Resort Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), upon the NCF DSCR is equal to or greater than 1.20x for one calendar quarter.

Property Management. The Marriott Myrtle Beach Grande Dunes Resort Property is managed by Crestview Management, LLC, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (“ROFR”) to acquire the Marriott Myrtle Beach Grande Dunes Resort Property if there is a transfer of the hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if there is a transfer to a competitor by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. The franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Terrorism Insurance. The Marriott Myrtle Beach Grande Dunes Resort Whole Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, (ii) windstorm and /or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-29

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

A-3-30

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

A-3-31

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

610 Newport Center
610 Newport Center Drive
Newport Beach, CA 92660
Fashion Island
John Wayne Orange County Airport
IRVINE
Costa Mesa
Newport Beach
Corona Del Mar
East Bluff
ORANGE COUNTY
Newport Coast
Turtle Ridge
SAN JOAQUIN HILLS
Crystal Cove
Pacific Ocean
Upper Newport Bay
Lower Newport Bay
Newport Bay
Upper Newport Bay Ecological Preserve
Lido Isle
Balboa Island
Balboa Peninsula
The Wedge
Corona del Mar State Beach
Crystal Cove State Park
Pelican Hill Golf Course
San Joaquin Reservoir
Big Canyon CC
Newport Beach CC
Newport Beach GC
Bayview Park
Bonita Creek Park
Santa Ana CC
Costa Mesa Golf and CC
Rancho San Joaquin Golf Course
William R. Mason Regional Park
University of California - Irvine
Mesa Verde Plaza
Orange Coast College
Robert Moore Theater
Costa Mesa Speedway
OC Fair & Event Center Equestrian Ctr.
Vanguard University
Bristol Village Plaza
Coppertree Business Park
Harbor Center
Newport Beach Vineyards & Winery
Google
Cicerone Field at Anteater Ballpark
Anteater Stadium
UCI Student Center
University Center
Irvine Barclay Theatre
Bren Events Center
Langson Library
UNIVERSITY RESEARCH PARK
BIOMEDICAL RESEARCH PARK
Cisco
Anteater Recreation Center
Skyworks Solutions
Irvine Farmers Market
Eastbluff Village Ctr.
Newport North Shopping Centre
Triangle Square
Costa Mesa Courtyards
Costa Mesa Shopping Ctr.
17th Street Promenade
Westport Square
Westcliff Plaza
Mariner's Mile Square
Pacific Life Insurance Company
Balboa Bay Resort
Bayshore Marina
Bayside Shopping Ctr.
Gateway Plaza
Corona Del Mar Plaza
Marina Park Community Center
Balboa Pavilion
Newport Beach Municipal Beach
Balboa Pier
Newport Coast Shopping Ctr.
Costa Mesa Fwy
Harbor Blvd.
Fairview Rd.
Victoria St.
Santa Ana Ave.
Irvine Ave.
Santiago Dr.
E. 19th St.
E. 17th St.
E. 15th St.
Newport Blvd.
Dover Dr.
Cliff Dr.
Coast Hwy.
Balboa Blvd.
Jamboree Rd.
MacArthur Blvd.
Campus Dr.
Harvard Ave.
University Dr.
Anteater Dr.
Bonita Canyon Dr.
Eastbluff Dr.
Newport Center Dr.
San Miguel Dr.
Marguerite Ave.
San Joaquin Hills Rd.
Newport Coast Dr.
Pacific Coast Hwy.
San Diego Creek
55
73
1
SAN GABRIEL MTS
LOS ANGELES
Burbank
Glendale
Pasadena
Santa Monica
Pomona
Ontario
Chino
Torrance
LONG BEACH
ANAHEIM
Fullerton
Orange
SANTA ANA
IRVINE
Huntington Beach
Corona
Rancho Cucamonga

A-3-32

No. 4 – 610 Newport Center
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association & JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office - Suburban
	Original Principal Balance(1):	$55,000,000		Location:	Newport Beach, CA
	Cut-off Date Balance(1):	$55,000,000		Size:	285,638 SF
	% of Initial Pool Balance:	7.7%		Cut-off Date Balance Per SF(1):	$297.58
	Loan Purpose:	Recapitalization		Maturity Date Balance Per SF(1):	$297.58
	Borrower Sponsor:	The Irvine Company LLC		Year Built/Renovated:	1972/2022
	Guarantor:	Irvine Core Office LLC		Title Vesting:	Fee
	Mortgage Rate:	5.6660%		Property Manager:	Irvine Management Company (borrower-related)
	Note Date:	July 9, 2024		Current Occupancy (As of):	92.4% (06/25/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	93.0%
	Maturity Date:	July 11, 2034		YE 2022 Occupancy:	95.0%
	IO Period:	120 months		YE 2021 Occupancy:	94.0%
	Loan Term (Original):	120 months		YE 2020 Occupancy:	92.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$191,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$668.68
	Call Protection(2):	L(24),YM1(1),DorYM1(90),O(5)		As-Is Appraisal Valuation Date:	May 29, 2024
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (5/31/2024):	$13,285,054
	Additional Debt Type (Balance)(1):	Pari Passu ($30,000,000)		YE 2023 NOI:	$12,293,869
				YE 2022 NOI:	$12,015,927
				YE 2021 NOI:	$12,165,887
				U/W Revenues:	$19,862,232
				U/W Expenses:	$5,254,142
Escrows and Reserves(3)				U/W NOI:	$14,608,090
	Initial	Monthly	Cap	U/W NCF:	$14,245,278
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.99x/2.92x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	17.2%/16.8%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	17.2%/16.8%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	44.5%
Existing TI/LC Reserve	$1,536,900	$0	NAP	LTV Ratio at Maturity(1):	44.5%
Rent Concession Reserve	$1,046,249	$0	NAP

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$85,000,000	100.0%	Upfront Reserves	$2,583,149	3.0%
			Closing costs	307,838	0.4%
			Return of Equity(4)	82,109,013	96.6%

Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)	The 610 Newport Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $85,000,000 (the “610 Newport Center Whole Loan”). The financial information presented in the chart above is based on the 610 Newport Center Whole Loan.
(2)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date on August 11, 2024. Defeasance of the 610 Newport Center Whole Loan in full is permitted at any time after the earlier to occur of (i) the date that is two years from the closing date of the securitization that includes the last pari passu note of the 610 Newport Center Whole Loan to be securitized and (ii) August 11, 2027. The assumed lockout period of 24 payment dates is based on the expected WFCM 2024-C63 securitization closing date in August 2024. The actual lockout period may be longer.
(3)	See “Escrows” section.
(4)	The 610 Newport Center Property (as defined below) was previously unencumbered.

A-3-33

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

The Mortgage Loan. The fourth largest mortgage loan (the “610 Newport Center Mortgage Loan”) is part of a fixed rate whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000. The 610 Newport Center Whole Loan is secured by the borrower’s first priority fee interest in a multi-tenant class A office property totaling 285,638 square feet located in Newport Beach, California (the “610 Newport Center Property”). The 610 Newport Center Mortgage Loan is evidenced by the controlling note A-1 and the non-controlling notes A-2-2, A-3 and A-4-2, with an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000. The 610 Newport Center Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), and JPMorgan Chase Bank, National Association (“JPM”) on July 9, 2024. The 610 Newport Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2024-C63 securitization trust. The relationship between the holders of the 610 Newport Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	WFCM 2024-C63	Yes
A-2-1(1)	$18,000,000	$18,000,000	WFB	No
A-2-2	$3,000,000	$3,000,000	WFCM 2024-C63	No
A-3	$20,000,000	$20,000,000	WFCM 2024-C63	No
A-4-1(1)	$12,000,000	$12,000,000	JPM	No
A-4-2	$2,000,000	$2,000,000	WFCM 2024-C63	No
Total	$85,000,000	$85,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Borrower and Borrower Sponsor. The borrower is 610 Newport Center LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 610 Newport Center Whole Loan.

The borrower sponsor of the 610 Newport Center Whole Loan is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor is Irvine Core Office LLC. The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren. The Irvine Company focuses on long-term ownership of a high-quality real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million square feet and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company's collection of office properties are located in Orange County, California, Los Angeles, San Diego, Silicon Valley, Chicago and New York. The borrower sponsor owns 11 Class A office buildings (including the 610 Newport Center Property) in the Newport Center submarket totaling 2.3 million square feet with an average occupancy of 95.5% as of January 1, 2024. See “Description of the Mortgage Pool —Competition from Certain Nearby Properties” in the Preliminary Prospectus.

The Property. The 610 Newport Center Property consists of an 18-story, 285,638 square feet, multi-tenant class A office building located in Newport Beach, California. The 610 Newport Property was built by the borrower sponsor in 1972 and most recently renovated in 2022. The 610 Newport Center Property amenities include a car washing service, a Kinetic fitness center and access to an adjacent 4-level parking structure (non-collateral) that provides 705 parking spaces (2.45 spaces per 1,000 square feet). As of June 25, 2024, the 610 Newport Center Property was 92.4% occupied by 33 tenants and has an average 10-year occupancy of 91.1%.

Major Tenants.

Largest Tenant by UW Base Rent: Chipotle. (95,278 square feet; 33.4% of net rentable area; 37.4% of underwritten base rent; 10/31/2029 lease expiration) – Chipotle Mexican Grill, Inc. (“Chipotle”) is an international chain of fast casual Mexican restaurants. In May 2018, Chipotle announced the relocation of their corporate headquarters to the 610 Newport Center Property. Chipotle is publicly traded on the NYSE (CMG) with a market capitalization of $71.6 billion as of July 30, 2024. Chipotle has one, five-year extension option and no termination options.

2nd Largest Tenant by UW Base Rent: O'Melveny and Myers LLP. (45,156 square feet; 15.8% of net rentable area; 19.3% of underwritten base rent; 6/30/2032 lease expiration) – O'Melveny & Myers LLP. (“O'Melveny & Myers”) is an American multinational law firm founded in Los Angeles, California in 1885. O'Melveny & Myers employs 800 lawyers and has offices in California, Texas, Washington, D.C., New York City, Beijing, Brussels, Hong Kong, London, Seoul, Shanghai, Singapore, and Tokyo. O'Melveny & Myers has been a tenant at the 610 Newport Center Property since 1980 and has one, five-year extension option. The tenant has a one-time option to terminate its lease with respect to either suite 1600 (15,052 square feet) or suite 1800 (15,052 square feet) effective June 30, 2030 with 12 months’ notice and the payment of a termination fee.

3rd Largest Tenant by UW Base Rent: Canterbury Consulting Inc (15,887 square feet; 5.6% of net rentable area; 5.4% of underwritten base rent; 5/31/2028 lease expiration) – Canterbury Consulting Inc. (“Canterbury Consulting”) is an independent investment advisory firm based in Newport Beach, California and headquartered at the 610 Newport Center Property. Canterbury Consulting was founded in 1988 and has been a tenant at the 610 Newport Center Property since 2018. Canterbury Consulting has no extension options remaining and no termination options.

A-3-34

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

The following table presents certain information relating to the tenancy at the 610 Newport Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Chipotle(2)	NR/NR/NR	95,278	33.4%	$68.94	$6,568,491	37.4%	10/31/2029	1, 5-year	N
O'Melveny and Myers LLP(3)	NR/NR/NR	45,156	15.8%	$74.88	$3,381,281	19.3%	6/30/2032	1, 5-year	Y
Canterbury Consulting Inc	NR/NR/NR	15,887	5.6%	$59.28	$941,784	5.4%	5/31/2028	N	N
Call and Jensen APC	NR/NR/NR	11,806	4.1%	$64.92	$766,446	4.4%	8/31/2029	N	N
RBC Capital Markets, LLC	NR/NR/NR	11,227	3.9%	$65.16	$731,551	4.2%	3/31/2029	N	N
		179,354	62.8%	$69.08	$12,389,553	70.6%

Non-Major Tenants		84,507	29.6%	$60.96	$5,151,471	29.4%

Occupied Collateral Total		263,861	92.4%	$66.48	$17,541,023	100.0%

Vacant Space(4)		21,777	7.6%

Collateral Total		285,638	100.0%

(1)	Based on the underwritten rent roll dated June 25, 2024.
(2)	Chipotle is marketing suite 600 (15,876 square feet) for sublease. The space is currently dark but was included in Annual U/W Base Rent. The tenant is looking to sublease the space short-term and intends to retain the space in the long-term for future growth.
(3)	O’Melveny and Myers LLP has one, 5-year extension option. O’Melveny and Myers LLP a one-time option to terminate its lease with respect to either suite 1600 (15,052 square feet) or suite 1800 (15,052 square feet) effective June 30, 2030 with 12 months’ notice and the payment of a termination fee in an amount equal to (i) three times the then-current monthly rent, plus (ii) the unamortized costs of the tenant improvement and construction allowances, all broker commissions, rental abatement, and reasonable attorneys’ fees, amortized at a discount factor of 8% per year over a 7 year period.
(4)	Vacant Space includes one tenant totalling 4,002 square feet that has gone dark, continues to pay rent but was underwritten as vacant.

The following table presents certain information relating to the lease rollover schedule at the 610 Newport Center Property:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	2	3,254	1.1%	3,254	1.1%	$69,841	0.4%	$21.46
2025	5	11,145	3.9%	14,399	5.0%	$605,318	3.5%	$54.31
2026	8	24,409	8.5%	38,808	13.6%	$1,519,950	8.7%	$62.27
2027	4	12,369	4.3%	51,177	17.9%	$826,946	4.7%	$66.86
2028	5	26,278	9.2%	77,455	27.1%	$1,575,412	9.0%	$59.95
2029	5	125,380	43.9%	202,835	71.0%	$8,498,944	48.5%	$67.79
2030	2	10,053	3.5%	212,888	74.5%	$622,169	3.5%	$61.89
2031	0	0	0.0%	212,888	74.5%	$0	0.0%	$0.00
2032	1	45,156	15.8%	258,044	90.3%	$3,381,281	19.3%	$74.88
2033	0	0	0.0%	258,044	90.3%	$0	0.0%	$0.00
2034	1	5,817	2.0%	263,861	92.4%	$441,161	2.5%	$75.84
Thereafter	0	0	0.0%	263,861	92.4%	$0	0.0%	$0.00
Vacant(4)	0	21,777	7.6%	285,638	100.0%	$0	0.0%	$0.00
Total/Weighted Average	33	285,638	100.0%			$17,541,023	100.0%	$66.48
(1)	Based on the underwritten rent roll dated June 25, 2024.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF does not include vacant space.
(3)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(4)	Vacant Space includes one tenant totaling 4,002 square feet that has gone dark, continues to pay rent but was underwritten as vacant.

A-3-35

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

The following table presents historical occupancy percentages at the 610 Newport Center Property:

Historical Occupancy

12/31/2020	12/31/20221	12/31/2022	12/31/2023	Current(1)
92.0%	94.0%	95.0%	93.0%	92.4%
(1)	Current occupancy is based on the underwritten rent roll dated as of June 25, 2024.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 610 Newport Center Property:

Cash Flow Analysis

	2021	2022	2023	TTM 05/30/2024	U/W	%(1)	U/W $ per SF
Base Rent	$15,289,847	$15,284,487	$15,509,231	$16,149,675	$17,541,024	84.3%	$61.41
Grossed Up Vacant Space	0	0	0	0	957,548	4.6%	3.35
Gross Potential Rent	$15,289,847	$15,284,487	$15,509,231	$16,149,675	$18,498,573	88.9%	$64.76
Percent Rent	6	146	179	167	0	0.0	0.0
Other Income	283,357	342,592	317,880	316,384	316,384	1.5	1.11
Parking/Garage/Other	540,106	796,095	988,209	974,862	974,862	4.7	3.41
Total Recoveries	321,141	482,174	924,579	1,029,962	1,029,962	4.9	3.61
Net Rental Income	$16,434,457	$16,905,494	$17,740,078	$18,471,050	$20,819,781	100.0%	$72.89
(Vacancy & Credit Loss)	0	0	0	0	($957,548)	(5.2)	(3.35)
Effective Gross Income	$16,434,457	$16,905,494	$17,740,078	$18,471,050	$19,862,232	95.4%	$69.54

Real Estate Taxes	748,759	780,350	810,186	813,733	925,310	4.7	3.24
Insurance	127,661	136,713	198,167	227,279	110,813	0.6	0.39
Management Fee	634,485	687,596	686,542	721,454	794,489	4.0	2.78
Other Operating Expense	2,757,665	3,284,908	3,751,314	3,423,530	3,423,530	17.2	11.99
Total Operating Expenses	$4,268,570	$4,889,567	$5,446,209	$5,185,996	$5,254,142	26.5%	$18.39

Net Operating Income	$12,165,887	$12,015,927	$12,293,869	$13,285,054	$14,608,090	73.5%	$51.14
Replacement Reserves	0	0	0	0	77,668	0.4	0.27
TI/LC	0	0	0	0	285,144	1.4	1.00
Net Cash Flow	$12,165,887	$12,015,927	$12,293,869	$13,285,054	$14,245,278	71.7%	$49.87

NOI DSCR	2.49x	2.46x	2.52x	2.72x	2.99x
NCF DSCR	2.49x	2.46x	2.52x	2.72x	2.92x
NOI Debt Yield	14.3%	14.1%	14.5%	15.6%	17.2%
NCF Debt Yield	14.3%	14.1%	14.5%	15.6%	16.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the 610 Newport Center Property of $191,000,000 as of May 29, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 28, 2024, there was no evidence of any recognized environmental conditions at the 610 Newport Center Property.

Market Overview and Competition. The 610 Newport Center Property is located in Newport Beach, California, approximately 4.5 miles south of the John Wayne Airport. The 610 Newport Center Property is located 0.1 miles from Fashion Island, a high-fashion shopping mall that is GreenStreet rated A++ and was developed by the borrower sponsor in 1967. Newport Center Drive forms a ring around Fashion Island and has been developed with a series of low to mid-rise professional and medical office buildings. According to the appraisal, the estimated 2023 population within a one, three and five-mile radius was approximately 12,226, 102,830 and 264,938, respectively and the estimated 2023 average household income within the same radii was approximately $201,571, $214,422, and $172,926 respectively.

According to the appraisal, the 610 Newport Center Property is situated within in the Newport Center submarket within the City of Newport Beach office market. As of the first quarter of 2024, the submarket reported a total inventory of approximately 3.5 million square feet with a 4.1% vacancy rate and an average asking rent of $52.80 per square foot, net. The appraiser identified five

A-3-36

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

comparable buildings located within Newport Beach with rents ranging from $51.60 to $75.60 per square foot, net. The appraiser concluded a market rent for the 610 Newport Center Property of $52.20 to $74.40 per square foot, net.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 610 Newport Center Property:

Market Rent Summary(1)

	Lower 4 Floors	Middle Floors	Upper 4 Floors
Market Rent (PSF)	$52.20	$62.40	$74.40
Lease Term (Years)	5	5	7
Lease Type	FSG	FSG	FSG
Rent Increase Projection	3.5%/Year	3.5%/Year	3.5%/Year
TI (New/Renewal)	$40.00 / $20.00	$40.00 / $20.00	$60.00 / $30.00
LC (New/Renewal)	6.0% / 2.0%	6.0% / 2.0%	6.0% / 2.0%
Free Rent (New/Renewal)	2 months / 2 months	2 months / 2 months	3 months / 3 months
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 610 Newport Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
One Culver, 10000 West Washington	Culver City, CA	1986/NAP	395,272	Mar-22	$510,000,000	$1,290
Intersect, 17877 and 17875 Von Karman Avenue; 17838 and 17872 Gillette Avenue	Irvine, CA	1989/2019	446,782	Jun-22	$235,250,000	$527
555 Aviation, 555 Aviation Boulevard	El Segundo, CA	1966/2017	259,754	Jun-22	$205,500,000	$791
Cubic Campus, 9223 and 9233 Balboa Avenue	San Diego, CA	2021/NAP	248,579	Mar-23	$148,250,000	$596
Calibre Bldg., 11119 North Torrey Pines Road	San Diego, CA	1990/2012	72,419	May-23	$86,000,000	$1,188
Pen Factory, 2701 Olympic Boulevard	Santa Monica, CA	1957/2017	222,000	Aug-23	$165,000,000	$743
Single-Tenant Office Building, 3401 Exposition Boulevard	Santa Monica, CA	1961/2013	63,376	Aug-23	$40,000,000	$631
(1)	Information obtained from the appraisal.

A-3-37

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

The following table presents certain information relating to the appraiser’s market rent conclusions for the 610 Newport Center Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
610 Newport Center, Newport Beach, CA	1972/2022	285,638(2)
500 Newport Center Drive, Newport Beach, CA	1968/NAP	155,631	Bridge Loan Financial	2,743	Aug-23	3.1 Yrs.	$56.40	Full Service
520 Newport Center Drive, Newport Beach, CA	2014/NAP	326,065	JH Real Estate Partners	4,140	Sep-23	2.0 Yrs.	$75.60	Full Service
620 Newport Center Drive, Newport Beach, CA	1971/1987	237,000	LPL Holdings	3,894	Jun-24	8.0 Yrs.	$51.60	Full Service
660 Newport Center Drive, Newport Beach, CA	1974/1987	259,932	Harcourts Auctions	2,405	Nov-23	3.0 Yrs.	$52.80	Full Service
450 Newport Center Drive, Newport Beach, CA	1974/NAP	77,248	Transdigm Inc.	5,769	Jul-24	5.0 Yrs.	$58.80	Full Service
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes – Upon the occurrence of a Cash Trap Event Period (as defined below) or a Leasing Event Period (as defined below), the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated tax payments.

Insurance – Upon the occurrence of a Cash Trap Event Period or a Leasing Event Period, and if there is no blanket policy in place or the borrower fails to provide evidence of a policy renewal, the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated insurance payments.

Replacement Reserve – Upon the occurrence of a Cash Trap Event Period or a Leasing Event Period, the borrower is required to deposit monthly replacement reserves equal to approximately $6,472.

TI/LC Reserve – Upon the occurrence of a Cash Trap Event Period or a Leasing Event Period, borrower is required to deposit monthly TI/LC reserves equal to $23,762 ($1.00 per square foot per year).

Rent Concession Reserve – At origination, the borrower deposited $1,046,249 for outstanding free rent and gap rent obligations.

Existing TI/LC Reserve – At origination, the borrower deposited $1,536,900 for unfunded tenant improvement and leasing commission-related landlord obligations to existing tenants.

Leasing Event Period Springing Reserve – Upon the occurrence of a Leasing Event Period, the borrower is required to, at its option, either to (i) deposit an amount equal to the Chipotle Funds Amount (defined below), (ii) deposit with the lender on each monthly payment date for the next 12 monthly payment dates 1/12th of Chipotle Funds Amount, (iii) deliver to the lender one or more letters of credit (50% of the required amount upon the occurrence of a Leasing Event Period and the remaining 50% 6 months later), or (iv) deliver to the lender a reserve guaranty from an affiliate of the borrower that maintains an investment grade rating or has been reasonably approved by the lender and affirmed by the rating agencies.

“Chipotle Funds Amount” means an amount equal to (i) $50 PSF for the space currently demised under the Chipotle lease, a Chipotle replacement lease of at least 75,000 square feet, or a new replacement lease of at least 75,000 square feet.

“Cash Trap Event Period” means the period either commencing (i) upon an event of default, or (ii) upon the date (tested quarterly) when the debt service coverage ratio is less than 1.15x (based on a 30-year amortizing monthly payment). A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default, and, with regard to clause (ii), upon the date (tested quarterly) that the debt service coverage ratio (based on a 30-year amortizing monthly payment) is equal to or greater than 1.20x for two consecutive calendar quarters.

“Leasing Event Period” means either (i) a Chipotle Leasing Event Period (as defined below) or (ii) a Major Replacement Leasing Event Period (as defined below).

A-3-38

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

“Chipotle Leasing Event Period” means the occurrence of any of the following: (i) the date the Chipotle lease is terminated prior to its then current expiration date, (ii) tenant or any lease guarantor’s material default beyond any applicable notice and cure period in excess of 45 days, (iii) a bankruptcy or similar filing by the Chipotle tenant or any lease guarantor, or (iv) the earlier of tenant’s non-renewal of its lease by the monthly payment date 12 months prior the lease expiration or tenant’s notice of non-renewal.

The Chipotle Leasing Event Period will end upon the first to occur of the following: (a) with respect to clauses (i)-(iv), all, or substantially all, of the Chipotle space has been leased to one or more acceptable replacement leases for a minimum five year term at a net effective rent of not less than 95% of the then effective fair market rent, all leasing costs have been paid, reserved or guaranteed, and the tenant is paying unabated rent or such free rent has been reserved, (b) with respect to clause (ii), the default has been cured, (c) with respect to clause (iii), the lease has been assumed or affirmed without any negative material change in economics, scope or duration and (d) with respect to clause (iv), the tenant has entered into an extension for all or substantially all of its space for a minimum five year term at a net effective rent of not less than 95% of the then effective fair market rent.

“Major Replacement Leasing Event Period” means the occurrence of any of the following: (i) the date that a major Chipotle space replacement lease or a major new replacement lease (each for at least 75,000 SF) lease is terminated prior to its then current expiration date, (ii) major Chipotle space replacement tenant or any related lease guarantor’s material lease default beyond any applicable notice and cure period in excess of 45 days; (iii) a bankruptcy or similar filing by a major Chipotle space replacement tenant or any related lease guarantor; and (iv) for any major Chipotle space replacement lease or major new replacement lease that has an initial term that expires prior to the date that is 12 months after the 610 Newport Center Whole Loan maturity, such tenant’s non-renewal of its lease on the earlier of the payment date that is 12 months’ prior to lease expiration or tenant’s notice of non-renewal.

A Major Replacement Leasing Event Period will end on the first to occur of the following: (a) with respect to clauses (i)-(iv), all, or substantially all, of the Chipotle space has been leased to one or more acceptable replacement leases for a minimum five year term at a net effective rent of not less than 95% of the then effective fair market rent, all leasing costs have been paid, reserved or guaranteed, and the tenant is paying unabated rent or such free rent has been reserved, (b) with respect to clause (ii), the default has been cured, (c) with respect to clause (iii), the lease has been assumed or affirmed without any negative material change in economics, scope or duration and (d) with respect to clause (iv), the tenant has entered into an extension for all or substantially all of its space on terms provided in such lease for renewal, or if no such terms are provided, then for a term that expires no earlier than the date that is 12 months following the 610 Newport Center Whole Loan maturity date at a net effective rent of not less than 95% of the then effective fair market rent.

Lockbox and Cash Management. The 610 Newport Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to deposit all rent into an established deposit account each business day. Upon the occurrence of a Cash Trap Event Period, all amounts available in the deposit account will be transferred to a cash management account controlled by the lender on each business day and applied in accordance with the cash flow waterfall in the cash management agreement. During the continuance of a Cash Trap Event Period, all excess cash flow will be held by the lender as additional collateral.

Property Management. The 610 Newport Center Property is managed by Irvine Management Company, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Property/Terrorism Insurance. The 610 Newport Center Whole Loan documents require an “all risk” insurance policy on a replacement cost basis, including (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, , and (ii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-39

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$53,000,000
1701 Atlantic Avenue Ocean City, MD 21842	Holiday Inn & Suites Ocean City	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.8% 1.55x 13.6%

A-3-40

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$53,000,000
1701 Atlantic Avenue Ocean City, MD 21842	Holiday Inn & Suites Ocean City	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.8% 1.55x 13.6%

St. Martin River
Isle of Wight Wildlife Management Area
Assowoman Bay
Rehoboth Beach, DE 22 miles
528
90
Ocean City Expressway
Assowoman Bay Bridge
90
Coastal Hwy
Seacrets Distilling Company
Mankin Creek
Isle of Wight Bay
Ocean City
Ocean Pines
Roland E. Powell Convention Center
Ocean City, MD Visitors Center
528
Herring Creek
Jolly Roger Amusement Park
33rd Street Shopping Plaza
Philadelphia Ave
28th Street Plaza
North End of Boardwalk
Old Pro Golf
WORCESTER COUNTY
Phillips Square
Holiday Inn & Suites Ocean City
1701 Atlantic Avenue
Ocean City, MD 21842
Atlantic Ocean
West Ocean City
Ocean City Beach
528
Salisbury 28 miles
White Marlin Mall
Outlets Ocean City
Ocean Gateway
50
Baja Amusements
Seaside Village
Ocean City Town Skate Park
Philadelphia Ave
Baltimore Ave
Ocean City Boardwalk
Park Place Plaza
50
Harry W. Kelley Memorial Bridge
Ripley's Believe It or Not!
Ocean City Boardwalk Arch
Assateague Square
Jolly Roger at the Pier
Pepsi Wheel
Ocean City Pier
610
Trimper Rides of Ocean City
Oceanic Fishing Pier
The Inlet Village/ Ocean City Life Saving Museum
Sinepuxent
Stephen Decatur Hwy
Airport Rd
Ocean City Municipal Airport
Sinepuxent Bay
Assateague Island
610
Eagle's Landing Golf Course
Bel Air
Towson
Pikesville
BALTIMORE
Columbia
Glen Burnie
Severna Park
Bowie
Annapolis
WASHINGTON DC
Clinton
Waldorf
Chestertown
MARYLAND
Federalsburg
Cambridge
Leonardtown
Chesapeake Bay
VIRGINIA
Tappahannock
Middletown
Smyrna
Dover
Milford
DELAWARE
Georgetown
NEW JERSEY
Vineland
Delaware Bay
Cape May
Rehoboth Beach
Dewey Beach
Ocean View
Salisbury
Ocean Pines
Ocean City
Pocomoke City
Atlantic Ocean

A-3-41

No. 5 – Holiday Inn & Suites Ocean City

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Hospitality – Full Service
	Original Principal Balance:	$53,000,000		Location:	Ocean City, MD
	Cut-off Date Balance:	$53,000,000		Size:	210 Rooms
	% of Initial Pool Balance:	7.4%		Cut-off Date Balance Per Room:	$252,381
	Loan Purpose:	Refinance		Maturity Date Balance Per Room:	$238,925
	Borrower Sponsors:	John H. Harrison, Hale Harrison Irrevocable Trust and Harrison Group Hotels		Year Built/Renovated:	2001/2021
	Guarantors:	John H. Harrison and Hale Harrison Irrevocable Trust		Title Vesting:	Fee
	Mortgage Rate:	6.8450%		Property Manager:	Harrison Group General, LLC (borrower affiliate)
	Note Date:	June 18, 2024		Current Occupancy (As of):	69.6% (5/31/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	71.8%
	Maturity Date:	July 11, 2034		YE 2022 Occupancy:	70.7%
	IO Period:	60 months		YE 2021 Occupancy:	76.6%
	Loan Term (Original):	120 months		YE 2020 Occupancy:	52.9%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$88,700,000
	Loan Amortization Type:	Interest Only, Amortizing Ballon		As-Is Appraised Value Per Room:	$422,381
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	May 6, 2024

	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (5/31/2024):	$7,061,618
	Additional Debt Type (Balance):	NAP		YE 2023 NOI:	$7,470,344
				YE 2022 NOI:	$7,416,798
				YE 2021 NOI:	$5,208,199
				U/W Revenues:	$19,134,895
				U/W Expenses:	$11,924,981
				U/W NOI:	$7,209,914
Escrows and Reserves(1)				U/W NCF:	$6,444,519
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.73x / 1.55x
Taxes	$596,395	$59,639	NAP	U/W Debt Yield based on NOI/NCF:	13.6% / 12.2%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	14.4% / 12.8%
FF&E Reserve	$0	$64,799(2)	NAP	Cut-off Date LTV Ratio:	59.8%
Seasonality Reserve	$950,000	Various(3)	NAP	LTV Ratio at Maturity:	56.6%
New PIP Deposit Reserve	$0	Springing	NAP

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$53,000,000	100.0%	Loan Payoff	$35,459,959	66.9%
			Upfront Reserves	$1,546,395	2.9%
			Closing Costs	$714,017	1.3%
			Return of Equity	$15,279,629	28.8%
Total Sources	$53,000,000	100.0%	Total Uses	$53,000,000	100.0%
(1)	See “Escrows” section.
(2)	The monthly FF&E Reserve is calculated annually, based on the prior year’s operating revenue. See “Escrows” section for further detail.
(3)	On each monthly payment date occurring in each month of June, $200,000, on each monthly payment date in each month of July, $750,000, on each monthly payment date in each month of August, $1,500,000, on each monthly payment date in each month of September, $1,250,000.

The Mortgage Loan. The fifth largest mortgage loan (“Holiday Inn & Suites Ocean City Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $53,000,000 and secured by the fee interest in a 210-room full-service hotel located in Ocean City, Maryland (“Holiday Inn & Suites Ocean City Property”).

The Borrower and Borrower Sponsors. The co-borrowers are Harrison HI 18 LLC and Harrison Inn Ocean View SPE, LLC, each a single-purpose, Maryland limited liability company with one independent director (collectively, as the context requires, the “borrower”). Harrison HI 18 LLC, the operating co-borrower, owns two parcels that comprise about one-half of the total building area and parking, and leases two parcels that comprise the remaining building area and parking from Harrison Inn Ocean View SPE, LLC at an annual rent of $240,000, payable out of excess cash flow only (the “inter-party lease”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Holiday Inn & Suites Ocean City Mortgage Loan. The borrower sponsors

A-3-42

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$53,000,000
1701 Atlantic Avenue Ocean City, MD 21842	Holiday Inn & Suites Ocean City	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.8% 1.55x 13.6%

are Harrison Group Hotels, John H. Harrison, and Hale Harrison Irrevocable Trust. The non-recourse carveout guarantors are John H. Harrison and Hale Harrison Irrevocable Trust.

The Holiday Inn & Suites Ocean City Property is managed by Harrison Group General, LLC, an affiliate of the borrower sponsor. Founded in 1952, Harrison Group Hotels is a third-generation hospitality company based in Ocean City, Maryland. Harrison Group has over 50 years of experience in the hospitality industry and has a portfolio consisting of 19 hotels totaling over 2,200 keys. Harrison Group manages properties in partnership with brands including Marriott and Hilton.

The Property. The Holiday Inn & Suites Ocean City Property is a 210-room, full-service hotel located in Ocean City, Maryland. Built in 2001 and renovated in 2021, amenities include 1,388 square feet of meeting space, an indoor swimming pool, a fitness center, a business center, two oceanfront pools, a guest laundry room, a sundries shop and vending and ice machines. The Holiday Inn & Suites Ocean City Property operates under a franchise agreement with Holiday Hospitality Franchising, LLC, a Delaware limited liability company, which expires in June 2041. Among other things, the franchise agreement requires periodic soft goods replacements every 5-6 years and case goods replacements every 10-12 years.

The Holiday Inn & Suites Ocean City Property guestroom configuration consists of 47 king guestrooms, 162 double queen guestrooms, and one two-bedroom suite for a total of 210 rooms across 249,043 SF.

The owner originally acquired the property through the purchase of the existing Sandhill Motel in 1980 and Ocean Park Motel in 1981, which they operated for approximately 19 years. In 1999, the owner demolished both structures to build the Holiday Inn & Suites Ocean City Property and have owned and operated the hotel since 2001. The Holiday Inn & Suites Ocean City Property underwent a $10.7 million ($50,952 per room) renovation in 2021, which included upgrades to guestrooms and public areas.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of Holiday Inn & Suites Ocean City Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Holiday Inn & Suites Ocean City Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022 TTM	61.0%	$238.81	$145.65	73.5%	$262.21	$192.75	120.5%	109.8%	132.3%
12/31/2023 TTM	59.9%	$246.25	$147.44	71.4%	$304.60	$217.63	119.3%	123.7%	147.6%
4/30/2024 TTM	56.3%	$246.38	$138.74	69.0%	$318.50	$219.92	122.6%	129.3%	158.5%
(1)	Information obtained from a third-party research report.
(2)	According to a third-party research report, the competitive set includes Holiday Inn Ocean City, Ashore Resort & Beach Club, Quality Inn Boardwalk Ocean City, Carousel Oceanfront Hotel & Condos, DoubleTree by Hilton Ocean City Oceanfront, Hilton Suites Ocean City Oceanfront and Courtyard Ocean City Oceanfront.

The following table presents historical occupancy percentages at the Holiday Inn & Suites Ocean City Property:

Historical Occupancy(1)

12/31/2020(2)	12/31/2021(2)	12/31/2022(2)	12/31/2023(2)	5/31/2024
52.9%	76.6%	70.7%	71.8%	69.6%
(1)	Information obtained from the borrower.
(2)	The increase in occupancy from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. Additionally, the Holiday Inn & Suites Ocean City Property underwent an approximately $10.7 million renovation ($50,952/room) in 2021.

A-3-43

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$53,000,000
1701 Atlantic Avenue Ocean City, MD 21842	Holiday Inn & Suites Ocean City	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.8% 1.55x 13.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Holiday Inn & Suites Ocean City Property:

Cash Flow Analysis

	2021	2022	2023	TTM 5/31/2024	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	76.6%	70.7%	71.8%	69.6%	69.6%
ADR	$281.52	$304.89	$311.92	$315.68	$315.68
RevPAR	$215.68	$215.64	$224.09	$219.88	$219.88

Room Revenue	$13,864,398	$16,528,720	$17,176,684	$16,899,909	$16,843,680	88.0%	80,208
Food & Beverage Revenue	1,541,668	1,852,803	1,857,063	1,779,276	1,779,276	9.3	8,473
Other Revenue	339,828	406,469	406,016	511,939	511,939	2.7	2,438
Total Revenue	$15,745,894	$18,787,992	$19,439,763	$19,191,124	$19,134,895	100.0%	$91,119

Room Expense	2,633,646	2,998,836	3,525,388	3,649,233	3,637,091	21.6%	17,319
Food & Beverage Expense	1,510,798	1,717,098	1,489,974	1,501,476	1,501,476	84.4	7,150
Other Department Expense	13,687	15,325	50,059	52,272	52,272	10.2	249
Total Department Expenses	$4,158,131	$4,731,259	$5,065,421	$5,202,981	$5,190,839	27.1%	$24,718
Gross Operating Income	$11,587,763	$14,056,733	$14,374,342	$13,988,143	$13,944,056	72.9%	$66,400

Total Undistributed Expenses	5,321,218	5,553,550	5,444,048	5,513,225	5,508,587	28.8	26,231
Gross Operating Profit	$6,266,545	$8,503,183	$8,930,294	$8,474,918	$8,435,469	44.1%	$40,169

Property Taxes	722,980	643,968	716,828	703,200	703,200	3.7	3,349
Insurance	335,366	442,417	743,122	710,100	522,355	2.7	2,487
Total Operating Expenses	$10,537,695	$11,371,194	$11,969,419	$12,129,506	$11,924,981(3)	62.3%	$56,786

Net Operating Income	$5,208,199(2)	$7,416,798(2)	$7,470,344	$7,061,618	$7,209,914	37.7%	$34,333
FF&E	0	0	0	0	765,396	4.0	3,645
Net Cash Flow	$5,208,199	$7,416,798	$7,470,344	$7,061,618	$6,444,519	33.7%	$30,688

NOI DSCR	1.25x	1.78x	1.79x	1.70x	1.73x
NCF DSCR	1.25x	1.78x	1.79x	1.70x	1.55x
NOI Debt Yield	9.8%	14.0%	14.1%	13.3%	13.6%
NCF Debt Yield	9.8%	14.0%	14.1%	13.3%	12.2%
(1)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(2)	The increase in Net Operating Income from 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. Additionally, the Holiday Inn & Suites Ocean City Property underwent an approximately $10.7 million renovation ($50,952/room) in 2021.
(3)	Excludes $240,000 annual rent payable out of excess cash flow pursuant to inter-party lease. See “The Borrower and Borrower Sponsors”, above.

Appraisal. The appraised value of $88,700,000 is as of May 6, 2024 and represents the as-is value of the Holiday Inn & Suites Ocean City Property. The appraisal also provided a Prospective Market Value upon Stabilization of $94,700,000 as of May 6, 2025, representing a 56.0% Cut-Off Date LTV Ratio.

Environmental Matters. According to the Phase I environmental site assessment dated May 14, 2024, there was no evidence of any recognized environmental conditions at the Holiday Inn & Suites Ocean City Property.

Market Overview and Competition. The Holiday Inn & Suites Ocean City Property is located in Ocean City, Maryland. The hotel is located near major access streets, such as Baltimore Avenue and Coastal Highway, providing easy entry and exit for guests. The Holiday Inn & Suites Ocean City Property has three primary highway access routes to Ocean City which are U.S. Route 50 to the south, MD Route 90 near mid-town at 62nd Street, and DE Route 54 to the north, just across the state line in Fenwick Island, Delaware. The main north/south route in Ocean City is Coastal Highway.

The Salisbury-Ocean City Wicomico Regional Airport is located about 28 miles from Ocean City. The Salisbury CBD, the economic center of the region, is approximately 31 miles from Ocean City. Regional shopping areas include the Ocean City Factory Outlets in West Ocean City, and the Rehoboth Beach Outlets in Delaware.

According to the appraisal, the 2023 estimated population within a two-, five-mile and ten-mile radius of the Holiday Inn & Suites Ocean City Property was 3,567, 19,893 and 51,360 respectively. The 2023 estimated average household income within the same two-mile, five-mile and ten-mile radius was $83,125, $103,791 and $97,456 respectively.

According to a third-party research report, the Holiday Inn & Suites Ocean City Property is located in the Ocean City, MD submarket. The appraisal did not identify any new hotels under construction or planned for near term development that are expected to directly compete with the Holiday Inn & Suites Ocean City Property.

A-3-44

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$53,000,000
1701 Atlantic Avenue Ocean City, MD 21842	Holiday Inn & Suites Ocean City	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.8% 1.55x 13.6%

The table below presents certain information relating to comparable sales pertaining to the Holiday Inn & Suites Ocean City Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built/Renovated	Rooms	Sale Date	Sale Price / Room
Four Points by Sheraton Jacksonville	11 1st Street North Jacksonville Beach, FL	2001/NAV	80	11/2023	$459,375
Delta Hotels Virginia Beach Bay front Suites	2800 Shore Drive Virginia Beach, VA	1986/NAV	295	6/2022	$277,966
Courtyard Ocean City Oceanfront	2 15th Street Ocean City, MD	2009/NAV	91	5/2022	$415,385
Park Place Hotel	208 North Baltimore Avenue Ocean City, MD	2000/NAV	90	12/2021	$311,111
Hampton Inn Virginia Beach-Oceanfront South	1011 Atlantic Avenue Virginia Beach, VA	2009/NAV	141	9/2021	$257,092
The Bellmoor Inn & Spa	6 Christian Street Rehoboth Beach, DE	1932/NAV	78	2/2020	$387,821

Escrows.

Real Estate Taxes – The Holiday Inn & Suites Mortgage Loan documents require an upfront reserve of $596,395 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially $59,639.

Insurance – The Holiday Inn & Suites Mortgage Loan documents require an ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be provided so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than 10 days after to the expiration dates of said policies.

FF&E Reserve - The Holiday Inn & Suites Mortgage Loan documents require ongoing monthly deposits in an amount equal to 1/12th of 4% of the gross revenue for the preceding calendar year reserved under the franchise agreement for FF&E, initially estimated at $64,799.

Seasonality Reserve – The Holiday Inn & Suites Mortgage Loan documents require an upfront deposit of $950,000. On each monthly payment date occurring in June, an amount equal to $200,000, each monthly payment date occurring in July, an amount equal to $750,000, each monthly payment date occurring in August, an amount equal to $1,500,000 and each monthly payment date occurring in September, an amount equal to $1,250,000 (“the Seasonality Reserve Monthly Deposit”).

New PIP Deposit Springing Reserve - The Holiday Inn & Suites Mortgage Loan documents require a springing reserve in an amount equal to 115% of the estimated cost of any new property improvement plan required by franchisor under the franchise agreement, including any replacement franchise agreement.

Lockbox and Cash Management. The Holiday Inn & Suites Ocean City Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and manager are required to direct all credit card companies to deposit all amounts due directly into the lockbox account, which will be transferred to the borrower’s operating account on a daily basis when there is no Cash Trap Event Period (as defined below) in place. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the payment priorities outlined in Holiday Inn & Suites Ocean City Mortgage Loan documents is required to be swept to an excess cash flow subaccount to be held as additional collateral for Holiday Inn & Suites Ocean City Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the expiration, termination or cancellation of franchise agreement
(iii)	subject to the borrower’s payment of a DSCR trigger avoidance payment, the debt service coverage ratio (based on interest-only payments) falling below 1.35x. A “DSCR trigger avoidance payment” means prepayment of the loan in an amount sufficient to satisfy the 1.35x DSCR threshold, together with applicable yield maintenance and interest shortfall amounts due.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), above, upon the date that (a) Harrison HI 18 LLC 1 has entered into a replacement franchise agreement, (b) Harrison HI 18 LLC 1 is in possession of a replacement franchise agreement, and (c) Harrison HI 18 LLC 1 are not in default under such replacement franchise agreement.
●	with regard to clause (iii), upon the amortizing NCF DSCR being equal to or greater than 1.40x for two consecutive quarters.

A-3-45

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$53,000,000
1701 Atlantic Avenue Ocean City, MD 21842	Holiday Inn & Suites Ocean City	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.8% 1.55x 13.6%

Property Management. The Holiday Inn & Suites Ocean City Property is managed by Harrison Group General, LLC, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Property/Terrorism Insurance. The Holiday Inn & Suites Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, (ii) windstorm and /or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-46

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

A-3-47

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

A-3-48

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

Regency Park Shopping Center
Jacksonville Intl. Airport 19 miles
Kernan Village
Atlantic Blvd
Holiday Hill
Southside Estates
Sandalwood
Altama Rd
Alden Rd
Southside Blvd
Forest Blvd
Anniston Rd
St. Johns Bluff Rd
Kernan Blvd
Leahy Rd
Downtown Jacksonville 9 miles
FSCJ South Campus
Park Ridge
Beach Blvd
Kernan Square
Eastpointe Business Center
The Offices at West Park
EastPark Business Park
Hogan Rd
JACKSONVILLE
Anders Blvd
Pilot Pen Corporation
Morocco Shrine Auditorium
Hodges Stadium
Sans Pareil
Brackridge
UNF Arena
Shoppes Of Deerwood Lake
Windy Hill
St. Johns Town Center
4663 River City Drive
Jacksonville, FL 32246
Fine Arts Center
St John's Center North
Fidelity Investments
University of North Florida
UNF Hicks Hall
Gate Pkwy W.
Merrill Lynch
Gate Parkway West Business Center
Florida Blue Insurance
Glen Kernan GC
Markets At Town Center
J. Turner Butler Blvd
FBI
New York Life Insurance
Deutsche Bank
SoFi Corporate Office
Canon Solutions America
Baymeadows
Shoppes At Village Walk
Johnson & Johnson Vision
Deerwood
Mayo Clinic Primary Care Center
Deerwood GC
FSCJ Deerwood Center
Deerwood Village
Baymeadows Village
Baymeadows Rd
Southeastern Grocers HQ
J-Tec Institute
Southside
DUVAL COUNTY
Philips Hwy
Bank of America Corp. Campus
Shoppes at Southside
The Avenues
Deercreek CC
JACKSONVILLE
Atlantic Ocean

A-3-49

No. 6 – St. Johns Town Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Super Regional Mall
	Original Principal Balance(1):	$46,000,000		Location:	Jacksonville, FL
	Cut-off Date Balance(1):	$46,000,000		Size(5):	1,022,042 SF
	% of Initial Pool Balance:	6.4%		Cut-off Date Balance Per SF(1)(5):	$352.24
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1)(5):	$352.24
	Borrower Sponsor:	Simon Property Group, L.P.		Year Built/Renovated:	2005, 2008, 2014 / NAP
	Guarantor:	Simon Property Group, L.P.		Title Vesting:	Fee
	Mortgage Rate:	5.9480%		Property Manager:	Simon Management Associates, LLC (borrower-related)
	Note Date:	May 10, 2024		Current Occupancy (As of):	93.9% (6/1/2024)
	Seasoning:	2 months		YE 2023 Occupancy(6):	97.0%
	Maturity Date:	June 1, 2034		YE 2022 Occupancy(6):	95.0%
	IO Period:	120 months		YE 2021 Occupancy(6):	95.0%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$753,700,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(5):	$737.45
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	March 21, 2024
	Call Protection(2):	L(26),D(88),O(6)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1)(3):	Yes		YE 2023 NOI(7):	$41,732,761
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($314,000,000)		YE 2022 NOI:	$39,266,904
				YE 2021 NOI:	$35,954,705
				YE 2020 NOI:	$31,506,200
				U/W Revenues:	$63,759,318
Escrows and Reserves(4)				U/W Expenses:	$15,996,884
	Initial	Monthly	Cap	U/W NOI(7):	$47,762,434
Taxes:	$0	Springing	NAP	U/W NCF:	$45,410,434
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.20x / 2.09x
Replacement Reserves:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.3% / 12.6%
TI/LC Reserve:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.3% / 12.6%
Gap Rent Reserve:	$1,394,586	$0	NAP	Cut-off Date LTV Ratio(1):	47.8%
Outstanding TI/LC:	$8,393,631	$0	NAP	LTV Ratio at Maturity(1):	47.8%

Sources and Uses
Sources			Uses
Whole Loan Amount	$360,000,000	98.5%	Loan Payoff	$351,117,405	96.0%
Sponsor Equity	5,611,283	01.5	Reserves	9,788,217	2.7
			Closing Costs	4,705,660	1.3
Total Sources	$365,611,283	100.0%	Total Uses	$365,611,283	100.0%
(1)	The St. Johns Town Center Mortgage Loan (as defined below) is part of the St. Johns Town Center Whole Loan (as defined below), which is comprised of 72 pari passu promissory notes with an aggregate original principal balance of $360,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the St. Johns Town Center Whole Loan.
(2)	The St. Johns Town Center Whole Loan may be (a) defeased after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) June 1, 2027 (the “Permitted Release Date”), or (b) prepaid in whole (but not in part) with the payment of an amount equal to the yield maintenance premium if the Permitted Release Date has occurred but the REMIC Prohibition Period has not occurred, provided that any portion of the St. Johns Town Center Whole Loan that has been securitized, as of such projected prepayment date, for a period of more than two years from the closing date of the REMIC trust which holds such securitized portion of the St. Johns Town Center Whole Loan is contemporaneously defeased. The assumed lockout period is based on the expected WFCM 2024-C63 closing date in August 2024. The actual lockout period may be longer.
(3)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(4)	See “Escrows” section below for further discussion of reserve requirements.
(5)	The St. Johns Town Center Property (as defined below) is part of a larger retail development consisting of 1,433,086 square feet (“SF”), including non-collateral tenants such as Dillard’s (242,309 SF), Target (123,735 SF) and Ashley Furniture (45,000 SF).
(6)	Includes temporary tenants.
(7)	The increase from Most Recent NOI to UW NOI is driven by new leasing. Since the second half of 2023, there have been 13 new leases, totaling $3.8 million of gross rent, executed at the St. Johns Town Center Property. Of such new leasing, 11,953 SF and approximately $1.5 million of gross rent is attributed to tenants who are not yet in occupancy.
A-3-50

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

The Mortgage Loan. The sixth largest mortgage loan (the “St. Johns Town Center Mortgage Loan”) is part of a whole loan (the “St. Johns Town Center Whole Loan”) evidenced by 72 pari passu promissory notes in the aggregate original principal amount of $360,000,000. The St. Johns Town Center Whole Loan is secured by first priority fee interest in a super-regional mall on a 119.82-acre plot of land in the St. Johns submarket of Jacksonville, Florida (the “St. Johns Town Center Property”). The St. Johns Town Center Whole Loan was co-originated on May 10, 2024 by Barclays Capital Real Estate Inc. (“Barclays”), Goldman Sachs Bank USA (“GSBI”), JPMorgan Chase Bank, National Association (“JPMCB”) and Societe Generale Financial Corporation (“SGFC”). The St. Johns Town Center Mortgage Loan is evidenced by the non-controlling notes A-7-A-1, A-7-B-1, A-7-C-1, A-7-D-1, A-8-A, A-8-B, A-8-C, A-8-D, A-9-A, A-9-B, A-9-C and A-9-D with an aggregate outstanding principal balance as of the Cut-off Date of $46,000,000. The remaining promissory notes comprising the St. Johns Town Center Whole Loan are summarized in the below table. The St. Johns Town Center Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C28 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$19,859,697	$19,859,697	BBCMS 2024-C28(2)	Yes
A-1-B, A-1-C, A-1-D	$25,140,303	$25,140,303	BBCMS 2024-C28(2)	No
A-2-A, A-2-B, A-2-C, A-2-D(1)	$30,000,000	$30,000,000	Barclays	No
A-3-A, A-3-B, A-3-C, A-3-D(1)	$25,000,000	$25,000,000	Barclays	No
A-4-A, A-4-B, A-4-C, A-4-D	$12,500,000	$12,500,000	BBCMS 2024-C28(2)	No
A-5-A, A-5-B, A-5-C, A-5-D	$7,500,000	$7,500,000	BBCMS 2024-C28(2)	No
A-6-A, A-6-B, A-6-C, A-6-D	$35,000,000	$35,000,000	BANK 2024-BNK47	No
A-7-A-1, A-7-B-1, A-7-C-1, A-7-D-1	$10,000,000	$10,000,000	WFCM 2024-C63	No
A-7-A-2, A-7-B-2, A-7-C-2, A-7-D-2	$10,000,000	$10,000,000	BANK 2024-BNK47	No
A-8-A, A-8-B, A-8-C, A-8-D	$20,000,000	$20,000,000	WFCM 2024-C63	No
A-9-A, A-9-B, A-9-C, A-9-D	$16,000,000	$16,000,000	WFCM 2024-C63	No
A-10-A, A-10-B, A-10-C, A-10-D	$5,000,000	$5,000,000	BANK 2024-BNK47	No
A-11-A, A-11-B, A-11-C, A-11-D	$25,000,000	$25,000,000	BANK 2024-BNK47	No
A-12-A, A-12-B, A-12-C, A-12-D	$25,000,000	$25,000,000	BANK 2024-BNK47	No
A-13-A, A-13-B, A-13-C, A-13-D	$25,000,000	$25,000,000	BMO 2024-C9	No
A-14-A, A-14-B, A-14-C, A-14-D	$21,000,000	$21,000,000	BMO 2024-C9	No
A-15-A, A-15-B, A-15-C, A-15-D	$20,000,000	$20,000,000	BMO 2024-C9	No
A-16-A, A-16-B, A-16-C, A-16-D	$15,000,000	$15,000,000	BMO 2024-C9	No
A-17-A, A-17-B, A-17-C, A-17-D	$13,000,000	$13,000,000	BBCMS 2024-C28(2)	No
Total	$360,000,000	$360,000,000
(1)	The notes held by the lenders are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The BBCMS 2024-C28 securitization transaction is expected to close on or about August 29, 2024.

The Borrowers and the Borrower Sponsor. The borrowing entities for the St. Johns Town Center Whole Loan are Shops at St. Johns, LLC and STJTC II, LLC, each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Simon Property Group, L.P. (“Simon”). So long as the non-recourse carveout guarantor is either Simon, Simon Property Group, Inc. (“Simon Inc.”), RREEF America II Lower REIT LLC, a Delaware limited liability company, or an affiliate of Simon or Simon Inc., the liability under the guaranty is limited to 20% ($72,000,000) of the original principal amount of the St. Johns Town Center Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnity for the St. Johns Town Center Whole Loan; however, the non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials (subject to the aforementioned 20% cap).

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P: A-), an S&P 100 company and owner of shopping, dining, entertainment and mixed-use destinations. As of March 31, 2024, Simon owned or held an interest in 195 income-producing properties in the United States, including 93 malls, 69 premium outlets, 14 Mills-branded shopping centers, six lifestyle centers and 13 other retail properties. Simon also owns an 84% non-controlling interest in The Taubman Realty Group, LLC, or TRG, which has an interest in 23 regional, super-regional and outlet malls in the U.S. and Asia. Additionally, Simon has a 22.4% ownership interest in Klépierre SA, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of May 13, 2024, Simon had an equity market capitalization of approximately $47.9 billion. Simon is also a borrower sponsor on the Grapevine Mills Whole Loan, which is included in this pool.

A-3-51

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

The Property. The St. Johns Town Center Property is a Class A, open-air, super-regional mall on a 119.82-acre plot of land in the St. Johns submarket of Jacksonville, Florida. The St. Johns Town Center Property consists of a 1,022,042 square foot portion of a larger retail development consisting of 1,433,086 total square feet. The St. Johns Town Center Property benefits from four anchor tenants: Dick’s Clothing & Sporting Goods (“Dick’s”), Dillard’s (non-collateral), Nordstrom and Target (non-collateral). Dillard’s and Target are not part of the collateral and have no attributable underwritten base rent or reimbursements. The St. Johns Town Center Property was constructed in two phases: an initial phase that was built in 2005 (“Phase I”) and a subsequent phase that was constructed in 2008 and 2014 (“Phase II”). Together, Phase I and Phase II comprise a community center (the “Community Center”) and lifestyle center, as outlined in the layout shown on a previous page. The Community Center component is generally L-shaped and extends along the northern border and east side of the St. Johns Town Center Property. The Community Center component also includes three smaller strip centers located along the western border of the St. Johns Town Center Property. The lifestyle component of the St. Johns Town Center Property is comprised of a series of freestanding multi-tenant buildings which line either side of River City Drive and Midtown Parkway. Nordstrom and Dillard’s are located along the west side of the center with secondary roads extending to both. Dick’s and Restoration Hardware are situated along the east side of the St. Johns Town Center Property. A cluster of four freestanding restaurants anchor the south side of the St. Johns Town Center Property. The St. Johns Town Center Property provides parking via 6,149 surface parking spaces (approximately 4.25 spaces per 1,000 square feet).

The St. Johns Town Center Property benefits from having the highest mall grade among the appraiser’s identified competitive properties. The St. Johns Town Center Property has an A+ grade, with competitive properties largely of inferior quality, as determined by a third party market data provider.

As of June 1, 2024, the St. Johns Town Center Property was 93.9% leased to 170 unique tenants (excluding temp tenants), with no tenant accounting for greater than 12.0% of net rentable area and 2.9% of underwritten base rent. In 2023, the tenants at the St. Johns Town Center Property generated approximately $673.0 million in total sales, with comp inline sales (less than 10,000 square feet excluding Apple and Tesla) of $921 per square foot. Inline tenants benefit from high-performing anchor tenancy at the St. Johns Town Center Property, with the Dillard’s location netting the highest sales in the Southeast region and the Dick’s location netting higher sales than any other Dick’s store in the trade area. Inline tenants include both luxury and nationally-recognized brands, such as Apple, Louis Vuitton, Gucci, Chanel, Coach, Tiffany & Co., Mayors, Alo Yoga and Lululemon. The St. Johns Town Center Property has a wide variety of food and beverage options, including The Cheesecake Factory, RH Rooftop Restaurant, The Capital Grille and Cantina Laredo, with food and beverage outlets accounting for over $90.0 million of 2023 sales, in aggregate.

The St. Johns Town Center Property has benefitted from positive leasing momentum, with 52,612 square feet of recently executed leases commencing between 2023 and 2025. Notable brands with recently executed leases include Chanel, Gucci, Aritzia, Breitling, Omega and J. Crew. In addition, luxury tenants including Louis Vuitton, Lovesac, Mayors Jewelers and Lululemon recently expanded into larger spaces.

Simon has invested approximately $44.7 million in capital expenditures since 2019, including approximately $18.0 million allocated to the addition of an RH Gallery in 2021 and approximately $6.0 million to Gucci and Altar’d State tenant allowances. Capital expenditures were also allocated towards building improvements, exterior improvements, roofing, paving and signage.

The following table presents certain information relating to the tenant sales at the St. Johns Town Center Property:

Tenant Sales(1)(2)

Sales History
	2019	2021	2022	2023
Gross Mall Sales(3)	$590,274,000	$549,525,000	$669,225,000	$672,995,001
Nordstrom	$17,943,000	$13,321,000	$20,091,000	$19,768,260
Dick's(4)	$17,500,000	$20,100,000	$20,100,000	$20,100,000
Comp Sales PSF (Inline < 10,000 SF) (4)(5)	$1,064	$935	$1,097	$1,109
Comp Sales PSF (Inline < 10,000 SF excluding Apple & Tesla)(5)	$627	$826	$911	$921
Occupancy Cost (Inline < 10,000 SF) (4)(5)	11.0%	10.6%	10.4%	11.0%
(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants. Dillard’s, Dick’s, Ross Dress for Less, Target, Ashley Furniture and Marshall’s do not report sales. Dillard’s, Target and Ashley Furniture are non-collateral.
(2)	2020 excluded due to the adverse impact of the COVID-19 pandemic.
(3)	Gross Mall Sales includes the Community Center, which is included as collateral.
(4)	The Apple lease commenced on February 1, 2023. The Tesla lease expired on January 31, 2022.
(5)	Based on estimates provided by the borrower sponsor.

A-3-52

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

Major Tenants.

Nordstrom (123,000 square feet, 12.0% of NRA, 1.1% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB/Ba2/BB+) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a leading fashion designer offering compelling clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom executed its ground lease at the St. Johns Town Center Property on April 23, 2013, and its initial lease expiration date is February 28, 2030. Nordstrom has eight, 10-year extension options. Nordstrom reported 2023 sales of approximately $19.8 million and occupancy cost of 2.8% at the St. Johns Town Center Property.

Dick's Clothing & Sporting Goods (66,000 square feet, 6.5% of NRA, 2.9% of underwritten base rent): Dick’s (Fitch/Moody's/S&P: NR/Baa3/BBB) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone!. Dick’s is an original tenant at the St. Johns Town Center Property, having executed the lease for its space on October 17, 2003, and subsequently extending its lease term through January 2026. Dick’s has two remaining five-year extension options. The borrower sponsor estimates that Dick’s achieved 2023 sales of $20.1 million and occupancy cost of 7.0% at the St. Johns Town Center Property.

Restoration Hardware (48,697 square feet, 4.8% of NRA, 2.5% of underwritten base rent): Founded in 1980 and headquartered in Corte Madera, California, Restoration Hardware (Fitch/Moody's/S&P: NR/B1/NR) is a retailing company that offers home furnishing products, including fabric and leather seating, bedding accessories, tables, faucets, mirrors, lighting, rugs, etc. Restoration Hardware sells its products through its stores, websites and catalogs, and owns and operates a network of retail outlets across the US, Canada and the UK. Restoration Hardware executed its ground lease at the St. Johns Town Center Property in January 2020, and has an initial lease expiration date in January 2037. Restoration Hardware has three, five-year renewal options remaining. Restoration Hardware reported 2023 sales of approximately $25.7 million and occupancy cost of 6.8% at the St. Johns Town Center Property.

A-3-53

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

The following table presents certain information relating to the major tenant sales at the St. Johns Town Center Property:

Major/Select In-Line Tenant Sales(1)(2)

Tenant Name	SF	2019	2021	2022	2023	2023 Sales PSF	Occupancy Cost
Anchor Tenants
Nordstrom	123,000	$17,943,000	$13,321,000	$20,091,000	$19,768,260	$161	2.8%
Dick’s(3)	66,000	$17,500,000	$20,100,000	$20,100,000	$20,100,000	$305	7.0%
Major Tenants (Top 10 by SF)
Restoration Hardware	48,697	N/A	N/A	$26,440,000	$25,685,817	$527	6.8%
Jo-Ann Fabrics	35,000	$4,680,000	$4,374,000	$4,223,000	$3,966,282	$113	15.4%
Ross Dress For Less	30,187	$7,000,000	$9,700,000	$9,800,000	$9,800,000	$325	5.3%
DSW Shoe Warehouse	30,000	$8,784,000	$9,562,000	$10,326,000	$9,855,965	$329	6.7%
Barnes & Noble	25,153	$5,877,000	$4,871,000	$7,896,000	$7,556,930	$300	10.6%
Marshalls	23,636	N/A	N/A	$6,300,000	$6,300,000	$267	8.6%
PetSmart	19,107	$6,410,000	$7,854,000	$8,231,000	$8,510,546	$445	4.8%
Old Navy	16,953	$7,989,000	$8,069,000	$7,458,000	$7,336,126	$433	11.3%
Arhaus Furniture	16,000	$6,110,000	$7,717,000	$11,451,000	$12,253,281	$766	9.3%
Altar'd State	14,882	$2,159,000	$3,012,000	$3,110,000	$6,807,947	$457	19.3%
Signature Tenants
Anthropologie	10,736	$1,721,000	$1,804,000	$4,321,000	$4,500,327	$419	15.0%
Apple	8,181	$72,614,000	$35,554,000	$46,580,000	$50,899,583	$6,222	1.9%
Lululemon	7,500	$6,332,000	$7,493,000	$11,501,000	$15,340,209	$2,045	6.9%
Louis Vuitton	6,053	$21,103,000	$42,595,000	$45,692,000	$37,478,447	$6,192	5.7%
Sephora	4,802	$8,119,000	$8,808,000	$11,908,000	$16,367,961	$3,409	6.9%
Gucci(4)	4,492	N/A	N/A	N/A	$9,426,829	$2,099	11.6%
Mayor's Jewelers	4,147	$3,282,000	$8,639,000	$10,562,000	$4,386,394	$1,058	19.5%
Alo Yoga(4)	3,697	N/A	N/A	N/A	$1,439,782	$389	36.4%
Tiffany & Co.	3,538	$5,524,000	$9,155,000	$9,745,000	$8,603,561	$2,432	5.0%
(1)	All sales information presented herein with respect to the St. Johns Town Center Property is based upon information provided by Simon. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 excluded due to the adverse impact of the COVID-19 pandemic on the St. Johns Town Center Property.
(3)	Based on estimates provided by the borrower sponsor.
(4)	Gucci and Alo Yoga opened in March 2023 and July 2023, respectively. 2023 sales do not reflect a full year of operations.

A-3-54

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

The following table presents certain information relating to the major tenants at the St. Johns Town Center Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody's /S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF			Ext. Options
							Term. Option (Y/N)	Lease Expiration Date
Anchor Tenants
Nordstrom(3)	BB/Ba2/BB+	123,000	12.0%	$420,677	1.1%	$3.42	N	2/28/2030	8 x 10Yr
Dick's	NR/Baa3/BBB	66,000	6.5%	$1,056,000	2.9%	$16.00	Y(4)	1/31/2026	2 x 5 Yr
Total / Wtd. Avg.		189,000	18.5%	$1,476,677	4.0%	$7.81

Major Tenants (Top 10 by SF)
Restoration Hardware(3)	NR/B1/NR	48,697	4.8%	$923,328	2.5%	$18.96	N	1/31/2037	3 x 5Yr
Jo-Ann Fabrics	NR/B3/NR	35,000	3.4%	$385,000	1.0%	$11.00	Y(5)	1/31/2026	2 x 5 Yr
Ross Dress For Less	NR/A2/BBB+	30,187	3.0%	$362,244	1.0%	$12.00	Y(6)	1/31/2026	2 x 5 Yr
DSW Shoe Warehouse	NR/NR/NR	30,000	2.9%	$570,000	1.5%	$19.00	Y(7)	1/31/2029	2 x 5 Yr
Barnes & Noble	NR/NR/NR	25,153	2.5%	$646,323	1.8%	$25.70	Y(8)	5/31/2030	None
Marshalls	NR/A2/A	23,636	2.3%	$366,358	1.0%	$15.50	N	5/31/2032	4 x 5 Yr
PetSmart	NR/B1/B+	19,107	1.9%	$296,159	0.8%	$15.50	Y(9)	5/31/2025	3 x 5 Yr
Old Navy	NR/Ba3/BB	16,953	1.7%	$599,069	1.6%	$35.34	Y(10)	1/31/2026	None
Arhaus Furniture	NR/NR/NR	16,000	1.6%	$540,000	1.5%	$33.75	Y(11)	1/31/2025	1 x 5 Yr
Altar'd State	NR/NR/NR	14,882	1.5%	$1,056,176	2.9%	$70.97	Y(12)	1/31/2038	None
Total/Wtd. Avg.		259,615	25.4%	$5,744,656	15.6%	$22.13

Remaining Occupied		511,060	50.0%	$29,684,658	80.4%	$58.08

Occupied Total		959,675	93.9%	$36,905,992	100.0%	$38.46
Vacant Space		62,367	6.1%
Total/Wtd. Avg.		1,022,042	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2024, inclusive of rent steps through May 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Nordstrom and Restoration Hardware are subject to ground leases. Additionally, Nordstrom is responsible for CAM charges and Restoration Hardware is responsible for real estate taxes and utilities.
(4)	Dick’s has the right to terminate its lease if less than 700,000 square feet of NRA is open for business to the public. Additionally, Dick’s may terminate its lease if Simon enters into a lease for greater than 10,000 square feet with a tenant that utilizes its space for (i) health, fitness and/or exercise equipment, (ii) sporting goods, (iii) sporting equipment, and/or (iv) athletic footwear.
(5)	Jo-Ann Fabrics has the right to terminate its lease if (i) Target or Dillard’s and four major tenants are not open for business to the public or (ii) Target, Dillard’s and three major tenants are not open for business to the public.
(6)	Ross Dress for Less has the right to terminate its lease if less than 900,000 square feet of NRA is open for business to the public.
(7)	DSW Shoe Warehouse has the right to terminate its lease if (i) Dillard’s, Target or a replacement anchor tenant vacates or (ii) occupancy, inclusive of the Community Center, falls below 65% of gross leasable area.
(8)	Barnes & Noble has the right to terminate its lease if parking spaces falls below the greater of (i) 4.5 parking spaces per one thousand square feet of NRA and (ii) the number of parking spaces imposed by any local code requirements. Additionally, Barnes & Noble may terminate its lease if less than 50% of NRA is actively occupied and open for business.
(9)	PetSmart has the right to terminate its lease if either of the following tenant groupings are not open for business to the public: (i) Target and three national or regional retailers that occupy greater than 20,000 square feet or (ii) Dillard’s and four national or regional retailers that occupy greater than 20,000 square feet.
(10)	Old Navy has the right to terminate its lease if (i) fewer than three major tenants are open for business or (ii) less than 75% of NRA, excluding Old Navy’s space, outparcels and major tenants spaces, is open for business to the public.
(11)	Arhaus Furniture has the right to terminate its lease if (i) Nordstrom, or its replacement, permanently closes of business, or (ii) less than 70% of NRA is open for business to the public.
(12)	Altar’d State has the right to terminate its lease if (i) less than three major tenants are open and operating or (ii) less than 75% of NRA, excluding space designed to be occupied by major tenants, is open and operating.

A-3-55

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

The following table presents certain information relating to the lease rollover schedule at the St. Johns Town Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2024 & MTM	13	32,253	3.2%	32,253	3.2%	$1,169,960	3.2%	$36.27
2025	16	90,984	8.9%	123,237	12.1%	$3,318,463	9.0%	$36.47
2026	26	224,609	22.0%	347,846	34.0%	$6,765,993	18.3%	$30.12
2027	17	78,454	7.7%	426,300	41.7%	$4,242,870	11.5%	$54.08
2028	17	73,588	7.2%	499,888	48.9%	$4,736,057	12.8%	$64.36
2029	12	64,936	6.4%	564,824	55.3%	$2,607,932	7.1%	$40.16
2030	12	181,205	17.7%	746,029	73.0%	$3,276,318	8.9%	$18.08
2031	5	18,292	1.8%	764,321	74.8%	$786,170	2.1%	$42.98
2032	10	63,943	6.3%	828,264	81.0%	$2,163,571	5.9%	$33.84
2033	6	18,317	1.8%	846,581	82.8%	$1,317,720	3.6%	$71.94
2034	14	47,014	4.6%	893,595	87.4%	$4,180,792	11.3%	$88.93
2035 & Beyond	24	66,080	6.5%	959,675	93.9%	$2,340,147	6.3%	$35.41
Vacant	0	62,367	6.1%	1,022,042	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	172	1,022,042	100.0%			$36,905,992	100.0%	$38.46(3)
(1)	Based on the underwritten rent roll dated June 1, 2024 inclusive of rent steps through May 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.
(3)	Total/Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the St. Johns Town Center Property:

Historical Occupancy

	12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	12/31/2023(1)	6/1/2024(2)
Incl. Temp Tenants	98.0%	93.0%	95.0%	95.0%	97.0%	N/A
Excl. Temp Tenants	94.0%	85.0%	86.0%	92.0%	94.0%	93.9%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Based on the June 1, 2024 rent roll.

A-3-56

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the St. Johns Town Center Property:

Cash Flow Analysis(1)

	2020	2021	2022	2023	U/W	%(2)	U/W $ per SF
In-Place Base Rent(3)	$29,043,233	$27,975,913	$29,632,722	$32,197,323	$36,245,458	52.8%	$35.46
Rent Steps(4)	0	0	0	0	660,534	1.0	$0.65
Credit Tenant Rent Steps	0	0	0	0	48,492	0.1	$0.05
Temporary Tenant Rent	831,372	1,309,932	1,139,618	881,055	686,000	1.0	$0.67
PIL Rent(5)	107,710	313,991	399,527	465,637	221,032	0.3	$0.22
Overage Rent(6)	1,115,714	3,870,832	5,702,397	5,842,555	5,407,603	7.9	$5.29
Other Rental Income	53,023	54,037	53,844	50,571	61,000	0.1	$0.06
Gross-Up Vacant Rent	0	0	0	0	3,683,196	5.4	$3.60
Total Rental Income	$31,151,052	$33,524,705	$36,928,108	$39,437,141	$47,013,315	68.4%	$46.00
Total Recoveries	16,757,264	15,585,660	16,157,119	17,723,862	21,684,361	31.6%	$21.22
Gross Potential Income	$47,908,316	$49,110,365	$53,085,227	$57,161,003	$68,697,676	100.0%	$67.22
Vacancy & Bad Debt	(3,832,965)	(124,095)	(76,314)	(100,950)	(5,458,658)	(7.9)	($5.34)
Other Income	346,031	496,311	928,544	481,443	520,300	0.8	$0.51
Effective Gross Income	$44,421,382	$49,482,581	$53,937,457	$57,541,496	$63,759,318	92.8%	$62.38

Real Estate Taxes	$6,443,428	$6,200,481	$6,194,896	$6,764,959	$6,853,350	10.7%	$6.71
Insurance	1,061,740	1,161,715	1,304,133	1,582,047	2,001,357	3.1	$1.96
Management Fee	1,227,408	1,455,325	1,644,610	1,535,262	1,000,000	1.6	$0.98
Other Operating Expenses	4,182,606	4,710,355	5,526,914	5,926,467	6,142,177	9.6	$6.01
Total Operating Expenses	$12,915,182	$13,527,876	$14,670,553	$15,808,735	$15,996,884	25.1%	$15.65

Net Operating Income(7)	$31,506,200	$35,954,705	$39,266,904	$41,732,761	$47,762,434	74.9%	$46.73
Replacement Reserves	0	0	0	0	264,000	0.4	$0.26
TI/LC	0	0	0	0	2,088,000	3.3	$2.04
Net Cash Flow	$31,506,200	$35,954,705	$39,266,904	$41,732,761	$45,410,434	71.2%	$44.43

NOI DSCR(8)	1.45x	1.66x	1.81x	1.92x	2.20x
NCF DSCR(8)	1.45x	1.66x	1.81x	1.92x	2.09x
NOI Debt Yield(8)	8.8%	10.0%	10.9%	11.6%	13.3%
NCF Debt Yield(8)	8.8%	10.0%	10.9%	11.6%	12.6%
(1)	Based on the underwritten rent roll dated June 1, 2024.
(2)	Represents (i) percent of Gross Potential Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(3)	Based on the underwritten rent roll dated June 1, 2024, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(4)	Contractual Rent Steps were taken through May 2025.
(5)	U/W PIL Rent is based on the terms of applicable leases using 2023 sales figures.
(6)	U/W Overage Rent is based on breakpoint amounts closest to, but not after, May 31, 2025, and 2023 sales.
(7)	The increase from 2023 Net Operating Income to Underwritten Net Operating Income is driven by new leasing. Since the second half of 2023, there have been 13 new leases, totalling approximately $3.8 million of gross rent, executed at the St. Johns Town Center Property.
(8)	Debt service coverage ratios and debt yields are based on the St. Johns Town Center Whole Loan.

Appraisal. The appraiser concluded to an “As-is” value for the St. Johns Town Center Property of $753,700,000 as of March 21, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated April 4, 2024, there was no evidence of any recognized environmental conditions at the St. Johns Town Center Property.

Market Overview and Competition. The St. Johns Town Center Property is located in the St. Johns submarket of the broader Jacksonville, Florida CBSA, approximately 11.8 miles northwest of the Downtown Jacksonville central business district. The St. Johns Town Center Property lies approximately one mile northeast of Deerwood South Office Park and one mile southwest of the University of North Florida. This area contains Jacksonville’s prime retail, suburban office, and multifamily residential submarkets, as reflected by the submarket’s dominant performance across these sectors.

According the appraiser, following its initial opening in 2005, the St. Johns Town Center Property quickly became the prominent retail destination in Northeast Florida and was the catalyst for a variety of ancillary commercial developments in the area, including the Markets at Town Center, The Strand, TopGolf and numerous full-service and fast food restaurants. The immediate area also includes a number of luxury apartment complexes, supplementing demand at the St. Johns Town Center Property.

A-3-57

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

According to the appraiser, additional proposed mixed-use and retail developments within the southeast corridor of the Butler Boulevard and Interstate 295 interchange are projected to further solidify the viability of this corridor as the dominant retail, office and residential submarkets.

The following table presents certain information relating to the appraiser’s market rent conclusions for the St. Johns Town Center Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
0 – 1,500 SF	$115.00	7	1.5%	$50.00
1,501 – 2,500 SF	$72.00	7	1.5%	$50.00
2,501 – 2,500 SF	$70.00	7	1.5%	$50.00
5,000 – 10,000 SF	$65.00	7	1.5%	$50.00
10,000 SF +	$50.00	7	1.5%	$50.00
Restaurants	$45.00	7	1.5%	$75.00
Jewelers	$130.00	7	1.5%	$50.00
Power Center 0 – 2,500 SF	$55.00	5	1.0%	$20.00
Power Center 2,501 – 5,000 SF	$35.00	5	1.0%	$20.00
Power Center 5,001 – 10,000 SF	$30.00	5	1.0%	$20.00
Power Center 10,000 SF+	$18.00	5	1.0%	$20.00
Major – Lifestyle	$30.00	10	10% in YR 6	$30.00
Major – Power Center	$20.00	10	10% in YR 6	$30.00
Anchor	$16.00	10	10% in YR 6	$30.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable retail centers pertaining to the St. Johns Town Center Property identified by the appraiser:

Competitive Set(1)

Property Name	Distance to St. Johns Town Center Property	Grade(2)	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants
St. Johns Town Center		A+	2005, 2008, 2014 /NAP	1,022,042(3)(4)	93.9%(3)(4)	Dick’s, Dillard’s, Nordstrom and Target
Regency Square Mall	5.0 miles	D	1967 / 2001	1,390,000	70%	AMC, Dillard’s, Impact Church, Modern Furniture
The Avenues	5.0 miles	C+	1990 / 2005	1,111,812	63%	Belk, Dillard’s, Forever 21, Furniture Source, JC Penney
Orange Park Mall	13.4 miles	B-	1975 / 2006	959,405	86%	Belk, Dick’s, Dillard’s, JC Penney
River City Marketplace	16.5 miles	A-	2006 / NAP	905,499	99%	Best Buy, BJ’s Wholesale Club, Lowe’s, Walmart Supercenter
Oakleaf Town Center	18.5 miles	N/A	2007 / NAP	730,501	98%	Hobby Lobby, HomeGoods, Kohl’s, PetSmart, The Home Depot
Weighted Average					80.6%(5)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	According to a third party market data provider.
(3)	Based on the underwritten rent roll as of June 1, 2024.
(4)	Total NRA and Total Occupancy excludes non-collateral tenants (Dillard’s, Target and Ashley Furniture).
(5)	Excludes the St. Johns Town Center Property.

Escrows. At origination, the borrowers were required to deposit into escrow (i) $8,393,631 for outstanding tenant improvement allowances and leasing commissions associated with 18 tenants and (ii) $1,394,586 for outstanding gap rent associated with 11 tenants.

Real Estate Taxes – On a monthly basis during the continuance of a Lockbox Event Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

A-3-58

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

Insurance – During the continuance of a Lockbox Event Period, except if the St. Johns Town Center Property is insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – During the continuance of a Lockbox Event Period, the borrowers are required to escrow approximately $22,000 on a monthly basis for replacements and repairs to be made at the St. Johns Town Center Property.

TI/LC Reserve – During the continuance of a Lockbox Event Period, the borrowers are required to escrow approximately $174,000 on a monthly basis for ongoing leasing reserves.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrowers or property manager (if the property manager is an affiliate of the borrowers) and the property manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield based on the trailing four calendar quarters is less than 10.0% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced within 60 days or the bankruptcy action with respect to the property manager is dismissed within 90 days without adverse consequences to the St. Johns Town Center Property, or (c) with respect to clause (iii) above, (A) the debt yield based on the trailing four calendar quarters is greater than or equal to 10.0% for two consecutive calendar quarters (B) the borrowers prepay a portion of the St. Johns Town Center Whole Loan in accordance with the St. Johns Town Center Whole Loan documents in an amount sufficient such that the debt yield is no less than 10.00%, or (C) borrowers deliver to lender (1) cash, (2) U.S. obligations, (3) other securities having a rating reasonably acceptable to lender and for which a rating agency confirmation has been received, or (4) a letter of credit, in each case in an amount equal to an amount which, if applied to the repayment of the St. Johns Town Center Whole Loan would result in a debt yield equal to 10.00%; provided, however, that (A) no event of default or other Lockbox Event Period is continuing, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (C) the borrowers may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the St. Johns Town Center Whole Loan, and (D) in no event may the borrowers cure a Lockbox Event Period caused by a bankruptcy action of the borrowers.

Lockbox and Cash Management. The St. Johns Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis and to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the St. Johns Town Center Whole Loan, or if (ii) no Lockbox Event Period is continuing, disbursed to the borrowers.

Property Management. The St. Johns Town Center Property is managed by Simon Management Associates, LLC, an affiliate of the borrowers.

Partial Release. The St. Johns Town Center Whole Loan documents permit the borrowers to obtain the release of non-income producing portions of the St. Johns Town Center Property in connection with a transfer to third parties or affiliates of the borrowers without the payment of a release price provided that, among other conditions, the borrowers satisfy customary REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. Each of the Phase I and Phase II parcels at the St. Johns Town Center Property is subject to a long-term ground lease. Each ground lease is between an affiliate of the respective borrower, St. Johns Town Center, LLC, as fee owner, and such borrower, as tenant. In each case, the affiliated fee owner has mortgaged its fee interest in the St. Johns Town Center Property as collateral for the St. Johns Town Center Whole Loan. In the event of an exercise of remedies under the St. Johns Town Center Whole Loan documents, the lenders would be entitled to foreclose on both the fee and leasehold interests simultaneously and, if desired, eliminate the ground lease structure and take title to the St. Johns Town Center Property in fee (or if the lenders so elected, to retain the ground lease structure and own both fee and leasehold interests). The term of the ground lease for the Phase I parcel is scheduled to expire on March 21, 2064, and the term of the ground lease for the Phase II parcel is scheduled to expire on December 21, 2064.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the St. Johns Town Center Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

PACE Loan. The St. Johns Town Center Whole Loan documents permit the borrowers to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the consent of the lender and delivery of a rating agency confirmation.

A-3-59

Multifamily - Cooperative	Loan #7	Cut-off Date Balance:	$43,000,000
250 Mercer Street	Mercer Square Owners Corp.	Cut-off Date LTV:	12.6%
New York, NY 10012		UW NCF DSCR:	4.00x
		UW NOI Debt Yield:	24.6%

A-3-60

Multifamily - Cooperative	Loan #7	Cut-off Date Balance:	$43,000,000
250 Mercer Street	Mercer Square Owners Corp.	Cut-off Date LTV:	12.6%
New York, NY 10012		UW NCF DSCR:	4.00x
		UW NOI Debt Yield:	24.6%

Mercer Square Owners Corp.
250 Mercer Street
New York, NY 10012
MANHATTAN
Union Square
Union Square Park
Gramercy Park
Stuyvesant Square Park
Chelsea
Greenwich Village
West Village
East Village
NoHo
SoHo
Little Italy
Washington Square Park
Sara D. Roosevelt Park
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Waverly Pl.
Washington Pl
W. 4th St.
W. 3rd St.
Bleecker St.
W. Houston St.
Prince St
Spring St
Broome St
Kenmare St
Delancey St
E. 17th St.
E. 16th St.
E. 15th St.
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
E. 8th St.
Saint Marks Pl.
E. 7th St.
E. 6th St.
E. 5th St.
Great Jones St.
E. 3rd St.
Bond St.
E. 2nd St.
E. 1st St.
E. Houston St.
Astor Pl.
6th Ave.
5th Ave.
University Pl.
Broadway
Park Ave. S.
Irving Pl.
4th Ave.
3rd Ave.
2nd Ave.
Bowery
Lafayette St.
Mercer St.
Thompson St.
Sullivan St.
Guardia Pl.
Wooster St
Greene St
Mercer St
Crosby St
Lafayette St
Cleveland Pl.
Mulberry St
Mott St
Elizabeth St
Chrystie St
Greenwich Ave.
Christopher St.
W. 10th St
Waverly Pl
Jones St
Cornelia St
Bleecker St
Leroy St
Carmine St
Bedford St
Downing St
Rubin Museum of Art
Oden Technologies
Adobe Inc.
The Sierra Chelsea
The Victoria
Vel Records
Vineyard Theatre
Beth Israel Medical Center
Salvation Army - Greater New York Division
80 Fifth Avenue
The New School University Center
The Jefferson
New York Eye and Ear Infirmary of Mount Sinai
Quad Cinema
MacMillan Building
Benjamin N. Cardozo School of Law
Village Temple
Eugene Lang College of Liberal Arts at The New School
First Presbyterian Church
Webster Hall
Infinity Technologies Group
Emma Lazarus House
The Stuyvesant Fish House
Swiss Institute
Washington Mews
NYU Center for Bioethics
Cooper Union
Albert Nerken School Of Engineering
Washington Arch
Silver Center for Arts & Science
Tisch School of The Arts
Astor Place Theatre
The Public Theater
St. George Ukrainian Catholic Church
The Ukrainian Museum
New York University
Hebrew Union College - Jewish Inst. of Religion
Frederick Loewe Theatre at NYU
NYU School of Law
Skirball Center for the Performing Arts
NYU Stern School of Business
IFC Center
AIA New York | Center for Architecture
Gene Frankel Theatre
Wolfe Center
Zürcher Gallery
Silver Towers
Bowery Mural
Angelika Film Center & Café - New York
The Basilica of St. Patrick's Old Cathedral
New Museum
The Bowery Ballroom
14TH ST
6TH AVE
UNION SQUARE/ 14TH ST
14TH ST/ LEXINGTON/ UNION SQUARE
ASTOR PL/ 8TH ST/ LEXINGTON
8TH ST/ NYU
4TH ST/ WASHINGTON SQ
BLEECKER ST/ LEXINGTON
2ND AVE/ LOWER EAST SIDE
BROADWAY/ LAFAYETTE
PRINCE ST
SPRING ST/ LEXINGTON
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A-3-61

No. 7 – Mercer Square Owners Corp.

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	National Cooperative Bank, N.A.		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Multifamily – Cooperative
	Original Principal Balance:	$43,000,000		Location:	New York, NY 10012
	Cut-off Date Balance:	$43,000,000		Size (5):	258 Units
	% of Initial Pool Balance:	6.0%		Cut-off Date Balance Unit:	$166,667
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$166,667
	Borrower Sponsors (1):	NAP		Year Built/Renovated:	1887/1999
	Guarantors:	NAP		Title Vesting:	Fee
	Mortgage Rate:	6.0300%		Property Manager:	Residential Management
	Note Date:	July 22, 2024			Group, LLC d/b/a Douglas
	Seasoning:	0 months			Elliman Property
	Maturity Date:	August 1, 2034			Management
	IO Period:	120 months		Current Occupancy (As of):	95.0% (March 8, 2024)
	Loan Term (Original):	120 months		YE 2023 Occupancy(6):	NAP
	Amortization Term (Original):	0 months		YE 2022 Occupancy(6):	NAP
	Loan Amortization Type:	Interest Only		YE 2021 Occupancy(6):	NAP
	Call Protection:	YM1(113),1%(3),O(4)		As-Is Appraised Value(7):	$342,400,000
	Lockbox Type:	None		As-Is Appraised Value Per Unit(7):	$1,327,132
	Additional Debt (2):	Revolving Line of Credit		As-Is Appraisal Valuation Date:	March 8, 2024
	Additional Debt Type (Balance)(2):	$0		Coop-Rental Value(8):	$170,400,000
	Future Debt Permitted (Type)(3):	Yes (Secured)		Coop-Rental Value Per Unit:	$660,465
				Coop-Rental Valuation Date:	March 8, 2024
				Underwriting and Financial Information
				TTM NOI(9):	NAP
				YE 2023 NOI(9):	NAP
				YE 2022 NOI(9):	NAP
Escrows and Reserves(4)				YE 2021 NOI(9):	NAP
	Initial	Monthly	Cap	U/W Revenues(10):	$18,026,179
Taxes	$827,250	$275,750	NAP	U/W Expenses(10):	$7,438,270
Insurance	$0	Springing	NAP	U/W NOI(10):	$10,587,909
Capital Improvements Escrow	$3,000,000	$0	NAP	U/W NCF(10):	$10,515,309
Litigation Escrows	$656,250	$0	NAP	U/W DSCR based on NOI/NCF(10):	4.03x / 4.00x
Environmental Escrow	$47,500	$0	NAP	U/W Debt Yield based on NOI/NCF(10):	24.6% / 24.5%
				U/W Debt Yield at Maturity based on NOI/NCF(10):	24.6% / 24.5%
				Cut-off Date LTV Ratio(7):	12.6%
				LTV Ratio at Maturity(7):	12.6%
				Coop-Rental Cut-off LTV Ratio(8):	25.2%
				Coop-Rental LTV Ratio at Maturity(8):	25.2%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$43,000,000	100.0%	Loan Payoff	$34,104,853	79.3%
			Upfront Reserves	4,531,000	10.5
			Proceeds To Borrower	4,016,633	9.3
			Closing Costs	347,514	0.8

Total Sources	$43,000,000	100.0%	Total Uses	$43,000,000	100.0%
(1)	See “The Borrower and Borrower Sponsor” section.
(2)	The Mercer Square Owners Corp. Property (as defined below) also secures a subordinate second lien mortgage loan to the borrower in the amount of up to $2,900,000 (the “Mercer Square Owners Corp. Subordinate Loan”) which permits advances from time to time. The outstanding balance of the Mercer Square Owners Corp. Subordinate Loan as of the Cut-Off Date is $0. National Cooperative Bank, N.A. is the holder of the Mercer Square Owners Corp. Subordinate Loan. With regard to the interest rate, term, payment terms and other statistical information relating to the Mercer Square Owners Corp. Subordinate Loan, see “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the prospectus. All statistical information presented above relating to balances per unit, debt yields, debt service coverage ratios and loan-to-value ratios are based solely on the Mercer Square Owners Corp. Mortgage Loan (as defined below).
(3)	In addition to the Mercer Square Owners Corp. Subordinate Loan as described in footnote (2) above, National Cooperative Bank, N.A., the applicable master servicer of the Mercer Square Owners Corp. Mortgage Loan, will be permitted to waive the enforcement of the “due-on-encumbrance” clause in the related mortgage instrument to permit subordinate debt secured by the Mercer Square Owners Corp. Property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the pooling and servicing agreement for the WFCM 2024-C63 securitization transaction. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the prospectus.
A-3-62

Multifamily - Cooperative	Loan #7	Cut-off Date Balance:	$43,000,000
250 Mercer Street	Mercer Square Owners Corp.	Cut-off Date LTV:	12.6%
New York, NY 10012		UW NCF DSCR:	4.00x
		UW NOI Debt Yield:	24.6%
(4)	See ”Escrows” section.
(5)	Based solely on residential units with shares and excludes a superintendent’s unit without shares, which is owned by the borrower.
(6)	YE 2021 Occupancy, YE 2022 Occupancy and YE 2023 Occupancy are not reported as all residential units are owned by tenant-shareholders or the cooperative sponsor. Current Occupancy reported as of March 8, 2024 reflects the assumption in the related appraisal for the purpose of determining the appraised value of the Mercer Square Owners Corp. Property as a multifamily rental (i.e, the Coop- Rental Value) as of the appraisal valuation date.
(7)	For purposes of determining the As-Is Appraised Value, the As-Is Appraised Value per Unit, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity, the value estimate reflected in the appraisal of the Mercer Square Owners Corp. Property is determined as if such residential cooperative property is operated as a residential cooperative and, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Description of the Mortgage Pool-Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the prospectus.
(8)	The Coop-Rental Value, the Coop-Rental Cut-off LTV Ratio and Coop-Rental LTV Ratio at Maturity assumes the Mercer Square Owners Corp. Property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks,” and “Description of the Mortgage Pool—Property Types—Multifamily Properties” in the prospectus.
(9)	TTM NOI, YE 2023 NOI, YE 2022 NOI, and YE 2021 NOI are not available. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the Mercer Square Owners Corp. Property if it were operated as a multifamily rental property.
(10)	See “Underwritten Net Cash Flow” section below.

The Mortgage Loan. The seventh largest mortgage loan (the “Mercer Square Owners Corp. Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $43,000,000 and secured by a first priority fee interest in the residential condominium unit of a “cond-op” comprised of 258 residential units with appurtenant cooperative shares and proprietary leases in a project comprised of eight connected buildings located in the Greenwich Village neighborhood of Manhattan, New York (the “Mercer Square Owners Corp. Property”).

The Borrower and Borrower Sponsor. The borrower is Mercer Square Owners Corp., a cooperative housing corporation organized under the laws of the State of New York. No individual or entity (other than the borrower) has recourse obligations with respect to the Mercer Square Owners Corp. Mortgage Loan, including pursuant to any guaranty or environmental indemnity. At the time of the cooperative conversion, certain of the residential units were not purchased by eligible existing residents. Those unsold units, and their appurtenant cooperative shares and proprietary leases, were acquired by the cooperative sponsor, 250 Mercer Apartments, LLC, pursuant to the cooperative offering documents.

The Property. The Mercer Square Owners Corp. Property is the residential unit of a two unit “cond-op” known as Mercer Square Condominium. Mercer Square Condominium is comprised of a commercial unit (not loan collateral) and a residential unit, Mercer Square Owners Corp. Property (loan collateral). The “cond-op” as a whole is comprised of eight connected buildings split into four sections: an “A” wing, consisting of three six-story structures and an eight-story structure, a “B” wing consisting of a 16-story structure, a “C” wing consisting of two six-story structures, and a “D” wing consisting of a 12-story structure, each of which are located in the Greenwich Village neighborhood of Manhattan, New York. Constructed over a period of time from 1887-1951, the Mercer Square Owners Corp. Property contains 258 residential units with appurtenant cooperative shares and proprietary lease and consists of 215,830 SF of NRA. The Mercer Square Owners Corp. Property is 99.2% (256 units) shareholder-owned and 0.8% (2 units) sponsor owned (see “The Borrower and Borrower Sponsor” section). The residential condominium unit is a separate tax lot from the commercial condominium unit and has voting control over the material actions of the condominium.

The Mercer Square Owners Corp. Property features laundry rooms on the upper floors of the buildings, and basement bicycle and residential storage. There is also a lobby level package room.

The table below presents the residential apartment unit mix at the Mercer Square Owners Corp. Property.

Unit Mix
Unit Type	Units(1)	SF	% of Total Units
Studio/Studio w/Loft	118	729	45.7%
1 Bedroom/1 Bedroom w/Loft	112	803	43.4%
2 Bedroom/2 Bedroom w/Loft	18	1,157	7.0%
3 Bedroom/3 Bedroom w/Loft	8	1,575	3.1%
4 Bedroom	2	2,900	0.8%
Total/Wtd. Avg.	258	834	100.0%
(1)	Unit Mix/Unit Type are presented based on the Mortgage Loan Seller’s calculation (derived from its review of the cooperative maintenance schedule delivered at origination and the borrower’s cooperative offering plan) utilizing a weighted average per square foot based on the corresponding unit type. However, given the nature of loft-style residential cooperative units, and the variety of configurations that may be utilized by each resident shareholder, a truly precise determination of Unit Mix/Unit Type is not reasonably possible.

A-3-63

Multifamily - Cooperative	Loan #7	Cut-off Date Balance:	$43,000,000
250 Mercer Street	Mercer Square Owners Corp.	Cut-off Date LTV:	12.6%
New York, NY 10012		UW NCF DSCR:	4.00x
		UW NOI Debt Yield:	24.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Mercer Square Owners Corp. Property:

Cash Flow Analysis

Cash Flow Analysis(1)
	UW	UW Per Unit
Gross Potential Rent	$18,825,000	$72,965
Other Income(2)	149,925	581
Less Vacancy & Credit Loss(3)	(948,746)	(3,677)
Effective Gross Income	$18,026,179	$69,869

Real Estate Taxes	$3,787,445	$14,680
Insurance	290,000	1,124
Other Expenses	3,360,825	13,026
Total Expenses	$7,438,270	$28,831

Net Operating Income	$10,587,909	$41,038
Replacement Reserves	72,600	281
Net Cash Flow	$10,515,309	$40,757

Occupancy %(3)	95.0%
NOI DSCR(4)	4.03x
NCF DSCR(4)	4.00x
NOI Debt Yield(4)	24.6%
NCF Debt Yield(4)	24.5%
(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The UW Net Operating Income and the UW Net Cash Flow for the Mercer Square Owners Corp. Property are the projected net operating income and the projected net cash flow, respectively, reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at the Mercer Square Owners Corp. Property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy assumption, in each case as determined by the appraiser. While such projected net operating income assumes the Mercer Square Owners Corp. Property is rented at market rates, all or a portion of the residential cooperative units at the Mercer Square Owners Corp. Property were rent restricted prior to the cooperative conversion and accordingly would again be subject to rent restrictions if the Mercer Square Owners Corp. Property were operated as a multifamily rental property. The projected net cash flow equals the projected net operating income reduced by the projected replacement reserves as determined by the appraiser. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant-shareholders at the Mercer Square Owners Corp. Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in the prospectus.
(2)	Other Income includes Laundry Income and Storage Income.
(3)	Occupancy % and Vacancy & Credit Loss reported reflect the vacancy assumption in the related appraisal for purposes of determining the appraised value of the Mercer Square Owners Corp. Property as a multifamily rental property, including commercial income and other income.
(4)	Debt service coverage ratios and debt yields are based on the Mercer Square Owners Corp. Mortgage Loan only and do not include any subordinate debt.

A-3-64

Multifamily - Cooperative	Loan #7	Cut-off Date Balance:	$43,000,000
250 Mercer Street	Mercer Square Owners Corp.	Cut-off Date LTV:	12.6%
New York, NY 10012		UW NCF DSCR:	4.00x
		UW NOI Debt Yield:	24.6%

Appraisal. The appraiser concluded to an “As-Is” Appraised Value for the Mercer Square Owners Corp. Property of $342,400,000 as of March 8, 2024 and a hypothetical, “As a Rental” Appraised Value of $170,400,000.

Environmental Matters. According to the Phase I environmental site assessment “ESA” dated March 25, 2024, there was a recognized environmental condition relating to an inactive but unclosed above ground storage tank “AST” at the Mercer Square Owners Corp. Property. The ESA consultant, Velocity Consulting, Inc., recommended that the tank be closed/removed, and stated in their escrow letter dated May 22, 2024, that the AST was a quantifiable environmental risk, but was not a significant environmental concern, as it does not present a health or safety risk. The ESA consultant recommended that an escrow be taken in the amount of $38,000, which would be sufficient to cover the estimated cost to remove the tank, as well as the estimated cost for the removal of sludge from the tank and the cleaning of the tank room, if necessary.

The borrower has informed NCB that the tank will be properly closed out and removed from the premises within 90 days of the note date. NCB escrowed $47,500 at loan closing (125% of the recommended cost of remediation), to be dispersed within 30 days after the earlier of full prepayment of the subject loan, or the borrower’s completion of the permanent closure of the inactive AST, including 1) the removal of all liquid and sludge from the tank, 2) rendering the tank free of petroleum vapors, 3) disconnecting, removing, or securely capping or plugging all fill and vent lines, 4) cutting open the tank, 5) stenciling the tank with the date of closure if the tank is closed in-place or removing the tank from the Mercer Square Owners Corp. Property. The New York State Department of Environmental Conservation must be notified by the tank owner/operator within 30 days prior to the permanent closure/removal of the tank.

Market Overview. The Mercer Square Owners Corp. Property is located in the Greenwich Village neighborhood of Manhattan, New York, which is in the Lower West Side Submarket. The Mercer Square Owners Corp. Property is located less than a quarter mile from the Broadway-Lafayette Street Station, which provides access to the “B”, “D”, “F”, and “M” subway lines, as well as the East 8th and Broadway subway station, which provides access to the “R” and “W” lines. Canal Street, Sixth Avenue, Broome Street, and West Houston Street contain a wide variety of merchants serving the neighborhood, including stores, restaurants, and retail services. National retailers can be found on Bowery and East Houston Street. The Mercer Square Owners Corp. Property is located less than two blocks from Washington Square Park and NYU, as well as less than a mile from Union Square. According to a third-party market research report, the Lower West Side submarket reported a 2.2% vacancy rate as of the second quarter of 2024.

The following table presents certain information relating to the multifamily rental properties comparable to the Mercer Square Owners Corp. Property:

Market Rent Summary(1)

Property	Year Built(3)	Unit Type	Size (SF)(3)	Average Monthly Rent per Unit	Average Annual Rent Per SF
Mercer Square Owners Corp.(2)	1887	Studio	729	$4,361	$5.98
		1 BR	803	$5,953	$7.41
		2 BR	1,157	$8,167	$7.06
		3 BR	1,575	$19,688	$12.50
		4 BR	2,900	$31,600	$10.90
1 Astor Place	1909	Studio	788	$3,785	$4.81
		1 BR	600	$4,750	$7.92
2 Cooper Square	2009	Studio	530	$4,700	$8.87
		1 BR	638	$6,250	$9.80
		2 BR	1,251	$10,400	$8.32
184 Thompson Street	1910	Studio	548	$3,567	$6.51
		1 BR	657	$5,400	$8.22
95 Christopher Street	1930	1 BR	709	$6,763	$9.54
		2 BR	1,100	$9,000	$8.18
421 Hudson Street	1920	1 BR	970	$6,000	$6.19
		2 BR	1,614	$11,475	$7.11
300 Mercer Street	1976	2 BR	NAV	$9,195	NAV
145 Sixth Avenue	1910	3 BR	2,900	$16,500	$5.69
640 Broadway	1900	3 BR	2,291	$20,152	$8.80
109 Greene Street	1930	3 BR	2,352	$20,000	$8.50
(1)	The rents for the comparable properties are based on unit rents used by the appraiser in the income capitalization approach, prior to adjustments. Rents used for the Mercer Square Owners Corp. Property are based on the appraisal’s concluded market rents.
(2)	Unit Mix/Unit Type are presented based on the Mortgage Loan Seller’s calculation (derived from its review of the cooperative maintenance schedule delivered at origination and the borrower’s cooperative offering plan) utilizing a weighted average per square foot based on the corresponding unit type. However, given the nature of loft-style residential cooperative units, and the variety of configurations that may be utilized by each resident shareholder, a truly precise determination of Unit Mix/Unit Type is not reasonably possible.
(3)	Square Footage and Year Built for the comparable properties were sourced from various internet resources.
A-3-65

Multifamily - Cooperative	Loan #7	Cut-off Date Balance:	$43,000,000
250 Mercer Street	Mercer Square Owners Corp.	Cut-off Date LTV:	12.6%
New York, NY 10012		UW NCF DSCR:	4.00x
		UW NOI Debt Yield:	24.6%

Escrows.

Real Estate Taxes – The Mercer Square Owners Corp. Mortgage Loan documents require an upfront deposit of $827,250 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $275,750.

Capital Improvements Escrow – The Mercer Square Owners Corp. Mortgage Loan documents provide for a collateral security agreement for capital improvements (CSA), which established a collateral security account in the total amount of $3,000,000 at origination. Pursuant to the terms of the CSA, funds on account in the collateral security account are available for disbursement to the borrower in connection with the performance of façade and roof replacement, as well as any capital improvements warranted by the condition of the improvements, and as approved by the Lender.

Litigation Escrows – The Mercer Square Owners Corp. Mortgage Loan documents provide for two collateral security agreements as mitigants against two active litigation matters, in the aggregate amount of $656,250, comprised of $562,500 and $93,750, respectively. Pursuant to the terms of the two collateral security agreements, funds on account pursuant to those agreements are required to be disbursed to the borrower following the earlier of thirty-six months from the note date, or within ten business days after the borrower has obtained and delivered to the lender a stipulation of discontinuance of the respective litigations signed by the counsel for all parties, or a final non-appealable order of judgement finally determining the respective litigations. Once the funds are disbursed to the borrower, the borrower is required, if applicable and to the extent not otherwise covered by insurance or previously paid, to use the funds to satisfy any judgment or settlement amount resulting from the dismissal or other disposition of the matter.

Environmental Escrow – The Mercer Square Owners Corp. Mortgage Loan documents provide for a collateral security agreement for environmental concerns, which established a collateral security account in the total amount of $47,500 at origination as a mitigant against an open Recognized Environmental Condition. Pursuant to the terms of that collateral security agreement, funds on account pursuant to that agreement are available for disbursement upon the earlier of full prepayment of the subject loan, or the borrower’s completion of the permanent closure of the inactive AST, including 1) the removal of all liquid and sludge from the tank, 2) rendering the tank free of petroleum vapors, 3) disconnecting, removing, or securely capping or plugging all fill and vent lines, 4) cutting open the tank, 5) stenciling the tank with the date of closure if the tank is closed in-place, or removing the tank from the Mercer Street Owners Corp. Property. The NYSDEC must be notified by the tank/owner operator within 30 days prior to the permanent closure/removal of the tank.

Lockbox and Cash Management. Not Applicable.

Property Management. The Mercer Square Owners Corp. Property is managed by Residential Management Group, LLC d/b/a Douglas Elliman Property Management.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Mercer Square Owners Corp. Property is also secured by an NCB-held Revolving Line of Credit, with a maximum draw of $2,900,000. The line of credit is subordinate to the first mortgage in all aspects and is coterminous with the first mortgage. The balance of the line of credit at loan closing was $0. In addition, National Cooperative Bank, N.A., the applicable master servicer of the Mercer Square Owners Corp. Mortgage Loan, will be permitted to waiver the enforcement of the “due-on-encumbrance” clause in the related mortgage instrument to permit subordinate debt secured by the Mercer square Owners Corp. Property, subject to the satisfaction of various conditions and certain parameters set forth in the Series 2024-C63 Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the prospectus.

Ground Lease. None.

Terrorism Insurance. The Mercer Square Owners Corp. Mortgage Loan documents require an “all risk” insurance policy to be maintained by the borrower to provide coverage for terrorism in an amount equal to the full replacement cost of the Mercer Square Owners Corp. Property, as well as business income insurance covering no less than the 12-month period following the occurrence of a casualty event.

A-3-66

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

A-3-67

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

A-3-68

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

680 Madison Avenue
680 Madison Avenue
New York, NY 10065
MANHATTAN
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East Side
Midtown
Diamond District
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Central Park Zoo
Wollman Rink
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Fasano Fifth Avenue
The Pierre, A Taj Hotel
Loews Regency New York
Plaza Tower
Bloomberg Corporate Office
Roosevelt Island Tramway
JW Marriott Essex House
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111 West 57th Street
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A-3-69

No. 8 – 680 Madison Avenue

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance 2 LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Anchored
	Original Principal Balance(1):	$40,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$40,000,000		Size:	34,298 SF
	% of Initial Pool Balance:	5.6%		Cut-off Date Balance Per SF(1):	$3,498.75
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$3,498.75
	Borrower Sponsor:	Steven Tananbaum		Year Built/Renovated:	1951/2014
	Guarantor:	Steven Tananbaum		Title Vesting:	Leasehold
	Mortgage Rate:	6.7020%		Property Manager:	G&E Real Estate Management Services, Inc.
	Note Date:	May 21, 2024		Current Occupancy (As of):	96.5% (5/1/2024)
	Seasoning:	2 months		YE 2023 Occupancy(3):	NAV
	Maturity Date:	June 6, 2034		YE 2022 Occupancy(3):	NAV
	IO Period:	120 months		YE 2021 Occupancy(3):	NAV
	Loan Term (Original):	120 months		YE 2020 Occupancy(3):	NAV
	Amortization Term (Original):	0 months		As-Is Appraised Value:	$185,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$5,393.90
	Call Protection:	L(26),D(87),O(7)		As-Is Appraisal Valuation Date:	April 23, 2024
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM (12/31/2023) NOI:	$13,771,281
	Additional Debt Type (Balance)(1):	Pari Passu ($80,000,000)		YE 2022 NOI:	$14,319,292
				YE 2021 NOI(3):	NAV
				YE 2020 NOI(3):	NAV
Escrows and Reserves(2)				U/W Revenues:	$22,248,609
	Initial	Monthly	Cap	U/W Expenses:	$7,119,627
Taxes:	$711,037	$118,506	NAP	U/W NOI:	$15,128,981
Insurance:	$18,068	$9,034	NAP	U/W NCF:	$14,984,930
Replacement Reserve:	$0	$715	NAP	U/W DSCR based on NOI/NCF(1):	1.86x / 1.84x
TI/LC Reserve:	$0	$7,145	NAP	U/W Debt Yield based on NOI/NCF(1):	12.6% / 12.5%
Ground Rent Reserve:	$371,250	$371,250	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	12.6% / 12.5%
Outstanding TI Reserve:	$1,720,700	$0	NAP	Cut-off Date LTV Ratio(1):	64.9%
Free Rent Reserve:	$312,952	$0	NAP	LTV Ratio at Maturity(1):	64.9%

Sources and Uses
Sources			Uses
Original Whole Loan Amount	$120,000,000	65.3%	Purchase Price	$177,651,354	96.7%
Sponsor Equity	63,663,742	34.7	Upfront Reserves	3,134,008	1.7
			Closing Costs	2,878,380	1.6
Total Sources	$183,663,742	100.0%	Total Uses	$183,663,742	100.0%
(1)	The 680 Madison Avenue Mortgage Loan (as defined below) is part of the 680 Madison Avenue Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $120,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 680 Madison Avenue Whole Loan.
(2)	See “Escrows” section.
(3)	Historical occupancies and financials are not available for the noted period due to the recent acquisition of the 680 Madison Avenue Property (as defined below) by the borrower sponsor.

The Mortgage Loan. The eighth largest mortgage loan (the “680 Madison Avenue Mortgage Loan”) is part of a whole loan (the “680 Madison Avenue Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $120,000,000. The 680 Madison Avenue Mortgage Loan is evidenced by the non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $40,000,000. The 680 Madison Avenue Whole Loan was originated by Goldman Sachs Bank USA on May 21, 2024. Note A-2 was subsequently purchased by Argentic Real Estate Finance 2 LLC on June 28, 2024. The 680 Madison Avenue Whole Loan is secured by the borrower’s leasehold interest in the 34,298 square foot retail component (the “Retail Component”) of a mixed-use building that includes 68 non-collateral residential units (the “680 Madison Avenue Property”). Although the borrower also retains (and the 680 Madison Avenue Whole Loan is secured by) the leasehold interest in the residential component of the building (the “Residential Component”), the borrower subleases the Residential Component to 21 East 61st Street Apartment Corp., an unaffiliated third party (the “Residential Owner”). The Residential Owner has no obligation to pay rent to the borrower (and the borrower has no interest in the underlying revenues from the Residential Component), although the Residential Owner is responsible for a portion of certain expenses, including property taxes, as described under “Ground Lease” below. The 680 Madison Avenue Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest at a rate of 6.7020% per annum on an Actual/360 basis.

A-3-70

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

The table below identifies the promissory notes that comprise the 680 Madison Avenue Whole Loan. The 680 Madison Avenue Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2024-C9 trust securitization. The relationship between the holders of the 680 Madison Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

680 Madison Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$80,000,000	$80,000,000	BMO 2024-C9	Yes
A-2	$40,000,000	$40,000,000	WFCM 2024-C63	No
Total	$120,000,000	$120,000,000

The Borrower and Borrower Sponsor. The borrower is TZ 680 Madison Owner LLC, a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the 680 Madison Avenue Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Steven Tananbaum. Steven Tananbaum is the founder and chief investment officer of GoldenTree Asset Management. GoldenTree Asset Management was founded in 2000 and manages approximately $55 billion for institutional investors.

The Property. The 680 Madison Avenue Property was built in 1951 and later renovated in 2014. The 680 Madison Avenue Whole Loan is secured by the borrower’s leasehold interest in a 34,298 SF Retail Component at the base of The Carlton House in New York City’s Upper East Side neighborhood. Spanning the entire western block front between East 61st and East 62nd Street, the 680 Madison Avenue Property is anchored by luxury tenants, such as Tom Ford and Brioni on long term leases in a prime retail corridor. In 2023, Oscar De La Renta signed a new lease for 7,697 SF at a base rent of $455 PSF, bringing the 680 Madison Avenue Property to 96.5% occupancy.

The 680 Madison Avenue Property is subject to a ground lease between 680 Special, L.L.C., as ground lessor, and TZ 680 Madison Owner LLC, as ground lessee, which commenced in April 1967 and expires in June 2169. The current base rent is approximately $4.46 million per year with approximately 10% increases every 5 years. The next increase is in July 2029 to approximately $4.90 million annually. Most of the retail leases at the 680 Madison Avenue Property have 3.0% contractual rent increases, which outpaces the 2.0% average ground rent annual increases for the 680 Madison Avenue Property. See “Ground Lease” below.

Major Tenants.

Largest Tenant by UW Base Rent: Tom Ford (13,194 square feet, 38.5% of net rentable area (“NRA”), 39.0% of underwritten base rent): Tom Ford is a luxury brand created in 2005, encompassing fashion, fragrance, eyewear and other accessories. Tom Ford was acquired by Estee Lauder in 2023. Tom Ford occupies 13,194 square feet on a lease that expires June 30, 2032 with one, five-year renewal option and no termination options. Tom Ford currently pays $587.25 per SF with annual rent increases.

2nd Largest Tenant by UW Base Rent: Brioni (6,469 square feet, 18.9% of NRA, 19.8% of underwritten base rent): Brioni was founded in Rome in 1945 by Nazareno Fonticoli. Today, Brioni is a menswear luxury brand. Brioni currently occupies 6,469 square feet on a lease that expires January 31, 2032 with no renewal options and no termination options. Brioni currently pays $608.10 per SF with annual rent increases.

3rd Largest Tenant by UW Base Rent: Oscar De La Renta (7,697 square feet, 22.4% of NRA, 17.6% of underwritten base rent): Oscar De La Renta is a luxury goods firm. The New York-based company was established in 1965, and encompasses a full line of women's accessories, bridal, fragrance and home goods, in addition to its women's ready-to-wear collection. Oscar De La Renta occupies 7,697 square feet on a lease that expires May 31, 2034 with one, ten-year renewal option and no termination options. Oscar De La Renta currently pays $454.72 per SF with annual rent increases.

A-3-71

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

The following table presents certain information relating to the tenancy at the 680 Madison Avenue Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Tom Ford	NR/A1/A	13,194	38.5%	$587.25	$7,748,205	39.0%	6/30/2032	1, 5-year	N
Brioni	NR/NR/A-	6,469	18.9%	$608.10	$3,933,817	19.8%	1/31/2032	N	N
Oscar De La Renta	NR/NR/NR	7,697	22.4%	$454.72	$3,500,000	17.6%	5/31/2034	1, 10-year	N
Missoni(3)	NR/NR/NR	3,544	10.3%	$846.50	$3,000,000	15.1%	9/30/2034	N	N
Morgenthal Frederics	NR/NR/NR	582	1.7%	$1,486.60	$865,200	4.4%	6/30/2030	N	N
Asprey	NR/NR/NR	1,622	4.7%	$490.55	$795,675	4.0%	11/30/2032	N	N
		33,108	96.5%	$599.34	$19,842,898	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		33,108	96.5%	$599.34	$19,842,898	100.0%

Vacant Space		1,190	3.5%

Collateral Total		34,298	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2024 with rent steps through February 2025.
(2)	Ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Missoni has a one-time right to terminate its lease if gross sales for the period October 1, 2023 through September 30, 2024 are less than $6,000,000 with at least 365 days’ notice and payment of a $1.0 million termination fee.

The following table presents certain information relating to the lease rollover schedule at the 680 Madison Avenue Property:

Lease Expiration Schedule(1)
Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	1	582	1.7%	582	1.7%	$865,200	4.4%	$1,486.60
2031	0	0	0.0%	582	1.7%	$0	0.0%	$0.00
2032	3	21,285	62.1%	21,867	63.8%	$12,477,698	62.9%	$586.22
2033	0	0	0.0%	21,867	63.8%	$0	0.0%	$0.00
2034	2	11241	32.8%	33,108	96.5%	$6,500,000	32.8%	$578.24
Thereafter	0	0	0.0%	33,108	96.5%	$0	0.0%	$0.00
Vacant	0	1,190	3.5%	34,298	100.0%	$0	0.0%	$0.00
Total/Weighted Average	6	34,298	100.0%			$19,842,898	100.0%	$599.34
(1)	Information obtained from the underwritten rent roll dated May 1, 2024 with rent steps through February 2025.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF does not include vacant space.

A-3-72

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

The following table presents historical occupancy percentages at the 680 Madison Avenue Property:

Historical Occupancy(1)

5/1/2024(2)
96.5%

(1)	Historical Occupancies are not available due to the recent acquisition of the 680 Madison Avenue Property by the borrower sponsor.
(2)	Information obtained from the underwritten rent roll dated May 1, 2024.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 680 Madison Avenue Property:

Cash Flow Analysis

	2022	2023	U/W(1)	%(2)	U/W $ per SF(1)
Base Rent	$14,086,711	$15,670,694	$19,842,898	84.7%	$578.54
Credit Tenant Rent Steps	0	0	326,705	1.4	9.53
Overage / Percentage Rent	291,187	120,334	0	0.0	0.00
Commercial Reimbursement Revenue	2,350,131	2,518,345	3,152,801	13.5	91.92
Other Revenue	3,330,779	1,262,350	97,184	0.4	2.83
Gross Potential Rent	$20,058,808	$19,571,723	$23,419,588	100.0%	$682.83
(Vacancy & Credit Loss)	0	0	(1,170,979)	(5.0)	(34.14)
Effective Gross Income	$20,058,808	$19,571,723	$22,248,609	95.0%	$648.69

Real Estate Taxes	1,261,527	1,276,524	1,422,074	6.4	41.46
Insurance	139,082	199,511	108,409	0.5	3.16
Management Fee	49,992	49,992	667,458	3.0	19.46
Ground Rent	4,050,000	4,050,000	4,663,817	21.0	135.98
Other Expenses	238,915	224,416	257,868	1.2	7.52
Total Operating Expenses	$5,739,516	$5,800,442	$7,119,627	32.0%	$207.58

Net Operating Income	$14,319,292	$13,771,281	$15,128,981	68.0%	$441.10
Replacement Reserves	0	0	6,860	0.0	0.20
TI/LC	0	0	137,192	0.6	4.00
Net Cash Flow	$14,319,292	$13,771,281	$14,984,930	67.4%	$436.90

NOI DSCR(3)	1.76x	1.69x	1.86x
NCF DSCR(3)	1.76x	1.69x	1.84x
NOI Debt Yield(3)	11.9%	11.5%	12.6%
NCF Debt Yield(3)	11.9%	11.5%	12.5%
(1)	U/W Base Rent PSF and U/W Base Rent include contractual rent steps through February 2025 totaling $588,628.
(2)	Represents percent of Gross Potential Rent for all revenue fields and percent of Effective Gross Income for all other fields.
(3)	Figures are based on the 680 Madison Avenue Whole Loan debt service and original principal balance.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the 680 Madison Avenue Property of $185,000,000 as of April 23, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated April 29, 2024, there was no evidence of any recognized environmental conditions at the 680 Madison Avenue Property.

A-3-73

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

Market Overview and Competition. The 680 Madison Avenue Property is located within the Madison Avenue retail submarket in Manhattan. A third-party brokerage company generally defines the Madison Avenue retail corridor as Madison Avenue from East 57th Street to East 72nd Street. This stretch of Madison Avenue is home to many luxury brands, jewelers, and couture fashion retailers. The corridor is also popular with European retailers seeking to locate in a well-established retail hub in Manhattan.

The following table presents retail market availability statistics for the surrounding area of the 680 Madison Avenue Property:

Manhattan Retail Submarket Availability Rate Statistics Madison Avenue East 57th Street to East 72nd Street(1)
Market/Submarket	Q4 2023	Q1 2024	% Point Change
Direct Availability Rate	15.8%	10.5%	(5.3%)
Total Availability Rate	16.4%	12.3%	(4.1%)
Sublease Availability Rate	1.2%	1.8%	0.6%
(1)	Source: Third party market research report.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 680 Madison Avenue Property:

Market Rent Summary(1)

Tenant Space	Market Rent PSF	Lease Term (Years)	Reimbursement Method	Rent Increase Projection	TI Allowance PSF (New / Renewal)	Leasing Commissions (New / Renewal)
Oscar De La Renta	$527	10	Modified Gross	3% per annum	$500 / $250	4.0% / 2.0%
Asprey	$561	10	Modified Gross	3% per annum	$500 / $250	4.0% / 2.0%
Morgenthal Frederics	$1,100	10	Modified Gross	3% per annum	$500 / $250	4.0% / 2.0%
Brioni	$730	10	Modified Gross	3% per annum	$500 / $250	4.0% / 2.0%
Missoni	$800	10	Modified Gross	3% per annum	$500 / $250	4.0% / 2.0%
Tom Ford	$465	10	Modified Gross	3% per annum	$500 / $250	4.0% / 2.0%
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 680 Madison Avenue Property identified by the appraiser:

Comparable Retail Sales(1)

Property Name	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)	OAR
717 Fifth Avenue Upper Fifth Avenue, Manhattan	1958/1993	115,104	Jan-24	$967,438,642	$8,405	NAV
144 Fulton Street Downtown Manhattan	1909/2016	11,069	Oct-23	$38,000,000	$3,433	5.31%
155 Mercer Street SoHo, Manhattan	1920/2018	14,589	Mar-23	$60,000,000	$4,113	NAV
102 Greene Street SoHo, Manhattan	1881/2019	9,339	Oct-22	$31,500,000	$3,373	NAV
12 West 48th Street Plaza, Manhattan	2019/NAP	28,559	Apr-22	$49,500,000	$1,733	4.20%
1600 Broadway Times Square, Manhattan	2005/NAP	25,693	Feb-22	$191,500,000	$7,453	4.38%
530 Fifth Avenue Grand Central, Manhattan	1956/NAP	58,989	Aug-21	$192,000,000	$3,255	5.10%
609 Fifth Avenue Plaza District, Manhattan	1925/1991	26,811	May-20	$164,961,209	$6,153	5.51%
(1)	Information obtained from the appraisal.
A-3-74

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

The following table presents certain information relating to the appraiser’s market rent conclusions for the 680 Madison Avenue Property:

Comparable Retail Leases(1)

Property Name/Location	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (Years)	Annual Base Rent PSF	Lease Type
680 Madison Avenue (Subject) 680 Madison Avenue New York, NY	Tom Ford	13,194(2)	Sep-16(2)	15.8(2)	$587(2)(3)	Modified Gross
796 Madison Avenue New York, NY	Parfumes de Marley	500	Apr-24	10	$960	Modified Gross
729 Madison Avenue New York, NY	Gianvito Rossi	1,828	Mar-24	10	$460	Modified Gross
727 Madison Avenue New York, NY	Messika	1,254	Mar-24	10	$574	Modified Gross
610 Madison Avenue New York, NY	Herno	3,065	Jan-24	10	$489	Modified Gross
691 Madison Avenue New York, NY	Dolce & Gabbana	23,339	Oct-23	10	$514	Modified Gross
700 Madison Avenue New York, NY	Hermes x John Lobb	9,103	Mar-23	10	$275	Modified Gross
690 Madison Avenue New York, NY	Van Cleef	7,944	Dec-22	10	$455	Modified Gross
645 Madison Avenue New York, NY	Richemont	8,721	Dec-22	10	$596	Modified Gross
667 Madison Avenue New York, NY	Michael Kors	10,613	Sep-22	10	$426	Modified Gross
701-709 Madison Avenue New York, NY	Richemont	5,779	Sep-22	10	$578	Modified Gross
696 Madison Avenue New York, NY	Swarovski	14,000	Jun-22	10	$500	Modified Gross
(1)	Information obtained from the appraisal.
(2)	Information based on the underwritten rent roll dated May 1, 2024.
(3)	Includes tenant’s rent step in July 2024.

Escrows.

Real Estate Taxes – The 680 Madison Avenue Whole Loan documents require an upfront deposit of $711,037. On a monthly basis, the borrower is required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the Retail Component that the lender reasonably estimates will be payable during the next ensuing 12 months (with the Residential Owner responsible under Residential Master Lease (as defined below) for any property taxes attributable to the Residential Component), initially estimated to be approximately $118,506. During a 680 Madison Avenue Tax Trigger Event (as defined below), the borrower is required to deposit an amount sufficient to cover the total property tax amount due for the 680 Madison Avenue Property, which includes the Residential Owner’s pro rata share.

Insurance – The 680 Madison Avenue Whole Loan documents require an upfront deposit of $18,068. On a monthly basis, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months initially estimated to be approximately $9,034.

Replacement Reserve – The 680 Madison Avenue Whole Loan documents require an ongoing monthly replacement reserve deposit of approximately $715.

TI/LC Reserve – The 680 Madison Avenue Whole Loan documents require an ongoing monthly TI/LC reserve deposit of approximately $7,145.

Unfunded TI Obligations Reserve – The 680 Madison Avenue Whole Loan documents require an upfront deposit of $1,720,700 for outstanding tenant improvement expenses.

A-3-75

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

Free Rent Reserve – The 680 Madison Avenue Whole Loan documents require an upfront deposit of $312,952. The borrower may, at its option, from time to time, remit to the lender for deposit into the unfunded obligations account the amount of any free rent and unpaid tenant improvement and leasing commission costs under any applicable leases for the purpose of concluding a 680 Madison Avenue Major Tenant Event Trigger Period (as defined below).

Ground Rent Reserve – The 680 Madison Avenue Whole Loan documents require an upfront deposit of $371,250. On a monthly basis, the borrower is required to deposit into the ground rent reserve an amount equal to 1/12th of the ground rent that the lender reasonably estimates will be payable during the next ensuing 12 months, initially estimated to be $371,250.

Missoni Reserve – During the continuance of a 680 Madison Avenue Missoni Trigger Period (as defined below) (provided no other 680 Madison Avenue Trigger Period is then continuing), any excess cash flow is required to be deposited into a Missoni reserve account for leasing commissions and tenant improvement costs incurred by the borrower in connection with a new lease (or lease extension) entered into solely with respect to the space currently occupied by Missoni until the aggregate amount deposited therein (excluding any amounts attributable to termination proceeds) equals $1,500,000.

A “680 Madison Avenue Trigger Period” means:

(i)	a 680 Madison Avenue Major Tenant Event Trigger Period is then in effect,
(ii)	a 680 Madison Avenue Missoni Trigger Period is then in effect, and/or
(iii)	a 680 Madison Avenue Debt Yield Trigger Period (as defined below) is then in effect.

A “680 Madison Avenue Major Tenant Event Trigger Period” means each period that commences upon the occurrence of a 680 Madison Avenue Major Tenant Event (as defined below) and concludes when the applicable 680 Madison Avenue Major Tenant (as defined below) space (or substantially all of such space) subject to such 680 Madison Avenue Major Tenant Event has been re-tenanted pursuant to one or more leases that have been entered into in accordance with the 680 Madison Avenue Whole Loan documents and for which all remaining free rent and unpaid costs of tenant improvements and leasing commissions in connection therewith have been deposited into the unfunded obligations reserve in accordance with the 680 Madison Avenue Whole Loan documents, or when the applicable 680 Madison Avenue Major Tenant Event has ceased to exist (provided that no other 680 Madison Avenue Major Tenant Event is then continuing), or, in the case of a 680 Madison Avenue Major Tenant Event arising under clause (iv) of the definition of 680 Madison Avenue Major Tenant Event such 680 Madison Avenue Major Tenant renews its lease.

A “680 Madison Avenue Missoni Trigger Period” means the period that commences upon the exercise by Missoni of its termination option and concludes when the amount of funds on deposit in the Missoni reserve account equal $1,500,000.

A “680 Madison Avenue Debt Yield Trigger Period” means each period that commences when the debt yield (as calculated under the 680 Madison Avenue Whole Loan documents), determined as of the first day of any fiscal quarter, is less than 11.0% and concludes when the debt yield, determined as of the first day of any fiscal quarter thereafter, is equal to or greater than 11.0% (and if the financial reports required under the 680 Madison Avenue Whole Loan documents are not delivered to the lender as and when required, a 680 Madison Avenue Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no 680 Madison Avenue Trigger Period is ongoing). Notwithstanding the foregoing, provided no event of default is continuing, the borrower may avoid the commencement or terminate the continuance of a 680 Madison Avenue Debt Yield Trigger Period by delivering to the lender, as additional collateral, a letter of credit in an amount that when subtracted from the then-outstanding principal balance of the 680 Madison Avenue Whole Loan for purposes of calculating the debt yield would result in a debt yield that equals or exceeds 11.0%.

A “680 Madison Avenue Major Tenant” means Tom Ford, Brioni and any successor tenant to either of the foregoing.

A “680 Madison Avenue Major Tenant Event” means the occurrence of any one or more of the following with respect to any 680 Madison Avenue Major Tenant:

(i)	a default by such 680 Madison Avenue Major Tenant under its lease beyond any applicable notice and cure period,
(ii)	a bankruptcy or insolvency of such 680 Madison Avenue Major Tenant or any guarantor of its rental obligations under its lease,
(iii)	such 680 Madison Avenue Major Tenant “goes dark,” vacates or ceases to occupy a substantial portion of the demised premises or discontinues its operations at the demised premises (excluding temporary vacancies for the purpose of repair, restoration or permitted alterations), or delivers written notice of its intention to do any of the foregoing, or
(iv)	such 680 Madison Avenue Major Tenant fails to (x) renew its lease by the earlier of 12 months prior to lease expiration or the contractual notice period required by such lease or (y) extend its lease pursuant to an extension period granted in such lease.

A “680 Madison Avenue Tax Trigger Event” means the occurrence of any one or more of the following:

(i)	the commencement of a 680 Madison Avenue Trigger Period,
(ii)	a failure by Residential Owner to either (x) pay to the borrower the property tax amount required to be paid by the Residential Owner pursuant to the Residential Master Lease (“Residential Owner Tax Amount”) or (y) deliver evidence that it has paid the Residential Owner Tax Amount directly to the applicable governmental authority, in each case, by the date that is 10 business days prior to the date that property taxes would become delinquent, or
(iii)	any other monetary default by the Residential Owner under the Residential Master Lease beyond any applicable notice and cure period.
A-3-76

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

Lockbox and Cash Management. The 680 Madison Avenue Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues and all other money received by the borrower or the property manager (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account by the end of the second business day following receipt. On each business day during the continuance of a 680 Madison Avenue Trigger Period or event of default under the 680 Madison Avenue Whole Loan documents, all amounts in the lockbox are required to be remitted to the cash management account. At the end of each business day that no 680 Madison Avenue Trigger Period or an event of default under the 680 Madison Avenue Whole Loan is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account.

On each payment date during the continuance of a 680 Madison Avenue Trigger Period (or, at the lender’s discretion, during an event of default under the 680 Madison Avenue Whole Loan documents), all funds on deposit in the cash management account after payment of debt service on the 680 Madison Avenue Whole Loan, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 680 Madison Avenue Whole Loan.

Property Management. The 680 Madison Avenue Property is managed by G&E Real Estate Management Services, Inc., a Delaware corporation dba Newmark Management.

Partial Release. The 680 Madison Avenue Whole Loan documents permit the borrower to obtain a release of the Residential Component without the payment of a release price and subject to, among other things, satisfaction of customary REMIC requirements in connection with a Tax Lot Split (as defined below) as described under “Ground Lease” below.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The 680 Madison Avenue Property is subject to a ground lease between the borrower, as ground lessee, and 680 Special, L.L.C., as ground lessor (the “680 Madison Avenue Ground Lease”). The initial term of the 680 Madison Avenue Ground Lease expires on June 30, 2169. Annual base ground rent is $4,455,000 per annum, subject to a schedule of escalations set forth in the 680 Madison Avenue Whole Loan documents, including an increase of base rent to $4,901,000 per annum effective on July 1, 2029. As described above under “The Mortgage Loan,” the demised premises under the 680 Madison Avenue Ground Lease include both the Retail Component and the Residential Component. Pursuant to a sublease (the “Residential Master Lease”), the borrower subleases the Residential Component to the Residential Owner. Under the Residential Master Lease, the Residential Owner is not required to pay any rent for the Residential Component, provided that it is responsible for certain expenses including, among other things, its pro rata share of property taxes. The borrower and the Residential Owner have also entered into a building sharing agreement that, among other things, governs maintenance obligations for shared facilities. Under the 680 Madison Avenue Whole Loan documents, the borrower has the right to separate the Retail Component from the Residential Component into two separate parcels for purposes of obtaining separate tax bills (which separation may include the creation by the ground lessor of a condominium comprised of two units, the creation of a fee above a plane, or any other mechanism or process pursuant to which separate tax bills are obtained) (any of the foregoing, a “Tax Lot Split”) provided that, among other conditions, (i) the borrower is required to simultaneously with the Tax Lot Split transfer title to the leasehold interest in the Residential Component to the Residential Owner and (ii) satisfy customary REMIC requirements.

Terrorism Insurance. The 680 Madison Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 680 Madison Avenue Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

A-3-77

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$38,000,000
8000 South Arizona Grand Parkway Phoenix, AZ 85044	Arizona Grand Resort and Spa	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.2% 3.76x 24.2%

A-3-78

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$38,000,000
8000 South Arizona Grand Parkway Phoenix, AZ 85044	Arizona Grand Resort and Spa	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.2% 3.76x 24.2%

Arizona Grand Resort and Spa
8000 South Arizona Grand Parkway
Phoenix, AZ 85044
PHOENIX
Tempe
Scottsdale
Chandler
Guadalupe
Ahwatukee
South Mountain
SOUTH MOUNTAINS
PHOENIX SOUTH MTN. PARK
MARICOPA COUNTY
SALT RIVER INDIAN COMMUNITY
Phoenix Sky Harbor Intl. Airport
Downtown Phoenix 3 miles
Papago Park
Papago Municipal GC
Desert Botanical Garden
Phoenix Zoo
Phoenix Municipal Stadium
Rolling Hills GC
AZ Historic Society Museum
Walgreens District Office
CVS Health Corporate Office
Valleywise Health Medical Center
Pueblo Grande Society Museum
Skysong Innovations
General Dynamics
Sun Plaza
Rio Salado GC
Tempe Town Lake
State Farm Corp. Office
Microsoft, Amazon
Mtn. America Stadium
Mullett Arena
Desert Financial Arena
ASU Karsten GC
Tempe Marketplace
Arizona State University
ASU Gammage
OLD TOWN TEMPE
Tempe St Luke's Hospital
Alegre Community
Broadway Marketplace
Shalimar
Southern Palms Shopping Ctr.
Tempe History Museum
Danelle Plaza
Rio Salado College
Quantum Clean
Pepsi Bottling Group
Cotton Business Center
Tempe Diablo Stadium
Southern Tempe Retail Ctr.
Heard Ranch
Arizona Mills
Lake Country Village Shopping Ctr.
College Park Shopping Ctr.
Kiwanas Park
Tempe Square Shopping Ctr.
Ken McDonald GC
South Tempe
Shutterfly, JPMorgan Chase
Discovery Business Campus
ASU Research Park
Amazon
Edward Jones Tempe Regional HQ
GoDaddy HQ
Cobblestone Village
Raintree
Groves Power Center
Swire Coca-Cola
Ahwatukee Plaza
Foothills Park Place Shopping Center
The Shoppes at Casa Paloma
Ahwatukee Foothills Towne Ctr.
Chandler Pavilions
Golden Keys East
South Mountain Community College
Raven Golf Club
Legacy Village
Red Mtn. Frwy
Maricopa Frwy
Superstition Frwy
Hohokam Pkwy
Papago Frwy
METRO LIGHT RAIL
Salt River
Van Buren St
Washington St
E. Sky Harbor Blvd
University Dr
Broadway Rd
Southern Ave
Baseline Rd
Guadalupe Rd
Elliot Rd
Warner Rd
Ray Rd
Chandler Blvd
McKellips Rd
Curry Rd
S. 24th St
S. 32nd St
S. 40th St
S. 44th St
S. 48th St
Priest Dr
Hardy Dr
Mill Ave
Rural Rd
McClintock Dr
Kyrene Rd
N. 68th St
Scottsdale Rd
10
60
143
202
Peoria
Glendale
Scottsdale
PHOENIX
Mesa
Tempe
Gilbert
Chandler
Avondale
Tolleson
Laveen
South Mountain
Komatke

A-3-79

No. 9 – Arizona Grand Resort and Spa

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	Wells Fargo Bank, National Association, Goldman Sachs Mortgage Company		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Hospitality – Full Service
	Original Principal Balance(1):	$38,000,000		Location:	Phoenix, AZ
	Cut-off Date Balance(1):	$38,000,000		Size(5):	744 Rooms
	% of Initial Pool Balance:	5.3%		Cut-off Date Balance Per Room(1):	$168,011
	Loan Purpose:	Refinance		Maturity Date Balance Per Room(1):	$168,011
	Borrower Sponsor:	Grossman Company Properties, Inc.		Year Built/Renovated:	1987 / 2017-2019
	Guarantor:	Southwest Recourse III, LLC		Title Vesting:	Fee / Leasehold
	Mortgage Rate:	5.5500%		Property Manager:	Arizona Grand Resort Manager, LLC
	Note Date:	July 26, 2024		Current Occupancy (As of):	63.2% (4/30/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	61.8%
	Maturity Date:	August 6, 2034		YE 2022 Occupancy:	63.9%
	IO Period:	120 months		YE 2021 Occupancy:	54.3%
	Loan Term (Original):	120 months		YE 2020 Occupancy:	31.2%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$318,800,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Room:	$428,495
	Call Protection(2):	L(24),D(89),O(7)		As-Is Appraisal Valuation Date:	June 4, 2024
	Lockbox Type:	Hard/Springing		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (4/30/2024):	$30,264,845
	Additional Debt Type (Balance) (1):	Pari Passu ($87,000,000)		YE 2023 NOI:	$28,119,164
				YE 2022 NOI(6):	$31,053,244
				YE 2021 NOI(6):	$14,579,127
				U/W Revenues:	$99,267,457
Escrows and Reserves(3)				U/W Expenses:	$69,043,990
	Initial	Monthly	Cap	U/W NOI:	$30,223,467
Taxes:	$0	Springing	NAP	U/W NCF:	$26,456,492
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	4.30x / 3.76x
FF&E Reserve:	$0	3% of Gross Revenue	NAP	U/W Debt Yield based on NOI/NCF(1):	24.2% / 21.2%
Seasonal Working Capital Reserve:	$650,000	Springing	$3,250,000	U/W Debt Yield at Maturity based on NOI/NCF(1):	24.2% / 21.2%
Other(4):	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	39.2%
				LTV Ratio at Maturity(1):	39.2%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$125,000,000	100.0%	Loan Payoff	$110,983,664	88.8%
			Return of Equity	11,291,870	9.0
			Closing Costs	2,074,466	1.7
			Upfront Reserves	650,000	0.5
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%
(1)	The Arizona Grand Resort and Spa Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original balance of $125,000,000 (the “Arizona Grand Resort and Spa Whole Loan”). The Arizona Grand Resort and Spa Whole Loan was originated by GACC, GSBI and WFBNA (each as defined below). For additional information, see “The Mortgage Loan” section below. The financial information presented above is calculated based on the Arizona Grand Resort and Spa Whole Loan.
(2)	Defeasance of the Arizona Grand Resort and Spa Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arizona Grand Resort and Spa Whole Loan to be securitized and (b) July 26, 2027. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the WFCM 2024-C63 securitization trust in August 2024. The actual lockout period may be longer.
(3)	See “Escrows” section.
(4)	Other Reserve represents the Refundable Advance Payment Reserve.
(5)	Size is based on 744 guestrooms, 643 of which are borrower-owned and 101 of which are located in villas owned by third parties which are available as additional rentable guestrooms through the villa rental pool program. See “The Property” section below.
(6)	The increase in Net Operating Income from 2021 to 2022 is primarily attributable to increased occupancy and food and beverage revenue.

A-3-80

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$38,000,000
8000 South Arizona Grand Parkway Phoenix, AZ 85044	Arizona Grand Resort and Spa	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.2% 3.76x 24.2%

The Mortgage Loan. The ninth largest mortgage loan (the “Arizona Grand Resort and Spa Mortgage Loan”) is part of a whole loan that is evidenced by five pari passu promissory notes in the aggregate original principal amount of $125,000,000 secured by a first lien mortgage on the borrower’s fee simple and leasehold interest in a 744 all-suite resort located in Phoenix, Arizona (the “Arizona Grand Resort and Spa Property”). The Arizona Grand Resort and Spa Whole Loan was originated by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GSBI”) and Wells Fargo Bank, National Association (“WFBNA”) and has an outstanding principal balance as of the Cut-off Date of $125,000,000. The Arizona Grand Resort and Spa Whole Loan accrues interest at a fixed rate of 5.5500% per annum on an Actual/360 basis. The Arizona Grand Resort and Spa Whole Loan has a 120-month term and is interest-only for the full term. The Arizona Grand Resort and Spa Mortgage Loan is evidenced by the non-controlling Note A-3 contributed by WFBNA and the non-controlling Note A-2-2 contributed by Goldman Sachs Mortgage Company (“GSMC”), with an aggregate original principal balance of $38,000,000. The Arizona Grand Resort and Spa Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C28 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$48,000,000	$48,000,000	BBCMS 2024-C28(1)	Yes
A-1-2	$17,000,000	$17,000,000	GACC	No
A-2-1	$22,000,000	$22,000,000	BBCMS 2024-C28(1)	No
A-2-2	$8,000,000	$8,000,000	WFCM 2024-C63	No
A-3	$30,000,000	$30,000,000	WFCM 2024-C63	No
Total	$125,000,000	$125,000,000
(1)	The BBCMS 2024-C28 securitization transaction is expected to close on or about August 29, 2024.

The Borrower and Borrower Sponsor. The borrower is Arizona Grand Resort, LLC, a Delaware limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Arizona Grand Resort and Spa Whole Loan.

The borrower sponsor is Grossman Company Properties, Inc, ("Grossman"), an Arizona corporation, and the non-recourse carveout guarantor is Southwest Recourse III, LLC, a Delaware limited liability company. The Arizona Grand Resort and Spa Whole Loan is also structured with a springing guarantor, Southwest Associates Investments, LLC, a Delaware limited liability company, which entity will become jointly and severally liable under the guaranty upon the occurrence of certain events as specified in the Arizona Grand Resort and Spa Whole Loan documents. Founded in 1962 and headquartered in Scottsdale, Arizona, Grossman has experience and knowledge in developing, managing, and operating hospitality, office, residential, and retail projects across the Western United States. Grossman purchased the Arizona Grand Resort and Spa Property in 2006 for $206.0 million (approximately $320,000 / owned key) and has invested $105.0 million since acquisition for a total cost basis of $311.0 million (approximately $417,997 / rentable key).

The Property. The Arizona Grand Resort and Spa Property is a luxury resort that offers 744 guestrooms on over 158 acres. The resort amenities include (i) the seven-acre Oasis Water Park featuring an eight-story tower and three water slides, wave pool, 25 person whirlpool, and lazy river, (ii) 89,397 square feet of indoor meeting space and 80,000 square feet of outdoor event space, (iii) a state-of-the-art 36,000 square foot athletic club, (iv) a destination spa, (v) five food and beverage outlets, and (vi) an 18-hole championship golf course. The spa, one of the largest in Arizona, offers 10 treatment rooms with an extensive menu of services. The Arizona Grand Resort and Spa Property offers in-suite dining as well as the following five food & beverage options: The Lobby Grill, The Lobby Bar, Marketplace Café, Aunt Chilada’s, and The Oasis Bar & Grill. There are 1,600 on-site surface parking spots.

643 of the guestrooms are borrower-owned suites that are collateral for the Arizona Grand Resort and Spa Whole Loan. The additional 101 rentable guestrooms (the “Villa Rental Pool Rooms”) are available to hotel guests through the villa rental pool program. The Villa Rental Pool Rooms are located in 50 luxury villas that were constructed in 2009 and sold to third parties as condominiums. The resort has a total of 52 villas but the owner of one villa (a one-bedroom villa that could not be split into two separate units, opted out of the rental pool, and the owner of another villa that has two bedrooms only included one of the bedrooms in the rental pool, for a total of 3 bedrooms left out of the 104 total). Each villa (except for one villa that contains one Villa Rental Pool Room) has a 1,400 square foot living area and can be locked off into a 400 square foot guestroom suite and a 1,000 square foot one-bedroom suite. All villas feature walk-in closets, custom cabinetry, designer countertops and appliances, private balconies, full-size refrigerators and microwaves, double sinks with garbage disposals and cookware/utensils. The villas are not collateral for the Arizona Grand Resort and Spa Whole Loan; however, the owners of 50 of the 52 villas (the “Participating Owners”) participate in the villa rental pool program pursuant to which the borrower rents the Villa Rental Pool Rooms as hotel accommodations and receives management fees as follows: (i) for one-bedroom units approximately 50% of the first $105,000 of annual rental revenue and 65% of all revenue in excess of $105,000 and (ii) for two-bedroom units 50% of the first $70,000 of annual rental revenue and 65% of all revenue in excess of $70,000. The rental pool program is evidenced by the rental pool agreements and related documentation (the “Rental Pool Documents”) which have been collaterally assigned to the lender. Pursuant to the Rental Pool Documents, the Participating Owners (i) are responsible for all FF&E and capital expenditures related to their Villa Rental Pool Rooms, as well as utilities, property taxes, and maintenance related to their Villa Rental Pool Rooms and (ii) are required to provide 36-months advanced written notice to remove a Villa Rental Pool Room from the rental pool. In addition to receiving rental revenue, villa owners are incentivized to participate in the rental pool as they are prohibited from renting their villa outside of the rental pool unless the rental is for a period of 365 days or more.

A-3-81

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$38,000,000
8000 South Arizona Grand Parkway Phoenix, AZ 85044	Arizona Grand Resort and Spa	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.2% 3.76x 24.2%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of Arizona Grand Resort and Spa Property:

Historical Occupancy, ADR, RevPAR(1)(2)(3)
	Competitive Set(4)			Arizona Grand Resort and Spa Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022 TTM	59.2%	$208.87	$123.61	63.9%	$230.70	$147.44	108.0%	110.5%	119.3%
12/31/2023 TTM	59.9%	$215.00	$128.72	61.8%	$229.41	$141.85	103.3%	106.7%	110.2%
4/30/2024 TTM	59.2%	$209.64	$124.17	63.2%	$219.51	$138.72	106.7%	104.7%	111.7%
(1)	Data for the Arizona Grand Resort and Spa Property is based on the lender underwriting.
(2)	Data for the competitive set was provided by a third-party market research report.
(3)	The variances between the underwriting, appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the Arizona Grand Resort and Spa Property are attributable to differing reporting methodologies and/or timing differences.
(4)	The competitive set includes The Scottsdale Plaza Resort, Marriott Phoenix Resort Tempe At The Buttes, DoubleTree Resort by Hilton Hotel Paradise Valley - Scottsdale, Pointe Hilton Tapatio Cliffs Resort, Hilton Phoenix Resort at the Peak, The Wigwam and Sheraton Grand at Wild Horse Pass.

The following table presents historical occupancy percentages at Arizona Grand Resort and Spa Property:

Historical Occupancy(1)

12/31/2021	12/31/2022	12/31/2023	4/30/2024
54.3%	63.9%	61.8%	63.2%
(1)	Information obtained from the historical operating statements.

A-3-82

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$38,000,000
8000 South Arizona Grand Parkway Phoenix, AZ 85044	Arizona Grand Resort and Spa	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.2% 3.76x 24.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Arizona Grand Resort and Spa Property:

Cash Flow Analysis

	2021	2022	2023	TTM 4/30/2024	U/W	% of U/W Total Revenue(1)	U/W $ per Room(2)
Occupancy	54.3%	63.9%	61.8%	63.2%	63.2%
ADR	$204.44	$230.70	$229.41	$219.51	$219.51
RevPAR	$110.95	$147.44	$141.85	$138.72	$138.72

Rooms Revenue	$30,128,618	$40,038,231	$38,521,241	$37,774,927	$37,671,717	37.9%	$50,634
Food & Beverage Revenue	10,482,659	32,677,902	33,275,339	37,753,841	37,753,841	38.0	50,744
Golf Operations Revenue	2,769,994	3,359,196	4,027,757	4,299,272	4,299,272	4.3	5,779
The Oasis Water Park Revenue	5,964,061	6,017,854	5,833,706	5,827,815	5,827,815	5.9	7,833
Other Departmental Revenue(3)	7,222,488	11,611,296	13,186,609	13,714,813	13,714,813	13.8	18,434
Total Revenue	$56,567,820	$93,704,479	$94,844,651	$99,370,667	$99,267,457	100.0%	$133,424

Room Expense	9,010,045	13,511,471	13,704,741	13,765,323	13,727,712	36.4	18,451
Food & Beverage Expenses	5,991,312	15,929,874	17,267,717	18,848,593	18,848,593	49.9	25,334
Golf Expenses	1,929,854	2,260,844	2,443,410	2,502,830	2,502,830	58.2	3,364
The Oasis Water Park Expenses	4,349,077	5,336,419	5,092,628	5,149,479	5,149,479	88.4	6,921
Other Departmental Expenses	590,094	1,976,037	2,018,316	2,218,278	2,218,278	16.2	2,982
Total Department Expenses	$21,870,381	$39,014,645	$40,526,813	$42,484,503	$42,446,893	42.8%	$57,052
Gross Operating Income	$34,697,439	$54,689,834	$54,317,838	$56,886,164	$56,820,564	57.2%	$76,372

Total Undistributed Expenses	$13,753,240	$16,733,747	$19,582,056	$20,113,442	$20,058,488	20.2%	$26,960

Fixed Expenses	$6,365,072	$6,902,844	$6,616,618	$6,507,877	$6,538,610	6.6%	$8,788

Net Operating Income	$14,579,127(4)	$31,053,244(4)	$28,119,164	$30,264,845	$30,223,467	30.4%	$40,623
FF&E	1,819,255	3,416,585	3,615,831	3,709,142	3,766,975	3.8	5,063
Net Cash Flow	$12,759,872	$27,636,659	$24,503,333	$26,555,703	$26,456,492	26.7%	$35,560

NOI DSCR(5)	2.07x	4.41x	4.00x	4.30x	4.30x
NCF DSCR(5)	1.81x	3.93x	3.48x	3.78x	3.76x
NOI DY(5)	11.7%	24.8%	22.5%	24.2%	24.2%
NCF DY(5)	10.2%	22.1%	19.6%	21.2%	21.2%
(1)	% of U/W Total Revenue for all department expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(2)	UW $ per Room values are based on 744 rooms.
(3)	Underwritten Other Departmental Revenue is inclusive of $1,286,648 of Spa Revenue.
(4)	The increase in NOI from 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020 and 2021, and the subsequent recovery in 2021 and 2022, as well as an increase in occupancy and ADR from 54.3% and $204.44, respectively, in 2021 to 63.9% and $230.70, respectively, in 2022 and increased food & beverage.
(5)	DSCR and Debt Yields are based on the Arizona Grand Resort and Spa Whole Loan.

Appraisal. The As-Is Apprised Value as of June 4, 2024, is $318,800,000, which is equivalent to an appraised value per room of $428,495, a Cut-off Date LTV Ratio of 39.2%, and a Maturity Date LTV Ratio of 39.2%.

Environmental Matters. According to the Phase I environmental assessment dated July 12, 2024, there was no evidence of any recognized or controlled recognized environmental conditions at the Arizona Grand Resort and Spa Property.

Market Overview and Competition. The Arizona Grand Resort and Spa Property is located in the Phoenix-Mesa, AZ metropolitan statistical area. Phoenix is among the nation’s largest and fastest-growing metropolitan areas. With a population of over five million residents, the Phoenix MSA ranks as the 10th most populous metro in the United States. Due to its geographic proximity and access to markets throughout California and the Southwest, the Phoenix MSA serves as the primary commercial gateway of the western United States. Airport passenger traffic has increased year over year since the pandemic and 2023 reached an all-time high for number of travelers. The market benefits from a variety of tourism and leisure attractions in the area. Leisure demand generators include the Phoenix Zoo, Desert Botanical Garden, the Mill Avenue shopping and entertainment district, Tempe Town Lake, Sun Devil Stadium, and many world-class resorts and golf courses, as well as recreation opportunities in nearby mountain ranges.

Escrows.

Real Estate Taxes – During the continuance of a Trigger Event (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis.

Insurance – During the continuance of a Trigger Event, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Arizona Grand Resort and Spa Property is insured under a blanket policy meeting the

A-3-83

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$38,000,000
8000 South Arizona Grand Parkway Phoenix, AZ 85044	Arizona Grand Resort and Spa	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.2% 3.76x 24.2%

requirements set forth in the related Arizona Grand Resort and Spa Whole Loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Event). A blanket policy is currently in place.

FF&E Reserves – On each monthly payment date, the borrower is required to escrow an amount equal to the greatest of (i) 3% of the projected gross revenue for the Arizona Grand Resort and Spa Property excluding any amounts payable to the borrower pursuant to the Rental Pool Documents for the prior month as set forth in the most recent approved annual budget (provided, that, to the extent the lender determines that actual gross revenue for the Arizona Grand Resort and Spa Property is materially in excess of such projections, the lender has the option to increase the percentage to match actual gross revenue for the Arizona Grand Resort and Spa Property), (ii) the then-current amount required by the property management agreement and (iii) the then-current amount required by any franchise agreement, for approved capital expenditures and the repair and replacement of the FF&E.

Custodial Funds and Hotel Tax Reserve – During the continuance of a Trigger Event, the borrower is required to deliver or cause to be delivered to the lender on each monthly payment date, for deposit into the custodial funds and hotel tax account, an amount reasonably budgeted by the borrower and approved by the lender in its reasonable discretion or reasonably determined by the lender as provided in the Arizona Grand Resort and Spa Whole Loan Documents if the borrower fails to establish a budgeted amount, to provide for custodial funds and sales and occupancy taxes that are anticipated to be payable during such month.

PIP Reserve - If any manager or franchisor requires the borrower to implement a property improvement plan (“PIP”) at the Arizona Grand Resort and Spa Property, the borrower is required to deposit 110% of the estimated costs to complete any PIP.

Seasonal Working Capital Reserve – At origination, the borrower deposited approximately $650,000 (the “Initial Seasonality Deposit”) into a seasonality reserve account.

In the event any funds have been disbursed from the seasonality reserve in accordance with the Arizona Grand Resort and Spa Whole Loan documents (such date, a “Seasonality Reserve Trigger”), the borrower is required on each monthly payment date, during the calendar months of February, March, April, May and June (each a “Seasonality Reserve Deposit Date”) to deposit the Applicable Seasonality Reserve Deposit Amount (as defined below) into the seasonality reserve up to a cap of $3,250,000. Provided no event of default is then ongoing, on each monthly payment date in each of July, August, September and January, the lender will disburse funds from the reserve (in an amount not to exceed the applicable shortfall) to cover a shortfall under the Arizona Grand Resort and Spa Whole Loan documents. Notwithstanding the foregoing, in the event (i) a Trigger Event (as defined below) has occurred and a portion of the Initial Seasonality Deposit has been disbursed, (ii) prior to the commencement of such Trigger Event, the full amount of the Initial Seasonality Deposit remained on deposit and (iii) the borrower has cured such Trigger Event and no other Trigger Event is continuing, then once the balance in the seasonality reserve is at least $650,000, the borrower will not be required to make ongoing deposits to the reserve until the occurrence of another Seasonality Reserve Trigger.

“Applicable Seasonality Reserve Deposit Amount” means (A) $650,000 during the first year of the term of the Arizona Grand Resort and Spa Whole Loan and (B) with respect to each Seasonality Reserve Deposit Date occurring during any other calendar year during the term of the Arizona Grand Resort and Spa Whole Loan, an amount equal to the lesser of: (i) $650,000 and (ii) 1/5th of the positive difference determined by subtracting: (x) the aggregate gross revenue (excluding extraordinary income) received with respect to the Arizona Grand Resort and Spa Property during the months of June, July, August and December in the immediately preceding calendar year from (y) without duplication, the aggregate of all operating expenses, debt service, deposits to reserves and other amounts payable pursuant to the Arizona Grand Resort and Spa Whole Loan documents during the months of June, July, August, and December of the immediate preceding calendar year.

Refundable Advance Payments Reserve – During the continuance of a Trigger Event, the borrower is required to deliver or cause to be delivered to the lender, for deposit into the Refundable Advance Payments account, as and when received an amount equal to the advance payments and deposits, including advance payments for, among other things, group business, banquets and other events (such amounts, “Refundable Advance Payments”); provided, however, notwithstanding the continuance of a Trigger Period, the borrower will not be required to deposit any such Refundable Advance Payments with the lender until such time as the aggregate amount of Refundable Advance Payments received by the borrower (and not yet disbursed) in such calendar year is in excess of $75,000.

Debt Service Reserve – During the continuation of a Low Debt Service Coverage Ratio Trigger (as defined below), all excess cash flow after payment of all monthly amounts due under the Arizona Grand Resort and Spa Whole Loan Documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved budgeted property operating expenses will be swept to and held in a lender-controlled account (on an interest bearing basis for the benefit of the borrower) as additional collateral for the Arizona Grand Resort and Spa Whole Loan.

Lockbox and Cash Management. The Arizona Grand Resort and Spa Whole Loan is structured with a hard lockbox and springing cash management. Until the occurrence and during the continuance of a Trigger Event, all sums deposited into the lockbox account will be transferred daily into borrower’s operating account. Following a Trigger Event and until the cure thereof in accordance with the Arizona Grand Resort and Spa Whole Loan documents, any transfers to the borrower’s operating account will cease and such sums on deposit in the lockbox account will be transferred on a daily basis to an account controlled by the lender, at a financial institution selected by the lender, to be applied to the payment of all monthly amounts due under the Arizona Grand Resort and Spa Whole Loan documents (including, without limitation, taxes and insurance, approved operating expenses, including any additional operating expenses, approved capital expenses (via disbursements from the FF&E reserve) debt service and required reserves), with any excess funds being held by the lender (on an interest bearing basis for the benefit of the borrower other than tax and insurance) in a cash collateral account as additional collateral for the Arizona Grand Resort and Spa Whole Loan (provided that upon the occurrence of an

A-3-84

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$38,000,000
8000 South Arizona Grand Parkway Phoenix, AZ 85044	Arizona Grand Resort and Spa	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.2% 3.76x 24.2%

event of default under the Arizona Grand Resort and Spa Whole Loan documents, all sums received from the Arizona Grand Resort and Spa Property and all funds reserved with the lender will be applied to amounts owed under any of the Arizona Grand Resort and Spa Whole Loan documents in such amounts, order and manner as the lender elects in its sole discretion).

A “Trigger Event” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the bankruptcy or insolvency of any affiliated property manager; or
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x for two consecutive quarters.

A Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), until the replacement thereof with a non-affiliated manager approved by the lender,
●	with regard to clause (iii), upon the NCF DSCR being equal to or greater than 1.20x for two consecutive quarters or the borrower depositing with the lender cash or an acceptable letter of credit in an amount sufficient to cure the low debt service coverage ratio trigger.

Property Management. The Arizona Grand Resort and Spa Property is managed by Arizona Grand Resort Manager, LLC, a Delaware limited liability company and an affiliate of the borrower.

Partial Release. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Permitted Future Mezzanine Debt. Not permitted.

Ground Lease. A portion of the golf course is subject to a ground leased from the City of Phoenix with an annual rent payment of $100 and an expiration date of July 30, 2057, with no extension options remaining. The ground lease generally contains standard notice and cure rights for the benefit of the lender.

Terrorism Insurance. The Arizona Grand Resort and Spa Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of Arizona Grand Resort and Spa Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-85

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

A-3-86

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

## 57 WILLOUGHBY

| Floor | Tenant | Suite | SF | Expiration |
|---|---|---|---|---|
| 6 | **JCCA** | 600 | 19,064 | 8/31/38 |
| 5 | **JCCA** | 500 | 19,064 | 8/31/38 |
| 4 | **JCCA** | 400 | 19,064 | 8/31/38 |
| 3 | **JCCA** | 300 | 6,183 | 8/31/38 |
| 3 | **Brooklyn Autism Center** | 301 | 12,205 | 6/30/28 |
| 2 | **Housing Works** | 201 | 19,416 | 3/31/35 |
| 1 | **Lobby** | | | |
| 1 | **Hot Peppers** | 100A | 1,111 | 4/30/33 |
| 1 | **Quality Greens Kitchen** | 100B | 3,059 | 6/30/38 |
| 1 | **JCCA** | 100C | 4,304 | 8/31/38 |
| 1 | **Housing Works** | 102 | 4,900 | 3/31/35 |
| 0 | **Housing Works** | BSMT | 16,300 | 3/31/35 |

Vacant | 2028 | 2033 | 2035 | 2038

A-3-87

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

East River
Jane's Carousel
Pebble Beach
Empire Fulton Ferry State Park
Brooklyn Bridge
Manhattan Bridge
Brooklyn Bridge Lookout
Brooklyn Historical Society DUMBO
St. Ann's Warehouse
New York Skyline Lookout
DUMBO
John St.
Plymouth St.
Water St.
Front St.
York St.
Vinegar Hill
Public School 307
Gold St.
Sands St.
BROOKLYN NAVY YARD
Navy St.
Flushing Ave.
Building 92
278
Public School 8
Middagh St.
Cranberry St.
Orange St.
Pineapple St.
Clark St.
NYC Office of Emergency Management
The Granite Prospect
HIGH ST/ BROOKLYN BR
YORK ST
Voorhees Hall
Trinity Park
Brooklyn International HS
Brooklyn War Memorial
Brooklyn War Mem. Park
US District Court - Eastern Dist. of NY
Cadman Plaza
Midway Bldg.
McLaughlin Park
Commodore Barry Park
McKinney Secondary School of Arts
Brooklyn-Queens Expwy
CLARK ST
Brooklyn Heights
Henry St.
Korean War Vet. Plaza
Tillary St.
Adams St.
US Post Office
NYC College of Technology
George Westinghouse HS
11 MTC
Flatbush Ave. Extension
Charles A. Dorsey School
Portland Ave.
Montague St.
Brooklyn Heights Library
Brooklyn Historical Society
Columbus Park
Kings Co. Family Court
NYU Tandon School of Engineering
METROTECH CENTER
9 MTC
15 MTC
Fort Greene
Myrtle Ave.
57 Willoughby
57 Willoughby Street
Brooklyn, NY 11201
Kings Co. Supreme Court
Brooklyn-Queens Expwy
Joralemon St.
Brooklyn Borough Hall
BOROUGH HALL
JAY ST/ BOROUGH HALL
1 MTC
2 MTC
3 MTC
8 MTC
4 MTC
Downtown Brooklyn
Hicks St.
Packer Collegiate Institute
LAWRENCE ST
Willoughby St.
Kumble Theater
Brooklyn Law School
NYC Dept. of Education
FULTON STREET MALL
City Point BKLYN
Long Island University-Brooklyn Campus
The Brooklyn Hospital Ctr.
Fort Greene Park
NYU Langone Medical Center
NYC Board of Education
NY Transit Museum
HOYT ST/ FULTON MALL
DEKALB AVE
Atlantic Ave.
NYC Transit Authority
Kings Co. Civil Court
SUNY Empire State Coll. NYC Campus in Brooklyn
Schwartz Athletic Center
DeKalb Ave.
Kings County Criminal Court
Livingston St.
10 MTC
Henry St.
Clinton St.
Court St.
Smith St.
HOYT ST/ SCHERMERHORN ST
NEVINS ST
Fulton St.
Ashland Pl.
Saint Felix St.
Fort Greene Pl.
Brooklyn Technical HS
Cobble Hill
State St.
Schermerhorn St.
Flatbush Ave
FULTON ST
BROOKLYN
Public School 369
Public School 261
Pacific St.
Dean St.
Jay Sharp Bldg./ Brooklyn Academy of Music
Hoyt St.
Bergen St.
Bond St.
Roulette Intermedium
Public School 38
Atlantic Ave.
Atlantic Terminal Mall
Atlantic Center Mall
ATLANTIC
Nevins St.
The Math & Science Exploratory School
ATLANTIC AVE/ BARCLAYS CTR
Baltic St.
3rd Ave.
Boerum Hill
4th Ave.
Barclays Center
Saint Marks Pl.
Douglass St.
Park Slope
5th Ave.
Degraw St.
PATERSON
YONKERS
BRONX
MANHATTAN
NEW YORK CITY
NEWARK
JERSEY CITY
QUEENS
BROOKLYN
STATEN ISLAND
Atlantic Ocean

A-3-88

No. 10 – 57 Willoughby

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance 2 LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – CBD
	Original Principal Balance:	$31,200,000		Location:	Brooklyn, NY
	Cut-off Date Balance:	$31,200,000		Size:	124,670 SF
	% of Initial Pool Balance:	4.4%		Cut-off Date Balance Per SF:	$250.26
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$219.10
	Borrower Sponsors:	Damien Smith and Peter Zuccarello		Year Built/Renovated:	1929/2022
	Guarantors(1):	Gary Romaniello, Damien Smith and Peter Zuccarello		Title Vesting:	Fee
	Mortgage Rate:	7.0920%		Property Manager:	57 Will Property Manager LLC
	Note Date:	July 31, 2024		Current Occupancy (As of):	100.0% (7/10/2024)
	Seasoning:	0 months		YE 2023 Occupancy(2):	100.0%
	Maturity Date:	August 6, 2034		YE 2022 Occupancy(2):	45.7%
	IO Period:	0 months		YE 2021 Occupancy:	43.5%
	Loan Term (Original):	120 months		As-Is Appraised Value(3):	$55,100,000
	Amortization Term (Original):	360 months		As-Is Appraised Value Per SF:	$441.97
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraisal Valuation Date:	July 18, 2024
	Call Protection:	L(24),D(92),O(4)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (6/30/2024)(2):	$2,725,512
	Additional Debt Type (Balance):	NAP		YE 2023 NOI(2):	$577,701
				YE 2022 NOI:	$443,839
Escrows and Reserves				YE 2021 NOI:	$219,584
	Initial	Monthly	Cap	U/W Revenues:	$5,841,794
Taxes	$297,809	$99,270	NAP	U/W Expenses:	$2,032,590
Insurance	$15,612	$7,806	NAP	U/W NOI(2):	$3,809,204
Replacement Reserve	$0	$2,078	$74,802	U/W NCF:	$3,597,265
TI/LC Reserve	$500,000	$15,584	$1,500,000	U/W DSCR based on NOI/NCF:	1.52x / 1.43x
Deferred Maintenance	$152,950	$0	NAP	U/W Debt Yield based on NOI/NCF:	12.2% / 11.5%
Free Rent Reserve	$15,450	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.9% / 13.2%
Outstanding TI/LC Reserve	$80,000	$0	NAP	Cut-off Date LTV Ratio:	56.6%
				LTV Ratio at Maturity:	49.6%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$31,200,000	62.2%	Purchase Price(4)	$48,000,000	95.7%
Equity Contribution	18,982,415	37.8	Closing Costs	1,120,594	2.2
			Upfront Reserves	1,061,821	2.1

Total Sources	$50,182,415	100.0%	Total Uses	$50,182,415	100.0%
(1)	In addition to the guaranty of recourse obligations made by Damien Smith and Peter Zuccarello, Gary Romaniello also signed a separate guaranty of recourse obligations for his acts and the acts of the GRA 57 Willoughby LLC borrowing entity only.
(2)	The increase in occupancy from YE 2022 to YE 2023 and increase in YE 2023 and TTM NOI to U/W NOI were due to a new tenant, JCCA, commencing its lease for 67,679 square feet (54.3% of net rentable area) in September 2023.
(3)	The As-Is Appraised Value includes $7,500,000 in present value for ICAP tax benefits. As of the Cut-off Date, the ICAP tax benefits have not yet been obtained. See “The Property” below.
(4)	Pursuant to an escrow holdback agreement with respect to the 57 Willoughby Property (as defined below), in connection with the origination of the 57 Willoughby Mortgage Loan (as defined below), a third-party escrow agent withheld (i) an amount equal to $1,000,000 pending the receipt of a final certificate of occupancy (“CO”) for the 57 Willoughby Property and (ii) an amount equal to $3,000,000 pending approval of a 25-year ICAP abatement. See “The Property” below.

The Mortgage Loan. The tenth largest mortgage loan (the “57 Willoughby Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,200,000 and secured by a first priority fee interest in a 124,670 square foot office property located in Brooklyn, New York (the “57 Willoughby Property”).

The Borrowers and Borrower Sponsors. The borrowers are 57 Will Owner LLC, ZUC 57 Will Owner LLC, PPG 57 Will Owner LLC, and GRA 57 Willoughby LLC, as tenants-in-common, with each entity being a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsors and non-recourse carveout guarantors are Damien Smith and Peter Zuccarello. Additionally, Gary Romaniello signed a separate guaranty of recourse obligations limited only to his acts and the acts of the GRA 57 Willoughby LLC borrowing entity. Damien Smith is the CEO and founder of Prosper Property Group. Prosper Property Group is a commercial real estate development company that has owned and operated a cumulative 450,000 square feet of residential and

A-3-89

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

mixed-use properties since its inception. Peter Zuccarello is a real estate investor that currently serves as an independent agent for P.Z. Insurance Brokerage, Inc.

The Property. The 57 Willoughby Property is a 124,670 square foot six-story office building located on a 0.38-acre site in Downtown Brooklyn, New York. The 57 Willoughby Property has 85 feet of frontage on Willoughby Street and 175 feet of frontage on Lawrence Street and features 4,170 square feet of ground floor retail space separated into two suites. Originally constructed in 1929, the 57 Willoughby Property was most recently renovated in 2022.

As of July 10, 2024, the 57 Willoughby Property was 100% occupied by five tenants. The 57 Willoughby Property previously served as the headquarters for the Helen Keller Services for the Blind and by 2017, the tenant occupied the entire premises with the exception of a vacant fifth floor suite. After Helen Keller Services for the Blind relocated its headquarters, occupancy at the 57 Willoughby Property fell to 43.5% in 2020. During this time, the previous owner of the 57 Willoughby Property invested $20.7 million in renovations that were completed in 2022 which included elevator upgrades, redesigned lobby and retail storefronts, improved infrastructure, and the implementation of a spec suite program on the top three floors. Following the renovations, the two retail suites became fully leased in 2022 and the office space became fully leased following JCCA commencing its lease in September 2023.

As of origination, the 57 Willoughby Property has a temporary certificate of occupancy (“TCO”) but has not yet received a full certificate of occupancy (“CO”) as certain outstanding fire code violations were cured but are pending the fire department’s inspection. As a result, even though the 57 Willoughby Property has been approved for a 25-year ICAP abatement, due to the lack of CO, the abatement has not yet been granted and is not yet in place. Pursuant to an escrow holdback agreement with respect to the 57 Willoughby Property, in connection with the origination of the 57 Willoughby Mortgage Loan, a third-party escrow agent withheld in (i) an amount equal to (i) $1,000,000 pending the receipt of a final CO for the 57 Willoughby Property (“PCO Holdback Reserve Funds”) and (ii) an amount equal to $3,000,000 pending approval of a 25-year ICAP tax abatement (“ICAP Holdback Reserve Funds”).

If the final CO is not obtained on or before November 13, 2025, the PCO Holdback Reserve Funds will be released by the third-party escrow agent to the lender to be held in a subaccount. Furthermore, if the final CO is not obtained on or before November 13, 2026, the lender will have the right, but not the obligation, whether or not an event of default has occurred and is continuing, to apply all or any portion of the PCO Holdback Reserve Funds towards a partial defeasance of the 57 Willoughby Mortgage Loan (together with any defeasance costs associated therewith).

If the approval for the 25-year ICAP abatement is not obtained on or before November 13, 2025, the ICAP Holdback Reserve Funds will be released by the third-party escrow agent to the lender to be held in a subaccount. Furthermore, if the ICAP is not obtained on or before November 13, 2026, the lender will have the right, but not the obligation, whether or not an event of default has occurred and is continuing, to apply all or any portion of the ICAP Holdback Reserve Funds towards a partial defeasance of the 57 Willoughby Mortgage Loan (together with any defeasance costs associated therewith).

Major Tenants.

JCCA (67,679 SF; 54.3% of NRA; 58.7% of underwritten base rent). Jewish Child Care Association of New York (d/b/a JCCA) provides healthcare services to children and their families such as foster and residential care, educational assistance, mental health services, and child maltreatment services. The company has an approximately $80 million endowment and receives approximately $27 million of annual funding from various public and private sources. JCCA recently executed a 15-year lease that commenced at the 57 Willoughby Property in September 2023 to serve as its headquarters and to accommodate growth. As such, JCCA has its third-floor space (6,183 square feet, 5.0% NRA) and its sixth-floor space (19,064 square feet, 15.3% NRA) on the market for sublease (“JCCA Sublease Posting”). JCCA has the right to terminate its lease at any point after December 31, 2025 if the tenant’s government funding is materially reduced or not renewed for any reason other than the tenant’s failure to comply with the requirements of such funding, provided the tenant gives 12-months’ notice and pays a termination fee equal to the sum of all leasing costs amortized over the initial 15-year lease at an interest rate of 7.0%. The leasing costs of JCCA’s lease totaled approximately $11.9 million. If JCCA were to terminate its lease effective January 1, 2026 (the earliest date it could terminate its lease), the termination fee would be equal to approximately $10.8 million, which fee will continue to amortize throughout the lease term if the termination option is not exercised. JCCA has two, five-year renewal options remaining.

Housing Works, Inc. (40,616 SF; 32.6% of NRA; 26.5% of underwritten base rent). Housing Works, Inc. provides housing, healthcare, meals, and counseling services to displaced and low-income individuals living with HIV / AIDS. The company was founded in 1990 and receives funding from individuals and public entities, including the NYC Department of Homeless Services which recently doubled its fiscal year 2024 budget to over $4.0 billion. Housing Works, Inc. has been a tenant at the 57 Willoughby Property since 2008 and has since signed a new 16-year lease in 2018. The Housing Works, Inc. space includes 16,300 square feet of basement space. The tenant has no renewal options remaining.

Brooklyn Autism Center (12,205 SF; 9.8% of NRA; 7.9% of underwritten base rent). Brooklyn Autism Center provides educational services to individuals ages five to 21 with autism spectrum disorder. The center generates revenue primarily through its operations as an educational institution, in addition to private grants, corporations, and individuals. Brooklyn Autism Center has been a tenant at the 57 Willoughby Property since 2013 and has since signed a new 10-year lease in 2018. The tenant has one, five-year renewal option remaining.

A-3-90

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

The following table presents certain information relating to the tenancy at the 57 Willoughby Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
JCCA	NR/NR/NR	67,679	54.3%	$50.17	$3,395,303	58.7%	10/31/2038	2, 5-year	Y(4)
Housing Works, Inc.	NR/NR/NR	40,616	32.6%	$37.72	$1,531,908	26.5%	3/31/2035	None	N
Brooklyn Autism Center	NR/NR/NR	12,205	9.8%	$37.54	$458,129	7.9%	10/6/2028	1, 5-year	N
Quality Greens Kitchen	NR/NR/NR	3,059	2.5%	$90.00	$275,310	4.8%	6/30/2038	None	N
Hot Peppers	NR/NR/NR	1,111	0.9%	$114.59	$127,308	2.2%	4/30/2033	1, 5-year	N
		124,670	100.0%	$46.43	$5,787,958	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		124,670	100.0%	$46.43	$5,787,958	100.0%

Vacant Space		0	0.0%

Collateral Total		124,670	100.0%

(1)	Information obtained from the underwritten rent roll dated July 10, 2024.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $142,704 through June 2025.
(4)	JCCA has the right to terminate its lease at any point after December 31, 2025 if the tenant’s government funding is materially reduced or terminated for any reason other than the tenant’s failure to comply with the requirements of such funding, provided the tenant gives 12-months’ notice and pays a termination fee equal to the sum of all leasing costs amortized over the 15-year lease at an interest rate of 7.0%. The leasing costs of JCCA’s lease totaled approximately $11.9 million. If JCCA were to terminate its lease effective January 1, 2026 (the earliest date it could terminate its lease), the termination fee would be equal to approximately $10.8 million, which fee will continue to amortize throughout the lease term if the termination option is not exercised.

The following table presents certain information relating to the lease rollover schedule at the 57 Willoughby Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	12,205	9.8%	12,205	9.8%	$458,129	7.9%	$37.54
2029	0	0	0.0%	12,205	9.8%	$0	0.0%	$0.00
2030	0	0	0.0%	12,205	9.8%	$0	0.0%	$0.00
2031	0	0	0.0%	12,205	9.8%	$0	0.0%	$0.00
2032	0	0	0.0%	12,205	9.8%	$0	0.0%	$0.00
2033	1	1,111	0.9%	13,316	10.7%	$127,308	2.2%	$114.59
2034	0	0	0.0%	13,316	10.7%	$0	0.0%	$0.00
Thereafter	3	111,354	89.3%	124,670	100.0%	$5,202,521	89.9%	$46.72
Vacant	0	0	0.0%	124,670	100.0%	$0	0.0%	$0.00
Total/Weighted Average	5	124,670	100.0%			$5,787,958	100.0%	$46.43
(1)	Information obtained from the underwritten rent roll dated July 10, 2024 and includes contractual rent steps through June 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

A-3-91

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

The following table presents historical occupancy percentages at the 57 Willoughby Property:

Historical Occupancy

2021(1)	2022(1)	2023(1)(2)	7/10/2024(3)
43.5%	45.7%	100.0%	100.0%
(1)	Information obtained from the borrower. Represents the occupancy as of December 31 for each respective year.
(2)	The increase in occupancy from 2022 to 2023 was due to a new tenant (JCCA) commencing its lease for 67,679 square feet (54.3% of net rentable area) in September 2023.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 57 Willoughby Property:

Cash Flow Analysis

	2021	2022	2023	TTM 6/30/2024	U/W	%(1)	U/W $ per SF
Base Rent	$1,721,082	$2,052,201	$2,763,166	$4,943,169	$5,787,958(2)	94.2%	$46.43
Other Income	0	2,714	62,261	122,793	122,793	2.0	0.98
Total Recoveries	70,754	154,515	220,336	228,259	232,044	3.8	1.86
Net Rental Income	$1,791,836	$2,209,430	$3,045,763	$5,294,221	$6,142,794	100.0%	$49.27
(Vacancy & Credit Loss)	0	0	0	0	(301,000)(3)	(4.9)	(2.41)
Effective Gross Income	$1,791,836	$2,209,430	$3,045,763	$5,294,221	$5,841,794	95.1%	$46.86

Real Estate Taxes	$663,767	$882,482	$1,184,187	$1,199,966	$994,340	17.0%	$7.98
Insurance	89,350	112,932	126,055	158,500	93,674	1.6	0.75
Other Operating Expenses	819,135	770,177	1,157,820	1,210,243	944,577	16.2	7.58
Total Operating Expenses	$1,572,252	$1,765,591	$2,468,063	$2,568,709	$2,032,590	34.8%	$16.30

Net Operating Income(4)	$219,584	$443,839	$577,701	$2,725,512	$3,809,204	65.2%	$30.55
Replacement Reserves	0	0	0	0	24,934	0.4	0.20
TI/LC	0	0	0	0	187,005	3.2	1.50
Net Cash Flow	$219,584	$443,839	$577,701	$2,725,512	$3,597,265	61.6%	$28.85

NOI DSCR	0.09x	0.18x	0.23x	1.08x	1.52x
NCF DSCR	0.09x	0.18x	0.23x	1.08x	1.43x
NOI Debt Yield	0.7%	1.4%	1.9%	8.7%	12.2%
NCF Debt Yield	0.7%	1.4%	1.9%	8.7%	11.5%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(2)	The U/W Base Rent includes contractual rent steps totaling $142,704 through June 2025.
(3)	The underwritten economic vacancy is 5.0%. The 57 Willoughby Property was 100.0% leased as of July 10, 2024.
(4)	The increase in 2023 and TTM NOI to U/W NOI is due to a new tenant (JCCA) signing a lease for 67,679 square feet (54.3% of net rentable area) in September 2023.

Appraisal. The appraiser concluded to an “as-is” appraised value for the 57 Willoughby Property of $55,100,000 as of July 18, 2024. The appraiser’s valuation assumes that the 25-year ICAP abatement is granted for the 57 Willoughby Property and is applicable retrospectively beginning in the 2023/2024 tax year.

Environmental Matters. According to a Phase I environmental assessment dated July 15, 2024, there was no evidence of any recognized environmental conditions at the 57 Willoughby Property.

Market Overview and Competition. The 57 Willoughby Property is located on Willoughby Street in downtown Brooklyn, New York. The 57 Willoughby Property is located adjacent to the Jay St-MetroTech subway station, providing access to the A, C, F, and R subway lines. Additionally, the 57 Willoughby Property is located adjacent to Brooklyn Commons, a 16-acre urban-academic research park with 17,000 employees, 40,000 university students, and 1,300 companies. The downtown Brooklyn neighborhood has seen a significant amount of new development in recent years, with the emergence of the Brooklyn Tech Triangle and the construction of luxury high rise buildings throughout the neighborhood. According to the appraisal, the 2023 estimated population within the 11201 zip code was 71,969 and the 2023 estimated median household income within the 11021 zip code was approximately $143,345.

A-3-92

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

According to the appraisal, the 57 Willoughby Property is situated in the Downtown Brooklyn office submarket within the greater Brooklyn Office market. As of the first quarter of 2024, the submarket reported a total inventory of approximately 24.69 million square feet within 190 buildings with an 18.9% vacancy rate and an average rent of $40.09 per square foot. The appraiser concluded a market rent for the 57 Willoughby Property of $55.00 per square foot for office space, $40.00 per square foot for office space with storage, and $115.00 for retail space.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 57 Willoughby Property:

Market Rent Summary(1)

	Office	Office with Storage	Retail
Market Rent (PSF)	$55.00	$40.00	$115.00
Lease Term (Years)	10	10	7
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	3.0%/year	3.0%/year	3.0%/year
Tenant Improvements (New / Renewal)	$65.00 / $30.00	$40.00 / $20.00	$40.00 / $20.00
Leasing Commissions (New / Renewal)	5.0% / 2.5%	5.0% / 2.5%	5.0% / 2.5%
Free Rent Months (New / Renewal)	9 / 3	9 / 3	6 / 3
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable office sales pertaining to the 57 Willoughby Property, as identified by the appraiser:

Comparable Office Sales(1)

Property Name/Location	Year Built	Rentable Area (SF)	Occupancy	Sale Date	Sale Price(3)	Sale Price (PSF)(3)	OAR
57 Willoughby (Subject) 57 Willoughby Street Brooklyn, NY	1929	124,670(2)	100%(2)
Paragon Oil Building 21-00 49th Avenue Long Island City, NY	1916	127,915	0%	Jun-23	$64,269,306	$502	NAV
Cornerstone Fresh Meadows 159-05 Union Turnpike Fresh Meadows, NY	1960	79,800	100%	Feb-23	$44,000,000	$551	6.4%
Packard Motor Building 32-02 Queens Boulevard Long Island City, NY	1931	279,849	38%	Jul-22	$111,993,021	$400	5.1%
Mixed-Use (Office/Retail) Building 2004 McDonald Avenue Brooklyn, NY	1931	24,300	100%	Sep-21	$8,600,000	$354	5.5%
345 Seventh Avenue 345 Seventh Avenue New York, NY	1928	219,246	67%	Jun-21	$107,000,000	$488	2.4%
One Whitehall Street 1 Whitehall Street New York, NY	1962	366,209	100%	Jul-19	$189,000,000	$516	4.0%
(1)	Information obtained from the appraisal unless otherwise stated.
(2)	Information obtained from the underwritten rent roll dated July 10, 2024.
(3)	Sale Price and Sale Price (PSF) adjusted for cash equivalency, lease-up and/or deferred maintenance (where applicable).

A-3-93

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

The following table presents certain information relating to comparable office lease pertaining to the 57 Willoughby Property, as identified by the appraiser:

Comparable Office Leases(1)

Property Name/Location	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
57 Willoughby (Subject) Brooklyn, NY	JCCA	67,679	3Q2023	15.0 Yrs.	$50.17	Modified Gross
1 Willoughby Square Brooklyn, NY	Architecture Research Office	9,876	4Q2022	11.2 Yrs.	$60.00	Modified Gross
32 Court Street Brooklyn, NY	Neighborhood Psychiatry Associates of Manhattan	2,100	1Q2024	5.2 Yrs.	$52.00	Modified Gross
16 Court Street Brooklyn, NY	Sasaki Associates	9,312	1Q2023	10.6 Yrs.	$57.00	Modified Gross
25 Kent Avenue Brooklyn, NY	Amazon Music	40,000	3Q2020	10.0 Yrs.	$81.00	Modified Gross
75 North 7th Street Brooklyn, NY	Le Labo North America	15,500	4Q2021	6.5 Yrs.	$69.00	Modified Gross
55 Water Street Brooklyn, NY	Wasserman Music, LLC	21,706	1Q2022	8.8 Yrs.	$52.00	Modified Gross
63 Flushing Ave (Bldg. 77) Brooklyn, NY	Huge	70,925	3Q2022	11.9 Yrs.	$54.00	Modified Gross
49 South 2nd Street Brooklyn, NY	Vice Media	23,500	2Q2022	4.0 Yrs.	$77.00	Modified Gross
285 Kent Avenue Brooklyn, NY	Vice Media	50,300	2Q2022	4.0 Yrs.	$82.36	Modified Gross
(1)	Information obtained from the appraisal, except for the 57 Willoughby Property, which information was obtained from the underwritten rent roll date July 10, 2024.

Escrows.

Real Estate Taxes – The 57 Willoughby Mortgage Loan documents require an upfront deposit of $297,809. On a monthly basis, the borrower is required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes the lender reasonably estimates will be payable during the next ensuing 12 months initially estimated to be approximately $99,270.

Insurance – The 57 Willoughby Mortgage Loan documents require an upfront deposit of approximately $15,612. On a monthly basis, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months initially estimated to be approximately $7,806.

Replacement Reserve – The 57 Willoughby Mortgage Loan documents require an ongoing monthly replacement reserve deposit of approximately $2,078, subject to a cap of approximately $74,802.

TI/LC Reserve – The 57 Willoughby Mortgage Loan documents require an upfront deposit of $500,000. The borrower is required to deposit $15,584 monthly, subject to a cap of $1,500,000 (excluding lease termination fees).

Outstanding TI/LC Reserve – The 57 Willoughby Mortgage Loan documents require an upfront deposit of $80,000 for outstanding tenant improvement expenses.

Deferred Maintenance – The 57 Willoughby Mortgage Loan documents require an upfront deposit of $152,950 for deferred maintenance.

Free Rent Reserve – The 57 Willoughby Mortgage Loan documents require an upfront deposit of $15,450 for free rent.

Lockbox and Cash Management. The 57 Willoughby Mortgage Loan documents require a hard lockbox and springing cash management. The borrower is required at all times to cause tenants at the 57 Willoughby Property to pay all rent and other sums due under their respective leases directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrower or related property manager are required to be deposited into the lockbox account within two business days upon receipt. After the occurrence and during the continuance of a Cash Management Period (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional security for the 57 Willoughby Mortgage Loan.

A-3-94

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

A “Cash Management Period” means a period which will commence upon the occurrence of any of the following:

(i)	the stated maturity date,
(ii)	an event of default and continuance thereof, or
(iii)	if the debt service coverage ratio is less than 1.20x (a “DSCR Cash Management Period”) or
(iv)	the commencement of a Lease Sweep Period (as defined below);

and will end if:

(1) the 57 Willoughby Mortgage Loan has been repaid in full or (2) the stated maturity date has not occurred and

(A) with respect to the matters described in clause (ii) above, an event of default is no longer continuing and no other event of default has occurred and is continuing, or

(B) with respect to the matter described in clause (iii) above, the lender has determined in its sole but good faith discretion that the 57 Willoughby Property has achieved a debt service coverage ratio of at least 1.25x for two consecutive quarters, or

(C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon the occurrence of any of the following:

(i) the earlier of (a) the date that is 12 months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms); or (b) the date the applicable Lease Sweep Tenant (as defined below) actually gives such notice (whether actual or constructive) of its intention not to renew or extend; or

(ii) the date required under a Lease Sweep Lease by which the applicable Lease Sweep Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any Lease Sweep Tenant gives written notice of its intention not to renew or extend its Lease Sweep Lease; or

(iii) any Lease Sweep Lease (or any material portion thereof) is surrendered or at least 20% of the demised premises thereunder is otherwise contractually contracted (other than the portion of JCCA’s premises subject to the JCCA Sublease Posting), cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant gives written notice of its intention to terminate, surrender, cancel or materially contract its Lease Sweep Lease (or any material portion thereof); or

(iv) any Lease Sweep Tenant discontinues its business in more than twenty percent (20%) of its premises (i.e., “goes dark”) or gives written notice that it intends to do the same (other than the portion of JCCA’s premises subject to the JCCA Sublease Posting); or

(v) the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary or material non-monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder; or

(vi) the occurrence of an insolvency proceeding with respect to any Lease Sweep Tenant; or

(vii) any Lease Sweep Tenant subleases any of its premises or puts any of its premises on the market for sublease (other than the portion of JCCA’s premises subject to the JCCA Sublease Posting).

A “Lease Sweep Period” will end upon the occurrence of any of the following:

(1) with respect to the matters described in clauses (i), (ii), (iii), (iv) or (vii) above, upon the earlier of (a) the date on which the subject Lease Sweep Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the 57 Willoughby borrower and acceptable to the lender in its good faith discretion) with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s judgment, sufficient funds have been accumulated in the applicable reserve account (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension, or (b) the date on which all of the space demised under the subject Lease Sweep Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease(s) reasonably approved by the lender, not to be unreasonably withheld, conditioned or delayed, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full or reserved in the applicable reserve account;

(2) with respect to the matters described in clause (v) above, if the subject Lease Sweep Tenant default has been cured, and no other Lease Sweep Tenant default has occurred for a period of six consecutive months following such cure; or

(3) with respect to the matters described in clause (vi) above, if the applicable insolvency proceeding with respect to the Lease Sweep Tenant has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender in its good faith discretion.

A-3-95

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

“Lease Sweep Lease” means the JCCA lease, the Housing Works lease, and any other lease (leased by such tenant and/or its affiliates) which covers 12,500 or more rentable square feet of improvements at the 57 Willoughby Property.

“Lease Sweep Tenant” means any tenant under a Lease Sweep Lease, or under one or more Leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 12,500 or more rentable square feet of the 57 Willoughby Property.

Property Management. The 57 Willoughby Property is managed by 57 Will Property Manager LLC, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The 57 Willoughby Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 57 Willoughby Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that such coverage is available).

A-3-96

No. 11 – Brooklyn Renaissance Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance 2 LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – CBD
	Original Principal Balance:	$25,200,000		Location:	Brooklyn, NY
	Cut-off Date Balance:	$25,200,000		Size:	139,216 SF
	% of Initial Pool Balance:	3.5%		Cut-off Date Balance Per SF:	$181.01
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$156.93
	Borrower Sponsor:	Joshua L. Muss		Year Built/Renovated:	1977/2001
	Guarantor:	Joshua L. Muss		Title Vesting:	Leasehold
	Mortgage Rate:	6.7210%		Property Manager:	Renaissance Property Managers LLC
	Note Date:	July 30, 2024		Current Occupancy (As of):	100.0% (5/28/2024)
	Seasoning:	0 months		YE 2023 Occupancy(2):	100.0%
	Maturity Date:	August 6, 2034		YE 2022 Occupancy(2):	88.2%
	IO Period:	0 months		YE 2021 Occupancy:	88.2%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$41,900,000
	Amortization Term (Original):	360 months		As-Is Appraised Value Per SF:	$300.97
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraisal Valuation Date:	April 25, 2024
	Call Protection:	L(24),D(92),O(4)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (3/31/2024)(2):	$1,811,415
	Additional Debt Type (Balance):	NAP		YE 2023 NOI:	$1,717,839
				YE 2022 NOI:	$1,889,150
Escrows and Reserves				YE 2021 NOI:	$1,975,933
	Initial	Monthly	Cap	U/W Revenues:	$7,560,037
Taxes	$394,360	$157,744	NAP	U/W Expenses:	$4,742,286
Insurance	$0	Springing(1)	NAP	U/W NOI(2):	$2,817,751
Replacement Reserve	$0	$4,873	NAP	U/W NCF:	$2,620,064
TI/LC Reserve	$1,500,000	$11,601	NAP	U/W DSCR based on NOI/NCF:	1.44x / 1.34x
Ground Rent Reserve	$0	$50,246	NAP	U/W Debt Yield based on NOI/NCF:	11.2% / 10.4%
				U/W Debt Yield at Maturity based on NOI/NCF:	12.9% / 12.0%
				Cut-off Date LTV Ratio:	60.1%
				LTV Ratio at Maturity:	52.1%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$25,200,000	86.5%	Loan Payoff	$25,482,579	87.5%
Equity Contribution	3,931,075	13.5	Upfront Reserves	1,894,360	6.5
			Closing Costs(3)	1,754,137	6.0

Total Sources	$29,131,075	100.0%	Total Uses	$29,131,075	100.0%
(1)	The borrower is required to deposit 1/12th of the annual insurance premium monthly if an acceptable blanket policy is no longer in place. The borrower is required to deliver evidence of acceptable renewals and timely-paid insurance premiums.
(2)	The increase in YE 2023 Occupancy from YE 2022 Occupancy and the increase in U/W NOI from TTM NOI are primarily due to the City of New York (KCDA) signing a new lease in December 2023 at an annual base rent of $970,403.
(3)	Closing costs include an approximately $1.0 million origination fee.

The Mortgage Loan. The eleventh largest mortgage loan (the “Brooklyn Renaissance Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,200,000 and secured by a leasehold interest in a 139,216 square foot office condominium located in Brooklyn, New York (the “Brooklyn Renaissance Plaza Property”).

The Borrower and Borrower Sponsor. The borrower is Brooklyn Renaissance Office/Retail LLC, a New York limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brooklyn Renaissance Plaza Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Joshua L. Muss. Joshua L. Muss is a principal at Muss Development, LLC. Muss Development, LLC is a full-service real estate development and investment company headquartered in Forest Hills, New York. Muss Development, LLC has developed more than 15 million square feet of commercial, residential, industrial, and retail space throughout the five boroughs of New York City and currently owns nine office properties totaling 2.1 million square feet (excluding the Brooklyn Renaissance Plaza Property) in New York City.

A-3-97

Office – CBD	Loan #11	Cut-off Date Balance:	$25,200,000
335 Adams Street	Brooklyn Renaissance Plaza	Cut-off Date LTV:	60.1%
Brooklyn, NY 11201		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	11.2%

The Property. The Brooklyn Renaissance Plaza Property is a 139,216 square foot office condominium which is part of a larger, 32-story commercial building known as Renaissance Plaza in Downtown Brooklyn, New York. Located on a 2.93-acre site, the Brooklyn Renaissance Plaza Property was constructed in 1977 and most recently renovated in 2001. The Brooklyn Renaissance Plaza Property is one of five condominiums across approximately 1.4 million square feet in aggregate at Renaissance Plaza. The four non-collateral condominiums include an office condominium, an office/retail condominium, a hotel condominium, and a parking garage condominium. The Brooklyn Renaissance Plaza Property consists of 53,877 square feet of office space on floors four through seven, 51,508 square feet of office space on floor 23, 14,270 square feet of ground floor retail space, and 19,561 square feet of storage space. Since acquiring the Brooklyn Renaissance Plaza Property in 1998, the borrower sponsor has invested approximately $23 million for capital expenditures, including a $2.2 million renovation of the lobby in 2019.

As of May 28, 2024, the Brooklyn Renaissance Plaza Property was 100% occupied by 12 tenants. Between 2016 and 2023, occupancy at the Brooklyn Renaissance Plaza Property averaged approximately 95%. Approximately 67% of the net rentable area is currently occupied by U.S. government sponsored tenants. The two largest tenants, NYC Employees’ Retirement System and New York City Department of Ed. have occupied the Brooklyn Renaissance Plaza Property since 2000.

The Brooklyn Renaissance Plaza Property is subject to a ground lease that expires in June 2086. See “Ground Lease” below.

Major Tenants.

NYC Employees’ Retirement System (“NYCERS”) (51,508 SF; 37.0% of NRA; 42.5% of underwritten base rent). NYCERS administers pension benefits to its members, retirees, and beneficiaries. NYCERS was founded in 1920 and currently has over 350,000 active members and retirees. NYCERS has been a tenant at the Brooklyn Renaissance Plaza Property since 2000, when it signed a 19-year 3-month lease. In October 2019, the tenant exercised its first renewal option which extended the lease expiration to April 2035. NYCERS has one, five-year renewal option remaining, provided, the tenant must be in occupancy of at least two full floors of the building to exercise its renewal option.

New York City Department of Ed. (22,486 SF; 16.2% of NRA; 18.8% of underwritten base rent). New York City Department of Ed. manages New York City’s public school system. The department provides primary and secondary education to over one million students in approximately 1,870 schools. New York City Department of Ed. has been a tenant at the Brooklyn Renaissance Plaza Property since 2000 when it signed a 15-year lease. In December 2015, the tenant exercised its first renewal option which extended the lease expiration to October 2030. The tenant has the ongoing right to terminate its lease at any time with at least 90 days written notice. The tenant does not have any renewal options remaining.

City of New York (KCDA) (17,999 SF; 12.9% of NRA; 18.3% of underwritten base rent). City of New York (KCDA) is the district attorney’s office of Kings County, New York City. In addition to the 17,999 square feet the tenant leases at the Brooklyn Renaissance Plaza Property, the tenant also occupies over 400,000 square feet throughout the other non-collateral condominiums of the Brooklyn Renaissance. City of New York (KCDA) has been a tenant at the Brooklyn Renaissance Plaza Property since December 2023, when it signed an 80-month lease. The tenant does not have any renewal options.

A-3-98

Office – CBD	Loan #11	Cut-off Date Balance:	$25,200,000
335 Adams Street	Brooklyn Renaissance Plaza	Cut-off Date LTV:	60.1%
Brooklyn, NY 11201		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	11.2%

The following table presents certain information relating to the largest tenants by underwritten base rent at the Brooklyn Renaissance Plaza Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
NYC Employees' Retirement System	AA/Aa2/AA	51,508	37.0%	$43.69	$2,250,420	42.5%	4/30/2035	1, 5-year	N
New York City Department of Ed.	AA/Aa2/AA	22,486	16.2%	$44.19	$993,624	18.8%	10/31/2030	None	Y(4)
City of New York (KCDA)	AA/Aa2/AA	17,999	12.9%	$53.91	$970,403	18.3%	8/31/2030	None	N
Municipal Credit Union	NR/NR/NR	11,188	8.0%	$42.74	$478,200	9.0%	7/31/2026	None	N
Eyecrafters LLC	NR/NR/NR	1,566	1.1%	$207.20	$324,475	6.1%	8/31/2029	None	N
		104,747	75.2%	$47.90	$5,017,123	94.8%

Non-Major Tenants		34,469	24.8%	$7.98	$275,208	5.2%

Occupied Collateral Total		139,216	100.0%	$38.02	$5,292,331	100.0%

Vacant Space		0	0.0%

Collateral Total		139,216	100.0%

(1)	Information obtained from the underwritten rent roll dated May 28, 2024.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $36,156 through April 2025.
(4)	New York City Department of Ed. has the right to terminate its lease at any time with at least 90 days written notice.

The following table presents certain information relating to the lease rollover schedule at the Brooklyn Renaissance Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	13,392	9.6%	13,392	9.6%	$0	0.0%	$0.00
2024	1	720	0.5%	14,112	10.1%	$70,318	1.3%	$97.66
2025	0	0	0.0%	14112	10.1%	$0	0.0%	$0.00
2026	2	17,411	12.5%	31523	22.6%	$597,933	11.3%	$34.34
2027	0	0	0.0%	31523	22.6%	$0	0.0%	$0.00
2028	2	13,398	9.6%	44,921	32.3%	$34,791	0.7%	$2.60
2029	3	2,302	1.7%	47223	33.9%	$374,841	7.1%	$162.83
2030	2	40,485	29.1%	87708	63.0%	$1,964,027	37.1%	$48.51
2031	0	0	0.0%	87708	63.0%	$0	0.0%	$0.00
2032	0	0	0.0%	87708	63.0%	$0	0.0%	$0.00
2033	0	0	0.0%	87,708	63.0%	$0	0.0%	$0.00
2034	0	0	0.0%	87,708	63.0%	$0	0.0%	$0.00
Thereafter	1	51,508	37.0%	139,216	100.0%	$2,250,420	42.5%	$43.69
Vacant	0	0	0.0%	139,216	100.0%	$0	0.0%	$0.00
Total/Weighted Average	12	139,216	100.0%			$5,292,331	100.0%	$38.02
(1)	Information obtained from the underwritten rent roll dated May 28, 2024 and includes contractual rent steps through April 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

A-3-99

Office – CBD	Loan #11	Cut-off Date Balance:	$25,200,000
335 Adams Street	Brooklyn Renaissance Plaza	Cut-off Date LTV:	60.1%
Brooklyn, NY 11201		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	11.2%

The following table presents historical occupancy percentages at the Brooklyn Renaissance Plaza Property:

Historical Occupancy

2021(1)	2022(1)(2)	2023(1)(2)	5/28/2024(3)
88.2%	88.2%	100.0%	100.0%
(1)	Information obtained from the borrower. Represents the occupancy as of December 31 for each respective year.
(2)	The increase in occupancy from 2022 to 2023 is primarily due to the City of New York (KCDA) signing a new lease in December 2023 at an annual base rent of $970,403.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Brooklyn Renaissance Plaza Property:

Cash Flow Analysis

	2021	2022	2023	TTM 3/31/2024	U/W	%(1)	U/W $ per SF
Base Rent	$3,928,500	$3,944,717	$4,341,163	$4,540,587	$5,291,788(2)	67.4%	$38.01
Other Income	0	0	0	0	681,000	8.7	4.89
Total Recoveries	1,373,662	1,615,794	1,759,590	1,869,337	1,882,172	24.0	13.52
Net Rental Income	$5,302,162	$5,560,511	$6,100,753	$6,409,924	$7,854,960	100.0%	$56.42
(Vacancy & Credit Loss)	0	0	0	0	(294,923)	(3.8)	(2.12)
Effective Gross Income	$5,302,162	$5,560,511	$6,100,753	$6,409,924	$7,560,037	96.2%	$54.30

Real Estate Taxes	$1,445,848	$1,586,864	$1,720,979	$1,744,140	$1,883,062	24.9%	$13.53
Insurance	65,071	70,178	78,361	78,361	98,329	1.3	0.71
Other Operating Expenses	1,815,310	2,014,319	2,583,575	2,776,009	2,760,895	36.5	19.83
Total Operating Expenses	$3,326,229	$3,671,361	$4,382,914	$4,598,509	$4,742,286	62.7%	$34.06

Net Operating Income(3)	$1,975,933	$1,889,150	$1,717,839	$1,811,415	$2,817,751	37.3%	$20.24
Replacement Reserves	0	0	0	0	58,471	0.8	0.42
TI/LC	0	0	0	0	139,216	1.8	1.00
Net Cash Flow	$1,975,933	$1,889,150	$1,717,839	$1,811,415	$2,620,064	34.7%	$18.82

NOI DSCR	1.01x	0.97x	0.88x	0.93x	1.44x
NCF DSCR	1.01x	0.97x	0.88x	0.93x	1.34x
NOI Debt Yield	7.8%	7.5%	6.8%	7.2%	11.2%
NCF Debt Yield	7.8%	7.5%	6.8%	7.2%	10.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent includes contractual rent steps totaling $36,156 through April 2025.
(3)	The increase in Net Operating Income from TTM 3/31/2024 to U/W is primarily due to the City of New York (KCDA) commencing a new lease in December 2023 with an annual base rent of $970,403.

Market Overview and Competition. The Brooklyn Renaissance Plaza Property is located on Adams Street in Brooklyn, New York. The Brooklyn Renaissance Plaza Property is located adjacent to Brooklyn Bridge Boulevard which provides access to Manhattan, one block from the Jay St-MetroTech subway station which provides access to the A, C, F, and R subway lines, and less than a mile from Atlantic Terminal which provides access to the LIRR and additional subway lines. The Brooklyn Renaissance Plaza Property is located just north of the Fulton Street Mall, a major retail center in Downtown Brooklyn. The downtown Brooklyn neighborhood has seen a significant amount of new development in recent years, with the emergence of the Brooklyn Tech Triangle and the construction of luxury high rise buildings throughout the neighborhood. According to the appraisal, the 2023 estimated population within the 11201 zip code was 71,969 and the 2023 estimated median household income within the 11201 zip code was approximately $143,345.

According to the appraisal, the Brooklyn Renaissance Plaza Property is situated in the Downtown Brooklyn office submarket within the greater Brooklyn Office market. As of the first quarter of 2024, the submarket reported a total inventory of approximately 24.69 million square feet within 190 buildings with an 18.9% vacancy rate and an average asking rent of $40.09 per square foot. The appraiser concluded a market rent for the Brooklyn Renaissance Plaza Property of $65.00 per square foot for 23rd floor office space, $55.00 per square foot for 4-7th floor office space, $75.00 per square foot for large retail space, $125.00 per square foot for small retail space, and $30.00 per square foot for storage space.

A-3-100

Office – CBD	Loan #11	Cut-off Date Balance:	$25,200,000
335 Adams Street	Brooklyn Renaissance Plaza	Cut-off Date LTV:	60.1%
Brooklyn, NY 11201		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	11.2%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Brooklyn Renaissance Plaza Property:

Market Rent Summary(1)

	Office (Floor 23)	Office (Floors 4-7)	Retail (Large)	Retail (Small)	Storage
Market Rent (PSF)	$65.00	$55.00	$75.00	$125.00	$30.00
Lease Term (Years)	10	10	7	7	10
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	3.0% / Yr	3.0% / Yr	3.0% / Yr	3.0% / Yr	3.0% / Yr
Tenant Improvements (New / Renewal)	$75.00 / $50.00	$75.00 / $50.00	$25.00 / $10.00	$15.00 / $0.00	None
Leasing Commissions (New / Renewal)	5.0% / 2.5%	5.0% / 2.5%	5.0% / 2.5%	5.0% / 2.5%	5.0% / 2.5%
Free Rent Months (New / Renewal)	9 / 3	9 / 3	6 / 3	3 / 0	0 / 0
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Brooklyn Renaissance Plaza Property, as identified by the appraiser:

Comparable Office Sales(1)

Property Name/Location	Year Built	Rentable Area (SF)	Occupancy	Sale Date	Sale Price(3)	Sale Price (PSF)(3)	OAR
Brooklyn Renaissance Plaza (Subject) 335 Adams Street Brooklyn, NY	1977	139,216(2)	100%(2)
Paragon Oil Building 21-00 49th Avenue Long Island City, NY	1916	127,915	NAV	Jun-23	$64,269,306	$502	NAV
Cornerstone Fresh Meadows 159-05 Union Turnpike Fresh Meadows, NY	1960	79,800	100%	Feb-23	$44,000,000	$551	6.4%
Packard Motor Building 32-02 Queens Boulevard Long Island City, NY	1931	279,849	38%	Jul-22	$111,993,021	$400	5.1%
Mixed-Use (Office/Retail) Building 2004 McDonald Avenue Brooklyn, NY	1931	24,300	100%	Sep-21	$8,600,000	$354	5.5%
345 Seventh Avenue 345 Seventh Avenue New York, NY	1928	219,246	67%	Jun-21	$107,000,000	$488	2.4%
One Whitehall Street 1 Whitehall Street New York, NY	1962	366,209	100%	Jul-19	$189,000,000	$516	4.0%
(1)	Information obtained from the appraisal unless otherwise stated.
(2)	Information obtained from the underwritten rent roll dated May 28, 2024.
(3)	Sale Price and Sale Price (PSF) adjusted for cash equivalency, lease-up and/or deferred maintenance (where applicable).

A-3-101

Office – CBD	Loan #11	Cut-off Date Balance:	$25,200,000
335 Adams Street	Brooklyn Renaissance Plaza	Cut-off Date LTV:	60.1%
Brooklyn, NY 11201		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	11.2%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Brooklyn Renaissance Plaza Property:

Comparable Office Leases(1)

Property Name/Location	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Brooklyn Renaissance Plaza (Subject) Brooklyn, NY	City of New York (KCDA)	17,999	4Q2023	6.7 Yrs.	$53.91	Modified Gross
1 Willoughby Square Brooklyn, NY	Architecture Research Office	9,876	4Q2022	11.2 Yrs.	$60.00	Modified Gross
32 Court Street Brooklyn, NY	Neighborhood Psychiatry Associates of Manhattan	2,100	1Q2024	5.2 Yrs.	$52.00	Modified Gross
16 Court Street Brooklyn, NY	Sasaki Associates	9,312	1Q2023	10.6 Yrs.	$57.00	Modified Gross
25 Kent Avenue Brooklyn, NY	Amazon Music	40,000	3Q2020	10.0 Yrs.	$81.00	Modified Gross
75 North 7th Street Brooklyn, NY	Le Labo North America	15,500	4Q2021	6.5 Yrs.	$69.00	Modified Gross
55 Water Street Brooklyn, NY	Wasserman Music, LLC	21,706	1Q2022	8.8 Yrs.	$52.00	Modified Gross
63 Flushing Ave (Bldg. 77) Brooklyn, NY	Huge	70,925	3Q2022	11.9 Yrs.	$54.00	Modified Gross
49 South 2nd Street Brooklyn, NY	Vice Media	23,500	2Q2022	4.0 Yrs.	$77.00	Modified Gross
285 Kent Avenue Brooklyn, NY	Vice Media	50,300	2Q2022	4.0 Yrs.	$82.36	Modified Gross
(1)	Information obtained from the appraisal, except for the Brooklyn Renaissance Plaza Property, which information was obtained from the underwritten rent roll dated May 28, 2024.

Ground Lease. The Brooklyn Renaissance Plaza Property is subject to a 99-year ground lease agreement that commenced in 1987 and expires in June 2086. The lessor under the ground lease is The City of New York and the lessee is Brooklyn Renaissance Office/Retail LLC. The current annual rent under the ground lease is $415,818, with 34% increases every 10 years until June 2062. Beginning in July 2062 and through the expiration of the ground lease, the base rent under the ground lease will be equal to the Brooklyn Renaissance Plaza Property’s allocable share in the condominium regime (9.2404%) of the fair market rental value of the land. The next rental increase is set to occur in July 2032. Additionally, there is an annual payment required under the ground lease equal to 10% of all net cash flow remaining after the borrower retains from net cash flow an amount equal to 15% of the equity contributions made by the direct and indirect members of the borrower to the borrower, all as calculated in accordance with the ground lease. Annual payments are determined on a consolidated basis with the non-collateral condominium units, other than the hotel condominium unit. As of 2023, the net cash flow threshold (inclusive of the non-collateral condo units) for this additional payment was approximately $4.6 million. Other than a de-minimis amount paid in 2021, a net cash flow rental payment has never been made to the lessor.

A-3-102

No. 12 – 30 E 85th St

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$24,000,000		Location:	New York, NY
	Cut-off Date Balance:	$24,000,000		Size:	25,015 SF
	% of Initial Pool Balance:	3.4%		Cut-off Date Balance Per SF:	$959.42
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$959.42
	Borrower Sponsor:	The Zucker Organization		Year Built/Renovated:	1987 / NAP
	Guarantor:	Donald Zucker		Title Vesting:	Fee
	Mortgage Rate:	6.5500%		Property Manager:	Manhattan Skyline Management Corp.
	Note Date:	July 24, 2024		Current Occupancy (As of):	100.0% (5/1/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	100.0%
	Maturity Date:	August 1, 2034		YE 2022 Occupancy:	90.0%
	IO Period:	120 months		YE 2021 Occupancy:	100.0%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$49,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$1,958.82
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	June 26, 2024
	Call Protection(1):	L(24),D(90),O(6)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI(6/30/2024):	$1,621,114
	Additional Debt Type (Balance):	NAP		2023 NOI(3):	$1,313,449
				2022 NOI:	$1,898,478
				2021 NOI:	$2,255,542
				U/W Revenues:	$3,805,655
Escrows and Reserves				U/W Expenses:	$1,501,788
	Initial	Monthly	Cap	U/W NOI(3):	$2,303,867
Taxes:	$198,484	$96,840	NAP	U/W NCF:	$2,273,849
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.45x / 1.43x
Replacement Reserves:	$417	$417	$10,008	U/W Debt Yield based on NOI/NCF:	9.6% / 9.5%
TI/LC Reserve:	$2,085	$2,085	$50,040	U/W Debt Yield at Maturity based on NOI/NCF:	9.6% / 9.5%
Other Reserves:	$264,059(2)	Springing	NAP	Cut-off Date LTV Ratio:	49.0%
				LTV Ratio at Maturity:	49.0%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$24,000,000	97.2%	Loan Payoff	$23,772,443	96.2%
Borrower Sponsor Equity	703,018	2.8	Closing Costs	465,530	1.9
			Upfront Reserves	465,045	1.9
Total Sources	$24,703,018	100.0%	Total Uses	$24,703,018	100.0%
(1)	The borrower has the option to defease the 30 E 85th St Mortgage Loan (as defined below) in its entirety on September 1, 2026. Beginning March 1, 2034, the 30 E 85th St Mortgage Loan is open to prepayment without premium.
(2)	Other Reserves represent an Outstanding TI/LC Reserve of approximately $264,059 and springing monthly deposits for condominium assessments.
(3)	The increase from 2023 NOI to U/W NOI is primarily attributable to the Naftali Group, accounting for 21.4% of underwritten rent, commencing its lease in April 2024.

The Mortgage Loan. The twelfth largest mortgage loan (the “30 E 85th St Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,000,000 and is secured by the borrower’s fee interest in three retail condominium units totaling 25,015 square feet located on Madison Avenue and 85th Street in New York, New York (the “30 E 85th St Property”).

The Borrower and the Borrower Sponsor. The borrower is 30 East 85th Street Company, LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with one independent director. The borrower previously owned the Residential Condominium Units (as defined below) and was the original declarant under the related condominium declaration but has since transferred its ownership interest in the Residential Condominium Units to third parties. The 30 E 85th St Mortgage Loan documents include standard backward-looking representations and warranties from the borrower and provide for loss recourse in connection the borrower’s prior ownership of such property. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the 30 E 85th St Mortgage Loan. The borrower sponsor of the 30 E 85th St Mortgage Loan is The Zucker Organization and the non-recourse carveout guarantor is Donald Zucker. Founded in 1961, The Zucker Organization is a Manhattan-based firm that builds, buys

A-3-103

Retail – Anchored	Loan #12	Cut-off Date Balance:	$24,000,000
30 East 85th Street	30 E 85th St	Cut-off Date LTV:	49.0%
New York, NY 10028		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	9.6%

and manages apartment and retail properties. The company has developed 30 buildings and has acquired 3,000 apartment units since inception, including the 35-story rental tower, Rivergate, which it sold for $443.4 million in 2011.

The Property. The 30 E 85th St Property consists of a portion of a 33-story mixed use luxury condominium property, evidenced by the borrower’s ownership in 3 of 96 total condominium units. The 30 E 85th St Property was constructed in 1987 and is located along the southwest corner of Madison Avenue and East 85th Street in the Upper East Side neighborhood of Manhattan. The 30 E 85th St Property is comprised of two commercial condominium units, making up the two commercial floors at the 30 E 85th St Property, totaling 25,015 square feet, plus a 9,766 square foot lower-level commercial parking garage unit, which contains 43 licensed parking spaces. As of May 1, 2024, the 30 E 85th St Property was 100.0% leased to four retail tenants with a weighted average remaining lease term of 10.4 years and one parking garage tenant with a lease expiration date in December 2031. Since 2021, the 30 E 85th St Property has maintained an average occupancy of 96.3%. According to the appraisal, the retail space in the 30 E 85th St Property features functional suites with good configuration, visibility and overall utility. Ceiling heights are 14 to 15 feet on the ground floor, 12 feet on the second floor and 10 to 12 feet in the parking garage.

The remaining 93 condominium units (the “Residential Condominium Units”), which make up the 30-story luxury residential portion of the mixed use luxury condominium property, are owned by third parties and do not serve as collateral for the 30 E 85th St Mortgage Loan. The borrower owns approximately 10.2% of the common share interest in the condominium regime. The condominium association is governed by a board consisting of nine managers, and the borrower, as the owner of the commercial units, has the right to appoint one manager to the board. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the prospectus.

Major Tenants.

The three largest tenants based on underwritten base rent are Equinox Holdings, Inc., James Perse Enterprises LLC and Naftali Group.

Equinox Holdings, Inc. (14,110 square feet; 56.4% of NRA; 40.5% of underwritten rent) (“Equinox”). Founded in 1991, Equinox is a fitness company focusing on the premium health and fitness space with over 100 clubs worldwide. Equinox occupies the entire second floor at the 30 E 85th St Property and has been a tenant since July 2018. The 30 E 85th St Property serves as Equinox’s sole E by Equinox club in the United States, offering access to personal training, fitness classes, physical therapists, a medical concierge and nutritional counseling. Equinox is subject to a long-term lease that is set to expire in December 2043 with no renewal options. Equinox has the right to terminate its lease if the borrower leases or otherwise permits or allows any space at the 30 E 85th St Property to be used by others for fitness or fitness-related use provided (a) the borrower does not cure such default within 10 days after notice from tenant or (b) any tenant or occupant of the 30 E 85th St Property violates such exclusive use and the borrower is unwilling or unable to stop any such violation within 30 days after written notice thereof.

James Perse Enterprises LLC (3,450 square feet; 13.8% of NRA; 24.2% of underwritten rent) (“James Perse”). James Perse is an apparel & fashion company offering apparel for men, women and home fashion products. James Perse is located on the first floor of the 30 E 85th St Property and has been a tenant since March 2023. James Perse’s lease is set to expire in February 2028 and it has one, five-year renewal option remaining. James Perse has no remaining termination options.

Naftali Group (5,635 square feet; 22.5% of NRA; 21.4% of underwritten rent). Naftali Group is a privately owned global real estate development and investment firm that has developed or acquired approximately 31 million square feet across more than 40 projects over its over 35 years in business, with a total development value of approximately $15 billion. Naftali Group is located on the first floor of the 30 E 85th St Property and has been a tenant since April 2024. It is utilizing it’s space as a sales office for its current 45-unit condominium project at 211 West 84th Street. Naftali Group’s lease is set to expire in May 2026 and it has one, one-year renewal option remaining. Naftali Group has no remaining termination options.

The following table presents certain information relating to the major tenants at the 30 E 85th St Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF			Ext. Options
							Term. Option (Y/N)	Lease Expiration Date
Equinox	NR/NR/NR	14,110	56.4%	$1,466,256	40.5%	$103.92	Y(3)	12/31/2043	None
James Perse	NR/NR/NR	3,450	13.8%	$875,243	24.2%	$253.69	N	2/29/2028	1 x 5 Yr
Naftali Group	NR/NR/NR	5,635	22.5%	$772,500	21.4%	$137.09	N	5/31/2026	1 x 1 Yr
Starbucks Corp.	NR/Baa1/BBB+	1,820	7.3%	$504,000	13.9%	$276.92	Y(4)	7/1/2033	1 x 5 Yr
Occupied Total		25,015	100.0%	$3,617,999	100.0%	$144.63
Vacant Space		0	0.0%
Total/Wtd. Avg.		25,015	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Equinox has the right to terminate its lease if the borrower leases or otherwise permits or allows any space at the 30 E 85th St Property to be used by others for fitness or fitness-related use provided (a) the borrower does not cure such default within 10 days after notice from tenant or (b) any
A-3-104

Retail – Anchored	Loan #12	Cut-off Date Balance:	$24,000,000
30 East 85th Street	30 E 85th St	Cut-off Date LTV:	49.0%
New York, NY 10028		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	9.6%

tenant or occupant of the 30 E 85th St Property violates such exclusive use and the borrower is unwilling or unable to stop any such violation within 30 days after written notice thereof.

(4)	Provided the borrower receives no less than 300 days written notice, Starbucks Corp. has the right to terminate its lease on July 1, 2028, subject to a $450,000 termination fee.

The following table presents certain information relating to the lease rollover schedule at the 30 E 85th St Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2024 & MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	1	5,635	22.5%	5,635	22.5%	$772,500	21.4%	$137.09
2027	0	0	0.0%	5,635	22.5%	$0	0.0%	$0.00
2028	1	3,450	13.8%	9,085	36.3%	$875,243	24.2%	$253.69
2029	0	0	0.0%	9,085	36.3%	$0	0.0%	$0.00
2030	0	0	0.0%	9,085	36.3%	$0	0.0%	$0.00
2031	0	0	0.0%	9,085	36.3%	$0	0.0%	$0.00
2032	0	0	0.0%	9,085	36.3%	$0	0.0%	$0.00
2033	1	1,820	7.3%	10,905	43.6%	$504,000	13.9%	$276.92
2034	0	0	0.0%	10,905	43.6%	$0	0.0%	$0.00
2035 & Beyond	1	14,110	56.4%	25,015	100.0%	$1,466,256	40.5%	$103.92
Vacant	0	0	0%	25,015	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	4	25,015	100.0%			$3,617,999	100.0%	$144.63
(1)	Based on the underwritten rent roll dated May 1, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the 30 E 85th St Property:

Historical Occupancy

12/31/2021	12/31/2022	12/31/2023	5/1/2024(1)
100.0%	90.0%	100.0%	100.0%

(1)	Current occupancy is based on the underwritten rent roll dated as of May 1, 2024.

Market Overview and Competition. The 30 E 85th St Property is located in the Upper East Side neighborhood of Manhattan, New York. Located on the southwest corner of Madison Avenue and East 85th Street, the 30 E 85th St Property is just outside the prime Madison Avenue retail submarket, which extends up and down Madison Avenue from East 57th Street to East 72nd street. According to the appraisal, in the past decade, Madison Avenue has become one of New York’s premier shopping destinations, housing many luxury brands, jewelers and couture fashion retailers that cater to a wide variety of clients, including tourists, residents and office workers. The Upper East Side has historically been one of the more desirable neighborhoods for New York City residents and is home to a wide range of museums, including the Metropolitan Museum of Art, The Guggenheim Museum, The Museum of New York City, the Whitney Museum of American Art and the Frick Collection.

Primary access to the 30 E 85th St Property is via subway, public bus or automobile. Subway access on the Upper East Side is provided via the 4, 5 and 6 trains along Lexington Avenue with stops at 59th Street, 68th Street, 77th Street, 86th Street and 96th Street. Public bus routes in the neighborhood are substantial and include the M96, M86, M79, M72, M66, M31, M15, M98, M101, M102, M103, M1, M2, M3, M4, M106, Q60, Q101 and Q32 routes.

According to a third party market data provider, the 2023 population within a one-, two- and three-mile radius of the 30 E 85th St Property was 228,853, 686,836 and 1,231,613 respectively. The 2023 average household income within the same radii was $163,095, $147,384, $136,059, respectively.

According to the appraiser, the 30 E 85th St Property’s average underwritten rent is 18.8% below its concluded market rent.

A-3-105

Retail – Anchored	Loan #12	Cut-off Date Balance:	$24,000,000
30 East 85th Street	30 E 85th St	Cut-off Date LTV:	49.0%
New York, NY 10028		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	9.6%

The following table presents certain information relating to the appraisal’s market rent conclusion for the 30 E 85th St Property:

Market Rent Summary(1)

	Retail	Retail - Small	2nd Floor	Parking Garage
Market Rent (PSF)	$275.00	$300.00	$100.00	$26.42
Lease Term (Years)	10	10	10	10
Lease Type	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Escalations (Annual)	3%	3%	3%	3%
Tenant Improvements (New/Renewal)	$100 / $50	$100 / $50	$50 / $25	$0 / $0
Leasing Commissions (New/Renewal)	4.0% / 2.0%	4.0% / 2.0%	4.0% / 2.0%	4.0% / 2.0%
Free Rent (Months) (New/Renewal)	3 / 1	3 / 1	3 / 1	2 / 1
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable properties to the 30 E 85th St Property identified by the appraiser:

Comparable Retail Leases(1)

Property Name	Lease Size (SF)	Tenant	Lease Date/ Term (yrs.)	Free Rent (months)	Base Rent PSF
30 E 85th St	10,905(2)	Various	-	-	$197.32(2)
1121 Madison Avenue	4,200	Tuckernuck	May-24 / 10	6	$156.00
1025 Madison Avenue	1,000	Alan Mikli	Apr-24 / 5	0	$380.00
1165 Madison Avenue	2,703	Todd Snyder	Mar-24 / 10	5	$233.00
128 East 86th Street	3,796	Housing Works	Feb-24 / 10	0	$205.00
1047 Madison Avenue	2,019	Barbour	Aug-23 / 10	0	$292.00
1155 Madison Avenue	3,622	Vuori	Jun-23 / 10	3	$304.00
1044 Madison Avenue	2,324	Five Story	Feb-23 / 5	0	$218.00
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 1, 2024, excluding Equinox.

Comparable Fitness Center Leases(1)

Property Name	Lease Size (SF)	Tenant	Lease Date/ Term (yrs.)	Free Rent (months)	Base Rent PSF
30 E 85th St	14,110(2)	Equinox	-	-	$103.92(2)
1534 Second Avenue	9,500	Goldfish Swim	May-23 / 10	7	$105.00
330 East 59th Street	7,000	Body Space Fitness	May-23 / 10	7	$35.00
537 West 27th Street	12,895	Central Rock Gym	Sep-22 / 10	6	$59.00
829 Tenth Avenue	2,200	Champion Martial Arts	Jul-22 / 10	5	$49.00
1180 Avenue of the Americas	5,655	Orangetheory Fitness	Jun-22 / 10	7	$67.00
1231 Third Avenue	9,250	O2 Fit Nation	Nov-21 / 10	6	$64.00
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 1, 2024.

A-3-106

Retail – Anchored	Loan #12	Cut-off Date Balance:	$24,000,000
30 East 85th Street	30 E 85th St	Cut-off Date LTV:	49.0%
New York, NY 10028		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	9.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 30 E 85th St Property:

Cash Flow Analysis

	2021	2022	2023	TTM 6/30/2024	U/W(1)	%(2)	U/W $ per SF
Rents in Place	$3,416,560	$3,119,981	$2,605,188	$3,272,545	$3,570,006	93.8%	$142.71
Rent Steps	0	0	0	0	47,993	1.3%	$1.92
Total Reimbursements	0	0	0	0	183,759	4.8%	$7.35
Other Income	626,386	282,070	276,965	332,979	193,985	5.1%	$7.75
Vacancy	0	0	0	(493,960)	(190,088)	-5.0%	-$7.60
Effective Gross Income	$4,042,946	$3,402,051	$2,882,153	$3,111,564	$3,805,655	100.0%	$152.13

Real Estate Taxes	1,501,838	1,213,269	1,237,767	1,154,671	1,162,074	30.5%	$46.46
Insurance	15,412	18,235	20,474	23,176	21,404	0.6%	$0.86
Management Fee	121,288	102,062	86,465	93,347	114,170	3.0%	$4.56
Other Expenses	148,866	170,007	223,998	219,256	204,140	5.4%	$8.16
Total Expenses	$1,787,404	$1,503,573	$1,568,704	$1,490,450	$1,501,788	39.5%	$60.04

Net Operating Income(3)	$2,255,542	$1,898,478	$1,313,449	$1,621,114	$2,303,867	60.5%	$92.10
Capital Expenditures	0	0	0	0	5,003	0.1%	$0.20
TI/LC	0	0	0	0	25,015	0.7%	$1.00
Net Cash Flow	$2,255,542	$1,898,478	$1,313,449	$1,621,114	$2,273,849	59.7%	$90.90

NOI DSCR	1.42x	1.19x	0.82x	1.02x	1.45x
NCF DSCR	1.42x	1.19x	0.82x	1.02x	1.43x
NOI Debt Yield	9.4%	7.9%	5.5%	6.8%	9.6%
NCF Debt Yield	9.4%	7.9%	5.5%	6.8%	9.5%
(1)	Based on the underwritten rent roll dated May 1, 2024.
(2)	Represents the percentage of Effective Gross Income.
(3)	The increase from 2023 Net Operating Income to U/W Net Operating Income is primarily attributable to the Naftali Group, accounting for 21.4% of underwritten rent, commencing its lease in April 2024.

A-3-107

No. 13 – Dallas Market Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Goldman Sachs Mortgage Company		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Mixed Use – Merchandise Mart/Retail
	Original Principal Balance(1):	$22,000,000		Location:	Dallas, TX
	Cut-off Date Balance(1):	$22,000,000		Size(3):	2,746,550 SF
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per SF(1):	$86.29
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$86.29
	Borrower Sponsor:	Dallas Market Center Financial, L.L.C.		Year Built/Renovated:	1957, 1958, 1974, 1979/1999,2019
	Guarantor:	Dallas Market Center Financial, L.L.C.		Title Vesting:	Fee
	Mortgage Rate:	6.5020%		Property Manager:	Market Center Management Company, LTD. (borrower-related)
	Note Date:	May 31, 2024		Current Occupancy (As of):	91.1% (3/31/2024)
	Seasoning:	2 months		FYE 2024 Occupancy(4):	89.5%
	Maturity Date:	June 6, 2034		FYE 2023 Occupancy(4):	88.2%
	IO Period:	120 months		FYE 2022 Occupancy(4):	83.4%
	Loan Term (Original):	120 months		FYE 2021 Occupancy(4):	84.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$636,500,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$231.75
	Call Protection:	L(26),D(87),O(7)		As-Is Appraisal Valuation Date:	April 27, 2024
	Lockbox Type:	Hard/In Place Cash Management		Underwriting and Financial Information
	Additional Debt(1)(2):	Yes		FYE 2024 NOI(4):	$36,427,639
	Additional Debt Type (Balance) (1)(2)	Pari Passu ($215,000,000)		FYE 2023 NOI(4):	$35,092,715
				FYE 2022 NOI(4):	$34,255,349
				FYE 2021 NOI(4):	$22,055,849
Escrows and Reserves				U/W Revenues:	$93,314,164
	Initial	Monthly	Cap	U/W Expenses:	$52,910,281
Taxes:	$1,264,708	$210,785	NAP	U/W NOI:	$40,403,884
Insurance:	$0	Springing	NAP	U/W NCF:	$38,503,927
Replacement Reserve:	$1,000,000	Springing	$1,000,000	U/W DSCR based on NOI/NCF(1):	2.59x / 2.46x
TI/LC Reserve:	$1,500,000	Springing	$1,500,000	U/W Debt Yield based on NOI/NCF(1):	17.0% /16.2%
Unfunded Obligations Reserve:	$431,802	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	17.0% /16.2%
				Cut-off Date LTV Ratio(1):	37.2%
				LTV Ratio at Maturity(1):	37.2%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$237,000,000	99.1%	Loan Payoff	$231,913,303	96.9%
Borrower Sponsor Equity	2,270,000	0.9	Upfront reserves	4,196,510	1.8
			Closing costs	3,160,187	1.3

Total Sources	$239,270,000	100.0%	Total Uses	$239,270,000	100.0%
(1)	The Dallas Market Center Mortgage Loan (as defined below) is part of the Dallas Market Center Whole Loan (as defined below), which is evidenced by of four pari passu promissory notes with an aggregate original principal balance of $237,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the Dallas Market Center Whole Loan.
(2)	See “The Mortgage Loan” section below and “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus for further discussion of additional mortgage debt.
(3)	Represents permanent collateral SF. There is an additional 696,823 SF that consists of temporary SF included in the collateral, per the borrowers.
(4)	FYE represents a Fiscal Year End at the end of February each annual period.

A-3-108

Mixed Use - Merchandise Mart/Retail	Loan #13	Cut-off Date Balance:	$22,000,000
2000 North Stemmons Freeway and	Dallas Market Center	Cut-off Date LTV:	37.2%
2050-2100 North Stemmons Freeway		U/W NCF DSCR:	2.46x
Dallas, TX 75207		U/W NOI Debt Yield:	17.0%

The Mortgage Loan. The thirteenth largest mortgage loan (the "Dallas Market Center Mortgage Loan") is part of a whole loan (the "Dallas Market Center Whole Loan") evidenced by four pari passu notes issued to ITP & WTC Fee, L.P. and WTC-Trade Mart 2015, L.P. in the aggregate original principal amount of $237,000,000. The Dallas Market Center Mortgage Loan is evidenced by the non-controlling Note A-4, which has an outstanding principal balance as of the Cut-off Date of $22,000,000. The Dallas Market Center Whole Loan was originated on May 31, 2024, by Goldman Sachs Bank USA (“GSBI”). The Dallas Market Center Whole Loan is secured by the borrowers’ fee interest in three buildings that comprise a portion of the Dallas Market Center campus located in Dallas, Texas (the "Dallas Market Center Property"). The Dallas Market Center Whole Loan has a 10-year term, is interest-only for the full term and accrues interest a rate of 6.5020% per annum on an Actual/360 basis.

The table below identifies the promissory notes that comprise the Dallas Market Center Whole Loan. The Dallas Market Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK47 securitization trust. The relationship between the holders of the Dallas Market Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$90,000,000	$90,000,000	BANK 2024-BNK47	Yes
A-2	$75,000,000	$75,000,000	BMO 2024-C9	No
A-3	$50,000,000	$50,000,000	BBCMS 2024-C28	No
A-4	$22,000,000	$22,000,000	WFCM 2024-C63	No
Total	$237,000,000	$237,000,000

The Borrowers and Borrower Sponsor. The borrowers are ITP & WTC Fee, L.P. and WTC-Trade Mart 2015, L.P., each a single-purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Dallas Market Center Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Dallas Market Center Financial, L.L.C., a Delaware limited liability company. The borrowers are indirectly owned by Crow Holdings, L.P., which has a substantial stake in the ownership of various businesses, both real estate and non-real estate related, in the United States and Europe. Crow Holdings, L.P. owns and manages the capital of the extended Trammell Crow family, which has had ownership in the Dallas Market Center Property for more than 55 years and is the original developer of the Dallas Market Center Property.

The Property. The Dallas Market Center Property campus includes the Trade Mart, World Trade Center, International Trade Plaza, and Market Hall. Dallas Market Center (“DMC”) opened in 1957 as a single building. International Trade Plaza, with the Trade Mart, Market Hall, and World Trade Center were later delivered in 1958, 1960, and 1974, respectively. The Trade Mart, World Trade Center, and International Trade Plaza are physically connected and have been renovated and expanded several times since delivery. The development currently totals over 5.0 million gross square feet (“SF”) across over 80 acres of land.

Dallas Market Center is one of the largest wholesale trade marts in the world, offering approximately 27,000 product lines with over 1,100 permanent showrooms and approximately 800,000 SF of temporary space across the four buildings, including Market Hall. It is estimated that DMC attracts over 200,000 visitors each year that conduct approximately $8.5 billion in annual wholesale transactions. DMC hosts 35 trade shows, or markets, each year and owns and produces each trade show with the exception of one. Tenants at the Dallas Market Center Property include manufacturers and representatives for a variety of consumer product categories including gift, lighting, women’s and men’s apparel, fashion accessories, jewelry, western and English riding, children’s, home accents, home textiles, rugs, gourmet, floral, and garden. Typical visitors include retail buyers from major department stores, specialty shops, and online retailers as well as interior designers. Examples of major retailers that consistently visit DMC include Dillard’s, Neiman Marcus, JC Penny, Zappos, Michaels, Hobby Lobby, At Home, Nebraska Furniture Mart, and Wayfair. Access to the Trade Mart, World Trade Center, and International Trade Plaza is restricted to credentialed retail buyers and designers. The Market Hall is the only building in the DMC development that is open to the public and is not a part of the collateral for the Dallas Market Center Whole Loan.

The Dallas Market Center Property features numerous amenities to accommodate trade show traffic including on-site food and shipping amenities. The Dallas Market Center Property also offers hotel reservations at preferred rates, shuttle services to and from hotels, and a luggage check on site to accommodate traveling wholesalers and retail buyers. There is also a DART (Dallas Area Rapid Transit) rail station located directly adjacent to the World Trade Center. The Dallas Market Center management team works with surrounding hotels like the Hilton Anatole (owned by Crow Holdings, L.P., an indirect owner of the borrowers) and Renaissance Hotel to reserve room blocks years in advance. It is estimated that DMC buyers and vendors purchase over 300,000 airline seats and 720,000 hotel room nights annually.

The permanent showroom space is currently 91.1% leased to approximately 800 tenants. No single tenant represents more than 1.3% of net rentable area SF or 1.8% of underwritten base rent. Permanent showroom tenants typically sign three to five year leases. These tenants have access to their showrooms 365 days per year; such showrooms are open daily in most cases. The permanent showroom tenants at the Dallas Market Center Property are classified in 18 groups, determined by product category and location within the DMC. The largest groups are gifts (26.9% of total permanent SF and 30.3% of total rent) and lighting (18.1% of total permanent SF and 21.9% of total rent). Apparel tenants are spread across multiple groups. The permanent square footage also includes a small office / storage component and amenity space, which represent 1.3% and 1.4% of total permanent SF, respectively.

A-3-109

Mixed Use - Merchandise Mart/Retail	Loan #13	Cut-off Date Balance:	$22,000,000
2000 North Stemmons Freeway and	Dallas Market Center	Cut-off Date LTV:	37.2%
2050-2100 North Stemmons Freeway		U/W NCF DSCR:	2.46x
Dallas, TX 75207		U/W NOI Debt Yield:	17.0%

The temporary space is comprised of 632,800 SF of space designated for temporary trade show exhibition booths and 64,023 SF of suites, known as Dallas Suites, according to the borrowers. Most markets held at DMC involve temporary exhibition tenants in addition to permanent showroom tenants. The temporary exhibition component of each market typically lasts four to five days. During this time, temporary exhibition tenants lease a booth space, display and sell products from their booth, and leave after the trade show concludes. Dallas Suites are leased to major retailers on a temporary basis. These suites are typically used for “private buys” when major retailers request that wholesalers bring their product to a centralized private location (as opposed to retail buyers visiting various wholesale showrooms).

Whether a tenant leases permanent showroom space or temporary exhibition space depends on their distribution model and industry in some cases. Permanent showroom tenants benefit from year-round access to their showrooms, daily retail buyer traffic, and the ability to give their showroom its own look and feel while temporary exhibitors benefit from flexibility and cost savings.

The following table presents a summary of Total SF and UW Annual Base Rent by tenant categories and industries at the Dallas Market Center Property:

Total SF and UW Annual Base Rent by Tenant Category/Industry(1)
Tenant Category / Industry	Type	Total SF	% of Total SF	Leased SF	% Leased	PSF	UW Annual Base Rent	% of UW Annual Base Rent
Gifts	Hard Goods	737,648	26.9%	707,951	96.0%	$26.65	$18,865,937	30.3%
Lighting	Hard Goods	497,188	18.1%	456,112	91.7%	$29.92	$13,645,096	21.9%
15th Floor	Soft Goods	138,837	5.1%	136,173	98.1%	$28.71	$3,909,427	6.3%
14th Floor	Soft Goods	140,047	5.1%	140,047	100.0%	$25.94	$3,633,121	5.8%
Jewelry	Soft Goods	124,165	4.5%	113,457	91.4%	$29.27	$3,321,169	5.3%
IHDC 1	Hard Goods	157,324	5.7%	149,228	94.9%	$22.25	$3,319,828	5.3%
Res. Design	Hard Goods	133,592	4.9%	133,592	100.0%	$19.00	$2,538,818	4.1%
13th Floor	Soft Goods	84,091	3.1%	82,029	97.5%	$29.63	$2,430,409	3.9%
Accent 5	Hard Goods	141,644	5.2%	131,802	93.1%	$17.24	$2,272,868	3.7%
Accent 6	Hard Goods	136,757	5.0%	126,918	92.8%	$16.78	$2,129,445	3.4%
Childrens	Soft Goods	78,041	2.8%	71,860	92.1%	$24.32	$1,747,391	2.8%
IHDC 2	Hard Goods	167,438	6.1%	88,071	52.6%	$19.73	$1,737,505	2.8%
WTC 1st Floor	Hard Goods	46,325	1.7%	46,325	100.0%	$26.93	$1,247,642	2.0%
Western On 10	Soft Goods	66,606	2.4%	25,703	38.6%	$33.60	$863,604	1.4%
Menswear	Soft Goods	19,709	0.7%	19,709	100.0%	$20.75	$408,936	0.7%
Office/Storage	Other	35,481	1.3%	31,898	89.9%	$4.52	$144,151	0.2%
Dec. Acc.	Hard Goods	3,108	0.1%	2,253	72.5%	$11.00	$24,783	0.0%
Amenity	Other	38,549	1.4%	38,549	100.0%	$0.00	$0	0.0%
Total / Wtd. Avg.		2,746,550	100.0%	2,501,677	91.1%	$24.88	$62,240,131	100.0%
(1)	Based on the underwritten rent roll dated March 31, 2024.

The following table presents a summary regarding the Rental Revenue by Permanent/Temporary status at the Dallas Market Center Property:

	FYE 2018(1)	FYE 2019(1)	FYE 2020(1)	FYE 2021(1)	FYE 2022(1)	FYE 2023(1)	FYE 2024(1)
Permanent Revenue ($)	$56,485,618	$55,366,986	$54,948,062	$48,867,662	$52,589,621	$55,234,047	$57,760,787
Temporary Revenue ($)	$11,212,786	$11,705,982	$12,210,858	$7,670,144	$17,717,485	$23,786,176	$25,912,064
Total Rental Revenue ($)	$67,698,404	$67,072,968	$67,158,920	$56,537,806	$70,307,106	$79,020,223	$83,672,851
(1)	FYE represents a Fiscal Year End at the end of February each annual period.

A-3-110

Mixed Use - Merchandise Mart/Retail	Loan #13	Cut-off Date Balance:	$22,000,000
2000 North Stemmons Freeway and	Dallas Market Center	Cut-off Date LTV:	37.2%
2050-2100 North Stemmons Freeway		U/W NCF DSCR:	2.46x
Dallas, TX 75207		U/W NOI Debt Yield:	17.0%

The following table presents a summary regarding the major tenants at the Dallas Market Center Property:

Major Tenants(1)(2)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(3)	Tenant NRSF	% of NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
ONECOAST, LLC	NR/NR/NR	31,764	1.2%	$1,143,510	1.8%	$36.00	3/31/2031	None	N
GOETZ, INC.	NR/NR/NR	36,653	1.3%	$929,797	1.5%	$25.37	9/30/2025	None	N
DIVERSE MARKETING	NR/NR/NR	34,747	1.3%	$857,100	1.4%	$24.67	Various	None	N
KUZCO LIGHTING, LLC	NR/NR/NR	23,667	0.9%	$775,804	1.2%	$32.78	8/31/2025	None	N
VISUAL COMFORT & CO.	NR/NR/NR	26,027	0.9%	$713,964	1.1%	$27.43	7/31/2028	None	N
ANNE MCGILVRAY AND COMPANY	NR/NR/NR	23,498	0.9%	$702,396	1.1%	$29.89	Various	None	N
IVYSTONE GROUP, LLC	NR/NR/NR	25892	0.9%	$617,742	1.0%	$23.86	10/31/2028	None	N
PROGRESS LIGHTING, INC.	NR/NR/NR	20,712	0.8%	$612,247	1.0%	$29.56	9/30/2027	None	N
DON BERNARD & ASSOCIATES, LLC	NR/NR/NR	23,174	0.8%	$602,107	1.0%	$25.98	Various	None	N
K. GRAVES & A. GRAVES, INC.	NR/NR/NR	34,517	1.3%	$571,040	0.9%	$16.54	11/30/2026	None	N
Total/Wtd. Avg.		280,651	10.2%	$7,525,706	12.1%	$26.82

Non-Major Tenants		2,221,026	80.9%	$54,714,426	87.9%	$24.63

Occupied Collateral Total		2,501,677	91.1%	$62,240,131	100.0%	$24.88
Vacant Space		244,873	8.9%
Total/Wtd. Avg.		2,746,550	100.0%
(1)	Only includes tenants who occupy permanent space.
(2)	Based on the underwritten rent roll dated March 31, 2024, inclusive of rent steps through May 31, 2025.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Dallas Market Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	38	67,710	2.5%	67,710	2.5%	$294,975	0.5%	$4.36
2024	194	342,834	12.5%	410,544	14.9%	$8,176,047	13.1%	$23.85
2025	295	686,955	25.0%	1,097,500	40.0%	$17,018,345	27.3%	$24.77
2026	208	521,007	19.0%	1,618,506	58.9%	$13,402,426	21.5%	$25.72
2027	87	421,410	15.3%	2,039,916	74.3%	$11,015,915	17.7%	$26.14
2028	44	240,068	8.7%	2,279,984	83.0%	$6,209,708	10.0%	$25.87
2029	28	152,892	5.6%	2,432,876	88.6%	$3,998,014	6.4%	$26.15
2030	2	27,216	1.0%	2,460,092	89.6%	$809,644	1.3%	$29.75
2031	1	31,764	1.2%	2,491,856	90.7%	$1,143,510	1.8%	$36.00
2032	1	8,517	0.3%	2,500,373	91.0%	$127,755	0.2%	$15.00
2033	0	0	0.0%	2,500,373	91.0%	$0	0.0%	$0.00
2034	0	0	0.0%	2,500,373	91.0%	$0	0.0%	$0.00
2035 & Beyond	1	1,303	0.0%	2,501,677	91.1%	$43,792	0.1%	$33.60
Vacant	0	244,873	8.9%	2,746,550	100.0%	$0	0.0%	$0.00
Total/Weighted Average	899	2,746,550	100.0%			$62,240,131	100.0%	$24.88(3)
(1)	Based on the underwritten rent roll dated March 31, 2024, inclusive of rent steps through May 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

A-3-111

Mixed Use - Merchandise Mart/Retail	Loan #13	Cut-off Date Balance:	$22,000,000
2000 North Stemmons Freeway and	Dallas Market Center	Cut-off Date LTV:	37.2%
2050-2100 North Stemmons Freeway		U/W NCF DSCR:	2.46x
Dallas, TX 75207		U/W NOI Debt Yield:	17.0%

The following table presents historical occupancy percentages at the Dallas Market Center Property:

Historical Occupancy(1)(2)

FYE 2020	FYE 2021	FYE 2022	FYE 2023	FYE 2024	3/31/2024
86.0%	84.0%	83.4%	88.2%	89.5%	91.1%
(1)	Information obtained from the borrower.
(2)	FYE represents a Fiscal Year End at the end of February each annual period.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Dallas Market Center Property:

Cash Flow Analysis

	FYE February 2020	FYE February 2021	FYE February 2022	FYE February 2023	FYE February 2024	U/W	%(1)	U/W $ per SF(2)
Base Rent (Permanent)(3)	$54,948,062	$48,867,662	$52,589,621	$55,234,047	$57,760,787	$62,240,131	62.5%	$22.66
Base Rent (Temporary)	12,210,858	7,670,144	17,717,485	23,786,176	25,912,064	25,577,623	25.7	9.31
Grossed Up Vacant Space(4)	0	0	0	0	0	6,026,679	6.0	2.19
Ground Rent Income(5)	0	0	0	0	0	256,356	0.3	0.09
Other Revenue	4,134,506	2,166,624	4,279,949	5,513,897	5,583,678	5,522,654	5.5	2.01
Net Rental Income	$71,293,426	$58,704,430	$74,587,055	$84,534,120	$89,256,529	$99,623,443	100.0%	$36.27
Less Vacancy	0	0	0	0	0	(6,026,679)	(6.0)	(2.19)
Less Credit Loss	(198,600)	(2,330,350)	955,400	316,629	(124,600)	(282,600)	(0.3)	(0.10)
Effective Gross Income	$71,094,826	$56,374,080	$75,542,455	$84,850,749	$89,131,929	$93,314,164	93.7%	$33.98

Real Estate Taxes	2,919,551	2,822,306	2,667,899	2,684,342	2,489,048	2,999,888	3.2	1.09
Insurance	721,385	894,142	1,034,696	1,283,145	3,305,875	3,759,707	4.0	1.37
Ground Rent	256,365	256,365	256,365	256,365	256,356	256,356	0.3	0.09
Management Fee	2,682,073	2,621,244	2,708,560	3,331,952	3,404,981	3,732,567	4.0	1.36
Other Expenses	36,268,938	27,724,174	34,619,586	42,202,230	43,248,030	42,161,763	45.2	15.35
Total Expenses	$42,848,312	$34,318,231	$41,287,106	$49,758,034	$52,704,290	$52,910,281	56.7%	$19.26

Net Operating Income(6)	$28,246,514	$22,055,849	$34,255,349	$35,092,715	$36,427,639	$40,403,884	43.3%	$14.71
TI/LC(7)	0	0	0	0	0	1,268,250	1.4	0.46
Capital Expenditures	0	0	0	0	0	631,706	0.7	0.23
Net Cash Flow	$28,246,514	$22,055,849	$34,255,349	$35,092,715	$36,427,639	$38,503,927	41.3%	$14.02

NOI DSCR(8)	1.81x	1.41x	2.19x	2.25x	2.33x	2.59x
NCF DSCR(8)	1.81x	1.41x	2.19x	2.25x	2.33x	2.46x
NOI Debt Yield(8)	11.9%	9.3%	14.5%	14.8%	15.4%	17.0%
NCF Debt Yield(8)	11.9%	9.3%	14.5%	14.8%	15.4%	16.2%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and Vacancy and (ii) percent of Effective Gross Income for all other fields.
(2)	U/W $ per SF is based on the total permanent collateral SF of 2,746,550.
(3)	Base Rent (Permanent) is based on the underwritten rent roll dated March 31, 2024, inclusive of rent steps through May 31, 2025.
(4)	Grossed Up Vacant Space is based on grossed up rent for vacant permanent suites.
(5)	Ground Rent Income is net-zero with ground rent given the mortgage alone is secured by both the leasehold and leased fee interest.
(6)	The increase from Most Recent NOI (TTM 2/29/2024) to UW NOI is primarily due to the inclusion of U/W rent steps through May 31, 2025 recent leasing that occurred in Q1 2024.
(7)	Leasing Commissions are not provided, as all leasing is handled in-house by Dallas Market Center property management.
(8)	Debt service coverage ratios and debt yields are based on the Dallas Market Center Whole Loan.

A-3-112

Mixed Use - Merchandise Mart/Retail	Loan #13	Cut-off Date Balance:	$22,000,000
2000 North Stemmons Freeway and	Dallas Market Center	Cut-off Date LTV:	37.2%
2050-2100 North Stemmons Freeway		U/W NCF DSCR:	2.46x
Dallas, TX 75207		U/W NOI Debt Yield:	17.0%

Market Overview and Competition. Wholesale trade marts, also known as market centers, are permanent venues that provide buyers of wholesale goods the opportunity to view and purchase a variety of merchandise in one location. Trade marts offer manufacturers and sales representatives centralized permanent showrooms for year-round exhibition of their products. By leasing permanent showroom space, a manufacturer or sales representative gains access to a year-round sales facility as well as the ability to participate in various trade shows that are held throughout the year. Some trade marts, including Dallas Market Center, offer temporary trade show exhibition space that allows manufacturers or sales representatives to showcase their products during specific trade shows throughout the year. Temporary space can also potentially serve as an incubator for permanent tenants. Once tenants have leased temporary exhibition space, the hosting market is often well positioned to convert them into permanent tenants.

Trade shows, or markets, are short-term, seasonally recurring events that typically last between two to seven days and focus on a specific industry or related group of industries. A trade show is typically held at the same location each year and serves as both a transactional opportunity and a networking and educational experience for members of the retail community. There are thousands of different trade shows held annually across the globe at wholesale trade marts, arenas, and convention centers. Trade shows differ in size and geographic focus by catering to local, regional, national, or international buyers. Trade shows are most prominent in industries with many manufacturers and products that change frequently or require physical inspection before purchase. Successful trade shows have a broad offering of merchandise and are well attended by a variety of retail buyers.

The Dallas Market Center Property has a limited competitive set given its size and scope. The Dallas Market Center Property has three true competitors, which are all owned and operated by the same company, Andmore (previously International Market Centers):

— Andmore Atlanta Market: The Andmore Atlanta Market is primarily active in the gift industry, with a small collection of apparel and home products. Rental rates at the Atlanta market are reportedly higher than DMC, causing many tenants to vacate the property after not reaching desired returns. The Atlanta Market also lacks strong daily traffic, compared to DMC, which receives daily business from retail buyers across all industry groups. Lastly, the pandemic exacerbated safety concerns in the area surrounding the Atlanta Market, causing a decrease in attendance from retail buyers and a subsequent decrease in demand from wholesalers.

— Andmore High Point Market: The Andmore High Point Market is primarily competitive in the home industry. The High Point Market spans across multiple buildings and several blocks, making it potentially more challenging to navigate compared to DMC, which is connected and organized by industry group. High Point Market is also comparatively expensive to travel to and does not have as well suited of an infrastructure to accommodate trade show demand. Lastly, retailers and designers tend to browse at High Point Market and do not often receive orders. Wholesalers at Dallas Market Center reportedly regularly receive orders from retail buyers that initially browsed at High Point Market.

— Andmore Las Vegas Market: The Andmore Las Vegas Market is primarily active in the home & design and gift industries. The Las Vegas Market is reportedly struggling with rising vacancy rates, causing a domino effect of vacancies among other tenants as “industry mass” weakens. Without industry mass, retail buyers do not attend markets and sales decline. The Las Vegas Market also incurs higher expenses and spends more time organizing trade shows due to unions. Lastly, retail buyers’ dwell time at the property is reportedly brief, as many visiting retailers make time to visit tourist attractions in the city.

A-3-113

No. 14 – Forest Green Apt. Corp.

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	National Cooperative Bank, N.A.		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Multifamily – Cooperative
	Original Principal Balance:	$20,400,000		Location:	Islip, NY 11751
	Cut-off Date Balance:	$20,400,000		Size (4):	253 Units
	% of Initial Pool Balance:	2.9%		Cut-off Date Balance Unit:	$80,632
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$80,632
	Borrower Sponsors (1):	NAP		Year Built/Renovated:	1965/2021
	Guarantors:	NAP		Title Vesting:	Fee
	Mortgage Rate:	6.3900%		Property Manager:	Einsidler Management, Inc.
	Note Date:	June 28, 2024		Current Occupancy (As of):	94.0% (February 5, 2024)
	Seasoning:	1 month		YE 2023 Occupancy (5):	NAP
	Maturity Date:	July 1, 2034		YE 2022 Occupancy (5):	NAP
	IO Period:	120 months		YE 2021 Occupancy (5):	NAP
	Loan Term (Original):	120 months		As-Is Appraised Value (6):	$72,500,000
	Amortization Term (Original):	0 months		As-Is Appraised Value Per Unit (6):	$286,561
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	February 5, 2024
	Call Protection:	YM1(113),1%(3),O(4)		Coop-Rental Value (7):	$73,400,000
	Lockbox Type:	None
	Additional Debt (2):	Revolving Line of Credit
	Additional Debt Type (Balance)(2):	$0		Underwriting and Financial Information
	Future Debt Permitted (Type)(3):	Yes (Secured)		TTM NOI (8):	NAP
				YE 2023 NOI (8):	NAP
				YE 2022 NOI (8):	NAP
Escrows and Reserves				YE 2021 NOI (8):	NAP
	Initial	Monthly	Cap	U/W Revenues (9):	$6,955,925
Taxes	$0	Springing	NAP	U/W Expenses (9):	$2,463,520
Insurance	$0	Springing	NAP	U/W NOI (9):	$4,492,405
Capital Improvements Escrow	$18,750	$0	NAP	U/W NCF (9):	$4,403,505
Maintenance Arrears Escrows	$250,000	$0	NAP	U/W DSCR based on NOI/NCF(9):	3.40x / 3.33x
				U/W Debt Yield based on NOI/NCF(9):	22.0% / 21.6%
				U/W Debt Yield at Maturity based on NOI/NCF(9)	22.0% / 21.6%
				Cut-off Date LTV Ratio(6):	28.1%
				LTV Ratio at Maturity (6):	28.1%
				Coop-Rental Cut-off LTV Ratio(7):	27.8%
				Coop-Rental LTV Ratio at Maturity(7):	27.8%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$20,400,000	100.0%	Loan Payoff	$16,240,001	79.6%
			Upfront Reserves	268,750	1.3
			Proceeds To Borrower	3,459,625	17.0
			Closing Costs	431,625	2.1
Total Sources	$20,400,000	100.0%	Total Uses	$20,400,000	100.0%
(1)	See “The Borrower and Borrower Sponsor” section.
(2)	The Forest Green Apt. Corp. Property (as defined below) also secures a subordinate second lien mortgage loan to the borrower in the amount of up to $500,000 (the “Forest Green Apt. Corp. Subordinate Loan”) which permits advances from time to time. The outstanding balance of the Forest Green Apt. Corp. Subordinate Loan as of the Cut-off Date is $0. National Cooperative Bank, N.A. is the holder of the Forest Green Apt. Corp. Subordinate Loan. With regard to the interest rate, term, payment terms and other statistical information relating to the Forest Green Apt. Corp. Subordinate Loan, see “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the prospectus. All statistical information presented above relating to balances per unit, debt yields, debt service coverage ratios and loan-to-value ratios are based solely on the Forest Green Apt. Corp. Mortgage Loan (as defined below).
(3)	In addition to the Forest Green Apt. Corp. Subordinate Loan as described in footnote (2) above, National Cooperative Bank, N.A., the applicable master servicer of the Forest Green Apt. Corp. Mortgage Loan, will be permitted to waive the enforcement of the “due-on-encumbrance” clause in the related mortgage instrument to permit subordinate debt secured by the Forest Green Apt. Corp. Property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the pooling and servicing agreement for the WFCM 2024-C63 securitization transaction. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the prospectus.
(4)	Based solely on residential units with shares and excludes a superintendent’s unit without shares, which is owned by the borrower.
(5)	YE 2021 Occupancy, YE 2022 Occupancy and YE 2023 Occupancy are not reported as all residential units are owned by tenant-shareholders or the cooperative investor. Current Occupancy reported as of February 5, 2024 reflects the assumption in the related appraisal for the purpose of determining the appraised value of the Forest Green Apt. Corp. Property as a multifamily rental (i.e, the Coop- Rental Value) as of the appraisal valuation date.
A-3-114

Multifamily - Cooperative	Loan #14	Cut-off Date Balance:	$20,400,000
2433-2453 Union Boulevard	Forest Green Apt. Corp.	Cut-off Date LTV:	28.1%
Islip, NY 11751		UW NCF DSCR:	3.33x
		UW NOI Debt Yield:	22.0%
(6)	For purposes of determining the As-Is Appraised Value, the As-Is Appraised Value per Unit, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity, the value estimate reflected in the appraisal of the Forest Green Apt. Corp. Property is determined as if such residential cooperative property is operated as a residential cooperative and, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Description of the Mortgage Pool-Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the prospectus.
(7)	The Coop-Rental Value, the Coop-Rental Cut-off LTV Ratio and Coop-Rental LTV Ratio at Maturity assumes the Forest Green Apt. Corp. Property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks,” and “Description of the Mortgage Pool—Property Types—Multifamily Properties” in the prospectus.
(8)	TTM NOI, YE 2023 NOI, YE 2022 NOI, and YE 2021 NOI are not available. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the Forest Green Apt. Corp. Property if it were operated as a multifamily rental property.
(9)	See “Underwritten Net Cash Flow” section below.

The Mortgage Loan. The mortgage loan (the “Forest Green Apt. Corp. Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,400,000 and secured by a first priority fee interest in the residential cooperative comprised of 253 residential units with appurtenant cooperative shares and proprietary leases in a project comprised of ten buildings located in Islip, Suffolk County, New York (the “Forest Green Apt. Corp. Property”).

The Borrower and Borrower Sponsor. The borrower is Forest Green Apt. Corp., a cooperative housing corporation organized under the laws of the State of New York. No individual or entity (other than the borrower) has recourse obligations with respect to the Forest Green Apt. Corp. Mortgage Loan, including pursuant to any guaranty or environmental indemnity. At the time of the cooperative conversion, certain of the residential units were not purchased by eligible existing residents. Those unsold units, and their appurtenant cooperative shares and proprietary leases, were acquired by the cooperative sponsor and subsequently transferred to an investor, Loric Tower Properties.

The Property. The Forest Green Apt. Corp. Property is a residential apartment building, owned as a cooperative, containing 253 residential units with shares and one superintendent’s unit without shares. Built from 1965-1969 and incorporated as a cooperative in 1987, The subject has a gross building area of 240,046 SF and a net saleable area of 183,700 SF. Amenities at the subject include onsite laundry, parking and a pool, which are income producing to the cooperative. There is also a community kitchen and fitness room. The Forest Green Apt. Corp. Property is 99.2% sold (with 251 units owned by tenant-shareholders) and 0.8% unsold (with 2 units owned by an investor) see “The Borrower and Borrower Sponsor” section.

The table below presents the residential apartment unit mix at the Forest Green Apt. Corp. Property.

Unit Mix
Unit Type	Units	SF	% of Total Units
Studio	8	425	3.2%
1 Bedroom	188	684	74.3%
2 Bedroom	55	900	21.7%
3 Bedroom	2	1,100	0.8%
Total/Wtd. Avg.	253	726	100.0%

Market Overview. The Forest Green Apt. Corp. Property is located in the Town of Islip, New York, within the ‘Southwestern Suffolk Submarket’. The Forest Green Apt. Corp. Property is located in close proximity to the Islip train station, which provides access to the Long Island Railroad. The subject is also in close proximity from the main retail strip, Main Street, which is where national and local retailers are located. The Southwestern Suffolk Submarket had a vacancy rate of 7.2% as of the end of Q2 2024, according to a third-party market research report.

A-3-115

Multifamily - Cooperative	Loan #14	Cut-off Date Balance:	$20,400,000
2433-2453 Union Boulevard	Forest Green Apt. Corp.	Cut-off Date LTV:	28.1%
Islip, NY 11751		UW NCF DSCR:	3.33x
		UW NOI Debt Yield:	22.0%

The following table presents certain information relating to the multifamily rental properties comparable to the Forest Green Apt. Corp. Property:

Market Rent Summary (1)

Property	Year Built (2)	Unit Type	Size (SF) (2)	Average Monthly Rent per Unit	Average Annual Rent Per SF
Forest Green Apt. Corp.	1965	Studio	425	$1,622	$3.82
		1 BR	684	$2,306	$3.37
		2 BR	900	$2,700	$3.00
		3 BR	1,100	$3,163	$2.88
31 Willoughby Place	NAV	Studio	404	$1,500	$3.71
12 Gillette Avenue	NAV	Studio	300	$1,700	$5.67
359 Main Street	NAV	1 BR	NAV	$2,001	NAV
280 Bellmore Avenue	1975	1 BR	620	$2,471	$3.99
		2 BR	951	$2,799	$2.94
265 East Main Street	1983	1 BR	646	$2,648	$4.10
255 East Main Street	1983	1 BR	646	$2,272	$3.52
		2 BR	822	$2,548	$3.10
80 Grant Avenue	NAV	2 BR	491	$2,472	$5.04
255 East Main Street	1983	2 BR	822	$2,548	$3.10
39 Cooper Street	1988	3 BR	NAV	$3,040	NAV
(1)	The rents for the comparable properties are based on unit rents used by the appraiser in the income capitalization approach, prior to adjustments. Rents used for the Forest Green Apt. Corp. Property are based on the appraisal’s concluded market rents.
(2)	Size (SF) and Year Built for the comparable properties were sourced from various internet resources.

A-3-116

Multifamily - Cooperative	Loan #14	Cut-off Date Balance:	$20,400,000
2433-2453 Union Boulevard	Forest Green Apt. Corp.	Cut-off Date LTV:	28.1%
Islip, NY 11751		UW NCF DSCR:	3.33x
		UW NOI Debt Yield:	22.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Forest Green Apt. Corp. Property:

Cash Flow Analysis

Cash Flow Analysis (1)
	UW	UW Per Unit
Gross Potential Rent	7,215,720	$28,521
Other Income (2)	184,200	728
Less Vacancy & Credit Loss (3)	(443,995)	(1,755)
Effective Gross Income	$6,955,925	$27,494

Real Estate Taxes	$1,111,519	$4,393
Insurance	276,053	1,091
Other Expenses	1,075,948	4,253
Total Expenses	$2,463,520	$9,737

Net Operating Income	$4,492,405	$17,757
Replacement Reserves	88,900	351
Net Cash Flow	$4,403,505	$17,405

Occupancy % (3)	94.0%
NOI DSCR (4)	3.40x
NCF DSCR (4)	3.33x
NOI Debt Yield (4)	22.0%
NCF Debt Yield (4)	21.6%
(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The UW Net Operating Income and the UW Net Cash Flow for the Forest Green Apt. Corp. Property are the projected net operating income and the projected net cash flow, respectively, reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at the Forest Green Apt. Corp. Property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy assumption, in each case as determined by the appraiser. While such projected net operating income assumes the Forest Green Apt. Corp. Property is rented at market rates, all or a portion of the residential cooperative units at the Forest Green Apt. Corp. Property were rent restricted prior to the cooperative conversion and accordingly would again be subject to rent restrictions if the Forest Green Apt. Corp. Property were operated as a multifamily rental property. The projected net cash flow equals the projected net operating income reduced by the projected replacement reserves as determined by the appraiser. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant-shareholders at the Forest Green Apt. Corp. Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in the prospectus.
(2)	Other Income includes Laundry Income and Storage Income.
(3)	Occupancy % and Vacancy & Credit Loss reported reflect the vacancy assumption in the related appraisal for purposes of determining the appraised value of the Forest Green Apt. Corp. Property as a multifamily rental property, including commercial income and other income.
(4)	Debt service coverage ratios and debt yields are based on the Forest Green Apt. Corp. Mortgage Loan only and do not include any subordinate debt.

A-3-117

No. 15 – 900 North Michigan

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Goldman Sachs Mortgage Company		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Mixed Use – Retail/Office
	Original Principal Balance(1):	$20,000,000		Location:	Chicago, IL
	Cut-off Date Balance(1):	$20,000,000		Size:	831,350 SF
	% of Initial Pool Balance:	2.8%		Cut-off Date Balance Per SF(1):	$216.52
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$216.52
	Borrower Sponsor:	JMB Realty Corporation		Year Built/Renovated:	1988/2015-2018
	Guarantor:	JMB Realty Corporation		Title Vesting:	Fee
	Mortgage Rate:	6.8530%		Property Manager:	JMB Financial Advisors, LLC (borrower-related)
	Note Date:	July 22, 2024		Current Occupancy (As of):	88.8% (7/17/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	93.9%
	Maturity Date:	August 6, 2034		YE 2022 Occupancy:	96.5%
	IO Period:	120 months		YE 2021 Occupancy:	96.9%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$315,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$378.90
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	May 29, 2024
	Call Protection(2):	L(24),D(89),O(7)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(1)
	Additional Debt(1):	Yes		YE 2023 NOI:	$26,715,339
	Additional Debt Type (Balance)(1):	Pari Passu ($160,000,000)		YE 2022 NOI:	$25,795,686
				YE 2021 NOI:	$26,702,341
Escrows and Reserves				U/W Revenues:	$56,031,359
	Initial	Monthly	Cap	U/W Expenses:	$33,262,367
Taxes:	$2,586,212	$1,293,106	NAP	U/W NOI:	$22,768,993
Insurance:	$0	Springing	NAP	U/W NCF:	$22,103,101
Replacement Reserve:	$0	$18,705	$831,350	U/W DSCR based on NOI/NCF:	1.82x / 1.77x
TI/LC Reserve:	$5,000,000	$166,667	$10,000,000	U/W Debt Yield based on NOI/NCF:	12.6% /12.3%
Other Reserves(3):	$13,552,345	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.6% /12.3%
				Cut-off Date LTV Ratio:	57.1%
				LTV Ratio at Maturity:	57.1%

Sources and Uses
Sources			Uses
Whole Loan(1)	$180,000,000	76.2%	Loan Payoff	$206,807,744	87.5%
Sponsor	56,362,388	23.8	Upfront Reserves	21,138,557	8.9
			Closing Costs	8,416,086	3.6

Total Sources	$236,362,388	100.0%	Total Uses	$236,362,388	100.0%
(1)	The 900 North Michigan Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $180.0 million (the “900 North Michigan Whole Loan”). The Underwriting and Financial Information in the chart above reflects the 900 North Michigan Whole Loan.
(2)	The lockout period will be at least 24 months beginning with and including the first payment date on September 6, 2024. Defeasance of the 900 North Michigan Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 22, 2027. The assumed lockout period is based on the anticipated closing date of the WFCM 2024-C63 securitization in August 2024. The actual lockout period may be longer.
(3)	Other Reserves represents an unfunded obligations reserve that consists of unpaid tenant improvements (approximately $9.1 million), future rent abatements (approximately $3.8 million) and unpaid leasing commissions (approximately $0.6 million).
A-3-118

Mixed Use – Retail/Office	Loan #15	Cut-off Date Balance:	$20,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	12.6%

The Mortgage Loan. The fifteenth largest mortgage loan (the “900 North Michigan Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a mixed use retail and office property located in Chicago, Illinois (the “900 North Michigan Property”). The 900 North Michigan Whole Loan is evidenced by three pari passu notes and accrues interest at a rate of 6.8530% per annum. The 900 North Michigan Whole Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The controlling Note A-1 is expected to be included in the BBCMS 2024-C28 securitization trust. The non-controlling Note A-2 will be included in the WFCM 2024-C63 securitization trust. The remaining non-controlling note A-3 is currently held by Goldman Sachs Bank USA (“GSBI”) and is expected to be contributed to one or more future securitization trust(s). The 900 North Michigan Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C28 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BBCMS 2024-C28(2)	Yes
A-2	20,000,000	20,000,000	WFCM 2024-C63	No
A-3(1)	80,000,000	80,000,000	GSBI	No
Total	$180,000,000	$180,000,000
(1)	The note held by the GSBI is expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The BBCMS 2024-C28 securitization transaction is expected to close on or about August 29, 2024.

The Borrowers and Borrower Sponsor. The borrower under the 900 North Michigan Whole Loan is 900 North Michigan, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 900 North Michigan Whole Loan. The borrower sponsor and non-recourse carveout guarantor is JMB Realty Corporation (“JMB”), a Delaware corporation. JMB is a privately-owned real estate investment and development firm with more than 50 years of history. Based in Chicago, the company has real estate interests in Illinois, California, Texas and Hawaii.

The Property. The 900 North Michigan Property is an 831,350 square foot mixed use retail and office property located on the north end of the Magnificent Mile in Chicago, Illinois. Built in 1988 and renovated between 2015 and 2018, the 900 North Michigan Property has retail, office, medical office and parking components. The 900 North Michigan Property has approximately 469,000 square feet of vertical retail space with a remaining weighted-average lease term (a “WALT”) of 4.1 years, approximately 305,000 square feet of general office space with a WALT of 4.1 years, approximately 13,000 square feet of high street retail space with a WALT of 3.3 years and approximately 44,000 square feet of medical office space with a WALT of 6.6 years. Additionally, the 900 North Michigan Property has a self-park garage with 1,325 spaces and a 225-space valet parking garage.

Major Tenants.

Bloomingdale’s (265,148 square feet; 31.9% of NRA; 6.4% of underwritten base rent): Founded in 1872 and headquartered in New York, New York, Bloomingdale’s is an American department store chain with over 2,500 employees located across the United States. Bloomingdale’s offers a variety of shopping services including stylists, beauty, gift shopping, tailoring and wedding registry. Bloomingdale’s has four, five-year extension options remaining.

Grosvenor Capital Mgmnt, L.P. (“GCM Grosvenor”) (72,738 square feet; 8.7% of NRA; 6.6% of underwritten base rent): GCM Grosvenor is a global alternatives asset manager with holdings across private equity, absolute return strategies, credit and other asset classes. Founded in 1971, GCM Grosvenor has $79 billion assets under management as of March 31, 2024. GCM Grosvenor has two, five-year extension options remaining.

Equinox (30,021 square feet; 3.6% of NRA; 4.2% of underwritten base rent): Equinox Group is an American luxury fitness company with over 100 fitness clubs located across the globe. Founded in 1991, Equinox Group’s portfolio of brands include Equinox Fitness Clubs, Equinox Hotels and SoulCycle, amongst others.

The following table presents certain information relating to the historical occupancy of the 900 North Michigan Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
96.9%	96.5%	93.9%	88.8%
(1)	Historical occupancies are as of December 31 for each respective year unless otherwise indicated.
(2)	Current occupancy is as of July 17, 2024.

A-3-119

Mixed Use – Retail/Office	Loan #15	Cut-off Date Balance:	$20,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	12.6%

The following table presents certain information relating to the major tenants at the 900 North Michigan Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Moody's/ S&P/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Gucci	Retail	NR/NR/NR	15,914	1.9%	$4,527,448	16.7%	$284.49	N	1/31/2026	None
Aritzia	Retail	NR/NR/NR	7,736	0.9%	$3,781,862	13.9%	$488.87	N	1/31/2028	2 x 5 Yr
Tesla	Retail	Baa3/BBB/NR	5,345	0.6%	$2,287,269	8.4%	$427.93	N	3/31/2027	2 x 5 Yr
Max Mara(3)	Retail	NR/NR/NR	5,188	0.6%	$1,867,530	6.9%	$359.97	N	Various	None
Grosvenor Capital Mgmnt, L.P.(4)	Office	NR/NR/NR	72,738	8.7%	$1,782,081	6.6%	$24.50	Y	9/30/2037	2 x 5 Yr
Bloomingdale's	Retail	Ba1/BB+/NR	265,148	31.9%	$1,747,440	6.4%	$6.59	N	9/30/2028	4 x 5 Yr
Equinox	Retail	NR/NR/NR	30,021	3.6%	$1,140,798	4.2%	$38.00	N	6/30/2028	None
Michael Kors Collection	Retail	NR/BBB-/NR	3,198	0.4%	$1,112,372	4.1%	$347.83	N	4/30/2025	None
Walton Street Capital LLC	Office	NR/NR/NR	30,304	3.6%	$818,208	3.0%	$27.00	N	8/31/2029	2 x 5 Yr
J. Crew	Retail	NR/NR/NR	9,237	1.1%	$645,876	2.4%	$69.92	N	1/31/2027	None
Major Tenants			444,829	53.5%	$19,710,884	72.6%	$44.31
Non-Major Tenants			293,085	35.3%	$7,422,191	27.4%	$25.32
Total Occupied			737,914	88.8%	$27,133,075	100.0%	$36.77
Vacant Space			93,436	11.2%
Total			831,350	100.0%
(1)	Based on the underwritten rent roll dated July 17, 2024, inclusive of rent steps through July 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Max Mara has three leases at the 900 North Michigan Property; one lease ($35,150 base rent, 703 square feet) expires in December 2025 and the remaining two leases (collectively, $1,832,380 base rent, 4,485 square feet) expire in May 2029.
(4)	GCM Grosvenor has a one-time option to terminate its lese effective September 2032, with notice to be given by September 30, 2031 and payment of a termination fee.

The following table presents a summary of sales for certain tenants at the 900 North Michigan Property:

Sales Summary(1)
	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	TTM 4/30/2024 Sales (PSF)
Bloomingdale's	$219.93	$247.06	$234.26	$236.30
Gucci	$4,007.82	$3,091.94	$2,221.17	$2,175.08
Max Mara	$2,387.26	$2,788.30	$2,777.89	$2,607.28
Mario Tricoci Hair Salon	$572.41	$678.14	$702.60	$694.68
J. Crew	$521.19	$598.95	$667.48	$711.87
Aster Hall	$133.01	$236.22	$268.75	$269.63
lululemon athletica	$1,494.33	$1,414.67	$1,774.24	$1,674.12
Sur La Table	$335.97	$389.77	$447.03	$477.39
Sidney Garber	$1,347.96	$1,140.42	$1,247.29	$1,252.97
(1)	All sales information presented herein with respect to the 900 North Michigan Property is based upon information provided by the borrower sponsor.

A-3-120

Mixed Use – Retail/Office	Loan #15	Cut-off Date Balance:	$20,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	12.6%

The following table presents certain information relating to the lease rollover schedule at the 900 North Michigan Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	93,436	11.2%	0	0	93,436	11.2%	0	0
2024 & MTM	14	20,559	2.5	$574,516	2.1%	113,995	13.7%	$574,516	2.1%
2025	15	42,970	5.2	$1,799,604	6.6	156,965	18.9%	$2,374,120	8.7%
2026	7	30,133	3.6	$5,127,238	18.9	187,098	22.5%	$7,501,358	27.6%
2027	7	26,984	3.2	$3,280,614	12.1	214,082	25.8%	$10,781,971	39.7%
2028	11	351,637	42.3	$7,787,687	28.7	565,719	68.0%	$18,569,659	68.4%
2029	8	59,712	7.2	$3,649,301	13.4	625,431	75.2%	$22,218,960	81.9%
2030	2	18,434	2.2	$580,211	2.1	643,865	77.4%	$22,799,170	84.0%
2031	2	16,407	2.0	$112,778	0.4	660,272	79.4%	$22,911,949	84.4%
2032	1	12,636	1.5	$372,762	1.4	672,908	80.9%	$23,284,711	85.8%
2033	1	24,155	2.9	$513,294	1.9	697,063	83.8%	$23,798,005	87.7%
2034	2	24,586	3.0	$663,292	2.4	721,649	86.8%	$24,461,296	90.2%
2035 & Beyond	6	109,701	13.2	$2,671,778	9.8	831,350	100.0%	$27,133,075	100.0%
Total / Wtd. Avg.	76	831,350	100.0%	$27,133,075	100.0%
(1)	Based on the underwritten rent roll dated July 17, 2024, inclusive of rent steps through July 2025.

Cash Flow Analysis(1)
	2021	2022	2023	U/W	U/W Per SF	%(2)
Base Rent	$28,440,562	$27,722,113	$28,564,953	$27,133,075	$32.64	44.0%
Rent Steps	$0	$0	$0	$97,789	$0.12	0.2%
Overage / Percent Rent	$29,005	$119,704	$292,976	$292,873	$0.35	0.5%
Other Rental Revenue(3)	$4,773,408	$5,894,595	$7,127,673	$5,257,060	$6.32	8.5%
Vacant Income	$0	$0	$0	$5,656,880	$6.80	9.2%
Total Reimbursements	$20,936,127	$21,711,908	$21,817,795	$23,250,563	$27.97	37.7%
Potential Gross Revenue	$54,179,102	$55,448,320	$57,803,398	$61,688,239	$74.20	100.0%
(Vacancy/Credit Loss)	$0	$0	$0	($5,656,880)	($6.80)	(9.2)%
Effective Gross Income	$54,179,102	$55,448,320	$57,803,398	$56,031,359	$67.40	90.8%
Real Estate Taxes	$13,090,323	$14,382,348	$14,703,165	$15,065,313	$18.12	26.9%
Insurance	$306,155	$324,033	$390,918	$777,654	$0.94	1.4%
Utilities	$4,881,821	$4,274,791	$4,895,712	$5,330,400	$6.41	9.5%
Repairs & Maintenance	$3,854,624	$4,309,932	$4,540,068	$5,047,300	$6.07	9.0%
Management Fee	$1,417,222	$1,420,020	$1,418,004	$1,500,000	$1.80	2.7%
Payroll	$2,054,207	$1,956,932	$2,216,017	$2,399,100	$2.89	4.3%
Other Expenses	$1,872,411	$2,984,579	$2,924,174	$3,142,600	$3.78	5.6%
Total Expenses	$27,476,761	$29,652,635	$31,088,059	$33,262,367	$40.01	59.4%
Net Operating Income	$26,702,341	$25,795,686	$26,715,339	$22,768,993	$27.39	40.6%
Replacement Reserves	$0	$0	$0	$224,465	$0.27	0.4%
TI/LC	$0	$0	$0	$441,427	$0.53	0.8%
Net Cash Flow	$26,702,341	$25,795,686	$26,715,339	$22,103,101	$26.59	39.4%

NOI DSCR	2.14x	2.06x	2.14x	1.82x
NCF DSCR	2.14x	2.06x	2.14x	1.77x
NOI Debt Yield	14.8%	14.3%	14.8%	12.6%
NCF Debt Yield	14.8%	14.3%	14.8%	12.3%
(1)	Based on the underwritten rent roll dated July 17, 2024, inclusive of rent steps through July 2025.
(2)	% column represents percentage of Potential Gross Revenue for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Rental Revenue includes kiosks / temporary / specialty revenue, parking income and income associated with sponsorships, signage and vitrines.
A-3-121

Mixed Use – Retail/Office	Loan #15	Cut-off Date Balance:	$20,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	12.6%

The Market. The 900 North Michigan Property is located in the Chicago-Naperville-Elgin metropolitan statistical area (the “Chicago MSA”) and the North Michigan Avenue submarket. The 900 North Michigan Property is easily accessible from I-290, I-90, Route 41 and streets in the Chicago downtown area.

The Chicago MSA is the third-largest office market in the United States. According to CoStar, market rents have grown 2.37% on average over the last 10 years. New supply under construction is approximately 1.5 million square feet, which represents 0.3% of existing inventory.

The Chicago MSA is the second-largest retail market in the United States. Market vacancy is currently 4.9%.

A-3-122

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	Attention: Bradley J. Horn		cmbsnotices@wellsfargo.com
30 Hudson Yards, 15th Floor | New York, NY 10001 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Wells Fargo Bank, National Association
	Attention: Commercial Servicing		commercial.servicing@wellsfargo.com
MAC D1086-23A, 550 South Tryon Street | Charlotte, NC 28202 | United States
Special Servicer	Argentic Services Company LP
	Attention: Andrew Hundertmark		ahundertmark@argenticservices.com
500 N. Central Expressway, Suite 261 | Plano, TX 75074 | United States
NCB Master Servicer & NCB Special Servicer	National Cooperative Bank, N.A.
	Tom Klump	(703) 302-8080	tklump@ncb.coop
2011 Crystal Drive, Suite 800 | Arlington, VA 22202 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	CMBS Notices		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Sep-24	0	0	0	0	0	0
Aug-24	0	0	0	0	0	0
Jul-24	0	0	0	0	0	0
Jun-24	0	0	0	0	0	0
May-24	0	0	0	0	0	0
Apr-24	0	0	0	0	0	0
Mar-24	0	0	0	0	0	0
Feb-24	0	0	0	0	0	0
Jan-24	0	0	0	0	0	0
Dec-23	0	0	0	0	0	0
Nov-23	0	0	0	0	0	0
Oct-23	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	09/17/24	Wells Fargo Commercial Mortgage Trust 2024-C63
Determination Date:	09/11/24
Record Date:	08/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-C63

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

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ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT[1]

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of August 1, 2024 (the “Pooling and Servicing Agreement”).
Transaction: Wells Fargo Commercial Mortgage Trust 2024-C63, Commercial Mortgage Pass-Through Certificates Series 2024-C63
Operating Advisor: Park Bridge Lender Services LLC
General Special Servicer: Argentic Services Company LP

NCB Special Servicer: National Cooperative Bank, N.A.
Directing Certificateholder: Argentic Real Estate Finance 2 LLC

Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The [General][NCB] Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the [General][NCB] Special Servicer as part of the development of an Asset Status Report.
(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
I.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the [General][NCB] Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the [General][NCB] Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the [General][NCB] Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Reviewed the Asset Status Reports, the [General][NCB] Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and non-discretionary portions of net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]
2.	Consulted with the [General][NCB] Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related non-discretionary portions of net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit, legal review or legal opinion. For instance, we did not re-engineer the quantitative aspects of their net present value calculation, visit any property, visit the [General][NCB] Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.
II.	Specific Items of Review

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].
2.	During the prior year, the Operating Advisor consulted with the [General][NCB] Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The [General][NCB] Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].
3.	Appraisal Reduction Amount calculations and non-discretionary portions of net present value calculations.
4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to
C-2

take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.
(b)	After consultation with the special servicer to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/has not been] resolved.
5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].
6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the [General][NCB] Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the [General][NCB] Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the [General][NCB] special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Other than receipt of any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the [General][NCB] Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the [General][NCB] Special Servicer as well as its interaction with the [General][NCB] Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
C-3

4.	The [General][NCB] Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the [General][NCB] Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the [General][NCB] Special Servicer.
6.	There are many tasks that the [General][NCB] Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the [General][NCB] Special Servicer’s operational compliance with respect to those types of actions.
7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the [General][NCB] Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-4

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.            Intentionally Omitted.

2.            Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.            Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such

D-1-1

Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or Prepayment Premium/Yield Maintenance Charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.            Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.            Intentionally Omitted.

6.            Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.            Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage

D-1-2

Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.            Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are

D-1-3

senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.            Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph 7 above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10.         Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11.         Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that

D-1-4

possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.         Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.         Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.         Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.         Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16.         Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject

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to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17.        No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.         Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an

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amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge

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such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.        Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.        No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.         No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22.         REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan

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was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any Prepayment Premiums and Yield Maintenance Charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.        Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, Yield Maintenance Charge or Prepayment Premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.        Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.        Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26.        Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance

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insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27.        Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.        Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29.        Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal

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repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC provisions of the Code.

30.        Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

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31.        Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.         Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests or (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other

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reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.        Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.        Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.        Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36.        Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground

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lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(A)      The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)      The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(C)      The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(D)      The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(E)      Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns

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without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(F)      The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)      The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(H)      A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)        The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(J)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)      In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.        Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

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38.        Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39.         Intentionally Omitted.

40.         No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.        Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.        Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43.        Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its

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successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44.        Intentionally Omitted.

45.        Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.        Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.        Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48.        Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage

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Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.        Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Goldman Sachs Mortgage Company	Argentic Real Estate Finance 2 LLC	Societe Generale Financial Corporation	JPMorgan Chase Bank, National Association	National Cooperative Bank, N.A.	Wells Fargo Bank, National Association
None	Gila Valley Shopping Center (Loan No. 18) Crossroads Plaza (Loan No. 22)	Atkinson Portfolio (Loan No. 17) Wells & Carmen (Loan No. 23)	Grapevine Mills (Loan No. 2) St. Johns Town Center (Loan No. 6)	None	None

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Grapevine Mills (Loan No. 2)	The mortgaged property is security for 12 pari passu notes aggregating $250,000,000. Permitted Future PACE Loan. The loan documents permit the borrower to enter into a property-assessed clean energy (“PACE”) loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.
(8) Permitted Liens; Title Insurance	Bridge Point Rancho Cucamonga (Loan No. 1)	In connection with the obtaining the approvals required for redevelopment of the subject property, the borrower entered into a development agreement with the City of Rancho Cucamonga, CA (the “City”) in 2021 providing for the following, among other things: (i) Community Benefit Fees. The borrower is required to pay various impact-related fees (so-called “Community Benefit Fees”), namely, (A) $1,500,000 in total due on April 3, 2027, and (B) $3,500,000 in total due on April 3, 2029. These fees are contractual in nature, and, unlike property taxes, would not have lien priority over a prior recorded mortgage for any unpaid amounts. These fees were excluded from loan underwriting. (ii) Use Restrictions. The development agreement requires that the subject property be operated for “non-sort” (or primarily automation-reliant) fulfillment center uses. (iii) Transfer Restrictions. In the event that the borrower proposes to transfer any interest in the subject property or in the related development agreement, the borrower must provide prior notice to the City, together with evidence of the proposed transferee’s capability, competence and financial ability to complete the development plan and comply with the terms of the development agreement. The City Manager has the right to consent to any such transferee, which consent must not be unreasonably withheld. The development agreement expressly permits any mortgagee or mezzanine lender to exercise remedies including foreclosure, power of sale, assignment in lieu, or other remedies afforded by law or in equity or by the applicable security documents and to transfer or assign the title of “Developer” to any purchaser at foreclosure sale, or to the Lender or its nominee or designee by an assignment in lieu of foreclosure, and to the first transferee thereafter. In connection with loan origination, the City provided an estoppel confirming that all obligations had been satisfied under the development agreement except for payment of Community Benefit Fees noted above.

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	Marriott Myrtle Beach Grande Dunes Resort (Loan No. 3)	Franchisor (“Marriott International, Inc.”) has a Right of First Refusal (“ROFR”) to acquire the subject property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
(8) Permitted Liens; Title Insurance	Grapevine Mills (Loan No. 2)	The mortgaged property is security for 12 pari passu notes aggregating $250,000,000. Permitted Future PACE Loan. The loan documents permit the borrower to enter into a property-assessed clean energy (“PACE”) loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.
(8) Permitted Liens; Title Insurance	Arizona Grand Resort and Spa (Loan No. 9)	The mortgaged property is part of condominium regime that includes non-collateral units owned by third parties that are included in the property’s rental pool program. The Master Declaration establishes an association that is administered by a 3-member board of directors, 2 of which are appointed by the borrower, affording the borrower day-to-day control over the association. Among other things, the Master Declaration gives non-collateral unit owners the right to use property facilities. Under the terms of the rental pool agreements and related documents, the borrower receives a management fee for rentals from participating non-collateral units. Each owner of the non-collateral units in the rental pool program is responsible for taxes, insurance, association dues, utilities, maintenance and renovation costs to keep the such units consistent with the décor of the resort.
(18) Insurance	Holiday Inn & Suites Ocean City (Loan No. 5)	The loan documents permit the borrower to obtain third-party insurance premium financing under a premium finance agreement; provided that (A) the borrower submits evidence of payment of related installments as each becomes due, and (B) the premium financing company agrees to provide lender with notice of cancellation for any policies subject to the premium financing agreement. Current in-place property coverage is provided under a blanket insurance program maintained by Harrison Group Hotels, an affiliate of the loan sponsor.
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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	Grapevine Mills (Loan No. 2)	The mortgaged property is security for 12 pari passu notes aggregating $250,000,000. (i) Property Insurance Deductible/ Self-Insured Retention. The loan documents permit a property insurance deductible up to $500,000. The in-place property coverage provides for a $500,000 deductible. In addition, the loan documents permit the borrower to utilize a self-insured retention amount (up to $5,000,000 per occurrence/ $10,000,000 aggregate) so long as the retention amount is pre-funded and satisfactory evidence thereof has been delivered to lender and applicable rating agencies. (ii) Liability Insurance Deductible/ Self-Insured Retention. The loan documents permit a liability insurance deductible or self-insured retention amount up to $750,000. The in-place liability coverage provides for a $750,000 self-insured retention. (iii) Leased Fee. An out-parcel tenant (Bass Pro Shops) is a leased fee, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
(18) Insurance	610 Newport Center (Loan No. 4)	The mortgaged property is security for 6 pari passu notes aggregating $85,000,000. (i) Property Insurance Required Deductible. The loan documents permit a property insurance deductible up to $1,500,000. The in-place deductible is $500,000. (ii) Captive Insurer (Terrorism Coverage Only). The loan documents permit terrorism insurance to be provided by a licensed captive insurance company controlled by the sponsor, The Irvine Company LLC, subject to certain conditions, including (A) the policy’s having aggregate limits approved by lender in its reasonable discretion, (B) the policy’s deductible being no greater than that a calculated pursuant to TRIPRA, (C) other than the deductible, the portion of such insurance not reinsured by TRIPRA must be reinsured by an insurance carrier having a credit rating of no less than S&P “A” (or equivalent ratings from Fitch and Moody’s as applicable), and (D) the captive insurer is not the subject of bankruptcy or insolvency proceedings
(28) Recourse Obligations	All Wells Fargo Loans (Loan Nos. 1, 2, 3, 4, 5, 9, 16, 20)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out based on the resulting effect of any breach, or, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Recourse Obligations	Bridge Point Rancho Cucamonga (Loan No. 1)	The mortgaged property is security for 8 pari passu senior notes and 1 subordinate note, totaling $430,000,000: The loan documents provide that only the SPE borrower is liable for the enumerated losses carve-out and springing recourse events (there is no separate carve-out guarantor). The Phase I environmental site assessment obtained in connection with loan origination did not identify any recognized environmental conditions or controlled recognized environmental conditions. The LTV for the related whole loan is 55.4%.
(28) Recourse Obligations	Grapevine Mills (Loan No. 2)	The mortgaged property is security for 12 pari passu notes aggregating $250,000,000. The loan documents provide that the SPE borrower has personal liability on a losses-only or springing recourse basis for the enumerated events; however, for so long as Simon Property Group, L.P., Simon Property Group Inc. or an affiliate is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of then-outstanding principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. The Phase I environmental site assessment obtained in connection with loan origination did not identify any recognized environmental conditions at the subject property.
(28) Recourse Obligations	Arizona Grand Resort and Spa (Loan No. 9)	The mortgaged property is security for 5 pari passu senior notes aggregating $125,000,000. The loan documents do not provide for misappropriation of rents after an event of default, insurance proceeds or condemnation awards among the enumerated losses recourse events. The loan includes hard/ springing cash management.
(31) Acts of Terrorism Exclusion	All Wells Fargo Loans (Loan Nos. 1, 2, 3, 4, 5, 9, 16, 20)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(33) Single Purpose Entity	610 Newport Center (Loan No. 4)	The mortgaged property is security for 6 pari passu notes aggregating $85,000,000. (i) Centralized Cash Management. The loan documents permit property revenues to be managed and accounted for pursuant to a centralized cash management system between the borrower and any one of the following affiliates of Borrower: The Irvine Company LLC, The Irvine Company Acquisition and Development or Irvine Management Company (together, “permitted affiliates”), in which such funds are deposited into a concentration account owned, maintained and administered by any of the permitted affiliates and into which funds from other affiliates of The Irvine Company are also deposited. All funds in the concentration account are required to be tracked so that the cash attributable to the borrower will be accurately monitored and ascertainable, and the Borrower’s obligations will not be paid from funds attributable to the permitted affiliates, as applicable, or any affiliate of any of the foregoing. The Cash Management System is covered in the non-consolidation opinion. (ii) Prior Owned Property. The SPE borrower previously owned an adjacent parcel known as 600 Newport Center Drive and containing a parking garage and other surface parking that was out-conveyed prior to loan origination. All such prior owned property was included in the Phase I environmental site assessment required in connection with loan origination, and no recognized environmental conditions were identified.
(33) Single Purpose Entity	Arizona Grand Resort and Spa (Loan No. 9)	The SPE borrower previously owned and operated (i) an adjacent parcel of property containing condominium units that is not a part of the collateral for the subject loan, and (ii) a subsidiary gift card entity, which was dissolved in 2015. The loan documents contain representations and warranties respecting the prior owned adjacent property, and the borrower and guarantors have personal liability for environmental losses related thereto.
(34) Defeasance	Grapevine Mills (Loan No. 2)	The mortgaged property is security for 12 pari passu notes aggregating $250,000,000. In connection with a defeasance, the borrower’s obligation to pay servicing fees is capped at $10,000.

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(36) Ground Leases	Arizona Grand Resort and Spa (Loan No. 9)	A portion of the 158 acres comprising the mortgaged property is the borrower’s leasehold interest in approximately 27 acres within the golf course at the resort, which the borrower leases from the City of Phoenix, AZ (the ground lessor). The ground lease provides for annual rent payments of $100 and expires on July 30, 2057. Variations: (B)(C) The ground lease generally provides that the lender’s consent is required for any amendment, modification or termination of the ground lease; however, pursuant to Section 4 of the City of Phoenix Ordinance No. S 16367, the ground lessor may rescind the ground lease without the consent of the lender if any judicial or administrative action places the ground lessor in substantial jeopardy of forfeiting title to any part of “South Mountain Park” against its will and the lessor rescinds the ordinance authorizing the lessor to enter into the ground lease, or if any judicial action or decision results in preventing either or both parties from exchanging or leasing the leased premises under the ground lease. (J)(K) The ground lease is silent about casualty. (L) The ground lease provides that the lessor will enter into a new ground lease if the ground lease is terminated due to an event of default or rejection in bankruptcy. The ground lease does not include a “new lease if the ground lease is terminated for any reason” formulation.

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Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(9) Junior Liens	Drum Hill (Loan No. 19)	The Mortgaged Property also secures (i) a subordinate mortgage loan with an original principal balance of $500,000 and an outstanding principal balance as of the Mortgage Loan origination date of approximately $346,191 (the “$500,000 HOME Loan”) in favor of the County of Westchester (the “County”), to be repaid in monthly payments, (ii) a subordinate mortgage loan with an original principal balance of $100,000 and an outstanding principal balance as of the Mortgage Loan origination date of approximately $64,174 (the “$100,000 HOME Loan” and, together with the $500,000 HOME Loan, the “HOME Loans”) in favor of the County, to be repaid in monthly payments, (iii) a subordinate mortgage loan with an original principal balance and an outstanding principal balance as of the Mortgage Loan origination date of $200,000 (the “$200,000 CDBG Loan”) in favor of the County, to be repaid at maturity, and (iv) a subordinate mortgage loan with an original principal balance and an outstanding principal balance as of the Mortgage Loan origination date of $80,000 (the “$80,000 CDBG Loan” and, together with the $200,000 CDBG Loan, the “CDBG Loans”) in favor of the County, to be repaid at maturity. Each HOME Loan accrues interest at a rate of 3% per annum and is scheduled to mature on December 31, 2040. Each CDBG Loan accrues interest at a rate of 1% per annum and the $200,000 CDBG Loan is scheduled to mature on April 15, 2029 and the $80,000 CDBG Loan is scheduled to mature on July 26, 2030. The Mortgagor deposited $180,000 into a subordinate debt service reserve at origination, and on each payment date up to and including July 6, 2029, the Mortgagor is required to deposit into the subordinate debt service reserve an amount equal to one-twelfth of the debt service payable pursuant to the HOME Loans during the next twelve months, subject to a cap of $180,000. In addition, the Mortgaged Property secures a subordinated mortgage for all unpaid and default obligations of the Mortgagor under the related PILOT agreement up to a maximum amount of $1,000,000.
(26) Local Law Compliance	57 Willoughby (Loan No. 10)	The Mortgaged Property is the subject of certain outstanding fire code violations. The Mortgage Loan documents require the Mortgagor to diligently perform all acts, payments or deliveries required to clear and remove of record the fire code violations by November 13, 2025.

D-2-7

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(26) Local Law Compliance	Brooklyn Renaissance Plaza (Loan No. 11)	The Mortgaged Property is the subject of certain outstanding building code and fire code violations (the “Outstanding Violations”). The Mortgage Loan documents require the Mortgagor by November 27, 2024 to deliver to the Mortgagee an updated zoning report in form and substance reasonably satisfactory to the Mortgagee including that there are no violations noted against the Mortgaged Property, including, without limitation, the Outstanding Violations, other than violations noted against the Mortgaged Property after the origination date, provided that the Mortgagor promptly undertakes the cure and the removal thereof in accordance with the terms of the Mortgage Loan documents, and, provided, further, that if such updated zoning report discloses the continued existence of any Outstanding Violations, the same will not constitute an event of default so long as the Mortgagor has promptly and diligently commenced the cure of such Outstanding Violations and continues to prosecute the same with diligence and continuity. The Mortgage Loan documents provide for recourse against the Mortgagor and the guarantor for the existence of any Outstanding Violations.
(26) Local Law Compliance	Crossroads Plaza (Loan No. 22)	The use of a portion of the Mortgaged Property by the tenant Performance Plus Quick Change, representing 0.8% of net rentable area, for an oil change business is a legal nonconforming use. The Mortgage Loan documents provide for recourse against the Mortgagor and the guarantor for any legal nonconforming use, and the Mortgagor’s insurance policy includes law and ordinance coverage.
(36) Ground Leases	Brooklyn Renaissance Plaza (Loan No. 11)	The ground lease provides that to the extent that insurance proceeds paid in connection with any damage or destruction to the Mortgaged Property, or the proceeds of an award paid in connection with a condemnation, are required pursuant to the ground lease to be applied to restore any portion of the Mortgaged Property, no mortgagee will have the right to apply the proceeds of insurance or condemnation awards toward the payment of the sum secured by its mortgage, and such proceeds or awards must be applied first to the restoration and/or repair of the Mortgaged Property in accordance with the terms of the ground lease.

D-2-8

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Grapevine Mills (Loan No. 2)

The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.

The related Mortgage Loan documents permit the related Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the related mortgagee’s approval and delivery of a rating agency confirmation.

(7) Lien; Valid Assignment	Marriott Myrtle Beach Grande Dunes Resort (Loan No. 3)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(7) Lien; Valid Assignment	610 Newport Center (Loan No. 4)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(7) Lien; Valid Assignment	St. Johns Town Center (Loan No. 6)

The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.

The related Mortgage Loan documents permit the related Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the related mortgagee’s approval and delivery of a rating agency confirmation.

(8) Permitted Liens, Title Insurance	Grapevine Mills (Loan No. 2)	The related Mortgage Loan documents permit the related Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the related mortgagee’s approval and delivery of a rating agency confirmation.
(8) Permitted Liens, Title Insurance	Marriott Myrtle Beach Grande Dunes Resort (Loan No. 3)	The related franchisor (Marriott International, Inc.) has a Right of First Refusal (“ROFR”) to acquire the subject property if there is transfer of hotel or controlling direct or indirect interest in the Mortgagor to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to a competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. The related franchisor comfort letter provides that, if Mortgagee exercises remedies against Mortgagor, Mortgagee may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
(8) Permitted Liens; Title Insurance	St. Johns Town Center (Loan No. 6)	The related Mortgage Loan documents permit the related Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the related mortgagee’s approval and delivery of a rating agency confirmation.
(10) Assignment of Leases and Rents	Grapevine Mills (Loan No. 2)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(10) Assignment of Leases and Rents	Marriott Myrtle Beach Grande Dunes Resort (Loan No. 3)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
D-2-9

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(10) Assignment of Leases and Rents	610 Newport Center (Loan No. 4)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(10) Assignment of Leases and Rents	St. Johns Town Center (Loan No. 6)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(18) Insurance	Grapevine Mills (Loan No. 2)

The Mortgage Loan documents permit a property insurance deductible up to $500,000. The in-place property coverage provides for a $500,000 deductible. In addition, the Mortgage Loan documents permit the related Mortgagor to utilize a self-insured retention amount (up to $5,000,000 per occurrence/ $10,000,000 aggregate) so long as the retention amount is pre-funded and satisfactory evidence thereof has been delivered to the Mortgagee and applicable rating agencies.

The Mortgage Loan documents permit a liability insurance deductible or self-insured retention amount up to $750,000. The in-place liability coverage provides for a $750,000 self-insured retention.

An out-parcel tenant (Bass Pro Shops) is a leased fee, where the tenant or other non-Mortgagor party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-Mortgagor party and/or its leasehold mortgagee.

(18) Insurance	610 Newport Center (Loan No. 4)

The Mortgage Loan documents permit a property insurance deductible up to $1,500,000. The in-place deductible is $500,000.

The Mortgage Loan documents permit terrorism insurance to be provided by a licensed captive insurance company controlled by the sponsor, The Irvine Company LLC, subject to certain conditions, including (A) the policy’s having aggregate limits approved by Mortgagee in its reasonable discretion, (B) the policy’s deductible being no greater than that a calculated pursuant to TRIPRA, (C) other than the deductible, the portion of such insurance not reinsured by TRIPRA must be reinsured by an insurance carrier having a credit rating of no less than S&P “A” (or equivalent ratings from Fitch and Moody’s as applicable), and (D) the captive insurer is not the subject of bankruptcy or insolvency proceedings.

(18) Insurance	St. Johns Town Center (Loan No. 6)

The related Mortgage Loan documents permit a deductible of up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”). Such deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related mortgagee

D-2-10

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

and rating agencies of such prefunded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

(26) Local Law Compliance	30 E 85th St (Loan No. 12)	The related zoning report identified numerous building and fire code violations at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cure such violations within 90 days from origination; provided that if no enforcement action has been taken by the applicable governmental authority, there is no imminent life or safety concern as a result of such violations and the Mortgagor is diligently pursuing (or using commercially reasonable efforts to cause the applicable tenant to pursue) such evidence, such time period will be automatically extended for consecutive 90 day time periods until such violations are cured and closed.
(28) Recourse Obligations	Grapevine Mills (Loan No. 2)	The Mortgage Loan documents provide that the SPE borrower has personal liability on a losses-only or springing recourse basis for the enumerated events; however, for so long as Simon Property Group, L.P., Simon Property Group Inc. or an affiliate is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of then-outstanding principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the Mortgagee’s rights under the guaranty. In addition, there is no separate environmental indemnity with respect to such Mortgage Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.
(28) Recourse Obligations	610 Newport Center (Loan No. 4)	The indemnification obligations of the related Mortgagor and the related guarantors (collectively, the “Indemnitor”) under the environmental indemnity will terminate on the date that is two years after the date of repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Indemnitor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.
(28) Recourse Obligations	St. Johns Town Center (Loan No. 6)	For so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”), RREEF America II Lower REIT LLC, or an affiliate of SPG LP or Simon Inc. is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability, is limited to 20% of the outstanding principal balance of the Mortgage Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related mortgagee in the enforcement of the related guaranty or the preservation of such mortgagee’s rights under such guaranty. In addition, there is no separate environmental indemnity with respect to such Mortgage Loan. The non-recourse carveout guaranty covers breaches of
D-2-11

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.
(33) Single-Purpose Entity	610 Newport Center (Loan No. 4)

The Mortgage Loan documents permit property revenues to be managed and accounted for pursuant to a centralized cash management system between the Mortgagor and any one of the following affiliates of Mortgagor: The Irvine Company LLC, The Irvine Company Acquisition and Development or Irvine Management Company (together, “Permitted Affiliates”), in which such funds are deposited into a concentration account owned, maintained and administered by any of the Permitted Affiliates and into which funds from other affiliates of The Irvine Company are also deposited. All funds in the concentration account are required to be tracked so that the cash attributable to the Mortgagor will be accurately monitored and ascertainable, and the Mortgagor’s obligations will not be paid from funds attributable to the Permitted Affiliates, as applicable, or any affiliate of any of the foregoing. The cash management system is covered in the non-consolidation opinion.

The Mortgagor previously owned an adjacent parcel known as 600 Newport Center Drive (“Previously Owned Property”) and containing a parking garage and other surface parking that was out-conveyed prior to loan origination. All such Previously Owned Property was included in the Phase I environmental site assessment required in connection with origination of the Mortgage Loan, and no recognized environmental conditions were identified. The Previously Owned Property is covered by the related environmental indemnity.

(33) Single-Purpose Entity	St. Johns Town Center (Loan No. 6)	One of the Mortgagors, Shops at St. Johns, LLC, previously leased a tract of land located next to the shopping center consisting of a hotel parcel and residential parcel (collectively, the “Previously Owned Property”). The Previously Owned Property is covered by the environmental indemnification provisions of the Mortgage Loan Agreement.
(33) Single-Purpose Entity	30 E 85th St (Loan No. 12)	The Mortgaged Property consists of a commercial portion of a larger condominium structure that is comprised of residential and retail units. The Mortgagor previously owned the residential units of the condominium and has since transferred such ownership interest in the residential units to a third party (the “Previously Owned Property”). The Mortgage Loan documents provide for a loss carveout in connection with Mortgagor’s prior ownership of the Previously Owned Property.
(34) Defeasance	Grapevine Mills (Loan No. 2)	In connection with a defeasance, the Mortgagor’s obligation to pay servicing fees is capped at $10,000.
(34) Defeasance	St. Johns Town Center (Loan No. 6)	In connection with a defeasance, the Mortgagor’s obligations to pay servicing fees is capped at $10,000.
(40) No Material Default; Payment Record	All JPMCB Mortgage Loans (Loan Nos. 2, 3, 4, 6, 12)	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
D-2-12

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(47) Cross-Collateralization	Grapevine Mills (Loan No. 2)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loan(s).
(47) Cross-Collateralization	Marriott Myrtle Beach Grande Dunes Resort (Loan No. 3)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loan(s).
(47) Cross-Collateralization	610 Newport Center (Loan No. 4)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loan(s).
(47) Cross-Collateralization	St. Johns Town Center (Loan No. 6)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loan(s).

D-2-13

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(9) Junior Liens	264 W. 22 St. Owners, Inc. (Loan No. 30)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $100,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(9) Junior Liens	Sted Tenant Owners Corp. (Loan No. 26)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(9) Junior Liens	406 West 46th Street Corp. (Loan No. 29)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(9) Junior Liens	Forest Green Apt. Corp. (Loan No. 14) 100 Park Terrace West Owners Corp. (Loan No. 25)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
(9) Junior Liens	3215 Owners, Ltd. (Loan No. 28)

The referenced Mortgaged Property is encumbered by a

subordinate credit line mortgage in the original principal

amount of $500,000.00; as of the Cut-off Date, advances

in the amount of $82,050 have been made under such

subordinate credit line mortgage.

(9) Junior Liens	Mercer Square Owners Corp. (Loan No. 7)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $2,900,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(18) Insurance	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 7, 14, 21, 25, 26, 27, 28, 29, 30).	The Mortgage Loan documents evidencing the Mortgage Loans sold to the trust by National Cooperative Bank, N.A. and secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.
(18) Insurance	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc. (Loan No. 27)	The business interruption or rental loss insurance for the referenced Mortgaged Property covers a period of less than 12 months.
(28) Recourse Obligations	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 7, 14, 21, 25, 26, 27, 28, 29, 30).	All of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A.
(30) Financial Reporting and Rent Rolls	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 7, 14, 21, 25, 26, 27, 28, 29, 30).	The Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.
(31) Acts of Terrorism Exclusion	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank,	The related Mortgage Loan documents evidencing the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. do not contain an express requirement indicating that if TRIPRA or a similar or
D-2-14

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	N.A. (Loan Nos. 7, 14, 21, 25, 26, 27, 28, 29, 30).	subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(32) Due on Sale Encumbrance	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 7, 14, 21, 25, 26, 27, 28, 29, 30).	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
(33) Single Purpose Entity	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 7, 14, 21, 25, 26, 27, 28, 29, 30).	The Mortgagors under the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. are not Single-Purpose Entities.
(36) Ground Leases	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc. (Loan No. 27)	The Ground Lease does expressly state that the holder of the Mortgage Loan, and its successors and assigns, may assign the Ground Lease without the consent of the lessor.
(36) Ground Leases	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc. (Loan No. 27)	The Ground Lease does not make specific reference to restoration rights or obligations following a condemnation.
(36) Ground Leases	Hilltop Village Cooperative #One, Inc. a/k/a Hilltop Village Cooperative #1, Inc. (Loan No. 27)	The Ground Lease requires the ground lessor to enter into a new ground lease with the Mortgagee upon termination of the Ground Lease, but does not specifically require the ground lessor to enter into a new lease if the Ground Lease is rejected in a bankruptcy proceeding.
(43) Environmental Conditions	Warminster Heights Home Ownership Association, Inc. (Loan No. 21)	With respect to the referenced Mortgaged Property, the related Phase I environmental site assessment report disclosed that an owner of certain property adjacent to the south of the Mortgaged Property, The Fisher & Porter Company (“F&P”), is the responsible party with respect to certain volatile organic compounds, specifically trichloroethylene and perchloroethylene, that were detected in local groundwater in 1979. The delineated plume area extends from the F&P property to the north and impacts/underlies the Mortgaged Property. The contamination plume is being investigated, monitored and remediated by F&P, as the responsible party, with the oversight of the United States Environmental Protection Agency (“EPA”). The EPA concluded the remedial actions implemented are protective of human health and the environment based on the following: (1) the most highly contaminated groundwater is being extracted and treated at the source area; (2) the downgradient plume is located in an area that has no current drinking water wells and that has local regulations prohibiting new drinking water wells; (3) the results from the vapor intrusion studies indicate that there is no current unacceptable exposure to airborne
D-2-15

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
contaminants; and (4) surface water sampling has indicated that there is no significant impacts from either the treated discharge or any potential groundwater discharge. The EPA will continue to require that F&P sample the downgradient plume every five years to confirm the extent of the groundwater contamination; collect monthly samples from the extraction wells and submit the results to EPA for review in quarterly reports; and monitor the potential for vapor intrusion. The next five-year review is scheduled for 2024. Although the groundwater impacts that have been identified beneath the Mortgaged Property from the adjacent F&P property are a “recognized environmental condition,” the Mortgaged Property is neither the source nor a responsible party to the contamination. However, the Mortgage Loan Seller did not determine whether F&P has financial resources reasonably estimated to be adequate to address the situation.
(47) Cross-Collateralization	264 W. 22 St. Owners, Inc. (Loan No. 30)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $100,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(47) Cross-Collateralization	Sted Tenant Owners Corp. (Loan No. 26)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(47) Cross-Collateralization	406 West 46th Street Corp. (Loan No. 29)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(47) Cross-Collateralization	Forest Green Apt. Corp. (Loan No. 14) 100 Park Terrace West Owners Corp. (Loan No. 25)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
(47) Cross-Collateralization	3215 Owners, Ltd. (Loan No. 28)

The referenced Mortgaged Property is encumbered by a

subordinate credit line mortgage in the original principal

amount of $500,000.00 that is cross-defaulted with the

corresponding referenced Mortgage Loan; as of the Cut-off

Date, advances in the amount of $82,050 have been made

under such subordinate credit line mortgage.

(47) Cross-Collateralization	Mercer Square Owners Corp. (Loan No. 7)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $2,900,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
D-2-16

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(26) Local Law Compliance	Dallas Market Center (Loan No. 13)	The related zoning report was unable to verify whether there are any outstanding building, fire or zoning code violations at the Mortgaged Property. The Mortgage Loan documents provide recourse for the Mortgagor’s failure to obtain acceptable building, fire and zoning code reports.
(28) Recourse Obligations	Arizona Grand Resort and Spa (Loan No. 9)	The Mortgage Loan documents do not provide recourse for misapplication of rents, insurance proceeds or condemnation awards.
(29) Mortgage Releases	All GSMC Mortgage Loans (Loan Nos. 8, 9, 13, 15)	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagors may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(33) Single-Purpose Entity	Arizona Grand Resort and Spa (Loan No. 9)	The Mortgagor is a recycled entity that previously owned an adjacent parcel of property that contains condominium units that are not a part of the collateral for the Mortgage Loan. The previously owned property is covered by the environmental indemnity agreement. In addition, the Mortgagor previously (i) administered the condominium units at the adjacent property, but has since delegated that role to the related property manager and (ii) owned a subsidiary gift card entity, which was dissolved in 2015.
(33) Single-Purpose Entity	Dallas Market Center (Loan No. 13)	An entity merged into one of the related Mortgagors (i.e., International Trade Plaza 2015, L.P., which was merged into the Mortgagor known as WTC-Trade Mart 2015, L.P. as of the origination date) previously owned 100% of the membership interest in an entity that owned certain property adjacent to the Mortgaged Property. Such membership interest was transferred to an affiliate of the Mortgagor prior to the origination of the Mortgage Loan.
(36) Ground Leases	Arizona Grand Resort and Spa (Loan No. 9)

A portion of the Mortgaged Property (approximately 27 acres of the golf course at the related resort) is leased from the City of Phoenix pursuant to a Ground Lease that does not comply with Representation and Warranty No. 36 with respect to:

(i)  clause (b), as although the Mortgagee’s consent is generally required for any amendment, modification or termination of the Ground Lease, the Ground Lease provides that it may be rescinded by the ground lessor without the consent of the Mortgagee if any judicial or administrative action places the ground lessor in substantial jeopardy of forfeiting title to any part of “South Mountain Park” against its will and the Ground Lessor rescinds the ordinance that authorized the ground lessor to enter into the Ground Lease, or if any judicial action or decision results in preventing either or both parties from exchanging or leasing the leased premises under the Ground Lease.

(ii)  clause (j), as the Ground Lease is silent as to casualty proceeds.

(iii)  clause (k), as the Ground Lease is silent as to casualty proceeds.

(iv)  clause (l), as although the Ground Lease provides that the ground lessor will enter into a new ground lease if the Ground Lease is terminated due to an event of default or rejection in bankruptcy, it does not say “for any reason.”

D-2-17

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(15) Actions Concerning Mortgage Loan	Atkinson Portfolio (Loan No. 17) Wells & Carmen (Loan No. 23)	The related borrower sponsor and non-recourse carveout guarantor and his affiliated property management company (collectively, the “Defendants”) are defendants to a civil action filed by the State of Wisconsin (the “State”) in November 2021 alleging that the Defendants regularly violated certain state trade, consumer protection and landlord-tenant laws across the portfolio of multifamily properties owned and/or managed by the Defendants (which may include the related Mortgaged Properties) through a pattern of conduct that included, among other things, (i) including prohibited provisions in their rental agreements, such as (x) requiring tenants to pay attorney fees or costs incurred by the landlord in any legal action or dispute arising under the rental agreement, (y) waiving landlord liability for property damage or negligent acts or omissions of the landlord and (z) waiving the landlord’s statutory duty to maintain appliances furnished with the related premises, (ii) failure to return security deposits or unauthorized security deposit deductions, (iii) unauthorized entry into units without giving required notice or obtaining tenant consent for the purpose of making non-emergency alterations to the related premises, (iv) constructive eviction of tenants by the way the Defendants conducted renovation projects of newly acquired buildings, including blocking tenant access to dwellings, changing locks to doors, leaving hazards in walkways and creating unreasonable noise and air pollution, (v) confiscating personal property through seizing tenant property during the related tenancy and disposing of the property without permission or agreement from the tenant, (vi) charging late fees not authorized by the related rental agreement and (vii) fraudulent representations to tenants, including telling tenants before and after the date the Defendants took over new buildings that the Defendants had purchased that the related tenant had 30 days to vacate their apartment even if they had a valid rental agreement for longer (collectively, the “Violations”). The State is seeking, among other things, that the Defendants (i) pay restitution to affected consumers suffering pecuniary losses because of the Violations, (ii) pay penalties of generally between $100 and $10,000 for each individual Violation (provided that the State has not pleaded with particularity the number of individual Violations), plus all applicable penalty charges and surcharges, (iii) are enjoined from further Violations and (iv) pay the State the expenses of investigation and prosecution, including attorney’s fees, relating to enforcement of the Violations.
(29) Mortgage Releases	All SGFC Mortgage Loans (Loan Nos. 17 and 23)	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(33) Single-Purpose Entity	Atkinson Portfolio (Loan No. 17) Wells & Carmen (Loan No. 23)	Neither the Mortgagor’s organization documents nor the Mortgage Loan documents require compliance, and the Mortgagor’s operations do not comply, with all of the separateness covenants required for it to be a Single-Purpose Entity; however, the Mortgagor has agreed to certain fundamental covenants, such as owning no other properties (other than the Mortgaged Properties that are collateral for the Mortgage Loan) and incurring no other debt (other than the Mortgage Loan and customary trade
D-2-18

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
payables in compliance with the terms of the Mortgage Loan documents). In order to mitigate the risks associated with the foregoing, the guarantor (who has an approximate net worth and liquidity of $1,026,844,321 and $94,434,037, respectively) has agreed to be liable on a recourse basis (in addition to the standard recourse provisions) for (i) any losses suffered by the lender resulting from the Mortgagor’s failure to be a fully compliant Single-Purpose Entity, and (ii) the full amount of the debt in the event (x) the Mortgagor is substantively consolidated in a bankruptcy proceeding with any other person or entity, and/or (y) the Mortgagor’s failure to be, and at all times have been, a fully compliant Single-Purpose Entity is cited as a material factor in any involuntary bankruptcy proceeding.

D-2-19

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
September 2024	15,597,000.00
October 2024	15,597,000.00
November 2024	15,597,000.00
December 2024	15,597,000.00
January 2025	15,597,000.00
February 2025	15,597,000.00
March 2025	15,597,000.00
April 2025	15,597,000.00
May 2025	15,597,000.00
June 2025	15,597,000.00
July 2025	15,597,000.00
August 2025	15,597,000.00
September 2025	15,597,000.00
October 2025	15,597,000.00
November 2025	15,597,000.00
December 2025	15,597,000.00
January 2026	15,597,000.00
February 2026	15,597,000.00
March 2026	15,597,000.00
April 2026	15,597,000.00
May 2026	15,597,000.00
June 2026	15,597,000.00
July 2026	15,597,000.00
August 2026	15,597,000.00
September 2026	15,597,000.00
October 2026	15,597,000.00
November 2026	15,597,000.00
December 2026	15,597,000.00
January 2027	15,597,000.00
February 2027	15,597,000.00
March 2027	15,597,000.00
April 2027	15,597,000.00
May 2027	15,597,000.00
June 2027	15,597,000.00
July 2027	15,597,000.00
August 2027	15,597,000.00
September 2027	15,597,000.00
October 2027	15,597,000.00
November 2027	15,597,000.00
December 2027	15,597,000.00
January 2028	15,597,000.00
February 2028	15,597,000.00
March 2028	15,597,000.00
April 2028	15,597,000.00
May 2028	15,597,000.00
June 2028	15,597,000.00
July 2028	15,597,000.00
August 2028	15,597,000.00
September 2028	15,597,000.00
October 2028	15,597,000.00
November 2028	15,597,000.00
December 2028	15,597,000.00
January 2029	15,597,000.00
February 2029	15,597,000.00
March 2029	15,597,000.00
April 2029	15,597,000.00
May 2029	15,597,000.00
June 2029	15,597,000.00
July 2029	15,597,000.00
August 2029	15,596,728.44
September 2029	15,386,776.62
October 2029	15,135,620.43

Distribution Date	Class A-SB Planned Principal Balance ($)
November 2029	14,923,037.55
December 2029	14,669,320.60
January 2030	14,454,076.93
February 2030	14,237,606.19
March 2030	13,900,513.09
April 2030	13,680,878.78
May 2030	13,420,298.78
June 2030	13,197,923.99
July 2030	12,934,676.74
August 2030	12,709,530.51
September 2030	12,483,100.49
October 2030	12,215,906.36
November 2030	11,986,659.10
December 2030	11,716,723.00
January 2031	11,484,626.67
February 2031	11,251,206.77
March 2031	10,898,717.09
April 2031	10,661,948.39
May 2031	10,384,691.79
June 2031	10,144,989.00
July 2031	9,864,876.69
August 2031	9,622,206.65
September 2031	9,378,152.47
October 2031	9,093,805.03
November 2031	8,846,734.44
December 2031	8,559,451.17
January 2032	8,309,330.08
February 2032	8,057,782.19
March 2032	7,727,483.15
April 2032	7,472,611.25
May 2032	7,177,735.08
June 2032	6,919,724.50
July 2032	6,621,793.50
August 2032	6,360,608.77
September 2032	6,097,933.86
October 2032	5,795,463.14
November 2032	5,529,561.37
December 2032	5,223,950.00
January 2033	4,954,784.90
February 2033	4,684,083.91
March 2033	4,297,728.12
April 2033	4,023,270.83
May 2033	3,709,332.48
June 2033	3,431,515.11
July 2033	3,114,306.44
August 2033	2,833,091.01
September 2033	2,550,270.63
October 2033	2,228,192.61
November 2033	1,941,917.62
December 2033	1,616,477.27
January 2034	1,326,708.62
February 2034	1,035,286.02
March 2034	630,106.70
April 2034	334,701.22
May 2034	374.27
June 2034 and thereafter	0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	28
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	181
Transaction Parties	268
Credit Risk Retention	355
Description of the Certificates	372
Description of the Mortgage Loan Purchase Agreements	414
Pooling and Servicing Agreement	425
Certain Legal Aspects of Mortgage Loans	556
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	576
Pending Legal Proceedings Involving Transaction Parties	579
Use of Proceeds	579
Yield and Maturity Considerations	579
Material Federal Income Tax Considerations	592
Certain State and Local Tax Considerations	605
Method of Distribution (Conflicts of Interest)	606
Incorporation of Certain Information by Reference	609
Where You Can Find More Information	610
Financial Information	610
Certain ERISA Considerations	610
Legal Investment	615
Legal Matters	616
Ratings	616
Index of Defined Terms	619

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$652,381,000
(Approximate)

WELLS FARGO COMMERCIAL
MORTGAGE SECURITIES,
INC.

Depositor

WELLS FARGO COMMERCIAL
MORTGAGE TRUST 2024-
C63

Issuing Entity

Commercial Mortgage Pass-
Through Certificates,
Series 2024-C63

Class A-1	$9,518,000
Class A-3	$65,000,000
Class A-SB	$15,597,000
Class A-4	$0	-
	$200,000,000
Class A-5	$209,657,000	-
	$409,657,000
Class X-A	$499,772,000
Class X-B	$152,609,000
Class A-S	$101,739,000
Class B	$32,128,000
Class C	$18,742,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

Goldman Sachs & Co. LLC
Co-Lead Manager and Joint Bookrunner

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton
Co-Manager

Siebert Williams Shank
Co-Manager

August [_], 2024